EXHIBIT 4.1

================================================================================




              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                  as Depositor,


                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.,
                           as General Master Servicer,



                             ARCAP SERVICING, INC.,
                          as General Special Servicer,



                                    NCB, FSB,
                           as NCBFSB Master Servicer,


                       NATIONAL CONSUMER COOPERATIVE BANK,
                           as Co-op Special Servicer,


                                       and


                        WELLS FARGO BANK MINNESOTA, N.A.,
                                   as Trustee,


                         POOLING AND SERVICING AGREEMENT



                            Dated as of June 1, 2003



                                 $1,764,825,640


                  Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3




================================================================================

                              TABLE OF CONTENTS



                                  ARTICLE I

                DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                       CERTAIN CALCULATIONS IN RESPECT
                             OF THE MORTGAGE POOL

Section 1.01  Defined Terms...................................................
Section 1.02  General Interpretive Principles.................................
Section 1.03  Certain Calculations in Respect of the Mortgage Pool............
Section 1.04  Cross-Collateralized Mortgage Loans.............................
Section 1.05  Certain Matters with Respect to the 622 Third Avenue Loan and the Washington Center Loan.................................


                                  ARTICLE II

    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL ISSUANCE OF UNCERTIFICATED LOWER-TIER INTERESTS AND 622 THIRD AVENUE LOAN
              REMIC REGULAR INTERESTS; EXEcUTION OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans....................................
Section 2.02  Acceptance of Mortgage Assets by Trustee........................
Section 2.03  Certain Repurchases and Substitutions of Mortgage Loans
               by the Mortgage Loan Sellers or the Column Performance
               Guarantor......................................................
Section 2.04  Representations and Warranties of the Depositor.................
Section 2.05  Representations and Warranties of the General Master
               Servicer.......................................................
Section 2.06  Representations and Warranties of the General Special
               Servicer.......................................................
Section 2.07  Representations and Warranties of the NCBFSB Master
               Servicer.......................................................
Section 2.08  Representations and Warranties of the Co-op Special
               Servicer.......................................................
Section 2.09  Representations, Warranties and Covenants of the Trustee........
Section 2.10  Issuance of 622 Third Avenue Loan REMIC Regular and
               Residual Interests; Issuance of Uncertificated
               Lower-Tier Interests; Execution of Certificates................
Section 2.11  Acceptance of Grantor Trust by Trustee; Issuance of the
               Class V Certificates...........................................


                                 ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  General Provisions..............................................
Section 3.02  Collection of Mortgage Loan Payments............................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts; Reserve Accounts...........................
Section 3.04  Collection Accounts, Distribution Account, Interest
               Reserve Account and Excess Liquidation Proceeds Account........
Section 3.05  Permitted Withdrawals From the Collection Accounts, the
               Distribution Account, the Interest Reserve Account and
               the Excess Liquidation Proceeds Account........................
Section 3.06  Investment of Funds in the Accounts.............................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage..........................................
Section 3.08  Enforcement of Alienation Clauses...............................
Section 3.09  Realization Upon Defaulted Mortgage Loans.......................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files.................
Section 3.11  Master Servicing and Special Servicing Compensation;
               Interest on and Reimbursement of Servicing Advances;
               Payment of Certain Expenses; Obligations of the Trustee
               and any Fiscal Agent Regarding Back-up Servicing Advances......
Section 3.12  Property Inspections; Collection of Financial Statements;
               Delivery of Certain Reports....................................
Section 3.13  Annual Statement as to Compliance...............................
Section 3.14  Reports by Independent Public Accountants.......................
Section 3.15  Access to Certain Information...................................
Section 3.16  Title to REO Property; REO Account..............................
Section 3.17  Management of REO Property......................................
Section 3.18  Fair Value Option; Sale of REO Properties.......................
Section 3.19  Additional Obligations of Master Servicers and the
               Special Servicers..............................................
Section 3.20  Modifications, Waivers, Amendments and Consents.................
Section 3.21  Transfer of Servicing Between Applicable Master Servicer
               and Applicable Special Servicer; Record Keeping................
Section 3.22  Sub-Servicing Agreements........................................
Section 3.23  Controlling Class Representative................................
Section 3.24  Certain Rights and Powers of the Controlling Class
               Representative.................................................
Section 3.25  Replacement of Special Servicers................................
Section 3.26  Application of Default Charges..................................
Section 3.27  Rights of the Holder of the 622 Third Avenue B Loan and
               the Holders of the Washington Center Junior Loans..............
Section 3.28  Servicing of the 622 Third Avenue Non-Pooled Portion............
Section 3.29  Washington Center Purchase Option and Cure Rights...............


                                  ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01  Distributions...................................................
Section 4.02  Statements to Certificateholders; Certain Other Reports.........
Section 4.03  P&I Advances....................................................
Section 4.04  Allocation of Collateral Support Deficit........................
Section 4.05  Calculations....................................................


                                  ARTICLE V

                               THE CERTIFICATES

Section 5.01  The Certificates................................................
Section 5.02  Registration of Transfer and Exchange of Certificates...........
Section 5.03  Book-Entry Certificates.........................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates...............
Section 5.05  Persons Deemed Owners...........................................
Section 5.06  Certification by Certificateholders and Certificate Owners......


                                  ARTICLE VI

                   THE DEPOSITOR, THE MASTER SERVICERS AND
                            THE SPECIAL SERVICERS

Section 6.01  Liability of the Depositor, the Master Servicers and the
               Special Servicers..............................................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Master Servicers or the Special Servicers......................
Section 6.03  Limitation on Liability of the Depositor, the Master
               Servicers and the Special Servicers............................
Section 6.04  Resignation of Master Servicers and Special Servicers...........
Section 6.05  Rights of the Depositor and the Trustee in Respect of the
               Master Servicers and the Special Servicers.....................
Section 6.06  Master Servicers or Special Servicers as Owner of a
               Certificate....................................................


                                 ARTICLE VII

                                   DEFAULT

Section 7.01  Events of Default...............................................
Section 7.02  Trustee to Act; Appointment of Successor........................
Section 7.03  Notification to Certificateholders..............................
Section 7.04  Waiver of Events of Default.....................................
Section 7.05  Additional Remedies of Trustee Upon Event of Default............
Section 7.06  Replacement of Great Lakes Crossing Special Servicer............


                                 ARTICLE VIII

                                 THE TRUSTEE

Section 8.01  Duties of Trustee...............................................
Section 8.02  Certain Matters Affecting the Trustee...........................
Section 8.03  Trustee and Fiscal Agent not Liable for Validity or
               Sufficiency of Certificates or Mortgage Loans..................
Section 8.04  Trustee and Fiscal Agent May Own Certificates...................
Section 8.05  Fees and Expenses of Trustee; Indemnification of and by
               Trustee and Fiscal Agent.......................................
Section 8.06  Eligibility Requirements for Trustee............................
Section 8.07  Resignation and Removal of Trustee..............................
Section 8.08  Successor Trustee...............................................
Section 8.09  Merger or Consolidation of Trustee..............................
Section 8.10  Appointment of Co-Trustee or Separate Trustee...................
Section 8.11  Appointment of Custodians.......................................
Section 8.12  Access to Certain Information...................................
Section 8.13  Appointment of Fiscal Agent.....................................
Section 8.14  Filings with the Securities and Exchange Commission.............


                                  ARTICLE IX

                                 TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans.................................................
Section 9.02  Additional Termination Requirements.............................
Section 9.03  Great Lakes Crossing REO Property...............................


                                  ARTICLE X

                          ADDITIONAL TAX PROVISIONS

Section 10.01 REMIC Administration............................................
Section 10.02 Grantor Trust Reporting.........................................


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.......................................................
Section 11.02 Recordation of Agreement; Counterparts..........................
Section 11.03 Limitation on Rights of Certificateholders, B Loan
               Holders and Washington Center Junior Holders...................
Section 11.04 Governing Law...................................................
Section 11.05 Notices.........................................................
Section 11.06 Severability of Provisions......................................
Section 11.07 Successors and Assigns; Beneficiaries...........................
Section 11.08 Article and Section Headings....................................
Section 11.09 Notices to and from the Rating Agencies and the Depositor.......
Section 11.10 Notices to Controlling Class Representative.....................
Section 11.11 Complete Agreement..............................................


                                 ARTICLE XII

               SERVICING OF THE GREAT LAKES CROSSING LOAN GROUP
      FOLLOWING A GREAT LAKES CROSSING CHANGE OF SERVICING CONTROL EVENT

Section 12.01 General.........................................................
Section 12.02 Collection of Loan Payments.....................................
Section 12.03 Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts.............................................
Section 12.04 Great Lakes Crossing Custodial Account..........................
Section 12.05 Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage..........................................
Section 12.06 Enforcement of Due-on-Sale and Due-on-Encumbrance
               Clauses; Assumption Agreements; Defeasance Provisions;
               Other Provisions...............................................
Section 12.07 Realization Upon Defaulted Mortgage Loans.......................
Section 12.08 Mortgage Loan Documents.........................................
Section 12.09 Servicing Compensation..........................................
Section 12.10 Reports and Statements..........................................
Section 12.11 Annual Statement as to Compliance; Reports by Independent
               Public Accountants; Access to Certain Information..............
Section 12.12 Great Lakes Crossing REO Property...............................
Section 12.13 Modifications, Waivers, Amendments and Consents;
               Inspections; Appraisals; Lock-Box Accounts and Servicing
               Accounts; and Other Additional Obligations.....................
Section 12.14 Transfer of Servicing Between Master Servicer and Special
               Servicer; Record Keeping; Asset Status Report..................
Section 12.15 Sub-Servicing...................................................
Section 12.16 P&I Advances....................................................
Section 12.17 Limitation on Liability; Certain Indemnities....................
Section 12.18 Events of Default...............................................
Section 12.19 Amendments to the Series 2003-CK2 PSA...........................

                                   EXHIBITS

EXHIBIT A-1       Form of Class A-SP, Class A-X and Class A-Y Certificates
EXHIBIT A-2       Form of Class A-1, Class A-2, Class A-3, Class A-4, Class
                  A-5, Class B, Class C, Class D and Class E Certificates
EXHIBIT A-3       Form of Class F, Class G, Class H, Class J, Class K, Class
                  L, Class M, Class N, Class O and Class P Certificates
EXHIBIT A-4       Form of Class V Certificates
EXHIBIT A-5       Form of Class R Certificates
EXHIBIT A-6       Form of Class 622 Participation Certificates
EXHIBIT B-1A      Schedule of Column Mortgage Loans
EXHIBIT B-1B      Schedule of KeyBank Mortgage Loans
EXHIBIT B-1C      Schedule of NCBFSB Mortgage Loans
EXHIBIT B-1D      Schedule of PNC Mortgage Loans
EXHIBIT B-1E      Schedule of Eurohypo Loans
EXHIBIT B-2       Schedule of Exceptions to Mortgage File Delivery
EXHIBIT B-3       Form of Custodial Certification
EXHIBIT B-4       Schedule of Mortgage Loans Covered by Environmental
                  Insurance
EXHIBIT B-5       Schedule of Initial LTV Co-op Basis
EXHIBIT B-6       Schedule of Reference Rates
EXHIBIT C         Letters of Representations Among Depositor, Trustee and
                  Initial Depository
EXHIBIT D-1       Form of Master Servicer Request for Release
EXHIBIT D-2       Form of Special Servicer Request for Release
EXHIBIT E-1       Form of Trustee Report
EXHIBIT E-2       Form of CMSA Servicer Watch List Criteria for Co-op
                  Mortgage Loans
EXHIBIT E-3       Controlling Class Representative's Reports Checklist
EXHIBIT E-4       Form of Payments Received after Determination Date Report
EXHIBIT E-5       Form of Mortgage Loans Delinquent Report
EXHIBIT F-1A      Form I of Transferor Certificate for Transfers of
                  Non-Registered Certificates Held in Physical Form
EXHIBIT F-1B      Form II of Transferor Certificate for Transfers of
                  Non-Registered Certificates Held in Physical Form
EXHIBIT F-1C      Form of Transferor Certificate for Certain Transfers of
                  Interests in Rule 144A Global Certificates
EXHIBIT F-1D      Form of Transferor Certificate for Certain Transfers of
                  Interests in Regulation S Global Certificates
EXHIBIT F-2A      Form I of Transferee Certificate for Transfers of
                  Non-Registered Certificates Held in Physical Form
EXHIBIT F-2B      Form II of Transferee Certificate for Transfers of
                  Non-Registered Certificates Held in Physical Form
EXHIBIT F-2C      Form of Transferee Certificate for Certain Transfers of
                  Interests in Rule 144A Global Certificates
EXHIBIT F-2D      Form of Transferee Certificate for Certain Transfers of
                  Interests in Regulation S Global Certificates
EXHIBIT F-3A      Form of Transferor Certificate for Transfer of the Excess
                  Servicing Fee Rights
EXHIBIT F-3B      Form of Transferee Certificate for Transfer of the Excess
                  Servicing Fee Rights
EXHIBIT G-1       Form of Transferee Certificate in Connection with ERISA
                  (Non-Registered Certificates and Non-Investment Grade
                  Certificates Held in Physical Form)
EXHIBIT G-2       Form of Transferee Certificate in Connection with ERISA
                  (Non-Registered Certificates Held in Book-Entry Form)
EXHIBIT H-1       Form of Transfer Affidavit and Agreement for Transfers of
                  Class R Certificates
EXHIBIT H-2       Form of Transferor Certificate for Transfers of Class R
                  Certificates
EXHIBIT I-1       Form of Notice and Acknowledgment Concerning Replacement of
                  a Special Servicer
EXHIBIT I-2       Form of Acknowledgment of a Proposed Special Servicer
EXHIBIT J         Form of UCC-1 Financing Statement
EXHIBIT K-1       Information Request from Certificateholder or Certificate
                  Owner
EXHIBIT K-2       Information Request from Prospective Investor
EXHIBIT L         Schedule of Designated Sub-Servicers
EXHIBIT M         Form of Subordination Agreement for NCBFSB Subordinate Debt
EXHIBIT N         Form of S&P Defeasance Certification
EXHIBIT O         ARCap Naming Convention for Electronic File Delivery
EXHIBIT P         Form of Sarbanes-Oxley Certification
EXHIBIT Q-1       Form of Purchase Option  Assignment by Majority  Controlling
                  Class Certificateholders
EXHIBIT Q-2       Form of Purchase Option Assignment by the applicable
                  Special Servicer

SCHEDULE I        Reference Rates

            This Pooling and Servicing Agreement is dated and effective as of June 1, 2003, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. as Depositor, KEYCORP REAL ESTATE CAPITAL MARKETS, INC., as General Master Servicer, ARCAP SERVICING, INC., as General Special Servicer, NCB, FSB, as NCBFSB Master Servicer, NATIONAL CONSUMER COOPERATIVE BANK, as Co-op Special Servicer and WELLS FARGO BANK MINNESOTA, N.A. as Trustee.

                             PRELIMINARY STATEMENT:

            Column Financial, Inc. (together with its successors in interest, "Column") has sold to Credit Suisse First Boston Mortgage Securities Corp. (together with its successors in interest, the "Depositor"), pursuant to the Mortgage Loan Purchase Agreement dated as of June 1, 2003 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1A (such mortgage loans, the "Original Column Mortgage Loans").

            KeyBank National Association (together with its successors in interest, "KeyBank") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of June 1, 2003 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1B (such mortgage loans, the "Original KeyBank Mortgage Loans").

            NCB, FSB (together with its successors in interest, "NCBFSB") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of June 1, 2003 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "NCBFSB Mortgage Loan Purchase Agreement"), between NCBFSB as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1C (such mortgage loans, the "Original NCBFSB Mortgage Loans").

            PNC Bank, National Association (together with its successors in interest, "PNC") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of June 1, 2003 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "PNC Mortgage Loan Purchase Agreement"), between PNC as seller and the Depositor as purchaser, those mortgage loans initially identified on the schedule attached hereto as Exhibit B-1D (such mortgage loans, the "Original PNC Mortgage Loans").

            Eurohypo AG (together with its successors in interest, "Eurohypo") has sold to the Depositor, pursuant to the Mortgage Loan Purchase Agreement dated as of June 1, 2003 (as such may from time to time hereafter be amended, modified, supplemented and/or restated, the "Eurohypo Mortgage Loan Purchase Agreement"), between Eurohypo as seller and the Depositor as purchaser, the mortgage loan initially identified on the schedule attached hereto as Exhibit B-1E (such mortgage loan, the "Original Eurohypo Mortgage Loan").

            The Depositor desires, among other things, to: (i) establish a trust fund, consisting primarily of the Original Column Mortgage Loans, the Original KeyBank Mortgage Loans, the Original Eurohypo Mortgage Loan, the Original NCBFSB Mortgage Loans and the Original PNC Mortgage Loans (collectively, the "Original Mortgage Loans") and certain related rights, funds and property; (ii) cause the issuance of mortgage pass-through certificates in multiple classes, which certificates will, in the aggregate, evidence the entire beneficial ownership interest in such trust fund; and (iii) provide for the servicing and administration of the mortgage loans, including the Original Mortgage Loans, and the other assets that from time to time constitute part of such trust fund.

            Wells Fargo Bank Minnesota, N.A. (together with its successors in interest, "Wells Fargo") desires to act as "Trustee" hereunder; KeyCorp Real Estate Capital Markets, Inc. (together with its successors in interest, "KRECM") desires to act as "General Master Servicer" hereunder; ARCap Servicing, Inc. (together with its successors in interest, "ARCap") desires to act as "General Special Servicer" hereunder; NCBFSB desires to act as "NCBFSB Master Servicer" hereunder; and National Consumer Cooperative Bank desires to act as "Co-op Special Servicer" hereunder.

            As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC, the Lower-Tier REMIC and the 622 Third Avenue Loan REMIC (each as defined herein) be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC").

            As further provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the 622 Third Avenue Loan and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "622 Third Avenue Loan REMIC." The 622 Third Avenue Loan REMIC Regular Interests (as defined herein) will evidence the "regular interests" in the 622 Third Avenue Loan REMIC and will be held as assets of the Lower-Tier REMIC. The sole class of "residual interests" in the 622 Third Avenue Loan REMIC created hereunder will be the 622 Third Avenue Loan REMIC Residual Interest and will be evidenced by the Class LR Certificates.

            As further provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Mortgage Loans (other than the 622 Third Avenue Loan) and the 622 Third Avenue Loan REMIC Regular Interests and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Lower-Tier REMIC." The Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-5-1, Class LA-5-2, Class LB, Class LC, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LF-1, Class LF-2, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP, Class LY, Class L622-A, Class L622-B, Class L622-C, Class L622-D, Class L622-E and Class L622-F Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC (the "Uncertificated Lower-Tier Interests") created hereunder. The sole class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

            As further provided herein, the Trustee shall elect to treat the segregated pool of assets consisting of the Uncertificated Lower-Tier Interests and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as the "Upper-Tier REMIC." The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-X, Class A-SP, Class A-Y, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and the Class 622-A, Class 622-B, Class 622-C, Class 622-D, Class 622-E and Class 622-F Participation Certificates will represent the "regular interests" in the Upper-Tier REMIC created hereunder. The sole class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates.

            The portion of the Trust Fund representing Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account shall be treated as a grantor trust under subpart E, Part I of subchapter J of the Code. The Class V Certificates will represent undivided beneficial interests in the portion of the Trust Fund consisting of the Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account. Additionally, the Trust Fund shall not include any B Loan, any interest of the holders of any B Loan (or the Washington Center Junior Loans) or any A/B Loan Pair Custodial Account.

            The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or notional balance ("Original Class Notional Amount"), as applicable, and the initial ratings given each Class (as indicated below) by the Rating Agencies (as defined herein) for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                                UPPER-TIER REMIC

--------------------------- ------------------------- ------------------------------------ ---------------------------

                                                       Original Certificate Balance (or,
                                                         in the case of the Class A-X,
                                                           Class A-SP and Class A-Y
                                                         Certificates, Original Class          Initial Ratings(1)
    Class Designation          Pass-Through Rate               Notional Amount)                Fitch/S&P/Moody's
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class A-1                           2.0790%                      $127,000,000                     AAA/AAA/Aaa
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class A-2                           2.8430%                      $214,000,000                     AAA/AAA/Aaa
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class A-3                           3.3820%                      $212,000,000                     AAA/AAA/Aaa
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class A-4                           3.7010%                       $55,000,000                     AAA/AAA/Aaa
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class A-5                           3.9360%                      $862,414,000                     AAA/AAA/Aaa
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class A-X                           0.1240%(2)                 $1,724,825,640(5)                  AAA/AAA/Aaa
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class A-SP                          1.9632%(3)                 $1,613,358,000(5)                  AAA/AAA/Aaa
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class A-Y                           1.0532%(4)                   $171,206,187(5)                  AAA/AAA/Aaa
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class B                             4.0520%                       $47,432,000                      AA/AA/Aa2
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class C                             4.0820%                       $19,405,000                     AA-/AA-/Aa3
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class D                             4.1310%                       $38,808,000                        A/A/A2
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class E                             4.1910%                       $19,405,000                       A-/A-/A3
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class F                             4.5180%(6)                    $19,404,000                    BBB+/BBB+/Baa1
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class G                             4.6170%(6)                    $12,936,000                     BBB/BBB/Baa2
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class H                             5.1610%(6)                    $19,404,000                    BBB-/BBB-/Baa3
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class J                             4.2310%(6)                    $19,405,000                     BB+/BB+/Ba1
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class K                             4.2310%(6)                    $12,936,000                      BB/BB/Ba2
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class L                             4.2310%(6)                     $6,468,000                     BB-/BB-/Ba3
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class M                             4.2310%(6)                    $10,780,000                       B+/B+/B1
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class N                             4.2310%(6)                     $2,156,000                        B/B/B2
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class O                             4.2310%(6)                     $4,312,000                       B-/B-/B3
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class P                             4.2310%(6)                    $21,560,640                       NR/NR/NR
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class 622-A                         4.4290%(7)                     $2,534,000                      BBB-/A/A3
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class 622-B                         4.4780%(8)                     $6,010,000                     BBB-/A-/Baa1
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class 622-C                         5.0090%(9)                     $6,009,000                    BBB-/BBB+/Baa2
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class 622-D                         5.6750%(10)                    $6,010,000                    BBB-/BBB/Baa3
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class 622-E                         6.7860%(11)                   $17,836,000                     BB/BBB-/Ba1
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class 622-F                         6.7860%(12)                    $1,601,000                     BB/BBB-/Ba2
--------------------------- ------------------------- ------------------------------------ ---------------------------
Class R                             None(13)                       None(13)
--------------------------- ------------------------- ------------------------------------ ---------------------------

(1) The Certificates marked "NR" have not been rated by the applicable Rating Agency.

(2)   The Class A-X Pass-Through Rate, as defined herein.

(3)   The Class A-SP Pass-Through Rate, as defined herein.

(4)   The Class A-Y Pass-Through Rate, as defined herein.

(5) Original Notional Balance. The Class A-X, Class A-SP and Class A-Y Certificates will not have a Class Principal Balance and will not be entitled to receive distributions of principal.

(6)   The lesser of the rate specified and the Weighted Average Net Mortgage
      Rate.

(7)   The Class 622-A Pass-Through Rate, as defined herein.

(8)   The Class 622-B Pass-Through Rate, as defined herein.

(9)   The Class 622-C Pass-Through Rate, as defined herein.

(10)  The Class 622-D Pass-Through Rate, as defined herein.

(11)  The Class 622-E Pass-Through Rate, as defined herein.

(12)  The Class 622-F Pass-Through Rate, as defined herein

(13) The Class R Certificates will not have a Class Principal Balance or Class Notional Amount, will bear interest or will be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amounts remaining in the Upper-Tier Distribution Account after all required distributions under this Agreement have been made to each other Class of Certificates will be distributed to the Holders of the Class R Certificates as owners of the residual interests in the Upper-Tier REMIC.

            The following table sets forth the Original Lower-Tier Principal Amounts or Original Class Notional Amounts, as applicable, and per annum rates of interest for the Uncertificated Lower-Tier Interests and the Class LR
Certificates:

                                LOWER-TIER REMIC

------------------- ----------------- ------------------------------------------

                                        Original Lower-Tier Principal Amount or
      Class           Interest Rate         Original Class Notional Amount
------------------- ----------------- ------------------------------------------
Class LA-1-1                (1)                       $14,446,000
------------------- ----------------- ------------------------------------------
Class LA-1-2                (1)                       $79,882,000
------------------- ----------------- ------------------------------------------
Class LA-1-3                (1)                       $32,672,000
------------------- ----------------- ------------------------------------------
Class LA-2-1                (1)                       $51,303,000
------------------- ----------------- ------------------------------------------
Class LA-2-2                (1)                       $79,545,000
------------------- ----------------- ------------------------------------------
Class LA-2-3                (1)                       $83,152,000
------------------- ----------------- ------------------------------------------
Class LA-3-1                (1)                      $168,524,000
------------------- ----------------- ------------------------------------------
Class LA-3-2                (1)                       $43,476,000
------------------- ----------------- ------------------------------------------
Class LA-4-1                (1)                       $22,200,000
------------------- ----------------- ------------------------------------------
Class LA-4-2                (1)                       $32,800,000
------------------- ----------------- ------------------------------------------
Class LA-5-1                (1)                      $133,634,000
------------------- ----------------- ------------------------------------------
Class LA-5-2                (1)                      $728,780,000
------------------- ----------------- ------------------------------------------
Class LB                    (1)                       $47,432,000
------------------- ----------------- ------------------------------------------
Class LC                    (1)                       $19,405,000
------------------- ----------------- ------------------------------------------
Class LD-1                  (1)                        $4,898,000
------------------- ----------------- ------------------------------------------
Class LD-2                  (1)                       $33,910,000
------------------- ----------------- ------------------------------------------
Class LE-1                  (1)                        $5,989,000
------------------- ----------------- ------------------------------------------
Class LE-2                  (1)                       $13,416,000
------------------- ----------------- ------------------------------------------
Class LF-1                  (1)                        $2,238,000
------------------- ----------------- ------------------------------------------
Class LF-2                  (1)                       $17,166,000
------------------- ----------------- ------------------------------------------
Class LG                    (1)                       $12,936,000
------------------- ----------------- ------------------------------------------
Class LH                    (1)                       $19,404,000
------------------- ----------------- ------------------------------------------
Class LJ                    (1)                       $19,405,000
------------------- ----------------- ------------------------------------------
Class LK                    (1)                       $12,936,000
------------------- ----------------- ------------------------------------------
Class LL                    (1)                        $6,468,000
------------------- ----------------- ------------------------------------------
Class LM                    (1)                       $10,780,000
------------------- ----------------- ------------------------------------------
Class LN                    (1)                        $2,156,000
------------------- ----------------- ------------------------------------------
Class LO                    (1)                        $4,312,000
------------------- ----------------- ------------------------------------------
Class LP                    (1)                       $21,560,640
------------------- ----------------- ------------------------------------------
Class LY                    (2)                        $2,534,000(2)
------------------- ----------------- ------------------------------------------
Class L622-A(3)             (3)                        $6,010,000
------------------- ----------------- ------------------------------------------
Class L622-B(3)             (3)                        $6,009,000
------------------- ----------------- ------------------------------------------
Class L622-C(3)             (3)                        $6,010,000
------------------- ----------------- ------------------------------------------
Class L622-D(3)             (3)                       $17,836,000
------------------- ----------------- ------------------------------------------
Class L622-E(3)             (3)                        $1,601,000
------------------- ----------------- ------------------------------------------
Class L622-F(3)             (3)                       $19,404,000
------------------- ----------------- ------------------------------------------
Class LR(4)               None(5)                            None(5)
------------------- ----------------- ------------------------------------------

(1) The interest rate of each of the indicated Classes of Uncertificated Lower-Tier Interests is the Weighted Average Net Mortgage Rate.

(2) The interest rate of the Class LY Uncertificated Interest will be the Class A-Y Pass-Through Rate. The Class LY Uncertificated Interest will not have a Class Principal Balance and will not be entitled to receive distributions of principal but will have the Original Class Notional Amount as shown above.

(3) The Class L622-A, Class L622-B, Class L622-C, Class L622-D, Class L622-E and Class L622-F Uncertificated Interests bear interest at a rate equal to the Class 622-A Pass-Through Rate, Class 622-B Pass-Through Rate, Class 622-C Pass-Through Rate, Class 622-D Pass-Through Rate, Class 622-E Pass-Through Rate and Class 622-F Pass-Through Rate, respectively.

(4)   In respect of the sole class of residual interests in the Lower-Tier
      REMIC.

(5) The Class LR Certificates will not have a Class Principal Balance or Class Notional Amount, will not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Distribution Amounts remaining in the Lower-Tier Distribution Account after distributing the Lower-Tier Distribution Amount on each Distribution Date shall be distributed to the Holders of the Class LR Certificates as owners of the residual interest in the Lower-Tier REMIC.

            The following table sets forth the principal amounts and per annum rates of interest for the 622 Third Avenue Loan REMIC Regular Interests and the Class LR Certificates:

                           622 THIRD AVENUE LOAN REMIC

      ----------------- ----------------- ------------------------------

           Class         Interest Rate          Principal Amount
      ----------------- ----------------- ------------------------------
             A                  (1)              $203,000,000(1)
      ----------------- ----------------- ------------------------------
             B                  (2)               $40,000,000(2)
      ----------------- ----------------- ------------------------------
           LR(3)            None(4)                      None(4)
      ----------------- ----------------- ------------------------------

-----------------

(1) The 622 Third Avenue Loan REMIC Regular Interest A shall have an interest rate and principal amount equal to the Net Mortgage Pass-Through Rate and Principal Amount of the 622 Third Avenue Pooled Portion.

(2) The 622 Third Avenue Loan REMIC Regular Interest B shall have an interest rate and principal amount equal to the Net Mortgage Pass-Through Rate and Principal Amount of the 622 Third Avenue Non-Pooled Portion.

(3) In respect of the sole class of residual interests in the 622 Third Avenue Loan REMIC.

(4) The Class LR Certificates will not have a Class Principal Balance or Class Notional Amount, will not bear interest and will not be entitled to distributions of Prepayment Premiums or Yield Maintenance Charges. Any Available Class 622 Distribution Amounts remaining in the 622 Third Avenue Loan REMIC Distribution Account after distributing the amounts distributable in respect of the 622 Third Avenue Loan REMIC Regular Interests on each Distribution Date shall be distributed to the Holders of the Class LR Certificates as owners of the residual interest in the 622 Third Avenue Loan REMIC.

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                  DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES;
                         CERTAIN CALCULATIONS IN RESPECT
                              OF THE MORTGAGE POOL

            Section 1.01 Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Section 1.01, subject to modification in accordance with Section 1.04.

            "30/360 Basis" shall mean the accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "30/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on a 30/360 Basis.

            "622 Principal Distribution Amount" shall mean, with respect to any Distribution Date, the portion of the Principal Distribution Amount attributable to the 622 Third Avenue Total Loan.

            "622 Non-Pooled Portion Principal Distribution Amount" shall mean, with respect to any Distribution Date, the portion of the 622 Principal Distribution Amount attributable to the 622 Third Avenue Non-Pooled Portion.

            "622 Third Avenue B Loan" shall mean the other mortgage loan that is not included in the Trust and that is subordinate in right of payment to the 622 Third Avenue Loan to the extent set forth in the 622 Third Avenue Intercreditor Agreement and that is secured by the same Mortgage on the same Mortgaged Property as such 622 Third Avenue Loan.

            "622 Third Avenue Collateral Support Deficit" shall have the meaning assigned thereto in Section 4.04.

            "622 Third Avenue Intercreditor Agreement" shall mean with respect to the 622 Third Avenue Total Loan, the intercreditor agreement entered into by and between the holders of the 622 Third Avenue Loan and the 622 Third Avenue B Loan relating to the relative rights of such holders.

            "622 Third Avenue Loan" shall mean, the Mortgage Loan known as the 622 Third Avenue Loan and designated as Loan No. 1 on the Mortgage Loan Schedule (including the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion), which Mortgage Loan is senior in right of payment to the related 622 Third Avenue B Loan to the extent set forth in the 622 Third Avenue Intercreditor Agreement.

            "622 Third Avenue Loan REMIC" shall mean, the REMIC constituted by the 622 Third Avenue Loan (exclusive of any Post-ARD Additional Interest), collections thereon, any REO Property acquired in respect thereof and amounts held from time to time in the Collection Account, the Interest Reserve Account or any REO Account in respect thereof, with respect to which the Trustee will make an election to be treated as a "real estate mortgage investment conduit" within the meaning of the REMIC Provisions.

            "622 Third Avenue Loan REMIC Distribution Account" shall mean the account, accounts or sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A. as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, 622 Third Avenue Loan REMIC Distribution Account." Any such account or accounts shall be an Eligible Account or a subaccount of an Eligible Account.

            "622 Third Avenue Loan REMIC Regular Interest" shall mean, each of the two uncertificated regular interests represented by the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion, viz., 622 Third Avenue Loan REMIC Regular Interest A and 622 Third Avenue REMIC Regular Interest B, respectively.

            "622 Third Avenue Loan REMIC Regular Interest A" shall mean the uncertificated regular interest in the 622 Third Avenue Loan REMIC corresponding to the 622 Third Avenue Pooled Portion.

            "622 Third Avenue Loan REMIC Regular Interest B" shall mean the uncertificated regular interest in the 622 Third Avenue Loan REMIC corresponding to the 622 Third Avenue Non-Pooled Portion.

            "622 Third Avenue Loan REMIC Residual Interest" shall mean, the sole class of "residual interest" in the 622 Third Avenue Loan REMIC, represented by the Class LR Certificates.

            "622 Third Avenue Non-Pooled Portion" shall mean, the portion of the 622 Third Avenue Loan, with a Stated Principal Balance as of the Cut-off Date of $40,000,000 subordinated to the 622 Third Avenue Pooled Portion, and a Mortgage Rate of 5.8874%. The Trustee as holder of the 622 Third Avenue Loan REMIC Regular Interest B and the Class L622 Uncertificated Interests and the holders of the Class 622 Participation Certificates will be entitled to receive all amounts payable with respect to the 622 Third Avenue Non-Pooled Portion.

            "622 Third Avenue Pooled Portion" shall mean, the portion of the 622 Third Avenue Loan, with a Stated Principal Balance as of the Cut-off Date of $203,000,000, senior to the 622 Third Avenue Non-Pooled Portion, and a Mortgage Rate of 5.9695%. The Trustee as holder of the 622 Third Avenue Loan REMIC Regular Interest A and the Uncertificated Lower-Tier Interests (other than the Class L622 Uncertificated Interests) and the holders of the Regular Certificates (other than the Class 622 Participation Certificates) will be entitled to receive all amounts payable with respect to the 622 Third Avenue Pooled Portion.

            "622 Third Avenue Total Loan" shall mean the 622 Third Avenue Loan and the related B Loan, collectively.

            "A Loan" shall mean with respect to an A/B Loan Pair, any of the Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as 100 East Pine Street and Northside Villas, with respect to the 622 Third Avenue Total Loan, the 622 Third Avenue Loan and with respect to the Washington Center Total Loan, the Washington Center Loan.

            "A Note" shall mean, with respect to any A Loan, the Mortgage Note included in the Trust, which is senior in right of payment to the related B Loan, if any, to the extent set forth in the related A/B Intercreditor Agreement.

            "A/B Intercreditor Agreement" shall mean, with respect to each A/B Loan Pair, the related intercreditor agreement to be entered into by and between the holder of the related A Loan and the B Loan Holder, as the same may be further amended from time to time in accordance with the terms thereof, or in the case of the Washington Center Total Loan, the related intercreditor agreement entered into among the initial holder of the Washington Center Loan and each Washington Center Junior Holder.

            "A/B Loan Pair" shall mean any A Loan together with the related B Loan or, in the case of the Washington Center Loan, the related A Loan together with the Washington Center Junior Loans.

            "A/B Loan Pair Custodial Account" shall mean each of the custodial sub-account(s) of the Collection Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to Section 3.04 on behalf of the Trustee in trust for the Certificateholders, the B Loan Holders and the Washington Center Junior Holders, as applicable. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

            "A/B Material Default" shall mean, with respect to a CBA A/B Loan Pair, a "Material Default" under, and within the meaning of, the related A/B Intercreditor Agreement.

            "Accounts" shall mean, collectively, the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account, the Collection Accounts, the REO Accounts, the Servicing Accounts and the Reserve Accounts.

            "Acquisition Date" shall mean, with respect to any REO Property, the first day on which such REO Property is considered to be acquired by (or, if applicable, in the case of the Great Lakes Crossing REO Property, on behalf of, among others) the Lower-Tier REMIC and, with respect to the 622 Third Avenue Loan, the 622 Third Avenue Loan REMIC within the meaning of Treasury Regulations
Section 1.856-6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

            "Actual/360 Basis" shall mean the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

            "Actual/360 Mortgage Loan" shall mean a Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Additional Collateral" shall mean any non-real property collateral (including any Letter of Credit) pledged and/or delivered by or on behalf of the related Borrower and held by the related Mortgagee to secure payment on any Mortgage Loan.

            "Additional Master Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(b).

            "Additional Special Servicing Compensation" shall have the meaning assigned thereto in Section 3.11(d).

            "Additional Trust Fund Expense" shall mean any expense experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the Holders of any Class of Regular Certificates receiving less than the total of their Optimal Interest Distribution Amount and Principal Distribution Amount for any Distribution Date; provided, however, that for the purpose of determining "Additional Trust Fund Expense," Principal Distribution Amount shall be calculated without regard to the reduction of the Principal Distribution Amount by Special Servicing Fees, Liquidation Fees and Advance Interest.

            "Administered REO Property" shall mean any REO Property other than, if applicable, the Great Lakes Crossing REO Property.

            "Administrative Fee Rate" shall mean, with respect to each Mortgage Loan (and any successor REO Mortgage Loan), the sum of the related Master Servicing Fee Rate, plus the Trustee's Fee Rate.

            "Advance" shall mean any P&I Advance or Servicing Advance.

            "Advance Interest" shall mean the interest accrued on any Advance at the Reimbursement Rate, which is payable to the party hereto that made that Advance, all in accordance with Sections 3.05(a), 3.19(b), 3.11(g), 3.26(a), 4.03(d) or 12.03(c), , as applicable.

            "Adverse Grantor Trust Event" shall mean either: (i) any impairment of the status of the Grantor Trust as a "grantor trust"; or (ii) the imposition of a tax upon the Grantor Trust or any of its assets or transactions.

            "Adverse Rating Event" shall mean, with respect to any Class of Rated Certificates and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates by such Rating Agency (or the placing of such Class of Rated Certificates on "negative credit watch" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event" shall mean either: (i) any impairment of the status of the Upper-Tier REMIC, the Lower-Tier REMIC or the 622 Third Avenue Loan REMIC as a REMIC; or (ii) except as permitted by Section 3.17(a), the imposition of a tax upon the Upper-Tier REMIC, the Lower-Tier REMIC or the 622 Third Avenue Loan REMIC or any of its assets or transactions (including the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions set forth in Section 860G(d) of the Code).

            "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement" shall mean this Pooling and Servicing Agreement, as it may be amended, modified, supplemented or restated following the Closing Date.

            "A.M. Best" shall mean A.M. Best Company or its successor in interest.

            "Annual Accountants' Report" shall have the meaning assigned thereto in Section 3.14.

            "Annual Performance Certification" shall have the meaning assigned thereto in Section 3.13.

            "Anticipated Repayment Date" shall mean, with respect to any ARD Mortgage Loan, the date specified in the related Mortgage Note, as of which Post-ARD Additional Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

            "Appraisal" shall mean, with respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the applicable Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the applicable Special Servicer) that (i) indicates the "market value" of the subject property (within the meaning of 12 CFR ss. 225.62(g)) and (ii) is conducted by a Qualified Appraiser (except that, in the case of a Mortgage Loan or an REO Mortgage Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, the appraiser may be an employee of the applicable Special Servicer, which employee need not be a Qualified Appraiser but shall have experience in commercial and/or multifamily properties, as the case may be, and possess sufficient knowledge to value such a property).

            "Appraisal Reduction Amount" shall mean, with respect to any Required Appraisal Loan, an amount (calculated, in consultation with the Controlling Class Representative, as of the Determination Date immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof was obtained by the applicable Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

            (1) the sum of (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the applicable Master Servicer, the Trustee or any Fiscal Agent, all unpaid interest (other than any Default Interest and, if applicable, Post-ARD Additional Interest) accrued on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Special Servicing Fees accrued with respect to such Required Appraisal Loan, (d) all related unreimbursed Advances made by or on behalf of the applicable Master Servicer, the applicable Special Servicer, the Trustee or any Fiscal Agent with respect to such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable; over

            (2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(c) hereof, over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the applicable Master Servicer or the applicable Special Servicer with respect to such Required Appraisal Loan, the related Mortgaged Property or any related REO Property.

            Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Mortgage Loan, (ii) either (A) no Appraisal has been obtained or conducted, as applicable in accordance with Section 3.19(c), with respect to the related Mortgaged Property during the 12-month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal a material change in the circumstances surrounding the related Mortgaged Property that would, in the applicable Special Servicer's reasonable judgment, materially affect the value of the property as reflected in such Appraisal, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), by the earlier of the 60th day after such Appraisal Trigger Event and the date on which such Mortgage Loan first becomes 120 days delinquent as to any Monthly Payment, then
(x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(c), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(c), of such new Appraisal by the applicable Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence of this definition. For the avoidance of doubt, it is hereby agreed and understood that no amount due under any B Loan or, with respect to the Washington Center Total Loan, the Washington Center Junior Loans, shall affect the calculation of the Appraisal Reduction Amount with respect to any A/B Loan Pair or the Washington Center Total Loan, as the case may be.

            Also notwithstanding the foregoing, if and when an Appraisal Trigger Event occurs with respect to any Cross-Collateralized Mortgage Loan, an Appraisal Reduction Amount shall be calculated for the entire Cross-Collateralized Group to which that particular Cross-Collateralized Mortgage Loan belongs as if such Cross-Collateralized Group was a single Mortgage Loan secured by multiple properties, and any resulting Appraisal Reduction Amount for such Cross-Collateralized Group shall be allocated among the respective Cross-Collateralized Mortgage Loans forming that group on a pro rata basis in accordance with the respective Stated Principal Balances of those Mortgage Loans.

            "Appraisal Trigger Event" shall mean, with respect to any Mortgage Loan, any of the following events:

            (i) such Mortgage Loan (other than with respect to the 622 Third Avenue Loan or the Washington Center Loan) becomes a Modified Mortgage Loan (other than solely as a result of an extension of the maturity date for less than six (6) months);

            (ii) any Monthly Payment (other than, if applicable, a Balloon Payment) with respect to such Mortgage Loan remains unpaid for 60 days or, in the case of the 622 Third Avenue Loan and the Washington Center Loan, 90 days, beyond the Due Date for such payment;

            (iii) in the case of a Balloon Mortgage Loan, the Balloon Payment with respect to such Mortgage Loan remains unpaid for 90 days beyond the related maturity date (or, if the related Borrower has delivered to the applicable Master Servicer a refinancing commitment reasonably acceptable to the applicable Special Servicer and continued to make monthly debt service payments equal to the related Assumed Monthly Payment, for such longer period, not to exceed 150 days beyond the related maturity date, during which the refinancing would occur);

            (iv) the passage of 60 days after the applicable Special Servicer receives notice that the Borrower under such Mortgage Loan has become the subject of bankruptcy, insolvency or similar proceedings, which proceedings remain undischarged and undismissed at the end of such 60 day period;

            (v) the passage of 60 days after the applicable Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property (provided that such receiver or similar official continues in that capacity at the end of such 60 day period); and

            (vi) the related Mortgaged Property becomes an REO Property.

            "Appraised Value" shall mean: (a) with respect to each Mortgaged Property or REO Property (other than a residential cooperative property), the appraised value thereof (as is) based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement; and (b) with respect to each Mortgaged Property that is a residential cooperative property or, if applicable, any related REO Property, the value of such property as shown in the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement and determined as if such property were operated as a cooperatively-owned multifamily residential building (rather than a multifamily rental apartment building).

            "ARCap" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "ARCap Naming Convention for Electronic File Delivery" shall mean the naming convention for electronic file delivery set forth on Exhibit O hereto.

            "ARD Mortgage Loan" shall mean a Mortgage Loan that provides for the accrual of Post-ARD Additional Interest thereon if such Mortgage Loan is not paid in full on or prior to its Anticipated Repayment Date.

            "Asset Status Report" shall have the meaning assigned thereto in
Section 3.24(a).

            "Assignment of Leases" shall mean, with respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the related Borrower in connection with the origination of the related Mortgage Loan, as such assignment may be amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Monthly Payment" shall mean:

            (a) with respect to any Balloon Mortgage Loan delinquent in respect of its Balloon Payment beyond the Determination Date immediately following its scheduled maturity date (as such date may be extended in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to
Section 3.20), for that scheduled maturity date and for each subsequent Due Date as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due with respect to such Mortgage Loan on such Due Date equal to the amount (exclusive of Default Interest) that would have been due in respect thereof on such Due Date (other than any Default Interest) if such Mortgage Loan had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, such maturity date;

            (b) with respect to any REO Mortgage Loan (other than any Great Lakes Crossing REO Mortgage Loan), for any Due Date as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon Mortgage Loan described in clause (a) of this definition, the Assumed Monthly Payment) that was due (or deemed due) with respect to the related Mortgage Loan on the last Due Date prior to its becoming an REO Mortgage Loan; and

            (c) with respect to the Great Lakes Crossing Mortgage Loan and any Great Lakes Crossing REO Property, an "Assumed Scheduled Payment" under the Series 2003-CK2 PSA.

            "ASTM" shall mean the American Society for Testing and Materials.

            "Available Class 622 Distribution Amount": With respect to any Distribution Date, an amount equal to the sum (without duplication) of:

            (a) the aggregate amount received on the 622 Third Avenue Loan (and any related REO Property) allocable to the 622 Third Avenue Non-Pooled Portion as provided in Section 3.28 and on deposit in the Collection Account as of the close of business on the Business Day preceding the related Servicer Remittance Date, exclusive of the following amounts, to the extent allocable to the 622 Third Avenue Non-Pooled Portion:

                  (i) all Monthly Payments collected but due on a Due Date after the end of the related Due Period;

                  (ii) all Principal Prepayments, Balloon Payments, Liquidation
            Proceeds or Insurance and Condemnation Proceeds, all amounts paid in connection with a repurchase of the 622 Third Avenue Loan pursuant to Section 2.03(b), and all other unscheduled recoveries received after the related Determination Date;

                  (iii) all amounts in the Collection Account that are payable or reimbursable to any Person from such account pursuant to clauses
            (ii) through (xxiv), inclusive, of Section 3.05(a);

                  (iv) all amounts that are payable or reimbursable to any
            Person pursuant to clauses (ii) through (vi), inclusive, of Section 3.05(b);

                  (v) Post-ARD Additional Interest;

                  (vi) all Prepayment Premiums and Yield Maintenance Charges;
            and

                  (vii) any net interest or net investment income on funds on deposit in the Interest Reserve Account, any Cash Collateral Account, any Lock Box Account, any Reserve Account or any REO Account or in Permitted Investments in which such funds may be invested;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the 622 Third Avenue Non-Pooled Portion from the REO Account to the Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) Reserved;

            (d) all funds released from the Excess Liquidation Proceeds Account for distribution on such Distribution Date;

            (e) the aggregate amount of any P&I Advances made in respect of the 622 Third Avenue Non-Pooled Portion pursuant to Section 4.03 (which P&I Advances shall not include any related Servicing Fees, Primary Servicing Fees or Workout Fees); and

            (f) the portion of any Cure Payments made by the Holders of the Class 622 Participation Certificates or the 622 Third Avenue B Loan pursuant to the 622 Third Avenue Intercreditor Agreement that is allocable to interest or principal on the 622 Third Avenue Non-Pooled Portion pursuant to Section 3.28(a).

            "Available Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the sum (without duplication) of:

            (a) the aggregate amount received on the Mortgage Loans (and any related REO Properties) (other than amounts relating to the 622 Third Avenue Non-Pooled Portion) and on deposit in the Collection Account as of the close of business on the Business Day preceding the related Master Servicer Remittance Date, exclusive of the following amounts (without duplication):

                  (i) all Monthly Payments collected but due on a Due Date after the end of the related Collection Period;

                  (ii) all Principal Prepayments, Balloon Payments, Liquidation
            Proceeds, Insurance Proceeds or Condemnation Proceeds, all amounts paid in connection with Mortgage Loan repurchases pursuant to
            Section 2.03(b), and all other unscheduled recoveries received after the related Determination Date;

                  (iii) all amounts in the Collection Account that are payable or reimbursable to any Person from such account pursuant to clauses
            (ii) through (xxiv), inclusive, of Section 3.05(a);

                  (iv) all amounts that are payable or reimbursable to any
            Person pursuant to clauses (ii) through (vi), inclusive, of Section 3.05(b);

                  (v) all Prepayment Premiums and Yield Maintenance Charges;

                  (vi) all amounts deposited in the Collection Account in error;

                  (vii) any net interest or net investment income on funds on deposit in the Collection Account or in Permitted Investments in which such funds may be invested;

                  (viii) with respect to those Mortgage Loans that are
            Actual/360 Mortgage Loans and any Distribution Date relating to each Interest Accrual Period ending in each February and in any January in a year which is not a leap year, an amount equal to the Interest Reserve Amount to the extent such amount is to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.04;

                  (ix) in the case of each REO Property related to an A Loan or with respect to a CBA A/B Loan Pair during an A/B Material Default, all amounts received with respect to the A Loan that are required to be paid to the holder of the related B Loan or Washington Center Junior Holders pursuant to the terms of the related B Loan, Washington Center Junior Loans and the related A/B Intercreditor Agreement (which amounts will be deposited into the related A/B Loan Pair Custodial Account pursuant to Section 3.04 and withdrawn from such accounts pursuant to Section 3.05); and

                  (x) Post-ARD Additional Interest;

            (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred with respect to the Mortgage Loans from the REO Account to the Collection Account for such Distribution Date pursuant to Section 3.16(c);

            (c) the aggregate amount of any P&I Advances made in respect of the Mortgage Loans by the applicable Master Servicer or the Trustee, as applicable, for such Distribution Date (other than amounts relating to the 622 Third Avenue Non-Pooled Portion) pursuant to Section 4.03 or 7.05 (which P&I Advances shall not include any related Servicing Fees or Workout Fees);

            (d) all funds released from the Interest Reserve Account for distribution on such Distribution Date;

            (e) all funds released from the Excess Liquidation Proceeds Account for distribution on such Distribution Date; and

            (f) the portion of any Cure Payments made by the holders of the Class 622 Participation Certificates or 622 Third Avenue B Loan pursuant to the 622 Third Avenue Intercreditor Agreement that are allocable to interest or principal on the 622 Third Avenue Pooled Portion pursuant to
      Section 3.28, made by the holders of the Washington Center Junior Loans pursuant to the Washington Center Intercreditor Agreement or made by any B Loan Holder pursuant to the terms of the related A/B Intercreditor Agreement.

            "B Loan" shall mean, with respect to each A Loan, the 622 Third Avenue Loan and the Washington Center Loan, the related mortgage loan that (i) is not included in the Trust Fund, (ii) is subordinate in right of payment to such A Loan, 622 Third Avenue Loan and Washington Center Loan to the extent set forth in the related A/B Intercreditor Agreement and (iii) is secured by the same Mortgage on the same Mortgaged Property as such A Loan.

            "B Loan Holder" shall mean, with respect to any CBA A/B Loan Pair, CBA-Mezzanine Capital Finance, LLC or its successors and assigns, as the holder of the related B Loan, with respect to the Washington Center B Loan, the holder of such loan and with respect to the 622 Third Avenue B Loan, the holder of such loan.

            "Balloon Mortgage Loan" shall mean any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, a Balloon Payment is due on its Stated Maturity Date.

            "Balloon Payment" shall mean any Monthly Payment payable on a Mortgage Loan at scheduled maturity that is at least six times as large as the normal Monthly Payment due on such Mortgage Loan.

            "Bankruptcy Code" shall mean the federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction" shall mean, with respect to any Principal Prepayment on any Mortgage Loan and any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, a fraction (not greater than 1) (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the rate set forth in the related Mortgage Loan Documents used to calculate the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the rate set forth in the related Mortgage Loan Documents used to calculate (as provided by the Master Servicer) the Yield Maintenance Charge with respect to such Principal Prepayment; provided, however, that if such rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in clause
(a)(i) above, then the Base Interest Fraction shall be zero.

            "Base Prospectus" shall mean that certain prospectus dated June 3, 2003, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

            "Book-Entry Certificate" shall mean any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate" shall mean any Non-Registered Certificate that constitutes a Book-Entry Certificate.

            "Borrower" shall mean, individually and collectively, as the context may require, the obligor or obligors under a Mortgage Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan.

            "Breach" shall mean, with respect to any Mortgage Loan, any breach of representation or warranty made by a Mortgage Loan Seller pursuant to Section 4(b) or 4(d) of the related Mortgage Loan Purchase Agreement.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Minneapolis, Minnesota, Pittsburgh, Pennsylvania, the city or cities in which the Primary Servicing Offices of the Master Servicers and the Special Servicers are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

            "CBA A/B Loan Pair" shall mean any A Loan together with the related B Loan as to which the Holder of such B Loan as of the Closing Date is CBA-Mezzanine Capital Finance, LLC or an assignee thereof.

            "CBA B Loan" shall mean the B Loan that is part of a CBA A/B Loan Pair.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate" shall mean any one of the Depositor's Series 2003-C3 Commercial Mortgage Pass-Through Certificates, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

            "Certificate Factor" shall mean, with respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, then outstanding, and the denominator of which is the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding as of the Closing Date.

            "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register, provided, however, that: (i) neither a Disqualified Organization nor a Non-United States Tax Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Class R or Class LR Certificate for any purpose hereof; and (ii) solely for purposes of giving any consent, approval, direction or waiver pursuant to this Agreement that specifically relates to the rights, duties and/or obligations hereunder of the Depositor, the Master Servicers, the Special Servicers, the Trustee or any Fiscal Agent in its respective capacity as such (other than any consent, approval or waiver contemplated by any of Sections 3.23, 3.24 and 3.25), any Certificate registered in the name of such party or in the name of any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that specifically relates to such party has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, a Master Servicer or a Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificateholder Reports" shall mean, collectively, the Statement to Certificateholders and the CMSA Investor Reporting Package.

            "Certificate Notional Amount" shall mean, with respect to any Interest Only Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest, equal to the product of (a) the then Certificate Factor for the Class of Interest Only Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Notional Amount thereof.

            "Certificate Owner" shall mean, with respect to any Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance" shall mean, with respect to any Principal Balance Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the then Certificate Factor for the Class of Principal Balance Certificates to which such Certificate belongs, multiplied by (b) the amount specified on the face of such Certificate as the initial Certificate Principal Balance thereof.

            "Certificate Register" and "Certificate Registrar" shall mean the register maintained and the registrar appointed pursuant to Section 5.02.

            "C Loan" shall mean the Washington Center C Loan.

            "C Loan Holder" shall mean, with respect to the Washington Center Total Loan, the holder of the Washington Center C Loan.

            "Class" shall mean, collectively, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetic and, if applicable, numeric class designation and having the same payment terms. The respective Classes of Certificates are designated in Section 5.01(a).

            "Class 622 Participation Certificates" shall mean any Class 622-A, Class 622-B, Class 622-C, Class 622-D, Class 622-E and Class 622-F Participation Certificate.

            "Class 622-A Participation Certificate" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class 622-A Participation Certificates.

            "Class 622-A Pass-Through Rate" shall mean 4.4290% per annum.

            "Class 622-B Participation Certificate" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class 622-B Participation Certificates.

            "Class 622-B Pass-Through Rate" shall mean 4.4780% per annum.

            "Class 622-C Participation Certificate" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class 622-C Participation Certificates.

            "Class 622-C Pass-Through Rate" shall mean 5.0090% per annum.

            "Class 622-D Participation Certificate" shall mean, when combined with any other capitalized terms defined in this Agreement, of or relating to the Class 622-D Participation Certificates.

            "Class 622-D Pass-Through Rate" shall mean 5.6750% per annum.

            Class 622-E Participation Certificate" shall mean, when combined with any other capitalized terms defined in this Agreement, of or relating to the Class 622-E Participation Certificates.

            "Class 622-E Pass-Through Rate" shall mean 6.7860% per annum.

            "Class 622-F Participation Certificate" shall mean, when combined with any other capitalized terms defined in this Agreement, of or relating to the Class 622-F Participation Certificates.

            "Class 622-F Pass-Through Rate" shall mean 6.7860% per annum.

            "Class A-1" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-1 Certificates.

            "Class A-1 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-1".

            "Class A-1 Pass-Through Rate" shall mean 2.0790% per annum.

            "Class A-2" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-2 Certificates.

            "Class A-2 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-2".

            "Class A-2 Pass-Through Rate" shall mean 2.8430% per annum.

            "Class A-3" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-3 Certificates.

            "Class A-3 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-3".

            "Class A-3 Pass-Through Rate" shall mean 3.3820% per annum.

            "Class A-4" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-4 Certificates.

            "Class A-4 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-4".

            "Class A-4 Pass-Through Rate" shall mean 3.7010% per annum.

            "Class A-5" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-5 Certificates.

            "Class A-5 Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphanumeric class designation "A-5".

            "Class A-5 Pass-Through Rate" shall mean 3.9360% per annum.

            "Class A-P&I Certificates" shall mean, collectively, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates.

            "Class A-SP" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-SP Certificates.

            "Class A-SP Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-SP".

            "Class A-SP Component" shall mean, each of Component A-1-2, Component A-1-3, Component A-2-1, Component A-2-2, Component A-2-3, Component A-3-1, Component A-3-2, Component A-4-1, Component A-4-2, Component A-5-1, Component A-5-2, Component B, Component C, Component D-1, Component D-2, Component E-1, Component E-2, Component F-1, Component F-2 and Component G.

            "Class A-SP Notional Amount" shall mean, as of any date of determination, the sum of the then Component Notional Amounts of the Class A-SP Components.

            "Class A-SP Pass-Through Rate" shall mean, as to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the Class A-SP Strip Rates of the Class A-SP Components for such Distribution Date.

            "Class A-SP Strip Rate" shall mean, with respect to each of the Class A-SP Components for any Distribution Date, a rate per annum equal to (i) for any Distribution Date occurring on or before the related Component Crossover Date, (x) the lesser of (I) the Weighted Average Net Mortgage Rate for such Distribution Date and (II) the Reference Rate for such Distribution Date minus
(y) the Pass-Through Rate for the Related Certificates (provided that in no event shall any Class A-SP Strip Rate be less than zero), and (ii) for any Distribution Date occurring after the related Component Crossover Date, 0% per annum.

            "Class A-X" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-X Certificates.

            "Class A-X Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-X".

            "Class A-X Component" shall mean any one of the Components.

            "Class A-X Notional Amount" shall mean, with respect to the Class A-X Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class A-X Pass-Through Rate" shall mean, as to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the Class A-X Strip Rates of the Components for such Distribution Date, weighted on the basis of their respective Component Notional Balances.

            "Class A-X Strip Rate" shall mean, with respect to (A) any Class of Components (other than the Class A-SP Components) for any Distribution Date, a rate per annum equal to (i) the Weighted Average Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Related Certificates, and (B) in the case of the Class A-SP Components (i) for any Distribution Date occurring on or before the related Component Crossover Date,
(x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the sum of the Pass-Through Rate for the Related Certificates for such Distribution Date and the Class A-SP Strip Rate for such Component for such Distribution Date, and (ii) for any Distribution Date occurring after the related Component Crossover Date, a rate per annum equal to (x) the Weighted Average Net Mortgage Rate for such Distribution Date minus (y) the Pass-Through Rate for the Related Certificates (provided that in no event shall any Class A-X Strip Rate be less than zero).

            "Class A-Y" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class A-Y Certificates.

            "Class A-Y Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "A-Y".

            "Class A-Y Notional Amount" shall mean, as of any date of determination, the aggregate Stated Principal Balances of the Co-op Mortgage Loans.

            "Class A-Y Pass-Through Rate" shall mean, as to any Distribution Date, the per annum rate, expressed as a percentage, equal to the weighted average of the Class A-Y Strip Rates attributable to each Co-op Mortgage Loan.

            "Class A-Y Strip Rate" shall mean, in the case of each Co-op Mortgage Loan (or any successor REO Mortgage Loan), an annual rate equal to the excess, if any, of (i) the Mortgage Rate in effect for such Mortgage Loan as of the Closing Date minus the Administrative Fee Rate, over (ii) 4.60% per annum. With respect to any Co-op Mortgage Loan that provides for calculations of interest based on a 360-day year and the actual number of days elapsed, (a) for any Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and in any December occurring in a year immediately preceding any year that is not a leap year, the Mortgage Rate thereof minus the related Administrative Fee Rate thereof or (b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period beginning in any March, May, July, August and October and in any December occurring in a year immediately preceding a year that is a leap year, the product of the Mortgage Rate thereof minus the related Administrative Fee Rate thereof and a fraction whose numerator is 31 and whose denominator is 30.

            "Class B" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class B Certificates.

            "Class B Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "B".

            "Class B Pass-Through Rate" shall mean 4.0520% per annum.

            "Class C" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class C Certificates.

            "Class C Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "C".

            "Class C Pass-Through Rate" shall mean 4.0820% per annum.

            "Class D" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class D Certificates.

            "Class D Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "D".

            "Class D Pass-Through Rate" shall mean 4.1310% per annum.

            "Class E" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class E Certificates.

            "Class E Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "E".

            "Class E Pass-Through Rate" shall mean 4.1910% per annum.

            "Class F" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class F Certificates.

            "Class F Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "F".

            "Class F Pass-Through Rate" shall mean the lesser of (i) 4.5180% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class G" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class G Certificates.

            "Class G Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "G".

            "Class G Pass-Through Rate" shall mean the lesser of (i) 4.6170% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class H" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class H Certificates.

            "Class H Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "H".

            "Class H Pass-Through Rate" shall mean the lesser of (i) 5.1610% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class J" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class J Certificates.

            "Class J Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "J".

            "Class J Pass-Through Rate" shall mean the lesser of (i) 4.2310% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class K" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class K Certificates.

            "Class K Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "K".

            "Class K Pass-Through Rate" shall mean the lesser of (i) 4.2310% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class L" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class L Certificates.

            "Class L Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "L".

            "Class L Pass-Through Rate" shall mean the lesser of (i) 4.2310% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class L622-A Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class L622-B Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class L622-C Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            Class L622-D Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            Class L622-E Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            Class L622-F Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-1-3 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-2-3 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-3-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-4-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-5-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LA-5-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LB Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LC Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LD-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LE-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-1 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LF-2 Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LG Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LH Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LJ Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LK Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LL Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LM Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LN Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LO Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LP Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class LY Uncertificated Interest" shall mean a regular interest in the Lower-Tier REMIC that is held as an asset of the Upper-Tier REMIC and having the Original Class Notional Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

            "Class M" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class M Certificates.

            "Class M Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "M".

            "Class M Pass-Through Rate" shall mean the lesser of (i) 4.2310% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class N" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class N Certificates.

            "Class N Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "N".

            "Class N Pass-Through Rate" shall mean the lesser of (i) 4.2310% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class Notional Amount" shall mean the aggregate hypothetical or notional amount on which any Class of Interest Only Certificates accrues or is deemed to accrue interest from time to time.

            "Class O" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class O Certificates.

            "Class O Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "O".

            "Class O Pass-Through Rate" shall mean the lesser of (i) 4.2310% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class P" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class P Certificates.

            "Class P Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "P".

            "Class P Pass-Through Rate" shall mean the lesser of (i) 4.2310% per annum and (ii) the Weighted Average Net Mortgage Rate.

            "Class Principal Balance" shall mean the aggregate principal balance outstanding from time to time of any Class of Principal Balance Certificates.

            "Class R" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class R Certificates.

            "Class R Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "R".

            "Class V" shall mean, when combined with any other capitalized term defined in this Agreement, of or relating to the Class V Certificates.

            "Class V Certificate" shall mean any of the Certificates that collectively constitute the Class bearing the alphabetic class designation "V".

            "Clearstream" shall mean Clearstream, Luxembourg, societe anonyme (formerly known as Cedelbank), a corporation organized under the laws of the Duchy of Luxembourg.

            "Closing Date" shall mean June 27, 2003.

            "CMSA" shall mean the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage-backed pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the General Master Servicer and reasonably acceptable to the Trustee, the NCBFSB Master Servicer, the Special Servicers and the Controlling Class Representative.

            "CMSA Bond Level File" shall mean, subject to Section 1.03(g), the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Collateral Summary File" shall mean, subject to Section 1.03(g), the report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Comparative Financial Status Report" shall mean, subject to
Section 1.03(g), the report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and in any event (but subject to Section 1.03(g)), setting forth, among other things, (A) the most recent property inspection date for each Mortgaged Property to be covered thereby and (B) in each instance based on, for all Mortgage Loans other than Co-op Mortgage Loans, (1) the most recent rent roll in the possession or under the control of the applicable Master Servicer and (2) to the extent in the possession or under the control of the applicable Master Servicer (in descending order of desirability), (a) trailing 12-months normalized financial information, or (b) if the information in clause (a) is not available, normalized financial information based on no less than nine months of operating statements (annualized), or (c) if the information in clauses (a) and
(b) is not available, the most recent current year-to-date financial information (annualized): (x) the occupancy and debt service coverage ratio for each Mortgage Loan or Mortgaged Property, as applicable, to be covered thereby; and
(y) the revenue, expense, net operating income and net cash flow for each Mortgaged Property to be covered thereby. With respect to Co-op Mortgage Loans, subject to Section 1.03(g), the foregoing information shall be based on annual audited, compiled or reviewed financial statements. For the purposes of the production by the applicable Master Servicer or the applicable Special Servicer of any such report that is required to state information with respect to any Original Mortgage Loan for any period prior to the related Due Date in June 2003, the applicable Master Servicer or the applicable Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Borrower or (x) in the case of such a report produced by a Master Servicer, by the applicable Special Servicer (if other than such Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by a Special Servicer, by the applicable Master Servicer (if other than such Special Servicer or an Affiliate thereof).

            "CMSA Delinquent Loan Status Report" shall mean, subject to Section 1.03(g), a report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Financial File" shall mean, subject to Section 1.03(g), a report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Historical Liquidation Report" shall mean, subject to Section 1.03(g), a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report" shall mean, subject to Section 1.03(g), a report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Investor Reporting Package" shall mean, collectively:

            (a) the following seven electronic files: (i) CMSA Loan Setup File,
(ii) CMSA Loan Periodic Update File, (iii) CMSA Property File, (iv) CMSA Bond Level File, (v) CMSA Financial File, (vi) CMSA Collateral Summary File and (vii) CMSA Special Servicer Loan File; and

            (b) the following ten supplemental reports: (i) CMSA Delinquent Loan Status Report, (ii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iii) CMSA Historical Liquidation Report, (iv) CMSA REO Status Report, (v) CMSA Loan Level Reserve Report, (vi) CMSA Comparative Financial Status Report, (vii) CMSA Servicer Watch List, (viii) CMSA Reconciliation of Funds, (ix) CMSA Operating Statement Analysis Report and (x) CMSA NOI Adjustment Worksheet.

            "CMSA Loan Level Reserve Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Loan Periodic Update File" shall mean, subject to Section 1.03(g), the monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Loan Setup File" shall mean, subject to Section 1.03(g), the report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA NOI Adjustment Worksheet" shall mean, subject to Section 1.03(g), a report (using the ARCap Naming Convention for Electronic File Delivery) substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income, net cash flow and debt service coverage numbers used in the other reports required by this Agreement.

            "CMSA Operating Statement Analysis Report" shall mean, subject to
Section 1.03(g), a report (using the ARCap Naming Convention for Electronic File Delivery) substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Property File" shall mean, subject to Section 1.03(g), a report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Reconciliation of Funds" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA REO Status Report" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Servicer Watch List" shall mean, for any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally; provided, that in the case of Co-op Mortgage Loans, such report shall identify all Co-op Mortgage Loans that are required by the criteria set forth on Exhibit E-2 hereto; provided, further that, upon adoption by the CMSA of a standard format and criteria, in respect of residential cooperative mortgage loans, such format and criteria shall be used for this report instead of Exhibit E-2 hereto.

            "CMSA Special Servicer Loan File" shall mean a report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Website" shall mean the CMSA's Website located at "www. cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, including proposed regulations to the extent that, by reason of their proposed effective date, could, as of the date of any determination or opinion as to the tax consequences of any action or proposed action or transaction, be applied to the Trust or the Certificates.

            "Collateral Support Deficit" shall have the meaning set forth in
Section 4.04.

            "Collection Account" shall mean the segregated account or accounts created and maintained by each Master Servicer, pursuant to Section 3.04(a), in trust for the Certificateholders and, with respect to any A/B Loan Pair (other than a CBA A/B Loan Pair), and with respect to any CBA A/B Loan Pair after the occurrence of an A/B Material Default, any related B Loan Holder, and, with respect to the Washington Center Total Loan, the Washington Center Junior Holders, which accounts shall be entitled "[name of subject Master Servicer], as a Master Servicer, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, and the B Loan Holder and Washington Center Junior Holders, as applicable, as their interests may appear, Collection Account." Any such account or accounts shall be an Eligible Account and shall be part of the Lower-Tier REMIC (except with respect to collections on the 622 Third Avenue Loan, which shall be part of the 622 Third Avenue Loan REMIC) other than any funds therein allocable to a B Loan or the Washington Center Junior Loans.

            "Collection Period" shall mean, with respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing as of the Closing Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs; provided that, if any Collection Period would be different if the definition of "Business Day" used in the Series 2003-CK2 PSA were in effect under this Agreement, then references herein to "Collection Period" shall, to the extent (but only to the extent) relevant to amounts due or collected, or losses and other shortfalls incurred, on the Great Lakes Crossing Mortgage Loan, any Great Lakes Crossing REO Mortgage Loan or any Great Lakes Crossing REO Property, mean the period described above in this definition determined using the definition of "Business Day" under the Series 2003-CK2 PSA.

            "Column" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Column Mortgage Loan" shall mean any Mortgage Loan that is either an Original Column Mortgage Loan or a Replacement Mortgage Loan that was delivered under the Column Mortgage Loan Purchase Agreement or the Column Performance Guarantee in substitution for an Original Column Mortgage Loan.

            "Column Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Column Mortgage Loan Seller" shall mean Column Financial, Inc., together with its successors in interest.

            "Column Performance Guarantee" shall mean the Guarantee dated as of June 1, 2003, from the Column Performance Guarantor in favor of the Trustee, relating to the obligations of Column under Section 5 of the Column Mortgage Loan Purchase Agreement.

            "Column Performance Guarantor" shall mean Credit Suisse First Boston acting through the Cayman Branch, its successor in interest or any successor guarantor under the Column Performance Guarantee. "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

            "Compensating Interest Payment" shall mean, with respect to any Distribution Date, any payment made by a Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls incurred during the related Collection Period (or, in the case of the Great Lakes Crossing Mortgage Loan, incurred in connection with the receipt of a Principal Prepayment or other early collection of principal in the form of Insurance Proceeds and/or Condemnation Proceeds, that is distributable to Certificateholders on such Distribution
Date).

            "Component" shall mean each of Component A-1-1, Component A-1-2, Component A-1-3, Component A-2-1, Component A-2-2, Component A-2-3, Component A-3-1, Component A-3-2, Component A-4-1, Component A-4-2, Component A-5-1, Component A-5-2, Component B, Component C, Component D-1, Component D-2, Component E-1, Component E-2, Component F-1, Component F-2, Component G, Component H, Component J, Component K, Component L, Component M, Component N, Component O and Component P.

            "Component A-1-1" shall mean one of twenty-nine components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Interest as of any date of determination.

            "Component A-1-2" shall mean one of twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Interest as of any date of determination.

            "Component A-1-3" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Interest as of any date of determination.

            "Component A-2-1" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-1 Uncertificated Interest as of any date of determination.

            "Component A-2-2" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-2 Uncertificated Interest as of any date of determination.

            "Component A-2-3" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-2-3 Uncertificated Interest as of any date of determination.

            "Component A-3-1" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-1 Uncertificated Interest as of any date of determination.

            "Component A-3-2" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-3-2 Uncertificated Interest as of any date of determination.

            "Component A-4-1" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-1 Uncertificated Interest as of any date of determination.

            "Component A-4-2" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-4-2 Uncertificated Interest as of any date of determination.

            "Component A-5-1" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-5-1 Uncertificated Interest as of any date of determination.

            "Component A-5-2" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LA-5-2 Uncertificated Interest as of any date of determination.

            "Component B" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LB Uncertificated Interest as of any date of determination.

            "Component C" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LC Uncertificated Interest as of any date of determination.

            "Component Crossover Date" shall mean (i) with respect to the Class A-1-2 Component, the Distribution Date occurring in June 2004, (ii) with respect to the Class A-1-3 Component, the Distribution Date occurring in June 2005,
(iii) with respect to the Class A-2-1 Component, the Distribution Date occurring in June 2005, (iv) with respect to the Class A-2-2 Component, the Distribution Date in June 2006, (v) with respect to the Class A-2-3 Component, the Distribution Date in June 2007, (vi) with respect to the Class A-3-1 Component, the Distribution Date occurring in June 2007, (vii) with respect to the Class A-3-2 Component, the Distribution Date occurring in June 2008, (viii) with respect to the Class A-4-1 Component, the Distribution Date occurring in June 2008, (ix) with respect to the Class A-4-2 Component, the Distribution Date occurring in June 2009, (x) with respect to the Class A-5-1 Component, the Distribution Date occurring in June 2009, (xi) with respect to the Class A-5-2 Component, the Distribution Date occurring in June 2010, (xii) with respect to the Class B Component and the Class C Component, the Distribution Date occurring in June 2010, (xiii) with respect to the Class D-1 Component, the Distribution Date occurring in June 2009, (xiv) with respect to the Class D-2 Component, the Distribution Date occurring in June 2010, (xv) with respect to the Class E-1 Component, the Distribution Date occurring in June 2008, (xvi) with respect to the Class E-2 Component, the Distribution Date occurring in June 2009, (xvii) with respect to the Class F-1 Component, the Distribution Date occurring in June 2007, (xviii) with respect to the Class F-2 Component, the Distribution Date occurring in June 2008, and (xix) with respect to the Class G Component, the Distribution Date occurring in June 2007.

            "Component D-1" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD-1 Uncertificated Interest as of any date of determination.

            "Component D-2" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LD-2 Uncertificated Interest as of any date of determination.

            "Component E-1" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE-1 Uncertificated Interest as of any date of determination.

            "Component E-2" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LE-2 Uncertificated Interest as of any date of determination.

            "Component F-1" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF-1 Uncertificated Interest as of any date of determination.

            "Component F-2" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LF-2 Uncertificated Interest as of any date of determination.

            "Component G" shall mean one of the twenty-nine components of the Class A-X Certificates and one of the twenty components of the Class A-SP Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LG Uncertificated Interest as of any date of determination.

            "Component H" shall mean one of the twenty-nine components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LH Uncertificated Interest as of any date of determination.

            "Component J" shall mean one of the twenty-nine components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LJ Uncertificated Interest as of any date of determination.

            "Component K" shall mean one of the twenty-nine components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LK Uncertificated Interest as of any date of determination.

            "Component L" shall mean one of the twenty-nine components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LL Uncertificated Interest as of any date of determination.

            "Component M" shall mean one of the twenty-nine components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LM Uncertificated Interest as of any date of determination.

            "Component N" shall mean one of the twenty-nine components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LN Uncertificated Interest as of any date of determination.

            "Component Notional Amount" shall mean the hypothetical or notional amount corresponding to the Lower-Tier Principal Amount on which any Uncertificated Lower-Tier Interest accrues interest from time to time, as calculated in accordance with the definition of the Class A-SP Strip Rate and the Class A-X Strip Rate.

            "Component O" shall mean one of the twenty-nine components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LO Uncertificated Interest as of any date of determination.

            "Component P" shall mean one of the twenty-nine components of the Class A-X Certificates having a Component Notional Amount equal to the then current Lower-Tier Principal Amount of the Class LP Uncertificated Interest as of any date of determination.

            "Condemnation Proceeds" shall mean all cash amounts actually received by the Trust or by the Master Servicers or the Special Servicers on its behalf in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents or any other applicable document.

            "Confidential Offering Circular" shall mean the final Confidential Offering Circular dated June 17, 2003, relating to certain classes of the Non-Registered Certificates delivered by the Depositor to CSFB LLC as of the Closing Date.

            "Control Appraisal Event" shall mean (A) with respect to the 622 Third Avenue Total Loan that (a) (1) the initial 622 Third Avenue B Loan principal balance minus (2) the sum of (x) any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the 622 Third Avenue B Loan, (y) any Appraisal Reduction Amounts and (z) any realized losses with respect to the 622 Third Avenue Total Loan, is less than (b) 25% of the initial 622 Third Avenue B Loan principal balance, less any payments of principal (whether as prepayments or otherwise) allocated to, and received on, the 622 Third Avenue B Loan and made by the related borrower, (B) with respect to the Washington Center Total Loan that (a)(1) the initial Washington Center C Loan principal balance minus (2) the sum of (x) any payments of principal (whether as Prepayments or otherwise) allocated to, and received on, the C Loan, (y) any Appraisal Reduction Amounts and (z) any realized losses with respect to the Washington Center Total Loan, is less than (b) 25% of the initial Washington Center C Loan principal balance, less any payments of principal (whether as Prepayments or otherwise) allocated to, and received on, the C Loan and made by the related borrower and (C) with respect to the Washington Center Total Loan that (a)(1) the initial Washington Center B Loan principal balance minus (2) the sum of (x) any payments of principal (whether as Prepayments or otherwise) allocated to, and received on, the Washington Center B Loan, (y) any Appraisal Reduction Amounts allocated to the Washington Center B Loan and (z) any realized losses with respect to the Washington Center Total Loan allocated to the Washington Center B Loan, is less than (b) 25% of the initial Washington Center B Loan principal balance, less any payments of principal (whether as Prepayments or otherwise) allocated to, and received on, the Washington Center B Loan and made by the related borrower.

            "Controlling Class" shall mean, as of any date of determination, the eligible Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance that is not less than 25% of its initial Class Principal Balance; provided that, if no Class of Principal Balance Certificates has a Class Principal Balance that satisfies the foregoing requirement, then the Controlling Class shall be the eligible Class of Principal Balance Certificates with the lowest payment priority pursuant to Sections 4.01(a) and 4.01(b), that has a then outstanding Class Principal Balance greater than zero. For purposes of this definition, all five (5) Classes of the Class A-P&I Certificates shall be treated as a single Class and, if appropriate under the terms of this definition, shall collectively constitute the Controlling Class. As of the Closing Date, the Controlling Class shall be the Class P Certificates. With respect to the 622 Third Avenue Total Loan and the Class 622 Participation Certificates, the Controlling Class shall be the related B Loan Holder until a Control Appraisal Event occurs and following such Control Appraisal Event shall be the Class 622-C Participation Certificates, so long as such Certificates have at least 25% of their initial Certificate Principal Balance outstanding (net of any Appraisal Reduction Amount related to the 622 Third Avenue Total Loan) and then shall be the Class 622-B and Class 622-C Participation Certificates, respectively, so long as such Certificates have at least 25% of their initial Certificate Principal Balance outstanding (net of any Appraisal Reduction Amount related to the 622 Third Avenue Loan). If none of the Class 622 Participation Certificates have 25% of their initial Certificate Principal Balance outstanding (net of any Appraisal Reduction Amount related to the 622 Third Avenue Loan), the Controlling Class with respect to the 622 Third Avenue Loan shall be the Controlling Class for the Regular Certificates. With respect to the Washington Center Total Loan, the Controlling Class shall be the related C Loan Holder until a Control Appraisal Event that relates to the related C Loan occurs and following such Control Appraisal Event shall be the related B Loan Holder and if a Control Appraisal Event occurs that relates to the related B Loan then the Controlling Class shall be the most subordinate Class of Principal Balance Certificates, so long as such Certificates have at least 25% of their initial Certificate Principal Balance outstanding (net of any Appraisal Reduction Amount related to the 622 Third Avenue Total Loan).

            "Controlling Class Certificateholder" shall mean any Holder of Certificates of the Controlling Class.

            "Controlling Class Representative" shall have the meaning assigned thereto in Section 3.23(a), and shall initially be ARCap CMBS Fund REIT, Inc. With respect to the 622 Third Avenue Total Loan and the Washington Center Total Loan, the initial Controlling Class Representative shall be the related B Loan Holder and the Washington Center C Loan Holder, respectively. Unless and until a Control Appraisal Event occurs, the Class 622 Participation Certificates and the Washington Center B Loan Holder, as the case may be, shall not have any of the Controlling Class' rights. Upon the occurrence of a Control Appraisal Event, with respect to the 622 Third Avenue Loan, the Controlling Class Representative of the Class 622 Participation Certificates shall be selected by the Holders of 50% of the Percentage Interests in the Controlling Class of the Class 622 Participation Certificates and, with respect to the Washington Center Loan, the Controlling Class Representative shall be the Washington Center B Loan Holder.

            "Co-op Mortgage Loan" shall mean any Mortgage Loan that, as of the date it is first included in the Trust Fund, is secured by a Mortgage that encumbers a residential cooperative property, as identified on the Mortgage Loan Schedule.

            "Co-op Special Servicer" shall mean NCB, in its capacity as special servicer with respect to the Co-op Mortgage Loans and any related REO Properties hereunder, or any successor special servicer with respect to the Co-op Mortgage Loans and any related REO Properties appointed as provided herein.

            "Co-op Trust Assets" shall mean the Co-op Mortgage Loans, any REO Properties acquired by the Trust with respect to the Co-op Mortgage Loans and any and all other related Trust Assets.

            "Corporate Trust Office" shall mean the principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located, with respect to Certificate transfers and surrenders, at Sixth Avenue and Marquette Street, Minneapolis, Minnesota 55479 and, for all other purposes, at Old Annapolis Road, Columbia, Maryland 21045-1951.

            "Corrected Mortgage Loan" shall mean any Mortgage Loan that had been a Specially Serviced Mortgage Loan but as to which all Servicing Transfer Events have ceased to exist.

            "Cross-Collateralized Group" shall mean any group of Mortgage Loans that is cross-defaulted and cross-collateralized with each other.

            "Cross-Collateralized Mortgage Loan" shall mean any Mortgage Loan, that is, by its terms, cross-defaulted and cross-collateralized with any other Mortgage Loan. For the avoidance of doubt, no A Loan, B Loan or C Loan shall be deemed a Cross-Collateralized Mortgage Loan under this Agreement. The Great Lakes Crossing Mortgage Loan shall not be a Cross-Collateralized Mortgage Loan for purposes of this Agreement.

            "CSFB LLC" shall mean Credit Suisse First Boston LLC or its successor in interest.

            "Cure Event" shall mean the exercise by the Controlling Class Representative of the Class 622 Participation Certificates or the 622 Third Avenue B Loan Holder or the exercise by either Washington Center Junior Holder of the cure rights described in Section 3.28(c) or Section 3.29 (as applicable) hereof whether for one month, or for consecutive months in the aggregate.

            "Cure Payments" shall mean (A) with respect to the 622 Third Avenue Loan, payments made by the Controlling Class Representative of the Class 622 Participation Certificates or of the 622 Third Avenue B Loan Holder pursuant to the 622 Third Avenue Intercreditor Agreement, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred by (whether or not yet paid) the 622 Third Avenue Loan (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a non-recoverable advance) and any interest charged thereon, Default Charges and any unpaid Servicing Fees with respect to the 622 Third Avenue Total Loan) during the period of time from the expiration of the grace period under the 622 Third Avenue Total Loan until such Cure Payment is made or such other cure is otherwise effected and (B) with respect to the Washington Center Loan, payments made by either Washington Center Junior Holder or the mezzanine lender pursuant to the Washington Center Intercreditor Agreement or the mezzanine intercreditor agreement, respectively, which payments shall consist (without duplication) of all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred by (whether or not yet paid) the Washington Center Loan (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a non-recoverable advance) and any interest charged thereon, Default Charges and any unpaid Servicing Fees with respect to the Washington Center Total Loan) during the period of time from the expiration of the grace period under the Washington Center Loan until such Cure Payment is made or such other cure is otherwise effected.

            "Custodian" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files.

            "Cut-off Date" shall mean, individually and collectively, the respective Due Dates for the Original Mortgage Loans in June 2003.

            "Cut-off Date Principal Balance" shall mean, with respect to any Original Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of its Due Date in June 2003, after application of all payments of principal due on or before such date, whether or not received.

            "Default Charges" shall mean Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Mortgage Loan.

            "Default Interest" shall mean, with respect to any Mortgage Loan (or successor REO Mortgage Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield Maintenance Charges, that represent interest (other than, if applicable, Post-ARD Additional Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Mortgage Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan; provided that, in the case of the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property, "Default Interest" shall be limited to only such amounts of the type described above in this definition as are remitted to the Master Servicer on behalf of the Trust under the Great Lakes Crossing Servicing Agreement or, if Article XII is in effect, as are transferred from the Great Lakes Crossing Custodial Account to the Collection Account pursuant to Section 12.04(b).

            "Defaulting Party" shall have the meaning assigned thereto in
Section 7.01(b).

            "Defective Mortgage Loan" shall mean any Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that has not been cured in all material respects.

            "Definitive Certificate" shall have the meaning assigned thereto in
Section 5.03(a).

            "Deleted Mortgage Loan" shall mean a Defective Mortgage Loan that is purchased or repurchased, as the case may be, from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by
Section 2.03.

            "Depositor" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Depository" shall mean The Depository Trust Company, or any successor depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant" shall mean a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Designated Sub-Servicer" shall mean Midland Loan Services, Inc., any Sub-Servicer set forth on Exhibit L hereto and any successor to Midland Loan Services, Inc. or any such other Sub-Servicer set forth on Exhibit L under the related Designated Sub-Servicer Agreement.

            "Designated Sub-Servicer Agreement" shall mean any Sub-Servicing Agreement between a Designated Sub-Servicer and a Master Servicer.

            "Determination Date" shall mean, with respect to any calendar month, commencing in June 2003, the 11th day of such calendar month (or, if such 11th day is not a Business Day, the next succeeding Business Day). Each Determination Date will relate to the Distribution Date in the same calendar month.

            "Directly Operate" shall mean, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of REO Property pursuant to Section 3.18), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust other than through an Independent Contractor; provided, however, that the applicable Special Servicer (or any Sub-Servicer on behalf of the applicable Special Servicer) shall not be considered to Directly Operate an REO Property solely because the applicable Special Servicer (or any Sub-Servicer on behalf of the applicable Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Discount Rate" shall have the meaning assigned thereto in Section 4.01(d).

            "Disqualified Non-United States Tax Person" shall mean, with respect to any Class R or Class LR Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that (a) holds such Class R or Class LR Certificate and, for purposes of Treasury Regulations
Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b) certifies that it understands that, for purposes of Treasury Regulations Section 1.860E-1(c)(4)(ii), as a holder of such Class R or Class LR Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class R or Class LR Certificate and intends to pay taxes associated with holding such Class R or Class LR Certificate, and (c) has furnished the Transferor and the Trustee with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such Class R or Class LR Certificate will not be disregarded for United States federal income tax purposes.

            "Disqualified Organization" shall mean any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee, based upon an Opinion of Counsel delivered to the Trustee to the effect that the holding of an Ownership Interest in a Class R or Class LR Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R or Class LR Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distribution Account" shall mean collectively, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the 622 Third Avenue Loan REMIC Distribution Account and the Post-ARD Additional Interest Distribution Account, which may be sub-accounts of a single account.

            "Distribution Date" shall mean, with respect to any calendar month, commencing in July 2003, the fourth Business Day following the Determination Date in such calendar month.

            "Document Defect" shall mean, with respect to any Mortgage Loan, that any document required to be part of the related Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

            "Due Date" shall mean with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is first scheduled to be due (without regard to any applicable grace period).

            "Earn-Out Reserve Funds" shall mean Reserve Funds as to which any release thereof to the related Borrower is tied to conditions relating to the economic performance, value and/or occupancy of the subject Mortgaged Property.

            "EDGAR" shall mean the Electronic Data Gathering, Analysis, and Retrieval System of the Commission, which is the computer system for the receipt, acceptance, review and dissemination of documents submitted to the Commission in electronic format.

            "Eligible Account" shall mean any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than "Aa3" by Moody's and "AA" by S&P and Fitch (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "P-1" by Moody's and "A-1+" by S&P and "F-1+" by Fitch (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, (iii) an account or accounts maintained with KeyBank so long as KeyBank's long-term unsecured debt rating shall be at least "A1" from Moody's and "A" from S&P and Fitch and KeyBank's short-term deposit or short-term unsecured debt rating shall be at least "P-1" from Moody's, "A-1" from S&P and "F-1" from Fitch, (iv) an account or accounts maintained with PNC so long as PNC's long-term unsecured debt rating shall be at least "A" from S&P and Fitch and "A1" from Moody's and PNC's short-term deposit or short-term unsecured debt rating shall be at least "P-1" from Moody's, "A-1" from S&P and "F-1" from Fitch, (v) in the case of Reserve Accounts and Servicing Accounts with respect to NCBFSB Serviced Mortgage Loans, any account maintained with NCBFSB (provided that NCBFSB has a combined capital and surplus of at least $40,000,000 and, with respect to any such Reserve Account or Servicing Account that has a balance in excess of $500,000, has obtained and maintains in favor of the affected Borrower(s) a standby letter of credit from the Federal Home Loan Bank in an amount equal to the portion of such balance that is not covered by FDIC insurance), and (vi) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation to the Trustee from each Rating Agency that the use of such account would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates).

            "Environmental Insurance Policy" shall mean, with respect to any Mortgaged Property (other than the Great Lakes Crossing Mortgaged Property) or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment" shall mean any payment received by a Master Servicer or Special Servicer for the account of any Borrower for application toward the payment of real estate taxes, assessments, insurance premiums (including with respect to any Environmental Insurance Policy), ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

            "Euroclear Operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor.

            "Eurohypo Mortgage Loan" shall mean any Mortgage Loan that is either an Original Eurohypo Mortgage Loan or a Replacement Mortgage Loan that was delivered under the Eurohypo Mortgage Loan Purchase Agreement in substitution for an Original Eurohypo Mortgage Loan.

            "Eurohypo Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Event of Default" shall have the meaning assigned thereto in
Section 7.01(a).

            "Excess Liquidation Proceeds" shall mean, subject to Section 3.04(d), the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Mortgage Loan or REO Property, over (b) the sum of (i) the amount needed to pay all principal, interest (including Additional Interest (if applicable) and Default Interest), Prepayment Premiums or Yield Maintenance Charges (as applicable) and late payment charges payable with respect to such Mortgage Loan or related REO Mortgage Loan in full (or if such amount relates to an A/B Loan Pair, the amount needed to pay off such A/B Loan Pair in full), (ii) any other fees that would constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, (iii) any related unreimbursed Servicing Advances, (iv) all unpaid Advance Interest on any related Advances, and (v) any related Liquidation Fee and/or Special Servicing Fees paid or payable in respect of such Mortgage Loan or the related REO Mortgage Loan and (vi) any other Additional Trust Fund Expenses paid or payable in respect of such Mortgage Loan or REO Property.

            "Excess Liquidation Proceeds Account" shall mean, subject to Section 3.04(d), the segregated account created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Excess Liquidation Proceeds Account." Any such account shall be an Eligible Account and shall be an asset of the Lower-Tier REMIC.

            "Excess Servicing Fees" shall mean, with respect to each Mortgage Loan (and successor REO Mortgage Loan), that portion of the Master Servicing Fees that accrue at a per annum rate equal to the Excess Servicing Fee Rate.

            "Excess Servicing Fee Rate" shall mean, with respect to each Mortgage Loan (and successor REO Mortgage Loan), initially a rate per annum equal to the related Master Servicing Fee Rate, minus the sum of 1.0 basis point and the per annum rate applicable to any related primary servicing fee payable to a Designated Sub-Servicer; provided that such Excess Servicing Fee Rate shall be subject to reduction at any time following any resignation of the applicable Master Servicer pursuant to Section 6.04 (if no successor is appointed in accordance with Section 6.04(b)) or any termination of the applicable Master Servicer pursuant to Section 7.01, to the extent reasonably necessary (as determined by the Trustee) for the Trustee to appoint a qualified successor to such Master Servicer (which successor may include the Trustee) that meets the requirements of Section 7.02 and that requires market rate master servicing compensation (exclusive of any related primary servicing fee payable to a Designated Sub Servicer) that accrues at a per annum rate in excess of 1.0 basis point.

            "Excess Servicing Fee Right" shall mean, with respect to each Mortgage Loan (and successor REO Mortgage Loan), the right to receive Excess Servicing Fees.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Exchange Act Report" shall mean all Current Reports on Form 8-K and Annual Reports on Form 10-K that are to be filed with the Commission with respect to the Trust as contemplated by Section 8.14.

            "Exchange Act Reporting Period" shall mean the period from and including the Closing Date to and including December 31, 2003, as well as any other fiscal year for the Trust if as of the commencement of such fiscal year the Public Certificates are held (directly or, in the case of Public Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository.

            "Exemption-Favored Party" shall mean, with respect to any Class of Certificates (other than the Class R, Class LR, Class V and Class A-Y Certificates) that is investment grade rated by at least one Rating Agency, any of (i) CSFB LLC, (ii) any Person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with CSFB LLC, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses (i) and (ii) is a manager or co-manager with respect to such Class of Certificates.

            "Fair Value" shall mean, with respect to any Specially Designated Defaulted Mortgage Loan, the amount that, in the applicable Special Servicer's reasonable judgment, taking into account the factors set forth in the first sentence of the second paragraph of Section 3.18(b) and such other factors as the applicable Special Servicer reasonably deems appropriate, is the fair value of such Mortgage Loan.

            "Fannie Mae" shall mean the Federal National Mortgage Association or any successor.

            "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

            "Final Distribution Date" shall mean the final Distribution Date on which any distributions are to be made on the Certificates as contemplated by
Section 9.01.

            "Final Recovery Determination" shall mean a determination made by the applicable Special Servicer (or, in the case of the Great Lakes Crossing Mortgage Loan or the Great Lakes Crossing REO Property, by the Master Servicer), in its reasonable judgment, with respect to any Specially Serviced Mortgage Loan or REO Property (other than a Mortgage Loan that is paid in full and other than a Mortgage Loan or REO Property, as the case may be, that is repurchased or replaced by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, purchased or replaced by the Column Performance Guarantor pursuant to the Column Performance Guarantee or purchased by a Master Servicer, a Special Servicer and/or any Controlling Class Certificateholder(s) pursuant to
Section 9.01 or otherwise acquired by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

            "Fiscal Agent" shall mean a Person who is at any time appointed by the Trustee pursuant to Section 8.13 to act as fiscal agent hereunder.

            "Fiscal Agent Agreement" shall have the meaning assigned thereto in
Section 8.13.

            "Fitch" shall mean Fitch, Inc. and its successors in interest.

            "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation or any successor.

            "GAAP" shall mean generally accepted accounting principles in the United States.

            "General Master Servicer" shall mean KRECM, in its capacity as master servicer with respect to the Mortgage Pool (exclusive of the NCBFSB Serviced Mortgage Loans) and any related REO Properties hereunder, or any successor master servicer with respect to the Mortgage Pool (exclusive of the NCBFSB Serviced Mortgage Loans) and any related REO Properties appointed as provided herein.

            "General Mortgage Loan" shall mean any Mortgage Loan that is not an NCBFSB Serviced Mortgage Loan.

            "General Special Servicer" shall mean ARCap, in its capacity as special servicer with respect to the Mortgage Pool (exclusive of the Co-op Mortgage Loans) and any related REO Properties hereunder, or any successor special servicer with respect to the Mortgage Pool (exclusive of the Co-op Mortgage Loans) and any related REO Properties appointed as provided herein.

            "Grantor Trust" shall mean the grantor trust, as defined under subpart E of Part 1 of subchapter J of the Code, formed under Section 2.11 hereof to hold the Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account for the benefit of the Class V Certificates.

            "Great Lakes Crossing Change of Servicing Control Event" shall mean any event that, in accordance with the Great Lakes Crossing Intercreditor Agreement, would result in the Great Lakes Crossing Total Loan being serviced under this Agreement rather than under the Series 2003-CK2 PSA.

            "Great Lakes Crossing Companion Loan" shall mean the mortgage loan secured by the same Mortgage as the Great Lakes Crossing Mortgage Loan on the Great Lakes Crossing Mortgaged Property, which mortgage loan is pari passu in right of payment with the Great Lakes Crossing Mortgage Loan and, as of the Closing Date, directly backs the Credit Suisse First Boston Mortgage Securities Corp. Series 2003-CK2 Commercial Mortgage Pass-Through Certificates.

            "Great Lakes Crossing Custodial Account" shall have the meaning assigned thereto in Section 12.04.

            "Great Lakes Crossing Intercreditor Agreement" shall mean the A Notes Intercreditor and Servicing Agreement, dated as of March 27, 2003, by and between Column and KeyBank, as holders of the Great Lakes Crossing Companion Loan, and Column and KeyBank, as holders of the Great Lakes Crossing Mortgage Loan.

            "Great Lakes Crossing Master Servicer" shall mean the master servicer of the Great Lakes Crossing Total Loan under any Great Lakes Crossing Servicing Agreement.

            "Great Lakes Crossing Mortgage Loan" shall mean the Mortgage Loan included in the Trust and secured by a Mortgage on the Great Lakes Crossing Mortgaged Property.

            "Great Lakes Crossing Mortgaged Property" shall mean the Mortgaged Property identified on the Mortgage Loan Schedule as "Great Lakes Crossing."

            "Great Lakes Crossing REO Mortgage Loan" shall mean any REO Mortgage Loan related to the Great Lakes Crossing Mortgage Loan.

            "Great Lakes Crossing REO Property" shall mean the Great Lakes Crossing Mortgaged Property, if it is acquired on behalf of the respective holders of the Great Lakes Crossing Total Loan at a time that the Trust is one of those holders.

            "Great Lakes Crossing Servicing Agreement" shall mean any servicing agreement (other than this Agreement) pursuant to which the Great Lakes Crossing Total Loan and any Great Lakes Crossing REO Property is to be serviced and/or administered, which is, as of the Closing Date, in accordance with the Great Lakes Crossing Intercreditor Agreement, the Series 2003-CK2 PSA.

            "Great Lakes Crossing Special Servicer" shall mean the special servicer with respect to the Great Lakes Crossing Total Loan under any Great Lakes Crossing Servicing Agreement.

            "Great Lakes Crossing Total Loan" shall mean, collectively, the Great Lakes Crossing Mortgage Loan and the Great Lakes Crossing Companion Loan.

            "Ground Lease" shall mean the ground lease pursuant to which any Borrower holds a leasehold interest in the related Mortgaged Property, together with any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the related Mortgage Loans.

            "Group Environmental Insurance Policy" shall mean an Environmental Insurance Policy that is maintained from time to time in respect of more than one Mortgaged Property or REO Property.

            "Hazardous Materials" shall mean any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent" shall mean, when used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, each Mortgage Loan Seller, each Master Servicer, each Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan Seller, either Master Servicer, either Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof, and (iii) is not connected with the Depositor, any Mortgage Loan Seller, either Master Servicer, either Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, either Master Servicer, either Special Servicer, the Trustee, any Fiscal Agent, the Controlling Class Representative or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, such Mortgage Loan Seller, such Master Servicer, such Special Servicer, the Trustee, such Fiscal Agent, the Controlling Class Representative or any such Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Contractor" shall mean: (a) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, delivered to the Trustee), provided that
(i) the Trust does not receive or derive any income from such Person and (ii) the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5); or (b) any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial LTV Co-op Basis" shall mean, with respect to any Co-op Mortgage Loan, the related loan-to-value ratio specified on Exhibit B-5 hereto.

            "Initial Pool Balance" shall mean the aggregate Cut-off Date Principal Balance of all the Original Mortgage Loans.

            "Initial Resolution Period" shall have the meaning assigned thereto in Section 2.03(b).

            "Institutional Accredited Investor" or "IAI" shall mean an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy" shall mean, with respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy, earthquake insurance policy, Environmental Insurance Policy, business interruption insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

            "Insurance Proceeds" shall mean proceeds paid under any Insurance Policy, to the extent such proceeds actually received by the Trust or a Master Servicer or Special Servicer on its behalf are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Borrower or any other third-party in accordance with applicable law and/or the terms and conditions of the related Mortgage Loan Documents; provided that, in the case of the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property, "Insurance Proceeds" shall be limited to only such proceeds of the type described above in this definition as are remitted to the Master Servicer on behalf of the Trust under a Great Lakes Crossing Servicing Agreement or, if
Article XII is in effect, as are transferred from the Great Lakes Crossing Custodial Account to the Collection Account pursuant to Section 12.04(b).

            "Insured Environmental Event" shall have the meaning assigned thereto in Section 3.07(c).

            "Interest Accrual Basis" shall mean the basis on which interest accrues in respect of any Mortgage Loan, any Class of Regular Certificates or any Uncertificated Lower-Tier Interest or either 622 Third Avenue Loan REMIC Regular Interest, consisting of one of the following: (i) a 30/360 Basis; or
(ii) an Actual/360 Basis.

            "Interest Accrual Period" shall mean, with respect to any Class of Regular Certificates, Uncertificated Lower-Tier Interests or either 622 Third Avenue Loan REMIC Regular Interest, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Interest Only Certificates" shall mean, collectively, the Class A-X, Class A-SP and Class A-Y Certificates.

            "Interest Reserve Account" shall mean, subject to Section 3.04(c), the segregated account created and maintained by the Trustee, pursuant to
Section 3.04(c), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Interest Reserve Account." The Interest Reserve Account shall be an asset of the Lower-Tier REMIC or, with respect to the 622 Third Avenue Loan, the 622 Third Avenue Loan REMIC.

            "Interest Reserve Amount" shall mean, with respect to each Interest Reserve Mortgage Loan and each Distribution Date that occurs during the month of February of 2004 and each year thereafter and during the month of January of 2005 and each year thereafter that is not a leap year, an amount equal to one-day's interest at the related Net Mortgage Rate (or, in the case of an Interest Reserve Mortgage Loan that is, has replaced or relates to a Co-op Mortgage Loan, at an annual rate equal to the related Net Mortgage Rate minus the related Class A-Y Strip Rate) on the Stated Principal Balance of such Interest Reserve Mortgage Loan as of the end of the related Collection Period (but prior to the application of any amounts due on such Due Date), to the extent that a Monthly Payment is received in respect thereof for such Due Date on or before the related Master Servicer Remittance Date or a P&I Advance is made in respect thereof for such Due Date on the related P&I Advance Date.

            "Interest Reserve Mortgage Loan" shall mean any Actual/360 Mortgage Loan (or successor REO Mortgage Loan) other than the 622 Third Avenue Non-Pooled Portion.

            "Interest Shortfall Amount" shall mean, as to any Distribution Date and any Class of Regular Certificates, the amount, if any, by which the amount distributed on such Class on such Distribution Date in respect of interest is less than the related Optimal Interest Distribution Amount.

            "Interested Person" shall mean any party hereto, any Mortgage Loan Seller, any Certificateholder, or any Affiliate of any such Person.

            "Investment Account" shall have the meaning assigned thereto in
Section 3.06(a).

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

            "IRS" shall mean the Internal Revenue Service or any successor.

            "Issue Price" shall mean, with respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

            "KeyBank" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "KeyBank Mortgage Loan" shall mean any Mortgage Loan that is either an Original KeyBank Mortgage Loan or a Replacement Mortgage Loan that was delivered under the KeyBank Mortgage Loan Purchase Agreement in substitution for an Original KeyBank Mortgage Loan.

            "KeyBank Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "KRECM" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Late Collections" shall mean: (a) with respect to any Mortgage Loan, all amounts received by or on behalf of the Trust thereon (including, in the case of the Great Lakes Crossing Mortgage Loan, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer) during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent or are deemed by the applicable Master Servicer to represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period or on a Due Date during or prior to June 2003, and not previously recovered; and (b) with respect to any REO Mortgage Loan, all amounts received by or on behalf of the Trust in connection with the related REO Property (including, in the case of any Great Lakes Crossing REO Property, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer) during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Monthly Payment in respect of such REO Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, and not previously recovered. Late Collections do not include Default Charges.

            "Latest Possible Maturity Date" shall mean, with respect to any Class of Regular Certificates, Uncertificated Lower-Tier Interests or either 622 Third Avenue Loan REMIC Regular Interest, the date designated as the "latest possible maturity date" thereof in Section 10.01(l) solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii).

            "Letter of Credit" shall mean, with respect to any Mortgage Loan, any third-party letter of credit delivered by or at the direction of the Borrower pursuant to the terms of such Mortgage Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

            "Liquidation Event" shall mean: (a) with respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made with respect to such Mortgage Loan, (iii) such Mortgage Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or purchased or replaced by the Column Performance Guarantor pursuant to the Column Performance Guarantee, in each case as contemplated by Section 2.03, (iv) such Mortgage Loan is purchased by the applicable Special Servicer, the Majority Controlling Class Certificateholder(s) or any assignee of either of them pursuant to Section 3.18,
(v) such Mortgage Loan is purchased by a Master Servicer, a Special Servicer and/or any Controlling Class Certificateholder(s) pursuant to Section 3.18, (vi) in the case of any CBA A/B Loan Pair, the purchase of the related A Loan by the related B Loan Holder pursuant to the related A/B Intercreditor Agreement, (vii) the purchase of the 622 Third Avenue Loan by the Controlling Class Certificateholder(s) of the 622 Third Avenue Total Loan pursuant to the 622 Third Avenue Intercreditor Agreement, (viii) the purchase of the Washington Center Loan by any Washington Center Junior Holder pursuant to the Washington Center Intercreditor Agreement, (ix) the exercise by a mezzanine lender of its purchase option under a mezzanine intercreditor agreement, or (x) such Mortgage Loan is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01; and (b) with respect to any REO Property (and the related REO Mortgage Loan), any of the following events--(i) a Final Recovery Determination is made with respect to such REO Property, (ii) such REO Property is purchased by a Master Servicer, (iii) such REO Property (or, in the case of any Great Lakes Crossing REO Property, any interest therein) is purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01 or (iv) such REO Property (or, in the case of any Great Lakes Crossing REO Property, any interest therein) is acquired by the Sole Certificateholder(s) in exchange for all of the Certificates pursuant to Section 9.01.

            "Liquidation Expenses" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or
Section 3.18 (including legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes.

            "Liquidation Fee" shall mean the fee designated as such in, and payable to the applicable Special Servicer in connection with certain Liquidation Events relating to a Specially Serviced Mortgage Loan or REO Property pursuant to, the third paragraph of Section 3.11(c).

            "Liquidation Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0% (100 basis points), provided that the Liquidation Fee Rate for each of the 622 Third Avenue Total Loan and the Washington Center Total Loan shall be the lesser of (A) 0.50% (50 basis points) and (B) $1,000,000.

            "Liquidation Proceeds" shall mean all cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) actually received by the Trust (including, in the case of the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property, from the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer) in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower in accordance with applicable law and/or the terms and conditions of the related Mortgage Note and Mortgage (provided that, in the case of the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property, "Liquidation Proceeds" shall be limited to only such proceeds of the type described in this clause (i) as are remitted to the Master Servicer on behalf of the Trust under a Great Lakes Crossing Servicing Agreement or, if Article XII is in effect, as are transferred from the Great Lakes Crossing Custodial Account to the Collection Account pursuant to Section 12.04(b)); (ii) the realization upon any deficiency judgment obtained against a Borrower (provided that, in the case of the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property, "Liquidation Proceeds" shall be limited to only such proceeds of the type described in this clause (ii) as are remitted to the Master Servicer on behalf of the Trust under a Great Lakes Crossing Servicing Agreement or, if Article XII is in effect, as are transferred from the Great Lakes Crossing Custodial Account to the Collection Account pursuant to Section 12.04(b)); (iii) the purchase of a Specially Designated Defaulted Mortgage Loan by the applicable Special Servicer, the Majority Controlling Class Certificateholder(s) or any assignee of either of them pursuant to Section 3.18; (iv) the repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; (v) the purchase or replacement of a Mortgage Loan by the Column Performance Guarantor pursuant to the Column Performance Guarantee; (vi) the purchase of a Mortgage Loan or REO Property by a Master Servicer, a Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01;
(vii) the acquisition of any Mortgage Loan or REO Property by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01; (viii) the purchase of the 622 Third Avenue Loan by the Controlling Class Representative of the holder of the 622 Third Avenue Total Loan pursuant to the 622 Third Avenue Intercreditor Agreement; (ix) the purchase of the Washington Center Loan by any Washington Center Junior Holder pursuant to the Washington Center Intercreditor Agreement; or (x) the exercise by a mezzanine lender of its purchase option under a mezzanine intercreditor agreement.

            "LOC Cash Reserve" shall have the meaning assigned thereto in the definition of "Mortgage File".

            "Lock-Box Account" shall mean, with respect to any Mortgaged Property, the account, if any, created pursuant to any related Mortgage Loan Documents to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan Documents and Section 3.06. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the appropriate Accounts.

            "Lock-Box Agreement" shall mean, with respect to any Loan, the lock-box agreement, if any, between the applicable Mortgage Loan Seller and the related Borrower, pursuant to which the related Lock-Box Account may have been established.

            "Lower-Tier Distribution Account" shall mean the account, accounts or sub-accounts created and maintained by the Trustee, pursuant to Section 3.04(b), in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, for the benefit of Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Lower-Tier Distribution Account." Any such account or accounts shall be an Eligible Account or a subaccount of an Eligible Account.

            "Lower-Tier Distribution Amount" shall have the meaning assigned thereto in Section 4.01.

            "Lower-Tier Principal Amount" shall mean, with respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Class Principal Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined after taking into account any distributions made on such Distribution Date pursuant to Section 4.01(a) and (b) and any Collateral Support Deficits allocated to such Class pursuant to Section 4.04); provided that (i) with respect to the Class A-1 Certificates, (A) the Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Interest shall be the lesser of $14,446,000 and the Class Principal Balance of the Class A-1 Certificates minus $112,554,000 but not less than zero, (B) the Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Interest shall be the lesser of $79,882,000 and the Class Principal Balance of the Class A-1 Certificates minus $32,672,000 but not less than zero, and (C) the Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Interest shall be the lesser of $32,672,000 and the Class Principal Balance of the Class A-1 Certificates; (ii) with respect to the Class A-2 Certificates, (A) the Lower-Tier Principal Amount for the Class LA-2-1 Uncertificated Interest shall be the lesser of $51,303,000 and the Class Principal Balance of the Class A-2 Certificates minus $162,697,000 but not less than zero, (B) the Lower-Tier Principal Amount for the Class LA-2-2 Uncertificated Interest shall be the lesser of $79,545,000 and the Class Principal Balance of the Class A-2 Certificates minus $83,152,000 but not less than zero, (C) the Lower-Tier Principal Amount for the Class LA-2-3 Uncertificated Interest shall be the lesser of $83,152,000 and the Class Principal Balance of the Class A-2 Certificates; (iii) with respect to the Class A-3 Certificates, (A) the Lower-Tier Principal Amount for the Class LA-3-1 Uncertificated Interest shall be the lesser of $168,524,000 and the Class Principal Balance of the Class A-3 Certificates minus $43,476,000 but not less than zero and (B) the Lower-Tier Principal Amount for the Class LA-3-2 Uncertificated Interest shall be the lesser of $43,476,000 and the Class Principal Balance of the Class A-3 Certificates; (iv) with respect to the Class A-4 Certificates, (A) the Lower-Tier Principal Amount for the Class LA-4-1 Uncertificated Interest shall be the lesser of $22,200,000 and the Class Principal Balance of the Class A-4 Certificates minus $32,800,000 but not less than zero and (B) the Lower-Tier Principal Amount for the Class LA-4-2 Uncertificated Interest shall be the lesser of $32,800,000 and the Class Principal Balance of the Class A-4 Certificates; (v) with respect to the Class A-5 Certificates, (A) the Lower-Tier Principal Amount for the Class LA-5-1 Uncertificated Interest shall be the lesser of $133,634,000 and the Class Principal Balance of the Class A-5 Certificates minus $728,780,000 but not less than zero and (B) the Lower-Tier Principal Amount for the Class LA-5-2 Uncertificated Interest shall be the lesser of $728,780,000 and the Class Principal Balance of the Class A-5 Certificates; (vi) with respect to the Class D Certificates, (A) the Lower-Tier Principal Amount for the Class LD-1 Uncertificated Interest shall be the lesser of $4,898,000 and the Class Principal Balance of the Class D Certificates minus $33,910,000 but not less than zero and (B) the Lower-Tier Principal Amount for the Class LD-2 Uncertificated Interest shall be the lesser of $33,910,000 and the Class Principal Balance of the Class D Certificates; (vii) with respect to the Class E Certificates, (A) the Lower-Tier Principal Amount for the Class LE-1 Uncertificated Interest shall be the lesser of $5,989,000 and the Class Principal Balance of the Class E Certificates minus $13,416,000 but not less than zero and (B) the Lower-Tier Principal Amount for the Class LE-2 Uncertificated Interest shall be the lesser of $13,416,000 and the Class Principal Balance of the Class E Certificates; and (viii) with respect to the Class F Certificates, (A) the Lower-Tier Principal Amount for the Class LF-1 Uncertificated Interest shall be the lesser of $2,238,000 and the Class Principal Balance of the Class F Certificates minus $17,166,000 but not less than zero and (B) the Lower-Tier Principal Amount for the Class LF-2 Uncertificated Interest shall be the lesser of $17,166,000 and the Class Principal Balance of the Class F Certificates;.

            "Lower-Tier REMIC" shall mean, one of three separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans (other than the 622 Third Avenue Loan and exclusive of Post-ARD Additional Interest), the 622 Third Avenue Loan REMIC Regular Interests, any REO Property with respect thereto (exclusive of any interest therein that a B Loan Holder or Washington Center Junior Holder may have), such amounts with respect thereto as shall from time to time be held in any Collection Account, the Interest Reserve Account, any REO Account (exclusive of any such amounts that are allocable to a B Loan or Washington Center Junior Loan), the Excess Liquidation Proceeds Account, if any, the Lower-Tier Distribution Account, any A/B Loan Pair Custodial Account and, except as otherwise provided in this Agreement, all other property included in the Trust Fund (other than Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account) that is not in the 622 Third Avenue Loan REMIC and the Upper-Tier REMIC or designated as a grantor trust asset in the Preliminary Statement hereto.

            "LTV Co-op Basis" shall mean, as of any date for any Co-op Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of such Co-op Mortgage Loan on such date, and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "Majority Controlling Class Certificateholder" shall mean, as of any date of determination, any single Holder or group of Holders of Certificates representing a majority of the Voting Rights allocated to the Class of Principal Balance Certificates that constitutes, or the Classes of Principal Balance Certificates that constitute, the Controlling Class as of such date of determination.

            "Master Servicer" shall mean: (a) with respect to any Mortgage Loan (other than an NCBFSB Serviced Mortgage Loan), any REO Property acquired by the Trust with respect to a Mortgage Loan (other than an NCBFSB Serviced Mortgage
Loan) and any matters relating to the foregoing, the General Master Servicer; and (b) with respect to any NCBFSB Serviced Mortgage Loan, any REO Property acquired by the Trust with respect to an NCBFSB Serviced Mortgage Loan and any matters relating to the foregoing, the NCBFSB Master Servicer.

            "Master Servicer Remittance Amount" shall mean, with respect to either Master Servicer for any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in such Master Servicer's Collection Account as of 11:00 a.m., New York City time, on such Master Servicer Remittance Date, net of
(b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including Principal Prepayments) and interest (including Post-ARD Additional Interest), Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received (including, if applicable, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer) by or on behalf of the Trust after the end of the related Collection Period, (iii) any Prepayment Premiums and/or Yield Maintenance Charges received (including, if applicable, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer) by or on behalf of the Trust after the end of the related Collection Period, (iv) any Excess Liquidation Proceeds, (v) any amounts payable or reimbursable to any Person from such Collection Account pursuant to clauses (ii) through (xxiii) of Section 3.05(a), and (vi) any amounts deposited in such Collection Account in error; provided that the Master Servicer Remittance Amount with respect to each Master Servicer for the Master Servicer Remittance Date that occurs in the same calendar month as the anticipated Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii),
(b)(iii) and (b)(iv) of this definition.

            "Master Servicer Remittance Date" shall mean the Business Day preceding each Distribution Date.

            "Master Servicing Fee" shall mean, with respect to each Mortgage Loan and REO Mortgage Loan, the fee designated as such and payable to the applicable Master Servicer pursuant to Section 3.11(a).

            "Master Servicing Fee Rate" shall mean, with respect to each Mortgage Loan and any successor REO Mortgage Loan, the rate per annum specified with respect to such Mortgage Loan under the heading ["Servicing and Trustee Fees"] in the Mortgage Loan Schedule, minus the Trustee Fee Rate.

            "Material Breach" shall mean any Breach that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders, or any of them, in or with respect to such Mortgage Loan, including a material and adverse effect on any of the payments payable with respect to any of the Certificates or the value of any of the Certificates. In determining whether a Breach materially and adversely affects the value of a Mortgage Loan or the interests of the Certificateholders, or any of them, in such Mortgage Loan, the extent to which such Breach adversely affects the value of the related Mortgaged Property, if at all, is a factor to be considered.

            "Material Document Defect" shall mean any Document Defect that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders, or any of them, in or with respect to such Mortgage Loan, including a material and adverse effect on any of the payments payable with respect to any of the Certificates or the value of any of the Certificates; provided, however, that, except as set forth in the next sentence, no Document Defect will be considered to be a Material Document Defect prior to the first anniversary of the Closing Date, unless the document with respect to which the subject Document Defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related Mortgage Loan, defending any claim asserted by any Borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate servicing obligation. Without limiting the generality of the foregoing, it is agreed by all parties that the absence of a Specially Designated Mortgage Loan Document shall be a Material Document Defect.

            "MII" shall mean McDonald Investments Inc. or its successor in interest.

            "Modified Mortgage Loan" shall mean any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the applicable Special Servicer pursuant to Section 3.20 in a manner that:

            (a) materially affects the amount of any payment of principal or interest due thereon or the timing of when such payment is due;

            (b) except as expressly contemplated by the related Mortgage Loan Documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an Appraisal delivered to the applicable Special Servicer (at the expense of the related Borrower and upon which the applicable Special Servicer may conclusively rely); or

            (c) in the reasonable judgment of the applicable Special Servicer, otherwise materially impairs the security for such Mortgage Loan or materially reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Interest Distribution Amount" shall mean, with respect to any Distribution Date and any Class of Regular Certificates other than the Class A-X, Class A-Y and Class A-SP Certificates, the amount of interest accrued for the related Interest Accrual Period at the related Pass-Through Rate on the Class Principal Balance of such Class as of such Distribution Date, reduced by such Class's pro rata share (based on accrued interest) of the Net Aggregate Prepayment Interest Shortfall. As to any Distribution Date and the Class A-X, Class A-Y and Class A-SP Certificates, the amount of interest accrued during the related Interest Accrual Period at the Pass-Through Rate thereof on the Class Notional Amount thereof as of such Distribution Date, reduced by such Class's pro rata share (based on accrued interest) of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

            "Monthly Payment" shall mean, with respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment (or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Borrower from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20); provided that the Monthly Payment due in respect of any ARD Mortgage Loan after its Anticipated Repayment Date shall not include Post-ARD Additional Interest (or, in the case of the Great Lakes Crossing Mortgage Loan, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer pursuant to a Great Lakes Crossing Servicing Agreement or by the Master Servicer or the Special Servicer pursuant to Section 12.13).

            "Moody's" shall mean Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of Moody's, be deemed to refer to such applicable rating category of Moody's, without regard to any plus or minus or other comparable rating qualification.

            "Mortgage" shall mean, with respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust, deed to secure debt or similar document that secures the related Mortgage Note and creates a lien on the related Mortgaged Property.

            "Mortgagee" shall mean the holder of legal title to any Mortgage Loan, together with any third parties through which such holder takes actions with respect to such Mortgage Loan.

            "Mortgage File" shall mean, (a) with respect to any Mortgage Loan other than the Great Lakes Crossing Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

            (i) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, without recourse" or in blank, without recourse, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

            (ii) an original or a copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause
      (a)(iv) of this definition, in each case (unless the particular item has been delivered to, but not been returned from the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office;

            (iii) an original or a copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause
      (a)(v) of this definition, in each case (unless the particular item has been delivered to, but not been returned from the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office;

            (iv) an original executed assignment of the Mortgage, in blank or in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, in recordable form (except for any missing recording information with respect to such Mortgage);

            (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in blank or in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, in recordable form (except for any missing recording information with respect to such Assignment of Leases); (vi) originals or copies of any written assumption, modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified as to recording by the applicable recording office if the instrument being modified or assumed is a recordable document;

            (vii) the original or a copy of the policy of lender's title insurance (or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance, marked as binding and countersigned by the title insurer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter);

            (viii) copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee showing the filing thereof (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the related Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, assignment in form suitable for filing, in blank or in favor of Wells Fargo, as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3;

            (ix) the original or a copy of any environmental indemnity agreement and any Environmental Insurance Policy (including a blanket policy) relating to such Mortgage Loan;

            (x) the original or a copy of any power of attorney, guaranty, loan agreement, cash management agreement, Ground Lease and/or Ground Lease estoppels relating to such Mortgage Loan;

            (xi) any original documents (including any Letter(s) of Credit) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any amendments or intervening assignments thereof;

            (xii) the original or a copy of any security agreement relating to Additional Collateral and an executed assignment thereof, if such security agreement is separate from the Mortgage, in blank or in favor of Wells Fargo, as trustee, for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Pass-Through Certificates, Series 2003-C3;

            (xiii) the original or a copy of any intercreditor agreement (including any A/B Intercreditor Agreement), co-lender agreement or similar agreement relating to such Mortgage Loan together with, if the Mortgage Loan is an A Loan, a copy of the promissory note for the related B Loan and C Loan; and

            (xiv) if the related Mortgaged Property is a hospitality property, a copy of any franchise agreement and any franchisor comfort letter; and

            (b) with respect to the Great Lakes Crossing Mortgage Loan, the following documents on a collective basis:

            (i) the original executed Mortgage Note for such Mortgage Loan, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank Minnesota, N.A., as trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, without recourse", or in blank, without recourse and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

            (ii) a copy of the executed Great Lakes Crossing Intercreditor Agreement; and

            (iii) a copy of a Great Lakes Crossing Servicing Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian or, if applicable, a Master Servicer on its behalf such term shall be deemed not to include such documents and instruments required to be included therein unless they are actually so received; and provided, further, that the Mortgage File for any Mortgage Loan need not include any Letter of Credit referred to in clause (a)(xi) of this definition if, in lieu thereof, the related Mortgage Loan Seller has, on behalf of the related Borrower, either (i) delivered to the Trustee a substitute letter of credit, in the same amount and with the same draw conditions and renewal rights as, and otherwise substantially similar to, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit or (ii) delivered to the applicable Master Servicer a cash reserve in an amount equal to the amount of that Letter of Credit (the "LOC Cash Reserve"), which substitute letter of credit can be drawn on, or which LOC Cash Reserve can be applied, to cover the same items as that Letter of Credit was intended to cover. If any B Loan is being serviced and administered in accordance herewith, the Mortgage File for the related A Loan shall also constitute the Mortgage File for such B Loan.

            "Mortgage Loan" shall mean each of the Original Mortgage Loans (including the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion, but not including Great Lakes Crossing Mortgage Loan) and Replacement Mortgage Loans that are from time to time held in the Trust Fund, including any such mortgage loan that has been wholly or partially defeased.

            "Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, the documents included or required to be included, as the context may require, in the related Mortgage File and Servicing File.

            "Mortgage Loan Purchase Agreement" shall mean any of the Column Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement, the Eurohypo Mortgage Loan Purchase Agreement, the NCBFSB Mortgage Loan Purchase Agreement and the PNC Mortgage Loan Purchase Agreement.

            "Mortgage Loan Schedule" shall mean, collectively, the five schedules of Mortgage Loans attached hereto as Exhibit B-1A, Exhibit B-1B, Exhibit B-1C, Exhibit B-1D and Exhibit B-1E, respectively, as any such schedule may be amended from time to time in accordance with this Agreement. Such schedules shall set forth the following information with respect to each Mortgage Loan:

            (i) the Mortgage Loan number and the Prospectus Supplement identification number;

            (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

            (iii) the (A) original principal balance and (B) Cut-off Date Principal Balance;

            (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date (and, if a Mortgage Loan currently requires only payments of interest but begins to amortize prior to maturity, on the first Due Date after amortization begins);

            (v) the Mortgage Rate as of the Closing Date;

            (vi) the original and remaining term to stated maturity;

            (vii) in the case of a Balloon Mortgage Loan, the original and remaining amortization term;

            (viii) whether such Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, an identification of the Mortgage Loans with which such Mortgage Loan is cross-collateralized;

            (ix) whether such Mortgage Loan is a Co-op Mortgage Loan;

            (x) the Anticipated Repayment Date for each ARD Mortgage Loan;

            (xi) whether such Mortgage Loan provides for defeasance and if so, the period during which defeasance may occur;

            (xii) whether the Mortgage Loan is secured by a fee simple interest in the Mortgaged Property; by the Borrower's leasehold interest, and a fee simple interest, in the Mortgaged Property; or solely by a leasehold interest in the Mortgaged Property;

            (xiii) the name of the Mortgage Loan Seller;

            (xiv) the name of the originator;

            (xv) the Interest Accrual Basis;

            (xvi) the Administrative Fee Rate;

            (xvii) the number of grace days before such Mortgage Loan requires a late payment charge in connection with a delinquent Monthly Payment;

            (xviii) the amount of Reserve Funds and Escrow Payments;

            (xix) whether such Mortgage Loan is an A Loan;

            (xx) whether there exists (and, if so, the amount of) any letter of credit that constitutes Additional Collateral;

            (xxi) whether repayment of such Mortgage Loan is guaranteed by a guarantor;

            (xxii) whether the subject Mortgage Loan has a Cut-off Date Principal Balance greater than 2% of the Initial Pool Balance; and

            (xxiii) whether the related Mortgaged Property is, as of the Cut-off Date, operated as a hospitality property.

            "Mortgage Loan Sellers" shall mean, collectively, Column, KeyBank, Eurohypo, NCBFSB and PNC.

            "Mortgage Note" shall mean the original executed note evidencing the indebtedness of a Borrower under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool" shall mean all of the Mortgage Loans and any successor REO Mortgage Loans, collectively, as of any particular date of determination. The Mortgage Pool shall not include the Great Lakes Crossing Companion Loan.

            "Mortgage Rate" shall mean, with respect to any Mortgage Loan (and any successor REO Mortgage Loan), the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or by the applicable Master Servicer or the applicable Special Servicer in accordance with Section 3.20 (or, in the case of the Great Lakes Crossing Mortgage Loan, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer pursuant to a Great Lakes Crossing Servicing Agreement or by the Master Servicer or Special Servicer pursuant to Section 12.13). In the case of each of the ARD Mortgage Loans, the related Mortgage Rate will be subject to increase in accordance with the related Mortgage Note if the particular Mortgage Loan is not paid in full by its Anticipated Repayment Date.

            "Mortgaged Property" shall mean, individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, if and when the context may require, "Mortgaged Property" shall mean, collectively, all the mortgaged real properties (together with all improvements and fixtures thereon) securing the relevant Cross-Collateralized Group.

            "NCB" shall mean National Consumer Cooperative Bank.

            "NCBFSB Master Servicer" shall mean NCBFSB, in its capacity as master servicer with respect to the NCBFSB Serviced Mortgage Loans and any related REO Properties hereunder, or any successor master servicer with respect to the NCBFSB Serviced Mortgage Loans and any related REO Properties appointed as provided herein.

            "NCBFSB Serviced Mortgage Loan" shall mean any NCBFSB Mortgage Loan.

            "NCBFSB Trust Assets" shall mean the NCBFSB Serviced Mortgage Loans, any REO Properties acquired by the Trust with respect to the NCBFSB Serviced Mortgage Loans and any and all other related Trust Assets.

            "NCBFSB" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "NCBFSB Mortgage Loan" shall mean any Mortgage Loan that is either an Original NCBFSB Mortgage Loan or a Replacement Mortgage Loan that was delivered under the NCBFSB Mortgage Loan Purchase Agreement in substitution for an Original NCBFSB Mortgage Loan.

            "NCBFSB Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "NCBFSB Mortgage Loan Seller" shall mean NCB, FSB, a federal savings bank and its successors in interest.

            "NCBFSB Subordinate Debt Conditions" shall mean, with respect to a Borrower encumbering a Mortgaged Property relating to a Co-op Mortgage Loan with a subordinate mortgage, the following conditions: (i) each of the loans, or the sole loan, to be secured by each such subordinate mortgage is made by NCBFSB or any Affiliate thereof (ii) each such subordinate mortgage is expressly subject and subordinate to the lien of the Mortgage encumbering the Mortgaged Property in question, (iii) each such subordinate mortgage is expressly made in compliance with the underwriting standards which NCBFSB customarily employs in connection with making subordinate mortgages for its own mortgage loan portfolio, (iv) as of the date of the closing of the subordinate mortgage loan in question, the New Loan-to-Value Ratio (as defined below) does not exceed the lesser of (A) 40% and (B) the sum of 15% plus the Initial LTV Co-op Basis for the related Co-op Mortgage Loan, (v) NCBFSB or any Affiliate thereof that originates the subordinate mortgage loan, executes and delivers to the Trustee a subordination agreement with respect to such subordinate mortgage in substantially the form of Exhibit M hereto (provided that the Trustee shall have no responsibility for determining the sufficiency or validity thereof), (vi) if the subordinate mortgage loan will not be a fully amortizing loan, the stated maturity date of the subordinate mortgage loan shall be no earlier than the maturity date of the related Co-op Mortgage Loan, (vii) the subordinate mortgage loan shall have interest payable on a current basis, with no deferral, (viii) the subordinate mortgage loan is made principally for the purpose of funding capital expenditures, major repairs or reserves at or with respect to the Mortgaged Property in question and (ix) the aggregate amount of subordinate debt encumbering the Mortgaged Property in question does not exceed $3,500,000. For purposes of this definition, and notwithstanding anything herein to the contrary: " Mortgage Debt" shall mean the sum of (x) the aggregate outstanding principal balance of all loans secured by one or more mortgages then encumbering the Mortgaged Property in question (including the related Co-op Mortgage Loan and any then existing subordinate mortgage loans) and (y) the principal amount of the proposed new subordinate mortgage loan; "New Loan-to-Value Ratio" shall mean, as of any date for any Co-op Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Mortgage Debt for the related Mortgaged Property on such date, and the denominator of which is the Appraised Value of the related Mortgaged Property; and "Appraisal" shall mean an MAI appraisal of the applicable Mortgaged Property made, in conformance with NCBFSB's customary underwriting requirements, not more than one year prior to the origination date of the related Co-op Mortgage Loan and reviewed by the NCBFSB Master Servicer.

            "Net Aggregate Prepayment Interest Shortfall" shall mean, with respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments, Insurance Proceeds and Condemnation Proceeds on the Mortgage Loans during the related Collection Period (or, in the case of the Great Lakes Crossing Mortgage Loan, incurred in connection with the receipt of a Principal Prepayment, or any other early collection of principal in the form of Insurance Proceeds and/or Condemnation Proceeds, that is distributable to Certificateholders on such Distribution Date), exceeds (b) the aggregate amount of any Compensating Interest Payment remitted by the Master Servicers pursuant to Section 3.19(a) on the Master Servicer Remittance Date related to such Distribution Date.

            "Net Assumption Application Fee" shall have the meaning assigned thereto in Section 3.08.

            "Net Assumption Fee" shall have the meaning assigned thereto in
Section 3.08.

            "Net Default Charges" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Default Charges referred to in clause seventh of
Section 3.26(a), which are payable to the applicable Master Servicer as Additional Master Servicing Compensation or the applicable Special Servicer as Additional Special Servicing Compensation.

            "Net Investment Earnings" shall mean, with respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of a Master Servicer, a Special Servicer or the Trustee, as applicable, in accordance with Section 3.06, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds for the benefit of such Master Servicer, such Special Servicer or the Trustee, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds).

            "Net Investment Loss" shall mean, with respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account for the benefit of a Master Servicer, a Special Servicer, the Trustee or Column, as applicable, in accordance with Section 3.06 (other than losses of what would otherwise have constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Collection Period in connection with the investment of such funds for the benefit of such Master Servicer, such Special Servicer, the Trustee or Column, as applicable, in accordance with Section 3.06; provided that, in the case of any Investment Account and any particular investment of funds in such Investment Account, Net Investment Loss shall not include any loss with respect to such investment which is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Account, so long as such depository institution or trust company (i) satisfied the qualifications set forth in the definition of "Eligible Account" both at the time such investment was made and also as of a date not more than 30 days prior to the date of such loss and (ii) was not the Person entitled hereunder to Net Investment Earnings from the investment of funds in such Accounts or any Affiliate of such Person.

            "Net Liquidation Proceeds" shall mean the excess, if any, of all Liquidation Proceeds actually received by the Trust with respect to any Specially Serviced Mortgage Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

            "Net Mortgage Pass-Through Rate" shall mean, with respect to any Mortgage Loan (except the 622 Third Avenue Loan) that provides for calculations of interest based on a 360-day year composed of twelve months of 30 days each for any Interest Accrual Period, the Net Mortgage Rate thereof. With respect to any Mortgage Loan that provides for calculations of interest based on a 360-day year and the actual number of days elapsed, (a) for any Interest Accrual Period relating to an Interest Accrual Period beginning in any January, February, April, June, September and November and in any December occurring in a year immediately preceding any year that is not a leap year, the Net Mortgage Rate thereof or (b) for any Mortgage Interest Accrual Period relating to any Interest Accrual Period beginning in any March, May, July, August and October and in any December occurring in a year immediately preceding a year that is a leap year, the product of the Net Mortgage Rate thereof and a fraction whose numerator is 31 and whose denominator is 30.

            "Net Mortgage Rate" shall mean, with respect to any (A) General Mortgage Loan (or successor REO Mortgage Loan), the rate per annum equal to (a) the related Mortgage Rate minus (b) (i) the related Administrative Fee Rate and
(ii) in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, the related Post-ARD Additional Interest Rate and (B) Co-op Mortgage Loan (or successor REO Mortgage Loan) the rate per annum equal to the lesser of (i) the related Mortgage Rate minus the related Administrative Fee Rate and (ii) 4.60% per annum.

            "New Lease" shall mean any lease of an REO Property entered into at the direction of the applicable Special Servicer, including any lease renewed, modified or extended on behalf of the Certificateholders, if the applicable Special Servicer has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance" shall mean any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Mortgage Loan that, as determined by the applicable Master Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable judgment, based on at least an Appraisal conducted within the twelve months preceding any such determination, will not be ultimately recoverable from Late Collections or any other recovery on or in respect of such Mortgage Loan.

            "Nonrecoverable Servicing Advance" shall mean, as evidenced by the Officer's Certificate and supporting documentation contemplated by Section 3.11(h), any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property that, as determined by the applicable Master Servicer, the applicable Special Servicer or, if applicable, the Trustee or any Fiscal Agent, in its reasonable judgment, based on at least an Appraisal conducted within the twelve months preceding any such determination, will not be ultimately recoverable from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property.

            "Non-Registered Certificate" shall mean any Certificate that has not been subject to registration under the Securities Act. As of the Closing Date, the Class A-X, Class A-SP, Class A-Y, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class LR and Class V Certificates and the Class 622-A, Class 622-B and Class 622-C Participation Certificates will constitute Non-Registered Certificates.

            "Non-United States Tax Person" shall mean (i) any Person other than a United States Tax Person or (ii) a United States Tax Person with respect to whom income on a Class R or Class LR Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such person or any other United States Tax Person.

            "Notional Balance" shall mean, for any date of determination, the Class A-X Notional Amount, the Class A-Y Notional Amount or the Class A-SP Notional Amount, as applicable.

            "Officer's Certificate" shall mean a certificate signed by a Servicing Officer of a Master Servicer or a Special Servicer or a Responsible Officer of the Trustee or any Fiscal Agent, as the case may be.

            "Opinion of Counsel" shall mean a written opinion of counsel (which counsel, in the case of any such opinion relating to the taxation of the Trust Fund or any portion thereof or the status of the Upper-Tier REMIC, the Lower-Tier REMIC or the 622 Third Avenue Loan REMIC as a REMIC or the status of the Grantor Trust as a grantor trust for federal income tax purposes, shall be Independent of the Depositor, each Mortgage Loan Seller, each Master Servicer, each Special Servicer, the Trustee and any Fiscal Agent, but which may act as counsel to such Person) acceptable to and delivered to the addressee(s) thereof and which Opinion of Counsel, except as provided herein, shall not be at the expense of the Trustee.

            "Optimal Interest Distribution Amount" shall mean, as to any Distribution Date and any Class of Regular Certificates, the sum of the Monthly Interest Distribution Amount for such Class for such Distribution Date and the Interest Shortfall Amount for prior Distribution Dates.

            "Option Period" shall have the meaning assigned thereto in Section 3.18(c).

            "Option Price" shall have the meaning assigned thereto in Section 3.18(c).

            "Original Column Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Original Eurohypo Mortgage Loan" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Original KeyBank Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Original Lower-Tier Principal Amount" shall mean, with respect to any Class of Uncertificated Lower-Tier Interests, the principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

            "Original Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Original NCBFSB Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Original PNC Mortgage Loans" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

            "Ownership Interest" shall mean, in the case of any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, any advance made by the applicable Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

            "P&I Advance Date" shall mean the Business Day preceding each Distribution Date.

            "Pass-Through Rate" shall mean, with respect to each Class of Certificates, the respective per annum rate listed below:

     ------------------------- -------------------------------------

      Class A-1:                 Class A-1 Pass-Through Rate
     ------------------------- -------------------------------------
      Class A-2:                 Class A-2 Pass-Through Rate
     ------------------------- -------------------------------------
      Class A-3:                 Class A-3 Pass-Through Rate
     ------------------------- -------------------------------------
      Class A-4:                 Class A-4 Pass-Through Rate
     ------------------------- -------------------------------------
      Class A-5:                 Class A-5 Pass-Through Rate
     ------------------------- -------------------------------------
      Class A-X:                 Class A-X Pass-Through Rate
     ------------------------- -------------------------------------
      Class A-SP:                Class A-SP Pass-Through Rate
     ------------------------- -------------------------------------
      Class A-Y:                 Class A-Y Pass-Through Rate
     ------------------------- -------------------------------------
      Class B:                   Class B Pass-Through Rate
     ------------------------- -------------------------------------
      Class C:                   Class C Pass-Through Rate
     ------------------------- -------------------------------------
      Class D:                   Class D Pass-Through Rate
     ------------------------- -------------------------------------
      Class E:                   Class E Pass-Through Rate
     ------------------------- -------------------------------------
      Class F:                   Class F Pass-Through Rate
     ------------------------- -------------------------------------
      Class G:                   Class G Pass-Through Rate
     ------------------------- -------------------------------------
      Class H:                   Class H Pass-Through Rate
     ------------------------- -------------------------------------
      Class J:                   Class J Pass-Through Rate
     ------------------------- -------------------------------------
      Class K:                   Class K Pass-Through Rate
     ------------------------- -------------------------------------
      Class L:                   Class L Pass-Through Rate
     ------------------------- -------------------------------------
      Class M:                   Class M Pass-Through Rate
     ------------------------- -------------------------------------
      Class N:                   Class N Pass-Through Rate
     ------------------------- -------------------------------------
      Class O:                   Class O Pass-Through Rate
     ------------------------- -------------------------------------
      Class P:                   Class P Pass-Through Rate
     ------------------------- -------------------------------------
      Class 622-A                Class 622-A Pass-Through Rate
     ------------------------- -------------------------------------
      Class 622-B                Class 622-B Pass-Through Rate
     ------------------------- -------------------------------------
      Class 622-C                Class 622-C Pass-Through Rate
     ------------------------- -------------------------------------
      Class 622-D                Class 622-D Pass-Through Rate
     ------------------------- -------------------------------------
      Class 622-E                Class 622-E Pass-Through Rate
     ------------------------- -------------------------------------
      Class 622-F                Class 622-F Pass-Through Rate
     ------------------------- -------------------------------------

            "Payments Received after Determination Date Report" shall mean the report in the form of and containing the information provided for in Exhibit E-4 attached hereto.

            "Percentage Interest" shall mean: (a) with respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Class Principal Balance or Class Notional Amount, as the case may be, of the relevant Class as of the Closing Date; and (b) with respect to a Class V, Class R or Class LR Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification" shall have the meaning set forth in
Section 8.14.

            "Performing Mortgage Loan" shall mean, as of any date of determination, any Mortgage Loan as to which no Servicing Transfer Event then exists.

            "Performing Party" shall have the meaning assigned thereto in
Section 8.14.

            "Permitted Investments" shall mean any one or more of the following obligations or securities:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that each such obligation is backed by the full faith and credit of the United States;

            (ii) repurchase agreements on obligations specified in clause (i), provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time of investment rated by S&P and Fitch in the highest short-term debt rating category of S&P and Fitch and rated by Moody's "A2" or "P-1" if such obligation has a maturity of less than one month, "A1" and "P-1" if such obligation has a maturity of at least one month but less than three months, "Aa3" and "P-1" if such obligation has a maturity of at least three months but less than six months, and "Aaa" and "P-1" if such obligation has a maturity of six months or more;

            (iii) federal funds, unsecured uncertificated certificates of deposit, time deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof, provided that the short-term unsecured debt obligations of such bank or trust company are at the time of investment rated by S&P and Fitch in the highest short-term debt rating category of S&P and Fitch and rated by Moody's "A2" or "P-1" if such obligation has a maturity of less than one month, "A1" and "P-1" if such obligation has a maturity of at least one month but less than three months, "Aa3" and "P-1" if such obligation has a maturity of at least three months but less than six months, and "Aaa" and "P-1" if such obligation has a maturity of six months or more;

            (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction), provided that such commercial paper is rated by S&P and Fitch in the highest short-term debt rating category of S&P and Fitch and rated by Moody's "A2" or "P-1" if such obligation has a maturity of less than one month, "A1" and "P-1" if such obligation has a maturity of at least one month but less than three months, "Aa3" and "P-1" if such obligation has a maturity of at least three months but less than six months, and "Aaa" and "P-1" if such obligation has a maturity of six months or more;

            (v) units of money market funds (including those managed or advised by the Trustee or its Affiliates) which maintain a constant net asset value, provided that such units of money market funds are rated by S&P and Fitch in the highest short-term debt rating category of S&P and Fitch and rated by Moody's "A2" or "P-1" if such obligation has a maturity of less than one month, "A1" and "P-1" if such obligation has a maturity of at least one month but less than three months, "Aa3" and "P-1" if such obligation has a maturity of at least three months but less than six months, and "Aaa" and "P-1" if such obligation has a maturity of six months or more; provided, that if such units of money market funds are not rated by Fitch, then the applicable Master Servicer, Special Servicer or the Trustee, as applicable, shall obtain a confirmation from Fitch that an investment in such funds will not cause a downgrade, withdrawal or qualification of the then-current ratings of the Certificates; or

            (vi) any other obligation or security that is acceptable to the Rating Agencies and will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that (A) no investment described hereunder shall evidence either the right to receive (1) only interest with respect to such investment or (2) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations, (B) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity, (C) no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code and (D) no investment described hereunder may have an "r" highlighter or other comparable qualifier attached to its S&P rating; and provided, further, that each investment described hereunder must have (X) a predetermined fixed amount of principal due at maturity (that cannot vary or change), (Y) an original maturity of not more than 365 days and a remaining maturity of not more than 30 days and (Z) except in the case of a Permitted Investment described in clause (v) of this definition, a fixed interest rate or an interest rate that is tied to a single interest rate index plus a single fixed spread and moves proportionately with that index; and provided, further, that each investment described hereunder must be a "cash flow investment" (within the meaning of the REMIC Provisions).

            "Permitted Transferee" shall mean any Transferee of a Class R or Class LR Certificate other than either a Disqualified Organization or a Disqualified Non-United States Tax Person; provided, however, that if a Transferee is classified as a partnership under the Code, such Transferee shall only be a Permitted Transferee if all of its beneficial owners are United States Tax Persons and the governing documents of the Transferee prohibit a transfer of any interest in the Transferee to any Non-United States Tax Person.

            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment" shall mean a "Phase I assessment" as described in and meeting the criteria of the American Society for Testing and Materials, Designation E-1527, which assessment shall, if conducted subsequent to the Closing Date, include testing for radon (in the case of multifamily properties), lead-based paint (in the case of multifamily properties built prior to 1978) and asbestos (in the case of any properties built prior to 1981).

            "Plan" shall mean any of those retirement plans and other employee benefit plans, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that are subject to ERISA or the Code or Similar Law.

            "Plurality Class LR Certificateholder" shall mean, as to any taxable year of the Lower-Tier REMIC and 622 Third Avenue Loan REMIC, the Holder of Certificates evidencing the largest Percentage Interest in the Class LR Certificates.

            "Plurality Class R Certificateholder" shall mean, as to any taxable year of the Upper-Tier REMIC, the Holder of Certificates evidencing the largest Percentage Interest in the Class R Certificates.

            "PNC" shall mean PNC Bank, National Association.

            "PNC Mortgage Loan Purchase Agreement" shall have the meaning assigned thereto in the Preliminary Statement.

            "PNC Mortgage Loan Seller" shall mean PNC Bank, National Association, a national banking association and its successors in interest.

            "PNCCM" shall mean PNC Capital Markets, Inc.

            "Post-ARD Additional Interest" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Mortgage Loan at the Post-ARD Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the principal balance of such Mortgage Loan has been paid in full), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

            "Post-ARD Additional Interest Distribution Account" shall mean the trust account, accounts or subaccount created and maintained by the Trustee, which may be a subaccount of the Distribution Account, pursuant to Section 3.04(b), which shall be entitled "Wells Fargo, as Trustee, in trust for Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Post-ARD Additional Interest Distribution Account" and which shall be an Eligible Account. The Post-ARD Additional Interest Distribution Account shall be an asset of the Grantor Trust and not an asset of the Lower-Tier REMIC, the Upper-Tier REMIC or the 622 Third Avenue Loan REMIC.

            "Post-ARD Additional Interest Rate" shall mean, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

            "Prepayment Interest Excess" shall mean, with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made, or any early collection of principal in the form of Insurance Proceeds or Condemnation Proceeds received (including, in the case of the Great Lakes Crossing Mortgage Loan, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer on behalf of the Trust), after the Due Date for such Mortgage Loan in any Collection Period, any payment of interest (net of related Master Servicing Fees and, further, net of any portion of such interest that represents Default Interest or Post-ARD Additional Interest) actually collected from the related Borrower or out of such Insurance Proceeds or Condemnation Proceeds, as the case may be, and intended to cover the period from and after such Due Date to, but not including, the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Charge that may have been collected).

            "Prepayment Interest Shortfall" shall mean with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made, or any early collection of principal in the form of Insurance Proceeds or Condemnation Proceeds received (including, in the case of the Great Lakes Crossing Mortgage Loan, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer on behalf of the Trust), prior to the Due Date for such Mortgage Loan in any Collection Period, the amount of interest, to the extent not collected from the related Borrower or out of such Insurance Proceeds or Condemnation Proceeds (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such Principal Prepayment or other early collection of principal in the form of Insurance Proceeds or Condemnation Proceeds during the period from the date of prepayment to, but not including, such Due Date (less the amount of related Master Servicing Fees and, if applicable, exclusive of Default Interest and Post-ARD Additional Interest). For the avoidance of doubt, any Prepayment Interest Shortfall with respect to the Great Lakes Crossing Loan shall be determined in accordance with the Series 2003-CK2 PSA.

            "Prepayment Premium" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Mortgage Loan, to the extent such premium, fee or other additional amount is calculated as a percentage of the principal amount being prepaid or as a specified amount (other than a Yield Maintenance Minimum Amount).

            "Primary Servicing Office" shall mean the office of a Master Servicer or Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

            "Prime Rate" shall mean the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicers and the Special Servicers in writing of its selection.

            "Principal Balance Certificate" shall mean any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and the Class 622-A, Class 622-B, Class 622-C, Class 622-D, Class 622-E and Class 622-F Participation Certificates.

            "Principal Distribution Amount" shall mean:

            (a) with respect to any Distribution Date prior to the Final Distribution Date, an amount equal to the aggregate (without duplication) of the following--

            (i) all payments of principal (including Principal Prepayments) and, in the case of an A Loan, the 622 Third Avenue Loan or Washington Center Loan, the principal portions of Cure Payments made by the related B Loan Holder, the 622 Third Avenue B Loan Holder or Washington Center Junior Holder, respectively, or the principal portions of any purchase price remitted by such B Loan Holder, 622 Third Avenue B Loan Holder or Washington Center Junior Holder, respectively, with respect to the purchase by any such Person of the related A Loan, received by or on behalf of the Trust with respect to the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a Late Collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the related Due Date in June 2003 or on a Due Date subsequent to the end of the related Collection Period,

            (ii) all scheduled payments of principal due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received by or on behalf of the Trust (other than as part of a Principal Prepayment) prior to the related Collection Period,

            (iii) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by or on behalf of the Trust with respect to any of the Mortgage Loans during the related Collection Period that were identified and applied as recoveries of principal of such Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds that represents a Late Collection of principal due on or before the related Due Date in June 2003 or for which a P&I Advance was previously made for a prior Distribution Date,

            (iv) all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and REO Revenues received by or on behalf of the Trust in respect of any REO Properties during the related Collection Period that were identified and applied as recoveries of principal of the related REO Mortgage Loans in accordance with Section 1.03, in each case net of any portion of such proceeds and/or revenues that represents a Late Collection of principal due on or before the related Due Date in June 2003 or for which a P&I Advance was previously made for a prior Distribution Date;

            (v) the respective principal portions of all P&I Advances made in respect of the Mortgage Loans and any REO Mortgage Loans with respect to such Distribution Date;

            (vi) either (i) if the Great Lakes Crossing Total Loan or any Great Lakes Crossing REO Property is then being serviced and administered pursuant to a Great Lakes Crossing Servicing Agreement, all amounts received by the Master Servicer on behalf of the Trust as remittances under such Great Lakes Crossing Servicing Agreement on or with respect to the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Mortgage Loan since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date) that represents a payment, advance or other recovery of principal with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, exclusive of any portion of such amounts that represents a Late Collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made under this Agreement for a prior Distribution Date, or (ii) if the Great Lakes Crossing Total Loan or any Great Lakes Crossing REO Property is then being serviced and administered pursuant to Article XII, the total of all amounts described in clauses (i) through (v) above with respect to the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Mortgage Loan (calculated as if the Great Lakes Crossing Mortgage Loan was a Serviced Mortgage Loan or any Great Lakes Crossing REO Property was an Administered REO Property, as applicable); provided, that if any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds were received and/or a Final Recovery Determination was made with respect to any Mortgage Loan or REO Property during the related Collection Period, then that portion, if any, of the aggregate amount described in clause (i) through (v) above that is specifically attributable to such Mortgage Loan or REO Property, as the case may be, shall be reduced to not less than zero by any Special Servicing Fees, Liquidation Fees and/or Advance Interest with respect to such Mortgage Loan or REO Property that was paid hereunder from a source other than Default Charges during the Collection Period; and

            (b) with respect to the Final Distribution Date, an amount equal to the aggregate Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the Final Distribution Date.

            The "Principal Distribution Amount" shall not include the 622 Non-Pooled Portion Principal Distribution Amount.

            "Principal Prepayment" shall mean any payment of principal made by the Borrower on a Mortgage Loan that is received (including, in the case of the Great Lakes Crossing Mortgage Loan, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer on behalf of the Trust) in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium, Yield Maintenance Charge and/or Post-ARD Additional Interest that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment; provided that "Principal Prepayment" shall not include any such payment of principal made out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds.

            "Private Certificate" shall mean any Class A-X, Class A-Y, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class LR, Class M, Class N, Class O, Class P or Class V Certificate or Class 622-A, Class 622-B or Class 622-C Participation Certificate.

            "Privileged Persons" shall mean any of the following: a party to this Agreement, an Underwriter, a Mortgage Loan Seller, the Controlling Class Representative, the Washington Center B Loan Holder (if not then the Controlling Class Representative of the Washington Center Total Loan), a Rating Agency, a designee of the Depositor, a Certificateholder and any Person who certifies to the Trustee in the form of Exhibit K-1 hereto or Exhibit K-2 hereto, as applicable (which form shall also be located on, and may be submitted electronically via, the Trustee's internet website), that such Person is a Certificate Owner, or a prospective purchaser of a Certificate or any interest therein.

            "Projected Debt Service Coverage Ratio" shall mean, with respect to any Co-op Mortgage Loan, as of any date of determination, the Projected Net Cash Flow for the related Mortgaged Property on an annualized basis, divided by the annualized monthly payments for such Co-op Mortgage Loan.

            "Projected Net Cash Flow" shall mean, with respect to any Mortgaged Property that is a residential cooperative property, projected net operating income at such Mortgaged Property, as set forth in the Appraisal obtained with respect to such Mortgaged Property in connection with the origination of the related Mortgage Loan (or an updated Appraisal, if required hereunder), assuming such Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of existing rent controlled or rent stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

            "Proposed Plan" shall have the meaning assigned thereto in Section 3.17(a).

            "Prospectus" shall mean the Base Prospectus and the Prospectus Supplement, together.

            "Prospectus Supplement" shall mean that certain prospectus supplement, dated June 17, 2003, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

            "PTCE" shall mean Prohibited Transaction Class Exemption.

            "PTE" shall mean Prohibited Transaction Exemption.

            "Public Certificate" shall mean any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D or Class E Certificate.

            "Purchase Option" shall have the meaning assigned thereto in Section 3.18(c).

            "Purchase Price" shall mean, with respect to any Mortgage Loan (or REO Property (or, in the case of any Great Lakes Crossing REO Property, the Trust's interest therein)), a cash price equal to the aggregate of (a) the outstanding principal balance of such Mortgage Loan (or the related REO Mortgage
Loan) as of the date of purchase or, in the case of the Washington Center Loan, if the Washington Center C Loan Holder is the Person exercising the purchase option, the outstanding principal balance of the Washington Center Loan and the Washington Center B Loan as of the date of purchase (as such outstanding principal balance is reduced by the principal portion of any Cure Payments made by any B Loan Holder or Washington Center Junior Holder), (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Mortgage Loan) at the related Mortgage Rate (exclusive of any portion of such interest that represents Post-ARD Additional Interest or Default Interest) to, but not including, the Due Date occurring in the Collection Period during which the applicable purchase or repurchase occurs, (c) all related unreimbursed Servicing Advances and all related Advances that were previously reimbursed out of collections on other Mortgage Loans and/or REO Properties relating to other Mortgage Loans, (d) all accrued and unpaid Advance Interest with respect to any related Advances, and
(e) solely in the case of a purchase, repurchase or substitution, as applicable, by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or the Column Performance Guarantor pursuant to the Column Performance Guarantee, (i) all related Special Servicing Fees, Liquidation Fees (only if such repurchase or substitution occurs after the expiration of the applicable Initial Resolution Period and any applicable Resolution Extension Period), Advance Interest (to the extent not otherwise included in clause (d) of this definition) and other related Additional Trust Fund Expenses (to the extent not otherwise included in another clause of this definition), whether paid or then owing, that have not been offset by Default Charges related to such Mortgage Loan (or any successor REO Mortgage Loan) or by any Additional Master Servicing Compensation or Additional Special Servicing Compensation related to such Mortgage Loan (or any successor REO Mortgage Loan), and (ii) to the extent not otherwise included in the amount described in clause (c) or clause (e)(i) of this definition, any costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer or the Trustee (on behalf of the Trust) in enforcing the obligation of such Person to repurchase or replace such Mortgage Loan or REO Property.

            "Qualified Appraiser" shall mean, in connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Institutional Buyer" or "QIB" shall mean a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "Qualified Insurer" shall mean an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Qualified Mortgage" shall mean a qualified mortgage within the meaning of Section 860G(a)(3) of the Code.

            "Qualifying Substitute Mortgage Loan" shall mean, in connection with the replacement of a Defective Mortgage Loan as contemplated by Section 2.03, any other mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to, and not more than one percentage point in excess of, that of the Defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Mortgage Loan; (iv) is accruing interest on the same Interest Accrual Basis as the Defective Mortgage Loan; (v) has a remaining term to stated maturity not greater than, and not more than one year less than, that of the Defective Mortgage Loan and, in any event, has a Stated Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Mortgage Loan as of the Closing Date (provided, however, that with respect to Co-op Mortgage Loans and corresponding Replacement Mortgage Loans, "loan-to-value ratio" and "debt service coverage ratio" as used in this clause (vi) shall mean LTV Co-op Basis and Projected Debt Service Coverage Ratio, respectively); (vii) has comparable prepayment restrictions to those of the Defective Mortgage Loan;
(viii) will comply, as of the date of substitution, with all of the representations relating to the Defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase Agreement; (ix) has a Phase I Environmental Assessment relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law; (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code (as evidenced by an Opinion of Counsel provided by the related Mortgage Loan Seller at its expense); and (xi) is secured by a residential cooperative property if the Defective Mortgage Loan is a Co-op Mortgage Loan; provided, however, that if more than one mortgage loan is to be substituted for any Defective Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (xi) of this definition; and provided, further, that no mortgage loan shall be substituted for a Defective Mortgage Loan unless (a) such prospective Replacement Mortgage Loan shall be acceptable to the Controlling Class Representative (or, if there is no Controlling Class Representative then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (b) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by the party (i.e., the related Mortgage Loan Seller or any related Performance Guarantor) effecting the substitution). Any Qualifying Substitute Mortgage Loan substituted for the 622 Third Avenue Loan shall be an asset solely of the 622 Third Avenue Loan REMIC.

            "Rated Certificate" shall mean as to each Class of Certificates, other than the Class 622 Participation Certificates, any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

            "Rated Final Distribution Date" shall mean as to each Class of Certificates other than the Class 622 Participation Certificates the Distribution Date in May 2038.

            "Rating Agency" shall mean any of Moody's, Fitch or S&P.

            "Realized Loss" shall mean:

            (1) with respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Mortgage Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Mortgage Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(c) of this definition, all unpaid interest accrued in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, exclusive, however, of any portion of such unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest, minus (c) all payments and proceeds, if any, received (including, if applicable, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer on behalf of the Trust) in respect of such Mortgage Loan or REO Mortgage Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made that are applied as a recovery of principal of, or interest on, such Mortgage Loan or REO Mortgage Loan, as the case may be;

            (2) with respect to each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was canceled in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20 (or, in the case of the Great Lakes Crossing Mortgage Loan, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer pursuant to a Great Lakes Crossing Servicing Agreement or by the Master Servicer or the Special Servicer pursuant to Section 12.13), the amount of such principal or past due interest (other than any Default Interest and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, Post-ARD Additional Interest) so canceled; and

            (3) with respect to each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section
      3.20 (or, in the case of the Great Lakes Crossing Mortgage Loan, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer pursuant to a Great Lakes Crossing Servicing Agreement or by the Master Servicer or the Special Servicer pursuant to Section 12.13), the amount of any consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

            "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Reference Rate" shall mean, with respect to any Distribution Date from and including the July 2003 Distribution Date to and including the June 2010 Distribution Date, the corresponding rate per annum set forth on Schedule I hereto.

            "Registered Certificate" shall mean any Certificate that has been subject to registration under the Securities Act. As of the Closing Date, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D and Class E Certificates constitute Registered Certificates.

            "Regular Certificates" shall mean any Public Certificates or Private Certificates.

            "Regulation S" shall mean Regulation S under the Securities Act.

            "Regulation S Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside of the United States in reliance on Regulation S, a single global Certificate, or multiple global Certificates collectively, in definitive, fully registered form without interest coupon, each of which Certificates bears a Regulation S Legend.

            "Regulation S Legend" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates offered and sold outside the United States in reliance on Regulation S, a legend generally to the effect that such Certificates may not be offered, sold, pledged or otherwise transferred in the United States or to a United States Securities Person prior to the Release Date except pursuant to an exemption from the registration requirements of the Securities Act.

            "Reimbursement Rate" shall mean the rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

            "Related Certificates," "Related Uncertificated Lower-Tier Interest" and "Related Components" shall mean, for the following Classes of Uncertificated Lower-Tier Interests and Components, the related Class of Certificates set forth below; for the following Classes of Certificates, the related Class or Classes of Uncertificated Lower-Tier Interests and Components set forth below; and for the following Components, the related Class of Certificates or Class of Uncertificated Lower-Tier Interests set forth below:

       Related Certificates          Related Uncertificated Lower-Tier Interest     Related Components
----------------------------------- -------------------------------------------- ------------------------
Class A-1 Certificate                   Class LA-1-1 Uncertificated Interest         Component A-1-1
                                        Class LA-1-2 Uncertificated Interest         Component A-1-2
                                        Class LA-1-3 Uncertificated Interest         Component A-1-3
Class A-2 Certificate                   Class LA-2-1 Uncertificated Interest         Component A-2-1
                                        Class LA-2-2 Uncertificated Interest         Component A-2-2
                                        Class LA-2-3 Uncertificated Interest         Component A-2-3
Class A-3 Certificate                   Class LA-3-1 Uncertificated Interest         Component A-3-1
                                        Class LA-3-2 Uncertificated Interest         Component A-3-2
Class A-4 Certificate                   Class LA-4-1 Uncertificated Interest         Component A-4-1
                                        Class LA-4-2 Uncertificated Interest         Component A-4-2
Class A-5 Certificate                   Class LA-5-1 Uncertificated Interest         Component A-5-1
                                        Class LA-5-2 Uncertificated Interest         Component A-5-2
Class B Certificate                       Class LB Uncertificated Interest             Component B
Class C Certificate                       Class LC Uncertificated Interest             Component C
Class D Certificate                      Class LD-1 Uncertificated Interest           Component D-1
                                         Class LD-2 Uncertificated Interest           Component D-2
Class E Certificate                      Class LE-1 Uncertificated Interest           Component E-1
                                         Class LE-2 Uncertificated Interest           Component E-2
Class F Certificate                      Class LF-1 Uncertificated Interest           Component F-1
                                         Class LF-2 Uncertificated Interest           Component F-2
Class G Certificate                       Class LG Uncertificated Interest             Component G
Class H Certificate                       Class LH Uncertificated Interest             Component H
Class J Certificate                       Class LJ Uncertificated Interest             Component J
Class K Certificate                       Class LK Uncertificated Interest             Component K
Class L Certificate                       Class LL Uncertificated Interest             Component L
Class M Certificate                       Class LM Uncertificated Interest             Component M
Class N Certificate                       Class LN Uncertificated Interest             Component N
Class O Certificate                       Class LO Uncertificated Interest             Component O
Class P Certificate                       Class LP Uncertificated Interest             Component P
Class 622-A Participation                 Class L622-A Uncertificated Interest             N/A
   Certificate
Class 622-B Participation                 Class L622-B Uncertificated Interest             N/A
   Certificate
Class 622-C Participation                 Class L622-C Uncertificated Interest             N/A
   Certificate
Class 622-D Participation                 Class L622-D Uncertificated Interest             N/A
   Certificate
Class 622-E Participation                 Class L622-E Uncertificated Interest             N/A
   Certificate
Class 622-F Participation                 Class L622-F Uncertificated Interest             N/A
   Certificate

            "Release Date" shall mean the date that is 40 days following the later of (i) the Closing Date and (ii) the commencement of the initial offering of the Non-Registered Certificates.

            "Remaining Principal Distribution Amount" shall mean, as to any Distribution Date and any Class of Subordinate Certificates, the amount, if any, by which the Principal Distribution Amount for such Distribution Date exceeds the aggregate amount distributed in respect of Principal Distribution Amounts on such Distribution Date to all Classes senior to such Class.

            "REMIC" shall mean a "real estate mortgage investment conduit" as defined in Section 860D of the Code.

            "REMIC Provisions" shall mean the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property" shall mean, with respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account" shall mean a segregated custodial account or accounts created and maintained by each Special Servicer, pursuant to Section 3.16(b), on behalf of the Trustee in trust for the Certificateholders, and the related B Loan Holder in connection with an A/B Loan Pair and the Washington Center Junior Holders in connection with the Washington Center Total Loan, which shall be entitled [name of subject Special Servicer], as Special Servicer, on behalf of Wells Fargo Bank Minnesota, N.A. [or the name of any successor Trustee], in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass Through Certificates and the related B Loan Holder in connection with an A/B Loan Pair and Washington Center Junior Holders in connection with the Washington Center Total Loan, Series 2003-C3, REO Account."

            "REO Acquisition" shall mean the acquisition of any REO Property pursuant to Section 3.09.

            "REO Disposition" shall mean the sale or other disposition of any REO Property pursuant to Section 3.18.

            "REO Extension" shall have the meaning assigned thereto in Section 3.16(a).

            "REO Mortgage Loan" shall mean the mortgage loan deemed for purposes hereof to be outstanding with respect to the Trust's interest in each REO Property. Each REO Mortgage Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan or the Trust's acquisition of the subject REO Property). Each REO Mortgage Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Mortgage Loan. In addition, all amounts payable or reimbursable to the applicable Master Servicer, the applicable Special Servicer, the Trustee or any Fiscal Agent in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including any unpaid or unreimbursed Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable in the same priority and manner pursuant to Section 3.05(a) to such Master Servicer, such Special Servicer, the Trustee or any Fiscal Agent, as the case may be, in respect of an REO Mortgage Loan.

            "REO Property" shall mean a Mortgaged Property acquired by or otherwise on behalf of the Trust for the benefit of the Certificateholders and, if such property relates to an A/B Loan Pair, the related B Loan Holder or with respect to the Washington Center Total Loan, the Washington Center Junior Holders, through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues" shall mean all income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property, other than any Liquidation Proceeds with respect to such REO Property. With respect to an REO Property that had been security for an A Loan, "REO Revenues" shall only include the portion of the amounts described above received with respect to such REO Property that are allocable to the related A Note pursuant to the related A/B Intercreditor Agreement.

            "REO Tax" shall have the meaning assigned thereto in Section
3.17(a).

            "Replacement Mortgage Loan" shall mean any Qualifying Substitute Mortgage Loan that is substituted by a Mortgage Loan Seller or the Column Performance Guarantor for a Defective Mortgage Loan as contemplated by Section 2.03.

            "Request for Release" shall mean a request signed by a Servicing Officer of, as applicable, a Master Servicer in the form of Exhibit D-1 attached hereto or a Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal Loan" shall mean any Specially Serviced Mortgage Loan (and any successor REO Mortgage Loan) as to which an Appraisal Trigger Event has occurred; provided that a Mortgage Loan shall cease to be a Required Appraisal Loan if and when, following the occurrence of the most recent Appraisal Trigger Event with respect thereto, such Mortgage Loan has become a Corrected Mortgage Loan.

            "Reserve Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(d).

            "Reserve Funds" shall mean, with respect to any Mortgage Loan, any amounts delivered by the related Borrower to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; (ii) reserves for tenant improvements and leasing commissions; (iii) reserves for debt service; or (iv) amounts to be applied as a Principal Prepayment on such Mortgage Loan or held as Additional Collateral in the event that certain leasing or other economic criteria in respect of the related Mortgaged Property are not met.

            "Residual Transfer Affidavit" shall have the meaning assigned thereto in Section 5.02(d).

            "Resolution Extension Period" shall have the meaning assigned thereto in Section 2.03(b).

            "Responsible Officer" shall mean: (a) when used with respect to the Trustee, the President, the Treasurer, the Secretary, any Vice President, any Assistant Vice President, any Trust Officer, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement; and (b) when used with respect to any Fiscal Agent or any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

            "Responsible Party" shall mean: (a) in the case of a Material Document Defect or Material Breach with respect to any Column Mortgage Loan, each of Column and the Column Performance Guarantor; (b) in the case of a Material Document Defect or Material Breach with respect to any KeyBank Mortgage Loan, KeyBank; (c) in the case of a Material Document Defect or Material Breach with respect to any Eurohypo Mortgage Loan, Eurohypo; (d) in the case of a Material Document Defect or Material Breach with respect to any PNC Mortgage Loan, PNC; and (e) in the case of a Material Document Defect or Material Breach with respect to any NCBFSB Mortgage Loan, NCBFSB.

            "Restricted Servicer Reports" shall mean each of the CMSA Servicer Watch List, the CMSA Operating Statement Analysis Report, the CMSA NOI Adjustment Worksheet, CMSA Financial File and the CMSA Comparative Financial Status Report.

            "Rule 144A Global Certificate" shall mean, with respect to any Class of Book-Entry Non-Registered Certificates, a single global Certificate or multiple global Certificates collectively, registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, which Certificate bears a Qualified Institutional Buyer CUSIP number and does not bear a Regulation S Legend.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the other parties hereto, and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated. References herein to "applicable rating category" (other than such references to "highest applicable rating category") shall, in the case of S&P, be deemed to refer to such applicable rating category of S&P, without regard to any plus or minus or other comparable rating qualification.

            "Sarbanes-Oxley Certification" shall have the meaning set forth in
Section 8.14.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Senior Certificates" shall mean, collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-X, Class A-Y and Class A-SP Certificates.

            "Series 2003-CK2 A/B Loan Custodial Account" shall mean the "A/B Loan Custodial Account" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Appraisal Reduction Amount" shall mean an "Appraisal Reduction Amount" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Appraisal Reduction Event" shall mean an "Appraisal Reduction Event" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Assumed Scheduled Payment" shall mean an "Assumed Scheduled Payment" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Certificate" shall mean any of the Credit Suisse First Boston Mortgage Securities Corp. Series 2003-CK2 Commercial Mortgage Pass-Through Certificates.

            "Series 2003-CK2 Certificateholder" shall mean a "Certificateholder" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Collection Account" shall mean the "Collection Account" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Companion Loan Custodial Account" shall mean the "Great Lakes Crossing Total Mortgage Loan Custodial Account" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Depositor" shall mean the "Depositor" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Controlling Class Representative" shall mean the "Controlling Class Representative" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Event of Default" shall mean an "Event of Default" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Fiscal Agent" shall mean the "Fiscal Agent" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Master Servicer" shall mean the "Master Servicer" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 PSA" shall mean the Pooling and Servicing Agreement dated as of April 11, 2003, between Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer and as special servicer, Wells Fargo Bank Minnesota, N.A., as trustee, relating to the Series 2003-CK2 Certificates, as such agreement may from time to time be modified, amended, supplemented or restated.

            "Series 2003-CK2 Rating Agency" shall mean a "Rating Agency" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Servicing Standard" shall mean the "Servicing Standard" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Servicing Transfer Event" shall mean a "Servicing Transfer Event" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Specially Serviced Mortgage Loan" shall mean a "Specially Serviced Mortgage Loan" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Trust" shall mean the "Trust" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Trust Fund" shall mean the "Trust Fund" under the Series 2003-CK2 PSA.

            "Series 2003-CK2 Trustee" shall mean the "Trustee" under the Series 2003-CK2 PSA.

            "Serviced Mortgage Loan" shall mean any Mortgage Loan other than the Great Lakes Crossing Mortgage Loan.

            "Servicing Account" shall mean any of the accounts established and maintained pursuant to Section 3.03(a).

            "Servicing Advances" shall mean all customary, reasonable and necessary "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, paid or to be paid, as the context requires, out of its own funds, by the applicable Master Servicer or the applicable Special Servicer (or, if applicable, the Trustee or any Fiscal Agent) in connection with the servicing of a Mortgage Loan as to which a default, delinquency or other unanticipated event has occurred or is imminent, in connection with the administration of any REO Property or any other expenditure that is expressly designated as a Servicing Advance herein, including (1) any such costs and expenses associated with (a) compliance with the obligations of the applicable Master Servicer and/or the applicable Special Servicer set forth in Sections 2.03, 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the applicable Master Servicer or the applicable Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the applicable Master Servicer or the applicable Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds in respect of any such Mortgage Loan or any REO Property, (d) any enforcement or judicial proceedings with respect to any such Mortgage Loan, including foreclosures and similar proceedings, (e) the operation, management, maintenance and liquidation of any REO Property, (f) obtaining any Appraisal required to be obtained hereunder, and
(g) UCC filings (to the extent that the costs thereof are not reimbursed by the related Borrower) and (2) the reasonable and direct out-of-pocket travel expenses incurred by such Special Servicer in connection with performing inspections pursuant to Section 3.12(a); provided that, notwithstanding anything to the contrary, "Servicing Advances" shall not include (A) allocable overhead of a Master Servicer or Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, (B) costs incurred by either such party or any Affiliate thereof in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement or (C) costs or expenses expressly required under this Agreement to be borne by a Master Servicer or Special Servicer. Any Servicing Advance that arises from the enforcement of a remedy for a Material Breach or Material Document Defect in accordance with Section 2.03 by the applicable Master Servicer or the applicable Special Servicer that relates to the Washington Center Loan shall not be payable out of or reduce any amounts otherwise distributable to, any Washington Center Junior Loan.

            "Servicing Fees" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File" shall mean any documents (other than documents required to be part of the related Mortgage File, but including copies of those documents and any correspondence file) in the possession or under the control of, or required (pursuant to the applicable Mortgage Loan Purchase Agreement, this Agreement or otherwise) to be delivered to, as the context may require, the applicable Master Servicer or the applicable Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property, including any insurance certificates (and, if available, policies) relating to hazard insurance maintained by the Borrower with respect to the related Mortgaged Property that are in the possession of the applicable Master Servicer or the applicable Special Servicer, as the case may be, at any particular time, but excluding any documents and other writings (other than the underwriting model contained in the related underwriting memorandum or asset summary report prepared by any Mortgage Loan Seller and provided to Ernst & Young, LLP in connection with the preparation of Exhibit A-1 to the Prospectus Supplement) that have been prepared by the related Mortgage Loan Seller or any of its Affiliates solely for internal credit analysis or other internal uses or any attorney-client privileged communication.

            "Servicing Officer" shall mean any officer or employee of a Master Servicer or Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time by such Master Servicer or Special Servicer.

            "Servicing Return Date" shall mean, with respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the applicable Special Servicer to the applicable Master Servicer pursuant to Section 3.21(a).

            "Servicing Standard" shall mean, with respect to each of the Master Servicers and the Special Servicers, to service and administer the Mortgage Loans and any REO Properties for which it is responsible hereunder: (a) with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and real properties on behalf of third parties or on behalf of itself, whichever is the higher standard, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances; (b) with a view to (i) the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and any B Loan or C Loan, (ii) the full collection of all Prepayment Premiums and Yield Maintenance Charges that may become payable under the Mortgage Loans, any B Loan or C Loan, (iii) in the case of the applicable Special Servicer, if a Mortgage Loan or any B Loan or C Loan comes into and continues in default and if, in the good faith and reasonable judgment of the applicable Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) (or with respect to any A/B Loan Pair and its related B Loan and, with respect to the Washington Center Total Loan and the Washington Center Junior Loans, the maximization of recovery on the A/B Loan Pair to the Certificateholders and the B Loan Holder or Washington Center Junior Holders, as applicable, all taken as a collective whole and taking into account the subordination of the related B Loan to the related Mortgage Loan and the subordination of the Washington Center C Loan to the Washington Center B Loan, as applicable) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage
Rate) and the best interests of the Trust and the Certificateholders and any related B Loan Holder or Washington Center Junior Holders, taken as a collective whole on a net present value basis, as determined by the applicable Special Servicer in its reasonable judgment and (iv) subject to the foregoing provisions of this clause (b), unless the Controlling Class Representative agrees otherwise, the full collection of all Default Charges that may become payable under the Mortgage Loans, insofar as those Default Charges do not constitute Additional Master Servicing Compensation or Additional Special Servicing Compensation, as applicable; and (c) without regard to: (i) any relationship that the applicable Master Servicer (or any Affiliate thereof) or the applicable Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Borrower or with any other party to this Agreement; (ii) the ownership of any Certificate by the applicable Master Servicer (or any Affiliate thereof) or the applicable Special Servicer (or any Affiliate thereof), as the case may be; (iii) the obligation of the applicable Master Servicer to make Advances, (iv) the obligation of the applicable Special Servicer to make, or direct the applicable Master Servicer to make, Servicing Advances; (v) the right of the applicable Master Servicer (or any Affiliate thereof) or the applicable Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the subject applicable Master Servicer or applicable Special Servicer, as the case may be, or any of its Affiliates, of any other mortgage loans or real property; (vii) the ownership by the applicable Master Servicer or applicable Special Servicer, as the case may be, or any of its Affiliates of any other debt owed by, or secured by ownership interests in, any of the Borrowers or any Affiliate of a Borrower, and (viii) the obligations of the subject Master Servicer or Special Servicer, as the case may be, or any of its Affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a Material Breach or a Material Document Defect; provided that the foregoing standards shall apply with respect to the Great Lakes Crossing Mortgage Loan and any Great Lakes Crossing REO Property only to the extent that the Master Servicer or Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to Articles I through XI.

            "Servicing Transfer Event" shall mean, with respect to any Mortgage Loan, any of the following events:

            (a) the related Borrower has failed to make when due any Monthly Payment (including a Balloon Payment) (unless, with respect to the 622 Third Avenue Loan, such default is cured by the Controlling Class Representative of the Class 622 Participation Certificates or the related B Loan Holder or, with respect to the Washington Center Total Loan, such default is cured by either Washington Center Junior Holder or the mezzanine lender of the Washington Center Total Loan) or any other payment required under the related Mortgage Loan Documents, which failure continues, or the applicable Master Servicer determines, in its reasonable judgment exercised in accordance with the Servicing Standard, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment, for 90 days beyond the related maturity date or, if the related Borrower has (A) delivered to the applicable Master Servicer a refinancing commitment reasonably acceptable to the applicable Special Servicer and (B) continued to make monthly debt service payments equal to the Assumed Monthly Payment, for such longer period, not to exceed 150 days beyond the related maturity date, during which the refinancing would occur; or

            (b) the applicable Master Servicer (or ARCap, provided that ARCap is a Special Servicer for any of the Mortgage Loans) has determined, in its reasonable judgment exercised in accordance with the Servicing Standard, that a default in making a Monthly Payment (including a Balloon Payment) or any other material payment required under the related Mortgage Loan Documents is reasonably foreseeable and likely to occur within 30 days and either (i) the related Borrower has requested a material modification of the payment terms of the related Mortgage Loan, which modification the applicable Master Servicer, in its reasonable judgment exercised in accordance with the Servicing Standard, determines is necessary to avoid a monetary or a material non-monetary default, or (ii) such default is likely to remain unremedied or uncured by a B Loan Holder, either Washington Center Junior Holder or the mezzanine lender of the Washington Center Total Loan for at least the period contemplated by clause (a) of this definition; or

            (c) the applicable Master Servicer has determined, in its reasonable judgment exercised in accordance with the Servicing Standard, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (unless, with respect to the 622 Third Avenue Loan, such default is cured by the Controlling Class Representative of the Class 622 Participation Certificates or the related B Loan Holder or with respect to the Washington Center Loan, such default is cured by either Washington Center Junior Holder or the mezzanine lender of the Washington Center Total Loan) (or, if no cure period is specified, for 60 days), provided that in no event shall the violation of a covenant contained in the Mortgage Loan Documents for any Co-op Mortgage Loan requiring the related Borrower to abate minor building code violations be a Servicing Transfer Event, and provided, further, that the failure of the related Borrower to obtain all risk casualty insurance that does not contain any exclusion for terrorist or similar acts (other than such amounts as are specifically allowed by the related Loan Agreement) shall not apply with respect to this clause if the applicable Master Servicer has determined (which determination shall be subject to the approval of the Controlling Class Representative; provided that the Controlling Class Representative's failure to respond to a request for such approval within five (5) Business Days of such request shall be deemed approval) in accordance with the Servicing Standard that either (i) such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located or (ii) such insurance is not available at any rate; or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Borrower under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Borrower, provided that if such decree or order shall have been dismissed, discharged or stayed within 60 days thereafter the Mortgage Loan shall not be a Specially Serviced Mortgage Loan and no Special Servicing Fees, Workout Fees or Liquidation Fees shall be payable with respect thereto; or

            (e) the related Borrower shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Borrower or of or relating to all or substantially all of its property; or

            (f) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (g) the applicable Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

            A Servicing Transfer Event with respect to any Mortgage Loan shall cease to exist:

            (w) in the case of the circumstances described in clause (a) above, if and when the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20);

            (x) in the case of the circumstances described in clauses (b), (d),
      (e) and (f) above, if and when such circumstances cease to exist in the reasonable judgment of the applicable Special Servicer;

            (y) in the case of the circumstances described in clause (c) above, if and when such default is cured in the reasonable judgment of the applicable Special Servicer; and

            (z) in the case of the circumstances described in clause (g) above, if and when such proceedings are terminated.

            "Similar Law" shall have the meaning assigned thereto in Section 5.02(c).

            "Sole Certificateholder(s)" shall mean any Holder or group of Holders, as the case may be, of 100% of the then outstanding Certificates.

            "Special Servicer" shall mean: (a) with respect to any Mortgage Loan (other than a Co-op Mortgage Loan), any REO Property acquired by the Trust with respect to a Mortgage Loan (other than a Co-op Mortgage Loan) and any matters relating to the foregoing, the General Special Servicer; and (b) with respect to any Co-op Mortgage Loan, any REO Property acquired by the Trust with respect to a Co-op Mortgage Loan and any matters relating to the foregoing, the Co-op Special Servicer.

            "Special Servicing Fee" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, the fee designated as such and payable to the applicable Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate" shall mean, with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan, 0.25% (25 basis points) per annum.

            "Specially Designated Defaulted Mortgage Loan" shall mean a Specially Serviced Mortgage Loan that is delinquent 90 days or more with respect to any Balloon Payment or 60 days (or, in the case of a Co-op Mortgage Loan, 90 days) or more with respect to any other Monthly Payment, with such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or a Specially Serviced Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

            "Specially Designated Mortgage Loan Documents" shall mean, with respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, the following documents on a collective basis:

            (a) (i) the items referred to in clause (a)(i) of the definition of "Mortgage File";

            (ii) the items (exclusive of intervening assignments) referred to in clauses (a)(ii) and (a)(iii) of the definition of "Mortgage File";

            (iii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned or evidenced as binding by escrow letter or closing instructions;

            (iv) the original or a copy of any Ground Lease and Ground Lease estoppel;

            (v) the original of any Letter(s) of Credit constituting Additional Collateral;

            (vi) originals or copies of any agreements evidencing material modifications of the foregoing documents and any assumption agreements; and

            (vii) if the subject Mortgage Loan has a Cut-off Date Principal Balance greater than 2% of the Initial Pool Balance, the original or a copy of any cash management agreement related to such Mortgage Loan; or

            (b) with respect to the Great Lakes Crossing Mortgage Loan, the original executed Mortgage Note (together with all related allonges) or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note;

provided that whenever the term "Specially Designated Mortgage Loan Documents" is used to refer to documents actually received by the Trustee, a Master Servicer, a Special Servicer or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments referred to in items (a)(i) through (a)(vii) of this definition unless they are actually so received; and provided, further, that the Specially Designated Mortgage Loan Documents for any Mortgage Loan need not include any Letter of Credit referred to in item (a)(v) of this definition if, in lieu thereof, the related Mortgage Loan Seller has, on behalf of the related Borrower, either (i) delivered to the Trustee a substitute letter of credit, in the same amount and with the same draw conditions and renewal rights as, and otherwise substantially similar to, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit or (ii) delivered to the applicable Master Servicer a LOC Cash Reserve, which substitute letter of credit can be drawn on, or which LOC Cash Reserve can be applied to cover, the same items as that Letter of Credit was intended to cover.

            "Specially Serviced Mortgage Loan" shall mean any Mortgage Loan as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan, such Mortgage Loan shall remain a Specially Serviced Mortgage Loan until the earliest of (i) its removal from the Trust Fund, (ii) an REO Acquisition with respect to the related Mortgaged Property, and (iii) the Mortgage Loan becoming a Corrected Mortgage Loan.

            "Startup Day" shall mean the Closing Date.

            "State Tax Laws" shall mean the state and local tax laws of (a) Minnesota, and (b) any other state, the applicability of which to the Trust Fund or the Trust REMICs shall have been confirmed to the Trustee in writing either by the delivery to the Trustee of an Opinion of Counsel to such effect (which Opinion of Counsel shall not be at the expense of the Trustee), or by the delivery to the Trustee of a written notification to such effect by the taxing authority of such state.

            "Stated Maturity Date" shall mean, with respect to any Mortgage Loan, the Due Date specified in the related Mortgage Note (as in effect on the Closing Date or, in the case of a Replacement Mortgage Loan, on the related date of substitution) on which the last payment of principal is due and payable under the terms of such Mortgage Note, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Borrower or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.20 (or, in the case of the Great Lakes Crossing Mortgage Loan, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer pursuant to a Great Lakes Crossing Servicing Agreement or by the Master Servicer or the Special Servicer pursuant to Section 12.13) and, in the case of an ARD Mortgage Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance" shall mean, with respect to any Mortgage Loan, the 622 Third Avenue Pooled Portion or the 622 Third Avenue Non-Pooled Portion (and any successor REO Mortgage Loan), a principal balance which (a) initially in the case of any Mortgage Loan shall equal the unpaid principal balance thereof as of the related Due Date in June 2003 or, in the case of any Replacement Mortgage Loan, as of the related date of substitution, in the case of the 622 Third Avenue Pooled Portion, the 622 Third Avenue Pooled Portion balance as of the Due Date in June 2003, and in the case of the 622 Third Avenue Non-Pooled Portion, the 622 Third Avenue Non-Pooled Portion balance as of the Due Date in June 2003, in any event after application of all payments of principal due thereon on or before such date, whether or not received, and (b) shall be permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan, such 622 Third Avenue Pooled Portion or such 622 Third Avenue Non-Pooled Portion (or successor REO Mortgage Loan), (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan, such 622 Third Avenue Pooled Portion or such 622 Third Avenue Non-Pooled Portion (or successor REO Mortgage Loan) during the related Collection Period and (iii) the amount of any related Special Servicing Fees, Liquidation Fees and Advance Interest that were applied to reduce the "Principal Distribution Amount" attributable to such Mortgage Loan; provided that, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan, such 622 Third Avenue Pooled Portion or such 622 Third Avenue Non-Pooled Portion or of the related REO Mortgage Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            The Stated Principal Balance of the 622 Third Avenue Mortgage Loan (including the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion) shall equal the aggregate principal balances of the 622 Third Avenue Pooled Portion and 622 Third Avenue Non-Pooled Portion at any time of determination, each as calculated in accordance with previous paragraph.

            "Statement to Certificateholders" shall have the meaning assigned thereto in Section 4.02(a).

            "Subordinate Certificates" shall mean any of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class R and Class LR Certificates and the Class 622-A, Class 622-B, Class 622-C, Class 622-D, Class 622-E and Class 622-F Participation Certificates.

            "Subordinate Principal Balance Certificates" shall mean any of the Subordinate Certificates other than the Class R and Class LR Certificates.

            "Subsequent Exchange Act Reports" shall mean all Exchange Act Reports other than the Current Report on Form 8-K to be filed with the Commission with respect to the Trust by the Depositor in accordance with Section
8.14 within 15 days following the Closing Date.

            "Sub-Servicer" shall mean any Person with which a Master Servicer or Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement" shall mean the written contract between a Master Servicer or Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Substitution Shortfall Amount" shall mean, in connection with the substitution of one or more Replacement Mortgage Loans for any Defective Mortgage Loan, the amount, if any, by which the Purchase Price for such Defective Mortgage Loan (calculated as if it were to be repurchased, instead of replaced, on the relevant date of substitution), exceeds the Stated Principal Balance or the aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s) as of the date of substitution.

            "Tax Matters Person" shall mean, with respect to the Upper-Tier, the Lower-Tier REMIC or the 622 Third Avenue Loan REMIC, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(b), be the Plurality Class R Certificateholder or the Plurality Class LR Certificateholder, as the case may be.

            "Tax Returns" shall mean (a) the federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC, the Lower-Tier REMIC and the 622 Third Avenue Loan REMIC due to its classification as a REMIC under the REMIC Provisions and (b) the federal information return on IRS Form 1041 and applicable schedules thereto, to be filed on behalf of the Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

            "Termination Price" shall have the meaning assigned thereto in
Section 9.01(a).

            "Transfer" shall mean any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement" shall have the meaning assigned thereto in Section 5.02(d).

            "Transferee" shall mean any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor" shall mean any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

            "Trust" shall mean the trust created hereby.

            "Trust Assets" shall mean the assets comprising the Trust Fund.

            "Trust Fund" shall mean, collectively, all of the assets of the Upper-Tier REMIC, the Lower-Tier REMIC, the 622 Third Avenue Loan REMIC and the Grantor Trust, together with the reserves delivered by any Mortgage Loan Seller or the Column Performance Guarantor to the Master Servicers as contemplated by
Section 2.03.

            "Trust REMIC" shall mean any of the 622 Third Avenue Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC.

            "Trustee" shall mean Wells Fargo, in its capacity as trustee hereunder, or any successor trustee appointed as provided herein.

            "Trustee Report" shall have the meaning assigned thereto in Section 4.02(a).

            "Trustee's Fee" shall mean, with respect to any Mortgage Loan or REO Mortgage Loan, the fee designated as such and payable to the Trustee pursuant to
Section 8.05(a).

            "Trustee's Fee Rate" shall mean 0.00105% per annum.

            "UCC" shall mean the Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement" shall mean a financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

            "UCC Financing Statement Amendment" shall mean a financing statement amendment filed, or to be filed, pursuant to the UCC.

            "Uncertificated Lower-Tier Interests" shall mean any of the Class LA-1-1, Class LA-1-2, Class LA-1-3, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-2-4, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-5-1, Class LA-5-2, Class LB, Class LC, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LF-1, Class LF-2, Class LG, Class LH, Class LJ, Class LK, Class LL, Class LM, Class LN, Class LO, Class LP, Class LY, Class L622-A, Class L622-B, Class L622-C, Class L622-D, Class L622-E and Class L622-F Uncertificated Interests.

            "Underwriters" shall mean, collectively, CSFB LLC, PNCCM, MII, Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc.

            "Underwriter Exemption" shall mean PTE 89-90, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, and as may be subsequently amended following the Closing Date.

            "United States Securities Person" shall mean any "U.S. person" as defined in Rule 902(k) of Regulation S.

            "United States Tax Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Tax Persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            "Unrestricted Servicer Reports" shall mean each of the files and reports comprising the CMSA Investor Reporting Package (excluding the CMSA Bond Level File, the CMSA Collateral Summary File and the Restricted Servicer Reports).

            "Upper-Tier Distribution Account" shall mean the account, accounts or sub-account created and maintained by the Trustee, pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Upper-Tier Distribution Account." Any such account or accounts shall be an Eligible Account or a subaccount of an Eligible Account.

            "Upper-Tier REMIC" shall mean one of three separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

            "USAP" shall mean the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

            "USPAP" shall mean the Uniform Standards of Professional Appraisal Practices.

            "Voting Rights" shall mean the voting rights evidenced by the respective Certificates. At all times during the term of this Agreement, 99.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of such Classes, and 1.0% of the Voting Rights shall be allocated among all the Holders of the various Classes of Interest Only Certificates in proportion to the respective Class Notional Amounts of such Classes. Voting Rights allocated to a particular Class of Certificateholders shall be allocated among such Certificateholders in proportion to the respective Percentage Interests evidenced by their respective Certificates. No Voting Rights shall be allocated to the Class R, Class LR, Class V or Class 622 Certificateholders.

            "Wells Fargo" shall have the meaning assigned thereto in the Preliminary Statement to this Agreement.

            "Washington Center B Loan" shall mean one of the other two mortgage loans that is not included in the Trust and that is subordinate in right of payment to the Washington Center Loan to the extent set forth in the Washington Center Intercreditor Agreement and that is secured by the same Mortgage on the same Mortgaged Property as such Washington Center Loan.

            "Washington Center C Loan" shall mean one of the other two mortgage loans that is not included in the Trust and that is subordinate in right of payment to the Washington Center Loan and the Washington Center B Loan to the extent set forth in the Washington Center Intercreditor Agreement and that is secured by the same Mortgage on the same Mortgaged Property as such Washington Center Loan.

            "Washington Center Intercreditor Agreement" shall mean with respect to the Washington Center Total Loan, the intercreditor agreement entered into by and between the holders of the Washington Center Loan, the Washington Center B Loan and the Washington Center C Loan relating to the relative rights of such holders.

            "Washington Center Junior Holders" shall mean the holders of the Washington Center B Loan and the Washington Center C Loan, collectively.

            "Washington Center Junior Loans" shall mean the Washington Center B Loan and the Washington Center C Loan, collectively.

            "Washington Center Loan" shall mean the Mortgage Loan identified on the Mortgage Loan Schedule as Washington Center.

            "Washington Center Total Loan" shall mean the Washington Center Loan and the Washington Center Junior Loans, collectively.

            "Washington Center Triggering Event of Default" shall mean (i) any event of default with respect to an obligation of the related Borrower to pay principal and interest payments or any other monetary obligations due under the Mortgage Loan or (ii) any non-monetary event of default as to which the Mortgage Loan becomes a Specially Serviced Mortgage Loan.

            "Weighted Average Net Mortgage Rate" shall mean, as to any Distribution Date, the average, as of such Distribution Date, of the Net Mortgage Pass-Through Rates of the Mortgage Loans (other than the 622 Third Avenue Loan) and the 622 Third Avenue Pooled Portion weighted by the Stated Principal Balances thereof; provided that such rate shall not take into account any modification of the Mortgage Rate after the Closing Date or any modification of the Mortgage Rate in connection with a bankruptcy, insolvency or similar proceeding involving the related Borrower.

            "Workout Fee" shall mean, with respect to each Corrected Mortgage Loan, the fee designated as such and payable to the applicable Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate" shall mean, with respect to each Corrected Mortgage Loan, 1.0% (100 basis points).

            "Yield Maintenance Certificates" shall mean the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

            "Yield Maintenance Charge" shall mean, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a Borrower in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including a Yield Maintenance Minimum Amount.

            "Yield Maintenance Minimum Amount" shall mean, with respect to a Mortgage Loan that provides for a Yield Maintenance Charge to be paid in connection with any Principal Prepayment thereon or other early collection of principal thereof, any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

            Section 1.02 General Interpretive Principles

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as in effect from time to time;

            (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (iv) a reference to a Subsection without further reference to a
      Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (v) the words "herein", "hereof", "hereunder", "hereto", "hereby" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (vi) the terms "include" and "including" shall mean without limitation by reason of enumeration.

            Section 1.03 Certain Calculations in Respect of the Mortgage Pool

            (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Group (which shall not include the Great Lakes Crossing Total Loan), in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, shall be applied among the Mortgage Loans constituting such Cross-Collateralized Group in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Mortgage Loan (whether or not such Mortgage Loan constitutes part of a Cross-Collateralized Group), in the form of payments from Borrowers, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Loan Documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses and, to the extent not covered by Liquidation Expenses, Additional Trust Fund Expenses and other fees and expenses payable to any Master Servicer, any Special Servicer or the Trustee and attributable to such Mortgage Loan; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Borrower, through the related Due
Date), exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Default Charges then due and owing under such Mortgage Loan; seventh, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees, assumption application fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, other than Post-ARD Additional Interest; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Post-ARD Additional Interest on such ARD Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

            (b) Collections by or on behalf of the Trust in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses and, to the extent not covered by Liquidation Expenses, Additional Trust Fund Expenses or other fees and expenses payable to any Master Servicer, any Special Servicer or the Trustee and attributable to such REO Property or the related REO Mortgage Loan; second, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan to, but not including, the Due Date in the Collection Period of receipt, by or on behalf of the Trust, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest or, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, that constitutes Post-ARD Additional Interest; third, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Default Charges deemed to be due and owing in respect of the related REO Mortgage Loan; fifth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan; sixth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (other than, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, accrued and unpaid Post-ARD Additional Interest); and seventh, in the case of an REO Mortgage Loan that relates to an ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Post-ARD Additional Interest on such REO Mortgage Loan to but not including the date of receipt by or on behalf of the Trust.

            (c) Amounts received by the Master Servicer on behalf of the Trust as remittances under a Great Lakes Crossing Servicing Agreement with respect to the Great Lakes Crossing Mortgage Loan or the Great Lakes Crossing REO Mortgage Loan shall be allocated, subject to the Great Lakes Crossing Intercreditor Agreement, among interest, principal, Prepayment Premiums, Additional Interest and other amounts due thereon consistent with Section 3.02(b) of the Series 2003-CK2 PSA or any comparable section of any other Great Lakes Crossing Servicing Agreement.

            (d) For the purposes of this Agreement, Post-ARD Additional Interest on an ARD Mortgage Loan or a successor REO Mortgage Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Mortgage Loan or successor REO Mortgage Loan, notwithstanding that the terms of the related loan documents so permit. To the extent any Post-ARD Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            (e) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to shared fees and shared charges owing in respect of such Mortgage Loan or the related REO Mortgage Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the applicable Master Servicer and/or Additional Special Servicing Compensation payable to the applicable Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the applicable Master Servicer, on the one hand, and such of those fees and charges as are payable to the applicable Special Servicer, on the other, pro rata in accordance with their respective entitlements in accordance with Section 3.11 hereof.

            (f) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the applicable Master Servicer and reflected in the appropriate monthly report from such Master Servicer and in the appropriate monthly Statement to Certificateholders as provided in Section 4.02.

            (g) In the case of each Mortgaged Property that is a residential cooperative property, the respective files and reports comprising the CMSA Investor Reporting Package (other than the CMSA Servicer Watch List) shall present the Projected Net Cash Flow for such Mortgaged Property and the Projected Debt Service Coverage Ratio for the related Co-op Mortgage Loan, as such terms apply to residential cooperative properties, if and to the extent that such file or report requires preparation and/or submission of data concerning net cash flow or debt service coverage.

            Section 1.04 Cross-Collateralized Mortgage Loans

            Notwithstanding anything herein to the contrary, it is hereby acknowledged that the groups of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular group of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the applicable Master Servicer and/or the applicable Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Mortgage
Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including each of the defined terms set forth in Section 1.01, shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross- Collateralized Group only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

            Section 1.05 Certain Matters with Respect to the 622 Third Avenue Loan and the Washington Center Loan

            (a) For the avoidance of doubt, the parties acknowledge that the rights and duties of each of the Master Servicer and the Special Servicer under this Agreement, insofar as such rights, duties and obligations relate to the 622 Third Avenue Loan and the Washington Center Loan (including the 622 Third Avenue B Loan and the Washington Center Junior Loans), shall terminate upon the earliest to occur of the following with respect to the 622 Third Avenue Loan and the Washington Center Loan: (i) any repurchase of or substitution for the A Note by the Mortgage Loan Seller of the 622 Third Avenue Loan or the Washington Center Loan, (ii) any purchase of the A Note by any Washington Center Junior Holder or by the holder of the 622 Third Avenue B Loan, as applicable, pursuant to the terms of the related A/B Intercreditor Agreement and (iii) any payment in full of any and all amounts due (or deemed due) under the related A Note (or its successor REO Mortgage Loan) (including amounts to which the holder of the related A Note is entitled under the related A/B Intercreditor Agreement); provided, however, that this statement shall not limit (A) the duty of the Master Servicer or Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the period in which such event occurs or (B) the rights of the Master Servicer or such Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to the 622 Third Avenue Loan and the Washington Center Loan prior to the date on which such event occurs.

            (b) In connection with any purchase described in clause (ii) of subsection (a) or an event described in clause (iii) of subsection (a), the Trustee, the Master Servicer and the Special Servicer (to the extent it possesses any such items) shall each tender to (in the case of a purchase under such clause (ii)) the related purchaser (provided that the related purchaser shall have paid the full amount of the applicable purchase price) or (in the case of such clause (iii)) to the holders of the 622 Third Avenue B Loan and the Washington Center Junior Loans (if then still outstanding), upon delivery to them of a receipt executed by such purchaser or holder, all portions of the Mortgage File possessed by the Trustee and other documents pertaining to the Washington Center Loan, possessed by the Trustee, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned by the Trustee to the extent necessary or appropriate to such purchaser or holder (or the designee of such purchaser or holder) in the same manner, and pursuant to appropriate forms of assignment prepared by the Master Servicer, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the Column Mortgage Loan Seller, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 hereto which the applicable Master Servicer shall promptly deliver upon the occurrence of any purchase described in clauses (i) and (ii) of Subsection (a). The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, upon receipt of notice of such purchase, convey to such purchaser or such holder any deposits then held in an Escrow Account relating to the 622 Third Avenue Loan and the Washington Center Loan. If the A Note and the related B Loan or Washington Center Junior Loans are then REO Mortgage Loans, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, upon receipt of notice to do so, convey to such purchaser or such holder, in each case, to the extent not needed to pay or reimburse the Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent in accordance with this Agreement, deposits then held in the REO Account insofar as they relate to the related REO Property.

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
        ORIGINAL ISSUANCE OF UNCERTIFICATED LOWER-TIER INTERESTS AND 622
             THIRD AVENUE LOAN REMIC REGULAR INTERESTS; EXECUTION OF
                                  CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans

            (a) It is the intention of the parties hereto that a common law trust be established under the laws of the State of New York pursuant to this Agreement and, further, that such trust be designated as "CSFB Commercial Mortgage Trust 2003-C3." Wells Fargo is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

            (b) The Depositor, concurrently with the execution and delivery hereof, does hereby sell, assign, transfer and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders, all the right, title and interest of the Depositor in, to and under (i) the Original Mortgage Loans, all payments under and proceeds of such Mortgage Loans received after the Closing Date (other than scheduled payments of interest and principal due on or before the respective Due Dates for the Original Mortgage Loans in June 2003), and all documents included in the related Mortgage Files and Servicing Files and any related Additional Collateral; (ii) any REO Property acquired in respect of any such Mortgage Loan (or, in the case of any Great Lakes Crossing REO Property, the Trust's interest therein); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, the Great Lakes Crossing Custodial Account (if established) and the Series 2003-CK2 Companion Loan Custodial Account and, if established, the REO Account; (iv) the Mortgage Loan Purchase Agreements; (v) the Column Performance Guarantee; and
(vi) all other assets included or to be included in the Trust Fund. This conveyance is subject to the right of the Designated Sub-Servicers to primary service certain of the Original Mortgage Loans pursuant to the Designated Sub-Servicer Agreements.

            Under GAAP, the Depositor shall report and cause all of its records to reflect: (i) its acquisition of the Original Column Mortgage Loans from Column, pursuant to the Column Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from Column; (ii) its acquisition of the Original KeyBank Mortgage Loans from KeyBank, pursuant to the KeyBank Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from KeyBank; (iii) its acquisition of the Original Eurohypo Mortgage Loan from Eurohypo, pursuant to the Eurohypo Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loan from Eurohypo; (iv) its acquisition of the Original NCBFSB Mortgage Loans from NCBFSB, pursuant to the NCBFSB Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from NCBFSB; (v) its acquisition of the Original PNC Mortgage Loans from PNC, pursuant to the PNC Mortgage Loan Purchase Agreement, as a purchase of such Mortgage Loans from PNC; and (vi) its transfer of the Original Mortgage Loans to the Trust, pursuant to this Section 2.01(b), as a sale of such Mortgage Loans to the Trust; provided that, in the case of the transactions described in clauses (i) and (vi) of this sentence, the Depositor shall do so only upon the sale of Certificates representing at least 10% of the aggregate Certificate Principal Balance of all the Certificates to parties that are not Affiliates of the Depositor. Regardless of its treatment of the transfer of the Original Mortgage Loans to the Trust under GAAP, the Depositor shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent clearly to reflect that the Original Mortgage Loans have been transferred to the Trust and are no longer available to satisfy claims of the Depositor's creditors.

            After the Depositor's transfer of the Original Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

            (c) The conveyance of the Original Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Closing Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in June 2003 or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in each Collection Account, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, each REO Account (if established), the Great Lakes Crossing Custodial Account (if established) and the Series 2003-CK2 Companion Loan Custodial Account, and all investment earnings on such amounts, and all of the Depositor's right, title and interest under the Mortgage Loan Purchase Agreements and the Column Performance Guarantee, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and
(iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 financing statement substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of Delaware promptly following the initial issuance of the Certificates, and the General Master Servicer shall prepare and file at each such office, and the Trustee shall authorize continuation statements with respect thereto, in each case within six months prior to the fifth anniversary, and each succeeding anniversary that is a five-year multiple of the anniversary, of the date of the filing of the applicable UCC Financing Statement. The Depositor hereby authorizes the Trustee and the General Master Servicer to prepare and file in the name of the Depositor, and shall cooperate in a reasonable manner with the Trustee and the Master Servicers in preparing and filing, such continuation statements. This Section 2.01(c) shall constitute notice to the Trustee pursuant to any requirements of the UCC in effect in each applicable jurisdiction.

            (d) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Original Mortgage Loan acquired by the Depositor from such Mortgage Loan Seller. In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the related Mortgage Loan Seller, subject to the next paragraph, to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee (whether by actual assignment or by amendment of the Letter of Credit) the related Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase Agreement and the Column Performance Guarantee.

            Notwithstanding the foregoing, if any Mortgage Loan Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any of its Original Mortgage Loans, then that Mortgage Loan Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute instrument substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan Documents applicable to the issuer of that Letter of Credit; or (ii) a LOC Cash Reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2.01, any such substitute instrument shall be deemed to be Additional Collateral of the type covered by the prior paragraph of this Section 2.01(d) and any such LOC Cash Reserve shall be deemed to be Reserve Funds of the type covered by Section 2.01(f).

            (e) As soon as reasonably possible, and in any event within 90 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, including via electronic means, if appropriate, in or with the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (a)(iv) and
(a)(v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each UCC-2 or UCC-3 assignment in favor of the Trustee referred to in clause (a)(viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 or UCC-3 assignment shall reflect that the filed copy thereof or an appropriate receipt therefor, as applicable, should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a copy of the recorded original. At such time as such assignments, UCC-2s, UCC-3s or verifications of electronic filing have been returned to the Trustee, the Trustee shall forward a copy thereof to the applicable Master Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. If any Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly notify the applicable Master Servicer, the applicable Special Servicer, the Rating Agencies and the Controlling Class Representative. Each Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Original Mortgage Loans acquired by the Depositor from such Mortgage Loan Seller, all as more particularly provided for in the related Mortgage Loan Purchase Agreement.

            Notwithstanding the foregoing, any Mortgage Loan Seller may elect (in writing to the Trustee), at its sole cost and expense, to engage a third-party contractor to prepare and complete in proper form for filing and recording any and all of the assignments described in the immediately preceding paragraph, including UCC-2 and UCC-3 assignments with respect to the Original Mortgage Loans conveyed by it to the Depositor under the applicable Mortgage Loan Purchase Agreement, to submit such assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such assignments to the Trustee or its designee as such assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing and recording indicated thereon. It is hereby acknowledged that the PNC Mortgage Loan Seller has elected to engage such a third-party contractor for the preparation, filing and recording and delivery of such assignments to the Trustee in respect of the Original PNC Mortgage Loans. The Trustee shall have no duties or obligations described in the immediately preceding paragraph in respect of the Original PNC Mortgage Loans or the Original Mortgage Loans provided by any other Mortgage Loan Seller that makes a similar election with respect to its Original Mortgage Loans.

            (f) In connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the applicable Master Servicer, within three (3) Business Days after the Closing Date, the following items (except to the extent that any of the following items are to be retained by a primary servicer that will continue to act on behalf of the applicable Master Servicer as a Sub-Servicer): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, transaction screens, leases, rent rolls (except with respect to Co-op Mortgage Loans), third-party underwriting reports, insurance policies, legal opinions, tenant estoppels and any other relevant documents that the applicable Master Servicer or applicable Special Servicer reasonably deems necessary to service the subject Mortgage Loan in the possession or under the control of such Mortgage Loan Seller that relate to the Original Mortgage Loans transferred by it to the Depositor, copies of all documents required to be delivered by such Mortgage Loan Seller to the Trustee or Custodian as a part of the related Mortgage File and, to the extent they are not required to be a part of a Mortgage File for any such Original Mortgage Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of such Mortgage Loan Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of such Original Mortgage Loans (provided, that (other than the underwriting model contained in the related underwriting memorandum or asset summary report prepared by any Mortgage Loan Seller and provided to Ernst & Young, LLP in connection with the preparation of Exhibit A-1 to the Prospectus Supplement) such Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication or any documents or materials prepared by it or its Affiliates solely for internal credit analysis or other internal uses); and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Mortgage Loan Seller that relate to the Original Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor. The Master Servicers shall hold all such documents, records and funds that it so receives on behalf of the Trustee in trust for the benefit of the Certificateholders and, insofar as such items relate to a B Loan or the Washington Center Junior Loans, the related B Loan Holder or Washington Center Junior Holders, as applicable.

            (g) Also in connection with the Depositor's assignment pursuant to
Section 2.01(b) above, the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the applicable Master Servicer, on or before the Closing Date, the original or a copy of any Group Environmental Insurance Policy acquired by the Depositor or an Affiliate of the Depositor.

            Section 2.02 Acceptance of Mortgage Assets by Trustee

            (a) Subject to the other provisions in this Section 2.02, the Trustee, by its execution and delivery of this Agreement, hereby accepts receipt on behalf of the Trust, directly or through a Custodian on its behalf, of (i) the Original Mortgage Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and any other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Original Mortgage Loans and such other assets, together with any other Mortgage Loans and assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee or such Custodian (acting through the applicable Master Servicer) shall hold any Letter of Credit in a custodial capacity only and shall have no obligation to maintain, extend the term of, enforce or otherwise pursue any rights under such Letter of Credit which obligation the applicable Master Servicer hereby undertakes. In connection with the foregoing, the Trustee hereby certifies to each of the other parties hereto and the Mortgage Loan Sellers that, as to each Original Mortgage Loan, except as to any LOC Cash Reserve and except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) the Specially Designated Mortgage Loan Documents (without regard to Assignments of Leases, modification agreements and assumption agreements) are in its possession or the possession of a Custodian on its behalf, and (ii) such Mortgage Loan Documents have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan. To the extent that the contents of the Mortgage File for any A Loan relate to the corresponding B Loan or Washington Center Junior Loans, as the case may be, the Trustee will also hold such Mortgage File in trust for the benefit of the holder of the related B Loan or the Washington Center Junior Loans.

            (b) On or about the 75th day following the Closing Date (and, if any exceptions are noted or if the recordation/filing contemplated by Section 2.01(e) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), every 90 days thereafter until the earlier of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, and (ii) the date on which all the affected Mortgage Loans are removed from the Trust Fund), the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Original Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify in writing (substantially in the form of Exhibit B-3) to each of the other parties hereto, the Mortgage Loan Sellers and the Controlling Class Representative that, as to each Original Mortgage Loan then subject to this Agreement (except as to any LOC Cash Reserve and except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (a)(i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (a)(ii) through (a)(v),
(a)(vii), (a)(x), (a)(xii) and (a)(xiii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause
(a)(viii) of the definition of "Mortgage File" (without regard to the parenthetical) and any other Specially Designated Mortgage Loan Documents (without regard to modification agreements and assumption agreements), have been received by it or a Custodian on its behalf; (ii) if such Mortgage Loan is the Great Lakes Crossing Mortgage Loan, the original Mortgage Note specified in clause (b)(i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a "lost note affidavit and indemnity" certifying that the original of such Mortgage Note has been lost), and the original or a copy of each document specified in clauses (b)(ii) and
(b)(iii) of the definition of "Mortgage File", have been received by the Trustee or a Custodian on its behalf; (iii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) (except in the case of the Great Lakes Crossing Mortgage Loan) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iv) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (v) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clause (iii)(A) and clause (vi) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File.

            If a Mortgage Loan Seller or the Column Performance Guarantor substitutes a Replacement Mortgage Loan for any Defective Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Mortgage Loan, on or about the 30th day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earlier of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, and (ii) the date on which such Replacement Mortgage Loan is removed from the Trust Fund).

            With respect to the documents described in clause (a)(iii) of the definition of "Mortgage File", absent actual knowledge to the contrary, the Trustee may assume, for purposes of the certification(s) delivered in this
Section 2.02(a) or to be delivered pursuant to Section 2.02(b), that the Mortgage File for each Mortgage Loan includes a separate Assignment of Leases.

            With respect to the documents described in clause (a)(viii) of the definition of "Mortgage File", absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification(s) to be delivered pursuant to this Section 2.02(b), that the Mortgage File for each Mortgage Loan should include one state-level UCC Financing Statement filing in the state of incorporation or organization of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Borrowers, for each related Borrower). To the extent appropriate under applicable law, the UCC-2s and UCC-3s in favor of the Trustee will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization as so indicated on the documents provided.

            (c) None of the Trustee, the Master Servicers, the Special Servicers or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or to determine whether any of the representations and warranties made by any Mortgage Loan Seller in its respective Mortgage Loan Purchase Agreement are true and correct when made. Furthermore, except as expressly provided in Section 2.01(e), none of the Trustee, the Master Servicers, the Special Servicers or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            (d) In performing the reviews contemplated by subsections (a) and
(b) above, the Trustee may conclusively rely on the related Mortgage Loan Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i) through (a)(v), clause (a)(vii) and, in the case of any Mortgage Loan secured by a Mortgage on a hospitality property, clause (a)(viii) of the definition of "Mortgage File" and any other Specially Designated Mortgage Loan Documents (without regard to modification agreements and assumption agreements), have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) above.

            Section 2.03 Certain Repurchases and Substitutions of Mortgage Loans by the Mortgage Loan Sellers or the Column Performance Guarantor

            (a) If any party hereto discovers (without implying any duty to make such discovery), or receives notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Controlling Class Representative, the Depositor and each Person that would be a Responsible Party with respect thereto if such Document Defect or Breach, as the case may be, were a Material Document Defect or a Material Breach, as applicable.

            If necessary, the Trustee shall request each Mortgage Loan Seller to comply with the second paragraph of Section 2(c) of the related Mortgage Loan Purchase Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to an Original Mortgage Loan transferred by such Mortgage Loan Seller to the Depositor. If the Trustee becomes aware of any failure on the part of any Mortgage Loan Seller to do so, the Trustee shall promptly notify the applicable Master Servicer and the applicable Special Servicer.

            (b) Promptly upon its determination that any Material Document Defect or Material Breach exists with respect to any Mortgage Loan or its receipt of notice from the Trustee or any other party to this Agreement of a Material Document Defect or Material Breach with respect to any Mortgage Loan, the applicable Master Servicer or the applicable Special Servicer with respect to Specially Serviced Mortgage Loans, shall notify the Responsible Party or Parties with respect thereto in writing of such Material Document Defect or Material Breach, as the case may be, and direct such Responsible Party or Parties that it or they, as the case may be, must, not later than 90 days from the receipt by such Responsible Party or Parties of such notice (or, if such Material Breach or Material Document Defect, as the case may be, relates to whether such Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was a Qualified Mortgage, and provided that such Responsible Party or Parties received prompt written notice thereof, within 90 days after any earlier discovery by any party to this Agreement of such Material Breach or Material Document Defect, as the case may be) (such 90-day period, in any case, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the affected Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase Agreement or the Column Performance Guarantee), at the applicable Purchase Price; provided that if a Responsible Party with respect to any Material Document Defect or Material Breach certifies to the Trustee in writing (i) that such Material Document Defect or Material Breach, as the case may be, does not relate to whether the affected Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was a Qualified Mortgage, (ii) that such Material Document Defect or Material Breach, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that such Responsible Party has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach, as the case may be, during the applicable Initial Resolution Period, (iv) what actions such Responsible Party is pursuing in connection with the cure of such Material Document Defect or Material Breach, as the case may be, and (v) that such Responsible Party anticipates that such Material Document Defect or Material Breach, as the case may be, will be cured within an additional 90-day period (such additional 90-day period, the "Resolution Extension Period") (a copy of which certification shall be delivered by the Trustee to the applicable Master Servicer, the applicable Special Servicer and the Controlling Class Representative), then such Responsible Party (or, if applicable, both of the Responsible Parties with respect to such Material Document Defect or Material Breach, as the case may be) shall have an additional period equal to any such applicable Resolution Extension Period to complete such correction or cure (or, upon failure to complete such correction or cure, to repurchase the affected Mortgage Loan); and provided, further, that, in lieu of repurchasing the affected Mortgage Loan as contemplated above (but, in any event, no later than such repurchase would have to have been completed), a Responsible Party with respect to any Material Document Defect or Material Breach shall be permitted, during the three-month period following the Startup Day for any Trust REMIC that holds the related Mortgage Loan (or during the two-year period following such Startup Day if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), to replace the affected Mortgage Loan with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the related Mortgage Loan Purchase Agreement or the Column Performance Guarantee, as applicable, and this Agreement. If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the applicable Master Servicer shall designate its Collection Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the applicable Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.

            The remedies provided for in this Section 2.03(b) with respect to any Material Document Defect or Material Breach with respect to any Mortgage Loan shall apply to the related REO Property.

            If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by a Responsible Party, as contemplated by this Section 2.03, then, prior to the subject repurchase or substitution, the applicable Master Servicer (or, in the case of a Specially Serviced Mortgage Loan, the applicable Special Servicer) shall use its reasonable efforts, subject to the terms of the affected Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless (i) the Mortgage Loan or Mortgage Loans from such Cross-Collateralized Group that are to remain part of the Trust Fund have a debt service coverage ratio that is not less than the greater of (A) the debt service coverage ratio of the Cross-Collateralized Group, as a collective whole, immediately prior to such repurchase or replacement and (B) 1.25x and (ii) the loan-to-value ratio with respect to the Mortgage Loan or Mortgage Loans that are to remain part of the Trust Fund after the repurchase or replacement of the affected Mortgage Loan is not greater than the lesser of (A) the loan-to-value ratio of the Cross-Collateralized Group, as a collective whole, immediately prior to such repurchase or replacement and (B) 75%; and provided, further, that no such termination shall be effected unless and until the applicable Master Servicer and the Trustee have received from a Responsible Party, (i) an Opinion of Counsel addressed to the Trustee and the applicable Master Servicer from Independent counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to the Upper-Tier REMIC, Lower-Tier REMIC or 622 Third Avenue Loan REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that a Responsible Party, may, at its option, repurchase or replace the entire Cross-Collateralized Group without termination of the cross-collateralization. To the extent necessary and appropriate, the Trustee shall execute (or, subject to Section 3.10, provide the applicable Master Servicer or Special Servicer with a limited power of attorney that enables the applicable Master Servicer or Special Servicer to execute) the loan documentation referred to in the prior sentence; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the applicable Master Servicer or Special Servicer. The applicable Master Servicer shall advance all costs and expenses incurred by the Trustee and the applicable Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph, and such advances shall
(i) constitute and be reimbursable as Servicing Advances and (ii) be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced. Neither the applicable Master Servicer nor the applicable Special Servicer shall be liable to any Certificateholder or any other party hereto if the cross-collateralization of any Cross-Collateralized Group cannot be terminated as contemplated by this paragraph for any reason beyond the control of the applicable Master Servicer or the applicable Special Servicer, as the case may be.

            If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the preceding paragraph for any reason (including, but not limited to, the failure of the related Responsible Party to satisfy any of the conditions set forth in the provisos to the first sentence of the preceding paragraph), then, for purposes of this
Section 2.03, the related Mortgage Loan Purchase Agreement, and, in the case of a Cross-Collateralized Group of Column Mortgage Loans, the Column Performance Guarantee, including for purposes of (i) determining whether the particular Breach or Document Defect that gave rise to the repurchase/substitution obligation for such Cross-Collateralized Group is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

            Whenever one or more Replacement Mortgage Loans are substituted for a Defective Mortgage Loan by a Responsible Party, as contemplated by this
Section 2.03, the applicable Master Servicer or Special Servicer, as applicable, shall direct the party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such Replacement Mortgage Loan satisfies or such Replacement Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in June 2003 and received by the applicable Master Servicer or the applicable Special Servicer on behalf of the Trust on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) and received by the applicable Master Servicer or the applicable Special Servicer on behalf of the Trust after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the applicable Master Servicer to the party effecting the related substitution promptly following receipt.

            If any Mortgage Loan is to be repurchased or replaced by a Responsible Party as contemplated by this Section 2.03, the applicable Master Servicer or Special Servicer, as applicable, shall direct such party to amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the applicable Master Servicer or Special Servicer, as applicable, shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

            In the event that the Master Servicer, the Special Servicer or the Trustee is notified or otherwise has actual knowledge that Column and KeyBank have an obligation to repurchase the Great Lakes Crossing Companion Loan from the Series 2003-CK2 Trust by reason of a "Material Document Defect" or a "Material Breach" (as such terms are defined in the Series 2003-CK2 PSA), then such party shall promptly notify the other such parties, and the Master Servicer shall, as and to the extent contemplated by the Column Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement, direct Column and KeyBank to repurchase the Great Lakes Crossing Mortgage Loan at the Purchase Price contemporaneously with any repurchase of the Great Lakes Crossing Companion Loan.

            The reasonable "out-of-pocket" costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(b), including reasonable attorney fees and expenses, shall constitute Servicing Advances to the extent not collected from the related Responsible Party; provided, that any such "out-of-pocket" costs and expenses incurred by the applicable Master Servicer or the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(b) including reasonable attorneys' fees and expenses, which constitute Servicing Advances that arise from the enforcement of a remedy for a Material Breach or Material Document Defect in accordance with this Section 2.03 by the applicable Master Servicer or the applicable Special Servicer that relate to the Washington Center Loan shall not be payable out of or reduce any amounts otherwise distributable to, any Washington Center Junior Loan.

            (c) Upon receipt of an Officer's Certificate from the applicable Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by the related Responsible Party as contemplated by this
Section 2.03 has been deposited in such Master Servicer's Collection Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to
Section 2.03(b) to be delivered by the party effecting the repurchase/substitution, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase/substitution or its designee and (ii) execute and deliver such endorsements and instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the legal and beneficial ownership of the Deleted Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents, and the applicable Master Servicer shall notify the affected Borrowers of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). In connection with any such repurchase or substitution by the related Responsible Party, each of the applicable Master Servicer and the applicable Special Servicer shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the applicable Master Servicer or the applicable Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The Trustee shall notify the related B Loan Holder or Washington Center Junior Holders, as the case may be, of any repurchase regarding an A Loan. The reasonable "out-of-pocket" costs and expenses, including reasonable attorneys' fees and expenses, incurred by the applicable Master Servicer, the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(c), to the extent not collected from the related Responsible Party, shall be reimbursable to each of them as Servicing Advances in respect of the affected Mortgage Loan; provided, that any such "out-of-pocket" costs and expenses incurred by the applicable Master Servicer or the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(c) including reasonable attorneys' fees and expenses, which constitute Servicing Advances that arise from the enforcement of a remedy for a Material Breach or Material Document Defect in accordance with this Section 2.03 by the applicable Master Servicer or the applicable Special Servicer that relate to the Washington Center Loan shall not be payable out of or reduce any amounts otherwise distributable to, any Washington Center Junior Loan.

            (d) The related Mortgage Loan Purchase Agreement, the Column Performance Guarantee and/or this Pooling and Servicing Agreement provide the sole remedies available to the Certificateholders, or the Trustee on their behalf, respecting any Document Defect or Breach. If, in connection with any Material Document Defect or Material Breach, each Responsible Party with respect thereto defaults on its obligations to cure such Material Document Defect or Material Breach, as the case may be, in all material respects or to repurchase or replace the affected Mortgage Loan as contemplated by this Section 2.03, or if, in connection with any repurchase of the Great Lakes Crossing Companion Loan from the Series 2003-CK2 Trust, Column defaults on its obligation to repurchase the Great Lakes Crossing Mortgage Loan, then the applicable Master Servicer or the applicable Special Servicer, as applicable, shall promptly notify the Trustee and the Controlling Class Representative, and the Trustee shall notify the Certificateholders. Thereafter, the applicable Master Servicer or the applicable Special Servicer shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations (and if the applicable Master Servicer or the applicable Special Servicer is notified or otherwise becomes aware of a default on the part of any Mortgage Loan Seller in respect of its obligations under the second paragraph of Section 2(c) of the related Mortgage Loan Purchase Agreement, the applicable Master Servicer or the applicable Special Servicer shall also take such actions on behalf of the Trust with respect to the enforcement of such obligations of such Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the applicable Master Servicer (or, if applicable, the applicable Special Servicer) shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket costs and expenses incurred by the applicable Master Servicer, the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(d), including, reasonable attorney's fees and expenses, to the extent not collected from the related Responsible Party, shall constitute Servicing Advances in respect of the affected Mortgage Loan; provided, that any such "out-of-pocket" costs and expenses incurred by the applicable Master Servicer or the applicable Special Servicer and/or the Trustee pursuant to this Section 2.03(d) including reasonable attorneys' fees and expenses, which constitute Servicing Advances that arise from the enforcement of a remedy for a Material Breach or Material Document Defect in accordance with this Section 2.03 by the applicable Master Servicer or the applicable Special Servicer that relate to the Washington Center Loan shall not be payable out of or reduce any amounts otherwise distributable to, any Washington Center Junior Loan.

            (e) If the applicable Responsible Party incurs any expense in connection with the curing of a Breach which also constitutes a default under the related Mortgage Loan, such Responsible Party shall have a right, and shall be subrogated to the rights of the Trustee, as successor to the Mortgagee, to recover the amount of such expenses from the related Borrower; provided, however, that such Responsible Party's rights pursuant to this Section 2.03(e) shall be junior, subject and subordinate to the rights of the Trust Fund, the applicable Master Servicer and the applicable Special Servicer to recover amounts owed by the related Borrower under the terms of such Mortgage Loan, including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trust Fund, the applicable Master Servicer or the applicable Special Servicer allocable to such Mortgage Loan; provided, further, that in the event and to the extent that such expenses of such Responsible Party in connection with any Mortgage Loan exceed five percent (5%) of the then outstanding principal balance of such Mortgage Loan, then such Responsible Party's rights to reimbursement pursuant to this Section 2.03(e) with respect to such Mortgage Loan and such excess expenses shall not (without the prior consent of the applicable Master Servicer or Special Servicer, as applicable, which shall not be unreasonably withheld) be exercised until the payment in full of such Mortgage Loan (as such Mortgage Loan may be amended or modified pursuant to the terms of this Agreement) unless the applicable statute of limitations requires commencement of any action prior to the payment in full of such Mortgage Loan. Notwithstanding any other provision of this Agreement to the contrary, the applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the applicable Special Servicer, shall not have any obligation pursuant to this Agreement to collect such reimbursable amounts on behalf of such Responsible Party; provided, however, that the preceding clause shall not operate to prevent the applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the applicable Special Servicer, from using reasonable efforts, exercised in its sole discretion, to collect such amounts to the extent consistent with the Servicing Standard. The applicable Responsible Party may pursue its rights to reimbursement of such expenses directly against the Borrower, by suit or otherwise, provided that (a) the applicable Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the applicable Special Servicer determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by such Responsible Party will not impair such Master Servicer's and/or such Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan and, if applicable, the related B Loan which would otherwise be payable to the applicable Master Servicer, the applicable Special Servicer, the Trustee, and the Certificateholders and, if applicable, the B Loan Holder pursuant to the terms of this Agreement, (b) such actions will not include an involuntary bankruptcy, receivership or insolvency proceeding against the Borrower, (c) such actions will not include the foreclosure or enforcement of any lien or security interest under the related Mortgage or other Mortgage Loan Document and (d) such actions will not result in the imposition of an additional lien against the related Mortgaged Property.

            Section 2.04 Representations and Warranties of the Depositor

            (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) The Depositor's execution and delivery of, performance under, and compliance with this Agreement, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Depositor, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions involving the Depositor contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except (A) for those consents, approvals, authorizations or orders that previously have been obtained, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and sale of the Certificates by the Underwriters, and (C) any recordation of the assignments of Mortgage Loan Documents to the Trustee pursuant to Section 2.01(e), which has not yet been completed.

            (vii) The Depositor's transfer of the Original Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (viii) The Depositor is not transferring the Original Mortgage Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors.

            (ix) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

            (x) After giving effect to its transfer of the Original Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

            (xi) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

            (xii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

            (xiii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (xiv) Immediately prior to the transfer of the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Original Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement. The Depositor has not transferred any of its right, title and interest in and to the Original Mortgage Loans to any Person other than the Trustee.

            (xv) The Depositor is transferring all of its right, title and interest in and to the Original Mortgage Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.

            (xvi) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Original Mortgage Loans by the Depositor to the Trustee.

            (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            Section 2.05 Representations and Warranties of the General Master Servicer

            (a) The General Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The General Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and the General Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each General Mortgage Loan and to perform its obligations under this Agreement.

            (ii) The General Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the General Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the General Master Servicer, is likely to affect materially and adversely either the ability of the General Master Servicer to perform its obligations under this Agreement or the financial condition of the General Master Servicer.

            (iii) The General Master Servicer has the full corporate power and authority to enter into and consummate all transactions involving the General Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the General Master Servicer, enforceable against the General Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The General Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the General Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the General Master Servicer to perform its obligations under this Agreement or the financial condition of the General Master Servicer.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the General Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the General Master Servicer to perform its obligations under this Agreement.

            (vii) No litigation is pending or, to the best of the General Master Servicer's knowledge, threatened against the General Master Servicer that, if determined adversely to the General Master Servicer, would prohibit the General Master Servicer from entering into this Agreement or that, in the General Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the General Master Servicer to perform its obligations under this Agreement or the financial condition of the General Master Servicer.

            (viii) The General Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

            (ix) The General Master Servicer has examined each of the Sub-Servicing Agreements entered into by the General Master Servicer that will be in effect as of the Closing Date with respect to the General Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

            (b) The representations and warranties of the General Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Any successor General Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.06 Representations and Warranties of the General Special Servicer

            (a) The General Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The General Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the General Special Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each non-Co-op Mortgage Loan and to perform its obligations under this Agreement.

            (ii) The General Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the General Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the good faith and reasonable judgment of the General Special Servicer, is likely to affect materially and adversely either the ability of the General Special Servicer to perform its obligations under this Agreement or the financial condition of the General Special Servicer.

            (iii) The General Special Servicer has the full corporate power and authority to enter into and consummate all transactions involving the General Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the General Special Servicer, enforceable against the General Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The General Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the General Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the General Special Servicer to perform its obligations under this Agreement or the financial condition of the General Special Servicer.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the General Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the General Special Servicer to perform its obligations under this Agreement.

            (vii) No litigation is pending or, to the best of the General Special Servicer's knowledge, threatened against the General Special Servicer that, if determined adversely to the General Special Servicer, would prohibit the General Special Servicer from entering into this Agreement or that, in the General Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the General Special Servicer to perform its obligations under this Agreement or the financial condition of the General Special Servicer.

            (viii) The General Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

            (ix) As of the Closing Date, the General Special Servicer is not a party to any Sub-Servicing Agreement providing for the performance of duties of the General Special Servicer by any Sub-Servicers with respect to any of the General Mortgage Loans or REO Properties.

            (b) The representations and warranties of the General Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Any successor General Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.07 Representations and Warranties of the NCBFSB Master Servicer

            (a) The NCBFSB Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The NCBFSB Master Servicer is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, and the NCBFSB Master Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each NCBFSB Serviced Mortgage Loan and to perform its obligations under this Agreement.

            (ii) The NCBFSB Master Servicer's execution and delivery of, performance under and compliance with this Agreement, will not violate the NCBFSB Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the NCBFSB Master Servicer, is likely to affect materially and adversely either the ability of the NCBFSB Master Servicer to perform its obligations under this Agreement or the financial condition of the NCBFSB Master Servicer.

            (iii) The NCBFSB Master Servicer has the full corporate power and authority to enter into and consummate all transactions involving the NCBFSB Master Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the NCBFSB Master Servicer, enforceable against the NCBFSB Master Servicer in accordance with the terms hereof, subject to
      (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The NCBFSB Master Servicer is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the NCBFSB Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the NCBFSB Master Servicer to perform its obligations under this Agreement or the financial condition of the NCBFSB Master Servicer.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the NCBFSB Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the NCBFSB Master Servicer to perform its obligations under this Agreement.

            (vii) No litigation is pending or, to the best of the NCBFSB Master Servicer's knowledge, threatened against the NCBFSB Master Servicer that, if determined adversely to the NCBFSB Master Servicer, would prohibit the NCBFSB Master Servicer from entering into this Agreement or that, in the NCBFSB Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the NCBFSB Master Servicer to perform its obligations under this Agreement or the financial condition of the NCBFSB Master Servicer.

            (viii) The NCBFSB Master Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

            (ix) As of the Closing Date, the NCBFSB Master Servicer is not a party to any Sub-Servicing Agreement providing for the performance of duties of the NCBFSB Master Servicer by any Sub-Servicer with respect to the NCBFSB Serviced Mortgage Loans.

            (b) The representations and warranties of the NCBFSB Master Servicer set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Any successor NCBFSB Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.08 Representations and Warranties of the Co-op Special Servicer

            (a) The Co-op Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Co-op Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the United States, and the Co-op Special Servicer is in compliance with the laws of each State in which any related Mortgaged Property is located to the extent necessary to ensure the enforceability of each Co-op Mortgage Loan and to perform its obligations under this Agreement.

            (ii) The Co-op Special Servicer's execution and delivery of, performance under and compliance with this Agreement will not violate the Co-op Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the good faith and reasonable judgment of the Co-op Special Servicer, is likely to affect materially and adversely either the ability of the Co-op Special Servicer to perform its obligations under this Agreement or the financial condition of the Co-op Special Servicer.

            (iii) The Co-op Special Servicer has the full corporate power and authority to enter into and consummate all transactions involving the Co-op Special Servicer contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Co-op Special Servicer, enforceable against the Co-op Special Servicer in accordance with the terms hereof, subject to
      (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Co-op Special Servicer is not in violation of, and its execution and delivery of, performance under and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Co-op Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Co-op Special Servicer to perform its obligations under this Agreement or the financial condition of the Co-op Special Servicer.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Co-op Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained or where the lack of such consent, approval, authorization or order would not have a material adverse effect on the ability of the Co-op Special Servicer to perform its obligations under this Agreement.

            (vii) No litigation is pending or, to the best of the Co-op Special Servicer's knowledge, threatened against the Co-op Special Servicer that, if determined adversely to the Co-op Special Servicer, would prohibit the Co-op Special Servicer from entering into this Agreement or that, in the Co-op Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Co-op Special Servicer to perform its obligations under this Agreement or the financial condition of the Co-op Special Servicer.

            (viii) The Co-op Special Servicer has errors and omissions insurance in the amounts and with the coverage required by Section 3.07(d).

            (ix) As of the Closing Date, the Co-op Special Servicer is not a party to any Sub-Servicing Agreement providing for the performance of duties of the Co-op Special Servicer by any Sub-Servicer with respect to any Co-op Mortgage Loans or related REO Properties.

            (b) The representations and warranties of the Co-op Special Servicer set forth in Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Any successor Co-op Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.09 Representations, Warranties and Covenants of the
Trustee

            (a) The Trustee hereby represents and warrants to, and covenants with, each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is duly organized and validly existing as a national banking association under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan (insofar as such enforceability is dependent upon compliance by the Trustee with such laws) and to perform its obligations under this Agreement.

            (ii) The Trustee's execution and delivery of, performance under and compliance with this Agreement, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which breach or default, in the good faith and reasonable judgment of the Trustee is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and, in particular, the rights of creditors of national banking associations, and
      (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (vi) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Trustee of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

            (vii) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or that, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee.

            (viii) The Trustee is eligible to act as trustee hereunder in accordance with Section 8.06.

            (b) The representations, warranties and covenants of the Trustee set forth in Section 2.09(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of a breach of any such representations, warranties and covenants that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

            (c) Any successor Trustee shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.09(a), subject to such appropriate modifications to the representation, warranty and covenant set forth in Section 2.09(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.10 Issuance of 622 Third Avenue Loan REMIC Regular and Residual Interests; Issuance of Uncertificated Lower-Tier Interests; Execution of Certificates

            (a) The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files and fully executed original counterparts of the Mortgage Loan Purchase Agreements, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery (i) the Trustee acknowledges the assignment to it of the 622 Third Avenue Loan and the issuance of the 622 Third Avenue Loan REMIC Regular Interests and the 622 Third Avenue Loan REMIC Residual Interest to the Depositor in exchange for the 622 Third Avenue Loan (exclusive of Post-ARD Additional Interest), (ii) the Trustee acknowledges the assignment to it of the Mortgage Loans (other than the 622 Third Avenue Loan, and exclusive of Post-ARD Additional Interest) and the 622 Third Avenue Loan REMIC Regular Interests and in exchange therefor, the Trustee acknowledges the issuance of the Uncertificated Lower-Tier Interests to the Depositor and the residual interest in the Lower-Tier REMIC to or upon the order of the Depositor, and (iii) the Trustee acknowledges the assignment to it of the Uncertificated Lower-Tier Interests, and immediately thereafter, the Trustee acknowledges that, pursuant to the written request of the Depositor executed by an officer of the Depositor, it has executed, authenticated and, upon the order of the Depositor, shall deliver, (i) the Regular Certificates and the Class R Certificates in exchange for the Uncertificated Lower-Tier Interests, (ii) the Class LR Certificates, representing the 622 Third Avenue Loan REMIC Residual Interests and the residual interest in the Lower-Tier REMIC, and (iii) the Class V Certificates in exchange for the right to receive Post-ARD Additional Interest, and the Depositor hereby acknowledges the receipt by it or its designees, of all such Certificates.

            Section 2.11 Acceptance of Grantor Trust by Trustee; Issuance of the Class V Certificates

            It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Post-ARD Additional Interest received on the ARD Mortgage Loans and the Post-ARD Additional Interest Distribution Account constitute a portion of the Grantor Trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of such portion of the Grantor Trust and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to it of such portion of the assets included in the Grantor Trust, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, to or upon the order of the Depositor, the Class V Certificates in authorized denominations evidencing the entire beneficial ownership of the Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account. The rights of the Holders of the Class V Certificates to receive distributions from the proceeds of Grantor Trust, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01 General Provisions

            (a) The General Master Servicer shall be the Master Servicer with respect to all the Trust Assets other than the NCBFSB Trust Assets and, as such, subject to Section 3.21, shall service and administer such of the Trust Assets (other than the NCBFSB Trust Assets) as constitute Performing Mortgage Loans and shall continue to collect such information and prepare such reports to the Trustee, and shall render such other incidental services, as shall be required of such Master Servicer hereunder with respect to such of the Trust Assets (other than the NCBFSB Trust Assets) as constitute Specially Serviced Mortgage Loans and REO Properties. The NCBFSB Master Servicer shall be the Master Servicer with respect to the NCBFSB Trust Assets and, as such, subject to
Section 3.21, shall service and administer such of the NCBFSB Trust Assets as constitute Performing Mortgage Loans and shall continue to collect such information and prepare such reports to the Trustee, and shall render such other incidental services, as shall be required of such Master Servicer hereunder with respect to such of the NCBFSB Trust Assets as constitute Specially Serviced Mortgage Loans and REO Properties. The General Special Servicer shall be the Special Servicer with respect to all the Trust Assets other than the Co-op Trust Assets and, as such, subject to Section 3.21, shall service and administer such of the Trust Assets (other than the Co-op Trust Assets) as constitute Specially Serviced Mortgage Loans and REO Properties and shall render such incidental services as are required of such Special Servicer with respect to such of the Trust Assets (other than the Co-op Trust Assets) as constitute Performing Mortgage Loans. The Co-op Special Servicer shall be the Special Servicer with respect to the Co-op Trust Assets and, as such, subject to Section 3.21, shall service and administer such of the Co-op Trust Assets as constitute Specially Serviced Mortgage Loans and REO Properties and shall render such incidental services as are required of such Special Servicer with respect to such of the Co-op Trust Assets as constitute Performing Mortgage Loans.

            (b) Each of the Master Servicers and the Special Servicers shall service and administer the Mortgage Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders and, in the case of each A/B Loan Pair, the related B Loan Holder or Washington Center Junior Holders (as a collective whole), in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement and the respective Mortgage Loan Documents (and, in the case of each A/B Loan Pair, the related A/B Intercreditor Agreement); and (iii) to the extent consistent with the foregoing, the Servicing Standard. Subject to the foregoing, each Master Servicer and Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each Master Servicer (with respect to those Performing Mortgage Loans that it is obligated to service and administer pursuant to this Agreement) and Special Servicer (with respect to Specially Serviced Mortgage Loans that it is obligated to service and administer pursuant to this Agreement), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders, any affected B Loan Holder or Washington Center Junior Holder and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance and all other comparable instruments; and (iii) subject to Sections 3.08, 3.20 and 3.24, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of any Master Servicer or Special Servicer, furnish, or cause to be so furnished, to such Master Servicer or Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by such Master Servicer or Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, that the Trustee shall not be held liable for any misuse of any such power of attorney by any Master Servicer or Special Servicer.

            (c) The parties hereto acknowledge that, pursuant to the Great Lakes Crossing Intercreditor Agreement: (i) until the occurrence of a Great Lakes Crossing Change of Servicing Control Event, the Great Lakes Crossing Total Loan is to be serviced and administered by the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer in accordance with the Series 2003-CK2 PSA (provided that the Master Servicer is responsible for performing such services with respect to the Great Lakes Crossing Mortgage Loan as are specifically set forth in Articles I through XI of this Agreement); and (ii) upon the occurrence of a Great Lakes Crossing Change of Servicing Control Event, the Great Lakes Crossing Total Loan will be serviced and administered by the Master Servicer and Special Servicer in accordance with Article XII of this Agreement; provided that, if the Series 2003-CK2 PSA is ever to be replaced by any other Great Lakes Crossing Servicing Agreement, then prior to exercising any consent right that the Trustee may have with respect to that successor Great Lakes Crossing Servicing Agreement, the Trustee shall obtain written confirmation from each Rating Agency that such successor Great Lakes Crossing Servicing Agreement will not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

            For so long as (i) the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Mortgage Loan are part of the Mortgage Pool and (ii) the Great Lakes Crossing Total Loan and/or any Great Lakes Crossing REO Property are being serviced and administered under any Great Lakes Crossing Servicing Agreement, the Master Servicer shall use reasonable efforts to monitor the performance and, to the extent that it has standing to do so, enforce the obligations of the Great Lakes Crossing Master Servicer and the Great Lakes Crossing Special Servicer, respectively, under such Great Lakes Crossing Servicing Agreement. Such enforcement, including the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its reasonable judgment, would require were it the owner of the Great Lakes Crossing Mortgage Loan. The reasonable costs and expenses incurred by the Master Servicer in connection with such enforcement shall be paid by, and reimbursable as, Servicing Advances.

            (d) The relationship of each of the Master Servicers and the Special Servicers to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or, except as specifically set forth herein, agent.

            (e) Pursuant to the A/B Intercreditor Agreement for the 622 Third Avenue Loan and the Washington Center Loan, the owners of the 622 Third Avenue B Loan and the Washington Center Junior Loans, respectively, have agreed that the Master Servicer and the related Special Servicer are authorized and obligated to service and administer the 622 Third Avenue B Loan and the Washington Center Junior Loans pursuant to this Agreement. The Master Servicer shall be entitled, during any period when the 622 Third Avenue Total Loan and the Washington Center Total Loan do not constitute Specially Serviced Mortgage Loans, to exercise the rights and powers granted under the related A/B Intercreditor Agreement to the "Lead Lender" and/or the "Servicer" referred to therein subject to the limitations of such A/B Intercreditor Agreement and to the rights and powers of the holder of the 622 Third Avenue B Loan and the Washington Center Junior Loans under such A/B Intercreditor Agreement. For the avoidance of doubt, the parties acknowledge that neither the Master Servicer nor the related Special Servicer shall be entitled or required to exercise the rights and powers granted to the "Note B Holder" or the "Note C Holder" as defined under the related A/B Intercreditor Agreement. The parties hereto acknowledge (A) section 3(a) of the Washington Center Intercreditor Agreement, (B) section 3(a) of the Washington Center Intercreditor Agreement provides (in part) that "...any such differences between this Agreement and such Servicing Agreement shall not (x) have a material adverse effect on any of the rights, remedies or protections granted to the Holders under this Agreement (without giving effect to any provision of this Agreement which states that a term shall have "the meaning assigned to such term in the Servicing Agreement," or be "subject to the Servicing Agreement" or similar phrases) or under the form attached hereto as Exhibit D, or (y) without limiting the generality of the foregoing, have an adverse effect on the Note B Holder or the Note C Holder with respect to the definitions of Servicing Fee, Special Servicing Fee, Liquidation Fee, Workout Fee, Default Charges, Additional Servicing Compensation Costs, Specially Serviced Mortgage Loan, Appraisal Reduction Amount or Controlling Class Holder or diminish the rights of the Servicers to transfer servicing compensation as set forth in Exhibit D or (z) diminish or impair any of the rights granted to any Junior Holder under Section 20."; provided, that any such defined terms in this subsection (B) shall have the meanings assigned to such terms in the Washington Center Intercreditor Agreement and (C) the Washington Center Junior Holders have had the opportunity to review and comment on this Agreement.

            (f) In the event that an A/B Material Default occurs with respect to any CBA A/B Loan Pair, and for so long as such A/B Material Default shall be continuing, the Master Servicer and/or the Special Servicer, as applicable, shall be obligated to service, subject to the terms and conditions of the related A/B Intercreditor Agreement, the related CBA B Loan, on behalf of the related B Loan Holder, and all references herein to "Mortgage Loan" (and, if the related A Loan is a Specially Serviced Mortgage Loan, all references herein to "Specially Serviced Mortgage Loan"), other than provisions pertaining to the making of Advances, shall include the B Loan that is being serviced under this Agreement.

            Section 3.02 Collection of Mortgage Loan Payments

            (a) The applicable Master Servicer (with respect to Performing Mortgage Loans) and the applicable Special Servicer (with respect to each Specially Serviced Mortgage Loans) shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement, the related Mortgage Loan Documents, in the case of any B Loan or Washington Center Junior Loan, the related A/B Intercreditor Agreement and, to the extent consistent with the foregoing, the Servicing Standard; provided that neither such Master Servicer nor such Special Servicer shall, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the applicable Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the applicable Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the applicable Master Servicer (as to Performing Mortgage Loans), and the applicable Special Servicer (as to Specially Serviced Mortgage Loans), each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder; provided that, to the extent the applicable Master Servicer (as to Performing Mortgage Loans) and the applicable Special Servicer (as to Specially Serviced Mortgage Loans) waives any Default Charges, any outstanding interest on Advances and Additional Trust Fund Expenses with respect to the related Mortgage Loan that would otherwise have been paid out of such Default Charges shall be paid out of the Additional Master Servicing Compensation payable to such Master Servicer or Additional Special Servicing Compensation payable to such Special Servicer, as the case may be, with respect to that Mortgage Loan; and provided, further, that if no Additional Master Servicing Compensation or Additional Special Servicing Compensation, as applicable, is available to offset the outstanding Advance Interest, property inspection costs and other Additional Trust Fund Expenses with respect to the Mortgage Loan that would otherwise be offset by the Default Charges, then the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall not waive such Default Charges unless (i) except with respect to the Washington Center Total Loan, it is the first such waiver with respect to the subject Mortgage Loan under such circumstances (regardless of whether such first waiver is made by the applicable Master Servicer or the applicable Special Servicer), or (ii) in the case of a Performing Mortgage Loan, the applicable Master Servicer has obtained the consent of the Special Servicer (which consent shall be deemed given if the applicable Special Servicer does not disapprove such waiver within ten (10) Business Days) which has, as and to the extent contemplated by Section 3.24, obtained the consent of the Controlling Class Representative, or (iii) in the case of a Specially Serviced Mortgage Loan, the Special Servicer has, as and to the extent contemplated by Section 3.24, obtained the consent of the Controlling Class Representative.

            (b) At least ninety days prior to the maturity date of each Balloon Mortgage Loan, the applicable Master Servicer shall send a notice to the related Borrower of such maturity date (with a copy to be sent to the applicable Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such maturity date; provided that if the Master Servicer has not received such confirmation, the Master Servicer shall send a second notice at least 60 days prior to such maturity date, and a third notice at least 30 days prior to such maturity date.

            (c) Promptly following the Closing Date, the Trustee shall send written notice to the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Trustee stating that, as of the Closing Date, the Trustee is the holder of the Great Lakes Crossing Mortgage Loan and directing the Series 2003-CK2 Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Great Lakes Crossing Mortgage Loan under the Great Lakes Crossing Intercreditor Agreement and the Series 2003-CK2 PSA. In the event that the Series 2003-CK2 PSA is replaced by another Great Lakes Crossing Servicing Agreement and a Responsible Officer of the Trustee is aware of such replacement, then the Trustee shall promptly send a comparable written notice to the then holder of the Great Lakes Crossing Companion Loan and to the Great Lakes Crossing Master Servicer under such new Great Lakes Crossing Servicing Agreement. The Master Servicer shall, on the day of receipt thereof, deposit into the Collection Account all amounts received by it from the Great Lakes Crossing Master Servicer or any other party under any Great Lakes Crossing Servicing Agreement with respect to the Great Lakes Crossing Mortgage Loan, the Great Lakes Crossing Mortgaged Property or any Great Lakes Crossing REO Property. In the event the Master Servicer fails to so receive any amounts due to the holder of the Great Lakes Crossing Mortgage Loan during any calendar month under the Great Lakes Crossing Intercreditor Agreement and any Great Lakes Crossing Servicing Agreement by 2:00 p.m. (New York City time) on the Master Servicer Remittance Date in such calendar month, the Master Servicer shall (i) notify the Great Lakes Crossing Master Servicer or other applicable party responsible for making such remittances, as well as the holder of the Great Lakes Crossing Companion Loan, that such amounts due with respect to the Great Lakes Crossing Mortgage Loan have not been received (specifying the amount of such deficiency) and (ii) if and to the extent that the amount in question is a Monthly Payment or Assumed Monthly Payment with respect to the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Mortgage Loan, make a P&I Advance (to the extent such P&I Advance is not a Nonrecoverable Advance) with respect to such amounts as required by the terms of this Agreement in accordance with Section 4.03. Further, in accordance with Section 4.03, in the event the Master Servicer fails to make such P&I Advance with respect to the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Mortgage Loan, then the Trustee shall make such P&I Advance.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts

            (a) Each Master Servicer shall establish and maintain one or more accounts ("Servicing Accounts"), in which all Escrow Payments received by it with respect to the Mortgage Loans shall be deposited and retained. The General Master Servicer shall maintain the Servicing Accounts with respect to the General Mortgage Loans (including any such Mortgage Loans that are Specially Serviced Mortgage Loans), and the NCBFSB Master Servicer shall maintain the Servicing Accounts with respect to the NCBFSB Mortgage Loans (including any such Mortgage Loans that are Specially Serviced Mortgage Loans). Subject to any terms of the related Mortgage Loan Documents and the terms of any related A/B Intercreditor Agreement that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, each Master Servicer may make withdrawals from the Servicing Accounts maintained by it, and may apply Escrow Payments held therein with respect to any Mortgage Loan (together with interest earned thereon), only as follows: (i) to effect the payment of real estate taxes, assessments, insurance premiums (including, premiums on any Environmental Insurance Policy), ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse such Master Servicer, such Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clause (i);
(iii) to refund to the related Borrower any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Servicing Account (or, if and to the extent not payable to the related Borrower to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the applicable Master Servicer); (v) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or
(vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The applicable Master Servicer shall pay or cause to be paid to the related Borrowers interest and other income, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If the applicable Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the applicable Special Servicer from any Borrower, and in any event within two Business Days after any such receipt, such Special Servicer shall remit such Escrow Payments to a Master Servicer for deposit in the applicable Servicing Account(s).

            (b) The applicable Master Servicer shall as to each Mortgage Loan (including each Specially Serviced Mortgage Loan) (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, such Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan Documents; provided that if such Mortgage Loan does not require the related Borrower to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the applicable Master Servicer, and the applicable Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, use efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the related Borrower make payments in respect of such items at the time they first become due.

            (c) In accordance with the Servicing Standard, but subject to
Section 3.11(h), the applicable Master Servicer shall make a Servicing Advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Mortgage Loan and each Mortgaged Property that secures an A/B Loan Pair, provided that the applicable Master Servicer shall not be obligated to make such a Servicing Advance with respect to an A/B Loan Pair after the principal balance of the related A Loan is zero) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (including, premiums on any Environmental Insurance Policy), in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Borrower are insufficient to pay such item when due, and (y) the related Borrower has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the applicable Master Servicer shall not make a Servicing Advance of any such amount if such Master Servicer reasonably anticipates (in accordance with the Servicing Standard) that such amounts will be paid by the related Borrower on or before the applicable penalty date, in which case such Master Servicer shall use its best efforts consistent with the Servicing Standard to confirm whether such amounts have been paid and, subject to Section 3.11(h), shall make a Servicing Advance of such amounts, if necessary, not later than five Business Days following confirmation by such Master Servicer that such amounts have not been paid by the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from the Borrowers and further as provided in Section 3.05(a). No costs incurred by the applicable Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit; provided that this sentence shall not be construed to limit the rights of such Master Servicer or the applicable Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

            (d) Each Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Mortgage Loans as to which it is the applicable Master Servicer, shall be deposited and retained. The General Master Servicer shall maintain the Reserve Accounts with respect to all of the Mortgage Loans (other than the NCBFSB Serviced Mortgage Loans), and the NCBFSB Master Servicer shall maintain the Reserve Accounts with respect to the NCBFSB Serviced Mortgage Loans. Subject to any terms of the related Mortgage Loan Documents that specify the nature of the account in which Reserve Funds shall be held, each Reserve Account shall be an Eligible Account. As and to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, each Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, (i) to pay for, or to reimburse the related Borrower in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended and to refund the related Borrower any sums as may be determined to be overages; (ii) in the case of Reserve Funds intended to cover debt service payments, to apply amounts on deposit therein in respect of principal and interest on such Mortgage Loan; (iii) to reimburse such Master Servicer, either Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Advances (together with any related Advance Interest) made thereby with respect to such Mortgage Loan to cover any of the items described in the immediately preceding clauses (i) and (ii); (iv) to release such Reserve Funds to the related Borrower if the conditions precedent for such release are satisfied or, in the case of Earn-Out Reserve Funds, to otherwise apply such Reserve Funds in accordance with the related Mortgage Loan Documents if the conditions precedent for such release are not satisfied, including any requirements set forth in this Agreement; (v) to pay interest or other income, if required and as described below, to the related Borrower on balances in the Reserve Account (or, if and to the extent not payable to the related Borrower, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Reserve Account for each Collection Period) to such Master Servicer); (vi) after an event of default, to pay the principal of, accrued interest on and any other amounts payable with respect to such Mortgage Loan; or (vii) to clear and terminate the Reserve Account at the termination of this Agreement in accordance with Section
9.01. If the Borrower under any Mortgage Loan delivers a Letter of Credit in lieu of Reserve Funds, then the applicable Master Servicer shall make draws on such Letter of Credit at such times and for such purposes as it would have made withdrawals from a Reserve Account and, to the extent consistent with the Servicing Standard, applicable law and the related Mortgage Loan Documents, in order to convert the amount of such Letter of Credit into Reserve Funds. Notwithstanding the foregoing, no Master Servicer shall release any Earn-Out Reserve Funds, or return any related Letter of Credit delivered in lieu of Earn-Out Reserve Funds, to the related Borrower, unless and until: (i) such Master Servicer has so notified the applicable Special Servicer in writing and has provided such Special Servicer with any written or electronic information in such Master Servicer's possession regarding such Mortgage Loan or the related Mortgaged Property that such Special Servicer may reasonably request within ten Business Days of receiving such written notice; and (ii) subject to Section 3.24 the applicable Special Servicer has consented to such release of any such Earn-Out Reserve Funds or return of any related Letter of Credit (such consent to be given or withheld in accordance with the Servicing Standard and to be deemed given if the applicable Special Servicer does not object in writing to such release of any such Earn-Out Reserve Funds or return of any such Letter of Credit within ten Business Days after receiving such additional information from the applicable Master Servicer (or, if it did not request additional information, within ten Business Days after receiving such notice)). Each Master Servicer shall pay or cause to be paid to the relevant Borrowers interest and other income, if any, earned on the investment of funds in Reserve Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan Documents. If a Master Servicer shall deposit in a Reserve Account maintained by it any amount not required to be deposited therein, it may at any time withdraw such amount from such Reserve Account, any provision herein to the contrary notwithstanding. Promptly after any Reserve Funds are received by a Special Servicer from any Borrower, and in any event within two Business Days of such receipt, such Special Servicer shall remit such Reserve Funds to the applicable Master Servicer for deposit in the applicable Reserve Account(s). Any out-of-pocket expenses, including reasonable attorneys' fees and expenses, incurred by the applicable Master Servicer or Special Servicer to enable such Master Servicer or Special Servicer, as the case may be, to make any draw under any Letter of Credit shall constitute a Servicing Advance, and such Master Servicer or Special Servicer, as the case may be, shall make reasonable efforts to recover such expenses from the related Borrower to the extent the Borrower is required to pay such expenses under the terms of the related Mortgage Loan.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the applicable Master Servicer shall request from the related Borrower written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any other action or remediation with respect to environmental matters is required to have been taken or completed pursuant to the terms of a Mortgage Loan, the applicable Master Servicer shall request from the related Borrower written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to have been taken or completed. To the extent that a Borrower shall fail to promptly respond to any inquiry described in this Section 3.03(e), the applicable Master Servicer shall notify the Trustee, the applicable Special Servicer, the Controlling Class Representative, the 622 Third Avenue B Loan Holder (with respect to the 622 Third Avenue Loan) and each Washington Center Junior Holder (with respect to the Washington Center
Loan). The applicable Master Servicer shall promptly notify the Trustee, the applicable Special Servicer and the Controlling Class Representative if the Master Servicer shall determine that any Borrower under any Mortgage Loan has failed to perform its obligations under the related Mortgage Loan in respect of environmental matters.

            (f) Subject to applicable law and the terms of the related Mortgage Loan Documents, funds in the Servicing Accounts and the Reserve Accounts may be invested only in Permitted Investments in accordance with the provisions of
Section 3.06.

            Section 3.04 Collection Accounts, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account

            (a) Each of the Master Servicers shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own funds and general assets. In connection therewith, each Master Servicer shall establish and maintain one or more segregated accounts (collectively, the "Collection Account"), in which the funds described below are to be deposited and held on behalf of the Trustee in trust for the benefit of the Certificateholders. Each account that constitutes the Collection Account shall be an Eligible Account. Each Master Servicer shall deposit or cause to be deposited in the applicable Collection Account, within one Business Day of receipt by it (in the case of payments by Borrowers or other collections on the Mortgage Loans as to which it acts as Master Servicer) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of such Master Servicer in respect of the Mortgage Pool subsequent to the Closing Date with respect to the Mortgage Loans and REO Properties as to which it is the applicable Master Servicer (other than in respect of scheduled payments of principal and interest due and payable on the Mortgage Loan on or before their respective Due Dates in June 2003 (or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution), which payments shall be delivered promptly to the related Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

            (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal of the Mortgage Loans and any B Loan or C Loan, including Principal Prepayments;

            (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans and any B Loan or C Loan, including Default Interest and Post-ARD Additional Interest;

            (iii) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of the Mortgage Loans and any B Loan or C Loan;

            (iv) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Serviced Mortgage Loans;

            (v) all remittances to the Trust under a Great Lakes Crossing Servicing Agreement with respect to the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property;

            (vi) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

            (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force placed hazard insurance policy;

            (viii) any amounts required to be transferred from (A) any REO Account pursuant to Section 3.16(c), (B) an A/B Loan Pair Custodial Account pursuant to Section 3.04(f) or (C) any Great Lakes Crossing Custodial Account pursuant to Section 12.04(b);

            (ix) insofar as they do not constitute Escrow Payments or Reserve Funds, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower;

            (x) any amounts received pursuant to Section 3.18 in connection with the liquidation of a Specially Designated Defaulted Mortgage Loan or pursuant to Section 3.09 in connection with the liquidation of a Defaulted Mortgage Loan;

            (xi) any amounts paid by a Mortgage Loan Seller or the Column Performance Guarantor, as the case may be, in connection with the repurchase or substitution of a Mortgage Loan by such party pursuant to
      Section 2.03;

            (xii) any amounts paid to purchase or otherwise acquire all the Mortgage Loans and any REO Properties in connection with the termination of the Trust Fund pursuant to Section 9.01; and

            (xiii) any amounts paid by the B Loan Holder or any Washington Center Junior Holder or mezzanine lender in respect of the related A Loan in connection with any cure or purchase option exercised pursuant to the terms of the A/B Intercreditor Agreement, or related intercreditor agreement, as applicable.

            The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Borrowers in the nature of Escrow Payments, assumption fees, assumption application fees, defeasance fees, earn-out fees, extension fees, modification fees, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other fees and amounts collected from Borrowers that constitute Additional Master Servicing Compensation and/or Additional Special Servicing Compensation, need not be deposited by either Master Servicer in its Collection Account. Each Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation. If either Master Servicer shall deposit in its Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Master Servicer's Collection Account, any provision herein to the contrary notwithstanding.

            Upon receipt of any of the amounts described in clauses (i) through
(v), (viii) or (ix) through (xiii) of the first paragraph of this Section 3.04(a) with respect to any Mortgage Loan, each Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the applicable Master Servicer for deposit into the Collection Account, unless such Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. With respect to any such amounts paid by check to the order of such Special Servicer, such Special Servicer shall endorse such check to the order of the applicable Master Servicer (in its capacity as such), without recourse, representation or warranty, unless the applicable Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement. Any such amounts received by a Special Servicer with respect to an REO Property shall be deposited by such Special Servicer into the REO Account and remitted to the applicable Master Servicer for deposit into such Master Servicer's Collection Account pursuant to Section 3.16(c) (or, if such REO Property relates to an A/B Loan Pair, into the related A/B Loan Pair Custodial Account).

            (b) The Trustee shall establish and maintain one or more segregated accounts (collectively, the "Distribution Account"), to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Distribution Account shall be an Eligible Account. By 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, each Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to each Master Servicer's Master Servicer Remittance Amount with respect to such Master Servicer for such Master Servicer Remittance Date. Immediately upon deposit of any Master Servicer Remittance Amount for any Master Servicer Remittance Date into the Distribution Account, any portion thereof that represents any Post-ARD Additional Interest related to the ARD Mortgage Loans shall be deemed to have been deposited into the Post-ARD Additional Interest Distribution Account, and the remaining portion thereof shall be deemed to have been deposited into the Lower-Tier Distribution Account or, with respect to the 622 Third Avenue Loan, into the 622 Third Avenue Loan REMIC Distribution Account. In addition, each Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Lower-Tier Distribution Account or, with respect to the 622 Third Avenue Loan, into the 622 Third Avenue Loan REMIC Distribution Account, any P&I Advances and Compensating Interest Payments required to be made by such Master Servicer hereunder. Furthermore, any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Lower-Tier Distribution Account. The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account or, with respect to the 622 Third Avenue Loan, into the 622 Third Avenue Loan REMIC Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee or any Fiscal Agent that are required by the terms of this Agreement to be deposited therein. As and when required pursuant to Section 3.05(c), the Trustee shall transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans from the Interest Reserve Account to the Lower-Tier Distribution Account or, with respect to the 622 Third Avenue Loan, into the 622 Third Avenue Loan REMIC Distribution Account. The Trustee shall also deposit in the Distribution Account any amounts required to be deposited by the Trustee pursuant to Section
3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Distribution Account. Furthermore, as and when required pursuant to Section 3.05(d), the Trustee shall transfer monies from the Excess Liquidation Proceeds Account to the Lower-Tier Distribution Account or, with respect to the 622 Third Avenue Loan, into the 622 Third Avenue Loan REMIC Distribution Account. If the Trustee shall deposit in the Lower-Tier Distribution Account or, with respect to the 622 Third Avenue Loan, into the 622 Third Avenue Loan REMIC Distribution Account, any amount not required to be deposited therein, it may at any time withdraw such amount from the Lower-Tier Distribution Account or the 622 Third Avenue Loan REMIC Distribution Account, as applicable, any provision herein to the contrary notwithstanding.

            On each Distribution Date, the Trustee shall deposit or be deemed to have deposited in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Section 4.01.

            Any amounts deposited in accordance with this Section 3.04(b) that represent amounts deposited in respect of the 622 Third Avenue Loan REMIC shall be deemed to be distributed in respect of the 622 Third Avenue Loan REMIC Regular Interests and 622 Third Avenue Loan REMIC Residual Interest as set forth herein.

            (c) The Trustee shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Interest Reserve Account shall be an Eligible Account. On the Distribution Date in January (except during a leap year) and February of each calendar year, commencing in 2004, prior to any distributions being made in respect of the Certificates on such Distribution Date, the Trustee shall, with respect to each Interest Reserve Mortgage Loan, withdraw from the Distribution Account and deposit in the Interest Reserve Account an amount equal to the Interest Reserve Amount, if any, in respect of such Interest Reserve Mortgage Loan for such Distribution Date; provided that no such transfer of monies from the Distribution Account to the Interest Reserve Account shall be made on the Final Distribution Date. The Trustee shall also deposit in the Interest Reserve Account any amounts required to be deposited by the Trustee pursuant to Section
3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

            (d) If any Excess Liquidation Proceeds are received, the Trustee shall establish and maintain one or more accounts (collectively, the "Excess Liquidation Proceeds Account") to be held in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, each Master Servicer shall withdraw from its Collection Account and remit to the Trustee for deposit in the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received by it during the Collection Period ending on the Determination Date immediately prior to such Master Servicer Remittance Date; provided, however, that if such Excess Liquidation Proceeds relate to an A/B Loan Pair, the amount allocable to the related B Loan or the Washington Center Junior Loans, as the case may be, shall be deposited in the A/B Loan Pair Custodial Account. The Trustee shall also deposit in the Excess Liquidation Proceeds Account any amounts required to be deposited by the Trustee pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Excess Liquidation Proceeds Account. Any Excess Liquidation Proceeds received in respect of the 622 Third Avenue Loan shall be deemed to be distributed in respect of the 622 Third Avenue Loan REMIC Residual Interest and immediately deposited in the Excess Liquidation Proceeds Account.

            (e) Funds in a Collection Account, the Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the 622 Third Avenue Loan REMIC Distribution Account, the Post-ARD Additional Interest Distribution Account, the Interest Reserve Account and/or the Excess Liquidation Proceeds Account may be invested in Permitted Investments in accordance with the provisions of Section
3.06. Each Master Servicer shall give notice to the other parties hereto of the location of its Collection Account as of the Closing Date and of the new location of its Collection Account prior to any change thereof. The Upper-Tier Distribution Account, the Lower-Tier Distribution Account, the 622 Third Avenue Loan REMIC Distribution Account, the Post-ARD Additional Interest Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account shall each be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of each of the Upper-Tier Distribution Account, Lower-Tier Distribution Account, the 622 Third Avenue Loan REMIC Distribution Account, the Post-ARD Additional Interest Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account prior to any change thereof.

            (f) (i) If any A/B Material Default occurs and is continuing with respect to a CBA A/B Loan Pair (and, as a result, the related B Loan is being serviced hereunder) or (ii) if the Mortgaged Property securing any CBA A/B Loan Pair has become REO Property or (iii) with respect to the 622 Third Avenue B Loan and the Washington Center Junior Loans, the applicable Master Servicer shall establish and maintain, or cause to be established and maintained, an A/B Loan Pair Custodial Account, into which the applicable Master Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following the receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received after the Cut-off Date (other than payments of principal and interest on the applicable A/B Loan Pair due and payable on or before the Cut-off Date) and payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments or transfers from a debt service reserve account, on account of principal, including Principal Prepayments, on such A/B Loan Pair; and

            (ii) all payments on account of interest, including Post-ARD Additional Interest, on such A/B Loan Pair; and

            (iii) all Insurance Proceeds and Condemnation Proceeds received in respect of such A/B Loan Pair; and

            (iv) all Liquidation Proceeds in respect of such A/B Loan Pair; and

            (v) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c); and

            (vi) all Prepayment Premiums, Yield Maintenance Charges and late payment charges received in respect of such A/B Loan Pair

            (vii) any amounts required to be deposited by the applicable Master Servicer or the applicable Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master force placed hazard insurance policy relating to such A/B Loan Pair;

            (viii) insofar as they do not constitute Escrow Payments or Reserve Funds, any amounts paid by a Borrower specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Borrower relating to such A/B Loan Pair;

            (ix) any amounts received pursuant to Section 3.18 that relate to such A/B Loan Pair in connection with the liquidation of a Specially Designated Defaulted Mortgage Loan or pursuant to Section 3.09 in connection with the liquidation of a Defaulted Mortgage Loan;

            (x) any amounts paid to purchase or otherwise acquire such A/B Loan Pair and any related REO Property in connection with the termination of the Trust Fund pursuant to Section 9.01;

            (xi) any amounts paid by the B Loan Holder or any Washington Center Junior Holder or mezzanine lender in connection with any purchase option exercised pursuant to the terms of the A/B Intercreditor Agreement, or related intercreditor agreement, as applicable, that are distributable to any such B Loan Holder or C Loan Holder;

            (xii) any amounts required to be deposited by the General Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such A/B Loan Pair Custodial Account.

            The foregoing requirements for deposit by the applicable Master Servicer in an A/B Loan Pair Custodial Account shall be exclusive, it being understood and agreed that actual payments from a Borrower in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, amounts collected for Borrower checks returned for insufficient funds or other amounts that the Master Servicer or the Special Servicer is entitled to retain as additional servicing compensation pursuant to Section 3.11 need not be deposited by the applicable Master Servicer in such A/B Loan Pair Custodial Account. If the applicable Master Servicer shall deposit in any A/B Loan Pair Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such A/B Loan Pair Custodial Account, notwithstanding any provision in this Agreement to the contrary.

            Within one Business Day of receipt of any of the amounts described in the second preceding paragraph with respect to any Specially Serviced Mortgage Loan that is part of a CBA A/B Loan Pair during the period that the related B Loan is being serviced hereunder, the applicable Special Servicer shall remit such amounts to the applicable Master Servicer for deposit in the related A/B Loan Pair Custodial Account pursuant to the second preceding paragraph. Any amounts received by the applicable Special Servicer with respect to an REO Property that relates to an A/B Loan Pair shall be deposited into the REO Account and remitted to the applicable Master Servicer for deposit into the related A/B Loan Pair Custodial Account pursuant to Section 3.16(c).

            If any B Loan that relates to a CBA A/B Loan Pair is being serviced hereunder and with respect to the 622 Third Avenue Loan and the Washington Center Loan, or if the Mortgaged Property securing any CBA A/B Loan Pair has become REO Property, then as and when required pursuant to the related A/B Intercreditor Agreement (and in any event on the Business Day following each Determination Date), the applicable Master Servicer shall withdraw from the related A/B Loan Pair Custodial Account and pay to the applicable parties hereunder such amounts as is permitted under the related A/B Intercreditor Agreement for purposes of the reimbursement of Advances, the payment of interest on Advances, the payment of Servicing Fees, Special Servicing Fees, Workout Fees and Liquidation Fees and the payment of any other servicing expenses and fees relating to the subject A/B Loan Pair or any related REO Property and, further, pay to the Trust, as "A Note Holder" under the related A/B Intercreditor Agreement, and to the B Loan Holder or the Washington Center Junior Holders, as applicable, all amounts to which each of them is entitled in respect of the subject A Loan, B Loan and C Loan, respectively, in accordance with the related A/B Intercreditor Agreement. The foregoing payments shall be made in accordance with the priorities set forth in the related A/B Intercreditor Agreement. Payments to the Trust shall be made by transfer of the applicable funds to the Collection Account, and payments to the B Loan Holder or the Washington Center Junior Holders, as applicable, shall be made in accordance with the related A/B Intercreditor Agreement.

            (g) Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Trustee may maintain the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as three separate subaccounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as three separate accounts; (ii) all distributions on the Certificates shall be calculated and made in the same manner as would be the case if the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account were maintained as three separate accounts; (iii) the Trustee shall make debits and credits to those three subaccounts in a manner consistent with the provisions of this Agreement governing transfers of funds between the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account, as the case may be; (iv) the Trustee's maintaining the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account as three separate subaccounts of a single Eligible Account (as opposed to in the form of three separate Eligible Accounts) shall not materially and adversely affect any of the Certificateholders; and (v) such single Eligible Account shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account".

            Section 3.05 Permitted Withdrawals From the Collection Accounts, the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account

            (a) Each Master Servicer may, from time to time, make withdrawals from its Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals but subject to clauses (A), (B) and (C) of this Section 3.05(a) below):

            (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account, 622 Third Avenue Loan REMIC Distribution Account or Post-ARD Additional Interest Distribution Account as provided in Section 3.04(b), the Master Servicer Remittance Amount with respect to such Master Servicer for each Master Servicer Remittance Date and any amounts that may be applied by such Master Servicer to make P&I Advances pursuant to
      Section 4.03(a);

            (ii) to reimburse itself, the Trustee or any Fiscal Agent, as applicable, for unreimbursed P&I Advances (to the extent not previously reimbursed in the form of a cure payment from the 622 Third Avenue B Loan Holder, the Controlling Class Representative of the Class 622 Participation Certificates or any Washington Center Junior Holder) made thereby (in each case, with its own funds) with respect to those Mortgage Loans as to which such Master Servicer is the applicable Master Servicer and/or any successor REO Mortgage Loans in respect thereof, such Master Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vi) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance was made (net of related Master Servicing Fees);

            (iii) to pay itself earned and unpaid Master Servicing Fees with respect to those Mortgage Loans as to which it is the applicable Master Servicer and/or any REO Mortgage Loans in respect thereof, such Master Servicer's right to payment pursuant to this clause (iii) with respect to any such Mortgage Loan or such REO Mortgage Loan being limited to amounts that are allocable as interest thereon;

            (iv) to pay the applicable Special Servicer (or, if applicable, any predecessor thereto) earned and unpaid Special Servicing Fees, Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c), but only if and to the extent that such Special Servicing Fees, Workout Fees and Liquidation Fees relate to Mortgage Loans and/or REO Properties as to which such Special Servicer is the applicable Special Servicer;

            (v) to reimburse itself, the applicable Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds) with respect to those Mortgage Loans and REO Properties as to which such Master Servicer is the applicable Master Servicer, such Master Servicer's, the applicable Special Servicer's, the Trustee's and any Fiscal Agent's, as the case may be, respective rights to reimbursement pursuant to this clause (v) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances which are reimbursable pursuant to clause (vi) below) being limited to (A) payments made by or on behalf of the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

            (vi) (A) to reimburse itself, the applicable Special Servicer, the Trustee or any Fiscal Agent, as applicable, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, for any unreimbursed Nonrecoverable Advances made thereby with respect to any of the Mortgage Loans and/or REO Properties as to which such Master Servicer is the applicable Master Servicer and (B) if such Master Servicer shall have received from the other Master Servicer an Officer's Certificate setting forth that (1) such other Master Servicer, either Special Servicer, the Trustee or any Fiscal Agent, as applicable, is entitled to reimbursement for any Nonrecoverable Advance made with respect to any of the Mortgage Loans and/or REO Properties as to which such other Master Servicer is the applicable Master Servicer (and setting forth the nature and amount of such unreimbursed Nonrecoverable Advance and the party entitled to reimbursement therefor) and (2) such other Master Servicer has insufficient funds then on deposit in its Collection Account, then to reimburse such other Master Servicer, either Special Servicer, the Trustee or any Fiscal Agent, as applicable, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in the subject Master Servicer's Collection Account, for such unreimbursed Nonrecoverable Advance made with respect to any of the Mortgage Loans and/or REO Properties as to which such other Master Servicer is the applicable Master Servicer;

            (vii) to pay itself, the applicable Special Servicer, the Trustee or any Fiscal Agent, as applicable, any unpaid Advance Interest accrued on Advances made by such Person with respect to Mortgage Loans and/or REO Properties as to which such Master Servicer is the applicable Master Servicer, such payment to be made, as and to the extent contemplated by
      Section 3.26, out of Default Charges collected on the Mortgage Loan or REO Mortgage Loan, as the case may be, as to which the related Advance was made;

            (viii) to the extent that, during any Collection Period, such Master Servicer has reimbursed or is reimbursing itself, the applicable Special Servicer, the Trustee or any Fiscal Agent, as applicable, for any unreimbursed Advance with respect to any Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer (regardless of whether such reimbursement is pursuant to clause (ii), (v) or (vi) above or pursuant to Section 3.03(c) or Section 3.03(d)), and insofar as payment has not already been made out of related Default Charges, and the related Default Charges then on deposit in the Collection Account are not sufficient to make such payment, pursuant to clause (vii) above, to pay itself, such Special Servicer, the Trustee or such Fiscal Agent, as the case may be, first out of the remaining Liquidation Proceeds from the Mortgage Loan to which the Advance relates, then out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

            (ix) to pay (A) any outstanding expenses that were incurred by either Special Servicer in connection with its inspecting, pursuant to
      Section 3.12(a), any Mortgaged Property securing a Specially Serviced Mortgage Loan as to which such Master Servicer is the applicable Master Servicer or any REO Property as to which such Master Servicer is the applicable Master Servicer or (B) any other outstanding expenses incurred on behalf of the Trust with respect to any Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer (other than Advance Interest, which is covered by clause (vii) above, and other than Special Servicing Fees, Workout Fees and Liquidation Fees) that will likely otherwise become Additional Trust Fund Expenses, such payment to be made, as and to the extent contemplated by Section 3.26, out of Default Charges collected on the related Mortgage Loan or REO Mortgage Loan, as the case may be, and then from Liquidation Proceeds from the related Mortgage Loan or REO Mortgage Loan;

            (x) to pay itself any items of Additional Master Servicing Compensation, and to pay to the applicable Special Servicer any items of Additional Special Servicing Compensation, in each case on deposit in the Collection Account from time to time;

            (xi) to pay any unpaid Liquidation Expenses incurred with respect to any related Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer, such payments to be made, first, out of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received with respect to such Mortgage Loan or REO Property, as the case may be, and then, out of such general collections on other Mortgage Loans and REO Properties as are then on deposit in such Collection Account;

            (xii) to pay, in accordance with Section 3.11(i), out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, certain servicing expenses related to the Mortgage Loans and REO Properties as to which such Master Servicer is the applicable Master Servicer, which expenses would, if advanced, constitute Nonrecoverable Servicing Advances;

            (xiii) to pay, first out of related Liquidation Proceeds, and then, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, costs and expenses incurred by the Trust pursuant to Section 3.09(c) with respect to any Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

            (xiv) to pay itself, either Special Servicer, the Depositor, the Trustee, any Fiscal Agent, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, first out of related Liquidation Proceeds, and then, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in such Collection Account, any amounts payable to any such Person pursuant to
      Section 6.03, Section 7.01(b), Section 8.05(b) or Section 8.13, as applicable, but only if and to the extent that such amounts relate to Mortgage Loans and/or REO Properties as to which such Master Servicer is the applicable Master Servicer;

            (xv) to pay, out of such general collections on the Mortgage Loans and any REO Properties as are then on deposit in the Collection Account, to the Great Lakes Crossing Master Servicer, the holder of the Great Lakes Crossing Companion Loan, any amount payable or reimbursable to such party pursuant to the terms of the Great Lakes Crossing Intercreditor Agreement;

            (xvi) to pay, first out of related Liquidation Proceeds, and then, out of such general collections on the Mortgage Loans and any REO Properties then on deposit in such Collection Account, (A) any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(a)(iii) in connection with providing advice to a Special Servicer with respect to any REO Property as to which such Master Servicer is the applicable Master Servicer, and (B) to the extent not otherwise advanced by such Master Servicer, any fees and/or expenses payable or reimbursable, as the case may be, in accordance with Section 3.18(c), to the General Master Servicer, the Trustee or an Independent third party for confirming, in accordance with such Section 3.18(c), a Fair Value determination made with respect to any Specially Designated Defaulted Mortgage Loan as to which such Master Servicer is the applicable Master Servicer;

            (xvii) to pay itself, each Master Servicer, each Special Servicer, the Trustee, any Fiscal Agent or the Depositor, as the case may be, any amount related to the Mortgage Loans and/or REO Properties as to which such Master Servicer is the applicable Master Servicer, that is specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement and to which reference is not made in any other clause of this Section 3.05(a), it being acknowledged that this clause (xvii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

            (xviii) to pay itself, either Special Servicer, any Mortgage Loan Seller, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to any Mortgage Loan as to which such Master Servicer is the applicable Master Servicer and that was previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received on such Mortgage Loan subsequent to the date of purchase or other removal;

            (xix) to pay amounts payable to any B Loan Holder or any Washington Center Junior Holder under the related A/B Intercreditor Agreement;

            (xx) to reimburse itself for any prior Advance, including any interest accrued and payable thereon, made for which a cure payment from the 622 Third Avenue B Loan Holder, the Controlling Class Representative of the Class 622 Participation Certificates or any Washington Center Junior Holder has been received, from such cure payment;

            (xxi) to transfer any Excess Liquidation Proceeds on deposit in such Collection Account to the Excess Liquidation Proceeds Account in accordance with Section 3.04(d);

            (xxii) to pay for the cost of any Opinion of Counsel for purposes of REMIC administration or amending this Agreement pursuant to Section 11.01, in each case, to the extent payable out of the Trust Fund, and to pay for the cost of obtaining any extensions from the IRS in connection with the sale of any REO Property; provided, however, that in respect of the 622 Third Avenue Loan and the Washington Center Loan, no such Opinions of Counsel shall be payable out of or reduce any amounts otherwise distributable to, the 622 Third Avenue B Loan or any Washington Center Junior Loan;

            (xxiii) to pay, out of general collections, any and all federal, state and local taxes imposed on the Upper-Tier REMIC, Lower-Tier REMIC or 622 Third Avenue Loan REMIC; provided, however, that in respect of the 622 Third Avenue Loan and the Washington Center Loan, no such federal, state and local taxes imposed on the Upper-Tier REMIC, Lower-Tier REMIC or 622 Third Avenue Loan REMIC shall be payable out of or reduce any amounts otherwise distributable to, the 622 Third Avenue B Loan or any Washington Center Junior Loan; and

            (xxiv) to clear and terminate such Collection Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Collection Account. Any amounts withdrawn from the Collection Account pursuant to clauses (ii), (iii) and (v) through (xxiii) above that are (A) specific to the 622 Third Avenue Loan REMIC shall be allocated by the Trustee to the 622 Third Avenue Loan REMIC, (B) specific to the Mortgage Loans other than the 622 Third Avenue Loan REMIC shall be allocated by the Trustee to the Lower-Tier REMIC, and (C) not specific to a particular Mortgage Loan shall be allocated by the Trustee between the 622 Third Avenue Loan REMIC and the Lower-Tier REMIC in proportion to the Stated Principal Balances of their related Mortgage Loans.

            If amounts on deposit in either Collection Account at any particular time (after withdrawing any portion of such amounts deposited in such Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xvii) above, then the corresponding withdrawals from such Collection Account shall be made in the following priority and subject to the following rules: (x) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (y) if the payment, reimbursement or remittance can be made from any funds on deposit in such Collection Account, then (following any withdrawals made from such Collection Account in accordance with the immediately preceding clause (x) above) such payment, reimbursement or remittance shall be made from the general funds remaining on deposit in such Collection Account on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that amounts payable pursuant to clauses (vi) through
(viii) shall be paid, pro rata, prior to any other such payments, reimbursements or remittances; and provided, further, that amounts payable pursuant to clause
(xiv) shall be paid after the amounts specified in the preceding proviso but prior to any other such payments, reimbursements or remittances; and provided, further, that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of a Collection Account pursuant to any of clauses (ii), (v) and (vi) above, and any payments of interest thereon out of a Collection Account pursuant to either of clauses (vii) and (viii) above, shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to any Fiscal Agent; second, to the Trustee; and third, pro rata, to the applicable Master Servicer and Special Servicer; provided, that nothing in this paragraph shall affect the timing of payments to any B Loan Holder or Washington Center Junior Holder of any amounts held in the A/B Loan Custodial Account pursuant to Section 3.05(f) or amounts due to any B Loan Holder or Washington Center Junior Holder pursuant to clause (xix) above or any other relevant Section herein.

            No party hereto shall be entitled to payment or reimbursement of any amount from general collections on deposit in the Collection Account with respect to any A Loan or related REO Property for which it can be reimbursed out of amounts then on deposit in the related A/B Loan Pair Custodial Account and, in the case of the B Loans or the Washington Center Junior Loans, as the case may be:

            (A) the applicable Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Pair Custodial Account to the portion of its Collection Account that does not constitute the A/B Loan Pair Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (ii), (iii), (iv), (v), (vi),
(vii), (viii), (x) and (xiii) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to an A Loan pursuant to this Agreement and has been allocated to the related B Loan or the Washington Center Junior Loans pursuant to the related A/B Intercreditor Agreement, and the applicable Master Servicer shall also be entitled to make transfers from time to time, from the related A/B Loan Pair Custodial Account to the portion of its Collection Account that does not constitute the A/B Loan Pair Custodial Account, of amounts transferred to such related A/B Loan Pair Custodial Account in error, and amounts necessary for the clearing and termination of its Collection Account pursuant to Section 9.01;

            (B) the applicable Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Pair Custodial Account to the portion of its Collection Account that does not constitute the A/B Loan Pair Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of an A Note is entitled under the related A/B Intercreditor Agreement (including in respect of interest, principal and Prepayment Premiums due in respect of the A Note (whether or not by operation of any provision of the related A/B Intercreditor Agreement that entitles the holder of such A Note to receive remittances in amounts calculated without regard to any modification, waiver or amendment of the economic terms of such A Note));

            (C) the applicable Master Servicer shall on the Business Day following receipt of payment from the related Borrower, remit to the B Loan Holder and the Washington Center Junior Holders any amounts on deposit in such A/B Loan Pair Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the B Loan Holder and the Washington Center Junior Holders are entitled thereto under the related A/B Intercreditor Agreement (including by way of the operation of any provision of the related A/B Intercreditor Agreement that entitles the B Loan Holder and the Washington Center Junior Holders to reimbursement of cure payments made by it).

            Expenses incurred with respect to any B Loan or the Washington Center Junior Loans shall be allocated in accordance with the related A/B Intercreditor Agreement. The applicable Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan, B Loan and Washington Center Junior Loans for the purpose of justifying any withdrawal or transfer from its Collection Account and any A/B Loan Pair Custodial Account. The applicable Master Servicer shall not be permitted to withdraw any funds from the portion of its Collection Account that does not constitute the A/B Loan Pair Custodial Account unless there are no remaining funds in the related A/B Loan Pair Custodial Account available and amounts are required to be paid in accordance with the related A/B Intercreditor Agreement. If the applicable Master Servicer is entitled to make any payment or reimbursement described above and such payment or reimbursement relates to a B Loan or the Washington Center Junior Loans but is not limited to a specific source of funds (other than the requirement that it must be made by withdrawal from the A/B Loan Pair Custodial Account insofar as it relates to a B Loan or any Washington Center Junior Loan and is permitted pursuant to the related A/B Intercreditor Agreement), the applicable Master Servicer shall, if funds on deposit in such A/B Loan Pair Custodial Account are insufficient therefor, request the B Loan Holder or the Washington Center Junior Holders to make such payment or reimbursement to the extent the B Loan Holder or the Washington Center Junior Holders are obligated to make such payment or reimbursement pursuant to the related A/B Intercreditor Agreement. If the B Loan Holder or any Washington Center Junior Holder fails to make such payment or reimbursement that it is obligated to make and the applicable Master Servicer deems the payment or reimbursement necessary to protect the related Mortgaged Property from a default, delinquency or other anticipated event that is imminent with respect to the related Mortgage Loan in its reasonable judgment and in accordance with the Servicing Standard, the applicable Master Servicer shall be entitled to make such payment or reimbursement from its Collection Account. If such payment or reimbursement is subsequently recovered from the B Loan Holder or any Washington Center Junior Holder (including, if permitted by the related A/B Intercreditor Agreement, by offsetting against subsequent amounts payable to the B Loan Holder or the Washington Center Junior Holders), to the extent that any amounts were previously taken by the applicable Master Servicer from its Collection Account, the amount recovered shall be deposited into its Collection Account and shall not be deposited into the A/B Loan Pair Custodial Account.

            Each Master Servicer shall pay to the applicable Special Servicer from such Master Servicer's Collection Account on each Master Servicer Remittance Date amounts permitted to be paid to such Special Servicer therefrom based upon an Officer's Certificate received from such Special Servicer on the first Business Day following the immediately preceding Determination Date, describing the item and amount to which such Special Servicer is entitled. Each Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. Each Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property as to which it is the applicable Special Servicer, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request thereby for withdrawal from a Collection Account.

            (b) The Trustee shall, from time to time, make withdrawals from the Lower-Tier Distribution Account or the 622 Third Avenue Loan REMIC Distribution Account, as applicable, for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to make distributions or deemed distributions from the 622 Third Avenue Loan REMIC to the Lower-Tier Distribution Account in respect of the 622 Third Avenue Loan REMIC Regular Interests pursuant to Section 4.01(a),
      Section 4.01(c) and Section 4.01(d) and distributions of the Lower-Tier Distribution Amount pursuant to Section 4.01(c) and the amount of any Prepayment Premium and Yield Maintenance Charges distributable pursuant to
      Section 4.01(d) from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account;

            (ii) to transfer Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans to the Interest Reserve Account as and when required by Section 3.04(c);

            (iii) to pay itself, either Master Servicer, either Special Servicer, the Depositor, the Trustee, any Fiscal Agent or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to
      Section 6.03, Section 7.01(b), Section 8.05 or Section 8.13, as applicable, if and to the extent such amounts are not payable out of a Collection Account pursuant to Section 3.05;

            (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or Section 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

            (v) to pay any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or the 622 Third Avenue Loan REMIC created hereunder, together with all incidental costs and expenses, and any and all expenses relating to tax audits, if and to the extent that either (A) none of the parties hereto are liable therefor pursuant to
      Section 10.01(b) and/or Section 10.01(f) or (B) any such Person that may be so liable has failed to timely make the required payment; and

            (vi) to clear and terminate the 622 Third Avenue Loan REMIC Distribution Account and the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) On the Master Servicer Remittance Date in March of each year (commencing in March 2004), and in any event on the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Trustee shall withdraw from the Interest Reserve Account and deposit in the 622 Third Avenue Loan REMIC Distribution Account and the Lower-Tier Distribution Account, as applicable, all Interest Reserve Amounts in respect of the Interest Reserve Mortgage Loans then on deposit in the Interest Reserve Account. In addition, the Trustee shall, from time to time, make withdrawals from the Interest Reserve Account to pay itself interest or other income earned on deposits in the Interest Reserve Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Interest Reserve Account for each Collection Period).

            (d) On the Business Day prior to each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Sections 4.01(a) and 4.01(b), over the Standard Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit in the Lower-Tier Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account. In addition, the Trustee shall, from time to time, make withdrawals from the Excess Liquidation Proceeds Account to pay itself interest or other income earned on deposits in the Excess Liquidation Proceeds Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Excess Liquidation Proceeds Account for each Collection Period).

            (e) The Trustee, any Fiscal Agent, the Depositor, the Master Servicers and the Special Servicers, as applicable, shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in such Collection Account or the Distribution Account pursuant to the express terms of this Agreement.

            Section 3.06 Investment of Funds in the Accounts

            (a) Each Master Servicer may direct (pursuant to a standing order or otherwise) any depository institution (including the Trustee) maintaining a Collection Account, any A/B Loan Pair Custodial Account or any Servicing Account or Reserve Account held by it, and each Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution (including the Trustee) maintaining an REO Account, and the Trustee may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account (each such account, for purposes of this Section 3.06, an "Investment Account"), to invest, or if any of the Master Servicers, the Special Servicers or the Trustee is such depository institution, such Master Servicer, such Special Servicer or the Trustee may invest itself, the funds held therein in (but only in) one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement or the related Mortgage Loan Documents, as applicable, or with respect to Permitted Investments of funds held in the Distribution Account, no later than 12:00 p.m. on the next succeeding Distribution Date; provided that any such investment of funds in any Servicing Account or Reserve Account shall be subject to applicable law and the terms of the related Mortgage Loan Documents; and provided, further, that the funds in any Investment Account shall remain uninvested unless and until the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, gives timely investment instructions with respect thereto pursuant to this Section 3.06. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). Each Master Servicer (with respect to Permitted Investments of amounts in its Collection Account, any A/B Custodial Account or any Servicing Account or Reserve Account maintained by it) and each Special Servicer (with respect to Permitted Investments of amounts in its REO Account), acting on behalf of the Trustee, shall (and Trustee hereby designates the applicable Master Servicer or Special Servicer, as the case may be, as the Person that shall), and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account), acting on behalf of itself, shall (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms " entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by a Master Servicer, a Special Servicer or the Trustee shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the party hereunder that maintains such account (whether it is a Master Servicer, a Special Servicer or Trustee), shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount at least equal to the lesser of (1) all amounts then payable thereunder and
            (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by such Master Servicer, such Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in such Account.

            (b) Whether or not a Master Servicer directs the investment of funds in its Collection Account, or any A/B Loan Pair Custodial Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not a Master Servicer directs the investment of funds in any Servicing Account or Reserve Account maintained by it, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, and subject to the requirements of applicable law or the terms of the related Mortgage Loan regarding the payment of such interest and investment income to the related Borrower, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to withdrawal from time to time in accordance with
Section 3.03. Whether or not a Special Servicer directs the investment of funds in an REO Account, interest and investment income realized on funds deposited therein, to the extent of any Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of such Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account (other than a loss of what would otherwise have constituted investment earnings), the applicable Master Servicer (in the case of a Collection Account and any Servicing Account or Reserve Account), the applicable Special Servicer (in the case of an REO Account) and the Trustee (in the case of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account) shall promptly deposit therein (or, solely to the extent that the loss is of an amount credited to an A/B Loan Pair Custodial Account, deposit to the related A/B Loan Pair Custodial Account, as the case may be) from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, in respect of such Investment Account for such Collection Period (or, in the case of a Servicing Account or Reserve Account, the entire amount of such loss), except (in the case of any such loss with respect to a Servicing Account or Reserve Account) to the extent the loss amounts were invested for the benefit of a Borrower under the terms of a Mortgage Loan or applicable law and such Borrower has no recourse against the Trust in respect of such loss.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of any payment due (or in any other performance required) under any Permitted Investment of funds on deposit in any Account (exclusive of the Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Account), and if the Master Servicer or Special Servicer, as the case may be, that maintains such Account, is in default of its obligations under or contemplated by Section 3.06(b), the Trustee may (and, subject to Section 8.02, upon the request of (i) Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class of Regular Certificates or (ii) the Controlling Class Representative, the Trustee shall) take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate legal proceedings. Any costs incurred by the Trustee in taking any such action shall be reimbursed to it by the Master Servicer or Special Servicer, as the case may be, that maintains such Account. This provision is in no way intended to limit any actions that a Master Servicer or Special Servicer may take in this regard at its own expense.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including the calculation of the Standard Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage

            (a) Each Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause each Borrower with respect to the Mortgage Loans for which it acts as Master Servicer to maintain, and, if the Borrower does not so maintain, such Master Servicer will itself cause to be maintained, for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Mortgage Loan) all insurance coverage as is required, subject to applicable law, under the related Mortgage Loan Documents; provided that, if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Borrower is required to maintain, such Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters and, in any event, business interruption or rental loss insurance for at least 12 months; and provided, further, that, if and to the extent that any such Mortgage so permits, the related Borrower shall be required to obtain the required insurance coverage from Qualified Insurers that, in each case, have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A-" from S&P and Fitch and "A3" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event); and provided, further, that such Master Servicer shall be required to maintain such insurance coverage upon the related Borrower's failure to do so only to the extent that (i) the Trustee as mortgagee has an insurable interest, (ii) such insurance is available at commercially reasonable rates (as determined by the applicable Master Servicer and approved by the Controlling Class Representative, which approval shall be deemed given if not disapproved in writing within 10 Business Days) and (iii) any related Servicing Advance is deemed by the applicable Master Servicer to be recoverable from collections on the related Mortgage Loan; provided, that if such Servicing Advance is deemed a Nonrecoverable Servicing Advance the applicable Master Servicer may (or, at the direction of the applicable Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved shall) pay such amounts out of the applicable Collection Account provided, further, that the applicable Master Servicer (or the applicable Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and any related B Loan Holder and Washington Center Junior Holder (as a collective whole), as evidenced in each case by any Officer's Certificate delivered promptly to the Trustee, the Depositor and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. Subject to Section 3.17(b), each Special Servicer shall also cause to be maintained for each REO Property with respect to the Mortgage Loans for which it acts as Special Servicer no less insurance coverage, the cost of which shall be paid by the applicable Master Servicer as a Servicing Advance (to the extent available at commercially reasonable rates as determined by the Controlling Class Representative) than was previously required of the Borrower under the related Mortgage and, at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A-" from S&P and Fitch and "A3" from Moody's (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event). All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the applicable Master Servicer on behalf of the Trustee (on behalf of the Certificateholders and, if related to the 622 Third Avenue Loan or the Washington Center Loan, the 622 Third Avenue B Loan Holder and each Washington Center Junior Holder, respectively) (in the case of insurance maintained in respect of Mortgage Loans), or shall name the Trustee as the insured, with loss payable to the applicable Special Servicer on behalf of the Trustee (on behalf of the Certificateholders and, if related to the 622 Third Avenue Loan or the Washington Center Loan, the 622 Third Avenue B Loan Holder and each Washington Center Junior Holder, respectively) (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by a Master Servicer or a Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Borrower, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account or any related A/B Loan Pair Custodial Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by a Master Servicer or a Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit; provided, however, that this sentence shall not limit the rights of the applicable Master Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan. Costs to a Master Servicer or a Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to the applicable Master Servicer as a Servicing Advance.

            Subject to the preceding paragraph, the applicable Master Servicer shall use reasonable efforts to cause the Borrower to maintain or, if the Borrower does not so maintain, the applicable Master Servicer will maintain all-risk casualty insurance or extended coverage insurance (with special form coverage) (the cost of which shall be payable as a Servicing Advance), which does not contain any exclusion for terrorist or similar acts; provided, however, the applicable Master Servicer shall not require any Borrower to obtain or maintain insurance in excess of the amounts of coverage and deductibles required by the related Mortgage Loan Documents or the related Mortgage Loan Seller in connection with the origination of a Mortgage Loan unless such Master Servicer determines, in accordance with the Servicing Standard, that such insurance required at origination would not be prudent for a Mortgaged Property of the same type as the related Mortgaged Property. The applicable Master Servicer shall not be required to call a default under a Mortgage Loan if the related Borrower fails to maintain such insurance, and the applicable Master Servicer shall not be required to maintain such insurance, to the extent, if any, that the cost of such insurance exceeds the maximum cost that the related Borrower is required to incur under the related Mortgage Loan Documents, or if the applicable Master Servicer has determined in accordance with the Servicing Standard that either (i) such insurance is not available at commercially reasonable rates or that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which such Mortgaged Property is located (which determination shall be subject to the approval of the Controlling Class Representative, which approval shall be deemed given if not disapproved in writing within 10 Business Days), or (ii) such insurance is not available at any rate.

            (b) If a Master Servicer or Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Mortgage Loans or REO Properties, as applicable, as to which it is the applicable Master Servicer or Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "A" from S&P and Fitch and "A2" from Moody's or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event, and (ii) provides protection equivalent to the individual policies otherwise required, such Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable Master Servicer or the applicable Special Servicer, as the case may be, that maintains such policy shall, if there shall not have been maintained on any Mortgaged Property (other than the Great Lakes Crossing Mortgaged Property) or REO Property thereunder a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account or A/B Loan Pair Custodial Account, as applicable, maintained by the applicable Master Servicer, from its own funds, the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard). The applicable Master Servicer or the applicable Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket or master force placed policy in a timely fashion in accordance with the terms of such policy.

            (c) Within 45 days after the Closing Date, with respect to each of the Mortgage Loans for which it acts as Master Servicer covered by an Environmental Insurance Policy that are listed on Exhibit B-4 to this Agreement, each Master Servicer shall notify the insurer under such Environmental Insurance Policy and take all other action necessary for the Trustee, on behalf of the Certificateholders and, with respect to the Washington Center Loan, for the nenefit of the Washington Center Junior Holders and the Certificateholders, as a collective whole, to be an insured (and for such Master Servicer, on behalf of the Trust, to make claims) under such Environmental Insurance Policy. In the event that a Master Servicer has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any Environmental Insurance Policy in respect of any Mortgage Loan covered thereby, such Master Servicer shall, in accordance with the terms of such Environmental Insurance Policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such Environmental Insurance Policy in order to realize the full value thereof for the benefit of the Certificateholders and, with respect to the Washington Center Loan, for the benefit of the Washington Center Junior Holders and the Certificateholders, as a collective whole. If any other party hereto has actual knowledge of an Insured Environmental Event with respect to any Mortgage Loan listed on Exhibit B-4 to this Agreement, such party shall promptly so notify the applicable Master Servicer. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim under an Environmental Insurance Policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each Environmental Insurance Policy that relates to one or more Mortgage Loans, serviced by a Master Servicer, such Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders and, with respect to the Washington Center Loan, for the benefit of the Washington Center Junior Holders and the Certificateholders, as a collective whole. in the event such Master Servicer has actual knowledge of an Insured Environmental Event giving rise to a claim under such policy.

            In the event that a Master Servicer receives notice of any termination of any Environmental Insurance Policy that relates to one or more Mortgage Loans, for which it acts as Master Servicer, such Master Servicer shall, within five Business Days after receipt of such notice, notify the applicable Special Servicer, the Controlling Class Representative, the Rating Agencies and the Trustee of such termination in writing. Upon receipt of such notice, such Master Servicer shall address such termination in accordance with
Section 3.07(a) in the same manner as it would the termination of any other Insurance Policy required under the related Mortgage Loan Documents. Any legal fees, premiums or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with a resolution of such termination of an Environmental Insurance Policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance.

            (d) Each Master Servicer and each Special Servicer shall at all times during the term of this Agreement (or, in the case of a Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties as to which it is the applicable Special Servicer exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from S&P and Fitch, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each Master Servicer and each Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the applicable Master Servicer or the applicable Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

            Each Master Servicer and each Special Servicer shall at all times during the term of this Agreement (or, in the case of a Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties as to which it is the applicable Special Servicer exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from S&P and Fitch, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder and, to the limited extent contemplated by Articles I through XI, to administer the Great Lakes Crossing Mortgage Loan, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each Master Servicer and each Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the applicable Master Servicer or the applicable Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

            Section 3.08 Enforcement of Alienation Clauses

            Each Master Servicer (with respect to Performing Mortgage Loans for which it acts as Master Servicer) and each Special Servicer (with respect to Specially Serviced Mortgage Loans for which it acts as Special Servicer), on behalf of the Trustee as the mortgagee of record, shall enforce any "due-on-sale" or "due-on-encumbrance" clauses and any other restrictions contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Borrower, unless the applicable Master Servicer or the applicable Special Servicer, as the case may be, has (i) determined, in its reasonable judgment, that waiver of such restrictions would be in accordance with the Servicing Standard and (ii) complied with the applicable requirements, if any, of Section 3.20(a), Section 3.23, Section 3.24 and Section 3.27; provided that, subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer nor the applicable Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Mortgage Loan (other than a Co-op Mortgage Loan as to which the NCBFSB Subordinate Debt Conditions have been satisfied) until it has received written confirmation from (i) Moody's, (ii) with respect to any Mortgage Loan with a Stated Principal Balance that is one of the ten highest Stated Principal Balances in the Mortgage Pool, Fitch, and (iii) with respect to any Mortgage Loan (A) with a Stated Principal Balance that is one of the ten highest Stated Principal Balances in the Mortgage Pool, (B) has a Cut-off Date Principal Balance in excess of $18,000,000, (C) represents more than 5% of the Mortgage Pool, (D) has an aggregate debt service coverage ratio less than 1.20x or (E) has an aggregate loan-to-value ratio greater than 85%, S&P, that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that, if the affected Mortgage Loan, individually or together with all other Mortgage Loans, if any, that are in the same Cross-Collateralized Group as such Mortgage Loan (i) with a Stated Principal Balance that is one of the ten highest Stated Principal Balances in the Mortgage Pool, (ii) has a Cut-off Date Principal Balance in excess of $18,000,000 or (iii) represents more than 5% of the Mortgage Pool, then, subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer nor the applicable Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and provided, further, that, subject to the related Mortgage Loan Documents and applicable law, the applicable Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Mortgage Loan (other than a Co-op Mortgage Loan as to which the NCBFSB Subordinate Debt Conditions have been satisfied) until it has delivered to the applicable Special Servicer its recommendation and analysis of the request, together with a copy of the materials and information upon which such recommendation is based, and has received the consent of the applicable Special Servicer (the giving of which consent shall be subject to the Servicing Standard and Sections 3.23, 3.24 and 3.27), which consent shall be deemed given if not denied in writing within 10 Business Days of receipt by the applicable Special Servicer of the applicable Master Servicer's written recommendation and analysis and any additional information requested by the applicable Special Servicer or the Controlling Class Representative; and provided, further, that, subject to the related Mortgage Loan Documents and applicable law, the applicable Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Mortgage Loan until it has received the consent of the applicable Special Servicer (the giving of which consent shall be subject to the Servicing Standard and Section 3.24), which consent shall be deemed given if not denied in writing within 10 Business Days of receipt by the applicable Special Servicer of the applicable Master Servicer's written recommendation and analysis and any additional information requested by the applicable Special Servicer or the Controlling Class Representative; and provided, further, that, subject to the related Mortgage Loan Documents and applicable law, neither the applicable Master Servicer nor the applicable Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, neither such Master Servicer nor such Special Servicer shall be obligated to cover or assume any such costs or expenses); and provided, further, that neither the applicable Master Servicer nor the applicable Special Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless (i) all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Borrower or (ii) it obtains the consent of the Controlling Class Representative, which consent shall be deemed given if not denied in writing within 10 Business Days of receipt by the Controlling Class Representative of written notice of such action and all reasonably requested information related thereto (or, if no information is requested within ten (10) Business Days of receipt of written notice). In the case of any Mortgage Loan, the applicable Master Servicer and the applicable Special Servicer shall each provide the other with all such information as each may reasonably request in order to perform its duties under this section.

            In connection with any permitted assumption of any Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, each Master Servicer (in the case of a Performing Mortgage Loan for which it acts as Master Servicer) or each Special Servicer (in the case of a Specially Serviced Mortgage Loan for which it acts Special Servicer) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Borrower for the due execution and delivery of such documents.

            Notwithstanding the foregoing, and regardless of whether a particular Co-op Mortgage Loan contains specific provisions regarding the incurrence of subordinate debt, or prohibits the incurrence of subordinate debt, or requires the consent of the Mortgagee in order to incur subordinate debt, the NCBFSB Master Servicer may, nevertheless, in accordance with the Servicing Standard, without the need to obtain any consent hereunder (and without the need to obtain a ratings confirmation), permit the related Borrower to incur subordinate debt if the NCBFSB Subordinate Debt Conditions have been met (as certified in writing to the Trustee and the Controlling Class Representative by the NCBFSB Master Servicer no later than five Business Days prior to the making of the subject subordinate loan without right of reimbursement from the Trust) which certification shall include notice of the circumstances of the waiver, including information necessary for the Controlling Class Representative to determine whether the NCBFSB Subordinate Debt Conditions have been satisfied); provided that, subject to the related Mortgage Loan Documents and applicable law, the NCBFSB Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Mortgage Loan, pursuant to this paragraph, unless in any such case, all associated costs and expenses are covered without any expense to the Trust.

            If a Master Servicer or a Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Borrower or a Mortgaged Property, then such Master Servicer or such Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Borrower and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and the applicable Master Servicer or Special Servicer, as appropriate, fails to enforce such requirement in accordance with the related Mortgage Loan Documents. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the applicable Master Servicer or the applicable Special Servicer in accordance with Section 3.11; provided, however, that with respect to the Washington Center Total Loan, any Net Assumption Fee that is payable to the related B Holder pursuant to the related A/B Intercreditor Agreement shall be paid to the General Master Servicer and the General Special Servicer in accordance with Section 3.11. It is hereby acknowledged that the assumption application fee and the assumption fee paid in connection with the assumption of the Mortgaged Property identified on the Mortgage Loan Schedule as The Crossings, by Chelsea Pocono Finance, LLC on or about June 12, 2003, has been retained by the Column Mortgage Loan Seller and shall not be payable to any Master Servicer or any Special Servicer. Neither the applicable Master Servicer nor the applicable Special Servicer shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

            Section 3.09 Realization Upon Defaulted Mortgage Loans

            (a) Each Special Servicer shall, subject to Sections 3.09(b), 3.09(c), 3.09(d), 3.23, 3.24, 3.20 and 3.27, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of the real property and other collateral securing any Mortgage Loan for which it acts as Special Servicer that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments; provided that the applicable Master Servicer shall not, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Post-ARD Additional Interest (other than the making of requests for its collection), and such Special Servicer may do so only if (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the reasonable judgment of the Special Servicer, and without regard to such Post-ARD Additional Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Post-ARD Additional Interest has not been forgiven in accordance with Section 3.20 and, in the reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Mortgage Loan or Cross-Collateralized Group that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the applicable Special Servicer shall consult Independent counsel regarding the order and manner in which the applicable Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the applicable Special Servicer as a Servicing Advance. In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the applicable Special Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require a Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Special Servicer taking into account the factors described in Section 3.18 and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when a Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan for which it acts as Special Servicer, whether for purposes of bidding at foreclosure or otherwise, such Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

            No Master Servicer or Special Servicer, other than the applicable Special Servicer, shall foreclose upon or otherwise comparably convert, including by taking title thereto, any real property or other collateral securing a defaulted Mortgage Loan.

            (b) Notwithstanding the foregoing provisions of this Section 3.09, no Mortgaged Property shall be acquired by a Special Servicer on behalf of the Trust under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by the Lower-Tier REMIC or the 622 Third Avenue Loan REMIC at any given time constitutes not more than a de minimis amount of the assets of such Lower-Tier REMIC or such 622 Third Avenue Loan REMIC within the meaning of Treasury Regulations Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company or similar entity. In addition, except as permitted under
Section 3.17(a), a Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by such Special Servicer; or

            (ii) such Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable to the applicable Master Servicer as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not result in an Adverse REMIC Event with respect to the Upper-Tier REMIC, the Lower-Tier REMIC or the 622 Third Avenue Loan REMIC or in an Adverse Grantor Trust Event with respect to the Grantor Trust.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, a Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of an A/B Loan Pair, the related B Loan Holder or the Washington Center Junior Holders) or any other specified person, could, in the reasonable judgment of the applicable Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

            (i) such Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that such Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            (ii) in the event that the determination described in clause (c)(i) above cannot be made, the applicable Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, and taking into account the coverage provided under the related Environmental Insurance Policy, that it would maximize the recovery to the Certificateholders (and the B Loan Holder and the Washington Center Junior Holders if in connection with a B Loan or the Washington Center Junior Loans, respectively, taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders and, if in connection with a B Loan or the Washington Center Junior Loans, the B Loan Holders and Washington Center Junior Holders, to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above.

            Any such determination by a Special Servicer contemplated by clause
(i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the applicable Master Servicer and the Controlling Class Representative, or, if in connection with the 622 Third Avenue Loan or the Washington Center Loan, to the 622 Third Avenue B Loan Holder and each Washington Center Junior Holder, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the applicable Master Servicer at the direction of the applicable Special Servicer in accordance with Section 3.19(b) given in accordance with the Servicing Standard; provided, however, that the applicable Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the applicable Master Servicer's Collection Account pursuant to Section 3.05.

            (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the applicable Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided, however that the applicable Special Servicer shall obtain confirmation from each Rating Agency then rating the Certificates that no Adverse Rating Event shall exist because of any such release.

            (e) Each Special Servicer shall report to the Trustee, the applicable Master Servicer and the Controlling Class Representative, the 622 Third Avenue B Loan Holder (with respect to the 622 Third Avenue Loan) and each Washington Center Junior Holder (with respect to the Washington Center Loan) monthly in writing as to any actions taken by such Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan's becoming a Corrected Mortgaged Loan; provided, however, that in respect of the 622 Third Avenue Loan and the Washington Center Loan, the applicable Special Servicer shall, before releasing the lien of the related Mortgage on the related Mortgaged Properties satisfy the conditions set forth in Section 3.27(b).

            (f) The applicable Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the subject Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) Annually in each January, each Special Servicer shall on a timely basis forward to the applicable Master Servicer, who shall promptly file same with the IRS on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgage Loan or Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, each Special Servicer shall deliver to the applicable Master Servicer, who shall promptly forward it to the Trustee, an Officer's Certificate stating that all such information returns relating to any Specially Serviced Mortgage Loan or REO Property that were required to be filed during the prior twelve (12) months have been properly completed and timely provided to such Master Servicer. Each Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan for which it acts as Master Servicer as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

            (h) As soon as the applicable Special Servicer (or, in the case of the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property, the Master Servicer) makes, in consultation with the Controlling Class Representative, a Final Recovery Determination with respect to any Mortgage Loan or REO Property, it shall promptly notify the Trustee, the applicable Master Servicer, the Controlling Class Representative, the 622 Third Avenue B Loan Holder (with respect to the 622 Third Avenue Loan) and each Washington Center Junior Holder (with respect to the Washington Center Loan). Each Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) made by it and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee, the applicable Master Servicer, the Controlling Class Representative, the 622 Third Avenue B Loan Holder and each Washington Center Junior Holder no later than the third Business Day following such Final Recovery Determination.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files

            (a) Upon the payment in full of any Mortgage Loan, the purchase of an A Loan by the B Loan Holder or any Washington Center Junior Holder, as applicable, pursuant to the related A/B Intercreditor Agreement or the receipt by a Master Servicer of a notification that payment in full shall be escrowed or made in a manner customary for such purposes, such Master Servicer shall promptly so notify the Trustee and request delivery to it or its designee of the related Mortgage File (such notice and request to be effected by delivering to the Trustee a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in such Master Servicer's Collection Account or an A/B Loan Pair Custodial Account pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the applicable Master Servicer or its designee and shall deliver to the applicable Master Servicer or its designee such accompanying release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to a Collection Account, an A/B Loan Pair Custodial Account or the Distribution Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, 622 Third Avenue Total Loan or Washington Center Total Loan, a Master Servicer or a Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the applicable Master Servicer and receipt from such Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the applicable Special Servicer and receipt from the applicable Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the applicable Master Servicer or the applicable Special Servicer, as the case may be, or its designee. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the applicable Special Servicer's delivery to the Trustee of an Officer's Certificate stating that (i) such Mortgage Loan, 622 Third Avenue Total Loan or Washington Center Total Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into a Collection Account or an A/B Loan Pair Custodial Account, as applicable, pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan, 622 Third Avenue Total Loan or Washington Center Total Loan has become an REO Property, a copy of the Request for Release shall be returned by the Trustee to the applicable Master Servicer or the applicable Special Servicer, as applicable.

            (c) Within five Business Days of a Special Servicer's request therefor (or, if such Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to such Special Servicer, in the form supplied to the Trustee by such Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, the applicable Master Servicer or the applicable Special Servicer; provided that the Trustee may alternatively execute and deliver to the applicable Special Servicer, in the form supplied to the Trustee by such Special Servicer, a limited power of attorney issued in favor of such Special Servicer and empowering such Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by such Special Servicer). Together with such pleadings or documents (or such power of attorney empowering such Special Servicer to execute the same on behalf of the Trustee), the applicable Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering such Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by such Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            (d) From time to time as is appropriate for servicing or foreclosure of any B Loan or Washington Center Junior Loan, the applicable Master Servicer, the applicable Special Servicer or the Trustee, as applicable, subject to the related A/B Intercreditor Agreement, may request the original of the related promissory note from the related B Loan Holder or Washington Center Junior Holders, respectively. Any B Loan Holder or any Washington Center Junior Holder shall release or cause the release of such original Mortgage Note to the requesting party or its designee. In connection with the release of the original Mortgage Note for the any B Loan or any Washington Center Junior Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation as is appropriate to evidence the holding by the applicable Master Servicer or the applicable Special Servicer of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

            (e) If from time to time, pursuant to the terms of the Great Lakes Crossing Intercreditor Agreement and any Great Lakes Crossing Servicing Agreement, and as appropriate for enforcing the terms of the Great Lakes Crossing Mortgage Loan, the Great Lakes Crossing Master Servicer, the Great Lakes Crossing Special Servicer or the holder of the Great Lakes Crossing Companion Loan requests delivery to it of the original Mortgage Note for the Great Lakes Crossing Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the requesting party or its designee. In connection with the release of the original Mortgage Note for the Great Lakes Crossing Mortgage Loan in accordance with the preceding sentence, the Trustee shall obtain such documentation as is appropriate to evidence the holding by the Great Lakes Crossing Master Servicer, the Great Lakes Crossing Special Servicer or the holder of the Great Lakes Crossing Companion Loan of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

            Section 3.11 Master Servicing and Special Servicing Compensation; Interest on and Reimbursement of Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee and any Fiscal Agent Regarding Back-up Servicing Advances

            (a) As compensation for its activities hereunder, each Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including the Great Lakes Crossing Mortgage Loan, the 622 Third Avenue B Loan, the Washington Center C Loan and each Specially Serviced Mortgage Loan) as to which it is the applicable Master Servicer and each REO Mortgage Loan that relates to an REO Property as to which it is the applicable Master Servicer. As to each Mortgage Loan, 622 Third Avenue B Loan, Washington Center C Loan and REO Mortgage Loan, for each calendar month (commencing with June 2003) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan, 622 Third Avenue B Loan or Washington Center C Loan, as applicable, or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan, 622 Third Avenue B Loan, Washington Center C Loan or REO Mortgage Loan, as the case may be. The Master Servicing Fee with respect to any Mortgage Loan, 622 Third Avenue B Loan, Washington Center C Loan or REO Mortgage Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Master Servicing Fees earned with respect to any Mortgage Loan, 622 Third Avenue B Loan, Washington Center C Loan or REO Mortgage Loan shall be payable monthly from payments of interest on such Mortgage Loan, 622 Third Avenue B Loan, Washington Center C Loan or REO Revenues allocable as interest on such REO Mortgage Loan, as the case may be other than from interest payable on the Washington Center B Loan prior to an event of default on such loan. The Servicing Fee with respect to the 622 Third Avenue Loan shall be an expense of the 622 Third Avenue Loan REMIC. Each Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan, 622 Third Avenue B Loan, Washington Center C Loan or REO Mortgage Loan for which it acts as Master Servicer out of the portion any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Mortgage Loan, 622 Third Avenue B Loan, Washington Center C Loan or REO Mortgage Loan, as the case may be other than from interest payable on the Washington Center B Loan prior to an event of default on such loan.

            NCBFSB and any successor holder of the Excess Servicing Fee Rights that relate to the NCBFSB Serviced Mortgage Loans (and any successor REO Mortgage Loans with respect to such NCBFSB Serviced Mortgage Loans) shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), and KRECM and any successor holder of the Excess Servicing Fee Rights that relate to the General Mortgage Loans (and any successor REO Mortgage Loans with respect to such other Mortgage Loans) shall be entitled, at any time at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), in either case, to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan), provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit F-3A hereto, and (iii) the prospective transferee shall have delivered to KRECM or NCBFSB, as applicable, and the Depositor a certificate substantially in the form attached as Exhibit F-3B hereto. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee Right without registration or qualification. KRECM, NCBFSB and each holder of an Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and each of KRECM and NCBFSB hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Trustee, any Fiscal Agent, the Master Servicers, the Certificate Registrar and the Special Servicers against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the Master Servicers confidential (except as permitted pursuant to clause (iii) below or, in the case of the Master Servicers, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Non-Registered Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of such Excess Servicing Fee Right if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of an Excess Servicing Fee Right, the Person then acting as the Master Servicer with respect to the Mortgage Loan or REO Mortgage Loan to which the Excess Servicing Fee Right relates, shall pay, out of each amount paid to the applicable Master Servicer as Master Servicing Fees with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one Business Day following the payment of such Master Servicing Fees to the applicable Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to such Master Servicer. The holder of an Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. Neither the Certificate Registrar nor the Trustee shall have any obligation whatsoever regarding payment of an Excess Servicing Fee or the assignment or transfer of an Excess Servicing Fee Right.

            The applicable Master Servicer shall be entitled to the Servicing Fee with respect to the 622 Third Avenue B Loan and Washington Center C Loan as described in the second preceding paragraph; provided that, in no such case, shall the payment of any such compensation reduce amounts otherwise payable to the Certificateholders with respect to the related A Loan.

            A Master Servicer's right to receive the Master Servicing Fees to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of such Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein, including as contemplated by the prior paragraph.

            (b) Each Master Servicer shall be entitled to receive the following items with respect to the Mortgage Loans for which it acts as Master Servicer as additional servicing compensation (the following items, collectively, "Additional Master Servicing Compensation"):

            (i) any and all Net Default Charges collected with respect to a Performing Mortgage Loan;

            (ii) 50% of any and all Net Assumption Application Fees, Net Assumption Fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Borrower with respect to a Performing Mortgage Loan provided, however, that if the consent of the Special Servicer is not required in connection with the underlying servicing action, then the applicable Master Servicer shall be entitled to receive 100% of such fees;

            (iii) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Borrower with respect to a Performing Mortgage Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Mortgage Loan;

            (iv) any and all Prepayment Interest Excesses collected with respect to a Mortgage Loan, including a Specially Serviced Mortgage Loan, to the extent not needed to pay Compensating Interest Payments; and

            (v) interest or other income earned on deposits in the Investment Accounts maintained by such Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Borrower under applicable law or under the related Mortgage).

            The Master Servicers shall not be entitled to any Master Servicing Fees or any other compensation from the Trust Fund hereunder with respect to the B Loans that relate to any CBA A/B Loan Pair.

            The applicable Master Servicer shall be entitled to the above-described Additional Servicing Compensation with respect to the B Loans and the Washington Center Junior Loans to the extent not expressly prohibited under the respective A/B Intercreditor Agreements; provided that, in no such case, shall the payment of any such compensation reduce amounts otherwise payable to the Certificateholders with respect to the related A Loan.

            Any Net Assumption Fee received by the General Master Servicer (A) in respect of the 622 Third Avenue Total Loan shall be allocated between and distributed to the Trust as holder of the 622 Third Avenue Loan (which amount shall be payable to the General Master Servicer and General Special Servicer in accordance with this Section 3.11) and the 622 Third Avenue B Loan Holder based on the respective percentage interests in the 622 Third Avenue Total Loan as set forth in the related A/B Intercreditor Agreement and (B) in respect of the Washington Center Total Loan shall be allocated among and distributed to the Trust as holder of the Washington Center Loan (which amount shall be payable to the General Master Servicer and General Special Servicer in accordance with this
Section 3.11) and to the Washington Center Junior Holders based on the respective percentage interests in the Washington Center Total Loan as set forth in the related A/B Intercreditor Agreement; provided, however that any such Net Assumption Fee allocated to the holder of the Washington Center B Loan shall be payable to the General Master Servicer or Special Servicer, as applicable.

            To the extent that any of the amounts described in clauses (i) through (v) in the preceding paragraph are collected by a Special Servicer, such Special Servicer shall promptly pay such amounts to the applicable Master Servicer.

            (c) As compensation for its activities hereunder, subject to the proviso to clause (d) of the definition of "Servicing Transfer Event", each Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Mortgage Loan (other than any Great Lakes Crossing REO Mortgage Loan) for which it acts as Special Servicer. As to each such Specially Serviced Mortgage Loan and REO Mortgage Loan (other than any Great Lakes Crossing REO Mortgage Loan), for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Mortgage Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Mortgage Loan (other than any Great Lakes Crossing REO Mortgage Loan), as the case may be. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Mortgage Loan (other than any Great Lakes Crossing REO Mortgage Loan) shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Mortgage Loan, as of the date it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable first out of related Liquidation Proceeds and then monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the applicable Master Servicer's Collection Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, each Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan. As to each such Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, (i) each payment of interest (other than Default Interest) and principal received from the related Borrower on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan with respect to such new Servicing Transfer Event. If a Special Servicer is terminated (other than for cause), including pursuant to Section 3.25, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loans for which it acted as Special Servicer, that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation and (ii) any Specially Serviced Mortgage Loans with respect to which it acted as Special Servicer for which the Special Servicer has resolved the circumstances and/or conditions causing such Mortgage Loan to be a Specially Serviced Mortgage Loan, but which had not as of the time it was terminated or resigned become a Corrected Mortgage Loan solely because the related Borrower had not made three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the related Borrower making such three consecutive timely Monthly Payments (and the successor Special Servicer shall not be entitled to any portion of such Workout
Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Mortgage Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the applicable Master Servicer, and such Master Servicer shall (without further compensation) monitor that all conditions precedent to such Mortgage Loan's becoming a Corrected Mortgage Loan are satisfied and, further, shall immediately transfer such Servicing File to the new applicable Special Servicer if and when it becomes apparent to such Master Servicer that such conditions precedent will not be satisfied.

            As further compensation for its activities hereunder, each Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan with respect to which it acts as Special Servicer or REO Property related thereto as to which it receives any full, partial or discounted payoff from the related Borrower or any Condemnation Proceeds or Liquidation Proceeds (other than any receipt of Liquidation Proceeds with respect to a Specially Serviced Mortgage Loan or REO Property that is (i) purchased by the Special Servicer or any Holders of Certificate(s) of a Controlling Class or any assignee of the foregoing pursuant to Section 3.18; provided that if any such party assigns their Purchase Option to an unaffiliated third party without any consideration therefor (other than nominal consideration), a Liquidation Fee shall be payable pursuant to Section 3.11,
(ii) purchased by a Master Servicer, a Special Servicer or any Certificateholder(s) of the Controlling Class pursuant to Section 9.01, (iii) acquired by the Sole Certificateholder(s) in exchange for all the Certificates pursuant to Section 9.01, (iv) purchased by the related B Loan Holder or any Washington Center Junior Holder pursuant to the related A/B Intercreditor Agreement so long as such Specially Serviced Mortgage Loan or REO Property is purchased within the time period specified in such related A/B Intercreditor Agreement (v) purchased by a mezzanine lender pursuant to the mezzanine intercreditor agreement; provided that if such mezzanine intercreditor agreement provides for the payment of a liquidation fee, such fee shall be payable, or
(vi) repurchased or replaced no later than the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period, as a result of a Material Breach or a Material Document Defect, by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement or by the Column Performance Guarantor pursuant to the Column Performance Guarantee). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Post-ARD Additional Interest, Default Charges, a Prepayment Premium or a Yield Maintenance Charge). Notwithstanding the foregoing, no Liquidation Fee shall be payable under this Agreement based on, or out of, Liquidation Proceeds received in connection with any Liquidation Event involving the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan shall not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee shall be payable in connection with the receipt of, or out of, Liquidation Proceeds and, with respect to the Washington Center Loan, Condemnation Proceeds, collected as a result of the purchase or substitution of any Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

            A Special Servicer's right to receive any Special Servicing Fee, Workout Fee and/or Liquidation Fee to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of such Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

            (d) Each Special Servicer shall be entitled to receive the following items as additional special servicing compensation (the following items, collectively, the "Additional Special Servicing Compensation"):

            (i) any and all Net Default Charges collected with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loan (other than any Great Lakes Crossing REO Mortgage Loan);

            (ii) any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, consent fees, release fees, waiver fees, earn-out fees and charges for beneficiary statements or demands that are actually received on or with respect to a Specially Serviced Mortgage Loan or an REO Mortgage Loans (other than any Great Lakes Crossing REO Mortgage Loan);

            (iii) subject to the proviso in Section 3.11(b)(ii), 50% of any and all Net Assumption Fees, Net Assumption Application Fees, modification fees, extension fees, consent fees, release fees, waiver fees and earn-out fees that are actually received on or with respect to a Performing Mortgage Loan; and

            (iv) interest or other income earned on deposits in any REO Account maintained by such Special Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such REO Account for each Collection Period).

            The applicable Special Servicer shall be entitled to such compensation with respect to the B Loans and the Washington Center Junior Loans as is provided under the respective A/B Intercreditor Agreements; provided that, in no such case, shall the payment of any such compensation reduce amounts otherwise payable to the Certificateholders with respect to the related A Loan.

            Any Net Assumption Fee received by the General Special Servicer (A) in respect of the 622 Third Avenue Total Loan shall be distributed to the Trust as holder of the 622 Third Avenue Loan and the 622 Third Avenue B Loan Holder based on the respective percentage interests in the 622 Third Avenue Total Loan as set forth in the related A/B Intercreditor Agreement and (B) in respect of the Washington Center Total Loan shall be distributed to the Trust as holder of the Washington Center Loan and to the Washington Center Junior Holders based on the respective percentage interests in the Washington Center Total Loan as set forth in the related A/B Intercreditor Agreement; provided, however that any such Net Assumption Fee allocated to the holder of the Washington Center B Loan shall be payable to the General Special Master or Special Servicer, as applicable.

            To the extent that any of the amounts described in clauses (i) through (iii) of the third preceding paragraph are collected by a Master Servicer, such Master Servicer shall promptly pay such amounts to the applicable Special Servicer and shall not be required to deposit such amounts in such Master Servicer's Collection Account pursuant to Section 3.04(a).

            (e) Each Master Servicer and each Special Servicer shall be required (subject to Section 3.11(h) below) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any of Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of any Collection Account, A/B Loan Pair Custodial Account, Servicing Account, Reserve Account or REO Account, and neither a Master Servicer nor a Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If a Master Servicer is required to make any Servicing Advance hereunder at the discretion of the applicable Special Servicer in accordance with Section 3.19 or otherwise, such Special Servicer shall promptly provide such Master Servicer with such documentation regarding the subject Servicing Advance as the applicable Master Servicer may reasonably request.

            (f) If a Master Servicer or, as contemplated by Section 3.19(b), a Special Servicer is required under this Agreement to make a Servicing Advance, but fails to do so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the applicable Master Servicer or the applicable Special Servicer, as the case may be, give notice of such failure to the defaulting party. If such Advance is not made by such Master Servicer or such Special Servicer within three Business Days after such notice, then (subject to Section 3.11(h) below) the Trustee or a Fiscal Agent appointed thereby shall make such Advance. If any Fiscal Agent makes any such Servicing Advance, the Trustee shall be deemed not to be in default under this Agreement for failing to do so.

            (g) Each Master Servicer, each Special Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (with its own funds), for so long as such Servicing Advance is outstanding. Such interest with respect to any Servicing Advances shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on or in respect of the particular Mortgage Loan or REO Mortgage Loan as to which such Servicing Advance relates; and (ii) then, after such Servicing Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the applicable Master Servicer's Collection Account. Each Master Servicer shall reimburse itself, the applicable Special Servicer, the Trustee or any Fiscal Agent, as appropriate, for any Servicing Advance made by any such Person with respect to any Mortgage Loan or REO Property as to which such Master Servicer is the applicable Master Servicer as soon as practicable after funds available for such purpose are deposited in such Master Servicer's Collection Account. A Master Servicer shall not be entitled to Advance Interest on any Servicing Advance made thereby to the extent a payment is received but is being held by such Master Servicer in suspense.

            (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicers, the Special Servicers, the Trustee or any Fiscal Agent shall be required to make any Servicing Advance that it determines in its reasonable judgment would constitute a Nonrecoverable Servicing Advance. The determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee (unless it is the Person making such determination), the Controlling Class Representative, the 622 Third Avenue Loan Holder (with respect to the 622 Third Avenue Loan) and each Washington Center Junior Holder (with respect to the Washington Center Loan) setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the applicable Master Servicer or the applicable Special Servicer with respect to a particular Servicing Advance for any Mortgage Loan or REO Property, and the applicable Master Servicer and the applicable Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance for any Mortgage Loan or REO Property. A copy of any such Officer's Certificate (and accompanying information) of a Master Servicer shall also be delivered promptly to the applicable Special Servicer for the subject Mortgage Loan or REO Property, a copy of any such Officer's Certificate (and accompanying information) of a Special Servicer shall also be promptly delivered to the applicable Master Servicer for the subject Mortgage Loan or REO Property, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee or the Fiscal Agent shall also be promptly delivered to the Controlling Class Representative, the 622 Third Avenue Loan Holder (with respect to the 622 Third Avenue Loan) and each Washington Center Junior Holder (with respect to the Washington Center Loan) and the applicable Master Servicer and the applicable Special Servicer for the subject Mortgage Loan or REO Property.

            (i) Notwithstanding anything to the contrary set forth herein, each Master Servicer may (and, at the direction of the applicable Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of such Master Servicer's Collection Account any servicing expense that, if paid by such Master Servicer or the applicable Special Servicer, would constitute a Nonrecoverable Servicing Advance for the subject Mortgage Loan or REO Property; provided that such Master Servicer (or the applicable Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee and the Controlling Class Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of a Master Servicer shall also be delivered promptly to the applicable Special Servicer for the subject Mortgage Loan or REO Property, and a copy of any such Officer's Certificate (and accompanying information) of a Special Servicer shall also be promptly delivered to the applicable Master Servicer for the subject Mortgage Loan or REO Property.

            (j) If the Master Servicer and the Special Servicer are responsible for servicing and administering the Great Lakes Crossing Total Loan or any Great Lakes Crossing REO Property under Article XII, then each of the Master Servicer and the Special Servicer shall be entitled to such compensation as is provided for in Section 12.09, which shall be in addition to that provided for in this
Section 3.11.

            Section 3.12 Property Inspections; Collection of Financial Statements; Delivery of Certain Reports

            (a) The applicable Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan (and, in cases where the related Mortgage Loan has become a Specially Serviced Mortgage Loan, the applicable Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property); provided that such Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances and otherwise as contemplated by Section 3.05(a). Beginning in 2004, the applicable Master Servicer shall at its expense perform or cause to be performed an inspection of the Mortgaged Property for each Mortgage Loan (other than the Great Lakes Crossing Mortgaged Property) at least once per calendar year on each Mortgage Loan, if the applicable Special Servicer has not already done so during that period pursuant to the preceding sentence. Each Master Servicer and each Special Servicer shall prepare a written report (provided, that with respect to Co-op Mortgage Loans that are Performing Mortgage Loans, such report shall be delivered to the Controlling Class Representative in an electronic format, exclusive of photographs that are part of such report, until such time as the NCBFSB Master Servicer or Co-op Special Servicer, as the case may be, has established a website where such photographs can be viewed, provided, further, however, that such report, complete with photographs, shall be delivered to the Controlling Class Representative upon request and, provided, further, that the NCBFSB Master Servicer shall use commercially reasonable efforts to establish such websites with photographs on or before December 31, 2003) of each such inspection performed by it or on its behalf that sets forth in detail the condition of the subject Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the subject Mortgaged Property of which such Master Servicer or Special Servicer, as applicable, is aware, (ii) any change in the condition or occupancy of the subject Mortgaged Property of which such Master Servicer or Special Servicer, as applicable, is aware and that it considers, in accordance with the Servicing Standard, material, or (iii) any waste committed on the Mortgaged Property of which such Master Servicer or Special Servicer, as the case may be, is aware and that it considers, in accordance with the Servicing Standard, material. Each Master Servicer and each Special Servicer shall deliver to the Controlling Class Representative (in accordance with the ARCap Naming Convention for Electronic File Delivery) and, upon request, to the Trustee a copy (or image in suitable electronic media) and, if the related Mortgage Loan is the 622 Third Avenue Loan or the Washington Center Loan that is a Specially Serviced Mortgage Loan, a copy to the 622 Third Avenue B Loan Holder and each Washington Center Junior Holder, respectively, of each such written report prepared by it (provided, that with respect to Co-op Mortgage Loans that are Performing Mortgage Loans, such report shall be delivered to the Trustee and/or Controlling Class Representative, as applicable, in an electronic format, exclusive of photographs that are part of such report, until such time as the NCBFSB Master Servicer or Co-op Special Servicer, as the case may be, has established a website where such photographs can be viewed, provided, further, however, that such report, complete with photographs, shall be delivered to the Trustee and/or Controlling Class Representative and, if the related Mortgage Loan is the 622 Third Avenue Loan or the Washington Center Loan that is a Specially Serviced Mortgage Loan, a copy to the 622 Third Avenue B Loan Holder and each Washington Center Junior Holder, respectively, upon request), in each case within 30 days following the request (or, if later or if request is not required, within 30 days following the later of completion of the related inspection if the inspection is performed by the applicable Master Servicer or Special Servicer, as applicable, or receipt of the related inspection report if the inspection is performed by a third party). Upon request, the Trustee shall request from such Master Servicer or Special Servicer, as applicable, and, to the extent such items have been delivered to the Trustee upon written request by such Master Servicer or Special Servicer, as applicable, deliver to each of the Depositor, the related Mortgage Loan Seller, the Controlling Class Representative, any Certificateholder and, if the related Mortgage Loan is the 622 Third Avenue Loan or the Washington Center Loan that is a Specially Serviced Mortgage Loan, a copy to the 622 Third Avenue B Loan Holder and each Washington Center Junior Holder, respectively, or, if the Trustee has in accordance with
Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by a Master Servicer or a Special Servicer.

            (b) Commencing with respect to the calendar quarter ended June 30, 2003, the applicable Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the General Master Servicer, in the case of each Performing Mortgage Loan that is a General Mortgage Loan and the NCBFSB Master Servicer, in the case of Performing Mortgage Loans that are NCB Serviced Loans other than Co-op Mortgage Loans, shall make reasonable efforts to collect promptly from each related Borrower quarterly and annual operating statements, budgets and, except with respect to residential cooperative properties, rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Borrower, whether or not delivery of such items is required (or, in the case of Co-op Mortgage Loans, only if delivery of such items is required) pursuant to the terms of the related Mortgage Loan Documents. In addition, the applicable Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. Each Special Servicer shall deliver images in suitable electronic media of all of the foregoing items so collected or obtained by it to the applicable Master Servicer within 30 days of its receipt thereof. In the case of each Performing Mortgage Loan that is a Co-op Mortgage Loan serviced by the NCBFSB Master Servicer, such deliveries shall be limited to those required under the applicable loan documents. Each Master Servicer shall deliver at least quarterly all items required to be delivered to it by the applicable Special Servicer pursuant to the second preceding sentence to the Controlling Class Representative, in the case of the 622 Third Avenue Loan and the Washington Center Loan, the 622 Third Avenue B Loan Holder and each Washington Center Junior Holder, respectively, and the Trustee in an imaged format in accordance with the ARCap Naming Convention for Electronic File Delivery.

            Each Master Servicer shall maintain a CMSA Operating Statement Analysis Report with respect to each Mortgaged Property and REO Property related to each Mortgage Loan for which it acts as Master Servicer. Within 60 days after receipt by the applicable Master Servicer from the related Borrower or otherwise, as to a Performing Mortgage Loan for which it acts as Master Servicer, and within 30 days after receipt by the applicable Master Servicer from the applicable Special Servicer, the Great Lakes Crossing Master Servicer or otherwise, as to the Great Lakes Crossing Mortgage Loan, a Specially Serviced Mortgage Loan or an REO Property for which it acts as Master Servicer, of any annual operating statements and, except with respect to residential cooperative properties, rent rolls with respect to any Mortgaged Property or REO Property, such Master Servicer shall, based upon such operating statements or, except with respect to residential cooperative properties, rent rolls, prepare (or, if previously prepared, update) the CMSA Operating Statement Analysis Report for the subject Mortgaged Property or REO Property. Each Master Servicer shall remit in accordance with the ARCap Naming Convention for Electronic File Delivery of a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if so requested and not already provided pursuant to this Section 3.12(b), the underlying operating statements and, except with respect to residential cooperative properties, rent rolls, to the Controlling Class Representative, in the case of the 622 Third Avenue Loan and the Washington Center Loan, the 622 Third Avenue B Loan Holder and each Washington Center Junior Holder, respectively, the Trustee and the applicable Special Servicer. The Trustee shall, upon request, request from the applicable Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by such Master Servicer, deliver to any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of the CMSA Operating Statement Analysis (or update thereof) for any Mortgaged Property or REO Property and, if requested, the related operating statement or, except with respect to residential cooperative properties, rent rolls.

            Within 60 days (or, in the case of items received from a Special Servicer, the Great Lakes Crossing Master Servicer, the Great Lakes Crossing Special Servicer or otherwise with respect to the Great Lakes Crossing Mortgage Loan, Specially Serviced Mortgage Loans and REO Properties, 30 days) after receipt by a Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, such Master Servicer shall prepare or update and forward to the Trustee, the applicable Special Servicer, in the case of the 622 Third Avenue Loan and the Washington Center Loan, the 622 Third Avenue B Loan Holder and each Washington Center Junior Holder, respectively, and the Controlling Class Representative a CMSA NOI Adjustment Worksheet using the same format and ARCap Naming Convention for Electronic File Delivery as the CMSA Operating Statement Analysis Report for such Mortgaged Property or REO Property, together with the related quarterly or annual operating statements.

            If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the applicable Special Servicer has any questions for the related Borrower based upon the information received by such Special Servicer pursuant to Section 3.12(a) or 3.12(b), the applicable Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with such Special Servicer in assisting such Special Servicer to contact and solicit information from such Borrower.

            (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, each Special Servicer shall prepare and deliver or cause to be delivered to the applicable Master Servicer, the Controlling Class Representative and shall contemporaneously provide a copy of such materials as they relate to an A Loan to the B Loan Holder and the Washington Center Junior Holders the following reports (or data files relating to reports of the applicable Master Servicer) with respect to those Specially Serviced Mortgage Loans serviced by such Special Servicer and any related REO Properties as to which such Special Servicer is the applicable Special Servicer, providing the CMSA Specially Serviced Loan File or other required information as of such Determination Date which CMSA Specially Serviced Loan File the applicable Master Servicer shall incorporate to produce: (i) a CMSA Property File; and (ii) a CMSA Loan Periodic Update File (which, in each case, if applicable, will identify each subject Mortgage Loan(s) by loan number and property name). At or before 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, such Special Servicer shall prepare and deliver or cause to be delivered to the applicable Master Servicer the CMSA Specially Serviced Loan File or other related data fields reflected in the reports reasonably requested with respect to the Specially Serviced Mortgage Loans and REO Properties as to which such Special Servicer is the applicable Special Servicer, providing the information required of such Special Servicer pursuant to Section 3.12(e) as of such Determination Date. The applicable Master Servicer shall prepare and deliver: (i) a CMSA Delinquent Loan Status Report;
(ii) a CMSA Comparative Financial Status Report; (iii) a CMSA Historical Liquidation Report; (iv) a CMSA Historical Loan Modification Report; and (v) a CMSA REO Status Report. In addition, each Special Servicer shall from time to time provide the applicable Master Servicer with such information in such Special Servicer's possession regarding any Specially Serviced Mortgage Loans for which it acts as Special Servicer and related REO Properties as may be requested by the applicable Master Servicer and is reasonably necessary for such Master Servicer to prepare each report and any supplemental information required to be provided by such Master Servicer to the Trustee.

            (d) Not later than 12:00 p.m. (New York City time) on the second Business Day following each Determination Date, each Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee (and shall contemporaneously provide a copy of such materials and related reports as they relate to an A Loan to the B Loan Holder and the Washington Center Junior Holders), in a computer-readable medium downloadable by the Trustee (or, at the Trustee's written request, in a form reasonably acceptable to the Trustee and such Master Servicer, including on a loan-by-loan basis), each of the files and reports comprising the CMSA Investor Reporting Package (excluding any CMSA Operating Statement Analysis Report, any CMSA NOI Adjustment Worksheet, the CMSA Bond Level File, the CMSA Collateral Summary File and the CMSA Loan Setup File), in each case providing the most recent information with respect to the subject Mortgage Loans and REO Properties for which it acts as Master Servicer as of the related Determination Date (and which, in each case, if applicable, will identify each subject Mortgage Loan by loan number and property name); provided that such Master Servicer shall not be required to prepare and deliver any of the files and reports comprising the CMSA Investor Reporting Package (other than the CMSA Loan Periodic Update File) before the second Business Day following the second Determination Date following the Closing Date.

            Notwithstanding the foregoing, because each Master Servicer will not receive the Servicing Files until three (3) Business Days after the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update File required to be delivered by each Master Servicer in July 2003 will be based solely upon information generated from actual collections received by the applicable Master Servicer and from information the Depositor delivers or causes to be delivered to the applicable Master Servicer (including but not limited to information prepared by third party servicers of the subject Mortgage Loans with respect to the period prior to the Closing Date). The applicable Special Servicer shall from time to time (and, in any event, upon request) provide such Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans for which it acts as Special Servicer and the related REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Trustee.

            Notwithstanding the foregoing, the failure of a Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 3.12(d), Section 4.02(a) or Section 4.02(b) shall not constitute a breach of this Section 3.12(d), Section 4.02(a) or Section 4.02(b) to the extent such Master Servicer or such Special Servicer, as the case may be, so fails because such disclosure, in the reasonable belief of such Master Servicer or such Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. A Master Servicer or a Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            Any Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package prepared by it with respect to the Mortgage Loans and REO Properties as to which it is the applicable Master Servicer, available each month on such Master Servicer's internet website only with the use of a password, in which case such Master Servicer shall provide such password to (i) the other parties to this Agreement, who by their acceptance of such password shall be deemed to have agreed not to disclose such password to any other Person, (ii) the Rating Agencies, the Controlling Class Representative, the 622 Third Avenue B Loan Holder (with respect to the 622 Third Avenue Loan) and each Washington Center Junior Holder (with respect to the Washington Center Loan), and (iii) each Certificateholder and Certificate Owner who requests such password, provided that any such Certificateholder or Certificate Owner, as the case may be, has delivered a certification substantially in the form of Exhibit K-1 to the Trustee (with a copy to the applicable Master Servicer). In connection with providing access to a Master Servicer's internet website, such Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent such Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to such Master Servicer for any liability or damage that may arise therefrom.

            Notwithstanding any other provision in this Agreement, the Master Servicers, the Special Servicers and the Trustee shall deliver to the Controlling Class Representative the reports (including the Payments Received after Determination Date Report and the Mortgage Loans Delinquent Report) and information set forth on Exhibit E-3 in the format and at the times set forth therein.

            (e) Each Special Servicer shall deliver to the applicable Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the applicable Master Servicer shall deliver to the Trustee the reports set forth in
Section 3.12(d), in an electronic format reasonably acceptable to such Special Servicer, the applicable Master Servicer and the Trustee. Each Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by a Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by a Master Servicer pursuant to Section 3.12(d). To the extent that any report to be prepared and provided to the Trustee and/or the Controlling Class Representative by a Master Servicer pursuant to Section 3.12(d) is dependent on information from a Special Servicer (or, in the case of the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property, from a party under a Great Lakes Crossing Servicing Agreement), and such Special Servicer (or, if applicable, such party under such Great Lakes Crossing Servicing Agreement) has not timely provided such information to the Master Servicer, such Master Servicer shall on a timely basis provide to the Trustee and/or the Controlling Class Representative, as applicable, as complete a report as the information provided by such Special Servicer (or, if applicable, by such party under such Great Lakes Crossing Servicing Agreement) permits and shall promptly update and provide to the Trustee and/or the Controlling Class Representative, as applicable, a complete report when such Special Servicer (or, if applicable, such party under such Great Lakes Crossing Servicing Agreement) provides the Master Servicer with the requisite missing information; and no Master Servicer shall be in breach hereunder for so providing an incomplete report under Section 3.12(d) under the foregoing circumstances. Furthermore, if any report to be provided to the Trustee and/or the Controlling Class Representative by a Master Servicer pursuant to Section 3.12(d) was to be prepared by a Special Servicer (or, in the case of the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property, by a party under a Great Lakes Crossing Servicing Agreement) and delivered to such Master Servicer, such Master Servicer shall not be in breach by reason of any delay in its delivery of such report to the Trustee and/or the Controlling Class Representative, as applicable, by reason of a delay on the part of the Special Servicer (or, if applicable, on the part of such party under such Great Lakes Crossing Servicing Agreement) to deliver such report to the Master Servicer; and the Master Servicer shall deliver as promptly as reasonably practicable to the Trustee and/or the Controlling Class Representative, as applicable, any such report that it receives from a Special Servicer (or, if applicable, from such party under such Great Lakes Crossing Servicing Agreement) after the requisite delivery date.

            (f) Notwithstanding the foregoing, however, the failure of a Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section
3.12 to the extent such Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicers and Special Servicers may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage Loan Documents and the Servicing Standard. A Master Servicer or a Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (g) On or before the Closing Date, the Depositor shall provide to each Master Servicer and the Trustee, the initial data (as of the respective Due Dates for the Original Mortgage Loans in June 2003 or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File.

            (h) If a Master Servicer or a Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, such Master Servicer or Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's internet website or the Trustee's internet website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

            (i) The applicable Master Servicer shall, contemporaneously with any related delivery to the Trustee or the applicable Special Servicer, as applicable, provide any reports which contain information related to the related Mortgaged Property or financial information regarding the Borrower to the B Loan Holder and the Washington Center Junior Holders. The applicable Master Servicer shall, with the reasonable cooperation of the other parties hereto, deliver to each B Loan Holder and the Washington Center Junior Holders all documents, statements, reports and information with respect to the related B Loan and the Washington Center Junior Loans, respectively, and/or the related Mortgaged Property as may be required under the related A/B Intercreditor Agreement.

            Section 3.13 Annual Statement as to Compliance

            Each Master Servicer and each Special Servicer shall deliver to the Trustee, the Depositor, the Underwriters and the Controlling Class Representative, on or before May 1 of each year, beginning in 2004, an Officer's Certificate (the "Annual Performance Certification") stating, as to the signer thereof, that (i) a review of the activities of such Master Servicer or such Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, such Master Servicer or such Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) such Master Servicer or such Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of the Upper-Tier REMIC, the Lower-Tier REMIC or the 622 Third Avenue Loan REMIC as a REMIC or the Grantor Trust as a grantor trust from the IRS or any other governmental agency or body (or, if it has received any such notice, specifying the details thereof); provided that each Master Servicer and each Special Servicer shall be required to deliver its Annual Performance Certification by March 15 in 2004 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year.

            Section 3.14 Reports by Independent Public Accountants

            On or before March 31 of each year, beginning in 2004, each Master Servicer and each Special Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement (the "Annual Accountants' Report") to the Trustee, the Depositor, the Underwriters and the Controlling Class Representative, to the effect that such firm has examined the servicing operations of such Master Servicer or such Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that such Master Servicer or such Special Servicer, as the case may be, has complied during such previous calendar year with the minimum servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in USAP in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report; provided that such Master Servicer and such Special Servicer shall each be required to cause the delivery of its Annual Accountants' Report by March 15 in 2004 or any given year thereafter if it has received written confirmation from the Trustee or the Depositor by January 31 of that year that a Report on Form 10-K is required to be filed in respect of the Trust for the preceding calendar year. In rendering its report such firm may rely, as to matters relating to the direct servicing of securitized commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

            Each Master Servicer and each Special Servicer will reasonably cooperate with the Depositor in providing any other form of accountants' reports as may be required by the Commission in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, and the reasonable additional costs of providing such other forms of accountants' reports shall be borne by the Depositor.

            Section 3.15 Access to Certain Information

            (a) Each Master Servicer and each Special Servicer shall afford to the Trustee, any Fiscal Agent, the Depositor, each Rating Agency and the Controlling Class Representative and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the related Mortgage Loan Documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of such Master Servicer or such Special Servicer, as the case may be, designated by it. Each Master Servicer and each Special Servicer may affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Controlling Class Representative, the 622 Third Avenue B Loan Holder, each Washington Center Junior Holder, each Master Servicer and each Special Servicer may require registration (to the extent access is provided via a Master Servicer's internet website) and the acceptance of a reasonable and customary disclaimer and otherwise adopt reasonable rules and procedures, which may include, to the extent a Master Servicer or Special Servicer, as applicable, deems necessary or appropriate, conditioning access on the execution and delivery of an agreement governing the availability, use and disclosure of such information.

            (b) None of the Master Servicers or the Special Servicers shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

            (c) Upon the request of the Controlling Class Representative made not more frequently than once a month, or at such mutually acceptable time each month as the Controlling Class Representative shall reasonably designate, each of the Master Servicers and Special Servicers shall, without charge, make a knowledgeable Servicing Officer available, at the option of such Controlling Class Representative either by telephone or at the office of such Servicing Officer, to answer questions from such Controlling Class Representative regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as the case may be, is responsible; provided, that if the Washington Center B Loan Holder is not the then current Controlling Class Representative with respect to the Washington Center Total Loan, then the Controlling Class Representative of the Washington Center Total Loan shall provide the Washington Center B Loan Holder an opportunity (by giving notice thereto) to join such telephone conference or such conference at the office of such Servicing Officer.

            (d) Any Master Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also make available through its internet website, or otherwise, any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Borrowers for review by the Depositor, the Rating Agencies and any other Persons to whom the Master Servicers believe such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Mortgage Loan.

            (e) The Master Servicers and the Special Servicers may make available the following items, in electronic form or otherwise, upon request and, except in the case of a Rating Agency or a Controlling Class Certificateholder, at the expense of the requesting party, to the Depositor, the Trustee, the Rating Agencies, any Certificateholder, any Certificate Owner, the 622 Third Avenue B Loan Holder, each Washington Center Junior Holder, any prospective transferee of a Certificate or an interest therein and any other Persons to whom it believes such disclosure to be appropriate: (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Master Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Master Servicers or the Special Servicers, as applicable, in connection with the property inspections pursuant to Section 3.12, (iii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicers or the Special Servicers, as applicable, and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the applicable Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance; provided, however, that nothing in this Section 3.15(e) shall be deemed or construed to otherwise limit the obligations of any Master Servicer and any Special Servicer under this Agreement to deliver to any Person any of the items set forth in clauses (i) through (iv) above.

            (f) Notwithstanding the obligations of each Master Servicer and each Special Servicer set forth in Section 8.14, the Master Servicers and the Special Servicers may withhold (other than with respect to items required to be delivered hereunder to the Controlling Class Representative and with respect to the Washington Center Loan, the Washington Center B Loan Holder (if not then the Controlling Class Representative of the Washington Center Loan)) any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee, the Special Servicers or the Master Servicers have determined that such withholding is appropriate.

            (g) Notwithstanding anything to the contrary in this Agreement, as a condition to the Master Servicers or Special Servicers making any report or information available upon request to any Person other than the parties hereto and the Controlling Class Representative, 622 Third Avenue B Loan Holder or any Washington Center Junior Holder, the Master Servicers and Special Servicers may require that the recipient of such information acknowledge that the Master Servicers and Special Servicers may contemporaneously provide such information to the Depositor, the Trustee, the Underwriters, any Rating Agency, the Certificateholders and/or the Certificate Owners. Each Master Servicer and Special Servicer may condition such disclosure upon the recipient delivering a certification substantially in the form of Exhibit K-1 to the Trustee (with a copy to the applicable Master Servicer) or otherwise entering into a reasonable and customary confidentiality agreement reasonably acceptable to such servicer regarding such disclosure to it. In connection with providing access to its internet website, any Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent it deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the applicable Master Servicer for any liability or damage that may arise therefrom. Any transmittal of information by the Master Servicers or Special Servicers to any Person other than the Trustee, the Rating Agencies or the Depositor shall be accompanied by a letter from each Master Servicer or Special Servicer containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purposes of, and such information may be used only in connection with, evaluation by you or another Certificateholder or prospective purchaser of such Certificates or beneficial interest therein."

            (h) Each Master Servicer and Special Servicer may, in its discretion, make available by hard copy, electronic media, internet website or bulletin board service certain information and may make available by hard copy, electronic media, internet website or bulletin board service (in addition to making such information available as provided herein) any reports or information that it is required by this Agreement to provide to the Trustee, any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

            Section 3.16 Title to REO Property; REO Account

            (a) If title to any REO Property (other than the Great Lakes Crossing Mortgaged Property) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders (and on behalf of the related B Loan Holder and the Washington Center Junior Holders if such REO Property is related to an A/B Loan Pair) or, subject to
Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the applicable Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties (other than the Great Lakes Crossing Mortgaged Property) pursuant to this Agreement. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement (and for the benefit of the related B Loan Holder and the Washington Center Junior Holders if such REO Property is related to an A/B Loan Pair). The applicable Special Servicer, on behalf of the Trust (and for the benefit of the related B Loan Holder and the Washington Center Junior Holders if such REO Property is related to an A/B Loan
Pair), shall sell any REO Property in accordance with Section 3.18 by the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Code, the end of the second calendar year) following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless such Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Code, the end of the second calendar year) following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to the Upper-Tier REMIC, the Lower-Tier REMIC or the 622 Third Avenue Loan REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust. Regardless of whether the applicable Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the applicable Special Servicer shall act in accordance with the Servicing Standard to liquidate the subject REO Property on a timely basis. If the applicable Special Servicer is granted such REO Extension or obtains such Opinion of Counsel with respect to any REO Property, such Special Servicer shall
(i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by a Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel (which Opinion of Counsel, if the subject REO Property is the Mortgaged Property that secures the 622 Third Avenue Loan or the Washington Center Loan, shall not be payable by or from amounts otherwise distributable to the related B Loan or any Washington Center Junior Holder) contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a Servicing Advance.

            (b) Each Special Servicer shall segregate and hold all funds collected and received by it in connection with any REO Property separate and apart from its own funds and general assets. If title to any REO Property is acquired by or on behalf of the Trust, then the applicable Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee (as holder of the Uncertificated Lower-Tier Interests and the 622 Third Avenue Loan REMIC Regular Interests) in trust for the benefit of the Certificateholders (and on behalf of the related B Loan Holder and the Washington Center Junior Loans if such REO Property is related to an A/B Loan Pair), for the retention of revenues and other proceeds derived from each REO Property. Each account that constitutes an REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day following receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of the REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as Additional Special Servicing Compensation, interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of its REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Five (5) Business Days prior to each Determination Date, and again on the first Business Day following such Determination Date, the applicable Special Servicer shall withdraw from its REO Account and deposit into the applicable Master Servicer's Collection Account (or, if the subject REO Property relates to an A/B Loan Pair, into the related A/B Loan Pair Custodial Account), or deliver to the applicable Master Servicer for deposit into such Collection Account (or, if the subject REO Property relates to an A/B Loan Pair, into the related A/B Loan Pair Custodial Account) the aggregate of all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date that are then on deposit in such REO Account, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that, in the case of each REO Property, the applicable Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or 3.16(c).

            (e) The REO Property and the related REO Account with respect to the 622 Third Avenue Loan REMIC shall be treated as assets of such REMIC for all purposes of this Agreement.

            Section 3.17 Management of REO Property

            (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the applicable Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the applicable Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions (such tax referred to herein as an "REO Tax"), then such Mortgaged Property may be Directly Operated by the applicable Special Servicer as REO Property (other than the performance of activities for which an Independent Contractor is required);

            (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then such Special Servicer may (provided that in the judgment of such Special Servicer, exercised in accordance with the Servicing Standard, it is commercially reasonable) so lease or otherwise operate such REO Property; or

            (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, such Special Servicer shall deliver to the Trustee and the Controlling Class Representative, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income and good faith estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with such Special Servicer and shall advise such Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the Trustee shall (to the maximum extent reasonably possible) advise such Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, such Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

            Subject to Section 3.17(b), the applicable Special Servicer's decision as to how each REO Property shall be managed and operated shall be in accordance with the Servicing Standard. Neither the Special Servicers nor the Trustee shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) with respect to any REO Property. Nothing in this Section 3.17(a) is intended to prevent the sale of any REO Property pursuant to the terms and subject to the conditions of Section 3.18.

            (b) If title to any REO Property (other than the Great Lakes Crossing Mortgaged Property) is acquired, the applicable Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and for the benefit of the holder of the B Loan Holder and the Washington Center Junior Holders if such REO Property is related to an A/B Loan Pair) solely for the purpose of its prompt disposition and sale in accordance with Section 3.18, in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by the Upper-Tier REMIC, Lower-Tier REMIC or 622 Third Avenue Loan REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, in an Adverse REMIC Event with respect to the Upper-Tier REMIC, the Lower-Tier REMIC or the 622 Third Avenue Loan REMIC or in an Adverse Grantor Trust Event with respect to the Grantor Trust. Except as contemplated by Section 3.17(a), the applicable Special Servicer shall not enter into any lease, contract or other agreement with respect to any REO Property that causes the Trust to receive, and (unless required to do so under any lease, contract or agreement to which the applicable Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to the related Mortgage Loan) shall not, with respect to any REO Property, cause or allow the Trust to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the applicable Special Servicer shall have full power and authority to do any and all things in connection with the administration of any REO Property, as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from its REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property; and

            (iv) all other costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

            To the extent that amounts on deposit in the applicable Special Servicer's REO Account with respect to any REO Property are insufficient for the purposes contemplated by the preceding sentence with respect to such REO Property, the applicable Master Servicer shall, at the direction of the applicable Special Servicer pursuant to Section 3.19(b), make a Servicing Advance of such amounts as are necessary for such purposes unless such Master Servicer or Special Servicer determines, in its reasonable judgment, that such advances would, if made, be Nonrecoverable Servicing Advances; provided, however, that such Master Servicer may in its sole discretion make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            Notwithstanding the foregoing, the 622 Third Avenue B Loan Holder or the Washington Center Junior Holders shall be not required to reimburse the Trust Fund or any other Person for a payment of any REMIC taxes or Advances therefor or interest accrued thereon at the Advance Rate or for deficits in other items of disbursement or income resulting from the use of funds for payment of REMIC taxes or for any REMIC related opinions or REMIC administration fees.

            (c) The applicable Special Servicer may, and if required to maintain the status of the REO Property as "foreclosure property" pursuant to Section 860G(a)(8) of the Code, shall contract with any Independent Contractor for the operation and management of any REO Property, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to such Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve such Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) such Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            Each Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of such Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater that the revenues available from such property, such excess costs shall be covered by, and be reimbursable to the applicable Master Servicer as, a Servicing Advance.

            Section 3.18 Fair Value Option; Sale of REO Properties

            (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by: Section 2.03 and Section 9.01 of this Agreement; the Mortgage Loan Purchase Agreements; the Column Performance Guarantee; and the related Mortgage Loan Documents and/or, in the case of an A Loan, the related A/B Intercreditor Agreement.

            (b) If any Mortgage Loan becomes a Specially Designated Defaulted Mortgage Loan, then the applicable Special Servicer shall so notify, in writing, the Trustee, the Controlling Class Representative, the applicable Master Servicer, the Holder(s) of the Controlling Class, the B Loan Holders (with respect to the related A Loan) and the Washington Center Junior Holders (with respect to the Washington Center Loan). In addition, such Special Servicer shall determine (in accordance with the Servicing Standard, taking into account the considerations contemplated by the following paragraph, but without regard to the Purchase Option provided for in Section 3.18(c) below), and report to the Trustee, the applicable Master Servicer, the Controlling Class Representative (and with respect to the 622 Third Avenue Loan and the Washington Center Loan, the Washington Center Junior Holders and the 622 Third Avenue B Loan Holder) and the Holder(s) of the Controlling Class, the Fair Value of such Mortgage Loan. The applicable Special Servicer's determination of the Fair Value of any Specially Designated Defaulted Mortgage Loan shall be made as soon as reasonably practicable, but in no event later than 30 days after the applicable Special Servicer receives the requisite Appraisal or any other third-party reports that it deems necessary to make the determination. If at any time the applicable Special Servicer becomes aware of any circumstances or conditions that have occurred or arisen with respect to any Specially Designated Defaulted Mortgage Loan or the related Mortgaged Property subsequent to, and that would, in such Special Servicer's reasonable judgment, materially affect, such Special Servicer's most recent Fair Value determination with respect to such Specially Designated Defaulted Mortgage Loan, then the applicable Special Servicer shall redetermine (in a manner as is permitted above, but taking into account any new circumstances or conditions known to the applicable Special Servicer), and report to the Trustee, the Controlling Class Representative and the applicable Master Servicer (and the Trustee shall, in turn, report to the Holder(s) of the Controlling Class), the updated Fair Value of the subject Specially Designated Defaulted Mortgage Loan. In addition, if the applicable Special Servicer has not accepted a bid at the Fair Value of the Mortgage Loan, as most recently determined by the applicable Special Servicer, prior to the expiration of 90 days from such determination, and thereafter the applicable Special Servicer receives a bid at such Fair Value or a request from a holder of the Purchase Option for an updated determination of the Fair Value of the Mortgage Loan, the applicable Special Servicer shall redetermine (in the same manner as provided above, but taking into account any new circumstances or conditions known to such Special Servicer), and report to the Trustee, the Controlling Class Representative and the applicable Master Servicer (and the Trustee shall, in turn, report to the Holder(s) of the Controlling Class), the updated Fair Value of the subject Specially Designated Defaulted Mortgage Loan; provided, however, that the applicable Special Servicer may rely on the existing third-party information if in its reasonable judgment it determines such reliance to be reasonable.

            In determining the Fair Value of any Specially Designated Defaulted Mortgage Loan, the applicable Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the related Mortgaged Property is located, and the time and expense associated with and the expected recovery from a purchaser's foreclosing on the related Mortgaged Property or working out such Mortgage Loan. In addition, the applicable Special Servicer shall refer to all relevant information contained in the Servicing File, shall take into account the most recent Appraisal obtained or conducted with respect to the related Mortgaged Property in the preceding 12-month period in accordance with this Agreement and shall not determine the Fair Value of any Specially Designated Defaulted Mortgage Loan without such an Appraisal; provided that such Special Servicer shall take account of any change in the circumstances regarding or the condition of the related Mortgaged Property known to such Special Servicer that has occurred or arisen subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, such Appraisal. Furthermore, the applicable Special Servicer shall consider any offers from third parties desiring to purchase the Specially Designated Defaulted Mortgage Loan, available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to such Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. A Special Servicer may, to the extent it is reasonable to do so, conclusively rely on any opinions or reports of Independent third parties in making such determination. All reasonable costs and expenses incurred by a Special Servicer pursuant to this
Section 3.18(b) shall constitute, and be reimbursable to the applicable Master Servicer as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information made by a Special Servicer in order to allow such Special Servicer to perform its duties pursuant to this Section 3.18(b).

            (c) The Majority Controlling Class Certificateholder(s) (but, with respect to the 622 Third Avenue Loan, not a Controlling Class Representative of the Class 622 Participation Certificates, but the Controlling Class Representative of the Regular Certificates) or any assignee thereof may, at its or their option, purchase from the Trust any Specially Designated Defaulted Mortgage Loan (such option, the "Purchase Option"), at a cash price (the "Option Price") equal to the Fair Value of such Mortgage Loan (as most recently determined by the applicable Special Servicer and reported to the Trustee, the Controlling Class Representative and the applicable Master Servicer as provided in Section 3.18(b) above) or, if no such Fair Value has yet been established as provided in Section 3.18(b) above or if the applicable Special Servicer is in the process of redetermining such Fair Value because of a change in circumstances, equal to the Purchase Price; provided, that with respect to an A Loan, the option holder's rights under this Section 3.18(c) are subject to the rights of the related B Loan Holder or any Washington Center Junior Holder or the Washington Center Loan mezzanine holder to purchase the related A Loan pursuant to the terms of the related A/B Intercreditor Agreement at any time permissible under the terms of the related A/B Intercreditor Agreement, regardless of any notice of intent to exercise the Purchase Option or tender of the Option Price by any option holder hereunder; provided, further, that:

            (i) the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will remain in effect only for the period (the "Option Period") that commences on the date that such Mortgage Loan first becomes a Specially Designated Defaulted Mortgage Loan and ends on the earliest of (A) the date on which such Mortgage Loan becomes a Corrected Mortgage Loan or otherwise ceases to be a Specially Designated Defaulted Mortgage Loan and (B) the date on which a Liquidation Event occurs with respect to such Mortgage Loan or the related Mortgaged Property becomes an REO Property; provided, that the option with respect to an A Loan shall terminate upon the purchase of the A Loan by the related B Loan Holder or any Washington Center Junior Holder or the Washington Center Loan mezzanine holder pursuant to the related A/B Intercreditor Agreement.

            (ii) the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan will be assignable by the Majority Controlling Class Certificateholder(s) during the Option Period to any third party (provided that the parties hereto are notified in writing of the assignment) pursuant to an assignment in the form attached hereto as Exhibit Q;

            (iii) if the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan is not exercised by the Majority Controlling Class Certificateholder(s) or any assignee thereof within 60 days after the Fair Value of such Mortgage Loan has initially been established as provided in Section 3.18(b) above, then the Majority Controlling Class Certificateholder(s) shall automatically be deemed to have assigned (without the need for any written assignment or other agreement or notice to any Person) such Purchase Option, for a 30-day period only, to the applicable Special Servicer;

            (iv) during the 30-day period following the assignment to it of the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan, the applicable Special Servicer shall be entitled to exercise such Purchase Option (subject to the same terms and conditions as the option holder) or to assign such Purchase Option to any third party pursuant to an assignment in the form of Exhibit Q (provided that the other parties hereto are notified in writing of the assignment);

            (v) if the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan is not exercised by the applicable Special Servicer or its assignee within the 30-day period following the assignment of such Purchase Option to the applicable Special Servicer as contemplated by clause (iii) above, then such Purchase Option will automatically revert to the Majority Controlling Class Certificateholder(s); and

            (vi) prior to any exercise of the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by the applicable Special Servicer or any Affiliate or assignee thereof, subject to the following paragraph, the General Master Servicer shall confirm and report to the Trustee and such Special Servicer (or, if the General Master Servicer and such Special Servicer are the same Person or Affiliates, the Trustee, upon reasonable notice, shall confirm and report to such Special Servicer) that the applicable Special Servicer's determination of the Fair Value of such Mortgage Loan is consistent with or greater than what the General Master Servicer (or, if applicable, the Trustee) considers to be the Fair Value of such Mortgage Loan; provided that the applicable Special Servicer may revise any such Fair Value determination that is rejected by the General Master Servicer (or, if applicable, the Trustee).

            Notwithstanding anything contained in clause (vi) of the preceding paragraph to the contrary, if the General Master Servicer or the Trustee is required to confirm or reject such Special Servicer's Fair Value determination as contemplated by such clause (vi), either such party may (at its option) designate an Independent third party expert in real estate or commercial mortgage loan matters with at least 5 years' experience in valuing or investing in loans similar to the subject Specially Designated Defaulted Mortgage Loan, that has been selected with reasonable care by the General Master Servicer (or, if applicable, the Trustee) to confirm that such Special Servicer's Fair Value determination as contemplated by such clause (vi) is consistent with or greater than what the Independent third party considers to be the Fair Value of such Mortgage Loan. In the event that the General Master Servicer or the Trustee, as the case may be, designates such a third party to make such determination, the General Master Servicer or the Trustee, as applicable, shall be entitled to rely upon such third party's determination. The reasonable costs of all appraisals, inspection reports and third-party opinions of value, incurred by the General Master Servicer, the Trustee or any such third party pursuant to this paragraph or clause (vi) of the preceding paragraph shall be advanced by the General Master Servicer or the Trustee, as applicable, and shall constitute, and be reimbursable as, Servicing Advances.

            In addition, the General Master Servicer or the Trustee, as the case may be, shall be entitled to receive out of the Collection Account a $2,500 fee for the initial confirmation of the applicable Special Servicer's Fair Value Determination (but no fee for any subsequent confirmation of such Special Servicer's Fair Value Determination) that is made by it with respect to any Specially Designated Defaulted Mortgage Loan, in accordance with this Section 3.18(c).

            Any party entitled to do so may exercise the Purchase Option with respect to any Specially Designated Defaulted Mortgage Loan by providing to the Trustee, the applicable Master Servicer and the applicable Special Servicer--

            (i) written notice of its intention to purchase such Mortgage Loan at the Option Price; and

            (ii) if such party is the assignee of the applicable Special Servicer or the Majority Controlling Class Certificateholder(s), evidence of its right to exercise such Purchase Option.

The actual purchase of such Specially Designated Defaulted Mortgage Loan shall occur (by delivery of cash in the amount of the applicable Option Price to the applicable Special Servicer for deposit in the applicable Master Servicer's Collection Account) no later than 10 days after the later of (i) such exercise of the Purchase Option with respect to such Mortgage Loan and (ii) if applicable, the confirmation of such Special Servicer's Fair Value determination with respect to such Mortgage Loan in accordance with clause (vi) of the first paragraph of this Section 3.18(c) and/or in accordance with the second paragraph of this Section 3.18(c). If the Purchase Option is exercised by a third-party assignee, the purchase of the Specially Designated Defaulted Mortgage Loan may be made pursuant to a mortgage loan purchase agreement in form and substance satisfactory to the applicable Special Servicer and the Majority Controlling Class Certificateholder, provided, that such agreement shall provide that the sale of the Specially Designated Defaulted Mortgage Loan shall be final and without representation or warranty other than customary representations as to title similar to those given in connection with the sale of real property. If the Purchase Option is exercised by a third-party assignee and such third-party assignee fails to complete such purchase within the time period provided above, the Purchase Option shall not be deemed extinguished but shall revert back to the assignor of such Purchase Option as if the Purchase Option had not been exercised. The applicable Special Servicer may enforce any remedies it may have against the assignee for failure to complete such purchase.

            Notwithstanding the Purchase Option provided for in this Section 3.18(c) and subject to Sections 3.23, 3.24, and 3.27, the applicable Special Servicer shall proceed in respect of any Specially Designated Defaulted Mortgage Loan in accordance with Section 3.09 and/or Section 3.20, without regard to such Purchase Option.

            (d) The applicable Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to solicit cash bids for each REO Property in such manner as will be reasonably likely to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period provided for by Section 3.16(a)). Such Special Servicer shall accept the first (and, if multiple cash bids are received by a specified bid date, the highest) cash bid received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If such Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) with respect to any REO Property within the time constraints imposed by Section 3.16(a), then such Special Servicer shall, consistent with the Servicing Standard, dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

            The applicable Special Servicer shall give the Trustee, the applicable Master Servicer and the Controlling Class Representative not less than five (5) Business Days' prior written notice of its intention to sell any REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any REO Property for purposes of Section 3.18(d) shall be determined by the applicable Special Servicer or, if such cash bid is from an Interested Person, by the Trustee. In determining whether any bid received from an Interested Person represents a fair price for any REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period (or, in the absence of any such Appraisal or if there has been a material change at the subject property since any such Appraisal, on a new Appraisal to be obtained by the applicable Special Servicer, the cost of which shall be covered by, and be reimbursable to the applicable Master Servicer as, a Servicing Advance). The appraiser conducting any such new Appraisal shall be a Qualified Appraiser that is (i) selected by the applicable Special Servicer if neither such Special Servicer nor any Affiliate thereof is bidding with respect to the subject REO Property and (ii) selected by the Trustee if either such Special Servicer or any Affiliate thereof is so bidding. If any Interested Person is among those bidding with respect to any REO Property, such Special Servicer shall require that all bids be submitted to it (or, if such Special Servicer is bidding, be submitted to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any REO Property, such Special Servicer shall take into account the results of any Appraisal or updated Appraisal that it or the applicable Master Servicer may have obtained in accordance with this Agreement within the prior twelve (12) months, as well as, among other factors, the occupancy level and physical condition of the REO Property, the state of the then current local economy and commercial real estate market where the REO Property is located and the obligation to dispose of any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period specified in Section 3.16(a)). The Purchase Price for any REO Property shall in all cases constitute a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the applicable Special Servicer or any Affiliate thereof shall constitute a fair price for any REO Property unless such bid is the highest cash bid received and at least two Independent bids (not including the bid of such Special Servicer or any Affiliate) have been received. In the event the bid of the applicable Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received for any REO Property and the original bid of such Special Servicer or any Affiliate thereof is the highest of all bids received, then the bid of such Special Servicer or such Affiliate shall be accepted, provided that the Trustee has otherwise determined, as provided above in this Section 3.18(e), that such bid constitutes a fair price for the subject REO Property. Any bid by the applicable Special Servicer for any REO Property shall be unconditional; and, if accepted, the subject REO Property shall be transferred to such Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

            (f) Subject to Sections 3.18(a) through 3.18(e) above, the applicable Special Servicer shall act on behalf of the Trustee in negotiating with Independent third parties in connection with the sale of any REO Property and taking any other action necessary or appropriate in connection with the sale of any Specially Designated Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any REO Property, the applicable Special Servicer may charge prospective bidders, and may retain, fees that approximate such Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into a Collection Account. Any sale of a Specially Designated Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of this Agreement, neither the applicable Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the applicable Special Servicer or the Trustee.

            (g) Any sale of any Specially Designated Defaulted Mortgage Loan or REO Property shall be for cash only.

            (h) The purchase price for any Specially Designated Defaulted Mortgage Loan or REO Property sold under this Section 3.18 shall be deposited into the applicable Master Servicer's Collection Account, and the Trustee, upon receipt of written notice from such Master Servicer to the effect that such deposit has been made (based upon notification by the applicable Special Servicer to such Master Servicer of the amount of the purchase price), shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan or REO Property in the Person who purchased such Mortgage Loan or REO Property.

            (i) The parties hereto acknowledge the purchase option of each B Loan Holder, the Washington Center Junior Holders and the Washington Center mezzanine holder with respect to the related A Loan provided for in the related A/B Intercreditor Agreement and that such option is prior in right to the Fair Value Option. The purchase price paid by any B Loan Holder or Washington Center Junior Holder, as applicable, for the related A Loan in accordance with such purchase option shall be deposited into the Collection Account, and the Trustee, upon receipt of written notice from the applicable Master Servicer to the effect that such deposit has been made, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest ownership of such Mortgage Loan in the related B Loan Holder or Washington Center Junior Holder, as applicable.

            Section 3.19 Additional Obligations of Master Servicers and the Special Servicers.

            (a) Each Master Servicer shall deliver to the Trustee for deposit in the Distribution Account by 1:00 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of:

            (i) with respect to Prepayment Interest Shortfalls that arise other than by application of Insurance Proceeds and Condemnation Proceeds to the payment of principal on any Mortgage Loan, the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received (including, in the case of the Great Lakes Crossing Mortgage Loan, by the Great Lakes Crossing Master Servicer or the Great Lakes Crossing Special Servicer on behalf of the Trust) during the most recently ended Collection Period with respect to Mortgage Loans as to which such Master Servicer is the applicable Master Servicer, and (B) the aggregate of (1)(a) with respect to all Mortgage Loans other than the Co-op Mortgage Loans, such Master Servicer's Master Servicing Fees for the related Collection Period for each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are being paid in such Collection Period, exclusive of any primary servicing fees payable to the applicable Master Servicer or any of those payable to a third-party Sub-Servicer (including any Designated Sub-Servicer), and (b) with respect to Co-op Mortgage Loans, the NCB Master Servicer's Master Servicing Fees for the related Collection Period for each and every Co-op Mortgage Loan and REO Mortgage Loan (which predecessor Mortgage Loan was a Co-op Mortgage Loan) for which such Master Servicing Fees are being paid in such Collection Period, exclusive of any Excess Servicing Fees payable to the NCB Master Servicer , and (2) all Prepayment Interest Excesses that were collected during the subject Collection Period with respect to Mortgage Loans for which that Master Servicer is acting as such and, to the extent earned on the particular Principal Prepayment, all Net Investment Earnings related to such Principal Prepayment received by such Master Servicer during the most recently ended Collection Period; provided, however, that if such a Prepayment Interest Shortfall occurs as a result of the applicable Master Servicer's allowing the related Borrower to deviate from the terms of the related Mortgage Loan Documents regarding Principal Prepayments (other than (X) subsequent to a material default under the related Mortgage Loan Documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Controlling Class Representative), then, for purposes of calculating the Compensating Interest Payment for the subject Collection Period and such Mortgage Loan, the rate referred to in clause (B)(1) above shall be, except with respect to the Co-op Mortgage Loans, deemed to include any related primary servicing fee payable to the applicable Master Servicer but shall not include any primary servicing fee payable to any third-party Sub-Servicer (including any Designated Sub-Servicer); and

            (ii) with respect to Prepayment Interest Shortfalls that arise by application of Insurance Proceeds or Condemnation Proceeds to payment of principal on any Mortgage Loan, the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Insurance Proceeds and Condemnation Proceeds received and applied as an early recovery of principal during the most recently ended Collection Period with respect to Mortgage Loans as to which such Master Servicer is the applicable Master Servicer, and (B) all Net Investment Earnings earned on the portion of such Insurance Proceeds and Condemnation Proceeds that represents the particular Principal Prepayment, received by such Master Servicer during the most recently ended Collection Period.

            The rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls shall not be cumulative from Collection Period to Collection Period.

            (b) No later than 1:00 p.m. New York City time on the first Determination Date that follows the date on which a Special Servicer makes any Servicing Advance, such Special Servicer shall provide the applicable Master Servicer an Officer's Certificate (via facsimile) setting forth the details of the Servicing Advance upon which the Master Servicer shall conclusively rely in reimbursing such Special Servicer. The applicable Master Servicer shall be obligated, out of such Master Servicer's own funds, to reimburse such Special Servicer for any unreimbursed Servicing Advances (other than Nonrecoverable Servicing Advances) made by such Special Servicer with respect to Mortgage Loans and/or REO Properties as to which such Master Servicer is the applicable Master Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the applicable Master Servicer, by wire transfer of immediately available funds to an account designated by the requesting Special Servicer, no later than the first Master Servicer Remittance Date that is at least three (3) Business Days after the date on which the applicable Master Servicer receives the corresponding Officer's Certificate contemplated by the prior sentence; provided that any such Officer's Certificate received after 1:00 p.m., New York City time, on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding Business Day. Upon a Master Servicer's reimbursement to a Special Servicer of any Servicing Advance and payment to such Special Servicer of interest thereon, all in accordance with this Section 3.19(b), such Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as such Special Servicer actually made such Servicing Advance, and accordingly, such Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as such Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time such Special Servicer did.

            Notwithstanding anything to the contrary contained in any other Section of this Agreement, the applicable Special Servicer shall notify the applicable Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property, and, such Master Servicer shall make such Servicing Advance; provided that the applicable Special Servicer may make any Servicing Advance on a Specially Serviced Mortgage Loan or REO Property only as may be required on an urgent or emergency basis. Each such notice and request shall be made, in writing, in a timely manner that does not adversely affect the interests of any Certificateholder, any B Loan Holder (with respect to its related Mortgage Loan) or Washington Center Junior Holder (with respect to the Washington Center Loan) (and, in any event, to the extent reasonably practicable, at least five Business Days in advance of the date on which the subject Servicing Advance is to be made) and shall be accompanied by such information and documentation regarding the subject Servicing Advance as the applicable Master Servicer may reasonably request; provided, however, that a Special Servicer shall not be entitled to make such a request (other than for emergency Advances) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance). The applicable Master Servicer shall have the obligation to make any such Servicing Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by a Special Servicer to make, within five Business Days of such Master Servicer's receipt of such request. If the request is timely and properly made, the requesting Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it so requests the applicable Master Servicer to make with respect to any Mortgage Loan or REO Property (regardless of whether or not the applicable Master Servicer shall make such Servicing Advance). Each Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of a Special Servicer, together with Advance Interest in accordance with Sections 3.05(a) and 3.11(g), at the same time, in the same manner and to the same extent as such Master Servicer is entitled with respect to any other Servicing Advances made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(b), a Master Servicer shall not be required to reimburse a Special Servicer for, or to make at the direction of a Special Servicer, any Servicing Advance if such Master Servicer determines in its reasonable judgment that such Servicing Advance, although not characterized by such Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. Such Master Servicer shall notify such Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to such Special Servicer pursuant to Section 3.05(a).

            (c) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan, the applicable Special Servicer shall obtain (or, if such Mortgage Loan has a Stated Principal Balance of $2,000,000 or less, at such Special Servicer's option, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the reasonable judgment of the applicable Special Servicer, would materially affect the value of the property, and shall deliver a copy of such Appraisal to the Trustee, the applicable Master Servicer and the Controlling Class Representative. If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable to the applicable Master Servicer as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, such Special Servicer, in consultation with the Controlling Class Representative, shall determine and report to the Trustee, the applicable Master Servicer, any B Loan Holder (with respect to its related Mortgage Loan) or Washington Center Junior Holder (with respect to the Washington Center Loan), the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

            For so long as any Mortgage Loan or REO Mortgage Loan remains a Required Appraisal Loan, the applicable Special Servicer shall, within 30 days of each anniversary of such loan having become a Required Appraisal Loan, obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at such Special Servicer's option, conduct) an update of the prior Appraisal. If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable to the applicable Master Servicer as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, such Special Servicer shall redetermine, in consultation with the Controlling Class Representative, and report to the Trustee, the applicable Master Servicer, any B Loan Holder (with respect to its related Mortgage Loan) or Washington Center Junior Holder (with respect to the Washington Center Loan), the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

            The Controlling Class Representative shall have the right at any time within six months of the date of the receipt of any Appraisal to require that the applicable Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Controlling Class Certificateholders or, in respect of the Washington Center Loan, the Controlling Class Representative of the Washington Center Loan, and upon receipt of such Appraisal the applicable Special Servicer shall redetermine the Appraisal Reduction Amount.

            (d) [RESERVED]

            (e) In connection with each prepayment of principal received hereunder, the applicable Master Servicer shall calculate any applicable Prepayment Premium or Yield Maintenance Charge, as the case may be. Promptly following its determination thereof, the applicable Master Servicer shall disclose to the Trustee, the Controlling Class Representative, any B Loan Holder (with respect to its related Mortgage Loan) or Washington Center Junior Holder (with respect to the Washington Center Loan) and, upon request, any Certificateholder its calculation of any such Prepayment Premium or Yield Maintenance Charge, including, in the case of a Yield Maintenance Charge, the U.S. Treasury rate and, if different, the discount rate used to calculate such Yield Maintenance Charge.

            (f) With respect to each Mortgage Loan that provides for defeasance, the applicable Master Servicer shall, to the extent permitted by the terms of such Mortgage Loan, require the related Borrower (i) to provide replacement collateral consisting of U.S. government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due (and assuming, in the case of an ARD Mortgage Loan, to the extent consistent with the related Mortgage Loan Documents, that such Mortgage Loan matures on its Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of the applicable Master Servicer, to designate a single purpose entity (which may be a subsidiary of such Master Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral, and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% of the allocated loan amount for the Mortgaged Property or Properties to be released. If the subject Mortgage Loan has a Cut-off Date Principal Balance less than $20,000,000 and an outstanding principal balance less than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool and is not one of the 10 largest Mortgage Loans then in the Trust Fund, and if either the terms of the subject Mortgage Loan permit the applicable Master Servicer to impose the foregoing requirements or such Master Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required so long as the applicable Master Servicer delivers to S&P a certification in the form attached hereto as Exhibit N. In such case, the applicable Master Servicer shall provide the Rating Agencies and the Controlling Class Representative with notice that the foregoing requirements have been met with respect to the subject Mortgage Loan. However, if the subject Mortgage Loan has a Cut-off Date Principal Balance greater than or equal to $20,000,000 or an outstanding principal balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Pool or is one of the 10 largest Mortgage Loans then in the Trust Fund, or if the terms of the subject Mortgage Loan do not permit such Master Servicer to impose such requirements and such Master Servicer does not satisfy such requirements on its own, then such Master Servicer shall so notify the Rating Agencies and the Controlling Class Representative and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation that such defeasance will not result in an Adverse Rating Event. Subject to the related Mortgage Loan Documents and applicable law, the applicable Master Servicer shall not execute a defeasance unless (i) the subject Mortgage Loan requires the Borrower to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of no-downgrade is a specific condition precedent thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or the applicable Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the Trust Fund including any indemnification of the applicable Master Servicer or the applicable Special Servicer which may result in legal expenses to the Trust Fund), and (ii) the Borrower is required to provide all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan Documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations.

            (g) The applicable Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Borrower under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the applicable Master Servicer.

            (h) If a Mortgage Loan provides or allows that the related Borrower's failure to make any Monthly Payment due thereunder on the applicable Due Date will not result in an event of default for which such Mortgage Loan may be accelerated and/or, except in the case of a Co-op Mortgage Loan, accrue Default Charges unless and until the applicable Master Servicer notifies such Borrower of the failure or the elapse of a specified number of days following such Master Servicer's delivery of such notice, then such Master Servicer shall promptly (and in any event within two Business Days following the applicable Due
Date) notify the related Borrower of such a failure. If a Co-op Mortgage Loan provides or allows that the related Borrower's failure to make any Monthly Payment due thereunder on the applicable Due Date will not result in an event of default for which such Mortgage Loan may accrue Default Charges unless and until the applicable Master Servicer notifies such Borrower of the failure or the elapse of a specified number of days following the applicable Master Servicer's delivery of such notice, then the applicable Master Servicer shall, in accordance with such Master Servicer's customary practices and in accordance with the Servicing Standard, notify the related Borrower of such a failure.

            Section 3.20 Modifications, Waivers, Amendments and Consents

            (a) Each Special Servicer, solely as to a Specially Serviced Mortgage Loan for which it acts as Special Servicer) or each Master Servicer (solely as to a Performing Mortgage Loan for which it acts as Master Servicer) may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, defer or forgive interest (including Default Interest and Post-ARD Additional Interest) on and principal of, defer or forgive late payment charges, Prepayment Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Borrower on or any guarantor of, any Mortgage Loan, and/or provide consents with respect to any leasing activity at a Mortgaged Property securing any Mortgage Loan; provided, that the Master Servicers' and the Special Servicers' respective rights to do so shall be subject to Sections 3.08, 3.23, 3.24 and 3.27 (and, in the case of any A Loan, B Loan or C Loan, subject to the terms of the related A/B Intercreditor Agreement) and, further, to each of the following limitations, conditions and restrictions:

            (i) other than as provided in Sections 2.03(b), 3.02(a) (relating to waiver of Default Charges), 3.08, 3.20(f) and 3.20(g), the applicable Master Servicer shall not agree to any modification, waiver, forbearance or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or impair the security for such Mortgage Loan, unless such Master Servicer has obtained the consent of the applicable Special Servicer (it being understood and agreed that (A) such Master Servicer shall promptly provide the applicable Special Servicer with notice of any Borrower request for such modification, waiver, forbearance or amendment, such Master Servicer's recommendations and analysis, and with all information reasonably available to such Master Servicer that the applicable Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the applicable Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly denied within 10 Business Days (or, in the case of consents relating to leasing activities at Mortgaged Properties securing KeyBank Mortgage Loans and NCBFSB Mortgage Loans, within 3 Business Days) of the applicable Special Servicer's receipt from such Master Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to such Master Servicer in order to make an informed decision (or, if the applicable Special Servicer did not request any information, within 10 Business Days from such notice), such consent shall be deemed to have been granted);

            (ii) other than as provided in Sections 3.02(a), 3.08 and 3.20(f), the applicable Special Servicer shall not agree to (or, in the case of a Performing Mortgage Loan, consent to the applicable Master Servicer's agreeing to, which consent shall be deemed given if not denied in writing within 10 Business Days) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing Mortgage Loan, consent to the applicable Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of such Special Servicer, would materially impair the security for such Mortgage Loan, unless a material default on such Mortgage Loan has occurred or, in the reasonable judgment of such Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders, any B Loan Holder or Washington Center Junior Holder (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Net Mortgage
      Rate), than would liquidation;

            (iii) the applicable Special Servicer shall not extend (or, in the case of a Performing Mortgage Loan, consent to the applicable Master Servicer's extending, which consent shall be deemed given if not denied in writing within 10 Business Days) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan to a date beyond the earliest of
      (A) the fifth anniversary of such Mortgage Loan's Stated Maturity Date,
      (B) two years prior to the Rated Final Distribution Date, (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Borrower's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, 10 years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend), and (D) if such Mortgage Loan is covered by an Environmental Insurance Policy, two years prior to the expiration of the term of such policy unless the applicable Special Servicer shall have first determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the applicable Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, and at the expense of the Borrower, that there are no circumstances or conditions present at the related Mortgaged Property for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations;

            (iv) neither the applicable Master Servicer nor the applicable Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this
      Section 3.20(a) with respect to, any Mortgage Loan that would result in an Adverse REMIC Event with respect to any Trust REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust;

            (v) subject to applicable law, the related Mortgage Loan Documents and the Servicing Standard, neither the applicable Master Servicer nor the applicable Special Servicer shall permit any modification, waiver or amendment of any term of any Performing Mortgage Loan unless all related fees and expenses are paid by the Borrower;

            (vi) neither the applicable Special Servicer nor the applicable Master Servicer shall permit (and, in the case of a Performing Mortgage Loan, the applicable Special Servicer shall not consent to the applicable Master Servicer's permitting, which consent shall be deemed given if not denied in writing within 10 Business Days) any Borrower to add or substitute any real estate collateral for its Mortgage Loan unless the applicable Special Servicer shall have first (A) determined in its reasonable judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that such Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the related Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations and (B) received, at the expense of the related Borrower, written confirmation from each Rating Agency that such addition or substitution of collateral will not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

            (vii) neither the applicable Special Servicer nor the applicable Master Servicer shall release (and, in the case of a Performing Mortgage Loan, the applicable Special Servicer shall not consent to the applicable Master Servicer's releasing, which consent shall be deemed given if not denied in writing within 10 Business Days), including in connection with a substitution contemplated by clause (vi) above, any real property collateral securing an outstanding Mortgage Loan, except as provided in
      Section 3.09(d) or 3.20(g) or except in connection with a permitted defeasance, or except where a Mortgage Loan (or, in the case of a Cross-Collateralized Group, where such entire Cross-Collateralized Group) is satisfied, or except in the case of a release of real property collateral provided (A) the Rating Agencies have been notified in writing,
      (B) either (1) such release will not, in the reasonable judgment of such Special Servicer, materially and adversely affect the net operating income being generated by or the then-current use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real property collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (C) the release does not materially adversely affect the adequacy of the remaining Mortgaged Property (together with any substitute real property collateral), in the reasonable judgment of such Special Servicer, as security for the remaining Mortgage Loan and (D) if the real property collateral to be released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided, that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) above shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Borrower within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (vii) above, neither the applicable Master Servicer nor the applicable Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (vii) above, neither the applicable Master Servicer nor the applicable Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies in order to grant easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan.

            (b) Neither of the Special Servicers and neither of the Master Servicers shall have any liability to the Trust, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders and with respect to the 622 Third Avenue Loan or the Washington Center Loan, the B Loan Holder and each Washington Center Junior Holder, respectively, as a collective whole (taking into account the subordination of the B Loan to the related Mortgage Loan and, in the case of the Washington Center Total Loan, the subordination of the C Loan to the related B Loan and the Washington Center Loan), on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by such Special Servicer and/or such Master Servicer, and consistent with the Servicing Standard.

            (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes of calculating monthly distributions and reporting information to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized; provided, however, that this sentence shall not limit the rights of the applicable Master Servicer or the applicable Special Servicer on behalf of the Trust to enforce any obligations of the related Borrower under such Mortgage Loan.

            (d) Each Master Servicer and each Special Servicer may, as a condition to its granting any request by a Borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the discretion of such Master Servicer's or such Special Servicer's, as the case may be, pursuant to the terms of the related Mortgage Loan Documents and is permitted by the terms of this Agreement, require that such Borrower pay to it a reasonable or customary fee (which shall in no event exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; provided that the charging of such fee that is not otherwise provided for by the terms of the Mortgage Loan does not constitute a "significant modification" of the Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b). All such fees collected by a Master Servicer and/or a Special Servicer with respect to any Mortgage Loan shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

            (e) All modifications, amendments, material waivers and other material actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.20 (other than waivers of Default Charges), and all consents, shall be in writing; provided, that with respect to the 622 Third Avenue Loan and the Washington Center Loan, the waiver of Default Charges shall be in writing if there is no Additional Master Servicing Compensation or Additional Special Servicing Compensation to offset any outstanding Advance Interest; provided, further, that with respect to the Mortgage Loans identified on the Mortgage Loan Schedule as One Penn Center and The Crossings, to the extent permitted under the related Loan Documents, the applicable Master Servicer shall not consent to any amendment of the organizational documents of the related Borrower or any of its members or partners, as applicable, without obtaining written confirmation from S&P that such amendment would not cause an Adverse Rating Event. Each Special Servicer and each Master Servicer shall notify the other such applicable party, each Rating Agency, the Trustee and the Controlling Class Representative and, with respect to the 622 Third Avenue Loan and the Washington Center Loan, the 622 Third Avenue B Loan Holder and each Washington Junior Holder, respectively, in writing, of any modification, waiver, amendment or other action entered into or taken thereby in respect of any Mortgage Loan pursuant to this Section 3.20 that would affect the timing, payment or other material terms of or otherwise materially impair the security for the subject Mortgage Loan (other than waivers of Default Charges) and the date thereof, and, in any event, shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the applicable Special Servicer or by a Master Servicer with the consent of the applicable Special Servicer, as appropriate, pursuant to Section 3.20(a) above, the applicable Special Servicer or the applicable Master Servicer, as applicable, shall deliver to the other such party, the Trustee and the Rating Agencies an Officer's Certificate certifying that all of the requirements of Section 3.20(a) have been met and, in the case of the applicable Special Servicer, setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(ii).

            (f) With respect to any ARD Mortgage Loan after its Anticipated Repayment Date, the applicable Master Servicer shall be permitted, with the consent of the applicable Special Servicer (which consent shall be deemed granted if not denied in writing within 10 Business Days after receipt of the applicable Master Servicer's request therefor), to waive (such waiver to be in writing addressed to the related Borrower, with a copy to the Trustee) all or any portion of the accrued Post-ARD Additional Interest in respect of such ARD Mortgage Loan if (i) such ARD Mortgage Loan is a Performing Mortgage Loan, (ii) the related Borrower has requested the right to prepay such ARD Mortgage Loan in full together with all payments required by the related Mortgage Loan Documents in connection with such prepayment except for such accrued Post-ARD Additional Interest, and (iii) the applicable Master Servicer has determined, in its reasonable judgment, that waiving such Post-ARD Additional Interest is in accordance with the Servicing Standard. The applicable Master Servicer shall prepare all documents necessary and appropriate to effect any such waiver and shall coordinate with the related Borrower for the execution and delivery of such documents.

            (g) Notwithstanding anything in this Section 3.20 or in Section 3.08 or Section 3.24 (but subject to Section 3.27) to the contrary, a Master Servicer shall not be required to seek the consent of, or provide prior notice to, the applicable Special Servicer or any Certificateholder (including the Controlling Class Representative) or obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the Mortgage Loans (but, in the case of the actions described in clauses (iii) and (iv) of this sentence, shall notify the Controlling Class Representative thereof): (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) waivers of Default Charges, to the extent allowed under Section 3.02, and permitting subordinate debt with respect to Co-op Mortgage Loans as to which the NCBFSB Subordinate Debt Conditions have been satisfied, in accordance with Section 3.08; (iii) releases of parcels of a Mortgaged Property (provided that any such releases (A) are releases as to which the related Mortgage Loan Documents expressly require the Mortgagee thereunder to make such releases upon the satisfaction of certain conditions and such releases shall be made as required by the Mortgage Loan Documents, or (B) are related to any pending or threatened condemnation action); (iv) grants of easements or rights of way that do not materially affect the use or value of a Mortgaged Property or the Borrower's ability to make any payments with respect to the related Mortgage Loan; (v) if the subject Mortgage Loan is (A) not a KeyBank Mortgage Loan or NCBFSB Mortgage Loan, approval of routine leasing activities that affect less than the lesser of 30% of the net rentable area of the related Mortgaged Property or 30,000 square feet of the related Mortgaged Property, (B) a KeyBank Mortgage Loan or NCBFSB Mortgage Loan with an unpaid principal balance of greater than $3,000,000, approval of routine leasing activities that affect less than 30,000 square feet of the related Mortgaged Property, or (C) a KeyBank Mortgage Loan or NCBFSB Mortgage Loan with an unpaid principal balance of $3,000,000 or less, approval of any routine leasing activity; (vi) approval of annual budgets to operate the Mortgaged Property; and (vii) temporary waivers of any requirements in the related Mortgage Loan Documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates, any B Loan or Washington Center Junior Loan, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any Trust REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust, (y) would be consistent with the Servicing Standard, and (z) shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            (h) The applicable Master Servicer shall not terminate or replace, or consent to the termination or replacement of, any property manager with respect to any Mortgaged Property, and the applicable Master Servicer shall not terminate or change or consent to the termination or change of the franchise for any Mortgage Property operated as a hospitality property, in any event without the prior written consent of the applicable Special Servicer (it being understood and agreed that (A) such Master Servicer shall promptly provide such Special Servicer with its analysis, recommendations and all information that such Special Servicer may reasonably request and which information is in the possession of such Master Servicer, in order to withhold or grant any such consent, (B) subject to Section 3.24 and Section 3.27, such Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard, (C) if any such consent has not been expressly denied within 10 Business Days of such Special Servicer's receipt from such Master Servicer of such analysis, recommendation and all information reasonably requested thereby in order to make an informed decision (or, if such Special Servicer did not request any information, within 10 Business Days from such notice), such consent shall be deemed to have been granted and (D) such consent shall not be required with respect to Co-op Mortgage Loans that are Performing Mortgage Loans); provided, that in the case of the Mortgage Loans identified on the Mortgage Loan Schedule as One Penn Center and The Crossings, to the extent permitted under the related Loan Documents, the applicable Master Servicer shall not terminate or replace, or consent to the termination or replacement of, any property manager with respect to the related Mortgaged Property, unless it has received written confirmation from S&P that an Adverse Rating Event would not occur if the applicable Master Servicer terminated or replaced such property manager or consented to such termination or replacement.

            (i) In connection with granting an extension of the maturity date of any Mortgage Loan in accordance with Section 3.20(a), the applicable Special Servicer, in the case of a Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of a Performing Mortgage Loan, shall each cause the related Borrower to agree, if it has not already done so pursuant to the existing Mortgage Loan Documents, to thereafter deliver to the applicable Special Servicer, the Controlling Class Representative and, upon request, the Trustee annual audited operating statements and quarterly unaudited operating statements with respect to the related Mortgaged Property, provided that the applicable Special Servicer or the applicable Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

            (j) Notwithstanding anything in this Agreement, including this
Section 3.20, to the contrary, for so long as the applicable Master Servicer and the applicable Special Servicer are the same Person, the applicable Master Servicer shall not be obligated to obtain the consent or approval of the applicable Special Servicer as otherwise required in this Agreement but shall instead be required to request the consent or approval of the Controlling Class Representative (in respect of any matter as to which such consent is otherwise required hereunder) to the extent, and on the same terms, subject to the same limitations, restrictions and exclusions and within the same time periods as, the applicable Special Servicer is required to request such consent or approval of the Controlling Class Representative pursuant to Section 3.24 or Section 3.27, as applicable, or any other section or provision of this Agreement.

            (k) None of the Master Servicer, the Special Servicer or the Trustee shall agree to any amendment or supplement to or modification or termination of either Great Lakes Crossing Intercreditor Agreement or any Great Lakes Crossing Servicing Agreement unless (i) it shall have obtained (A) the consent of the Controlling Class Representative (which consent shall be deemed given if the subject servicing action is not disapproved by the Controlling Class Representative within 10 Business Days) and (B) written confirmation from each Rating Agency that such amendment, supplement or modification will not result in an Adverse Rating Event with respect to any Class of Rated Certificates and (ii) it shall have received an Opinion of Counsel to the effect that such amendment, supplement or modification will not result in an Adverse REMIC Event or an Adverse Grantor Trust Event.

            Section 3.21 Transfer of Servicing Between Applicable Master Servicer and Applicable Special Servicer; Record Keeping

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the applicable Master Servicer shall immediately give notice thereof to the Controlling Class Representative, and if the applicable Master Servicer is not also the applicable Special Servicer, such Master Servicer shall immediately give notice thereof to the applicable Special Servicer, the Trustee and the Controlling Class Representative, shall deliver the related Servicing File to the applicable Special Servicer and shall use its best efforts to provide such Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the applicable Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. To the extent such is in the possession of the applicable Master Servicer or any Sub-Servicer thereof, the information, documents and records to be delivered by such Master Servicer to the applicable Special Servicer pursuant to the prior sentence shall include, but not be limited to, financial statements, appraisals, environmental/engineering reports, leases, rent rolls (or, in the case of a residential cooperative property, maintenance schedules), title insurance policies, UCC's and tenant estoppels. The applicable Master Servicer shall use its best efforts to comply with the preceding two sentences within five Business Days of the occurrence of each related Servicing Transfer Event. No later than ten Business Days before the applicable Master Servicer is required to deliver a copy of the related Servicing File to the applicable Special Servicer, it shall review such Servicing File and request from the Trustee any material documents that it is aware are missing from such Servicing File. Any B Loan or Washington Center Junior Loan shall constitute a Specially Serviced Mortgage Loan for which the applicable Special Servicer is responsible for so long as the related A Loan is a Specially Serviced Mortgage Loan.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the applicable Master Servicer is not also the applicable Special Servicer, such Special Servicer shall immediately give notice thereof to the applicable Master Servicer, the Trustee and the Controlling Class Representative and shall return the related Servicing File within five Business Days, to the applicable Master Servicer. Upon giving such notice and returning such Servicing File to the applicable Master Servicer, such Special Servicer's obligation to service such Mortgage Loan, and such Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the applicable Master Servicer to service and administer such Mortgage Loan shall recommence. With respect to the 622 Third Avenue Loan and the Washington Center Loan, in determining whether such Mortgage Loan has become a Corrected Mortgage Loan, the related B Loan and Washington Center Junior Loans, respectively, must also be determined to be a Corrected Mortgage Loan for the Special Servicer's obligation to terminate for such Mortgage Loan. Any CBA B Loan shall constitute a Specially Serviced Mortgage Loan for which the Special Servicer is responsible for so long as the related CBA A Loan is a Specially Serviced Mortgage Loan.

            Notwithstanding anything herein to the contrary, in connection with the transfer to the applicable Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the applicable Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, such Master Servicer and such Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at anytime that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

            (b) In servicing any Specially Serviced Mortgage Loan, the applicable Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the applicable Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

            (c) Each Master Servicer and each Special Servicer shall furnish to each other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to any Mortgage Loan or REO Property and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

            (d) In connection with the performance of its obligations hereunder with respect to any Mortgage Loan or REO Property, each Master Servicer and each Special Servicer shall be entitled to rely upon written information provided to it by the other.

            (e) With respect to the 622 Third Avenue Total Loan and the Washington Center Total Loan, no later than 45 days after receipt by the Special Servicer of the information reasonably required by the Special Servicer after a Servicing Transfer Event for the 622 Third Avenue Loan and the Washington Center Loan, the Special Servicer shall deliver a report to the related B Loan Holder or in the case of the Washington Center Total Loan, the Washington Center Junior Holders, and Controlling Class Representative. In addition, for so long as the Mortgage Loan is a Specially Serviced Mortgage Loan, with respect to any item in any such previously delivered report that changes in any material respect (whether as a result of a new determination, new information or otherwise), the applicable Special Servicer shall use its best efforts to prepare or cause to be prepared, a revised report within fifteen (15) Business Days after the date of such determination or the receipt of such new information by the applicable Special Servicer, but in any event no later than thirty (30) Business Days after the receipt of such information. Such report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof;

            (v) the recommendations by the Special Servicer as to how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

            (vi) a summary of any proposed actions and an analysis of whether or not taking such action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth the basis on which the Special Servicer made such determination;

            (vii) the status of any foreclosure actions or other proceedings undertaken with respect to such mortgaged real property, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional events of default thereon; and

            (viii) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            Section 3.22 Sub-Servicing Agreements

            (a) Each Master Servicer and, subject to Section 3.22(f), Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder (including the performance on a regular basis by third parties of discrete tasks in respect of a discrete number of assets), provided that, in each case, the Sub-Servicing Agreement, including any amendments thereto and modifications thereof: (i) insofar as it affects the Trust, is consistent with this Agreement, including Section 7.01(a), in all material respects and requires the subject Sub-Servicer to comply in all material respects with all of the applicable conditions of this Agreement; (ii) provides that if such Master Servicer or such Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including by reason of an Event of Default), the Trustee or its designee or any other successor to such Master Servicer or such Special Servicer, as the case may be, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such Master Servicer or such Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such Sub-Servicing Agreement without cause and without payment of any penalty or termination fee (provided, however, that a Designated Sub-Servicer Agreement may not be terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity); (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such Master Servicer or Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii), and except with respect to the obligations of any successor Master Servicer under the Designated Sub-Servicer Agreements) none of the Trustee, any successor to such Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom except as explicitly set forth herein; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the subject Sub-Servicer to foreclose on a Mortgaged Property or to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of such Master Servicer or Special Servicer, as the case may be, contemplated by Section 3.08, 3.09 and/or
Section 3.20 hereof, without the consent of such Master Servicer or Special Servicer, as the case may be, and in any event except on the same terms and conditions as would be applicable if such Master Servicer or Special Servicer, as the case may be, took such action; and (vi) does not permit the subject Sub-Servicer any rights of indemnification out of the Trust Fund except through such Master Servicer or Special Servicer, as the case may be, pursuant to
Section 6.03; provided that the appointment by such Master Servicer or Special Servicer of a third-party contractor for the purpose of performing discrete, ministerial functions shall not be subject to this Section 3.22 (except that such Master Servicer or Special Servicer, as the case may be, shall remain responsible for the actions of such third-party contractors and shall pay all fees and expenses of such third-party contractors, unless otherwise expressly provided herein). No Sub-Servicing Agreement entered into by a Master Servicer shall purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of a Special Servicer with respect to any Specially Serviced Mortgage Loan or otherwise. Each Sub-Servicing Agreement entered into by a Special Servicer shall relate only to Specially Serviced Mortgage Loans and any REO Properties as to which such Special Servicer acts as Special Servicer and shall not purport to delegate or effectively delegate to the related Sub-Servicer any of the rights or obligations of a Master Servicer with respect to any Mortgage Loan, including any Specially Serviced Mortgage Loan. Each Master Servicer and each Special Servicer shall each notify the Trustee, the Controlling Class Representative and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. Each Master Servicer and each Special Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by a Master Servicer or a Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of a Master Servicer or a Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of a Master Servicer or a Special Servicer hereunder to make Advances shall be deemed to have been advanced by such Master Servicer or such Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were such Master Servicer or such Special Servicer, as the case may be. Such Advances shall accrue interest in accordance with Sections 3.11(g) and/or 4.03(d), such interest to be allocable between the applicable Master Servicer or the applicable Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, each Master Servicer and each Special Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to ensure the enforceability of the subject Mortgage Loans and to avoid any loss or liability to the Master Servicers, the Special Servicers or the Trust.

            (c) Each Master Servicer and each Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party hereto or to the Certificateholders or the Trust) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Master Servicer or such Special Servicer, as applicable, in its reasonable judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, including any provisions thereof limiting the ability of such Master Servicer or such Special Servicer, as applicable, to terminate a Sub-Servicer, such Master Servicer and such Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

            (d) If a Master Servicer or a Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default), then the Trustee or other successor to such Master Servicer or Special Servicer, as the case may be, shall succeed to the rights and assume the obligations of such Master Servicer or such Special Servicer under any Sub-Servicing Agreement to which such Master Servicer or Special Servicer, as the case may be, are parties, unless the Trustee or other successor Master Servicer or Special Servicer elects to terminate any such Sub-Servicing Agreement in accordance with its terms and Section 3.22(a)(ii) hereof; provided that no Designated Sub-Servicer Agreement may be so terminated except for cause, which will include the occurrence of any Adverse Rating Event resulting from the subject Sub-Servicer's acting in such capacity. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or other successor to a Master Servicer or Special Servicer, then such Master Servicer or such Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding any Sub-Servicing Agreement entered into by it, each Master Servicer and each Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust other than those contemplated herein, and the fees of such Sub-Servicer shall be payable by the Master Servicer or Special Servicer that retained it, regardless of whether such Master Servicer's or Special Servicer's, as the case may be, compensation hereunder is sufficient to cover such fees.

            (f) A Special Servicer shall not enter into any Sub-Servicing Agreement unless either: (i) the Rating Agencies have confirmed in writing that entering into such agreement will not result in an Adverse Rating Event; (ii) such agreement relates to one or more Mortgage Loans (including any such Mortgage Loan(s) previously sub-serviced in accordance with this Section 3.22) that together represent less than 25% of the aggregate outstanding principal balance of all Specially Serviced Mortgage Loans; or (iii) the Controlling Class Representative has consented.

            Section 3.23 Controlling Class Representative

            (a) The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.23 to select a representative (the "Controlling Class Representative") having the rights and powers specified in this Agreement (including those specified in Section 3.24) or to replace an existing Controlling Class Representative; provided that, subject to the last sentence of this Section 3.23(a), and the acquisition by ARCap CMBS Fund REIT, Inc. of the Certificates of the Controlling Class, ARCap CMBS Fund REIT, Inc. shall serve as the initial Controlling Class Representative and, provided, further that the Controlling Class Representative for the 622 Third Avenue Total Loan shall initially be the holder of the 622 Third Avenue B Loan, and upon the occurrence of a Control Appraisal Event shall be the Holders of a majority of the Class 622 Participation Certificates and, with respect to the Washington Center Total Loan, the initial Controlling Class Representative shall be the Washington Center C Loan Holder and, upon the occurrence of a Control Appraisal Event shall be the Washington Center B Loan Holder. Upon (i) the receipt by the Trustee of written requests for the selection of a successor Controlling Class Representative from the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee shall promptly notify the Depositor and the Holders (and, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process established by the Trustee for selecting a Controlling Class Representative, which process shall include the designation of the Controlling Class Representative by the Majority Controlling Class Certificateholder(s) by a writing delivered to the Trustee. No appointment of any Person as a successor Controlling Class Representative shall be effective until such Person provides the Trustee with (i) written confirmation of its acceptance of such appointment,
(ii) written confirmation of its agreement to keep confidential, for so long as reports are required to be filed with respect to the Trust under Section 15(d) of the Exchange Act, all information received by it with respect to the Trust and its assets that has not been filed with the Commission, (iii) an address and telecopy number for the delivery of notices and other correspondence and (iv) a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers).

            (b) Within ten Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of any change in the identity of the Controlling Class Representative of which a Responsible Officer of the Trustee has actual knowledge and otherwise promptly upon request from a Master Servicer or a Special Servicer, the Trustee shall deliver to each of the Master Servicers and the Special Servicers the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible Officer of the Trustee or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling Class, including, in each case, names and addresses. With respect to such information, the Trustee shall be entitled to conclusively rely on information provided to it by the Holders (or, in the case of Book-Entry Certificates, subject to Section 5.06, by the Depository or the Certificate Owners) of such Certificates, and each of the Master Servicers and the Special Servicers shall be entitled to rely on such information provided by the Trustee with respect to any obligation or right hereunder that the Master Servicers and the Special Servicers, as the case may be, may have to deliver information or otherwise communicate with the Controlling Class Representative or any of the Holders (or, if applicable, Certificate Owners) of the Controlling Class. In addition to the foregoing, within two Business Days of the selection, resignation or removal of a Controlling Class Representative, the Trustee shall notify the other parties to this Agreement of such event.

            (c) A Controlling Class Representative may at any time resign as such by giving written notice to the Trustee, the Special Servicers, the Master Servicers and to each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of Certificates representing more than 50% of the Class Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee, the Special Servicers, the Master Servicers and such existing Controlling Class Representative.

            (d) If the Great Lakes Crossing Mortgage Loan Group becomes specially serviced in accordance with the terms of a Great Lakes Crossing Servicing Agreement and, pursuant to the Great Lakes Crossing Intercreditor Agreement, the Series 2003-CK2 Trustee or other holder of the Great Lakes Crossing Companion Loan or its servicing agent notifies the Trustee or the Master Servicer that the Trustee, as holder of the Great Lakes Crossing Mortgage Loan, or its designee, is entitled to certain consultation rights with respect to the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Mortgage Loan and/or forwards a copy of its "Asset Status Report" (as defined in the Great Lakes Crossing Intercreditor Agreement) to the Trustee or the Master Servicer, then the Trustee or the Master Servicer, as applicable, shall promptly within one Business Day so notify, and shall forward the copy of such Asset Status Report to, the Special Servicer and the Controlling Class Representative. For so long as the Trustee or its designee is entitled to such consultation rights under the terms of the Great Lakes Crossing Intercreditor Agreement, the Trustee hereby delegates such consultation rights to the Special Servicer, who shall exercise them in consultation with the Controlling Class Representative.

            In addition, if pursuant to the terms of the Great Lakes Crossing Intercreditor Agreement, upon the occurrence of an event of default under the Great Lakes Crossing Total Loan, the Trustee, as holder of the Great Lakes Crossing Mortgage Loan, has the right to purchase the Great Lakes Crossing Companion Loan at the price set forth in the Great Lakes Crossing Intercreditor Agreement, then the Trustee shall promptly so notify all of the Controlling Class Certificateholders. Any single Certificateholder or group of Certificateholders entitled to a majority of the Voting Rights allocated to the Controlling Class may indicate to the Trustee in writing its or their intent to purchase the Great Lakes Crossing Companion Loan in accordance with Section 3.6 of the Great Lakes Crossing Intercreditor Agreement and/or any corresponding provision of a Great Lakes Crossing Servicing Agreement, whereupon the Trustee shall designate such Certificateholder or group of Certificateholders as its designee to so purchase the Great Lakes Crossing Companion Loan, in its or their individual capacity and not on behalf of the Trust, in accordance with such
Section 3.6 of the Great Lakes Crossing Intercreditor Agreement and/or any corresponding provision of a Great Lakes Crossing Servicing Agreement. Any such purchase will be subject to all applicable provisions of, and at the price set forth in, the Great Lakes Crossing Intercreditor Agreement (including those provisions that mandate who may be a permitted transferee of the Great Lakes Crossing Companion Loan). Upon any such purchase, such Certificateholder or group of Certificateholders shall constitute the "A-1 Noteholder" under the Great Lakes Crossing Intercreditor Agreement, and the Great Lakes Crossing Mortgage Loan shall be serviced and administered in accordance with Article XII of this Agreement. The Trustee shall reasonably cooperate with such Certificateholder or Certificateholders in effecting such purchase.

            (e) Once a Controlling Class Representative has been selected pursuant to this Section 3.23, each of the parties to this Agreement and each Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by aggregate Certificate Principal Balance, or such Controlling Class Representative, as applicable, shall have notified the Trustee and each other party to this Agreement and each Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

            (f) Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Borrower with respect to this Agreement or any particular Mortgage Loan, the Controlling Class Representative shall immediately notify the Trustee, the Master Servicers and the Special Servicers, whereupon (if the Special Servicers, the Master Servicers, the Trustee or the Trust are also named parties to the same action and, in the sole judgment of the applicable Master Servicer or the applicable Special Servicer, (i) such Controlling Class Representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter, and (ii) there is no potential for the Special Servicers, the Master Servicers, the Trustee or the Trust to be an adverse party in such action as regards such Controlling Class Representative) the applicable Special Servicer on behalf of the Trust shall, subject to Section 6.03, assume the defense of any such claim against the Controlling Class Representative. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

            Section 3.24 Certain Rights and Powers of the Controlling Class Representative

            (a) The applicable Special Servicer shall prepare a report (the "Asset Status Report") recommending the taking of certain actions for each Mortgage Loan that becomes a Specially Serviced Mortgage Loan and deliver such Asset Status Report to the Controlling Class Representative and the applicable Master Servicer not later than 45 days after the servicing of such Mortgage Loan is transferred to such Special Servicer; provided, however, that with respect to the 622 Third Avenue Loan and the Washington Center Loan, the applicable Special Servicer shall prepare the Asset Status Report in accordance with Section 3.27. If (i) after 10 Business Days from receipt of an Asset Status Report the Controlling Class Representative does not object to such Asset Status Report or
(ii) within 10 Business Days after receipt of an Asset Status Report the Controlling Class Representative objects to such Asset Status Report and the applicable Special Servicer makes a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders, the applicable Special Servicer shall take the recommended actions described in the Asset Status Report. If within 10 Business Days after receipt of an Asset Status Report the Controlling Class Representative objects to such Asset Status Report and the applicable Special Servicer does not make a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders, the Special Servicer shall revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the objection to the Asset Status Report by the Controlling Class Representative. The applicable Special Servicer shall continue to revise the Asset Status Report until, as provided above, (i) the Controlling Class Representative fails to object to the revised Asset Status Report or (ii) the Controlling Class Representative objects to the revised Asset Status Report and the applicable Special Servicer makes a determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Certificateholders; provided, however, that if the applicable Special Servicer has not taken the recommended actions described in an Asset Status Report in accordance with this paragraph within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report, the applicable Special Servicer shall take the recommended actions described in the most recent Asset Status Report submitted to the Controlling Class Representative, which Asset Status Report shall be deemed to have been approved by the Controlling Class Representative. If the applicable Special Servicer makes a determination in accordance with the Servicing Standard that it should take a materially different action than was previously approved in an Asset Status Report, it shall submit a revised Asset Status Report setting forth its proposed action in accordance with this Section 3.24(a),

            In addition, notwithstanding anything in any other Section of this Agreement to the contrary (except in the case of the 622 Third Avenue Loan and the Washington Center Loan in which case Section 3.27 shall control the preparation of the Asset Status Report with respect to the related Mortgage Loan and the actions the applicable Master Servicer and Special Servicer are permitted to take with respect thereto), but in all cases subject to Section 3.24(b), the applicable Special Servicer will not be permitted to take, or consent to the applicable Master Servicer's taking, any of the actions identified in clauses (i) through (xi) of this sentence not otherwise specifically covered by an approved Asset Status Report, unless and until the applicable Special Servicer has notified the Controlling Class Representative in writing of such Special Servicer's intent to take or permit the particular action and the Controlling Class Representative has consented (or has failed to object) thereto in writing within ten Business Days (or, in the case of any consent to leasing activity at a Mortgaged Property securing a KeyBank Mortgage Loan or NCBFSB Mortgage Loan as contemplated by clause (viii) below, 3 Business
Days) of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

            (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan as comes into and continues in default;

            (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of Default Charges) or any material non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of (A) any Performing Mortgage Loan with a principal balance of $2,500,000 or more (or, if the proposed modification/waiver is an extension of maturity or a waiver of Post-ARD Additional Interest under the circumstances contemplated by Section 3.20(f), any Performing Mortgage Loan without regard to balance) or (B) any Specially Serviced Mortgage Loan;

            (iii) any acceptance of a discounted payoff with respect to any Specially Serviced Mortgage Loan;

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any release of real property collateral for any Mortgage Loan (other than in circumstances (A) involving a Performing Mortgage Loan with a principal balance of less than $2,500,000, (B) where the release of collateral is not conditioned on obtaining the consent of the lender under the related Mortgage Loan Documents (in which event the applicable Master Servicer or Special Servicer, as appropriate, shall notify the Controlling Class Representative in writing of such Master Servicer's or Special Servicer's, as the case may be, intent to take such action) or (C) set forth in Section 3.20(g)(iii), and other than upon satisfaction of the subject Mortgage Loan);

            (vi) any acceptance of substitute or additional real property collateral for a Mortgage Loan (other than in circumstances involving (A) a Performing Mortgage Loan with a principal balance of less than $2,500,000 or (B) where the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender (in which event the applicable Master Servicer or Special Servicer, as appropriate, shall notify the Controlling Class Representative in writing of such Master Servicer's or Special Servicer's, as the case may be, intent to take such action));

            (vii) any releases of Earn-Out Reserve Funds or related Letters of Credit with respect to a Mortgaged Property (other than in circumstances involving (A) a Performing Mortgage Loan with a principal balance of less than $2,500,000 or (B) where the release of Earn-Out Reserve Funds or related Letters of Credit is not conditioned on obtaining the consent of the lender (in which event the applicable Master Servicer or Special Servicer, as appropriate, shall notify the Controlling Class Representative in writing of such Master Servicer's or Special Servicer's, as the case may be, intent to take such action));

            (viii) any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any Mortgaged Property securing a Mortgage Loan, any termination or change, or consent to the termination or change, of the franchise for any Mortgaged Property operated as a hospitality property, or any consent to leasing activity that affects at least 30,000 square feet at any Mortgaged Property securing a Mortgage Loan that is a KeyBank Mortgage Loan or NCBFSB Mortgage Loan, or any consent to leasing activity that affects at least the lesser of 30% of the net rentable area of any Mortgaged Property securing a Mortgage Loan that is not a KeyBank Mortgage Loan or NCBFSB Mortgage Loan or 30,000 square feet of such Mortgaged Property (other than, in each such case, (A) in circumstances involving a Performing Mortgage Loan with a principal balance of less than $2,500,000 (or, in the case of a KeyBank Mortgage Loan or NCBFSB Mortgage Loan and a situation involving leasing activity, $3,000,000) or (B) where the action is not conditioned on obtaining the consent of the lender or (C) with respect to a termination or replacement of a property manager with respect to any residential cooperative property) or;

            (ix) any waiver of a "due-on-sale" or "due-on-encumbrance" clause in any Mortgage Loan (other than in circumstances involving a Performing Mortgage Loan with a principal balance of less than $2,500,000 or, in the case of the waiver of a "due-on-encumbrance" clause, a Co-op Mortgage Loan as to which the NCBFSB Subordinate Debt Conditions are satisfied (in which event the applicable Master Servicer shall, at least five (5) days prior to taking such action, provide the Controlling Class Representative with written notice of such Master Servicer's intent to take such action, which notice shall describe the circumstances of such action, including all information necessary for the Controlling Class Representative to determine whether the NCBFSB Subordinate Debt Conditions have been satisfied));

            (x) with respect to any Mortgage Loan with a Stated Principal Balance of $2,500,000 or more, any waiver of insurance required to be maintained under the related Mortgage Loan Documents; and

            (xi) any waiver of Default Charges where there is no Additional Master Servicing Compensation or Additional Special Servicing Compensation, as applicable, to offset the outstanding Advance Interest, property inspection costs or other Additional Trust Fund Expenses with respect to the related Mortgage Loan that would otherwise be offset by such Default Charges; provided that this clause (xi) shall not apply to the first such waiver with respect to any Mortgage Loan;

provided, that with respect to Performing Mortgage Loans, the 10 Business Days (or, if applicable, three Business Days) within which the Controlling Class Representative must object shall coincide with the Special Servicer's 10-Business Day (or, if applicable, the three-Business Day) period to object set forth in Sections 3.03(d), 3.08, 3.20(a)(i), 3.20(f) and 3.20(h); and provided, further, that, in the event that the applicable Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the applicable Special Servicer may take any such action without waiting for the Controlling Class Representative's response; and provided, further, that the foregoing rights of the Controlling Class Representative shall not relate to the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property; provided, further, that the Special Servicer shall notify the Controlling Class Representative (but shall not require the consent or deemed consent thereof) with regard to any action identified in clauses (v) through (vii) of this sentence that the Master Servicer or the Special Servicer proposes to take that does not require the consent of the Controlling Class Representative pursuant to the terms of such clause.

            In addition, subject to Section 3.24(b), the Controlling Class Representative may direct each Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, each Special Servicer shall provide the Controlling Class Representative with any information in such Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action.

            (b) Notwithstanding anything herein to the contrary: (i) no Special Servicer shall have any right or obligation to consult with or to seek and/or obtain consent or approval from any Controlling Class Representative prior to acting, and the provisions of this Agreement requiring such shall be of no effect, during the period prior to the initial selection of a Controlling Class Representative and, if any Controlling Class Representative resigns or is removed, during the period following any such resignation or removal of a Controlling Class Representative until a replacement is selected; and (ii) no advice, direction or objection from or by the Controlling Class Representative, as contemplated by Section 3.24(a), may (and each Master Servicer and Special Servicer shall ignore and act without regard to any such advice, direction or objection that such Master Servicer or Special Servicer, as the case may be, has determined, in its reasonable, good faith judgment, would) (A) require or cause a Master Servicer or such Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other Section of this Agreement, including such Master Servicer's or Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC Event with respect to any Trust REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust,
(C) expose the Trust, the Depositor, a Master Servicer, a Special Servicer, any Fiscal Agent, the Trustee or any of their respective Affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (D) expand the scope of a Master Servicer's or Special Servicer's responsibilities under this Agreement.

            (c) Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Controlling Class Representative may act solely in the interests of the Holders of the Controlling Class; (iii) the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Controlling Class Representative may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Controlling Class Representative shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

            Section 3.25 Replacement of Special Servicers

            (a) Subject to Section 3.25(b), the Controlling Class Representative may, upon not less than ten days' prior written notice to the respective parties hereto, remove the existing General Special Servicer hereunder (with or without cause) or the existing Co-op Special Servicer upon the occurrence and continuation of an Event of Default with respect to such Co-op Special Servicer in accordance with the provisions of Section 7.01(b) and appoint a successor to such Special Servicer; provided that, if any such removal is made without cause, then the costs of transferring the special servicing responsibilities of the removed General Special Servicer to a successor thereto will be paid by the Certificateholders of the Controlling Class. In the case of the 622 Third Avenue Total Loan and the Washington Center Total Loan, the related Controlling Class Representative may, at any time and from time to time, replace the General Special Servicer then acting with respect to the related Mortgage Loan and appoint a replacement Special Servicer in lieu thereof; provided that, if any such removal is made without cause, then the costs of transferring the special servicing responsibilities of the removed Special Servicer will be paid by the Controlling Class Representative of the related Mortgage Loan.

            (b) No removal of a Special Servicer and/or appointment of a successor thereto pursuant to Section 3.25(a) shall be effective until: (i) the Trustee shall have received (A) written confirmation from each of the Rating Agencies that such removal and/or appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (B) an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the Person designated to be the successor to such terminated Special Servicer, and (C) an Opinion of Counsel (which shall not be an expense of the Trustee or the Trust) substantially to the effect that (1) the removal of such terminated Special Servicer and/or the appointment of the Person designated to serve as successor thereto is in compliance with this Section 3.25, (2) such designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (3) the Acknowledgment of Proposed Special Servicer, the form of which is attached hereto as Exhibit I-2, has been duly authorized, executed and delivered by such designated Person and (4) upon the execution and delivery of the Acknowledgment of Proposed Special Servicer, such designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, this Agreement shall be enforceable against such designated Person in accordance with its terms; and (ii) if such terminated Special Servicer has been removed by the Controlling Class Representative without cause, the Certificateholders of the Controlling Class have delivered to the Trustee and the terminated Special Servicer such Certificateholders' joint and several undertaking and, with respect to the 622 Third Avenue Loan or the Washington Center Loan, the respective Controlling Class Representatives' undertaking, to pay any expenses incurred by the Trustee and such terminated Special Servicer in connection with the transfer of special servicing responsibilities to a successor Special Servicer.

            (c) Any Special Servicer terminated pursuant to Section 3.25(a) shall be deemed to have been so terminated simultaneously with the designated successor's becoming a Special Servicer hereunder; provided that (i) the terminated Special Servicer shall be entitled to receive, in connection with its termination, payment out of the Collection Accounts of all of its accrued and unpaid Special Servicing Fees, as and to the extent provided in Section 3.05(a), and reimbursement from the successor Special Servicer of all outstanding Servicing Advances made by the terminated Special Servicer and all unpaid Advance Interest accrued on such outstanding Servicing Advances (in which case the successor Special Servicer shall be deemed to have made such Servicing Advances at the same time that the terminated Special Servicer had actually made them), (ii) the terminated Special Servicer shall thereafter be entitled to Workout Fees, as and to the extent expressly permitted by Section 3.11(c), and
(iii) such terminated Special Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination; and provided, further, that the terminated Special Servicer shall continue to be obligated to pay (and entitled to receive) all other amounts accrued to (or owing by) it under this Agreement on or prior to the effective date of such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the transfer of the terminated Special Servicer's responsibilities and rights hereunder to its successor, including the transfer within two Business Days of its termination becoming effective pursuant to
Section 3.25, to the replacement Special Servicer for administration by it of all cash amounts that at the time are or should have been credited by the terminated Special Servicer to the REO Account or to any Servicing Account or Reserve Account or should have been delivered to the Master Servicer or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Mortgage Loan or REO Property.

            Section 3.26 Application of Default Charges

            (a) Any and all Default Charges that are actually received by or on behalf of the Trust with respect to any Mortgage Loan or REO Mortgage Loan, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            first, to pay to any Fiscal Agent, the Trustee, the Master Servicers or the Special Servicers, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be;

            second, to reimburse the Trust for any Advance Interest paid to any Fiscal Agent, the Trustee, the Master Servicers or the Special Servicers since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, which interest was paid from a source other than Default Charges collected on such Mortgage Loan or REO Mortgage Loan, as the case may be;

            third, to pay any outstanding expense incurred by the applicable Special Servicer in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to Section 3.12;

            fourth, to reimburse the Trust for any expenses reimbursed to the applicable Special Servicer since the Closing Date in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to
Section 3.12, which expenses were previously paid from a source other than Default Charges collected on such Mortgage Loan or REO Mortgage Loan, as the case may be;

            fifth, to pay the appropriate party for any other outstanding expense (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) incurred thereby with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, which expense, if not paid out of Default Charges collected on such Mortgage Loan or REO Mortgage Loan, as the case may be, will likely become an Additional Trust Fund Expense;

            sixth, to reimburse the Trust for any other Additional Trust Fund Expense (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) paid to the appropriate party since the Closing Date with respect to such Mortgage Loan or REO Mortgage Loan, as the case may be, which Additional Trust Fund Expense was paid from a source other than Default Charges collected on such Mortgage Loan or REO Mortgage Loan, as the case may be; and

            seventh, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the applicable Master Servicer, if such Default Charges were collected when the loan was a Performing Mortgage Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the applicable Special Servicer.

            (b) Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a) and Section 4.01(b), subject to application pursuant to Section 3.05(a) or 3.05(b) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) shall be deemed to offset payments of Advance Interest, costs of property inspections or, except for Special Servicing Fees, Workout Fees and Liquidation Fees, other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Mortgage Loan or REO Mortgage Loan (whereupon such Advance Interest, costs of property inspections or, except for Special Servicing Fees, Workout Fees and Liquidation Fees, other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

            Section 3.27 Rights of the Holder of the 622 Third Avenue B Loan and the Holders of the Washington Center Junior Loans

            (a) [Intentionally Oomitted]

            (b) With respect to the 622 Third Avenue Loan and the Washington Center Loan, pursuant to the related A/B Intercreditor Agreement, the Special Servicer shall prepare an Asset Status Report recommending the taking of certain actions for the related Mortgage Loan when such Mortgage Loan becomes a Specially Serviced Mortgage Loan and deliver such Asset Status Report to the Controlling Class Representative (and, in the case of the Washington Center Loan, the other Washington Center Junior Holder, if any) not later than 30 days after the servicing of the related Mortgage Loan is transferred to the applicable Special Servicer. Such Asset Status Report shall contain language on the cover page substantially similar to the language set forth on Schedule 3 to the related A/B Intercreditor Agreement. If within 10 Business Days after receipt of an Asset Status Report the Controlling Class Representative objects to such Asset Status Report, the Special Servicer shall revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the objection to the Asset Status Report by the Controlling Class Representative. With respect to the Washington Center Total Loan, the related B Loan Holder (if not then the Controlling Holder) shall have 10 Business Days after receipt of the Asset Status Report during which to consult with the applicable Special Servicer on any action outlined in such Asset Status Report. If within 10 Business Days after receipt of an Asset Status Report the Controlling Class Representative neither objects nor affirmatively approves of such Asset Status Report, the action outlined in such Asset Status Report shall be deemed approved by the Controlling Class Representative and the applicable Special Servicer shall deliver a notice to the Controlling Class Representative advising them that their consent is deemed approved. With respect to the Washington Center Total Loan, the other Washington Center Junior Holder shall also receive notice from the applicable Special Servicer stating that it is taking the actions outlined in the Asset Status Report. The applicable Special Servicer shall continue to revise the Asset Status Report (in the case of the Washington Center Total Loan, with copies thereof sent to the other Washington Center Junior Holder) until, as provided above, the Controlling Class Representative fails to object to the revised Asset Status Report; provided, however, that if the applicable Special Servicer has not taken the recommended actions described in an Asset Status Report in accordance with this paragraph within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report, the applicable Special Servicer shall take the recommended actions described in the most recent Asset Status Report approved or deemed to have been approved by the Controlling Class Representative. Notwithstanding the foregoing, if the applicable Special Servicer makes a determination in accordance with the Servicing Standard that such failure to take any action recommended in an Asset Status Report, or the taking of any alternate action recommended by the Controlling Class Representative or, in the case of the Washington Center Total Loan, the other Washington Center Junior Holder, is not in the best interest of the Certificateholders and any related the B Loan Holder (with respect to the related A Loan) or Washington Center Junior Holder (with respect to the Washington Center Loan), as applicable, as a collective whole (taking into account the subordination of the B Loans, to the respective A Loans and, in the case of the Washington Center Total Loan, the subordination of the C Loan to the B Loan), then the applicable Special Servicer shall take the action recommended by the then-current Asset Status Report.

            With respect to the Washington Center Total Loan and the 622 Third Avenue Loan, the applicable Master Servicer or Special Servicer shall not be permitted to take, or consent to the applicable Master Servicer's or Special Servicer's, as the case may be, taking, any of the actions identified in clauses
(i) through (xiv) of this sentence not otherwise specifically covered by an approved Asset Status Report, unless and until the applicable Master Servicer or Special Servicer has notified the Controlling Class Representative and, in the case of the Washington Center Total Loan, the other Washington Center Junior Holder in writing of such Master Servicer's or Special Servicer's intent to take or permit the particular action and the Controlling Class Representative has consented (or has failed to object) thereto in writing within ten (10) Business Days of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

            (i) any acceleration of the related Mortgage Loan (unless such acceleration is, by its terms, automatic under the Mortgage Loan Documents) or any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan as comes into and continues in default;

            (ii) any modification, amendment or waiver of a monetary term (including a change in the timing of payments but excluding the waiver of Default Charges, which is covered by clause (xiv) below) or any material non-monetary term (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause, which clauses are addressed in clause (ix) below) of the related Mortgage Loan;

            (iii) any acceptance of a discounted payoff with respect to the related Mortgage Loan;

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws;

            (v) any release of collateral for the related Mortgage Loan, other than upon satisfaction of such Mortgage Loan;

            (vi) any acceptance of substitute or additional collateral for the related Mortgage Loan;

            (vii) any releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the related Mortgage Loan Documents with respect to the related Mortgaged Property;

            (viii) any termination or replacement, or consent to the termination or replacement, of the property manager with respect to the related Mortgaged Property;

            (ix) any waiver of a "due-on-sale" or "due-on-encumbrance" clause in the related Mortgage Loan;

            (x) any execution, termination, renewal or material modification of any material lease, to the extent lender's approval is provided for under the related Mortgage Loan Documents;

            (xi) any approval of an annual budget of the related Borrower, to the extent lender's approval is provided for under the related Mortgage Loan Documents and with respect to the Washington Center Loan, any approval by the lender of any waiver or suspension of "FF&E Reserve" (as such term is defined in the Mortgage Loan Documents) deposits;

            (xii) any waiver or modification of insurance requirements under the related Mortgage Loan Documents;

            (xiii) any proposed transfer or sale of the related Mortgaged Property or assumption of the related Mortgage Loan; and

            (xiv) any waiver of Default Charges where there is no Additional Master Servicing Compensation or Additional Special Servicing Compensation to offset the outstanding interest on Advances, property inspection costs or other Costs with respect to the related Mortgage Loan that would otherwise be offset by such Default Charge;

provided, that, in the event that the applicable Master Servicer or Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders, the 622 Third Avenue B Loan Holder or the Washington Center Junior Holders, as applicable, as a collective whole (taking into account the subordination of the 622 Third Avenue B Loan to the 622 Third Avenue Loan and the subordination of the Washington Center C Loan to the Washington Center B Loan and the Washington Center Junior Loans to the Washington Center Loan), the applicable Master Servicer or Special Servicer may take any such action without waiting for the Controlling Class Representative's response.

            The B Loan Holder and the Washington Center Junior Holders have agreed pursuant to the related A/B Intercreditor Agreement that they will provide the Master Servicer or the related Special Servicer, as applicable, with its consent or objection to any proposed actions pursuant to this Section 3.27(b) within ten (10) Business Days after its receipt of any such proposal and any back up materials and shall be deemed to have approved of such action if no response is received within such ten (10) Business Days.

            Notwithstanding anything to the contrary contained in this Section 3.27(b), no advice, direction or objection from or by the Controlling Class Representative of the Washington Center Loan, may (and the applicable Master Servicer or Special Servicer, as the case may be, shall ignore and act without regard to any such advice, direction or objection that the applicable Master Servicer or Special Servicer has determined, in its reasonable, good faith judgment, will) require or cause the applicable Master Servicer or Special Servicer to take any action or refrain from taking any action that would violate applicable law, any provision of the related A/B Intercreditor Agreement or this Agreement or the terms of the related loan documents, including the obligation to act in accordance with the Servicing Standard or the REMIC Provisions.

            Section 3.28 Servicing of the 622 Third Avenue Non-Pooled Portion

            (a) On or prior to each Distribution Date, amounts received during the related Due Period on the 622 Third Avenue Loan (including any amounts advanced with respect thereto, any Cure Payments received thereon and any proceeds received in connection with a sale thereof) will be applied first to payment of any related Primary Servicing Fees, Servicing Fees, Special Servicing Fees and Trustee Fees, reimbursement of expenses incurred in connection with the enforcement of any repurchase obligation against the Mortgage Loan Seller with respect to the 622 Third Avenue Loan together with interest thereon and the reimbursement of any Advances made with respect thereto and payment of any interest on such Advances to the extent provided in Section [3.05(a)(iii) through (xviii)], and the remainder will be allocated:

            (i) first, in respect of interest accrued on the 622 Third Avenue Pooled Portion during the preceding Interest Accrual Period;

            (ii) second, in respect of accrued and unpaid interest on the 622 Third Avenue Pooled Portion from prior Interest Accrual Periods to the extent not previously advanced;

            (iii) third, to the 622 Third Avenue Pooled Portion (A) prior to an event of default under the 622 Third Avenue Loan and so long as the 622 Third Avenue Loan is not a Specially Serviced Mortgage Loan, its pro rata share of the 622 Principal Distribution Amount; (B) during the continuation of an event of default under the 622 Third Avenue Loan or if the 622 Third Avenue Loan becomes a Specially Serviced Mortgage Loan and prior to a Final Recovery Determination with respect thereto, the 622 Principal Distribution Amount and (C) with respect to the Distribution Date following a Final Recovery Determination, an amount up to the entire principal balance of the 622 Third Avenue Pooled Portion, in each case, until the principal balance of the 622 Third Avenue Pooled Portion has been reduced to zero;

            (iv) fourth, to reimburse the 622 Third Avenue Pooled Portion for any prior 622 Third Avenue Collateral Support Deficit previously allocated thereto pursuant to Section 4.04(e) hereof;

            (v) fifth, in respect of interest accrued on the 622 Third Avenue Non-Pooled Portion during the preceding Interest Accrual Period;

            (vi) sixth, in respect of accrued and unpaid interest on the 622 Third Avenue Non-Pooled Portion from prior Interest Accrual Periods;

            (vii) seventh, to the 622 Third Avenue Non-Pooled Portion (A) prior to an event of default under the 622 Third Avenue Loan and so long as the 622 Third Avenue Loan is not a Specially Serviced Mortgage Loan, its pro rata share of the 622 Principal Distribution Amount; (B) during the continuation of an event of default under the 622 Third Avenue Loan or if the 622 Third Avenue Loan becomes a Specially Serviced Mortgage Loan any remaining amounts of the 622 Principal Distribution Amount after application of such amounts to the 622 Third Avenue Pooled Portion pursuant to clause (a)(iii)(B) above; and (C) with respect to the Distribution Date following a Final Recovery Determination, an amount up to the entire principal balance of the 622 Third Avenue Non-Pooled Portion after the application of the 622 Principal Distribution Amount to the 622 Third Avenue Pooled Portion pursuant to clause (a)(iii)(C) above, in each case, until the principal balance of the 622 Third Avenue Non-Pooled Portion has been reduced to zero;

            (viii) eighth, to reimburse the 622 Third Avenue Non-Pooled Portion in the amount of any prior 622 Third Avenue Collateral Support Deficits previously allocated to the Class 622 Participation Certificates pursuant to Section 4.04(e) hereof;

            (ix) ninth, any Yield Maintenance Charge in connection with a prepayment of the 622 Third Avenue Loan will be paid to the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion on a pro rata basis (based on the amount of such prepayment allocated to reduce the Stated Principal Balances of the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion);

            (x) tenth, to reimburse the Controlling Class Representative of the Class 622 Participation Certificates for any unreimbursed Cure Payments previously made pursuant to Section 3.28(c) hereof; and

            (xi) eleventh, any remaining amount, to the 622 Third Avenue Loan REMIC Residual Interest.

            Amounts distributable in respect of the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion in accordance with this
Section 3.28(a) shall be deemed distributable in respect of the 622 Third Avenue Loan REMIC Regular Interest A and 622 Third Avenue Loan REMIC Regular Interest B from the 622 Third Avenue Loan REMIC to the Lower-Tier REMIC pursuant to Section 4.01(k), and any amounts distributable in respect of the 622 Third Avenue Loan REMIC Residual Interest shall be deemed distributed to the Grantor Trust portion of the Trust Fund (pursuant to Section 4.01(k)).

            (b) Provided a Control Appraisal Event has occurred, and the Controlling Class Representative of the Class 622 Participation Certificates is the Controlling Class Representative with respect to the 622 Third Avenue Total Loan, the Controlling Class Representative of the Class 622 Participation Certificates shall have the right, by written notice to the Master Servicer and Special Servicer (a "Class 622 Purchase Notice") delivered (i) during any 622 Third Avenue Cure Period for which the Holder of the 622 Third Avenue B Loan is entitled to make a Cure Payment or (ii) at any time the 622 Third Avenue Loan is a Specially Serviced Mortgage Loan, provided that the 622 Third Avenue Loan is then in default or default with respect thereto is reasonably foreseeable, to purchase the 622 Third Avenue Loan in whole but not in part at the Purchase Price. Upon the delivery of the Class 622 Purchase Notice to the Master Servicer and Special Servicer, the Master Servicer or Special Servicer, as applicable, shall cause the Trust Fund to sell (and the Controlling Class Representative of the Class 622 Participation Certificates shall purchase) the 622 Third Avenue Loan at the Purchase Price, on a date (the "Class 622 Purchase Date") not less than five (5) Business Days nor more than ten (10) Business Days after the date of the Class 622 Purchase Notice, as shall be established by the Master Servicer or Special Servicer, as applicable. The Purchase Price shall be calculated by the Master Servicer or Special Servicer, as applicable, three (3) Business Days prior to the Class 622 Purchase Date and shall, absent manifest error, be binding upon the Controlling Class Representative of the Class 622 Participation Certificates. Concurrently with the payment to the Trust Fund of the Purchase Price, the Master Servicer or Special Servicer, as applicable, shall direct the Trustee to execute at the sole cost and expense of the Controlling Class Representative of the Class 622 Participation Certificates in favor of the Controlling Class Representative of the Class 622 Participation Certificates assignment documentation which will assign the 622 Third Avenue Loan and the related Mortgage Loan Documents without recourse, representations or warranties. The right of the Controlling Class Representative of the Class 622 Participation Certificates to purchase the 622 Third Avenue Loan under clause (i) of the first sentence of this paragraph shall automatically terminate upon the expiration of the applicable cure period. The right of the Controlling Class Representative of the Class 622 Participation Certificates to purchase the 622 Third Avenue Loan under clause (ii) of the first sentence of this paragraph shall automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property.

            (c) The Master Servicer or Special Servicer shall deliver to the Controlling Class Representative of the 622 Third Avenue Total Loan notice of any monetary or non monetary default with respect to the 622 Third Avenue Loan promptly after a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, becomes aware of such default. Upon receipt of such notice, the Controlling Class Representative of the 622 Third Avenue Total Loan shall have the right to cure defaults with respect to the 622 Third Avenue Loan within 5 Business Days of receipt of notice with respect to a monetary default and within 30 days of receipt of notice with respect to a non monetary default following the date of such notice (the "622 Third Avenue Cure Period"); provided, however, that no single Cure Event shall continue for a period of more than 90 consecutive days. In the event that the Controlling Class Representative of the 622 Third Avenue Total Loan elects to cure a default that can be cured by making a Cure Payment, the such Controlling Class Representative shall make such Cure Payment to the Master Servicer. The right of the Controlling Class Representative of the 622 Third Avenue Total Loan to reimbursement of any Cure Payment (including the reimbursement of a previous Advance made by the Master Servicer or the Trustee) will be subordinate to the payment of all other amounts due with respect to the 622 Third Avenue Loan. Notwithstanding the foregoing, the making of a Cure Payment by the Controlling Class Representative of the 622 Third Avenue Total Loan shall not act as a waiver of any amounts due under the Mortgage Loan Documents by the related borrower.

            (d) Subject to the terms and conditions of this Agreement, if the Master Servicer or Special Servicer, as applicable, in connection with a workout or proposed workout of the 622 Third Avenue Loan, modifies the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such loan, all payments to the 622 Third Avenue Pooled Portion pursuant to Section 3.28(a) shall be made as though such workout did not occur, with the payment terms of the 622 Third Avenue Pooled Portion remaining the same as they are on the Closing Date, and the 622 Third Avenue Non-Pooled Portion shall bear the full economic effect of all waivers, reductions or deferrals of amounts due on such loan attributable to such workout, before the 622 Third Avenue Pooled Portion is exposed to such economic effect.

            Prior to entering into any modification of the 622 Third Avenue Loan that would have any of the effects described in clauses (i) through (iii) of the preceding paragraph, the Master Servicer or Special Servicer, as applicable, shall provide the Controlling Class Representative of the Class 622 Participation Certificates with notice thereof and with all information that the Master Servicer or Special Servicer, as applicable, considers material, but in any case including a draft of the agreement, if any, that sets forth such proposed modification.

            Section 3.29 Washington Center Purchase Option and Cure Rights

            (a) If a Washington Center Triggering Event of Default has occurred and is continuing, then, upon written notice from the applicable Master Servicer or Special Servicer (a "Repurchase Option Notice") of such occurrence (which notice the applicable Master Servicer or Special Servicer shall promptly give to the Washington Center Junior Holders), the Option Holder (as defined below) shall have the right, by written notice to the applicable Master Servicer or Special Servicer and the other Washington Center Junior Holder (unless the principal balance of the related junior loan has been reduced to zero) (the "Option Repurchase Notice"), at any time after the occurrence of the Washington Center Triggering Event of Default and prior to the earliest to occur of (a) the cure of the Washington Center Triggering Event of Default, (b) the consummation of a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property and (c) the modification of the Mortgage Loan Documents, to purchase the Washington Center Loan (if the Washington Center B Loan Holder is the party exercising such option) and the Washington Center Loan and Washington Center B Loan (if the Washington Center C Loan Holder is the party exercising such option), as applicable, at the Purchase Price. Upon the delivery of the Option Repurchase Notice to the applicable Master Servicer or Special Servicer and either the Washington Center B Loan Holder or the Washington Center C Loan Holder, as applicable, the applicable Master Servicer or Special Servicer and either the Washington Center B Loan Holder or the Washington Center C Loan Holder, as applicable, shall sell (and the applicable Controlling Option Holder shall purchase) the Washington Center Loan (if the Washington Center B Loan Holder is the party exercising such option) or the Washington Center Loan and the Washington Center B Loan (if the Washington Center C Loan Holder is the party exercising such option), as applicable (free and clear of any sub-interests therein) for the applicable Purchase Price, on a date (the "Washington Center Repurchase Date") not less than five (5) Business Days nor more than ninety (90) Business Days after the date of the latest Option Repurchase Notice, as shall be established by the applicable Master Servicer or Special Servicer and reasonably acceptable to the purchasing Option Holder. Unless the Option Holder's right to purchase the Washington Center Loan or the Washington Center Loan and the Washington Center B Loan, as applicable, has terminated upon delivery of the Option Repurchase Notice, the Option Holder shall be obligated to purchase the Washington Center Loan or the Washington Center Loan and the Washington Center B Loan, as applicable, in accordance with the terms of this Agreement and the related A/B Intercreditor Agreement. The Purchase Price shall be calculated by the applicable Master Servicer three (3) Business Days prior to the Washington Center Repurchase Date (and such calculation shall be accompanied by reasonably detailed back-up documentation explaining how such price was determined) and shall, absent manifest error, be binding upon the Option Holder. The applicable Master Servicer shall provide the Washington Center Junior Holders with notice
(A) if the mezzanine lender has indicated its intent to exercise its purchase option pursuant to the mezzanine intercreditor agreement, (B) if the mezzanine lender consummates the purchase and (C) if the mezzanine lender subsequent to indicating its intention to exercise its purchase option, fails to do so. If any Washington Center Junior Holder shall have remitted the Purchase Price pursuant to its exercise of the purchase option hereunder before the applicable Master Servicer's or such Washington Center Junior Holder's receipt of notice of the mezzanine lender's intention to exercise its purchase option, the applicable Master Servicer shall refund the Purchase Price to the Washington Center Junior Holder that remitted such funds in exercising such purchase option. If the mezzanine lender shall subsequently fail to exercise its purchase option, such circumstance shall not affect any Washington Center Junior Holder's right to exercise its purchase option hereunder and under the related A/B Intercreditor Agreement and each Washington Center Junior Holder's right to exercise the purchase option shall be reinstated (it being understood that any Washington Center Junior Holder shall, regardless of the circumstances involving the mezzanine lender's failure to exercise its purchase option, have only the time period specified in this paragraph to exercise its purchase option).

            The "Option Holder" shall mean, either the Washington Center C Loan Holder or the Washington Center B Loan Holder; provided that in the event that the Washington Center B Loan Holder delivers an Option Repurchase Notice, the Washington Center C Loan Holder may, at any time after the Washington Center C Loan Holder receives such Option Repurchase Notice, whether or not the Washington Center B Loan Holder has remitted the Purchase Price, exercise the purchase option by delivering the Option Repurchase Notice to both the applicable Master Servicer or Special Servicer and the Washington Center B Loan Holder and in such event the Washington Center B Loan Holder's purchase option shall be extinguished unless the Washington Center C Loan Holder fails to exercise its option within the time period specified in the previous paragraph in which case the Washington Center B Loan Holder's purchase option shall be reinstated.

            (b) If the Borrower defaults under the Mortgage Loan Documents, the Curing Junior Holder (as defined below) shall have the right to cure such default, within the applicable cure period given to the Borrower under the Mortgage Loan Documents, upon the terms set forth in the following paragraph. Any such cure shall be made at the sole cost and expense of the Curing Junior Holder, and any amounts advanced on behalf of the Borrower to effect any such cure shall be reimbursable to the Curing Junior Holder in accordance with the related A/B Intercreditor Agreement.

            In the event any monetary default beyond applicable notice and grace periods or non-monetary default beyond applicable notice and grace periods (of which the applicable Master Servicer or Special Servicer has knowledge) shall exist with respect to the Mortgage Loan, then, upon notice from the applicable Master Servicer or Special Servicer (a "Cure Option Notice") of the occurrence of such default beyond applicable notice and grace periods (which notice the applicable Master Servicer or Special Servicer shall promptly give to the Washington Center Junior Holders upon receipt of knowledge thereof), the Curing Junior Holder shall have the right, exercisable by the Curing Junior Holder by giving written notice of its intent to cure a default within five (5) Business Days of receipt of the Cure Option Notice, to cure such default; provided, in the event that the Curing Junior Holder has elected to cure any default, the default must be cured by the Curing Junior Holder within, in the case of a monetary default, five (5) Business Days of receipt of such Cure Option Notice and, in the case of a non-monetary default, thirty (30) days of receipt of such Cure Option Notice. In the event that the Curing Junior Holder elects to cure a default that can be cured by the payment of money (each such payment, a "Cure Payment"), the Curing Junior Holder shall make such Cure Payment as directed by the applicable Master Servicer or Special Servicer and each such Cure Payment shall include all actual costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on or incurred by (whether or not yet paid) the applicable Master Servicer or Special Servicer and the Washington Center B Loan Holder (if the Washington Center C Loan Holder is the Person exercising the Cure Option) (including, without limitation, all unreimbursed Advances (without regard to whether such Advance would be a Non-Recoverable Advance) and any interest charged thereon, Default Charges and any unpaid Servicing Fees with respect to the Mortgage Loan) during the period of time from the expiration of the grace period under the Mortgage Loan until such Cure Payment is made or such other cure is otherwise effected. The right of the Curing Junior Holder to reimbursement of any Cure Payment shall be subordinate in all respects to the rights of the applicable Master Servicer or Special Servicer and the Washington Center B Loan Holder (if the Washington Center C Loan Holder is the Person exercising the Cure Option) to distributions with respect to the Washington Center Total Loan and to all amounts distributable to it. So long as a default exists that is being cured by the Curing Junior Holder pursuant to this Section
3.29 and the cure period has not expired and the Curing Junior Holder is permitted to cure under the terms of this Section 3.29, the applicable Master Servicer or Special Servicer shall not treat such default as a default or an event of default (i) for purposes of making distributions in accordance with the post- default priorities set forth in Section 5 of the related A/B Intercreditor Agreement; (ii) for purposes of accelerating the Washington Center Loan, modifying, amending or waiving any provisions of the Washington Center Loan or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property; or (iii) for purposes of treating the Washington Center Loan as a Specially Serviced Mortgage Loan; provided that such limitations shall not prevent the applicable Master Servicer or Special Servicer or the Trustee from sending notices of the default to the Borrower or any related guarantor or making demands on the related Borrower or any related guarantor or from collecting default interest or late payment charges from the Borrower. Notwithstanding anything to the contrary contained in this Section 3.29(b), (A) the Curing Junior Holder's right to cure a monetary default or non-monetary default shall be limited to nine Cure Events over the life of the Washington Center Loan and (B) no single Cure Event may exceed three consecutive months. "Cure Event" means the Curing Junior Holder's exercise of cure rights, whether for one month or for consecutive months in the aggregate. Additional Cure Events shall only be permitted with the consent of the Special Servicer with the consent of the Controlling Class Representative.

            The applicable Master Servicer or Special Servicer shall provide the Washington Center Junior Holders with notice (A) if the mezzanine lender has indicated its intent to exercise its cure rights pursuant to the mezzanine intercreditor agreement, (B) if the mezzanine lender consummates the cure and
(C) if the mezzanine lender subsequent to indicating its intention to exercise its cure rights, fails to do so. If any Curing Junior Holder shall have remitted any Cure Payment in respect of the Washington Center Loan before the applicable Master Servicer's or such Curing Junior Holder's receipt of the mezzanine lender's intention to exercise its cure rights, the applicable Master Servicer or Special Servicer shall refund such Cure Payment to the Curing Junior Holder. If the mezzanine lender shall subsequently fail to exercise its cure rights, such circumstance shall not affect any Junior Holder's rights to exercise its cure rights hereunder and under the related A/B Intercreditor Agreement and each Junior Holder's right to exercise its cure rights shall be reinstated. If the applicable Master Servicer or Special Servicer or any Washington Center Junior Holder receives notice of the failure of the mezzanine lender or the other Washington Center Junior Holder to exercise its cure rights during the time period for which it is permitted to cure any default, the Curing Junior Holder shall have an additional 5 Business Days from the time of receipt of such notice to cure such default.

            The rights of the Curing Junior Holder to reimbursement for any payments made by the Curing Junior Holder pursuant to the preceding paragraph shall be subordinate in all respects to the rights of the applicable Master Servicer or Special Servicer, and if applicable the Washington Center B Loan Holder, to distributions with respect to the Washington Center Total Loan and to all amounts distributable to it pursuant to any fees or other compensation, indemnity payments or other amounts distributable to them pursuant to the related A/B Intercreditor Agreement.

            "Curing Junior Holder" shall mean, either the Washington Center C Loan Holder or the Washington Center B Loan Holder; provided that in the event that the Washington Center B Loan Holder delivers a Cure Option Notice, the Washington Center C Loan Holder may, at any time, exercise the Cure Option by delivering the Cure Option Notice to both the applicable Master Servicer or Special Servicer and the Washington Center B Loan Holder and in such event the Washington Center B Loan Holder's Cure Option shall be extinguished unless the Washington Center C Loan Holder fails to exercise its option within the time period specified in the second preceding paragraph in which case the Washington Center B Loan Holder's Cure Option shall be reinstated.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            Section 4.01 Distributions

            (a) On each Distribution Date prior to the date on which the Class Principal Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, to the extent of the Available Distribution Amount and, with respect to clause (xlvi) below, the Available Class 622 Distribution Amount, for such Distribution Date, the Trustee shall transfer or be deemed to transfer such amounts from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account and, with respect to clause (xlvi) below, from the 622 Third Avenue Loan REMIC, to the Lower-Tier Distribution Account and from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account, in the amounts and priorities set forth in Section 4.01(c) with respect to each Class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority from the Available Distribution Amount or the Class 622 Available Distribution Amount, as applicable:

            (i) concurrently, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-X, Class A-Y and Class A-SP Certificates, pro rata, up to the Optimal Interest Distribution Amounts for each such Class for such Distribution Date;

            (ii) to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in reduction of the Class Principal Balances thereof, an amount up to the Principal Distribution Amount for such Distribution Date, in the following order of priority:

            First, to the Class A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

            Second, to the Class A-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

            Third, to the Class A-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

            Fourth, to the Class A-4 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

            Fifth, to the Class A-5 Certificates, until the Class Principal Balance thereof has been reduced to zero.

            (iii) to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to each such Class), until all amounts of such Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

            (iv) to the Class B Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (v) to the Class B Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (vi) to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

            (vii) to the Class C Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (viii) to the Class C Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (ix) to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

            (x) to the Class D Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xi) to the Class D Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xii) to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

            (xiii) the Class E Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xiv) to the Class E Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xv) to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

            (xvi) to the Class F Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xvii) to the Class F Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xviii) to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

            (xix) to the Class G Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xx) to the Class G Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxi) to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxii) to the Class H Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxiii) to the Class H Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxiv) to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxv) to the Class J Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxvi) to the Class J Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxvii) to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxviii) to the Class K Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxix) to the Class K Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxx) to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxi) to the Class L Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxii) to the Class L Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxxiii) to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxiv) to the Class M Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxv) to the Class M Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxxvi) to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

            (xxxvii) to the Class N Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xxxviii) to the Class N Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xxxix) to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

            (xl) to the Class O Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xli) to the Class O Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xlii) to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

            (xliii) to the Class P Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

            (xliv) to the Class P Certificates, in reduction of the Class Principal Balance thereof, an amount up to the Remaining Principal Distribution Amount for such Distribution Date until such Class Principal Balance has been reduced to zero;

            (xlv) to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

            (xlvi) to the Class 622-A, Class 622-B, Class 622-C, Class 622-D, Class L622-E and Class 622-F Participation Certificates, in the following order of priority:

                  (A) to the Class 622-A Participation Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class 622-A Participation Certificates, (I) in
            reduction of the Certificate Balance thereof, an amount up to its pro rata portion (based on outstanding Certificate Balances of the Class 622 A, Class 622 B, Class 622 C, Class 622 D, Class 622 E and Class 622 F Participation Certificates) of (x) any principal prepayments allocated to the 622 Third Avenue Non-Pooled Portion for such Distribution Date; and (y) the portion of all principal due (including the Balloon Payment, if then due) on the 622 Third Avenue Loan that is allocated to the 622 Third Avenue Non-Pooled Portion; and (II) after an event of default on the 622 Third Avenue Loan, or if the 622 Third Avenue Loan becomes a Specially Serviced Mortgage Loan as a result of any event of default, all principal allocated the 622 Third Avenue Non-Pooled Portion, in any case until such Certificate Balance has been reduced to zero;

                  (C) to the Class 622-A Participation Certificates, until any prior Collateral Support Deficits relating to the 622 Third Avenue Loan previously allocated to the Class 622-A Participation Certificates, but not previously reimbursed, have been reimbursed in full;

                  (D) to the Class 622-B Participation Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                  (E) to the Class 622-B Participation Certificates, (I) in
            reduction of the Certificate Balance thereof, an amount up to its pro rata portion (based on outstanding Certificate Balances of the Class 622 A, Class 622 B, Class 622 C, Class 622 D, Class 622 E and Class 622 F Participation Certificates) of (x) any principal prepayments allocated to the 622 Third Avenue Non-Pooled Portion for such Distribution Date; and (y) the portion of all principal due (including the Balloon Payment, if then due) on the 622 Third Avenue Loan that is allocated to the 622 Third Avenue Non-Pooled Portion; and (II) after an event of default on the 622 Third Avenue Loan, or if the 622 Third Avenue Loan becomes a Specially Serviced Mortgage Loan as a result of any event of default, all principal allocated to the 622 Third Avenue Non-Pooled Portion that remains after application to the Class 622-A Participation Certificates, in any case until such Certificate Balance has been reduced to zero;

                  (F) to the Class 622-B Participation Certificates, until any prior Collateral Support Deficits relating to the 622 Third Avenue Loan previously allocated to the Class 622-B Participation Certificates, but not previously reimbursed, have been reimbursed in full;

                  (G) to the Class 622-C Participation Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class 622-C Participation Certificates, (I) in
            reduction of the Certificate Balance thereof, an amount up to its pro rata portion (based on outstanding Certificate Balances of the Class 622 A, Class 622 B, Class 622 C, Class 622 D, Class 622 E and Class 622 F Participation Certificates) of (x) any principal prepayments allocated to the 622 Third Avenue Non-Pooled Portion for such Distribution Date; and (y) the portion of all principal due (including the Balloon Payment, if then due) on the 622 Third Avenue Loan that is allocated to the 622 Third Avenue Non-Pooled Portion; and (II) after an event of default on the 622 Third Avenue Loan, or if the 622 Third Avenue Loan becomes a Specially Serviced Mortgage Loan as a result of any event of default, all principal allocated to the 622 Third Avenue Non-Pooled Portion that remains after application to the Class 622-A Participation Certificates and the Class 622-B Participation Certificates, in any case until such Certificate Balance has been reduced to zero;

                  (I) to the Class 622-C Participation Certificates, until any prior Collateral Support Deficits relating to the 622 Third Avenue Loan previously allocated to the Class 622-C Participation Certificates, but not previously reimbursed, have been reimbursed in full;

                  (J) to the Class 622-D Participation Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                  (K) to the Class 622-D Participation Certificates, (I) in
            reduction of the Certificate Balance thereof, an amount up to its pro rata portion (based on outstanding Certificate Balances of the Class 622 A, Class 622 B, Class 622 C, Class 622 D, Class 622 E and Class 622 F Participation Certificates) of (x) any principal prepayments allocated to the 622 Third Avenue Non-Pooled Portion for such Distribution Date; and (y) the portion of all principal due (including the Balloon Payment, if then due) on the 622 Third Avenue Loan that is allocated to the 622 Third Avenue Non-Pooled Portion; and (II) after an event of default on the 622 Third Avenue Loan, or if the 622 Third Avenue Loan becomes a Specially Serviced Mortgage Loan as a result of any event of default, all principal allocated to the 622 Third Avenue Non-Pooled Portion that remains after application to the Class 622-A Participation Certificates, the Class 622-B Participation Certificates and the Class 622-C Participation Certificates, in any case until such Certificate Balance has been reduced to zero;

                  (L) to the Class 622-D Participation Certificates, until any prior Collateral Support Deficits relating to the 622 Third Avenue Loan previously allocated to the Class 622-D Participation Certificates, but not previously reimbursed, have been reimbursed in full;

                  (M) to the Class 622-E Participation Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                  (N) to the Class 622-E Participation Certificates, (I) in
            reduction of the Certificate Balance thereof, an amount up to its pro rata portion (based on outstanding Certificate Balances of the Class 622 A, Class 622 B, Class 622 C, Class 622 D, Class 622 E and Class 622 F Participation Certificates) of (x) any principal prepayments allocated to the 622 Third Avenue Non-Pooled Portion for such Distribution Date; and (y) the portion of all principal due (including the Balloon Payment, if then due) on the 622 Third Avenue Loan that is allocated to the 622 Third Avenue Non-Pooled Portion; and (II) after an event of default on the 622 Third Avenue Loan, or if the 622 Third Avenue Loan becomes a Specially Serviced Mortgage Loan as a result of any event of default, all principal allocated to the 622 Third Avenue Non-Pooled Portion that remains after application to the Class 622-A Participation Certificates, the Class 622-B Participation Certificates, the Class 622-C Participation Certificates and the Class 622-D Participation Certificates, in any case until such Certificate Balance has been reduced to zero;

                  (O) to the Class 622-E Participation Certificates, until any prior Collateral Support Deficits relating to the 622 Third Avenue Loan previously allocated to the Class 622-E Participation Certificates, but not previously reimbursed, have been reimbursed in full;

                  (P) to the Class 622-F Participation Certificates, in respect of interest, up to the Optimal Interest Distribution Amount for such Class for such Distribution Date;

                  (Q) to the Class 622-F Participation Certificates, (I) in
            reduction of the Certificate Balance thereof, an amount up to its pro rata portion (based on outstanding Certificate Balances of the Class 622 A, Class 622 B, Class 622 C, Class 622 D, Class 622 E and Class 622 F Participation Certificates) of (x) any principal prepayments allocated to the 622 Third Avenue Non-Pooled Portion for such Distribution Date; and (y) the portion of all principal due (including the Balloon Payment, if then due) on the 622 Third Avenue Loan that is allocated to the 622 Third Avenue Non-Pooled Portion; and (II) after an event of default on the 622 Third Avenue Loan, or if the 622 Third Avenue Loan becomes a Specially Serviced Mortgage Loan as a result of any event of default, all principal allocated the 622 Third Avenue Non-Pooled Portion that remains after application to the Class 622-A Participation Certificates, the Class 622-B Participation Certificates, the Class 622-C Participation Certificates, the Class 622-D Participation Certificates and the Class 622-E Participation Certificates, in any case until such Certificate Balance has been reduced to zero; and

                  (R) to the Class 622-F Participation Certificates, until any prior Collateral Support Deficits relating to the 622 Third Avenue Loan previously allocated to the Class 622-F Participation Certificates, but not previously reimbursed, have been reimbursed in full. and

            (xlvii) to the Class R Certificates, the amount, if any, remaining in the Upper-Tier Distribution Account after all other distributions pursuant to this Section 4.01(a) and Section 4.01(d).

            (b) Notwithstanding the foregoing, on each Distribution Date occurring on or after the date on which the Class Principal Balance of the last outstanding Class of Subordinate Certificates has been reduced to zero, the Trustee shall apply amounts on deposit in the Upper-Tier Distribution Account in the following order of priority: (i) concurrently, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-X, Class A-Y and Class A-SP Certificates, pro rata, in respect of the Optimal Interest Amount allocable to each such Class; (ii) to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata in reduction of the Class Principal Balances thereof, until the Class Principal Balance of each such Class has been reduced to zero; and (iii) to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata (based on the aggregate unreimbursed Collateral Support Deficit previously allocated to such Class) until all amounts of such Collateral Support Deficit previously allocated to such Classes but not previously reimbursed have been reimbursed in full.

            (c) On each Distribution Date, each Uncertificated Lower-Tier Interest (other than the Class LA-1-1, Class LA-1-2. Class LA-1-3, Class LA-2-1, Class LA-2-2, Class LA-2-3, Class LA-3-1, Class LA-3-2, Class LA-4-1, Class LA-4-2, Class LA-5-1, Class LA-5-2, Class LD-1, Class LD-2, Class LE-1, Class LE-2, Class LF-1 or Class LF-2 Uncertificated Interests) shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit distributable to such Uncertificated Lower-Tier Interest's respective Class of Related Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class A-1 Certificates is greater than $112,554,000, the Class LA-1-1 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-1 Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class A-1 Certificates is $112,554,000 or less, but greater than $32,672,000, the Class LA-1-2 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-1 Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class A-1 Certificates is $32,672,000 or less, but greater than $-zero, the Class LA-1-3 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-1 Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class A-2 Certificates is greater than $162,697,000, the Class LA-2-1 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-2 Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class A-2 Certificates is $162,697,000 or less, but greater than $83,152,000, the Class LA-2-2 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-2 Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class A-2 Certificates is $83,152,000 or less, but greater than zero, the Class LA-2-3 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-2 Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class A-3 Certificates is greater than $43,476,000, the Class LA-3-1 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-3 Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class A-3 Certificates is $43,476,000 or less, but greater than zero, the Class LA-3-2 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-3 Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class A-4 Certificates is greater than $32,800,000, the Class LA-4-1 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-4 Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class A-4 Certificates is $32,800,000 or less, but greater than zero, the Class LA-4-2 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-4 Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class A-5 Certificates is greater than $728,780,000, the Class LA-5-1 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-5 Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class A-5 Certificates is $728,780,000 or less, but greater than zero, the Class LA-5-2 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class A-5 Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class D Certificates is greater than $33,910,000, the Class LD-1 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class D Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class D Certificates is $33,910,000 or less, but greater than zero, the Class LD-2 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class D Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class E Certificates is greater than $13,416,000, the Class LE-1 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class E Certificates as provided in Sections 4.01(a) and
(b). On each Distribution Date, for so long as the Class Principal Balance of the Class E Certificates is $13,416,000 or less, but greater than zero, the Class LE-2 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class E Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class F Certificates is greater than $17,166,000, the Class LF-1 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class F Certificates as provided in Sections 4.01(a) and (b). On each Distribution Date, for so long as the Class Principal Balance of the Class Certificates is $17,166,000 or less, but greater than zero, the Class LF-2 Uncertificated Interest shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of principal in an amount equal to the amount of principal distributable to the Class F Certificates as provided in Sections 4.01(a) and (b).

            On each Distribution Date, the Class LA-1-1, Class LA-1-2 and Class LA-1-3 Uncertificated Interests; the Class LA-2-1, Class LA-2-2 and Class LA-2-3 Uncertificated Interests; the Class LA-3-1 and Class LA-3-2 Uncertificated Interests; the Class LA-4-1 and Class LA-4-2 Uncertificated Interests; and the Class LA-5-1 and Class LA-5-2 Uncertificated Interests shall be deemed to receive distributions from the Lower-Tier Distribution Account in respect of reimbursement of Collateral Support Deficit distributable to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, respectively, as provided in Sections 4.01(a) and (b), in each case on a pro rata basis (based on the aggregate Collateral Support Deficit previously allocated to such Uncertificated Lower-Tier Interests).

            During each Interest Accrual Period, each Uncertificated Lower-Tier Interest (other than the Class LY, Class L622-A, Class L622-B, Class L622-C, Class L622-D, Class L622-E and Class L622-F Uncertificated Interests) shall accrue interest in an amount equal to the product of the Lower-Tier Principal Amount of each such Uncertificated Lower-Tier Interest and the Weighted Average Net Mortgage Rate, and the Class L622-A, Class L622-B, Class L622-C, Class L622-D, Class L622-E and Class L622-F Uncertificated Interests shall accrue interest at the Pass-Through Rate of their Related Certificates. On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the sum of
(i) the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's Related Certificates (provided that the interest distributed in respect of the Class A-1 Certificates shall be allocated to the Class LA-1-1, Class LA-1-2 and Class LA-1-3 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class A-2 Certificates shall be allocated to the Class LA-2-1, Class LA-2-2 and Class LA-2-3 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class A-3 Certificates shall be allocated to the Class LA-3-1 and Class LA-3-2 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class A-4 Certificates shall be allocated to the Class LA-4-1 and Class LA-4-2 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class A-5 Certificates shall be allocated to the Class LA-5-1 and Class LA-5-2 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class D Certificates shall be allocated to the Class LD-1 and Class LD-2 Uncertificated Interests, pro rata based on interest accrued; the interest distributed in respect of the Class E Certificates shall be allocated to the Class LE-1 and Class LE-2 Uncertificated Interests, pro rata based on interest accrued; and the interest distributed in respect of the Class F Certificates shall be allocated to the Class LF-1 and Class LF-2 Uncertificated Interests, pro rata based on interest accrued; and (ii) (other than with respect to the Class LY, Class L622-A, Class L622-B, Class L622-C, Class L622-D, Class L622-E and Class L622-F Uncertificated Interests) the amount of interest that will actually be distributed in respect of such Uncertificated Lower-Tier Interest's corresponding Related Component or Components. In all events, the amount accrued in respect of each Uncertificated Lower-Tier Interest less the amount actually distributed in respect of such Uncertificated Lower-Tier Interest shall equal the sum of (i) the Interest Shortfall Amount allocated to such Uncertificated Lower-Tier Interest's Related Certificate and allocated pro rata to the Class LA-1-1, Class LA-1-2 and Class LA-1-3 Uncertificated Interests, in the case of the Class A-1 Certificates; to the Class LA-2-1, Class LA-2-2 and Class LA-2-3 Uncertificated Interests, in the case of the Class A-2 Certificates; to the Class LA-3-1 and Class LA-3-2 Uncertificated Interests, in the case of the Class A-3 Certificates; to the Class LA-4-1 and Class LA-4-2 Uncertificated Interests, in the case of the Class A-4 Certificates; to the Class LA-5-1 and Class LA-5-2 Uncertificated Interests, in the case of the Class A-5 Certificates; to the Class LD-1 and Class LD-2 Uncertificated Interests, in the case of the Class D Certificates; to the Class LE-1 and Class LE-2 Uncertificated Interests, in the case of the Class E Certificates; and to the Class LF-1 and Class LF-2 Uncertificated Interests, in the case of the Class F Certificates based on their respective Interest Shortfall Amounts and (ii) the Interest Shortfall Amount allocated to the related Class A-X Component or Class A-SP Component and attributable to such Uncertificated Lower-Tier Interest. The Class LY Uncertificated Interest shall accrue interest and, on each Distribution Date, shall be deemed to receive distributions of interest in an amount equal to the interest accrued and the interest actually distributed in respect of the Class A-Y Certificates (including any Interest Shortfall Amount with respect thereto). Any amounts remaining in the Lower-Tier Distribution Account after payment to the Uncertificated Lower-Tier Interests pursuant to this Section 4.01(c) and
Section 4.01(d) and payment of expenses of the Trust Fund shall be distributed to the Class LR Certificates in respect of the residual interest in the Lower-Tier REMIC.

            Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal, interest and reduction of Collateral Support Deficit with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount" and shall be deemed to be deposited by the Trustee in the Upper-Tier Distribution Account.

            As of any date, payments of principal in respect of the Mortgage Loans and the Collateral Support Deficit shall be allocated to the Uncertificated Lower-Tier Interests such that the sum of the principal balance after application of any Collateral Support Deficit of each Uncertificated Lower-Tier Interest and the cumulative amount of Collateral Support Deficit allocated to such Class of Uncertificated Lower-Tier Interests equals the sum of the Class Principal Balance of the Related Certificates after the application of any Collateral Support Deficit with respect thereto and the cumulative amount of Collateral Support Deficit allocated to such Class of Related Certificates; provided that

            (i) the Lower-Tier Principal Amount of the Class LA-1-1 Uncertificated Interest shall be the lesser of $127,000,000 and the excess of the Class Principal Balance of the Class A-1 Certificates over $112,554,000, the Lower-Tier Principal Amount of the Class LA-1-2 Uncertificated Interest shall be the lesser of $112,554,000 and the excess of the Class Principal Balance of the Class A-1 Certificates over $32,672,000, the Lower-Tier Principal Amount of the Class LA-1-3 Uncertificated Interest shall be the lesser of $32,672,000 and the Class Principal Balance of the Class A-1 Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class A-1 Certificates, first, to the Class LA-1-1 Uncertificated Interest, then the Class LA-1-2 Uncertificated Interest and then the Class LA-1-3 Uncertificated Interest;

            (ii) the Lower-Tier Principal Amount of the Class LA-2-1 Uncertificated Interest shall be the lesser of $214,000,000 and the excess of the Class Principal Balance of the Class A-2 Certificates over $162,697,000, the Lower-Tier Principal Amount of the Class LA-2-2 Uncertificated Interest shall be the lesser of $162,697,000 and the excess of the Class Principal Balance of the Class A-2 Certificates over $83,152,000 and the Lower-Tier Principal Amount of the Class LA-2-3 Uncertificated Interest shall be the lesser of $83,152,000 and the Class Principal Balance of the Class A-2 Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class A-2 Certificates, first, to the Class LA-2-1 Uncertificated Interest, then the Class LA-2-2 Uncertificated Interest and then the Class LA-2-3 Uncertificated Interest;

            (iii) the Lower-Tier Principal Amount of the Class LA-3-1 Uncertificated Interest shall be the lesser of $212,000,000 and the excess of the Class Principal Balance of the Class A-3 Certificates over $43,476,000, and the Lower-Tier Principal Amount of the Class LA-3-2 Uncertificated Interest shall be the lesser of $43,476,000 and the Class Principal Balance of the Class A-3 Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class A-3 Certificates, first, to the Class LA-3-1 Uncertificated Interest and then the Class LA-3-2 Uncertificated Interest;

            (iv) the Lower-Tier Principal Amount of the Class LA-4-1 Uncertificated Interest shall be the lesser of $55,000,000 and the excess of the Class Principal Balance of the Class A-4 Certificates over $32,800,000, and the Lower-Tier Principal Amount of the Class LA-4-2 Uncertificated Interest shall be the lesser of $32,800,000 and the Class Principal Balance of the Class A-4 Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class A-4 Certificates, first, to the Class LA-4-1 Uncertificated Interest and then the Class LA-4-2 Uncertificated Interest;

            (v) the Lower-Tier Principal Amount of the Class LA-5-1 Uncertificated Interest shall be the lesser of $862,414,000 and the excess of the Class Principal Balance of the Class A-5 Certificates over $728,780,000, and the Lower-Tier Principal Amount of the Class LA-5-2 Uncertificated Interest shall be the lesser of $728,780,000 and the Class Principal Balance of the Class A-5 Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class A-5 Certificates, first, to the Class LA-5-1 Uncertificated Interest and then the Class LA-5-2 Uncertificated Interest;

            (vi) the Lower-Tier Principal Amount of the Class LD-1 Uncertificated Interest shall be the lesser of $38,808,000 and the excess of the Class Principal Balance of the Class D Certificates over $33,910,000, and the Lower-Tier Principal Amount of the Class LD-2 Uncertificated Interest shall be the lesser of $33,910,000 and the Class Principal Balance of the Class D Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class D Certificates, first, to the Class LD-1 Uncertificated Interest and then the Class LD-2 Uncertificated Interest;

            (vii) the Lower-Tier Principal Amount of the Class LE-1 Uncertificated Interest shall be the lesser of $19,405,000 and the excess of the Class Principal Balance of the Class E Certificates over $13,416,000, and the Lower-Tier Principal Amount of the Class LE-2 Uncertificated Interest shall be the lesser of $13,416,000 and the Class Principal Balance of the Class E Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class E Certificates, first, to the Class LE-1 Uncertificated Interest and then the Class LE-2 Uncertificated Interest; and

            (viii) the Lower-Tier Principal Amount of the Class LF-1 Uncertificated Interest shall be the lesser of $19,404,000 and the excess of the Class Principal Balance of the Class F Certificates over $17,166,000, and the Lower-Tier Principal Amount of the Class LF-2 Uncertificated Interest shall be the lesser of $17,166,000 and the Class Principal Balance of the Class F Certificates, in each case reduced by any Collateral Support Deficit allocated to the Class F Certificates, first, to the Class LF-1 Uncertificated Interest and then the Class LF-2 Uncertificated Interest. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The interest rate with respect to each Uncertificated Lower-Tier Interest (other than the Class LY Uncertificated Interest and the Class L622 Uncertificated Interests) will be the Weighted Average Net Mortgage Rate, with respect to the Class LY Uncertificated Interest will be the Class A-Y Pass-Through Rate and, with respect to each of the Class L622 Uncertificated Interests will be the Pass-Through Rate of their Related Certificates.

            Interest Shortfall Amounts allocated to the Class A-X and Class A-SP Certificates shall be attributed to the Uncertificated Lower-Tier Interests to the extent of their Related Components, pro rata, based on interest accrued on such Components. Interest Shortfall Amounts allocated to the Class A-Y Certificates shall be attributed to the Class LY Uncertificated Interest. Any amounts so allocated shall have the same seniority as interest payments due on the Class A-X, Class A-Y and Class A-SP Certificates. Prepayment Interest Shortfalls shall be allocated to each Class of Uncertificated Lower-Tier Interests pro rata on the basis of their respective interest entitlements; provided, that Prepayment Interest Shortfalls with respect to the 622 Third Avenue Loan shall first be allocated to the Class L622 Uncertificated Interests in reverse alphabetical order.

            (d) On each Master Servicer Remittance Date, the Master Servicers shall remit to the Trustee all Prepayment Premiums and Yield Maintenance Charges (other than with respect to Prepayment Premiums and Yield Maintenance Charges allocated to the 622 Third Avenue Loan) for deposit in the Lower-Tier Distribution Account for distribution to the Uncertificated Lower-Tier Interests, and shall remit to the Trustee all Prepayment Premiums and Yield Maintenance Charges with respect to the 622 Third Avenue Loan for deposit in the 622 Third Avenue Loan REMIC Distribution Account for distribution to the 622 Third Avenue Loan REMIC Regular Interests. On each Distribution Date, the Trustee shall be deemed to withdraw from the 622 Third Avenue Loan REMIC Distribution Account an amount equal to the Prepayment Premiums and Yield Maintenance Charges actually collected on the 622 Third Avenue Loan or related REO Mortgage Loan and shall be deemed to distribute such amounts to the 622 Third Avenue Loan REMIC Regular Interests in the manner specified in Section 3.28(a)(ix) hereof for deposit in the Lower-Tier Distribution Account. On each Distribution Date, the Trustee shall be deemed to withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Prepayment Premiums and Yield Maintenance Charges actually collected on the Loans or any REO Mortgage Loans during the related Due Period (other than any Yield Maintenance Charges and Prepayment Premiums that are allocated to the 622 Third Avenue Non-Pooled Portion pursuant to Section 3.28(a)(ix) hereof) and shall be deemed to distribute such amount to the Uncertificated Lower-Tier Interests (other than the Class L622 Uncertificated Interests), pro rata in proportion to their outstanding Lower-Tier Principal Amounts. Yield Maintenance Charges and Prepayment Premiums that are allocated to the 622 Third Avenue Non-Pooled Portion pursuant to Section 3.28(a)(ix) hereof shall be allocated to the Class L622 Uncertificated Interests pro rata in proportion to their outstanding principal balances.

            On each Distribution Date, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Prepayment Premiums and Yield Maintenance Charges (other than any Yield Maintenance Charges and Prepayment Premiums that are allocated to the 622 Third Avenue Non-Pooled Portion pursuant to Section 3.28(a)(ix) hereof) actually collected on Loans or REO Mortgage Loans during the related Due Period and remitted in respect of the Uncertificated Lower-Tier Interests pursuant to this Section 4.01(d), and shall distribute such amounts as follows:

            (i) Prepayment Premiums shall be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) 25% and (c) the total amount of Prepayment Premiums (other than any Prepayment Premiums that are allocated to the 622 Third Avenue Non-Pooled Portion pursuant to
      Section 3.28(a)(ix) hereof) collected during the related Due Period. If the Prepayment Premium relates to a Co-op Mortgage Loan, the Holders of the Class A-Y Certificates shall be entitled to 70% of the portion of the subject Prepayment Premium that remains after the distribution contemplated in the immediately preceding sentence. Any Prepayment Premiums collected during the related Due Period and remaining after the distributions contemplated in the prior two sentences shall be distributed to the Holders of the Class A-X Certificates; and

            (ii) Yield Maintenance Charges shall be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges (other than any Yield Maintenance Charges that are allocated to the 622 Third Avenue Non-Pooled Portion pursuant to Section 3.28(a)(ix) hereof) collected on such Principal Prepayment during the related Due Period. If the Yield Maintenance Charge relates to a Co-op Mortgage Loan, the Holders of the Class A-Y Certificates shall be entitled to 60% of the portion of the subject Yield Maintenance Charge that remains after the distribution contemplated in the immediately preceding sentence. Any Yield Maintenance Charges collected during the related Due Period remaining after the distributions contemplated in the prior two sentences shall be distributed to the Holders of the Class A-X Certificates.

            Following the reduction of the Class Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, the Trustee shall distribute to the Class A-Y Certificates the requisite percentage of such Prepayment Premiums and Yield Maintenance Charges actually received and remitted in respect of Uncertificated Lower-Tier Interests as set forth in Section 4.01(d)(i) and (ii) during the related Due Period with respect to the Co-op Mortgage Loans. All remaining Prepayment Premiums and Yield Maintenance Charges that relate to Co-op Mortgage Loans and all Yield Maintenance Charges and Prepayment Premiums that relate to Mortgage Loans other than Co-op Mortgage Loans actually received during the related Due Period with respect to the Mortgage Loans and remitted in respect of Uncertificated Lower-Tier Interests pursuant to this Section 4.01(d) (other than Prepayment Premiums and Yield Maintenance Charges that are allocated to the 622 Third Avenue Non-Pooled Portion pursuant to Section 3.28(a)(ix) hereof) shall be distributed to the Class A-X Certificates.

            For purposes of determining the portion of any Yield Maintenance Charge that is distributable to the Holders of any Class of Yield Maintenance Certificates on any Distribution Date, the relevant "Discount Rate" shall be the same discount rate (exclusive of any applicable spread) used to calculate such Yield Maintenance Charge, with such discount rate (exclusive of any applicable spread) converted to a monthly equivalent rate (regardless of whether any similar conversion occurred at the loan level). The relevant Discount Rate shall be provided promptly by the applicable Master Servicer to the Trustee.

            (e) On any applicable Distribution Date, (i) the Trustee shall withdraw from the Post-ARD Additional Interest Distribution Account any Post-ARD Additional Interest collected in respect of the Mortgage Loans for such Distribution Date and shall distribute such amount to the Class V Certificates; and (ii) with respect to amounts on deposit in the Excess Liquidation Proceeds Reserve Account, the Trustee shall distribute such amount to the Certificateholders, in sequential order, after first being deemed to distribute such amount from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Related Uncertificated Lower-Tier Interest, as reimbursement for previously allocated Collateral Support Deficits and shall distribute all amounts remaining in the Excess Liquidation Proceeds Reserve Account thereafter to the holders of the Class LR Certificates.

            (f) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(h), 4.01(i) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of record of the respective Class at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) shall be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

            Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Master Servicers, the Special Servicers, the Underwriters or the Initial Purchaser shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than two Business Days following the related Determination Date, post a notice on the Website to the effect that no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Definitive Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Definitive Certificates as to which notice has been given pursuant to Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Definitive Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Definitive Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Definitive Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Definitive Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Definitive Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Definitive Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(h).

            (h) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided, however, that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(i) as if such Holder had failed to surrender its Certificates.

            (i) Shortfalls in the Available Distribution Amount resulting from unanticipated Trust Fund indemnification expenses incurred pursuant to Section
6.03 and Section 8.05 shall be allocated to the most subordinate Class of Certificates (other than the Class 622 Participation Certificates; provided, that if such shortfalls occur with respect to the 622 Third Avenue Loan, such shortfalls shall be allocated to the Class 622 Participation Certificates in reverse sequential order and then to the next most subordinate Class of Certificates then outstanding) then outstanding, until the Class Principal Balance thereof is reduced to zero, and then shall be allocated to the next most subordinate Class of Certificate then outstanding. Such shortfalls shall be allocated to the Uncertificated Lower-Tier Interests and to the 622 Third Avenue Loan REMIC Regular Interests in the same manner as Collateral Support Deficits.

            (j) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts previously distributed on the Certificates in accordance with this Agreement.

            (k) All payments made on the 622 Third Avenue Loan REMIC or subsequently acquired REO Property shall be deemed to be paid to the Lower-Tier REMIC before payments are made to the holders of the Uncertificated Lower-Tier Interests pursuant to Sections 4.01(c) or 4.01(d), and shall be treated as principal, interest, Prepayment Premium or Yield Maintenance Charges, as the case may be, based on these characterizations with respect to the 622 Third Avenue Loan (or related REO Property), except where expressly noted and, in addition, any payment of principal on or reduction in the 622 Third Avenue Loan REMIC balance shall reduce the principal balances of the 622 Third Avenue Loan REMIC Regular Interests; provided, that payments of principal in reduction of the Stated Principal Balance of the 622 Third Avenue Loan shall be applied to reduce the Stated Principal Balances of the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion as specified in Section 3.28. Any payments on or with respect to the 622 Third Avenue Loan in excess of the principal, interest, Prepayment Premium or Yield Maintenance Charges distributable on the 622 Third Avenue Loan REMIC Regular Interests shall be distributable to the Class LR Certificates in respect of the 622 Third Avenue Loan REMIC Residual Interest. The interest rate of the 622 Third Avenue Loan REMIC Regular Interest A and 622 Third Avenue Loan REMIC Regular Interest B shall be the Net Mortgage Pass-Through Rate of the 622 Third Avenue Pooled Portion and the 622 Third Avenue Non-Pooled Portion, respectively. Servicing Fees, Primary Servicing Fees, the Trustee Fees and all other servicing compensation with respect to the 622 Third Avenue Loan shall be deemed to be paid by the 622 Third Avenue Loan REMIC.

            Section 4.02 Statements to Certificateholders; Certain Other Reports

            (a) Based solely on information provided to the Trustee by the Master Servicers pursuant to Sections 3.12, 4.02(b) and 4.02(c), the Trustee shall prepare (or cause to be prepared) and, on each Distribution Date, provide or make available electronically (or, upon request, by first class mail) to each Privileged Person a statement substantially in the form of, and containing the information set forth in, Exhibit E-1 hereto (the "Trustee Report"), detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and the Mortgaged Properties; provided that the Trustee need not deliver to any Privileged Person any Trustee Report that has been made available to such Person via the Trustee's internet website as provided below; and provided, further, that the Trustee has no affirmative obligation to discover the identities of Certificate Owners and need only react to Persons claiming to be Certificate Owners in accordance with Section 5.06; and provided, further, that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of the Trustee Report shall be deemed to have agreed to keep confidential the information therein until such Trustee Report is filed with the Commission.

            On each Distribution Date, the Trustee shall provide or make available electronically (or, upon request, by first class mail) to each Privileged Person each file and report comprising the CMSA Investor Reporting Package and any other report at the direction of the Depositor, to the extent received by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); provided that during any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential the information in any such file or report until such particular file or report is filed with the Commission.

            The Trustee shall have no obligation to provide the information or reports described in this Section 4.02(a) until it has received the requisite information or reports from the Master Servicers provided for herein, and the Trustee shall not be in default hereunder due to a delay in providing the Certificateholder Reports caused by a Master Servicer's or Special Servicer's failure to timely deliver any information or reports hereunder. None of the Master Servicers, the Special Servicers or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower, each other or a third party, and accepted by it in good faith, that is included in any reports, statements, materials or information prepared or provided by either Master Servicer, either Special Servicer or the Trustee, as applicable. None of the Trustee, the Master Servicers or the Special Servicers shall have any obligation to verify the accuracy or completeness of any information provided by a Borrower, a third party or each other.

            The Trustee shall make available each month, to the general public, the related Trustee Report via its internet website initially located at "www.ctslink.com/cmbs". In addition, the Trustee shall make available each month, via its internet website on a restricted basis solely to Privileged Persons, (i) the Unrestricted Servicer Reports, (ii) the CMSA Bond Level File and the CMSA Collateral Summary File, (iii) any other report at the direction of the Depositor and (iv) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), the Prospectus and this Agreement. Upon notification by the Depositor that CSFB LLC has sold the Non-Registered Certificates to unaffiliated third parties, the Trustee shall remove the restriction provided for in the preceding sentence and shall make such reports and documents available to the general public. The Trustee shall also make available each month, on a restricted basis to any Privileged Person via its internet website, (i) the Restricted Servicer Reports, and (ii) any other report at the direction of the Depositor. During any period that reports are required to be filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Exchange Act, each recipient of such files and reports shall be deemed to have agreed to keep confidential any such information that has not been filed with the Commission.

            The Trustee makes no representations or warranties as to the accuracy or completeness or any report, document or other information made available on its internet website and assumes no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

            In connection with providing access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee's CMBS customer service desk at (301) 815-6600 or such other number as the Trustee may hereinafter specify.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            Notwithstanding the foregoing, the failure of a Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(a) or Section 4.02(b) shall not constitute a breach of this Section 4.02(a) or Section 4.02(b) to the extent such Master Servicer or such Special Servicer, as the case may be, so fails because such disclosure, in the reasonable belief of such Master Servicer or such Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan Document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. A Master Servicer or a Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 2 of Exhibit E-1 hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns, including the amount of original issue discount accrued on the Certificates, if applicable. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such Certificateholder may reasonably request and, as has been furnished to, or may otherwise be in the possession of, the Trustee. Each Master Servicer and each Special Servicer shall promptly provide to the Depositor and the Trustee such information regarding the Mortgage Loans for which it acts as Master Servicer or Special Servicer and the related Mortgaged Properties as such party may reasonably request and that has been furnished to, or may otherwise be in the possession of, such Master Servicer or such Special Servicer, as the case may be.

            Section 4.03 P&I Advances

            (a) On or before 1:00 p.m., New York City time, on each P&I Advance Date, each Master Servicer shall, subject to Section 4.03(c), either (i) remit from its own funds to the Trustee for deposit into the Lower-Tier Distribution Account or the 622 Third Avenue Loan REMIC Distribution Account, as applicable, an amount equal to the aggregate amount of P&I Advances, if any, to be made by such Master Servicer in respect of the related Distribution Date, (ii) apply amounts held in its Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made by such Master Servicer. Any amounts held in a Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the applicable Master Servicer's records and replaced by the applicable Master Servicer by deposit in such Collection Account prior to the next succeeding Master Servicer Remittance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:30 p.m., New York City time, on any P&I Advance Date, a Master Servicer shall not have made any P&I Advance required to be made by it on such date pursuant to this
Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and other documentation related to a determination of nonrecoverability of a P&I Advance pursuant to Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted by such Master Servicer on such date, then the Trustee shall provide notice of such failure to such Master Servicer by facsimile transmission as soon as possible, but in any event before 4:30 p.m., New York City time, on such P&I Advance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances by 6:00 p.m., New York City time, on such P&I Advance Date, then the Trustee (or any Fiscal Agent on its behalf) shall (not later than 12:00 noon, New York City time, on the related Distribution Date) make the portion of such P&I Advances that was required to be, but was not, made or remitted, as the case may be, by such Master Servicer with respect to the related Distribution Date, provided that no Master Servicer, Special Servicer, the Trustee or any Fiscal Agent shall be required to make any P&I Advance with respect to any B Loan.

            (b) The aggregate amount of P&I Advances to be made by each Master Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including Balloon Mortgage Loans delinquent as to their respective Balloon Payments) as to which such Master Servicer is the applicable Master Servicer and any successor REO Mortgage Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected by or on behalf of the Trust as of the close of business on the related Determination Date; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then the interest portion of any P&I Advance required to be made in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made in respect of such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, and the denominator of which shall equal the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by a Master Servicer (or, if applicable, the Trustee or any Fiscal Agent) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be made by such Person in its reasonable judgment and shall be evidenced by an Officer's Certificate delivered to the Depositor, to the applicable Special Servicer, to the Controlling Class Representative and, if made by such Master Servicer, to the Trustee (on or before the related P&I Advance Date in the case of a proposed P&I Advance), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination by a Qualified Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any nonrecoverability determination made by a Master Servicer with respect to a particular P&I Advance. The applicable Special Servicer shall promptly furnish any party required to make P&I Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make P&I Advances may reasonably request.

            (d) Each Master Servicer, the Trustee and any Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (with its own funds), for so long as such P&I Advance is outstanding (or, if such P&I Advance was made prior to the end of any grace period applicable to the subject delinquent Monthly Payment, for so long as such P&I Advance is outstanding following the end of such grace period). Such interest with respect to any P&I Advance shall be payable: (i) first, in accordance with Sections 3.05 and 3.26, out of any Default Charges subsequently collected on the particular Mortgage Loan or REO Mortgage Loan as to which such P&I Advance relates; and (ii) then, after such P&I Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. Each Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, as applicable, for any outstanding P&I Advance made thereby with respect to any Mortgage Loan or REO Mortgage Loan as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by or on behalf of the Trust as of the related P&I Advance Date. No Master Servicer shall be entitled to Advance Interest on any particular P&I Advance made thereby to the extent a payment is received but is being held by or on behalf of such Master Servicer in suspense.

            Section 4.04 Allocation of Collateral Support Deficit

            (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01, the Trustee shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans (excluding the 622 Third Avenue Non-Pooled Portion) and any REO Mortgage Loans (excluding the 622 Third Avenue Non-Pooled Portion) expected to be outstanding immediately following such Distribution Date is less than (ii) the then aggregate Class Principal Balance of the Principal Balance Certificates (other than the Class 622 Third Avenue Participation Certificates) after giving effect to distributions of principal on such Distribution Date (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Principal Balance Certificates (other than the Class 622 Third Avenue Participation Certificates) shall be made by reducing the Class Principal Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Principal Balance Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Class Principal Balance of the Class of Certificates in respect of which any such reimbursement is made.

            (b) On each Distribution Date, the Class Principal Balances of the Principal Balance Certificates (other than the Class 622 Third Avenue Participation Certificates) will be reduced without distribution to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date. Such reductions shall be allocated among the respective Certificates as follows: first, to the Class P Certificates; second, to the Class O Certificates; third, to the Class N Certificates; fourth, to the Class M Certificates; fifth, to the Class L Certificates; sixth, to the Class K Certificates, seventh, to the Class J Certificates, eighth, to the Class H Certificates, ninth, to the Class G Certificates, tenth, to the Class F Certificates, eleventh, to the Class E Certificates, twelfth, to the Class D Certificates, thirteenth, to the Class C Certificates, and fourteenth, to the Class B Certificates, in each case, until the remaining Class Principal Balance of each such Class of Certificates has been reduced to zero. Following the reduction of the Class Principal Balances of all such Classes to zero, any remaining Collateral Support Deficit shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-4, and Class A-5 Certificates, pro rata (based upon the Class Principal Balance of each such Class), until the remaining Class Principal Balances of such Classes have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

            (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amounts of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off (in the case of the Class LA-1-1, Class LA-1-2 and Class LA-1-3 Uncertificated Interests, to each such Uncertificated Lower-Tier Interest, in that order; in the case of the Class LA-2-1, Class LA-2-2 and Class LA-2-3 Uncertificated Interests, to each such Uncertificated Lower-Tier Interest, in that order; in the case of the Class LA-3-1 and Class LA-3-2 Uncertificated Interests, to each such Uncertificated Lower-Tier Interest, in that order; in the case of the Class LA-4-1 and Class LA-4-2 Uncertificated Interests, to each such Uncertificated Lower-Tier Interest, in that order; in the case of the Class LA-5-1 and Class LA-5-2 Uncertificated Interests, to each such Uncertificated Lower-Tier Interest, in that order; in the case of the Class LD-1 and Class LD-2 Uncertificated Interests, to each such Uncertificated Lower-Tier Interest, in that order; in the case of the Class LE-1 and Class LE-2 Uncertificated Interests, to each such Uncertificated Lower-Tier Interest, in that order; and in the case of the Class LF-1 and Class LF-2 Uncertificated Interests, to each such Uncertificated Lower-Tier Interest, in that order).

            (d) On each Distribution Date, immediately following the distribution to be made on such date pursuant to Section 4.01, the Trustee shall calculate the amount, if any, by which (i) the Stated Principal Balance of the 622 Third Avenue Loan (or any related REO Mortgage Loan) expected to be outstanding immediately following such Distribution Date is less than (ii) the sum of the Stated Principal Balance of the 622 Third Avenue Pooled Portion and the Certificate Balance of the Class 622 Participation Certificates, respectively, after giving effect to distributions of principal on such Distribution Date (any such deficit, the "622 Third Avenue Collateral Support Deficit"). Following each Servicer Remittance Date, the 622 Third Avenue Collateral Support Deficit will be allocated as follows: first, to the Class 622-F Participation Certificates, until the remaining Certificate Balance of such Class has been reduced to zero; second, to the Class 622-E Participation Certificates, until the remaining Certificate Balance of such Class has been reduced to zero; third, to the Class 622-D Participation Certificates, until the remaining Certificate Balance of such Class has been reduced to zero, fourth, to the Class 622-C Participation Certificates, until the remaining Certificate Balance of such Class has been reduced to zero; fifth, to the Class 622-B Participation Certificates, until the remaining Certificate Balance of such Class has been reduced to zero; sixth, to the Class 622-A Participation Certificates, until the remaining Certificate Balance of such Class has been reduced to zero; and then, to the 622 Third Avenue Pooled Portion, until the Stated Principal Balance thereof has been reduced to zero. Any allocation of 622 Third Avenue Collateral Support Deficits to any class of the Class 622 Participation Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any allocation of 622 Third Avenue Collateral Support Deficit to the 622 Third Avenue Pooled Portion shall be made by reducing the Stated Principal Balance thereof by the amount so allocated. Any 622 Third Avenue Collateral Support Deficit allocated to Class 622 Participation Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. Any 622 Third Avenue Collateral Support Deficit allocated to the Class 622 Participation Certificates with respect to a Distribution Date shall reduce the Lower-Tier Principal Amount of the Class L622 Uncertificated Interests, in reverse sequential order, as a write off, as applicable. The allocation of 622 Third Avenue Collateral Support Deficits shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund with respect to the 622 Third Avenue Loan. Any 622 Third Avenue Collateral Support Deficit allocated to the 622 Third Avenue Pooled Portion shall be treated as a loss on the related loan consisting of the 622 Third Avenue Pooled Portion and will result in a Collateral Support Deficit. Reimbursement of previously allocated 622 Third Avenue Collateral Support Deficits will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class 622 Participation Certificates, the Lower-Tier Principal Amount of the related Uncertificated Lower-Tier Interests or the Stated Principal Balance of the 622 Third Avenue Pooled Portion or the 622 Third Avenue Non-Pooled Portion.

            (e) Any Appraisal Reduction Amount calculated with respect to the 622 Third Avenue Loan will be allocated first to the Class 622-C Participation Certificates, second to the Class 622-B Participation Certificates and then to the Class 622-A Participation Certificates, in that order.

            Section 4.05 Calculations

            Provided that the Trustee receives the necessary information from each Master Servicer and/or each Special Servicer, the Trustee shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Statement to Certificateholders pursuant to Section 4.02(a) and the actual and deemed allocations of Collateral Support Deficit to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or otherwise verify any information provided to it by a Master Servicer. The calculations by the Trustee contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.


                                    ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates

            (a) The Certificates shall consist of thirty-one (31) Classes with the following respective alphabetic or alphanumeric Class designations: "A-X", "A-Y", "A-SP", "A-1", "A-2", "A-3", "A-4", "A-5", "B", "C", "D", "E", "F", "G",
"H", "J", "K", "L", "M", "N", "O", "P", "R", "LR", "V", "622-A", "622-B",
"622-C", "622-D", "622-E" and "622-F", respectively. Any reference in any other section or subsection of this Agreement to any Certificate or Certificates preceded by a Class designation shall be to a Certificate or Certificates of the Class so designated in this Section 5.01(a).

            (b) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-6; provided, however, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Class A-X, Class A-SP, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L and Certificates and the Class 622 Participation Certificates initially shall (and, at the option of the Depositor, following the Closing Date, all or a portion of any other Class of Certificates may) be held and transferred through the book-entry facilities of the Depository. The Class A-X, Class A-SP, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates and the Class 622-A, Class 622-B, Class 622-C, Class 622-D, Class 622-E and Class 622-F Participation Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or, in the case of the Interest Only Certificates, initial Certificate Notional Amounts) as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof. The Class R Certificates, the Class LR, the Class A-Y Certificates and the Class V Certificates will be issuable only in denominations representing Percentage Interests in the related Class of not less than 10.0%.

            (c) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatory of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 5.02 Registration of Transfer and Exchange of Certificates

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, MAC# N9303-121, Minneapolis, Minnesota, 55479-0113 may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicers and the Special Servicers shall each have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

            If three or more Certificateholders make a written request to the Trustee, and such request states that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such requesting Certificateholders propose to transmit, then the Trustee shall, within 30 days after the receipt of such request, afford (or cause any other Certificate Registrar to afford) the requesting Certificateholders access during normal business hours to, or deliver to the requesting Certificateholders a copy of, the most recent list of Certificateholders held by the Certificate Registrar (which list shall be current as of a date no earlier than 30 days prior to the Trustee's receipt of such request). Every Certificateholder, by receiving such access, acknowledges that neither the Certificate Registrar nor the Trustee will be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

            (b) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a transfer of any Non-Registered Certificate (other than a Book-Entry Non-Registered Certificate) is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with
Section 5.03(c)), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1A; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1B and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit F-2A or as Exhibit F-2B; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicers, the Special Servicers, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            Each Global Certificate shall be deposited with the Trustee as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

            If a transfer of an interest in any Rule 144A Global Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of an interest in such Rule 144A Global Certificate by the Depositor or an Affiliate of the Depositor), then (except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b)) the Certificate Owner desiring to effect such transfer shall require from its prospective Transferee:
(i) a certificate substantially in the form attached as Exhibit F-2C hereto; or
(ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), any interest in a Rule 144A Global Certificate shall not be transferred to any Person other than a Qualified Institutional Buyer that takes delivery in the form of an interest in such Rule 144A Global Certificate. If any Transferee of an interest in a Rule 144A Global Certificate does not, in connection with the subject transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit F-2C hereto are, with respect to the subject transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the Rule 144A Global Certificate with respect to the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates and the Class 622 Participation Certificates may be transferred (without delivery of any certificate or Opinion of Counsel described in clauses
(i) and (ii) of the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for the same Class as such Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1D and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2D and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates or the Class 622 Participation Certificates to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global Certificate with respect to the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates or the Class 622 Participation Certificates, and increase the denomination of the Regulation S Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Except as provided in the next succeeding paragraph or in the penultimate paragraph of this Section 5.02(b), beneficial interests in any Regulation S Global Certificate shall not be transferred to any Person other than a non-United States Securities Person that takes delivery in the form of a beneficial interest in such Regulation S Global Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such prospective Transferee a certification substantially in the form attached hereto as Exhibit F-2D. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream.

            Notwithstanding the preceding paragraph, following the Release Date, any interest in the Regulation S Global Certificate with respect to the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates or the Class 622 Participation Certificates may be transferred (without delivery of any certificate described in the first sentence of the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as such Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached hereto as Exhibit F-1C and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit F-2C and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates or Class 622 Participation Certificates to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate with respect to the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates or Class 622 Participation Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate with respect to the Class A-X, Class A-SP, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O or Class P Certificates or Class 622 Participation Certificates may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated by the second paragraph of this
Section 5.02(b), the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, CSFB LLC, the Trustee, any Fiscal Agent, the Master Servicers, the Special Servicers and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c) No transfer of any Certificate or interest therein shall be made to a Plan or to any Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law") or would result in the imposition of an excise tax under Section 4975 of the Code or Similar Law.

            Except in connection with the initial issuance of the Certificates or any transfer of a Non-Registered Certificate by the Depositor or an Affiliate of the Depositor or, in the case of a Global Certificate, any transfer of such Certificate to a successor Depository or, in the case of a Definitive Certificate issued with respect to a Global Certificate, any transfer of such Certificate to the applicable Certificate Owner in accordance with Section 5.03(c), the Certificate Registrar shall refuse to register the transfer of a Non-Registered Certificate unless it has received from the prospective Transferee any of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) except in the case of a Class R, Class LR or Class V Certificate, a certification to the effect that the purchase and continued holding of such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 (or similar exemption under Similar
Law); or (iii) in the case of a Non-Registered Certificate (other than a Class R, Class LR or Class V Certificate) that is rated investment grade by at least one of the Rating Agencies and is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, any Exemption-Favored Party, the Depositor, any Mortgage Loan Seller, either Master Servicer, either Special Servicer, any Sub-Servicer, any Person responsible for servicing the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) except in the case of a Class R, Class LR or Class V Certificate, a certification of facts and an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar or the Trust) which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or similar violation of Similar Law or result in the imposition of an excise tax under Section 4975 of the Code or Similar Law. It is hereby acknowledged that the form of certification attached hereto as Exhibit G 1 is acceptable for purposes of the preceding sentence.

            Except in connection with the initial issuance of the Certificates or any transfer of an interest in a Book-Entry Non-Registered Certificate by the Depositor or an Affiliate of the Depositor, the Certificate Owner desiring to effect a transfer of an interest in a Book-Entry Non-Registered Certificate shall obtain from its prospective Transferee one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such interest in such Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or
(ii) except in the case of a Class R, Class LR or Class V Certificate, a certification to the effect that the purchase and continued holding of an interest in such Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60 (or similar exemption under Similar Law); or (iii) if such Certificate is not a Class R, Class LR or Class V Certificate, if such Certificate is rated investment grade by at least one of the Rating Agencies and if the interest in such Certificate is being acquired by or on behalf of a Plan in reliance on the Underwriter Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Mortgage Loan Seller, either Master Servicer, either Special Servicer, any Sub-Servicer, any Person responsible for servicing the Great Lakes Crossing Mortgage Loan or any Great Lakes Crossing REO Property or any Borrower with respect to Mortgage Loans constituting 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) except in the case of a Class R, Class LR or Class V Certificate, a certification of facts and an Opinion of Counsel to the effect that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or similar violations of Similar Law or result in the imposition of an excise tax under
Section 4975 of the Code or Similar Law. It is hereby acknowledged that the form of certification attached hereto as Exhibit G-2 is acceptable for purposes of the preceding sentence.

            Each Transferee of any Registered Certificate or interest therein or of an interest in any Book-Entry Non-Registered Certificate shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and continued holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code and similar provisions of Similar Law.

            (d) (i) Each Person who has or acquires any Ownership Interest in a Class R or Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (d)(ii) below to deliver payments to a Person other than such Person and, further, to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Class R or Class LR Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R or Class LR Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a Class R or Class LR Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Class R or Class LR Certificate until its receipt, of an affidavit substantially in the form attached hereto as Exhibit H-1 (a "Residual Transfer Affidavit"), from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R or Class LR Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R or Class LR Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Residual Transfer
            Affidavit by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R or Class LR Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R or Class LR Certificate shall agree (1) to require a Residual Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R or Class LR Certificate and (2) not to transfer its Ownership Interest in such Class R or Class LR Certificate unless it provides to the Certificate Registrar and the Trustee a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R or Class LR Certificate, by purchasing such Ownership Interest, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R or Class LR Certificate if it is, or is holding an Ownership Interest in a Class R or Class LR Certificate on behalf of, a "pass-through interest holder."

            (ii) If any purported Transferee shall become a Holder of a Class R or Class LR Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Class R or Class LR Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Class R or Class LR Certificate. None of the Depositor, the Trustee or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Class R or Class LR Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            If any purported Transferee shall become a Holder of a Class R or Class LR Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that retroactive restoration of the rights of the preceding Holder of such Class R or Class LR Certificate as described in the preceding paragraph of this clause (d)(ii) shall be invalid, illegal or unenforceable, the Trustee shall have the right, but not the obligation, to cause the transfer of such Class R or Class LR Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in such Class R or Class LR Certificate or any other Person as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Class R or Class LR Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

            (iii) The Trustee shall make available to the IRS and to those Persons specified by the REMIC Provisions all information furnished to it by the other parties hereto necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Class R or Class LR Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" for the Upper-Tier REMIC (in the case of the Class R Certificates), the Lower-Tier REMIC and the 622 Third Avenue Loan REMIC (in the case of the Class LR Certificates), and each of the other parties hereto shall furnish to the Trustee all information in its possession necessary for the Trustee to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

            (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                  (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and

                  (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee or the Trust), to the effect that doing so will not (1) cause any Trust REMIC to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of any Class R or Class LR Certificate to a Person which is not a Permitted Transferee or (2) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R or Class LR Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Non-Registered Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in Subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

            Section 5.03 Book-Entry Certificates

            (a) The Class A-X, Class A-SP, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates and the Class 622 Participation Certificates shall, in the case of each Class thereof, initially be issued (and, at the option of the Depositor, subsequent to the Closing Date, all or any portion of any other Class of Certificates may be issued) as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.02(b) or Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and, subject to Section 5.02, transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository; and, except as provided in Section 5.02(b) or Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or indirect participating brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of indirect participating brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) Except as expressly provided to the contrary herein, the Depositor, the Master Servicers, the Special Servicers, the Trustee, any Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. Except as expressly provided to the contrary herein, the rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and indirect participating brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor,
(ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Book-Entry Certificates, or (iii) the Trustee determines that Definitive Certificates are required because the Trustee has instituted or has been directed to institute judicial proceedings in a court to enforce the right of the Certificateholders and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of those Certificates evidenced by Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicers, the Special Servicers, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicers, the Special Servicers, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Special Servicers, the Trustee, any Fiscal Agent, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            Section 5.06 Certification by Certificateholders and Certificate Owners

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the transfer requirements of Section 5.02.

            (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificateholder or a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall be substantially in the form of paragraph 1 of Exhibit K-1 hereto (or such other form as shall be reasonably acceptable to the Trustee) and shall specify the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02, or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants and/or indirect participating brokerage firms for which Depository Participants act as agents, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this
Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Book-Entry Certificate an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                   ARTICLE VI

                     THE DEPOSITOR, THE MASTER SERVICERS AND
                              THE SPECIAL SERVICERS

            Section 6.01 Liability of the Depositor, the Master Servicers and the Special Servicers

            The Depositor, the Master Servicers and the Special Servicers shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, each Master Servicer and each Special Servicer.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicers or the Special Servicers

            (a) Subject to Section 6.02(b), the Depositor, the Master Servicers and the Special Servicers shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership, limited liability company, association or other legal entity under the laws of the jurisdiction wherein it was organized, and each shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) Each of the Depositor, the Master Servicers and the Special Servicers may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case, any Person resulting from any merger or consolidation to which the Depositor, a Master Servicer or a Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, a Master Servicer or a Special Servicer, shall be the successor of the Depositor, such Master Servicer or such Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of a Master Servicer or a Special Servicer unless (i) such succession will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency) and (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 2.05 (in the case of a successor or surviving Person to the General Master Servicer); Section
2.06 (in the case of a successor or surviving Person to the General Special Servicer); Section 2.07 (in the case of a successor or surviving Person to the NCBFSB Master Servicer) or Section 2.08 (in the case of a successor or surviving Person to the Co-op Special Servicer) as applicable.

            Section 6.03 Limitation on Liability of the Depositor, the Master Servicers and the Special Servicers

            None of the Depositor, the Master Servicers or the Special Servicers shall be under any liability to the Trust, the Trustee, any B Loan Holder or the Certificateholders for any action taken or not taken in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicers or the Special Servicers against any liability to the Trust, the Trustee or the Certificateholders for the breach of a representation or warranty made by such party herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or negligent disregard of, such party's obligations or duties hereunder. The Depositor, the Master Servicers or the Special Servicers and any director, member, manager, officer, employee or agent of any such party may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicers or the Special Servicers and any director, member, manager, officer, employee or agent of any such party, shall be indemnified and held harmless by the Trust out of the Collection Account (or, if such indemnification relates exclusively to an A/B Loan Pair, first out of amounts attributable to an A/B Loan Pair on deposit in the related A/B Loan Pair Custodial Account and then out of the related Collection Account) or the Distribution Account, against any loss, liability, cost or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement or the Certificates, other than any loss, liability, cost or expense: (i) specifically required to be borne thereby pursuant to the terms hereof; (ii) that constitutes (or, but for the failure of the subject expense to be customary, reasonable or necessary, would constitute) a Servicing Advance that is otherwise reimbursable under this Agreement; or (iii) incurred in connection with any legal action or claim against such party resulting from any breach of a representation or warranty made herein, any misfeasance, bad faith or negligence in the performance of, or negligent disregard of, obligations or duties hereunder or any willful or negligent violation of applicable law. None of the Depositor, the Master Servicers or the Special Servicers shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which such party is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Depositor, either Master Servicer or either Special Servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal fees and expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicers and the Special Servicers shall be entitled to be reimbursed therefor from the Collection Account, as provided in Section 3.05(a) (or, to the extent permitted by the related A/B Intercreditor Agreement, first out of amounts attributable to an A/B Loan Pair on deposit in the related A/B Loan Pair Custodial Account and then out of the related Collection Account) or the Distribution Account.

            In addition, neither the Master Servicers nor the Special Servicers shall have any liability with respect to, and each shall be entitled to rely as to the truth of the statements made and the correctness of the opinions expressed therein on, any certificates or opinions furnished to such Master Servicer or Special Servicer, as the case may be, and conforming to the requirements of this Agreement. Each Master Servicer and each Special Servicer may rely in good faith on information provided to it by the other parties hereto (unless the provider and the recipient of such information are the same Person or Affiliates) and by the Borrowers, and will have no duty to investigate or verify the accuracy thereof.

            Section 6.04 Resignation of Master Servicers and Special Servicers

            (a) Each Master Servicer and each Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of such Master Servicer or such Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by such Master Servicer or such Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of a Master Servicer or a Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires a Master Servicer's or a Special Servicer's (as the case may be) resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 6.06 or Section 7.02 hereof; provided that, if no successor master servicer or special servicer, as applicable, shall have been so appointed and have accepted appointment within 90 days after such Master Servicer or such Special Servicer, as the case may be, has given notice of such resignation, the resigning Master Servicer or Special Servicer, as applicable, may petition any court of competent jurisdiction for the appointment of a successor thereto; and provided, further, that such Master Servicer or Special Servicer, as the case may be, shall, at least 10 days prior to resigning and assigning or transferring any of its rights, benefits or privileges hereunder, inform the Controlling Class Representative in writing of its intent to resign and disclose to the Controlling Class Representative the name of such assignee or transferee and the date of the proposed resignation and transfer of servicing.

            (b) In addition, each Master Servicer and each Special Servicer shall have the right to resign at any other time, provided that (i) a willing successor thereto (including any such successor proposed by the resigning party) reasonably acceptable to the Depositor and the Trustee has been found, (ii) each of the Rating Agencies confirms to the Trustee in writing that the successor's appointment will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation.

            (c) Neither of the Master Servicers nor the Special Servicers shall be permitted to resign except as contemplated in subsections (a) and (b) of this
Section 6.04. Consistent with the foregoing, neither of the Master Servicers nor the Special Servicers shall (except in connection with any resignation thereby permitted above in this Section 6.04 or as otherwise expressly provided herein, including the provisions of Section 3.11(a), Section 3.22 and/or Section 6.02) assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of a Master Servicer or a Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to such Master Servicer or such Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor, except to the extent provided in Section 3.11(c).

            Section 6.05 Rights of the Depositor and the Trustee in Respect of the Master Servicers and the Special Servicers

            Each Master Servicer and each Special Servicer shall afford the Depositor, the Trustee, the Controlling Class Representative, the 622 Third Avenue B Loan Holder, each Washington Center Junior Holder and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, each Master Servicer and each Special Servicer shall furnish the Depositor and the Trustee with its most recent publicly available annual audited financial statements (or, if not available, the most recent publicly available audited annual financial statements of its corporate parent) and such other information as is publicly available regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of such financial statements or other information to non-affiliated third parties (other than accountants, attorneys, financial advisors and other representatives retained to help it evaluate such financial statements or other information), unless it is required to do so under applicable securities laws or is otherwise compelled to do so as a matter of law. Each Master Servicer and each Special Servicer may affix to any such information described in this Section 6.05 provided by it any disclaimer it deems appropriate in its reasonable discretion. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers and Special Servicers hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicers or the Special Servicers hereunder or exercise the rights of the Master Servicers or the Special Servicers hereunder; provided, however, that neither of the Master Servicers nor the Special Servicers shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicers or the Special Servicers and is not obligated to supervise the performance of the Master Servicers or the Special Servicers under this Agreement or otherwise.

            Section 6.06 Master Servicers or Special Servicers as Owner of a Certificate

            Each Master Servicer, each Special Servicer or any Affiliate of any of them may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of "Certificateholder") the same rights it would have if it were not a Master Servicer, a Special Servicer or an Affiliate of any of them. If, at any time during which a Master Servicer or a Special Servicer or an Affiliate of a Master Servicer or a Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, such Master Servicer or such Special Servicer, as the case may be, proposes to take any action (including for this purpose, omitting to take a particular action) that is not expressly prohibited by the terms hereof and would not, in such Master Servicer's or such Special Servicer's, as the case may be, reasonable judgment, violate the Servicing Standard, but that, if taken, might nonetheless, in such Master Servicer's or such Special Servicer's, as the case may be, reasonable judgment, be considered by other Persons to violate the Servicing Standard, then such Master Servicer or such Special Servicer, as the case may be, may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.06, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by such Master Servicer or such Special Servicer, as the case may be, or by an Affiliate thereof and (c) describes in reasonable detail the action that such Master Servicer or such Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than a Master Servicer and its Affiliates or a Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by a Master Servicer or its Affiliates or a Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if a Master Servicer or a Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from such Master Servicer or such Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that a Master Servicer or a Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

                                  ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default

            (a) "Event of Default", wherever used herein, means any one of the following events:

            (i) any failure by a Master Servicer to deposit into a Collection Account or an A/B Custodial Account any amount required to be so deposited under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit was first required to be made; or

            (ii) any failure by a Special Servicer to deposit into an REO Account or to deposit, or remit to the applicable Master Servicer for deposit, into the applicable Master Servicer's Collection Account, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for three Business Days following the date on which such deposit or remittance, as the case may be, was first required to be made; or

            (iii) any failure by a Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made by such Master Servicer on such date or, on any Master Servicer Remittance Date, the full amount of the Master Servicer Remittance Amount and any Compensating Interest Payment required to be remitted by such Master Servicer on such date, which failure continues unremedied until 6:00 p.m. (New York City time) on such P&I Advance Date or Master Servicer Remittance Date, as the case may be; or

            (iv) any failure by a Master Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to such Master Servicer by the Trustee as provided in Section 3.11(f); or

            (v) any failure by a Special Servicer to timely make (or request the applicable Master Servicer to make) any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice has been given to such Special Servicer by the Trustee as provided in Section 3.11(f); or

            (vi) any failure on the part of a Master Servicer or Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master Servicer or such Special Servicer, as the case may be, contained in this Agreement, including a Master Servicer's unauthorized consent to subordinate debt, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer or Special Servicer, as the case may be, by any other party hereto or to such Master Servicer or Special Servicer, as the case may be, with a copy to each other party hereto, by the Controlling Class Representative or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that, with respect to any such failure that is not curable within such 30-day period, such Master Servicer or such Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such Master Servicer or such Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

            (vii) any breach on the part of a Master Servicer or a Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to such Master Servicer or such Special Servicer, as the case may be, by any other party hereto or to such Master Servicer or such Special Servicer, as the case may be, with a copy to each other party hereto, by the Controlling Class Representative or the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that, with respect to any such breach that is not curable within such 30-day period, such Master Servicer or such Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such Master Servicer or such Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

            (viii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Master Servicer or Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 30 days; provided, however, that, with respect to any such decree or order that cannot be discharged, dismissed or stayed within such 30-day period, such Master Servicer or Special Servicer, as the case may be, shall have an additional period of 30 days to effect such discharge, dismissal or stay so long as such Master Servicer or Special Servicer, as the case may be, has commenced proceedings to have such decree or order dismissed, discharged or stayed within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, such discharge or stay; or

            (ix) a Master Servicer or Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (x) a Master Servicer or Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (xi) Moody's or Fitch has qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or Moody's has placed one or more Classes of Certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in either case, Moody's has cited servicing concerns with a Master Servicer or a Special Servicer as the sole or a material factor in such rating action (except that "servicing concerns" will be deemed not to be a "material factor" if the applicable Master Servicer or Special Servicer establishes to a reasonable degree that the rating action would have occurred without regard to those servicing concerns); or

            (xii) The NCBFSB Master Servicer shall no longer be rated "CMS3," its equivalent or higher by Fitch and the Co-op Special Servicer shall no longer be rated "CSS3," its equivalent or higher by Fitch; or

            (xiii) a Master Servicer is removed from S&P's approved master servicer list or a Special Servicer is removed from S&P's approved special servicer list, and such Master Servicer or Special Servicer, as the case may be, is not restored to such list within 60 days after its removal therefrom.

            When a single entity acts as General Master Servicer, NCBFSB Master Servicer, General Special Servicer and Co-op Special Servicer, or in any two or more of the foregoing capacities, an Event of Default (other than an event described in clauses (xi) and (xii) above) in one capacity shall constitute an Event of Default in both or all such capacities.

            (b) If any Event of Default with respect to a Master Servicer or a Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and Trustee each may, and at the written direction of either the Holders of Certificates entitled to not less than 25% of the Voting Rights or the Controlling Class Representative, the Trustee shall (subject to applicable bankruptcy or insolvency law in the case of clauses (viii) through (x) of
Section 7.01(a)), terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise (provided, however, that each Master Servicer and each Special Servicer shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, including Workout Fees (as and to the extent provided in Section 3.11(c)), and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of Section 3.11 and Section 6.03 notwithstanding any such termination). Each Master Servicer and Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume such Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall otherwise cooperate with the Trustee in effecting the termination of such Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including the transfer within five Business Days to the Trustee for administration by it of all cash amounts that at the time are or should have been credited by such Master Servicer to its Collection Account, any A/B Custodial Account, the Distribution Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or by such Special Servicer to an REO Account, a Collection Account or any Servicing Account or Reserve Account held by it (if it is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that each Master Servicer and each Special Servicer shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its members, managers, directors, officers, employees and agents shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination). Any costs or expenses (including those of any other party hereto) incurred in connection with any actions to be taken by a terminated Master Servicer or a Special Servicer pursuant to this paragraph shall be borne by such Master Servicer or Special Servicer, as the case may be (and, in the case of the Trustee's costs and expenses, if not paid within a reasonable time, shall be borne by the Trust out of the Collection Account).

            Section 7.02 Trustee to Act; Appointment of Successor

            On and after the time any Master Servicer or a Special Servicer resigns pursuant to Section 6.04(a) or receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to Section 3.25, be the successor in all respects to such Master Servicer or such Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on such Master Servicer or such Special Servicer, as the case may be, by the terms and provisions hereof, including, if a Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by a Master Servicer's or a Special Servicer's, as the case may be, failure to cooperate or to provide information or monies as required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee or any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, if it is unwilling to so act, the Trustee may (and, if it is unable to so act, or if the Trustee is not approved as an acceptable master servicer or special servicer, as the case may be, by each Rating Agency, or if the Holders of Certificates entitled to a majority of all the Voting Rights or the Controlling Class Representative so request in writing, the Trustee shall), subject to Section 3.25, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the resigning or terminated Master Servicer or a Special Servicer, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer or such Special Servicer, as the case may be, hereunder; provided, however, that such appointment does not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by each Rating Agency); and, provided, further, that such successor is reasonably acceptable to the Controlling Class Representative. No appointment of a successor to a Master Servicer or a Special Servicer hereunder shall be effective until the assumption by such successor of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to a Master Servicer, it may reduce the related Excess Servicing Fee Rate to the extent that its or such Affiliate's compensation as successor to such Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to a Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the related Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor to such Master Servicer that meets the requirements of this Section 7.02.

            Section 7.03 Notification to Certificateholders

            (a) Upon any resignation of a Master Servicer or Special Servicer pursuant to Section 6.04, any termination of a Master Servicer or such Special Servicer pursuant to Section 7.01, any appointment of a successor to such Master Servicer or such Special Servicer pursuant to Section 6.02, 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 3.25, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and, to the extent such information has been made available to the Trustee, to any B Loan Holder and the Washington Center Junior Holders.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, and the Depositor shall send to any B Loan Holder and the Washington Center Junior Holders notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default

            The Holders of Certificates representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided that an Event of Default under clause (i), clause (ii), clause (iii), clause (xi), clause (xii) or clause (xiii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, and payment to the Trustee of all reasonable costs and expenses incurred by the Trustee in connection with such default prior to its waiver (which costs shall be paid by the party requesting such waiver), such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

            Section 7.05 Additional Remedies of Trustee Upon Event of Default

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 7.06 Replacement of Great Lakes Crossing Special Servicer

            Provided the relevant Controlling Class Representative under the Series 2003-CK2 Trust has not replaced the Great Lakes Crossing Special Servicer, the Trustee may (and, at the direction of the Controlling Class Representative or of Certificateholders representing at least 25% of the Voting Rights, shall) consent to the termination and replacement of, or exercise such rights as may be granted to it under the Great Lakes Crossing Intercreditor Agreement and/or any Great Lakes Crossing Servicing Agreement to terminate and replace, the Great Lakes Crossing Special Servicer; provided that the Trustee shall first obtain written confirmation from each Rating Agency that its granting such consent or exercising such rights shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates. The Trustee and the Master Servicer shall each notify the other such party, the Certificateholders, the Controlling Class Representative and the Rating Agencies of any Series 2003-CK2 Event of Default known to a Responsible Officer of the Trustee or a Servicing Officer of the Master Servicer, as the case may be, in the same manner as it would notify such parties of an Event of Default hereunder.

                                  ARTICLE VIII

                                   THE TRUSTEE

            Section 8.01 Duties of Trustee

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), the Trustee shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible or liable for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicers, the Special Servicers, any actual or prospective Certificateholder or Certificate Owner or either Rating Agency, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

            (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

            (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

            (iv) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (except an Event of Default under Section 7.01(a)(xi), Section 7.01(a)(xii) or Section 7.01(a)(xiii) or the Master Servicer's failure to deliver any monies, including P&I Advances, or to provide any report, certificate or statement, to the Trustee when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. Otherwise, the Trustee may conclusively assume that there is no such default or Event of Default.

            (v) Subject to the other provisions of this Agreement and without limiting the generality of this Section 8.01, the Trustee shall have no duty, except as expressly provided in Section 2.01(c) or Section 2.01(e) or in its capacity as a successor Master Servicer or successor Special Servicer, (A) to cause any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to cause the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to cause the maintenance of any insurance, and (C) to confirm or verify the truth, accuracy or contents of any reports or certificates of a Master Servicer, a Special Servicer, any actual or prospective or any Certificateholder or Certificate Owner or either Rating Agency, delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and without error and to have been signed or presented by the proper party or parties.

            (vi) For as long as the Person that serves as Trustee hereunder also serves as a Custodian or as Certificate Registrar, the protections, immunities and indemnities afforded to the Trustee hereunder shall also be afforded to such Person in its capacity as Custodian and/or Certificate Registrar, as the case may be.

            Section 8.02 Certain Matters Affecting the Trustee

            Except as otherwise provided in Section 8.01:

            (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and without error and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and any written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless (in the Trustee's reasonable opinion) such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) neither the Trustee nor any Fiscal Agent appointed thereby shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require a reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) except as contemplated by Section 8.06, the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts created hereby or the powers granted hereunder;

            (vii) the Trustee may execute any of the trusts or powers vested in it by this Agreement or perform any of its duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of agents or attorneys-in-fact shall not be deemed to relieve the Trustee of any of its duties and obligations hereunder (except as expressly set forth herein);

            (viii) neither the Trustee nor any Fiscal Agent appointed thereby shall be responsible for any act or omission of a Master Servicer or a Special Servicer (unless the Trustee is acting as such Master Servicer or such Special Servicer, as the case may be) or of the Depositor.

            (ix) neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration or record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement; and the Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration or record ownership in the Certificate Register.

            Section 8.03 Trustee and Fiscal Agent not Liable for Validity or Sufficiency of Certificates or Mortgage Loans

            The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee and/or any Fiscal Agent in Article II, and the signature of the Trustee set forth on each outstanding Certificate) shall not be taken as the statements of the Trustee or any Fiscal Agent, and neither the Trustee nor any Fiscal Agent assumes any responsibility for their correctness. Neither the Trustee nor any Fiscal Agent makes any representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicers or the Special Servicers (in each case, unless the Trustee is acting in such capacity). Neither the Trustee nor any Fiscal Agent shall be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee or such Fiscal Agent, as the case may be, hereunder) or the validity, priority, perfection or sufficiency of any security, lien or security interest granted to it hereunder or the filing of any financing statements or continuation statements, except to the extent set forth in Section 2.01(c) and Section 2.01(e) or to the extent the Trustee is acting as a Master Servicer or Special Servicer and such Master Servicer or Special Servicer, as the case may be, would be so responsible hereunder. The Trustee shall not be required to record this Agreement, except as provided in Section 11.02(a).

            Section 8.04 Trustee and Fiscal Agent May Own Certificates

            The Trustee (in its individual or any other capacity), any Fiscal Agent or any Affiliate of either of them may become the owner or pledgee of Certificates with (except as otherwise provided in the definition of "Certificateholder") the same rights it would have if it were not the Trustee, such Fiscal Agent or an Affiliate of either of them, as the case may be.

            Section 8.05 Fees and Expenses of Trustee; Indemnification of and by Trustee and Fiscal Agent

            (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee's Fees in respect of the Mortgage Loans and any REO Mortgage Loans through the end of the most recently ended calendar month, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue during each calendar month, commencing with May 2003, at the Trustee's Fee Rate on a principal amount equal to the Stated Principal Balance of such Mortgage Loan or REO Mortgage Loan immediately following the Distribution Date in such calendar month (or, in the case of May 2003, on a principal amount equal to the Cut-off Date Principal Balance of the particular Mortgage Loan), whether or not interest is actually collected on each Mortgage Loan and REO Mortgage Loan. With respect to each Mortgage Loan and REO Mortgage Loan, the Trustee's Fee shall accrue from time to time on the same Interest Accrual Basis as is applicable to such Mortgage Loan or REO Mortgage Loan. Except as otherwise expressly provided herein, the Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it. The Trustee shall also be entitled to all interest or other income earned on deposits in the Accounts maintained by the Trustee, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Account for each Collection Period).

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless out of the Trust Fund for and against any loss, liability, claim or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (unless it incurs any such expense or liability in the capacity of a successor Master Servicer or Special Servicer, in which case such expense or liability will be reimbursable thereto in the same manner as it would be for any other Person acting as such Master Servicer or Special Servicer, as the case may be) or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder, if (but only if) such loss, liability, claim or expense constitutes an "unanticipated expense" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii); provided, however, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) allocable overhead, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses,
(2) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (3) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee of any of its representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, the Trustee's obligations and duties hereunder.

            (c) Each Master Servicer and each Special Servicer shall indemnify the Trustee and any Fiscal Agent for and hold each of them harmless against any loss, liability, claim or expense that is a result of such Master Servicer's or such Special Servicer's, as the case may be, negligent acts or omissions in connection with this Agreement, including the negligent use by such Master Servicer or such Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by such Master Servicer or such Special Servicer, as the case may be; provided, however, that, if the Trustee has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.05(b), or any Fiscal Agent has been reimbursed for such loss, liability, claim or expense pursuant to Section 8.13, then the indemnity in favor of such Person provided for in this Section 8.05(c) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

            (d) Each of the Trustee and any Fiscal Agent shall indemnify the Master Servicers and the Special Servicers for and hold each of them harmless against any loss, liability, claim or expense that is a result of the Trustee's or such Fiscal Agent's, as the case may be, negligent acts or omissions in connection with this Agreement; provided, however, that if either Master Servicer or either Special Servicer has been reimbursed for such loss, liability, claim or expense pursuant to Section 6.03, then the indemnity in favor of such Person provided for in this Section 8.05(d) with respect to such loss, liability, claim or expense shall be for the benefit of the Trust.

            (e) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, any Fiscal Agent, either Master Servicer or either Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

            Section 8.06 Eligibility Requirements for Trustee

            The Trustee hereunder shall at all times be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In addition, the Trustee shall at all times meet the requirements of Section 26(a)(1) of the Investment Company Act, and the affiliations of the Trustee shall not adversely affect the availability of PTE 89-90 with respect to any Class of investment grade rated Certificates. Furthermore, the Trustee shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from S&P and Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency); provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as the Trustee maintains a long-term unsecured debt rating of no less than "BBB" from S&P and Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates, as confirmed in writing to the Trustee and the Depositor by such Rating Agency) and a Fiscal Agent meeting the requirements of Section 8.13 has been appointed by the Trustee and is then currently serving in such capacity. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07. The corporation, bank, trust company or association serving as Trustee may have normal banking and trust relationships with the Depositor, any Mortgage Loan Seller, either Master Servicer, either Special Servicer and their respective Affiliates; provided, however, that none of (i) the Depositor, (ii) any Person involved in the organization or operation of the Depositor or the Trust, (iii) either Master Servicer or either Special Servicer (except during any period when the Trustee has assumed the duties of a Master Servicer or a Special Servicer, as the case may be, pursuant to Section 7.02), (iv) any Mortgage Loan Seller or (v) any Affiliate of any of them, may be the Trustee hereunder.

            Section 8.07 Resignation and Removal of Trustee

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Controlling Class Representative, the Master Servicers, the Special Servicers, the Certificateholders and any B Loan Holder. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee reasonably acceptable to the Controlling Class Representative meeting the eligibility requirements of Section 8.06, by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to other parties hereto and to the Certificateholders and any B Loan Holders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicers or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee's continuing to act in such capacity would (as confirmed in writing to any party hereto by either Rating Agency) result in an Adverse Rating Event with respect to any Class of Rated Certificates, then the Depositor may (and, if it fails to do so within ten Business Days, the General Master Servicer shall as soon as practicable) remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the other parties hereto and to the Certificateholders by the Depositor (or the General Master Servicer, as the case may be).

            (c) The Holders of Certificates entitled to not less than 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor (with copies to the Master Servicers and the Special Servicers), one complete set to the Trustee so removed and one complete set to the successor so appointed. All expenses incurred by the Trustee in connection with its transfer of the Mortgages Files to a successor trustee following the removal of the Trustee without cause pursuant to this Section 8.07(c), shall be reimbursed to the removed Trustee within 30 days of demand therefor, such reimbursement to be made by the Certificateholders that terminated the Trustee. A copy of such instrument shall be delivered to the other parties hereto and to the remaining Certificateholders and B Loan Holders by the successor so appointed.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor trustee as provided in Section 8.08 and (ii) if neither the successor trustee nor any Fiscal Agent appointed by it has a long-term unsecured debt rating of at least "Aa3" from Moody's and "AA" from S&P and Fitch, the Trustee and the Depositor have received written confirmation from each Rating Agency that has not so assigned such a rating, to the effect that the appointment of such successor trustee shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

            Section 8.08 Successor Trustee

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicers and the Special Servicers and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicers, the Special Servicers and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders and the B Loan Holders.

            Section 8.09 Merger or Consolidation of Trustee

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicers and the Trustee may consider necessary or desirable. If a Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of a Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or when acting as a Master Servicer or a Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            Section 8.11 Appointment of Custodians

            The Trustee may, upon prior written notice to the General Master Servicer, General Special Servicer, NCBFSB Master Servicer and Co-op Special Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of the Depositor or any Mortgage Loan Seller, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as is customarily required of custodians acting on behalf of Freddie Mac or Fannie Mae. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

            Section 8.12 Access to Certain Information

            (a) The Trustee shall afford to the Depositor, the Master Servicers, the Special Servicers, the Controlling Class Representative, any B Loan Holder, and each Washington Center Junior Holder (but only to the extent such information relates to the related Mortgage Loan, Mortgaged Property or Borrower) and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any documentation regarding the Mortgage Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) The Trustee shall maintain at its offices and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Underwriters, the Rating Agencies, the Controlling Class Representative and, subject to the succeeding paragraph, any Certificateholder, each B Loan Holder and its designees, and each Washington Center Junior Holder (but only to the extent such information relates to the related Mortgage Loan, Mortgaged Property or Borrower), Certificate Owner or Person identified to the Trustee as a prospective Transferee of a Certificate or an interest therein, originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Trustee): (i) the Prospectus, the Confidential Offering Circular and any other disclosure document relating to the Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement, each Mortgage Loan Purchase Agreement, any amendment to any such agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments and exhibits hereto or thereto; (iii) all Trustee Reports and any files and reports comprising the CMSA Investor Reporting Package actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Annual Performance Certifications delivered by the respective Master Servicers and the Special Servicers, respectively, to the Trustee since the Closing Date; (v) all Annual Accountants' Reports caused to be delivered by the respective Master Servicers and Special Servicers, respectively, to the Trustee since the Closing Date; (vi) the most recent inspection report prepared by the Master Servicers or the Special Servicers and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a) or this Section 8.12(b); (vii) the most recent quarterly and annual operating statement and rent roll (for Mortgaged Properties other than residential cooperative properties) of each related Mortgaged Property and financial statements of the related Borrower collected by the Master Servicers or the Special Servicers and delivered to the Trustee pursuant to Section 3.12(b) or this Section 8.12(b); (viii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (ix) each of the Mortgage Files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by a Master Servicer or a Special Servicer and delivered to the Trustee pursuant to Section 3.20; (x) the most recent Appraisal for each Mortgage Loan and REO Property that has been delivered to the Trustee (all Appraisals of Mortgaged Properties and/or REO Properties shall be delivered to the Trustee by the applicable Master Servicer or Special Servicer, as applicable, promptly following the subject Appraisal's having been obtained or formulated); (xi) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, a Master Servicer's, a Special Servicer's or any Fiscal Agent's, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance; (xii) a current report from the Trustee listing all outstanding exceptions to the Mortgage File review conducted pursuant to Section 2.02; and (xiii) any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act. The Trustee shall provide copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies and the Controlling Class Representative, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies. If necessary, the Trustee shall request from the Master Servicers, and within a reasonable period following its receipt of such request, and the Master Servicers shall deliver, copies of the items listed in clauses
(vi) and (vii) above to the Trustee.

            In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 8.12(b), the Trustee shall require: (a) in the case of Certificateholders or Certificate Owners, a written confirmation executed by the requesting Person substantially in the form of Exhibit K 1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a holder or a beneficial holder of Certificates and, subject to the last sentence of this paragraph, will keep such information confidential, except that such Certificateholder or Certificate Owner may provide such information to its auditors, legal counsel and regulators and to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit K-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner need keep confidential any information received from the Trustee pursuant to this Section 8.12(b) that has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 8.12(b) that has previously been filed with the Commission.

            (c) None of the Trustee, either Master Servicer or either Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

            Section 8.13 Appointment of Fiscal Agent

            (a) Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "Aa3" from Moody's and "AA" from S&P and Fitch (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this Section 8.13(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "Aa3" by Moody's and "AA" by S&P and Fitch, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent Agreement"); and (iii) an Opinion of Counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.13, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof. Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 2.09. Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee.

            (b) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as a successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent (if any) shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent (if any) makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

            (c) Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including pursuant to Sections 8.05(b) and 8.05(c)) as if it were the Trustee, except that all fees and expenses of any Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances) incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Depositor, the Master Servicers or the Special Servicers.

            (d) The obligations of any Fiscal Agent set forth in this Section
8.13 or otherwise pursuant to this Agreement shall exist only for so long as the Trustee that appointed it shall act as Trustee hereunder. Any Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that any Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with this Section 8.13(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06).

            (e) The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of any Fiscal Agent.

            Section 8.14 Filings with the Securities and Exchange Commission

            (a) With respect to the Trust's fiscal year 2003 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository), the Trustee shall:

            (i) during such fiscal year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, prepare for filing, execute and properly file with the Commission monthly, with respect to the Trust, a Current Report on Form 8-K with copies of the Trustee Reports;

            (ii) during such fiscal year, (A) monitor for and promptly notify the Depositor of the occurrence or existence of any of the matters identified in Section 11.09(a) and/or Section 8.14(b) (in each case to the extent that a Responsible Officer of the Trustee has actual knowledge thereof), (B) cooperate with the Depositor in obtaining all necessary information in order to enable the Depositor to prepare a Current Report on Form 8-K reporting any such matter in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, and (C) execute and promptly file with the Commission any such Current Report on Form 8-K prepared by or on behalf of the Depositor and delivered to the Trustee; and

            (iii) prepare, execute and properly file with the Commission on or before the due date specified by the Commission, with respect to the Trust, an Annual Report on Form 10-K which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits the Annual Performance Certification and Annual Accountant's Report delivered pursuant to Section 3.13 and Section 3.14, respectively, with respect to the Master Servicers and the Special Servicers for such fiscal year, and which shall further include such certification(s) as may be required under the Sarbanes-Oxley Act of 2002 (the "Sarbanes Act") and any rules promulgated by, or interpretive guidance from, the Commission (such certification(s), individually and collectively, insofar as they are required to be part of any particular Annual Report on Form 10-K, a "Sarbanes-Oxley Certification") (which Sarbanes-Oxley Certifications shall be signed by the party or parties contemplated by this Section 8.14);

provided that (x) the Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) and shall not have any responsibility to convert any such items to such format (other than those items generated by it and those items delivered to it in a format readily convertible to a format suitable for electronic filing via the EDGAR system) and (y) the Depositor shall be responsible for preparing, executing and filing (via the EDGAR system within 15 days following the Closing
Date) a Current Report on Form 8-K reporting the establishment of the Trust and whereby this Agreement is filed as an exhibit. Each of the other parties to this Agreement shall deliver to the Trustee or the applicable Master Servicer, as applicable, in a format suitable for electronic filing via the EDGAR system (or in "ASCII", "Microsoft Word", "Microsoft Excel" or another format reasonably acceptable to the Trustee) any and all items contemplated to be filed with the Commission pursuant to this Section 8.14(a), to the extent it is otherwise required to deliver such items to the Trustee or the applicable Master Servicer, as applicable.

            (b) At all times during the Trust's fiscal year 2003 (and, if as of the beginning of any other fiscal year for the Trust, the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the Depository) by at least 300 Holders and/or Depository Participants having accounts with the Depository, at all times during such other fiscal year), the Trustee shall monitor for and promptly notify the Depositor of the occurrence or existence of any of the following matters of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any failure of the Trustee to make any monthly distributions to the Holders of any Class of Certificates, which failure is not otherwise reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

            (ii) any acquisition or disposition by the Trust of a Mortgage Loan or an REO Property (or, in the case of any Great Lakes Crossing REO Property, any interest therein), which acquisition or disposition has not otherwise been reflected in the Certificateholder Reports filed with the Commission or has not otherwise been reported to the Depositor pursuant to any other Section of this Agreement;

            (iii) any other acquisition or disposition by the Trust of a significant amount of assets (other than Permitted Investments, Mortgage Loans and REO Properties), other than in the normal course of business;

            (iv) any change in the fiscal year of the Trust;

            (v) any material legal proceedings, other than ordinary routine litigation incidental to the business of the Trust, to which the Trust (or any party to this Agreement on behalf of the Trust) is a party or of which any property included in the Trust Fund is subject, or any threat by a governmental authority to bring any such legal proceedings;

            (vi) any event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or pertaining to the Trust or any party to this Agreement, or any actions by or on behalf of the Trust or any party to this Agreement indicating its bankruptcy, insolvency or inability to pay its obligations; and

            (vii) any change in the rating or ratings assigned to any Class of Certificates not otherwise reflected in the Certificateholder Reports filed with the Commission;

provided that (x) the actual knowledge of a Responsible Officer of the Trustee of any material legal proceedings of which property included in the Trust Fund is subject or of any material legal proceedings threatened by a governmental authority is limited to circumstances where it would be reasonable for the Trustee to identify such property as an asset of, or as securing an asset of, the Trust or such threatened proceedings as concerning the Trust and (y) no Responsible Officer of the Trustee shall be deemed to have actual knowledge of the matters described in clauses (vi) and (vii) of this Section 8.14(b) unless such Responsible Officer was notified in writing.

            (c) The Form 10-K shall include the Sarbanes-Oxley Certification required to be included therewith pursuant to the Sarbanes Act, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file such annual report on Form 10-K on behalf of the Depositor, which power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written notice terminating such power of attorney or (ii) the termination of the Trust. The Master Servicers, the Special Servicers and the Trustee (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a " Performance Certification"), in the form set forth on Exhibit P hereto (with respect to the Master Servicers and the Trustee) or in the form set forth on Exhibit A to Exhibit P hereto (with respect to the Special Servicers), as applicable, on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. The Trustee's certification with respect to items 1 through 3 of Exhibit P hereto shall relate to distribution information, and each Master Servicer's certification with respect to items 4 and 5 of Exhibit P hereto shall relate to servicing information with respect to the Mortgage Loans serviced by it hereunder. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.14(c) with respect to the period of time such Performing Party was subject to this Agreement.

            (d) If as of the beginning of any fiscal year for the Trust (other than fiscal year 2003), the Public Certificates are held (directly or, in the case of Public Certificates held in book-entry form, through the Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Trustee shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act.

            (e) Nothing contained in this Section 8.14 shall be construed to require any party to this Agreement (other than the Depositor), or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification. The failure of any party to this Agreement, or any of such party's officers, to execute any Form 10-K or any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its obligations under this Agreement. The Depositor, each Performing Party and the Trustee hereby agree to negotiate in good faith with respect to compliance with any further guidance from the Commission or its staff relating to the execution of any Form 10-K and any Sarbanes-Oxley Certification. In the event such parties agree on such matters, this Agreement shall be amended to reflect such agreement pursuant to Section 11.01.

            (f) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.14, (ii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of such obligations or (iii) any inaccuracy made in the Performance Certification resulting from such Performing Party's negligence, bad faith or willful misconduct. A Performing Party shall have no obligation to indemnify any Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section 8.14 is unavailable or insufficient to hold harmless a Certification Party (on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such Certification Party on the one hand and each Performing Party on the other. The obligations of the Performing Parties in this subsection
(f) to contribute are several in the proportions described in the preceding sentence and not joint.

            Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify in writing the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Agreement except to the extent that such omission to notify materially prejudices the indemnifying party. In case any such action is brought against any indemnified party, after the indemnifying party has been notified of the commencement of such action, such indemnifying party shall be entitled to participate therein (at its own expense) and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel,
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party fails within a reasonable period of time to designate counsel that is reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) in any one jurisdiction separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. However, if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement to the extent that the indemnifying party is otherwise required to do so under this Agreement. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party (which consent shall not be unreasonably withheld) or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require an admission of fault by the indemnified party, without the consent of the indemnified party.

            (g) Unless the other parties hereto receive written notice from the Trustee to the contrary, the Trustee hereby certifies that it intends to file any Annual Report on Form 10-K with respect to the Trust for any particular fiscal year on the last Business Day that is not more than 90 days following the end of such fiscal year. Unless an alternative time period is provided for in this Agreement, the respective parties hereto shall deliver to the Trustee, at least 15 Business Days prior to the date on which the Trustee intends to file any Annual Report on Form 10-K as contemplated by Section 8.14, any items required to be delivered by such party that are to be an Exhibit to such Annual Report on Form 10-K. The Trustee hereby notifies the Master Servicers and the Special Servicers that an Annual Report on Form 10-K shall be required to be filed with respect to the Trust for 2003.


                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans

            (a) Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the parties hereto (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders (or any B Loan Holder, if applicable) of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of: (i) the purchase by a Master Servicer, the Co-op Special Servicer, the General Special Servicer or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders of all Mortgage Loans and each REO Property remaining in the Trust Fund at a price (the "Termination Price") equal to (A) the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund (exclusive of any REO Mortgage Loan(s)), plus (B) the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by a Qualified Appraiser selected by the applicable Special Servicer and approved by the Trustee and the applicable Master Servicer, minus (C) if the purchaser is the applicable Master Servicer or the applicable Special Servicer, the aggregate amount of unreimbursed Advances made by such Person, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation payable to such Person (which items shall be deemed to have been paid or reimbursed to such Master Servicer or such Special Servicer, as the case may be, in connection with such purchase); (ii) if the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, Class D, and Class E Certificates have been reduced to zero, the acquisition of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Sole Certificateholder(s) in exchange for all the remaining Certificates; and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            (b) Any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, the NCBFSB Master Servicer, the Co-op Special Servicer, the General Master Servicer or the General Special Servicer, in that order of preference, may at its option elect to purchase all the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of Section 9.01(a) by giving written notice to the other parties hereto (and, in the case of an election by a Master Servicer or Special Servicer, to the Holders of the Controlling Class) no later than 60 days prior to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance; and provided, further, that within 30 days after written notice of such election is so given, no Person with a higher right of priority to make such an election does so; and provided, further, that if more than one Controlling Class Certificateholder or group of Controlling Class Certificateholders desire to purchase all of the Mortgage Loans and any REO Properties, preference shall be given to the Controlling Class Certificateholder or group of Controlling Class Certificateholders with the largest Percentage Interest in the Controlling Class; and provided, further, that if any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, the Co-op Special Servicer, the General Master Servicer or the General Special Servicer makes such an election, then the NCBFSB Master Servicer will have the option, by giving written notice to the other parties hereto and to the Holders of the Controlling Class no later than 30 days prior to the anticipated date of purchase, to purchase all of the NCBFSB Serviced Mortgage Loans and each related REO Property remaining in the Trust Fund, and the other party will then have the option to purchase only the non-NCBFSB Serviced Mortgage Loans and each related REO Property remaining in the Trust Fund. If the Trust is to be terminated in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by a Master Servicer, a Special Servicer and/or any Controlling Class Certificateholder(s), such Person(s) shall: (i) deposit, or deliver to each of the Master Servicers for deposit in the Master Servicers' respective Collection Accounts (after the Determination Date, and prior to the Master Servicer Remittance Date, relating to the anticipated Final Distribution Date) an amount in immediately available funds equal to the Termination Price (the portion thereof allocable to all the Trust Assets (other than the NCBFSB Trust Assets if the NCBFSB Master Servicer elects to purchase the remaining NCBFSB Trust Assets in accordance with the preceding sentence) to be deposited in the General Master Servicer's Collection Account (and the portion thereof allocable to the NCBFSB Trust Assets if the NCBFSB Master Servicer elects to purchase the remaining NCBFSB Trust Assets in accordance with the preceding sentence to be deposited in the NCBFSB Master Servicer's Collection Account); and (ii) shall reimburse all of the parties hereto (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by such parties in connection with such purchase. On the Master Servicer Remittance Date for the Final Distribution Date, the applicable Master Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from such Master Servicer's Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that the deposit of the Termination Price has been made to the Collection Account(s) and the reimbursement contemplated by the second preceding sentence has been made to the parties hereto, the Trustee shall release or cause to be released to the purchasing party (or its designee) the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

            Following the date on which the aggregate Certificate Principal Balance of the Registered Certificates is reduced to zero, the Sole Certificateholder(s) shall have the right to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange. In the event that the Sole Certificateholder(s) elect(s) to exchange all of the Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Sole Certificateholder(s), not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in each Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicers, the Special Servicers, the Trustee and/or any Fiscal Agent hereunder that may be withdrawn from such Collection Account, pursuant to Section 3.05(a), or that may be withdrawn from the 622 Third Avenue Loan REMIC Distribution Account or the Lower-Tier Distribution Account, pursuant to Section 3.05(b), but only to the extent that such amounts are not already on deposit in such Collection Account. In addition, the Master Servicers shall transfer to the Trustee for deposit into the 622 Third Avenue Loan REMIC Distribution Account or the Lower-Tier Distribution Account all amounts required to be transferred by it to such account on such Master Servicer Remittance Date from such Master Servicer's Collection Account pursuant to the first paragraph of Section 3.04(b). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the Final Distribution Date, the Trustee shall release or cause to be released to the Sole Certificateholder(s) or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder(s) as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund. The exchange of all of the Certificates by the Sole Certificateholder for all of the Mortgage Loans and REO Property shall be treated for federal income tax purposes as a purchase of the Trust Fund for cash and a distribution to the 622 Third Avenue Loan REMIC Regular Interests, the Uncertificated Lower-Tier Interests and the Certificates in accordance with Section 4.01(a), Section 4.01(c), Section 4.01(d) and Section 4.01(k) in complete liquidation of the 622 Third Avenue Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC.

            (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and each B Loan Holder and Washington Center Junior Holder mailed (x) if such notice is given in connection with the purchase of all the Mortgage Loans and each REO Property remaining in the Trust Fund by the Master Servicers, the Special Servicers or any Controlling Class Certificateholder(s), not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment in respect of each Class of Certificates and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated. The Trustee shall give such notice to the other parties hereto at the time such notice is given to Certificateholders.

            (d) After transferring (i) distributions in respect of the 622 Third Avenue Loan REMIC Regular Interests pursuant to Sections 4.01(k) and 4.01(d) from the 622 Third Avenue Loan REMIC Distribution Account to the Lower-Tier Distribution Account and (ii) the Lower-Tier Distribution Amount and the amount of any Prepayment Premiums and Yield Maintenance Charges distributable pursuant to Section 4.01(c) and Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(b) and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the 622 Third Avenue Loan REMIC Distribution Account to the Lower-Tier Distribution Account in respect of the 622 Third Avenue Loan REMIC Regular Interests and from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(c), 4.01(d), 4.01(k) and 4.01(e)(ii) and shall be distributed in termination and liquidation of the 622 Third Avenue Loan REMIC Regular Interests, the Uncertificated Lower-Tier Interests and the Class LR Certificates. Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section
9.01 and Section 4.01(g).

            Section 9.02 Additional Termination Requirements

            If a Master Servicer, a Special Servicer or a Controlling Class Certificateholder purchases, or the Sole Certificateholder(s) exchange all of the Certificates for, all the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust and each Trust REMIC shall be terminated in accordance with the following additional requirements, which meet the definition of a "qualified liquidation" of the 622 Third Avenue Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC, within the meaning of
Section 860F(a)(4) of the Code:

            (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each of the Trust REMICs' final Tax Returns pursuant to Treasury Regulations Section 1.860F-1;

            (ii) within such 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Trustee shall sell or otherwise transfer all of the assets of the 622 Third Avenue Loan REMIC and the Lower-Tier REMIC (other than the 622 Third Avenue Loan REMIC Regular Interests, which shall be liquidated) to such Special Servicer, the Holders of the Controlling Class or such Master Servicer, as the case may be, for cash; and

            (iii) immediately following the making of the final payment on the 622 Third Avenue Loan REMIC Regular Interests, the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class LR Certificates (in the case of the 622 Third Avenue Loan REMIC Residual Interest and the residual interest in the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), in the Trust Fund and each of the 622 Third Avenue Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

            In addition, the 622 Third Avenue Loan REMIC shall be liquidated upon a repurchase of the 622 Third Avenue Loan from the Trust Fund as a result of a repurchase upon a breach of a representation or warranty with respect to the 622 Third Avenue Loan set forth in the Mortgage Loan Purchase Agreement, and the date of such repurchase shall be specified in the 622 Third Avenue Loan REMIC's final federal income tax return as the date of adoption of a plan of complete liquidation of such REMIC.

            Section 9.03 Great Lakes Crossing REO Property

            References to "REO Property" and "REO Properties" in Section 9.01 and Section 9.02 shall mean, in the context of any Great Lakes Crossing REO Property, solely the Trust's interest in the Great Lakes Crossing REO Property.

                                   ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            Section 10.01 REMIC Administration

            (a) The Trustee shall make or cause to be made elections to treat each of the Lower-Tier REMIC, the Upper-Tier REMIC and the 622 Third Avenue Loan REMIC as a REMIC under the Code and, if necessary, under applicable State Tax Laws. Each such election will be made on IRS Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued, which in each case shall be signed by the Trustee. The Trustee shall designate the "regular interests" and the "residual interests," within the meaning of the REMIC Provisions, in each REMIC as set forth in the Preliminary Statement hereto. To the extent the affairs of the Trust Fund are within their control, the Master Servicers, the Special Servicers and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any Trust REMIC other than the foregoing interests.

            (b) The Closing Date is hereby designated as the Startup Day for the Lower-Tier REMIC, the Upper-Tier REMIC and the 622 Third Avenue Loan REMIC within the meaning of Section 860G(a)(9) of the Code.

            (c) [Reserved.]

            (d) The Holder of the largest Percentage Interest of the Class LR Certificates is hereby designated, and by the acceptance of its Class LR Certificate agrees to act, as Tax Matters Person for each of the Lower-Tier REMIC and the 622 Third Avenue Loan REMIC. The Holder of the largest Percentage Interest of the Class R Certificates is hereby designated, and by the acceptance of its Class R Certificate agrees to act, as Tax Matters Person for the Upper-Tier REMIC. The Trustee is hereby designated as the agent of the Tax Matters Person of the Lower-Tier REMIC and the Upper-Tier REMIC and shall perform all the functions thereof, and the Holders of the Class LR and Class R Certificates, by their acceptance of such Certificates, agree to such designation.

            (e) The Trustee shall prepare or cause to be prepared all of the Tax Returns that are required with respect to each Trust REMIC created hereunder and shall sign and file or cause to be filed such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

            (f) The Trustee shall provide (i) upon request by any Transferor of a Class LR or Class R Certificate, such information to such Transferor and the IRS as is (x) reasonably necessary for the application of any tax relating to the transfer of a Class LR or Class R Certificate to any Person who is a Disqualified Organization or (y) otherwise required to be provided by Treasury Regulations Section 1.860E-2 (and in the time and manner required to be provided to such person under such Regulations), (ii) to the Certificateholders such information or reports as are required by the Code, the REMIC Provisions or State Tax Laws including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the IRS the name, title, address and telephone number of the person who will serve as the representative of each of the Trust REMICs.

            (g) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions (and the Master Servicers and Special Servicers shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). None of the Master Servicers, the Special Servicers or the Trustee shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax under the REMIC Provisions upon any Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, an "Adverse REMIC Event") unless such party receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and such party determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of such party) to the effect that the contemplated action will not, with respect to any Trust REMIC, cause any Trust REMIC to fail to qualify as a REMIC or, unless such party (which is acceptable to the Trustee) determines that the monetary expense to any Trust REMIC is not material and in its sole discretion to indemnify (to the extent reasonably acceptable to the Trustee) the Trust Fund against such tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the taking of such action might result in the imposition of a tax on the Trust Fund, or may be taken only pursuant to an Opinion of Counsel that such action would impose a tax on the Trust Fund, such action may nonetheless be taken so long as (x) the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and (y) all other preconditions to the taking of such action have been satisfied. The Trustee shall not take any action (whether or not authorized hereunder) as to which a Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and such party shall not take any such action, or cause any Trust REMIC to take any such action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will, to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of each Trust REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code. With respect to the 622 Third Avenue Loan and the Washington Center Loan, no B Loan Holder or C Loan Holder shall bear the costs associated with obtaining any Opinion of Counsel relating to maintaining each Trust REMIC as a REMIC or be required to bear any expenses or costs associated therewith.

            (h) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of any Trust REMIC as defined in
Section 860G(c) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to a Master Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of such Master Servicer, by such Master Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (ii) to the Trustee, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of the Trustee, by the Trustee of any of its obligations under this Agreement and such breach is not caused by the breach of another party, (iii) to a Special Servicer, if such tax arises out of or results from a breach, which breach constitutes negligence or willful misconduct of such Special Servicer, by such Special Servicer of any of its obligations under this Agreement and such breach is not caused by the breach of another party and (iv) otherwise, against amounts on deposit in the Collection Account, and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Optimal Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Net Aggregate Prepayment Interest Shortfall.

            (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Trust REMICs on a calendar year and on an accrual basis.

            (j) Following the Startup Day, none of the Master Servicers, the Special Servicers or the Trustee shall accept any contributions of assets to any Trust REMIC unless the Master Servicers, the Special Servicers and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in any Trust REMIC will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC created hereunder to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) None of the Master Servicers, the Special Servicers or the Trustee shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor, to the extent reasonably within their control, permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (l) For the purposes of Treasury Regulations Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" of the 622 Third Avenue Loan REMIC Regular Interests, the Uncertificated Lower-Tier Interests and the Regular Certificates is the Rated Final Distribution Date.

            (m) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" (or applicable successor form) for the Upper-Tier REMIC created hereunder.

            (n) None of the Trustee, the Master Servicers or the Special Servicers shall sell or dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, reasonably foreseeable default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article X of this Agreement or (iv) a purchase of Mortgage Loans pursuant to
Article II, Section 3.18 or Section 9.01 of this Agreement) nor acquire any assets for the Trust Fund or any Trust REMIC, nor sell or dispose of any investments in the Collection Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the Person seeking such sale or acquisition) that such sale or disposition will not affect adversely the status of any Trust REMIC as a REMIC or cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

            (o) The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, and thereafter on an ongoing basis, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including without limitation, the price, yield, original issue discount, issue premium and projected cash flow of the Certificates. In addition, the Master Servicers, the Special Servicers and the Depositor shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust Fund as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section. The Trustee shall be entitled to rely conclusively upon all such information so provided to it without recalculation or other investigation.

            (p) The Trustee shall be entitled to reasonable compensation and to the reimbursement of its reasonable expenses incurred in the performance of its duties under this Section 10.01 as may be agreed upon by the Trustee and the Depositor; provided, however, that the Trustee shall pay out of its own funds, without any right of reimbursement, any and all ordinary expenses of the Trust Fund incurred in the performance of its duties under this Article but shall be reimbursed, except as otherwise expressly provided for herein, by the Trust Fund for any of its "unanticipated expenses incurred by the REMIC" within the meaning of the REMIC Provisions, including any taxes or tax-related payments, any expenses involved in any tax examination, audit or proceeding, and the expense of any tax-related Opinion of Counsel or other professional advice requested by the Trustee for the benefit or protection of the Certificateholders.

            Section 10.02 Grantor Trust Reporting

            The parties intend that the portions of the Trust Fund consisting of Post-ARD Additional Interest and the Post-ARD Additional Interest Distribution Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Upper-Tier REMIC, the Lower-Tier REMIC and the 622 Third Avenue Loan REMIC) shall be conducted so as to qualify such portion as, a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Class V Certificateholders information returns with respect to income relating to their share of Post-ARD Additional Interest and such other information as may be applicable, and shall file, or cause to be filed with the IRS, Form 1041 or such other form as may be applicable, together with copies of such information furnished to Class V Certificateholders, at the time or times and in the manner required by the Code.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any B Loan Holder, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or to correct any error, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the then existing provisions hereof, (iv) as evidenced by an Opinion of Counsel delivered to the Trustee, the Master Servicers and the Special Servicers, to relax or eliminate (A) any requirement hereunder imposed by the REMIC Provisions (if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) any transfer restriction imposed on the Certificates pursuant to Section 5.02(b) or Section 5.02(c) (if applicable law is amended or clarified such that any such restriction may be relaxed or eliminated), (v) as evidenced by an Opinion of Counsel delivered to the Trustee, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any Trust REMIC or the Grantor Trust at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any Trust REMIC or the Grantor Trust, (vi) subject to Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of Section 5.02(d)(i), (ii) or (iii), or (vii) to avoid an Adverse Rating Event with respect to any Class of Rated Certificates; provided that no such amendment may significantly change the activities of the Trust; and provided, further, that any such amendment for the specific purposes described in clause (iii) or (vii) above shall not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary to this Agreement or any provision hereof, as evidenced by the Trustee's receipt of an Opinion of Counsel to that effect (or, alternatively, in the case of a Class of Rated Certificates, written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates); and provided, further, that with respect to any such amendment for the specific purposes described in clause (iii) above, the Trustee shall receive written confirmation from each applicable Rating Agency to the effect that such amendment shall not result in an Adverse Rating Event with respect to any Class of Rated Certificates.

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes that are materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate, or which are required to be distributed to any B Loan Holder or Washington Center Junior Holder, without the consent of such B Loan Holder or Washington Center Junior Holder, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates or any B Loan Holder or Washington Center Junior Holder in a manner other than as described in clause
(i) above, without the consent of the Holders of all Certificates of such Class or any B Loan Holder or Washington Center Junior Holder, as applicable, (iii) modify the provisions of this Section 11.01 or the definition of "Servicing Standard", without the consent of the Holders of all Certificates then outstanding (and each B Loan Holder or Washington Center Junior Holder if such modification affects the rights of such B Loan Holder or Washington Center Junior Holder), (iv) adversely affect in any material respect the interests of any third-party beneficiary to this Agreement or any provision herein, without the consent of such third-party beneficiary, or (v) significantly change the activities of the Trust, without the consent of the Holders of Certificates entitled to no less than 51% of all the Voting Rights (without regard to Certificates held by the Depositor and/or agents). Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

            (c) Notwithstanding any contrary provision of this Agreement, none of the Trustee, the Master Servicers or the Special Servicers shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that neither such amendment nor the exercise of any power granted to any party hereto in accordance with such amendment will result in an Adverse REMIC Event with respect to any Trust REMIC or an Adverse Grantor Trust Event with respect to the Grantor Trust.

            (d) Promptly after the execution and delivery of any amendment by all parties thereto, the Trustee shall send a copy thereof to each Certificateholder, each B Loan Holder, each Washington Center Junior Holder and to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization, execution and delivery thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

            Section 11.02 Recordation of Agreement; Counterparts

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust (payable out of the Distribution Account), but only if (i) a Master Servicer or Special Servicer, as applicable, determines in its reasonable good faith judgment, that such recordation materially and beneficially affects the interests of the Certificateholders and so informs the Trustee in writing and (ii) the Controlling Class Representative consents.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders, B Loan Holders and Washington Center Junior Holders

            (a) The death or incapacity of any Certificateholder, any B Loan Holder or any Washington Center Junior Holder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's, such B Loan Holder's or such Washington Center Junior Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder, B Loan Holder or Washington Center Junior Holder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders, the B Loan Holders and/or the Washington Center Junior Holders from time to time as partners or members of an association; nor shall any Certificateholder, any B Loan Holder or any Washington Center Junior Holder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder (which priority or preference is not otherwise provided for herein), or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law

            This Agreement and the Certificates shall be construed in accordance with the substantive laws of the State of New York applicable to agreements made and to be performed entirely in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

            Section 11.05 Notices

            Any communications provided for or permitted hereunder shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to or, in the case of telecopy notice, when received: (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Pamela McCormack, Esq., Compliance Department, telecopy number: (212) 326-7805; (ii) in the case of the General Master Servicer, KeyCorp Real Estate Capital Markets, Inc., 911 Main Street, Suite 1500, Kansas City, Missouri 64105, telecopy number: (816) 221-8848, Attention: E.J. Burke (with a copy to Robert C. Bowes, KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, telecopy: (212) 689-5681); (iii) in the case of the General Special Servicer, ARCap Servicing, Inc., 5605 N. MacArthur Boulevard, Suite 950, Irving, Texas 75038, telecopy number (972) 580-3888, Attention: Larry Duggins (with a copy to Chris Crouch, ARCap Servicing, Inc., 5605 N. MacArthur Boulevard, Suite 950, Irving, Texas 75038, telecopy number (972) 580-2808); (iv) Underwriter and the Initial Purchaser, Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Edmund Taylor, with a copy to Pamela McCormack, Esq., Compliance Department, telecopy number: (212) 326-7805; (v) if sent to PNC Capital Markets, Inc., shall be mailed, delivered or telecopied to it at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Craig Grenci, telecopy number: (412) 762-9124, with a copy to Leonard Ferleger, telecopy number: (412) 705-2148; (vi) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., to the Corporate Trust Office, telecopy number (410) 715-2380; (vii) in the case of the PNC Mortgage Loan Seller, PNC Bank, National Association, 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail), Attention: Harry Funk, telecopy number:
(913) 253-9001, with a copy to PNC Bank, National Association, One PNC Plaza, 249 Fifth Avenue, 21st Floor, Pittsburgh, Pennsylvania 15222, Attention:
Gretchen Lengel Kelly, telecopy number: (412) 762-4334; (viii) in the case of the Rating Agencies, (A) Fitch Inc. One State Street Plaza, 31st Floor, New York, NY 10004, Attention: CMBS Surveillance, and (B) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: CMBS Surveillance Department, telecopy number:
(212) 438-2662; (ix) in the case of the NCBFSB Master Servicer, NCB, FSB, 1725 Eye Street, N.W., Washington, D.C. 20006, Attention: Steven Brookner, telecopy number: (202) 336-7800; in the case of the Co-op Special Servicer, National Consumer Cooperative Bank, 1725 Eye Street, N.W., Washington, D.C. 20006,
Attention: Steven Brookner, telecopy number: (202) 336-7800; (x) in the case of any Mortgage Loan Seller, the address for notices to such Mortgage Loan Seller under the related Mortgage Loan Purchase Agreement; (xi) in the case of the Column Performance Guarantor, the address for notices to the Column Performance Guarantor under the Column Performance Guarantee; and (xii) in the case of the initial the B Loan Holder as specified in the A/B Intercreditor Agreement, Column Financial, Inc., 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326-1113, Attention: Robert A. Barnes, telecopy number (404) 239-0419; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Section 11.06 Severability of Provisions

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenant(s), agreement(s), provision(s) or term(s) shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Successors and Assigns; Beneficiaries

            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, as third party beneficiaries (with all right to enforce the obligations hereunder intended for their benefit as if a party hereto), the Underwriters, the Designated Sub-Servicers and the non-parties referred to in Sections 6.03 and 8.05, and all such provisions shall inure to the benefit of the Certificateholders. The B Loan Holders and the Washington Center Junior Holders are each an intended third-party beneficiary in respect of the rights afforded it hereunder. No other person, including any Borrower, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            Section 11.08 Article and Section Headings

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 11.09 Notices to and from the Rating Agencies and the Depositor

            (a) The Trustee shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation, termination, merger or consolidation of a Master Servicer or Special Servicer and the appointment of a successor;

            (iv) the appointment, resignation or removal of a Fiscal Agent;

            (v) any change in the location of the Distribution Account, the Interest Reserve Account or the Excess Liquidation Proceeds Account;

            (vi) any repurchase or substitution of a Mortgage Loan by a Mortgage Loan Seller or the Column Performance Guarantor as contemplated by Section 2.03; and

            (vii) the final payment to any Class of Certificateholders (or, in the case of S&P, on all the Certificates).

            (b) Each Master Servicer shall promptly provide notice to each Rating Agency and the Depositor with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee and the appointment of a successor; and

            (ii) any change in the location of its Collection Account.

            (c) Each Master Servicer and each Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans for which it acts as Master Servicer or Special Servicer as such Rating Agency shall reasonably request and which such Master Servicer or such Special Servicer, as the case may be, can reasonably provide to the extent consistent with applicable law and the related Mortgage Loan Documents and without waiving any attorney-client privilege relating to such information. In any event, each Master Servicer and each Special Servicer shall notify each Rating Agency with respect to each of the following with respect to the Mortgage Loans for which it acts as Master Servicer or Special Servicer of which it has actual knowledge:

            (i) any change in the lien priority of the Mortgage securing any Mortgage Loan;

            (ii) any assumption of, or release or substitution of collateral for, a Mortgage Loan that represents greater than 2% of the then aggregate Stated Principal Balance of the Mortgage Pool; and

            (iii) any defeasance of a Mortgage Loan or material damage to a Mortgaged Property.

            (d) Each Master Servicer and each Special Servicer, as the case may be, shall promptly furnish (in hard copy format or through use of a Master Servicer's internet website), to each Rating Agency copies of the following items (in each case, at or about the same time that it delivers or causes the delivery of such item to the Trustee):

            (i) each of its Annual Performance Certifications;

            (ii) each of its Annual Accountants' Reports; and

            (iii) each report prepared pursuant to Section 3.09(e).

            (e) The Trustee shall promptly deliver or otherwise make available to each Rating Agency (in hard copy format or through use of the Trustee's internet website) a copy of each Certificateholder Report forwarded to the Holders of the Certificates (in each case, at or about the same time that it delivers such Certificateholder Report to such Holders). Any Restricted Servicer Reports delivered electronically as aforesaid shall be accessible on the Trustee's internet website on a restricted basis.

            (f) The parties intend that each Rating Agency provide to the Trustee, upon request, a listing of the then-current rating (if any) assigned by such Rating Agency to each Class of Certificates then outstanding.

            Section 11.10 Notices to Controlling Class Representative

            The Trustee, the applicable Master Servicer or the applicable Special Servicer, as the case may be, shall deliver to the Controlling Class Representative a copy of each notice or other item of information such Person is required to deliver to the Rating Agencies pursuant to Section 11.09, in each case simultaneously with the delivery thereof to the Rating Agencies, to the extent not already delivered pursuant to this Agreement.

            Section 11.11 Complete Agreement

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                  ARTICLE XII

                SERVICING OF THE GREAT LAKES CROSSING LOAN GROUP
          FOLLOWING A GREAT LAKES CROSSING CHANGE OF SERVICING CONTROL
                                     EVENT

            Section 12.01 General

            (a) The terms of this Article XII shall apply only if and when a Great Lakes Crossing Change of Servicing Control Event shall occur, and shall remain in effect only for so long as the Great Lakes Crossing Mortgage Loan or any interest in any Great Lakes Crossing REO Property remains an asset of the Trust.

            (b) If and when a Great Lakes Crossing Change of Servicing Control Event shall occur, each of the Master Servicer and the Special Servicer shall diligently service and administer the Great Lakes Crossing Total Loan (and, with respect to the Special Servicer, any Great Lakes Crossing REO Property) as and when it is required to do so, pursuant to this Article XII on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and the holders of the Great Lakes Crossing Companion Loan, taken as a collective whole (as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of the Great Lakes Crossing Total Loan, the terms of the Great Lakes Crossing Intercreditor Agreement and, to the extent consistent with the foregoing, the Series 2003-CK2 Servicing Standard. Without limiting the foregoing, subject to Section 12.14 hereunder, the Special Servicer shall be obligated to service and administer the Great Lakes Crossing Total Loan while a Series 2003-CK2 Servicing Transfer Event has occurred and is continuing with respect thereto and to service and administer any Great Lakes Crossing REO Property; provided that the Master Servicer shall continue to make all calculations, and prepare, and deliver to the Trustee, all reports required to be prepared by the Master Servicer hereunder with respect to the Great Lakes Crossing Mortgage Loan as if no Series 2003-CK2 Servicing Transfer Event had occurred with respect thereto or as if the Great Lakes Crossing Mortgaged Property had not become an REO Property, as the case may be, and to render such incidental services with respect to the Great Lakes Crossing Total Loan while any Series 2003-CK2 Servicing Transfer Event exists with respect thereto or while the Great Lakes Crossing Mortgaged Property constitutes an REO Property, as the case may be. Also without limiting the foregoing, the Master Servicer shall be obligated to service and administer the Great Lakes Crossing Total Loan prior to the occurrence of the Series 2003-CK2 Servicing Transfer Event and after all Series 2003-CK2 Transfer Events have ceased to exist, in either case with respect to the Great Lakes Crossing Total Loan. In connection with the foregoing, the Master Servicer and the Special Servicer shall have all right, power and authority granted to, and all duties and obligations imposed upon, the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer, respectively, pursuant to Section 3.01(b) and Section 3.01(d) of the Series 2003-CK2 PSA, except that all references in the Series 2003-CK2 PSA to "Certificateholders" and "Trustee" shall be deemed to mean the "Certificateholders" and "Trustee", respectively, hereunder.

            (c) Whenever the Master Servicer or the Special Servicer is required to act under this Article XII in accordance with the Series 2003-CK2 Servicing Standard, such standard shall be applied with the following changes:

            (i) the reference to "Certificateholders" in clause (ii) of the first paragraph of Section 3.01(a) of the Series 2003-CK2 PSA shall be deemed a reference to the holder of the Great Lakes Crossing Companion Loan; and

            (ii) the reference to "Certificate" in subclause (iii)(b) of the first paragraph of Section 3.01(a) of the Series 2003-CK2 PSA shall be deemed a reference to any ownership interest in the Great Lakes Crossing Mortgage Loan or in either of the Great Lakes Crossing Companion Loan.

            In addition, even when the Master Servicer or the Special Servicer is required to act under this Article XII with respect to the Great Lakes Crossing Total Loan as if it constituted Serviced Mortgage Loans or any Great Lakes Crossing REO Property as if it constituted an Administered REO Property, the Series 2003-CK2 Servicing Standard (with the foregoing changes) will apply rather than the Servicing Standard hereunder.

            (d) The Controlling Class Representative shall, subject to Section 3.24(b) hereunder, be entitled to exercise all rights and powers that would otherwise be exercisable by the Series 2003-CK2 Directing Certificateholder in connection with the matters contemplated by this Article XII. To the extent that the Master Servicer or the Special Servicer would have any obligation to notify, seek direction or approval from, obtain the consent of or otherwise interact with the Series 2003-CK2 Directing Certificateholder in accordance with this
Article XII, it shall, subject to Section 3.24(b) hereunder, instead notify, seek direction or approval from, obtain the consent of or otherwise interact with the Controlling Class Representative. The Controlling Class Representative shall be entitled to receive from each of the Master Servicer and the Special Servicer all reports, statements, documents, certifications, information and communications with respect to the Great Lakes Crossing Total Loan that would otherwise have been delivered to the Series 2003-CK2 Directing Certificateholder by the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer, respectively, under the Series 2003-CK2 PSA.

            (e) To the extent that the Master Servicer or the Special Servicer would have any obligation to notify, seek a ratings confirmation from or otherwise interact with the Series 2003-CK2 Rating Agencies in accordance with this Article XII, it shall instead notify, seek a ratings confirmation from or otherwise interact with the Rating Agencies, and any such ratings confirmation shall relate to the ratings on the Certificates issued hereunder. Fitch and Moody's shall continue to be entitled to receive from each of the Master Servicer, the Special Servicer and the Trustee all reports, statements, documents, certifications, information and communications with respect to the Great Lakes Crossing Total Loan that it would otherwise have been entitled to receive from the Series 2003-CK2 Master Servicer, the Series 2003-CK2 Special Servicer and the Series 2003-CK2 Trustee, respectively, under the Series 2003-CK2 PSA.

            (f) Any Holder of a Class L, Class M, Class N or Class P Certificate shall be entitled to exercise all rights and powers that would otherwise be exercisable by a Series 2003-CK2 Requesting Subordinate Certificateholder in connection with the matters contemplated by this Article XII. To the extent that the Master Servicer or the Special Servicer would have any obligation to notify or otherwise interact with the Series 2003-CK2 Requesting Subordinate Certificateholders in accordance with this Article XII, it shall instead notify or otherwise interact with the Holders of the Class L, Class M, Class N or Class P Certificates. The Holders of the Class L, Class M, Class N or Class P Certificates shall be entitled to receive from each of the Master Servicer and the Special Servicer all reports, statements, documents, certifications, information and communications with respect to the Great Lakes Crossing Total Loan that would otherwise have been delivered to the Series 2003-CK2 Requesting Subordinate Certificateholders by the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer, respectively, under the Series 2003-CK2 PSA.

            Section 12.02 Collection of Loan Payments

            (a) The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Great Lakes Crossing Total Loan as did the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer, respectively, pursuant to
Section 3.02(a) and Section 3.02(b) of the Series 2003-CK2 PSA.

            (b) Amounts collected with respect to the Great Lakes Crossing Total Loan or any Great Lakes Crossing REO Property shall, subject to the Great Lakes Crossing Intercreditor Agreement, be applied as contemplated by the Series 2003-CK2 PSA.

            Section 12.03 Collection of Taxes, Assessments and Similar Items; Servicing Accounts

            (a) The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Great Lakes Crossing Total Loan and any Great Lakes Crossing REO Property as did the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer, respectively, pursuant to Section 3.03 of the Series 2003-CK2 PSA.

            (b) The Trustee and any Fiscal Agent shall have the same backup advancing obligation with respect to the Great Lakes Crossing Total Loan and any Great Lakes Crossing REO Property as did the Series 2003-CK2 Trustee and the Series 2003-CK2 Fiscal Agent pursuant to Section 3.03 of the Series 2003-CK2 PSA.

            (c) Each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall be entitled to reimbursement of Advance Interest in respect of any advance made by it in accordance with this Article XII as if it had made such advance with respect to any Serviced Mortgage Loan or Administered REO Property.

            (d) For purposes of this Section 12.03, the reference to "Certificateholders" in the last paragraph of Section 3.03(c) of the Series 2003-CK2 PSA shall be deemed to be a reference to the Certificateholders hereunder.

            Section 12.04 Great Lakes Crossing Custodial Account

            (a) The Master Servicer shall establish and maintain, or cause to be established and maintained, solely with respect to the Great Lakes Crossing Total Loan, an Eligible Account for purposes of holding the same types of collections with respect to the Great Lakes Crossing Total Loan as were to be deposited into the Series 2003-CK2 Companion Loan Custodial Account and such Eligible Account shall constitute the "Great Lakes Crossing Custodial Account". The Master Servicer shall, solely with respect to the Great Lakes Crossing Total Loan, make deposits to the Great Lakes Crossing Custodial Account in the same manner and at the same times as the Series 2003-CK2 Master Servicer would have made such deposits to the Series 2003-CK2 Companion Loan Custodial Account pursuant to Section 3.04(f) of the Series 2003-CK2 PSA. In connection with the foregoing, the Master Servicer shall establish and maintain one subaccount of the Great Lakes Crossing Custodial Account that is substantially similar to the Series 2003-CK2 Companion Loan Custodial Account. The Master Servicer shall deposit from the Great Lakes Crossing Custodial Account into such subaccount thereof any amounts described in Section 3.04(f) of the Series 2003-CK2 PSA that are required to be paid to the holder of the Great Lakes Crossing Companion Loan pursuant to the terms of the Great Lakes Crossing Intercreditor Agreement, in each case on the same day as the deposit thereof into the Great Lakes Crossing Custodial Account. The subaccount of the Great Lakes Crossing Custodial Account
(i) shall be held in trust for the benefit of the holder of the Great Lakes Crossing Companion Loan, (ii) shall not be part of any REMIC created under this Agreement, and (iii) for purposes of this Agreement, except as otherwise specified in Section 12.04(b), shall be administered such that all references to the holder of the "Great Lakes Crossing Companion Mortgage Loan" with respect to such account under the Series 2003-CK2 PSA shall be deemed to be references to the holder of the Great Lakes Crossing Companion Loan.

            (b) The Master Servicer may, from time to time, make withdrawals from the Great Lakes Crossing Custodial Account and the various subaccounts thereof contemplated by Section 12.04(a) in respect of the Great Lakes Crossing Total Loan or any Great Lakes Crossing REO Property for the same purposes, in the same amounts and at the same times as the Series 2003-CK2 Master Servicer would have been permitted to make such withdrawals from the similar accounts/subaccounts pursuant to Section 3.04(f) of the Series 2003-CK2 PSA; provided that no withdrawals shall be made from the Great Lakes Crossing Custodial Account for purposes of making P&I Advances; and provided, further, that any remittance that would otherwise be required to be made to the holder of the Great Lakes Crossing Mortgage Loan shall be made through a transfer on the relevant date from the Great Lakes Crossing Custodial Account to the Collection Account; and provided, further, that any other remittances that would have been made pursuant to the Series 2003-CK2 Trustee as the holder of the Great Lakes Crossing Companion Loan shall instead be remitted from the subaccount of the Great Lakes Crossing Custodial Account to the holder of the Great Lakes Crossing Companion Loan pursuant to Section 3.04(f) of the Series 2003-CK2 PSA; and provided, further, that any withdrawals that would have been made pursuant to
Section 3.04(f) or 3.05(a) of the Series 2003-CK2 PSA to pay compensation and/or interest on advances and/or to reimburse any costs or expenses incurred by a party to the Series 2003-CK2 PSA shall instead be paid or reimbursed, as the case may be, to the corresponding party under this Agreement. The Master Servicer shall account for all withdrawals from the Great Lakes Crossing Custodial Account and the various subaccounts thereof contemplated by Section 12.04(a) in the same manner as the Series 2003-CK2 Master Servicer is required to account for withdrawals from the similar accounts/subaccounts under the Series 2003-CK2 PSA.

            (c) The General Master Servicer may retain investment earnings on the Great Lakes Crossing Custodial Account to the same extent set forth in
Section 3.04(f) of the Series 2003-CK2 PSA.

            Section 12.05 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage

            (a) The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Great Lakes Crossing Total Loan and any Great Lakes Crossing REO Property as did the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer, respectively, pursuant to Sections 3.07(a), 3.07(b) and 3.07(c) of the Series 2003-CK2 PSA (taking into account that each is now acting on behalf of the Trustee and the Certificateholders hereunder). Any references to "Trustee", "Certificates" and/or "Certificateholders" in any such sections of the Series 2003-CK2 PSA shall be deemed to be references to the Trustee hereunder, the Certificates issued hereunder and the Certificateholders hereunder, respectively.

            (b) The obligations of the Master Servicer and the Special Servicer to maintain errors and omissions insurance and fidelity bond coverage pursuant to Section 3.07 hereunder shall, so long as this Article XII is in effect, be required to be in an amount that is calculated assuming that the Great Lakes Crossing Total Loan constitutes Serviced Mortgage Loans.

            Section 12.06 Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions; Other Provisions

            The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Great Lakes Crossing Total Loan as did the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer, respectively, pursuant to
Section 3.08 of the Series 2003-CK2 PSA (taking into account that each is now acting on behalf of the Trustee and the Certificateholders hereunder). Any references to "Trustee" and "Certificates" in such section of the Series 2003-CK2 PSA shall be deemed to be references to the Trustee hereunder and the Certificates issued hereunder, respectively. Furthermore, the references to "REMIC Pool" in Section 3.08 of the Series 2003-CK2 PSA shall be deemed to be references to any Trust REMIC hereunder.

            Section 12.07 Realization Upon Defaulted Mortgage Loans

            (a) The Master Servicer and the Special Servicer shall, subject to
Section 3.02(a) of the Series 2003-CK2 PSA and, further, subject to Sections 3.09(a), 3.09(b), 3.09(c) and 3.09(d) hereunder (applied as if the Great Lakes Crossing Total Loan constituted Serviced Mortgage Loans), perform all such duties and obligations and have all such right, power and authority with respect to the Great Lakes Crossing Total Loan and any Great Lakes Crossing REO Property as did the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer, respectively, pursuant to Section 3.09(a) of the Series 2003-CK2 PSA (taking into account that it is now acting on behalf of the Trustee and the Certificateholders hereunder). Any references to "Certificateholders" in Section 3.09(a) of the Series 2003-CK2 PSA shall be deemed to be references to the holder of the Great Lakes Crossing Companion Loan.

            (b) The Master Servicer and the Special Servicer shall have the same respective rights, duties and obligations with respect to the Great Lakes Crossing Total Loan as they do with respect to the Serviced Mortgage Loans under Sections 3.09(e), 3.09(f), 3.09(g) and 3.09(h) hereunder.

            Section 12.08 Mortgage Loan Documents

            The Master Servicer and the Special Servicer shall obtain from the respective holders of the Great Lakes Crossing Mortgage Loan and the Great Lakes Crossing Companion Loan such documentation as is necessary to perform servicing and administration of the Great Lakes Crossing Total Loan. If and to the extent that the Trustee holds any loan documents with respect to the Great Lakes Crossing Total Loan, and if the Great Lakes Crossing Total Loan is being serviced under this Article XII, then the Trustee is authorized to release any or all of those loan documents to the Master Servicer and the Special Servicer under the same circumstances as it would release such Mortgage Loan Documents to the Master Servicer or the Special Servicer, as the case may be, with respect to a Serviced Mortgage Loan.

            Section 12.09 Servicing Compensation

            The Master Servicer and the Special Servicer shall be entitled, for performing their respective servicing and administration duties with respect to the Great Lakes Crossing Total Loan and any Great Lakes Crossing REO Property, to the same compensation as would the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer pursuant to Section 3.11 of the Series 2003-CK2 PSA.

            Section 12.10 Reports and Statements

            (a) The Master Servicer and the Special Servicer each shall, with respect to the Great Lakes Crossing Total Loan and any Great Lakes Crossing REO Property, prepare or obtain, as applicable, and deliver to the Trustee and the holder of the Great Lakes Crossing Companion Loan any and all reports, statements, documentation and other information as are required to be delivered by the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer, respectively, to the holder of the Great Lakes Crossing Mortgage Loan and the Series 2003-CK2 Trustee, pursuant to Section 3.12 of the Series 2003-CK2 PSA.

            (b) The Master Servicer and the Special Servicer each shall, with respect to the Great Lakes Crossing Total Loan and any Great Lakes Crossing REO Property, prepare or obtain, as applicable, and deliver to each other any and all reports, statements, documentation and other information as are required to be delivered by the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer to each other pursuant to Section 3.12 of the Series 2003-CK2 PSA.

            Section 12.11 Annual Statement as to Compliance; Reports by Independent Public Accountants; Access to Certain Information

            The Master Servicer and the Special Servicer shall, in fulfilling their obligations pursuant to Sections 3.13, 3.14 and 3.15 hereunder, take into account their respective obligations under this Article XII and treat the Great Lakes Crossing Total Loan as Serviced Mortgage Loans and any Great Lakes Crossing REO Property as an Administered REO Property.

            Section 12.12 Great Lakes Crossing REO Property

            If the Great Lakes Crossing Mortgaged Property becomes an REO Property, then the Great Lakes Crossing REO Property shall be serviced and administered under Section 3.16, Section 3.17, Section 3.18(d), Section 3.18(e),
Section 3.18(f) and Section 3.18(g) hereunder as if it were an Administered REO Property; except that (i) it is hereby acknowledged that such REO Property and any related account in the nature of an REO Account would be held on behalf of the Certificateholders and the respective holders of the Great Lakes Crossing Companion Loan, as their interests may appear, (ii) the account contemplated by the immediately preceding clause (i) shall not include any amounts in respect of any other REO Property and (iii) any transfers from the account contemplated by clause (i) above that would in accordance with Section 3.16 hereunder ordinarily be made to the Collection Account shall instead be made to the Great Lakes Crossing Custodial Account.

            Section 12.13 Modifications, Waivers, Amendments and Consents; Inspections; Appraisals; Lock-Box Accounts and Servicing Accounts; and Other Additional Obligations

            The Master Servicer and the Special Servicer shall perform all such duties and obligations and have all such right, power and authority with respect to the Great Lakes Crossing Total Loan as did the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer, respectively, pursuant to
Section 3.19 and Section 3.20 of the Series 2003-CK2 PSA (taking into account that each is now acting on behalf of the Trustee and the Certificateholders hereunder). Any references to "Trustee" and "Certificates" in such sections of the Series 2003-CK2 PSA shall be deemed to be references to the Trustee hereunder and the Certificates issued hereunder, respectively.

            Section 12.14 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report

            The Master Servicer and the Special Servicer shall perform all such duties and obligations, including the transfer of servicing, and have all such right, power and authority with respect to the Great Lakes Crossing Total Loan as did the Series 2003-CK2 Master Servicer and the Series 2003-CK2 Special Servicer, respectively, pursuant to Section 3.21 of the Series 2003-CK2 PSA (taking into account that each is now acting on behalf of the Trustee and the Certificateholders hereunder); provided that, consistent with Section 12.01(d) hereunder, all references to "Directing Certificateholder" in Section 3.21(e) of the Series 2003-CK2 PSA shall be deemed to be references to the Controlling Class Representative. Any references to "Trustee", "Fiscal Agent", "Depositor" and "Certificateholders" in Section 3.21 of the Series 2003-CK2 PSA shall be deemed to be references to the Trustee, Fiscal Agent, Depositor and Certificateholders, respectively, hereunder.

            Section 12.15 Sub-Servicing

            Each of the Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations under this Article XII to the same extent, and subject to the same terms, conditions and limitations, as would be applicable to entering into Sub-Servicing Agreements with respect to the Serviced Mortgage Loans under Section 3.22 hereunder.

            Section 12.16 P&I Advances

            The Master Servicer shall have the same advancing obligations with respect to the Great Lakes Crossing Total Loan as did the Series 2003-CK2 Master Servicer under Section 4.03 of the Series 2003-CK2 PSA.

            Section 12.17 Limitation on Liability; Certain Indemnities

            Solely insofar as it relates to the matters contemplated by this
Article XII, Section 6.03 of the Series 2003-CK2 PSA is incorporated herein by reference and made a part hereof; provided that capitalized terms that are used therein and are defined in this Agreement shall have the respective meanings assigned thereto in this Agreement; and provided, further, that the term "Great Lakes Crossing Companion Mortgage Loan," as used therein, shall be deemed to mean the Great Lakes Crossing Companion Loan. Section 6.03 of this Agreement shall not be applicable to, and is replaced in its entirety with respect to, the matters contemplated by this Article XII.

            Section 12.18 Events of Default

            (a) If any Event of Default shall occur hereunder that materially and adversely affects the rights and interests of the holder of the Great Lakes Crossing Companion Loan, then such holder shall have the same rights (and be subject to the same constraints, including the obtaining of any required rating confirmations) in respect of such Event of Default as did the holder of the Great Lakes Crossing Mortgage Loan upon the occurrence of a Series 2003-CK2 Event of Default.

            (b) In the event that the Master Servicer or the Special Servicer may be terminated under this Section 12.19, but is not otherwise terminated under Article VII hereof, then such party shall be replaced solely as to its duties and obligations, and its right, power and authority, with respect to the Great Lakes Crossing Total Loan and any Great Lakes Crossing REO Property, and all references to "Master Servicer" or "Special Servicer" in this Article XII shall be deemed to refer to its successor under this Article XII. Articles I through XI hereof shall apply to such successor master servicer or special servicer, as applicable, but only to the extent that they would if the Great Lakes Crossing Total Loan and/or any Great Lakes Crossing REO Property were the only asset being serviced and administered hereunder and there were no Serviced Mortgage Loans or Administered REO Properties. The Master Servicer or Special Servicer, as the case may be, that was so replaced with respect to the Great Lakes Crossing Total Loan and/or any Great Lakes Crossing REO Property shall continue to have the same duties and obligations, and the same right, power and authority, with respect to the Serviced Mortgage Loans and/or any Administered REO Properties that it otherwise would without regard to this Article XII, and Articles I through XI hereof shall apply to such replaced Master Servicer or Special Servicer, as the case may be, as if this Article XII did not exist.

            Section 12.19 Amendments to the Series 2003-CK2 PSA

            All references to the Series 2003-CK2 PSA throughout this Article XII are intended to be references to such agreement as in effect on the Closing Date, with such amendments and modifications as either (i) have been agreed to by the Trustee in accordance with Article XI hereof or (ii) do not materially and adversely affect the interests of the holder of the Great Lakes Crossing Mortgage Loan.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                          WELLS FARGO BANK MINNESOTA, N.A.
                                          Solely in its capacity as Trustee


                                          By: /s/ Deborah Daniels
                                              ------------------------------
                                              Name:  Deborah Daniels
                                              Title: Vice President


                                          CREDIT SUISSE FIRST BOSTON
                                            MORTGAGE SECURITIES CORP.
                                            Depositor


                                          By: /s/ Anand Gajjar
                                              ------------------------------
                                              Name:  Anand Gajjar
                                              Title: Vice President


                                          KEYCORP REAL ESTATE CAPITAL
                                            MARKETS, INC.
                                            General Master Servicer


                                          By: /s/ Clay M. Sublett
                                              ------------------------------
                                              Name:  Clay M. Sublett
                                              Title: Senior Vice President


                                          ARCAP SERVICING, INC.
                                            General Special Servicer


                                          By: /s/ James L. Duggins
                                              ------------------------------
                                              Name:  James L. Duggins
                                              Title: President


                                          NCB, FSB
                                          NCBFSB Master Servicer


                                          By: /s/ Kathleen H. Luzik
                                              ------------------------------
                                              Name:  Kathleen H. Luzik
                                              Title: Chief Operating Officer


                                          NATIONAL CONSUMER COOPERATIVE
                                            BANK
                                            Co-op Special Servicer


                                          By: /s/ Mark Hiltz
                                              ------------------------------
                                              Name:  Mark Hiltz
                                              Title: Managing Director

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )


            On the 27th day of June 2003, before me, a notary public in and for said State, personally appeared Anand Gajjar, personally known to me to be a Vice President of CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          /s/ Adrienne E. Pagac
                                             Notary Public




[Notarial Seal]

STATE OF NEW YORK  )
                   )  ss.:
COUNTY OF NEW YORK )


            On the 27th day of June 2003, before me, a notary public in and for said State, personally appeared Deborah Daniels, personally known to me to be a Vice President of Wells Fargo Bank Minnesota, N.A., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          /s/ Adrienne E. Pagac
                                             Notary Public



[Notarial Seal]

STATE OF TEXAS    )
                  )  ss.:
COUNTY OF DALLAS  )


            On the 25th day of June 2003, before me, a notary public in and for said State, personally appeared James L. Duggins, known to me to be a Vice President of ARCAP SERVICING, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                  /s/ C.F. Greenhouse
                                                      Notary Public




[Notarial Seal]

STATE OF MISSOURI  )
                   )  ss.:
COUNTY OF JACKSON  )


            On the 24th day of June 2003, before me, a notary public in and for said State, personally appeared Clay M. Sublett, personally known to me to be a Senior Vice President of KeyCorp Real Estate Capital Markets, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   /s/ Angela P. Williams
                                                      Notary Public




[Notarial Seal]

STATE OF  DISTRICT OF )
                      )  ss.:
COUNTY OF COLUMBIA    )


            On the 23rd day of June 2003, before me, a notary public in and for said State, personally appeared Kathleen H. Luzik, known to me to be a Chief Operating Officer of NATIONAL CONSUMER COOPERATIVE BANK, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                   /s/ Christiane Hirt
                                                      Notary Public




[Notarial Seal]

STATE OF  DISTRICT OF )
                      )  ss.:
COUNTY OF COLUMBIA    )


            On the 23rd day of June 2003, before me, a notary public in and for said State, personally appeared Mark Hiltz, known to me to be a Managing Director of NCB, FSB, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                   /s/ Christiane Hirt
                                                      Notary Public



[Notarial Seal]

                                   EXHIBIT A-1

                FORM OF CLASS [A-X] [A-SP] [A-Y] CERTIFICATES

CLASS [A-X] [A-SP] [A-Y] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES
                                     2003-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through                                Rate: Variable Class Notional Amount
                                            of the Class [A-X] [A-SP] [A-Y]
                                            Certificates as of the Closing Date:



Closing Date:  June 27, 2003                Initial Certificate Notional Amount of
                                            this Certificate as of the Closing Date:
First Distribution Date:  July 17, 2003     $

General Master Servicer:                    Aggregate Stated Principal Balance of the
KeyCorp Real Estate Capital Markets, Inc.   Mortgage Loans as of the Closing Date
                                            ("Initial Net Pool Balance"):
                                            $1,724,825,640

General Special Servicer:
ARCap Servicing, Inc.

NCBFSB Master Servicer:                     Trustee:
NCB, FSB                                    Wells Fargo Bank Minnesota, N.A.

Co-op Special Servicer:
National Consumer Cooperative Bank

Certificate No. [A-X] [A-SP] [A-Y]-__       CUSIP No.:  _____________
                                            Common Code:  _____________
                                            ISIN No.:  _____________

[FOR CLASS A-X AND CLASS A-SP CERTIFICATES--UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ARCAP SERVICING, INC., NCB, FSB, NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

[Legend for Regulation S Global Certificate for Class A-X and Class A-SP Certificates--PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND (B) JUNE 27, 2003, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

            This certifies that [________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional amount of this Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class [A-X] [A-SP] [A-Y] Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-X] [A-SP] [A-Y] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer", which term includes any successor entity under the Agreement), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-X] [A-SP] [A-Y] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person who takes delivery in the form of an interest in this Rule 144A Global Certificate.

            [FOR CLASS A-X AND CLASS A-SP CERTIFICATES: Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in such Class specified in such orders and instructions.]

            [FOR CLASS A-X AND CLASS A-SP CERTIFICATES: Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person who takes delivery other than in the form of a beneficial interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.]

            [FOR CLASS A-X AND CLASS A-SP CERTIFICATES: Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in such Class specified in such orders and instructions.]

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [A-X] [A-SP] [A-Y] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify CSFB Corporation, the Depositor, the Trustee, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, any Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) [FOR CLASS A-X AND CLASS A-SP ONLY: a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and
Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any Mortgage Loan Seller, any Exemption-Favored Party, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting MORE THAN 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and
(Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or
(iv)] a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            [FOR CLASS A-X AND CLASS A-SP ONLY: Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

            The Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the NCBFSB Master Servicer, the Co-op Special Servicer, the General Master Servicer, the General Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require, the NCBFSB Master Servicer, the Co-op Special Servicer, the General Master Servicer, the General Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Net Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Trustee

                                    By:
                                       -----------------------------------------
                                       Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-X] [A-SP] [A-Y] Certificates referred to in the within-mentioned Agreement.
Dated:


                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar

                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:___________________________________________

________________________________________________________________________________
Dated:

                                    _____________________________________
                                    Signature by or on behalf of Assignor


                                    _____________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________________________ for the account of__________________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to

_______________________________________________________________________________.


            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-2

        FORM OF CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5
              CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES

    CLASS [A-1] [A-2] [A-3] [A-4] [A-5] [B] [C] [D] [E]COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 2003-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through Rate:  [For Class A-1, Class   Class Principal Balance of the Class
A-2, Class A-3, Class A-4, Class A-5,       [A-1] [A-2] [A-3] [A-4] [A-5] [B] [C] [D]
Class B, Class C, Class D and Class E:      [E] Certificates as of the Closing Date:
____% per annum]                            $_________________

Closing Date:  June 27, 2003                Initial Certificate Principal Balance of
                                            this Certificate as of the Closing Date:
First Distribution Date:  July 17, 2003     $_________________

General Master Servicer:                    Aggregate Stated Principal Balance of the
KeyCorp Real Estate Capital Markets, Inc.   Mortgage Loans as of the Closing Date
                                            ("Initial Net Pool Balance"):
                                            $1,724,825,640

General Special Servicer:
ARCap Servicing, Inc.

NCBFSB Master Servicer:                     Trustee:
NCB, FSB                                    Wells Fargo Bank Minnesota, N.A.

Co-op Special Servicer:
National Consumer Cooperative Bank

Certificate No. [A-1] [A-2] [A-3] [A-4]     CUSIP No.:  _____________
[A-5] [B] [C] [D] [E] -___                  Common Code:  _____________
                                            ISIN No.:  _____________

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ARCAP SERVICING, INC., NCB, FSB, NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[FOR CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES: THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [A-1] [A-2] [A-3] [A-4] [A-5] [B] [C] [D] [E] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [A-1] [A-2] [A-3] [A-4] [A-5] [B] [C] [D] [E] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer", which term includes any successor entity under the Agreement), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [A-1] [A-2] [A-3] [A-4] [A-5] [B] [C] [D] [E] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

            The Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the NCBFSB Master Servicer, the Co-op Special Servicer, the General Master Servicer, the General Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all the Certificates. The Agreement permits, but does not require, the NCBFSB Master Servicer, the Co-op Special Servicer, the General Master Servicer, the General Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Net Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                   as Trustee

                                    By:
                                       -----------------------------------------
                                       Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [A-1] [A-2] [A-3] [A-4] [A-5] [B] [C] [D] [E] Certificates referred to in the within-mentioned Agreement.
Dated:


                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar

                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:___________________________________________

________________________________________________________________________________
Dated:

                                    _____________________________________
                                    Signature by or on behalf of Assignor


                                    _____________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________________________ for the account of__________________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to

_______________________________________________________________________________.


            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-3

  FORM OF CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS
                       N, CLASS O AND CLASS P CERTIFICATES

      CLASS [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] COMMERCIAL MORTGAGE
                   PASS-THROUGH CERTIFICATE, SERIES 2003-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Pass-Through                                Rate: Variable Class Principal
                                            Balance of the [F] [G] [H] [J] [K]
                                            [L] [M] [N] [O] [P] Certificates as
                                            of the Closing Date:

                                            $_________________-

Closing Date:  June 27, 2003                Initial Certificate Principal Balance of
                                            this Certificate as of the Closing Date:
First Distribution Date: July 17, 2003      $_________________

General Master Servicer:                    Aggregate Stated Principal Balance of the
KeyCorp Real Estate Capital Markets, Inc.   Mortgage Loans as of the Closing Date:
                                            ("Initial Net Pool Balance"):
                                            $1,724,825,640

General Special Servicer:
ARCap Servicing, Inc.

NCBFSB Master Servicer:                     Trustee:
NCB, FSB                                    Wells Fargo Bank Minnesota, N.A.

Co-op Special Servicer:
National Consumer Cooperative Bank

Certificate No.  [F] [G] [H] [J] [K] [L]    CUSIP No.:  _____________
[M] [N] [O] [P] -___                        Common Code:  _____________
                                            ISIN No.:  _____________


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ARCAP SERVICING, INC., NCB, FSB, NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

[Legend for Regulation S Global Certificate -- PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (A) THE COMMENCEMENT OF THE OFFERING OF THE CERTIFICATES AND
(B) JUNE 27, 2003, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED. NO BENEFICIAL OWNERS OF THIS CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

            This certifies that [CEDE & CO.] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal amount of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer", which term includes any successor entity under the Agreement), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any portion of an Unfunded Principal Balance Reduction in respect of this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            If this Certificate constitutes a Rule 144A Global Certificate and a transfer of any interest in this Certificate is to be made without registration under the Securities Act, then (except under limited circumstances specified in the Agreement) the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement, or (ii) an Opinion of Counsel to the effect that such prospective Transferee is a Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act. Except as discussed below, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein shall not be transferred to any Person who takes delivery other than in the form of an interest in this Rule 144A Global Certificate.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Rule 144A Global Certificate, then interests herein may be transferred (without delivery of any certificate or Opinion of Counsel described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate of the same Class as this Rule 144A Global Certificate upon delivery to the Certificate Registrar and the Trustee of (x) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1D to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2D to the Agreement and (y) such written orders and instructions as are required under the applicable procedures of DTC, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Rule 144A Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, that is equal to the denomination of beneficial interests in such Class to be transferred. Upon delivery to the Certificate Registrar of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of DTC, shall reduce the denomination of this Rule 144A Global Certificate, and increase the denomination of the related Regulation S Global Certificate, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Except as discussed below, if this Certificate constitutes a Regulation S Global Certificate, then beneficial interests in this Certificate shall not be transferred to any Person other than a non-United States Securities Person who takes delivery in the form of a beneficial interest in this Certificate, and the Certificate Owner desiring to effect such transfer shall be required to obtain from such Certificate Owner's prospective Transferee a certification substantially in the form attached as Exhibit F-2D to the Agreement. On or prior to the Release Date, beneficial interests in any Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the Release Date, beneficial interests in any Regulation S Global Certificate may be held through Euroclear, Clearstream or any other direct account holder at DTC.

            Notwithstanding the preceding paragraph, if this Certificate constitutes a Regulation S Global Certificate, then interests in this Certificate may be transferred (without delivery of any certificate described in the preceding paragraph) to any Person who takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for the same Class as this Regulation S Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) a certificate from the Certificate Owner desiring to effect such transfer substantially in the form attached as Exhibit F-1C to the Agreement and a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit F-2C to the Agreement and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in this Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests to be transferred. Upon delivery to the Trustee of such certifications and such orders and instructions, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of this Regulation S Global Certificate, and increase the denomination of the related Rule 144A Global Certificate, by the denomination of the beneficial interest in such Class specified in such orders and instructions.

            Notwithstanding the foregoing, any interest in a Global Certificate may be transferred by any Certificate Owner holding such interest to any Person who takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the Trustee of (i) such certifications and/or opinions as are contemplated above with respect to transfers of this Certificate in definitive form and (ii) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and/or Euroclear to direct the Trustee to debit the account of a Depository Participant by a denomination of interests in such Global Certificate. Upon delivery to the Certificate Registrar of the certifications and/or opinions contemplated above with respect to transfers of this Certificate in definitive form, the Trustee, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate, and cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with this Agreement to the applicable Transferee.

            The Global Certificates shall be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC.

            None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, CSFB Corporation, the Trustee, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, any Fiscal Agent and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws or the provisions described in the preceding paragraphs.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate (and, if applicable, any Certificate Owner shall refuse to transfer an interest in this Certificate), unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate by such prospective Transferee is exempt from the prohibited transaction provisions of Section 406 and 407 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or (iii) if this Certificate is rated investment grade by at least one of the Rating Agencies and is being acquired by, on behalf of or with assets of a Plan in reliance upon Prohibited Transaction Exemption 89-90, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any Mortgage Loan Seller, any Exemption-Favored Party, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, any Sub-Servicer or any Borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal of all the Mortgage Loans determined as of the Closing Date, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (iii)(X) and (iii)(Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Registrar (or, if applicable, the Certificate Owner effecting the transfer) that such transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC, and accordingly, this Certificate shall constitute a Book-Entry Certificate.]

            The Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the NCBFSB Master Servicer, the Co-op Special Servicer, the General Master Servicer, the General Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust in exchange for all the Certificates. The Agreement permits, but does not require, the NCBFSB Master Servicer, the Co-op Special Servicer, the General Master Servicer, the General Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Net Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                   as Trustee

                                    By:
                                       -----------------------------------------
                                       Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class [F] [G] [H] [J] [K] [L] [M] [N] [O] [P] Certificates referred to in the within-mentioned Agreement.
Dated:


                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar

                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:___________________________________________

________________________________________________________________________________
Dated:

                                    _____________________________________
                                    Signature by or on behalf of Assignor


                                    _____________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________________________ for the account of__________________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to

_______________________________________________________________________________.


            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-4

                          FORM OF CLASS V CERTIFICATES

                           CLASS V COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2003-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date:  June 27, 2003                Percentage Interest evidenced by this
                                            Class V Certificate:  ______%

First Distribution Date:  July 17, 2003

General Master Servicer:                    Aggregate Stated Principal Balance of the
KeyCorp Real Estate Capital Markets, Inc.   Mortgage Loans as of the Closing Date
                                            ("Initial Net Pool Balance"):
                                            $1,724,825,640

General Special Servicer:
ARCap Servicing, Inc.

NCBFSB Master Servicer:                     Trustee:
NCB, FSB                                    Wells Fargo Bank Minnesota, N.A.

Co-op Special Servicer:
National Consumer Cooperative Bank

Certificate No. V-___                       CUSIP No.:  ______________________


THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ARCAP SERVICING, INC., NCB, FSB, NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY) RECEIVED IN RESPECT OF THE ARD LOANS, SUBJECT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class V Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer", which term includes any successor entity under the Agreement), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class V Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston Corporation, the Trustee, any Fiscal Agent, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            The Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the NCBFSB Master Servicer, the Co-op Special Servicer, the General Master Servicer, the General Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all the Certificates. The Agreement permits, but does not require, the NCBFSB Master Servicer, the Co-op Special Servicer, the General Master Servicer, the General Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Net Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                   as Trustee

                                    By:
                                       -----------------------------------------
                                       Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class V Certificates referred to in the within-mentioned Agreement.
Dated:

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar

                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:___________________________________________

________________________________________________________________________________
Dated:

                                    _____________________________________
                                    Signature by or on behalf of Assignor


                                    _____________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________________________ for the account of__________________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to

_______________________________________________________________________________.


            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-5

                          FORM OF CLASS R CERTIFICATES

                           CLASS R COMMERCIAL MORTGAGE
                    PASS-THROUGH CERTIFICATE, SERIES 2003-C3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Closing Date:  June 27, 2003                Percentage Interest evidenced by this
                                            Class R Certificate:  ___%

First Distribution Date:  July 17, 2003

General Master Servicer:                    Aggregate Stated Principal Balance of the
KeyCorp Real Estate Capital Markets, Inc.   Mortgage Loans as of the Closing Date
                                            ("Initial Net Pool Balance"):
                                            $1,724,825,640

General Special Servicer:
ARCap Servicing, Inc.

NCBFSB Master Servicer:                     Trustee:
NCB, FSB                                    Wells Fargo Bank Minnesota, N.A.

Co-op Special Servicer:
National Consumer Cooperative Bank

Certificate No. R-___                       CUSIP No.:  __________________


THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., WELLS FARGO BANK MINNESOTA, N.A., KEYCORP REAL ESTATE CAPITAL MARKETS, INC., ARCAP SERVICING, INC., NCB, FSB, NATIONAL CONSUMER COOPERATIVE BANK, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES AS AND TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES OWNERSHIP OF THE "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS" (EACH A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Class R Certificates. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor (the "Depositor", which term includes any successor entity under the Agreement), KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer", which term includes any successor entity under the Agreement), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer", which term includes any successor entity under the Agreement), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned thereto in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, beginning on the First Distribution Date specified above, distributions will be made on that date (the "Distribution Date") each month that is the fourth Business Day following the Determination Date in such month, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Certificate will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no later than the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Accounts and, if established, the REO Accounts may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            This Certificate is issuable in fully registered form only without coupons. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of this Certificate or any interest herein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of this Certificate is to be made without registration under the Securities Act, then (except under the limited circumstances specified in the Agreement) the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. Any Certificateholder desiring to effect a transfer, sale, pledge or other disposition of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Credit Suisse First Boston Corporation, the Trustee, any Fiscal Agent, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, and the Certificate Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            No transfer of this Certificate or any interest herein shall be made
(A) to any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective Transferee would result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or would result in the imposition of an excise tax under Section 4975 of the Code. Except in limited circumstances, the Certificate Registrar shall refuse to register the transfer of this Certificate unless it has received from the prospective Transferee either: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Trustee that such transfer will not result in a violation of
Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by its acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee (i) to deliver payments to a Person other than such Person and (ii) to negotiate the terms of any mandatory disposition, to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of either the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected. In connection therewith, the Certificate Registrar shall not register the transfer of an Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are United States Persons.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not result in an Adverse Rating Event with respect to any Class of Rated Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC Pool to cease to qualify as a REMIC or be subject to an entity-level tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Tax Person". In addition, if such Transferee is classified as a partnership under the Code, such Transferee can only be a "Permitted Transferee" if, among other things, all of its beneficial owners are United States Tax Persons.

            A "Disqualified Organization" is any of (i) the United States or a possession thereof, any State or political subdivision thereof or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Tax Person" is any Person (i) other than a United States Tax Person or (ii) a United States Tax Person with respect to whom income from this Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such person or any other United States Tax Person. A "United States Tax Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

            If a Person is acquiring this Certificate as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Trustee to confirm that, it has
(i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account described above in this Certificate.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of this Certificate, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of this Certificate.

            The Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar and any agent of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee, any Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            Subject to certain terms and conditions set forth in the Agreement, the Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, (ii) the purchase by the NCBFSB Master Servicer, the Co-op Special Servicer, the General Master Servicer, the General Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders, at a price determined as provided in the Agreement, of all the Mortgage Loans and each REO Property remaining in the Trust Fund and (iii) the acquisition by the Sole Certificateholder(s) of all the Mortgage Loans and each REO Property remaining in the Trust Fund in exchange for all of the Certificates. The Agreement permits, but does not require, the NCBFSB Master Servicer, the Co-op Special Servicer, the General Master Servicer, the General Special Servicer, or any single Controlling Class Certificateholder or group of Controlling Class Certificateholders to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1.0% of the Initial Net Pool Balance.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee and any Fiscal Agent and the rights of the Certificateholders under the Agreement at any time by the Depositor, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, the Trustee and any Fiscal Agent with the consent of the Holders of Certificates entitled to not less than 51% of the Voting Rights allocated to all of the Classes materially affected by the amendment. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of any REMIC Pool as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the laws of the State of New York applicable to agreements negotiated, made and to be performed entirely in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                   as Trustee

                                    By:
                                       -----------------------------------------
                                       Authorized Representative



                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R Certificates referred to in the within-mentioned Agreement.
Dated:

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                    as Certificate Registrar

                                    By:
                                       -----------------------------------------
                                       Authorized Representative

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:___________________________________________

________________________________________________________________________________
Dated:

                                    _____________________________________
                                    Signature by or on behalf of Assignor


                                    _____________________________________
                                    Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

            The Assignee should include the following for purposes of distribution:

            Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to_______________________________________ for the account of__________________________________________________________________.

            Distributions made by check (such check to be made payable to ___________________________) and all applicable statements and notices should be mailed to

_______________________________________________________________________________.


            This information is provided by____________________________________, the Assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-6

     FORM OF CLASS 622[-A][-B][-C][-D][-E][-F] PARTICIPATION CERTIFICATE

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C3
         Class 622[-A][-B][-C][-D][-E][-F] Participation Certificate



Pass-Through Rate Class:  Variable       [Initial Certificate Principal
                                         Balance:
                                         [622-A:  $2,534,000]
                                         [622-B:  $6,010,000]
                                         [622-C:  $6,009,000]
                                         [622-D:  $6,010,000]
                                         [622-E:  $17,836,000]
                                         [622-F:  $1,601,000]

[CUSIP No. [622-A]]
[CUSIP No. [622-B]]
[CUSIP No. [622-C]]
[CUSIP No. [622-D]]
[CUSIP No. [622-E]]
[CUSIP No. [622-F]]


                                         Denomination of this Certificate:
                                         $[------]


No. 622[-A][-B][-C][-D][-E][-F]

THIS CERTIFICATE'S RIGHT TO PAYMENT FROM THE 622 THIRD AVENUE NON-POOLED PORTION IS SUBORDINATED TO THE RIGHT OF PAYMENT OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-X, CLASS A-SP, CLASS A-Y, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES, WITH RESPECT TO PAYMENTS FROM THE 622 THIRD AVENUE NON-POOLED PORTION AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE HOLDER OF THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, AND SUCH HOLDER SHALL, AND EACH SUBSEQUENT PURCHASER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN THE PREVIOUS PARAGRAPH. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT AND SHALL ALSO BE REQUIRED TO DELIVER AN OPINION OF COUNSEL IF SUCH TRANSFEREE IS NOT A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A AND IT IS NOT A U.S. PERSON WITHIN THE MEANING OF RLE 90Z UNDER REG S.

FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G(a)(1) AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

This certifies that Cede & Co. (the "Certificateholder") is the registered owner of a beneficial ownership interest in a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), by and among KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer", which term includes any successor entity under the Agreement), ARCap Servicing, Inc., as general special servicer of the mortgage loans that are not residential cooperative mortgage loans (in such capacity, the "General Special Servicer", which term includes any successor entity under the Agreement), NCB, FSB as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer", which term includes any successor entity under the Agreement), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer", which term includes any successor entity under the Agreement), the Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), and Credit Suisse First Boston Mortgage Securities Corp., as depositor (the "Depositor"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement. This Certificate is described in the Pooling and Servicing Agreement and is issued pursuant to and subject to the Pooling and Servicing Agreement. By acceptance of this Certificate, each Certificateholder assents to and becomes bound by the Pooling and Servicing Agreement.

On each Distribution Date, the Trustee shall distribute to the Person in whose name this Certificate is registered on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (or with respect to the first Distribution Date, the Closing Date), an amount equal to the Percentage Interest represented by this Certificate of the amount required to be distributed to the Certificateholders of this Class on such Distribution Date pursuant to Section 4.01 of the Pooling and Servicing Agreement.

All distributions (other than the final distribution) shall be made to the Persons in whose name the Certificates are registered at the close of business on each Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor if such Certificateholder shall have so notified the Trustee in writing prior to the Record Date immediately prior to such Distribution Date; and in all other cases by check mailed to each such Certificateholder at such Certificateholder's address appearing in the Certificate Register, in either case without presentation or surrender of any Certificate held by such Certificateholder or the making of any notation thereon. Distributions on the final Distribution Date with respect to this Certificate, however, shall require presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Servicer, the Special Servicer and the Trustee thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Percentage Interests of each Class affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the Holders of any of the Certificates.

No sale, transfer or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 5.02 of the Pooling and Servicing Agreement.

This Certificate does not represent an obligation of, or an interest in the Servicer, the Special Servicer, the Depositor or the Trustee, except to the extent described in the Pooling and Servicing Agreement, or any Affiliate thereof, nor will this Certificate be insured or guaranteed by any governmental agency. This Certificate is limited in right of payment to certain collections on the Mortgage Loans, as more specifically set forth in the Pooling and Servicing Agreement.

The Holder hereof, by its acceptance of this Certificate, agrees to look solely to the assets of the Trust Fund, as provided in the Pooling and Servicing Agreement, for payment hereunder and that the Trustee in its individual capacity is not liable to the Holder hereof for any amounts payable under this Certificate or the Pooling and Servicing Agreement.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and is qualified in its entirety by the Pooling and Servicing Agreement. Reference is made to the Pooling and Servicing Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and immunities of the Trustee. Copies of the Pooling and Servicing Agreement and all amendments thereto may be obtained via the Trustee's internet website located at www.ctslink.com/cmbs.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by the manual or facsimile signature of the duly authorized signatory of the Trustee.


                                       Wells Fargo Bank Minnesota, N.A.
                                          not in its individual capacity,
                                          but solely as Trustee



                                       By:
                                          --------------------------------------
                                                Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

This is one of the Class 622[-A][-B][-C][-D][-E][-F] Participation Certificates referred to in the within mentioned Pooling and Servicing Agreement.


                                       Wells Fargo Bank Minnesota, N.A.
                                          not in its individual capacity,
                                          but solely as Trustee


                                       By:
                                          --------------------------------------
                                                Authorized Signatory

Dated: June 27, 2003

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________ the within Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass Through Certificate, Series 2003-C3, and does hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Certificate on the Certificate Register maintained by the Certificate Registrar, with full power of substitution in the premises.



Dated:                                 By:
      ------------                        --------------------------------------
                                               Signature

                                  EXHIBIT B-1A

                        SCHEDULE OF COLUMN MORTGAGE LOANS

                             [See Attached Schedule]

                             Mortgage Loan Schedule

              Credit Suisse First Boston Mortgage Securities Corp.

          Commercial Mortgage Pass-Through Certificates Series 2003-C3
                              Combined Collateral

------------------------------                                                     -------------------------------------------------
   (i)    (viii)     (xix)                                                                                       (ii)
------------------------------                                                     -------------------------------------------------
------------------------------                                                     -------------------------------------------------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

                   "A" Loan
    #     Crossed   Yes/No    Property Name                                                   Address
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    1                 Yes     622 Third Avenue                                     622 Third Avenue
    2                 Yes     Washington Center Portfolio
    3                         Columbiana Centre                                    100 Columbiana Circle
    4                         The Crossings                                        1000 Route 611
    5                         Great Lakes Crossing                                 4000 Baldwin Road
    6                         One Penn Center                                      1601-29 John F Kennedy Boulevard
    7                         Alliance CH Portfolio
    8                         Pearson Educational Headquarters                     258 Prospect Plains Road
    9                         Westin Savannah Harbor Resort                        One Resort Drive
   11                         Weston Town Center                                   1675 Market Street
   13                         228 Post Street                                      228 Post Street
   16                         The Mills Apartments                                 10225 Bissonnet Street
   18                         Elk Grove Industrial II
   19                         Country Glen Apartments                              600 Meridian Street
   20                         Colonial Promenade                                   2760-2810 John Hawkins Parkway
   21                         Oakridge Office Park                                 6201 South Rio Grande Avenue
   26                         Builders FirstSource Portfolio
   27                         El Camino Commons                                    165 South El Camino Real
   29                         La Mesa Crossroads                                   7900-7968 El Cajon Boulevard, and 5020, 5120 and
                                                                                   5130 Baltimore Drive
   30                         102 Pickering Way                                    102 Pickering Way
   32                         Elmhurst Place Apartments                            150 Schiller Avenue
   34                         Polar Plastics                                       314 Mooresville Boulevard
   35                         Park Ten and Broadfield Office Portfolio
   36                 Yes     100 East Pine Street                                 100 East Pine Street
   38                         Shops at Boca                                        21065-21073 Powerline Road
   39                         Rock Shadows                                         600 South Idaho Road
   40                         Marcy Park Apartments                                1015 8th Street Southeast
   41                         Bennett Street Shops                                 65 Bennett Street
   45                         Midland Place II                                     901 and 921 Cinema Boulevard
   49                         Carll's Corner Shopping Center                       NJ State Route 77 at Cornwell Drive
   54                         Lexington Green                                      230 Lexington Green Circle
   57                         Ramada Inn - Kill Devil Hills, NC                    1701 South Virginia Dare Trail
   58                         Staples Shopping Center                              281 Park Terrace Road
   59                         Beach Club Apartments                                4405 South Texas Avenue
   60                         Whisper Creek II                                     7218 Skillman Street
   61                         The Crossroads                                       33 West Main Street
   64                         New Hope/Park Place Mobile Home Park                 306 South Recker Road
   66                         Parkleigh North Apartments                           4121 Burnell Road
   69                         Home Depot Plaza                                     3434 and 3700 Route 35
   72                         TownePlace Suites - Mobile, AL                       1075 Montlimar Drive
   76                         TownePlace Suites - Montgomery, AL                   5047 Carmichael Road
   77                         Hudson Marketplace                                   101-117 Carmichael Road & 2101-2201 Coulee Road
   79                         Timberland Apartments                                10612 Abercorn Extension
   80                         Four Corners Westheimer Shopping Center              12803-12899 Westheimer Road
   84                         Westaff Campus                                       210, 230 & 298 North Wiget Lane
   85                         Briarcliffe Apartments                               520-C Michael Street
   87                         Blue Heron Center                                    1177 West Blue Heron Boulevard
   92                         Prairie Meadows                                      2301-2341 Randall Road
   93                         Alhambra Apartments                                  2200 East Victory Drive
   94                         North Huntington Hills Apartments                    2500 North Eastman Road
   95                         2626 West Warrenville                                2626 West Warrenville Road
   96                         Fairway Crossing Apartments                          3890 Greenway Drive
   97        A                Vinton Park Apartments                               1601 West 1st Street
   98        A                Maquoketa Park Apartments                            1016 German Street
   99        A                Strawberry Hill Apartments                           1800 Highway 64 East
   106                        Castle Glen Townhomes                                1016 Bristol Court
   108                        Windsor Place Apartments                             4100 Independence Circle NW
   109                        Franklin Square Townhomes                            3750 Woodhaven Road
   116                        New Market Center                                    2060 Lower Roswell Road
   117                        West Wind Apartments                                 4300 Old Benbrook Road
   119                        La Joya Apartments                                   1708 New York Avenue
   122                        7451 Beverly Building                                7451, 7455, 7461 & 7465 Beverly Boulevard
   130                        Red Springs Shopping Center                          805 East 4th Avenue
   135                        Towne and Country Estates Apartments                 3306 South Pacific Highway
   138                        Country Breeze Mobile Home Park                      11426 Hummingbird Lane
   140                        Wyndhurst Building                                   600 Wyndhurst Avenue
   147       B                Woodlawn Manor Apartments                            1710 Shannon Street
   148       B                Wynwood Apartments                                   202 Ray Street & 303 Sanders Street
   150                        Eckerd's - San Antonio, TX                           8602 Huebner Road
   154                        Southwest Self Storage                               8145 West Grand Avenue
   155                        Hide-A-Way Mini Storage                              11133 Spring-Cypress Road
   156                        Valley Forge Office Colony                           1 and 2 Davis Road
   158                        Pine Forest Mobile Home Park                         12 West Lake Drive
   160                        Senate Manor Apartments I & II                       545-551 & 548 North Senate Avenue
   162                        600-602 King Street                                  600-602 King Street
   163                        Greentree Square Shopping Center                     4750 North Jupiter Road
   164                        Woodscape Apartments                                 3108 Vicksburg Avenue
   167                        Casita Verde                                         2200 North Trekell Road
   170                        Pratton Arms Apartments                              20 Eames Street and 66 Pratt Street
   171                        Shoppes of Oakland Park                              7200 West Oakland Park Boulevard
   172                        505 West University Parkway                          505 West University Parkway
   173                        Seguin Corners                                       596 State Highway 123 Bypass
   176                        64 Merrimack Street Apartments                       64 Merrimack Street
   180                        Charlestown Place Apartments                         200 North Michigan Street
   181                        Eckerd's - Dallas, TX                                10306 Ferguson Road
   182                        Boardwalk Apartments                                 5540 19th Street
   186                        Hickory Heights Apartments                           4221-4223 Hickory Avenue
   187                        Jefferson Apartments                                 417 South Springfield Road
   188                        188 Main Street                                      188 Main Street
   191                        Burgess Manor Apartments                             17230-17261 Burgess Street
   192                        Chippenham South II                                  2541, 2545, 2549, 2553 and 2557 Sheila Lane
   193                        Sunset Plaza Apartments                              3540 Sunset Drive
   194                        7491 West Oakland Park Boulevard Building            7491 West Oakland Park Boulevard
   196                        3516 West Place, Northwest                           3516 West Place, Northwest
   200                        Paris Creek Duplexes                                 1120 North Franklin Road
   201                        Sherwood Forest Apartments                           1600 Sherwood Drive
   202                        Broadway Apartments                                  11 Broadway Drive
   205                        Village Apartments - Laredo                          1002 East San Carlos Street
   206                        Lockbox Self Storage                                 2304 North Interstate 35E
   209                        Matlock Shopping Center                              4520 Matlock Road
   211                        723 East 5th Street                                  723 East 5th Street
   212                        Bridge Bay Apartments                                610-616 Union Street
   213                        Country Squire Gardens Mobile Home Park              15900 East Truman Road
   215                        Azalea Trailer Court                                 601 SW 27th Avenue
   216                        Brookwood Square Shopping Center                     3601 East 29th Street
   219                        Park View Apartments - NH                            261 Pine Street
   221                        Desert Park Apartments                               900 Valencia Drive Southeast
   226                        Cambridge Gardens Apartments                         2808 and 2816 Throckmorton Street
   227                        Shadymist Apartments                                 5890, 5898, and 5899 Shadymist Lane
   232                        Delano Apartments                                    2806 Reagan Street
   235                        Chatmoss Apartments                                  812 South Main Street
   241                        18 East Mt. Vernon                                   18 East Mount Vernon Place

--------------------------------------------------------------------------------------------------------------------
                                                                  (xxiii)                                 (ix)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------


                                                          Zip     Property                  Property         Cooperative
    #    City              County             State       Code      Type                    Sub-type            Yes/No
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
    1  New York           New York              NY        10017     Office                     CBD                No
    2                                                                                                             No
    3  Columbia           Lexington             SC        29212     Retail                  Anchored              No
    4  Tannersville       Monroe                PA        18372     Retail                  Anchored              No
    5  Auburn Hills       Oakland               MI        48326     Retail                  Anchored              No
    6  Philadelphia       Philadelphia          PA        19103     Office                     CBD                No
    7                                                                                                             No
    8  Cranbury           Middlesex             NJ        08512     Industrial                 N/A                No
    9  Savannah           Chatham               GA        31421     Hotel                 Full Service            No
   11  Weston             Broward               FL        33326     Retail                  Anchored              No
   13  San Francisco      San Francisco         CA        94108     Retail                  Anchored              No
   16  Houston            Harris                TX        77036     Multifamily           Conventional            No
   18                                                                                                             No
   19  Groton             New London            CT        06340     Multifamily           Conventional            No
   20  Hoover             Jefferson             AL        35244     Retail                  Anchored              No
   21  Orlando            Orange                FL        32809     Office                     CBD                No
   26                                                                                                             No
   27  Encinitas          San Diego             CA        92024     Retail                  Anchored              No
   29  La Mesa            San Diego             CA        91941     Retail                  Anchored              No
   30  Exton              Chester               PA        19341     Office                  Suburban              No
   32  Elmhurst           DuPage                IL        60126     Multifamily           Conventional            No
   34  Mooresville        Iredell               NC        28115     Industrial                 N/A                No
   35                                                                                                             No
   36  Orlando            Orange                FL        32801     Office                     CBD                No
   38  Boca Raton         Palm Beach            FL        33433     Retail                  Anchored              No
   39  Apache Junction    Pinal                 AZ        85220     Multifamily       Manufactured Housing        No
   40  Minneapolis        Hennepin              MN        55414     Multifamily           Conventional            No
   41  Atlanta            Fulton                GA        30309     Retail                 Unanchored             No
   45  Midland            Midland               MI        48640     Retail                  Anchored              No
   49  Bridgeton          Cumberland            NJ        08302     Retail                  Anchored              No
   54  Lexington          Fayette               KY        40503     Office                  Suburban              No
   57  Kill Devil Hills   Dare                  NC        27948     Hotel                 Full Service            No
   58  Columbia           Lexington             SC        29212     Retail                  Anchored              No
   59  Orlando            Orange                FL        32839     Multifamily           Conventional            No
   60  Dallas             Dallas                TX        75231     Multifamily           Conventional            No
   61  Elmsford           Westchester           NY        10523     Office                  Suburban              No
   64  Mesa               Maricopa              AZ        85206     Multifamily       Manufactured Housing        No
   66  Columbus           Franklin              OH        43224     Multifamily           Conventional            No
   69  Hazlet             Monmouth              NJ        07730     Retail                  Anchored              No
   72  Mobile             Mobile                AL        36609     Hotel                Limited Service          No
   76  Montgomery         Montgomery            AL        36106     Hotel                Limited Service          No
   77  Hudson             Saint Croix           WI        54016     Retail                  Anchored              No
   79  Savannah           Chatham               GA        31419     Multifamily           Conventional            No
   80  Houston            Harris                TX        77077     Retail                 Unanchored             No
   84  Walnut Creek       Contra Costa          CA        94598     Office                  Suburban              No
   85  Kernersville       Forsyth               NC        27284     Multifamily           Conventional            No
   87  Riviera Beach      Palm Beach            FL        33404     Industrial                 N/A                No
   92  Carpentersville    Kane                  IL        60110     Retail                  Anchored              No
   93  Savannah           Chatham               GA        31404     Multifamily           Conventional            No
   94  Longview           Gregg                 TX        75605     Multifamily           Conventional            No
   95  Downers Grove      Du Page               IL        60515     Office                  Suburban              No
   96  Sarasota           Sarasota              FL        34232     Multifamily           Conventional            No
   97  Vinton             Benton                IA        52349     Multifamily           Conventional            No
   98  Maquoketa          Jackson               IA        52060     Multifamily           Conventional            No
   99  Anamosa            Jones                 IA        52205     Multifamily           Conventional            No
   106 Garland            Dallas                TX        75043     Multifamily           Conventional            No
   108 North Canton       Stark                 OH        44720     Multifamily           Conventional            No
   109 Philadelphia       Philadelphia          PA        19154     Multifamily           Conventional            No
   116 Marietta           Cobb                  GA        30068     Retail                 Unanchored             No
   117 Fort Worth         Tarrant               TX        76116     Multifamily           Conventional            No
   119 Arlington          Tarrant               TX        76010     Multifamily           Conventional            No
   122 Los Angeles        Los Angeles           CA        90036     Office                     CBD                No
   130 Red Springs        Robeson               NC        28377     Retail                  Anchored              No
   135 Medford            Jackson               OR        97501     Multifamily           Conventional            No
   138 Yuma               Yuma                  AZ        85365     Multifamily       Manufactured Housing        No
   140 Baltimore          Baltimore City        MD        21210     Office                  Suburban              No
   147 Monroe             Ouachita              LA        71201     Multifamily           Conventional            No
   148 Pineville          Rapides               LA        71360     Multifamily           Conventional            No
   150 San Antonio        Bexar                 TX        78240     Retail                  Anchored              No
   154 Littleton          Jefferson             CO        80123     Self Storage               N/A                No
   155 Tomball            Harris                TX        77377     Self Storage               N/A                No
   156 Valley Forge       Chester               PA        19482     Office                  Suburban              No
   158 Orange City        Volusia               FL        32763     Multifamily       Manufactured Housing        No
   160 Indianapolis       Marion                IN        46204     Multifamily           Conventional            No
   162 Alexandria         Alexandria City       VA        22314     Mixed Use          Multifamily/Retail         No
   163 Garland            Dallas                TX        75044     Retail                 Unanchored             No
   164 Lubbock            Lubbock               TX        79410     Multifamily           Conventional            No
   167 Casa Grande        Pinal                 AZ        85222     Multifamily       Manufactured Housing        No
   170 Framingham         Middlesex             MA        01702     Multifamily           Conventional            No
   171 Lauderhill         Broward               FL        33319     Retail                 Unanchored             No
   172 Baltimore          Baltimore City        MD        21210     Multifamily           Conventional            No
   173 Seguin             Guadalupe             TX        78155     Retail                  Anchored              No
   176 Manchester         Hillsborough          NH        03101     Multifamily           Conventional            No
   180 Elmhurst           DuPage                IL        60126     Multifamily           Conventional            No
   181 Dallas             Dallas                TX        75228     Retail                  Anchored              No
   182 Lubbock            Lubbock               TX        79407     Multifamily           Conventional            No
   186 Baltimore          Baltimore City        MD        21211     Multifamily           Conventional            No
   187 Clifton Heights    Delaware              PA        19018     Multifamily           Conventional            No
   188 Wilmington         Middlesex             MA        01887     Mixed Use             Retail/Office           No
   191 Detroit            Wayne                 MI        48219     Multifamily           Conventional            No
   192 Richmond           Richmond City         VA        23225     Retail                  Anchored              No
   193 Jackson            Hinds                 MS        39213     Multifamily           Conventional            No
   194 Lauderhill         Broward               FL        33319     Office                  Suburban              No
   196 Washington         District of Columbia  DC        20007     Multifamily           Conventional            No
   200 Greenville         Greenville            SC        29617     Multifamily           Conventional            No
   201 Reidsville         Rockingham            NC        27320     Multifamily           Conventional            No
   202 Greenville         Greenville            SC        29611     Multifamily           Conventional            No
   205 Laredo             Webb                  TX        78041     Multifamily           Conventional            No
   206 Carrollton         Dallas                TX        75006     Self Storage               N/A                No
   209 Arlington          Tarrant               TX        76018     Retail                 Unanchored             No
   211 Brooklyn           Kings                 NY        11218     Multifamily           Conventional            No
   212 Manchester         Hillsborough          NH        03104     Multifamily           Conventional            No
   213 Independence       Jackson               MO        64050     Multifamily       Manufactured Housing        No
   215 Fort Lauderdale    Broward               FL        33312     Multifamily       Manufactured Housing        No
   216 Bryan              Brazos                TX        77802     Retail                 Unanchored             No
   219 Manchester         Hillsborough          NH        03103     Multifamily           Conventional            No
   221 Albuquerque        Bernalillo            NM        87108     Multifamily           Conventional            No
   226 Dallas             Dallas                TX        75219     Multifamily           Conventional            No
   227 Cincinnati         Hamilton              OH        45239     Multifamily           Conventional            No
   232 Dallas             Dallas                TX        75219     Multifamily           Conventional            No
   235 Reidsville         Rockingham            NC        27320     Multifamily           Conventional            No
   241 Baltimore          Baltimore City        MD        21202     Multifamily           Conventional            No


------------------------------------------------------------------------------------------------------------------------
                 (xiv)                             (xiii)                     (iii)                        (xxii)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------


                                                                                                                  Percentage of
                Mortgage                      Mortgage                 Original                 Cut-off              Initial
    #          Originator                    Loan Seller               Balance                  Balance            Pool Balance
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
    1          Column Financial, Inc.          Column               $203,000,000             $203,000,000            11.77%
    2          Column Financial, Inc.          Column               $122,000,000             $122,000,000             7.07%
    3    Column Financial, Inc./Eurohypo AG    Column/Eurohypo       $72,000,000              $71,906,994             4.17%
    4          Column Financial, Inc.          Column                $61,000,000              $60,748,351             3.52%
    5          Column Financial, Inc.          Column                $60,000,000              $59,810,187             3.47%
    6          Column Financial, Inc.          Column                $48,000,000              $47,760,939             2.77%
    7          Column Financial, Inc.          Column                $47,000,000              $46,811,244             2.71%
    8          Column Financial, Inc.          Column                $44,100,000              $44,100,000             2.56%
    9          Column Financial, Inc.          Column                $30,000,000              $30,000,000             1.74%
   11          Column Financial, Inc.          Column                $29,200,000              $29,200,000             1.69%
   13          Column Financial, Inc.          Column                $26,000,000              $26,000,000             1.51%
   16          Column Financial, Inc.          Column                $22,300,000              $22,300,000             1.29%
   18          Column Financial, Inc.          Column                $21,000,000              $20,935,741             1.21%
   19          Column Financial, Inc.          Column                $19,400,000              $19,314,287             1.12%
   20          Column Financial, Inc.          Column                $17,775,000              $17,687,533             1.03%
   21          Column Financial, Inc.          Column                $17,500,000              $17,417,969             1.01%
   26          Column Financial, Inc.          Column                $10,700,000              $10,660,781             0.62%
   27          Column Financial, Inc.          Column                $10,700,000              $10,659,024             0.62%
   29          Column Financial, Inc.          Column                $10,500,000              $10,437,728             0.61%
   30            Rait Capital Corp.            Column                $10,400,000              $10,354,349             0.60%
   32          Column Financial, Inc.          Column                 $9,600,000              $9,570,624              0.55%
   34          Column Financial, Inc.          Column                 $9,500,000              $9,443,654              0.55%
   35          Column Financial, Inc.          Column                 $9,350,000              $9,312,236              0.54%
   36          Column Financial, Inc.          Column                 $9,100,000              $9,056,204              0.53%
   38          Column Financial, Inc.          Column                 $8,775,000              $8,736,243              0.51%
   39      Union Capital Investments, LLC      Column                 $7,800,000              $7,777,800              0.45%
   40          Column Financial, Inc.          Column                 $7,600,000              $7,577,413              0.44%
   41          Column Financial, Inc.          Column                 $7,500,000              $7,448,851              0.43%
   45          Column Financial, Inc.          Column                 $7,000,000              $6,956,573              0.40%
   49          Column Financial, Inc.          Column                 $6,600,000              $6,551,842              0.38%
   54      Union Capital Investments, LLC      Column                 $6,160,000              $6,143,534              0.36%
   57          Column Financial, Inc.          Column                 $6,000,000              $5,929,315              0.34%
   58          Column Financial, Inc.          Column                 $5,900,000              $5,833,908              0.34%
   59      Union Capital Investments, LLC      Column                 $5,850,000              $5,817,492              0.34%
   60          Column Financial, Inc.          Column                 $5,800,000              $5,773,198              0.33%
   61          Column Financial, Inc.          Column                 $5,800,000              $5,771,287              0.33%
   64      Union Capital Investments, LLC      Column                 $5,680,000              $5,647,490              0.33%
   66          Column Financial, Inc.          Column                 $5,600,000              $5,584,244              0.32%
   69          Column Financial, Inc.          Column                 $5,250,000              $5,222,522              0.30%
   72      Union Capital Investments, LLC      Column                 $5,150,000              $5,131,646              0.30%
   76      Union Capital Investments, LLC      Column                 $4,865,000              $4,847,661              0.28%
   77          Column Financial, Inc.          Column                 $4,850,000              $4,826,421              0.28%
   79          Column Financial, Inc.          Column                 $4,800,000              $4,775,611              0.28%
   80          Column Financial, Inc.          Column                 $4,700,000              $4,682,477              0.27%
   84          Column Financial, Inc.          Column                 $4,400,000              $4,372,523              0.25%
   85          Column Financial, Inc.          Column                 $4,300,000              $4,287,134              0.25%
   87          Column Financial, Inc.          Column                 $4,300,000              $4,274,392              0.25%
   92          Column Financial, Inc.          Column                 $4,100,000              $4,080,506              0.24%
   93          Column Financial, Inc.          Column                 $4,100,000              $4,069,761              0.24%
   94          Column Financial, Inc.          Column                 $3,950,000              $3,933,494              0.23%
   95          Column Financial, Inc.          Column                 $3,900,000              $3,880,341              0.23%
   96          Column Financial, Inc.          Column                 $3,850,000              $3,839,502              0.22%
   97          Column Financial, Inc.          Column                 $1,628,680              $1,624,296              0.09%
   98          Column Financial, Inc.          Column                 $1,266,540              $1,263,131              0.07%
   99          Column Financial, Inc.          Column                  $904,780                $902,344               0.05%
   106         Column Financial, Inc.          Column                 $3,450,000              $3,435,933              0.20%
   108         Column Financial, Inc.          Column                 $3,400,000              $3,390,009              0.20%
   109         Column Financial, Inc.          Column                 $3,350,000              $3,335,922              0.19%
   116         Column Financial, Inc.          Column                 $3,050,000              $3,035,980              0.18%
   117         Column Financial, Inc.          Column                 $3,000,000              $2,986,137              0.17%
   119         Column Financial, Inc.          Column                 $2,932,000              $2,920,012              0.17%
   122         Column Financial, Inc.          Column                 $2,800,000              $2,792,881              0.16%
   130         Column Financial, Inc.          Column                 $2,500,000              $2,487,919              0.14%
   135         Column Financial, Inc.          Column                 $2,400,000              $2,390,309              0.14%
   138     Union Capital Investments, LLC      Column                 $2,250,000              $2,243,523              0.13%
   140         Column Financial, Inc.          Column                 $2,200,000              $2,189,153              0.13%
   147         Column Financial, Inc.          Column                 $1,280,000              $1,270,204              0.07%
   148         Column Financial, Inc.          Column                  $760,000                $754,378               0.04%
   150         Column Financial, Inc.          Column                 $2,000,000              $1,994,622              0.12%
   154         Column Financial, Inc.          Column                 $1,950,000              $1,942,350              0.11%
   155         Column Financial, Inc.          Column                 $1,900,000              $1,891,504              0.11%
   156         Column Financial, Inc.          Column                 $1,875,000              $1,867,388              0.11%
   158         Column Financial, Inc.          Column                 $1,850,000              $1,842,428              0.11%
   160         Column Financial, Inc.          Column                 $1,840,000              $1,830,082              0.11%
   162         Column Financial, Inc.          Column                 $1,775,000              $1,768,802              0.10%
   163         Column Financial, Inc.          Column                 $1,730,000              $1,719,841              0.10%
   164         Column Financial, Inc.          Column                 $1,725,000              $1,717,795              0.10%
   167         Column Financial, Inc.          Column                 $1,700,000              $1,691,851              0.10%
   170         Column Financial, Inc.          Column                 $1,680,000              $1,672,410              0.10%
   171         Column Financial, Inc.          Column                 $1,650,000              $1,643,765              0.10%
   172         Column Financial, Inc.          Column                 $1,650,000              $1,642,059              0.10%
   173         Column Financial, Inc.          Column                 $1,625,000              $1,616,600              0.09%
   176         Column Financial, Inc.          Column                 $1,592,000              $1,585,255              0.09%
   180         Column Financial, Inc.          Column                 $1,500,000              $1,495,410              0.09%
   181         Column Financial, Inc.          Column                 $1,486,000              $1,479,558              0.09%
   182         Column Financial, Inc.          Column                 $1,465,000              $1,453,827              0.08%
   186         Column Financial, Inc.          Column                 $1,375,000              $1,369,287              0.08%
   187         Column Financial, Inc.          Column                 $1,360,000              $1,349,199              0.08%
   188         Column Financial, Inc.          Column                 $1,350,000              $1,345,129              0.08%
   191         Column Financial, Inc.          Column                 $1,320,000              $1,312,549              0.08%
   192     Union Capital Investments, LLC      Column                 $1,300,000              $1,295,390              0.08%
   193         Column Financial, Inc.          Column                 $1,300,000              $1,291,313              0.07%
   194         Column Financial, Inc.          Column                 $1,300,000              $1,289,899              0.07%
   196         Column Financial, Inc.          Column                 $1,244,000              $1,238,380              0.07%
   200         Column Financial, Inc.          Column                 $1,200,000              $1,193,532              0.07%
   201         Column Financial, Inc.          Column                 $1,178,000              $1,173,260              0.07%
   202         Column Financial, Inc.          Column                 $1,150,000              $1,141,229              0.07%
   205        Wexford Bancgroup, L.L.C.        Column                 $1,025,000              $1,018,589              0.06%
   206         Column Financial, Inc.          Column                 $1,015,000              $1,009,235              0.06%
   209         Column Financial, Inc.          Column                 $1,000,000               $997,791               0.06%
   211         Column Financial, Inc.          Column                 $1,000,000               $994,755               0.06%
   212         Column Financial, Inc.          Column                  $950,000                $945,975               0.05%
   213         Column Financial, Inc.          Column                  $940,000                $928,996               0.05%
   215         Column Financial, Inc.          Column                  $912,000                $904,648               0.05%
   216         Column Financial, Inc.          Column                  $900,000                $897,756               0.05%
   219         Column Financial, Inc.          Column                  $850,000                $847,646               0.05%
   221         Column Financial, Inc.          Column                  $807,000                $803,832               0.05%
   226         Column Financial, Inc.          Column                  $720,000                $717,285               0.04%
   227         Column Financial, Inc.          Column                  $715,000                $711,868               0.04%
   232         Column Financial, Inc.          Column                  $670,000                $668,278               0.04%
   235         Column Financial, Inc.          Column                  $612,000                $609,537               0.04%
   241         Column Financial, Inc.          Column                  $500,000                $497,516               0.03%


-------------------               ----------------------------------------------------------------------------------------
      (xii)                             (vii)                                (vi)                             (v)
-------------------               ----------------------------------------------------------------------------------------
-------------------               ----------------------------------------------------------------------------------------



                             Initial            Orig               Rem.             Orig           Rem.
              Fee/        Interest Only        Amort.             Amort.           Term to       Term to          Interest
    #      Leasehold           Term             Term               Term           Maturity       Maturity           Rate
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
    1         Fee               24              360                 360              121           119             5.9695%
    2                           18              360                 360              84             84             5.1351%
    3         Fee               0               360                 359              60             59             4.1345%
    4         Fee               0               300                 297              120           117             5.8500%
    5         Fee               0               360                 357              120           117             5.2500%
    6         Fee               0               360                 355              120           115             5.8800%
    7                           0               360                 356              60             56             6.0000%
    8         Fee              120         Interest Only       Interest Only         120           112             6.5000%
    9         Fee               60         Interest Only       Interest Only         60             55             5.2500%
   11         Fee               18              342                 342              120           116             5.7500%
   13         Fee               60         Interest Only       Interest Only         60             58             6.0400%
   16         Fee               24              360                 360              60             56             5.2400%
   18                           0               360                 357              120           117             5.4000%
   19         Fee               0               300                 297              120           117             5.4600%
   20         Fee               0               360                 355              120           115             5.9400%
   21         Fee               0               360                 355              120           115             6.1800%
   26                           0               300                 297              120           117             6.5000%
   27         Fee               0               360                 356              120           116             6.2500%
   29         Fee               0               360                 354              120           114             5.8200%
   30         Fee               0               360                 355              120           115             6.5000%
   32         Fee               0               360                 357              120           117             5.4000%
   34         Fee               0               240                 237              240           237             6.3200%
   35                           0               360                 356              120           116             5.9700%
   36         Fee               0               360                 355              120           115             6.0500%
   38         Fee               0               360                 355              120           115             6.4700%
   39         Fee               0               360                 357              120           117             5.7200%
   40         Fee               0               360                 357              120           117             5.5300%
   41         Fee               0               300                 295              120           115             6.2700%
   45         Fee               0               324                 319              120           115             5.9000%
   49         Fee               0               360                 353              120           113             5.6100%
   54         Fee               0               360                 357              120           117             5.9900%
   57         Fee               0               240                 234              120           114             6.6700%
   58         Fee               0               240                 235              120           115             5.6700%
   59         Fee               0               360                 354              120           114             6.1300%
   60         Fee               0               360                 355              120           115             6.2500%
   61         Fee               0               360                 355              120           115             5.9100%
   64         Fee               0               360                 354              120           114             5.9900%
   66         Fee               0               360                 357              120           117             5.7700%
   69    Fee/Leasehold          0               360                 354              120           114             6.4100%
   72      Leasehold            0               300                 297              120           117             6.6500%
   76      Leasehold            0               300                 297              120           117             6.6500%
   77         Fee               0               360                 355              120           115             6.0000%
   79         Fee               0               360                 355              120           115             5.7800%
   80         Fee               0               360                 356              120           116             6.3900%
   84         Fee               0               300                 295              120           115             6.8100%
   85         Fee               0               360                 357              120           117             5.5000%
   87         Fee               0               360                 354              120           114             5.8000%
   92         Fee               0               360                 355              120           115             6.1100%
   93         Fee               0               300                 295              120           115             5.7800%
   94         Fee               0               360                 356              120           116             5.7900%
   95         Fee               0               360                 355              120           115             5.8200%
   96         Fee               0               300                 298              120           118             6.0000%
   97         Fee               0               360                 357              120           117             5.9600%
   98         Fee               0               360                 357              120           117             5.9600%
   99         Fee               0               360                 357              120           117             5.9600%
   106        Fee               0               360                 356              120           116             5.9200%
   108        Fee               0               360                 357              120           117             5.5800%
   109        Fee               0               360                 356              120           116             5.7600%
   116        Fee               0               360                 354              120           114             7.0000%
   117        Fee               0               360                 355              120           115             6.2500%
   119        Fee               0               300                 297              60             57             5.9000%
   122        Fee               0               300                 298              120           118             6.4000%
   130        Fee               0               360                 355              120           115             6.0300%
   135        Fee               0               300                 297              120           117             5.9700%
   138        Fee               0               360                 357              120           117             5.6700%
   140        Fee               0               360                 355              120           115             5.9300%
   147        Fee               0               300                 294              120           114             6.5800%
   148        Fee               0               300                 294              120           114             6.7800%
   150        Fee               0               300                 298              120           118             6.0800%
   154        Fee               0               300                 297              120           117             6.1300%
   155        Fee               0               360                 355              120           115             6.4100%
   156        Fee               0               300                 297              60             57             5.9400%
   158        Fee               0               360                 356              60             56             5.9000%
   160        Fee               0               300                 296              120           116             6.5000%
   162        Fee               0               360                 356              120           116             6.7300%
   163        Fee               0               300                 295              120           115             7.1800%
   164        Fee               0               300                 297              120           117             5.7800%
   167        Fee               0               360                 355              60             55             6.0700%
   170        Fee               0               360                 355              120           115             6.3600%
   171        Fee               0               360                 356              120           116             6.3200%
   172        Fee               0               360                 355              120           115             6.0500%
   173        Fee               0               300                 296              120           116             6.7700%
   176        Fee               0               300                 297              120           117             5.7000%
   180        Fee               0               360                 357              120           117             5.4000%
   181        Fee               0               360                 355              120           115             6.5600%
   182        Fee               0               300                 294              120           114             6.6000%
   186        Fee               0               300                 297              120           117             5.8100%
   187        Fee               0               300                 294              120           114             6.3600%
   188        Fee               0               360                 356              120           116             6.5600%
   191        Fee               0               300                 296              120           116             6.2000%
   192        Fee               0               360                 356              120           116             6.6500%
   193        Fee               0               360                 353              120           113             6.0400%
   194        Fee               0               300                 294              120           114             6.4900%
   196        Fee               0               360                 355              120           115             6.3600%
   200        Fee               0               300                 296              120           116             6.5000%
   201        Fee               0               360                 356              120           116             5.9900%
   202        Fee               0               300                 294              120           114             6.6000%
   205        Fee               0               300                 295              120           115             6.8000%
   206        Fee               0               300                 296              120           116             6.1600%
   209        Fee               0               360                 357              120           117             6.7700%
   211        Fee               0               360                 354              60             54             6.4000%
   212        Fee               0               300                 297              120           117             5.7000%
   213        Fee               0               240                 234              120           114             6.7200%
   215        Fee               0               300                 294              60             54             6.2700%
   216        Fee               0               300                 298              120           118             6.5100%
   219        Fee               0               300                 298              120           118             5.9100%
   221        Fee               0               360                 356              120           116             6.1200%
   226        Fee               0               360                 356              120           116             6.3300%
   227        Fee               0               360                 355              120           115             6.5100%
   232        Fee               0               300                 298              120           118             6.3400%
   235        Fee               0               360                 356              120           116             5.9900%
   241        Fee               0               360                 354              120           114             6.6500%

-----------------------------------------------------------------------------------------------------------------------------------
       (xvii)                 (xv)                     (iv)                                           (x)                 (xi)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


                                                                                First
               Grace          Interest Calculation      Monthly                Payment
    #          Days          (30/360 / Actual/360)      Payment                  Date                   ARD       Defeasance
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
    1           0                 Actual/360          $1,188,971              5/11/2003              5/11/2013        Yes
    2           0                 Actual/360            $665,032              7/11/2003              6/11/2010        Yes
    3           0                 Actual/360            $349,345              6/11/2003                    N/A        Yes
    4           0                 Actual/360            $387,450              4/11/2003                    N/A        Yes
    5           0                 Actual/360            $331,322              4/11/2003              3/11/2013        Yes
    6           0                 Actual/360            $284,092              2/11/2003                    N/A        Yes
    7           0                 Actual/360            $281,789              3/11/2003                    N/A        Yes
    8           5                 Actual/360            $242,193             11/11/2002             10/11/2012        Yes
    9           0                 Actual/360            $133,073              2/11/2003                    N/A        Yes
   11           0                 Actual/360            $173,806              3/11/2003                    N/A        Yes
   13           0                 Actual/360            $132,684              5/11/2003              4/11/2008        Yes
   16           0                 Actual/360            $123,003              3/11/2003                    N/A        Yes
   18           0                 Actual/360            $117,921              4/11/2003                    N/A        Yes
   19           0                 Actual/360            $118,670              4/11/2003                    N/A        Yes
   20           0                 Actual/360            $105,885              2/11/2003                    N/A        Yes
   21           0                 Actual/360            $106,955              2/11/2003                    N/A        Yes
   26           0                 Actual/360             $72,247              4/11/2003                    N/A        Yes
   27           0                 Actual/360             $65,882              3/11/2003                    N/A        Yes
   29           0                 Actual/360             $61,743              1/11/2003                    N/A        Yes
   30           0                 Actual/360             $65,735              2/11/2003                    N/A        Yes
   32           0                 Actual/360             $53,907              4/11/2003                    N/A        Yes
   34           0                 Actual/360             $69,826              4/11/2003                    N/A        Yes
   35           0                 Actual/360             $55,878              3/11/2003                    N/A        Yes
   36           0                 Actual/360             $54,852              2/11/2003                    N/A        Yes
   38           0                 Actual/360             $55,291              2/11/2003                    N/A        Yes
   39           0                 Actual/360             $45,370              4/11/2003                    N/A        Yes
   40           0                 Actual/360             $43,295              4/11/2003                    N/A        Yes
   41           0                 Actual/360             $49,568              2/11/2003                    N/A        Yes
   45           0                 Actual/360             $43,243              2/11/2003                    N/A        Yes
   49           0                 Actual/360             $37,931             12/11/2002                    N/A        Yes
   54           0                 Actual/360             $36,893              4/11/2003                    N/A        Yes
   57           0                 Actual/360             $45,337              1/11/2003                    N/A        Yes
   58           0                 Actual/360             $41,154              2/11/2003                    N/A        Yes
   59           0                 Actual/360             $35,564              1/11/2003                    N/A        Yes
   60           0                 Actual/360             $35,712              2/11/2003                    N/A        Yes
   61           0                 Actual/360             $34,439              2/11/2003                    N/A        Yes
   64           0                 Actual/360             $34,018              1/11/2003                    N/A        Yes
   66           0                 Actual/360             $32,751              4/11/2003                    N/A        Yes
   69           0                 Actual/360             $32,873              1/11/2003                    N/A        Yes
   72           0                 Actual/360             $35,257              4/11/2003                    N/A        Yes
   76           0                 Actual/360             $33,306              4/11/2003                    N/A        Yes
   77           0                 Actual/360             $29,078              2/11/2003                    N/A        Yes
   79           0                 Actual/360             $28,103              2/11/2003                    N/A        Yes
   80           0                 Actual/360             $29,368              3/11/2003                    N/A        Yes
   84           0                 Actual/360             $30,567              2/11/2003                    N/A        Yes
   85           0                 Actual/360             $24,415              4/11/2003                    N/A        Yes
   87           0                 Actual/360             $25,230              1/11/2003                    N/A        Yes
   92           0                 Actual/360             $24,872              2/11/2003                    N/A        Yes
   93           0                 Actual/360             $25,868              2/11/2003                    N/A        Yes
   94           0                 Actual/360             $23,152              3/11/2003                    N/A        Yes
   95           0                 Actual/360             $22,933              2/11/2003                    N/A        Yes
   96           0                 Actual/360             $24,806              5/11/2003                    N/A        Yes
   97           0                 Actual/360              $9,723              4/11/2003                    N/A        Yes
   98           0                 Actual/360              $7,561              4/11/2003                    N/A        Yes
   99           0                 Actual/360              $5,401              4/11/2003                    N/A        Yes
   106          0                 Actual/360             $20,507              3/11/2003                    N/A        Yes
   108          0                 Actual/360             $19,476              4/11/2003                    N/A        Yes
   109          0                 Actual/360             $19,571              3/11/2003                    N/A        Yes
   116          0                 Actual/360             $20,292              1/11/2003                    N/A        Yes
   117          0                 Actual/360             $18,472              2/11/2003                    N/A        Yes
   119          0                 Actual/360             $18,712              4/11/2003                    N/A        Yes
   122          0                 Actual/360             $18,731              5/11/2003                    N/A        Yes
   130          0                 Actual/360             $15,037              2/11/2003                    N/A        Yes
   135          0                 Actual/360             $15,419              4/11/2003                    N/A        Yes
   138          0                 Actual/360             $13,016              4/11/2003                    N/A        Yes
   140          0                 Actual/360             $13,091              2/11/2003                    N/A        Yes
   147          0                 Actual/360              $8,707              1/11/2003                    N/A        No
   148          0                 Actual/360              $5,265              1/11/2003                    N/A        No
   150          0                 Actual/360             $12,984              5/11/2003              4/11/2013        Yes
   154          0                 Actual/360             $12,719              4/11/2003                    N/A        Yes
   155          0                 Actual/360             $11,897              2/11/2003                    N/A        Yes
   156          0                 Actual/360             $12,012              4/11/2003                    N/A        Yes
   158          0                 Actual/360             $10,973              3/11/2003                    N/A        Yes
   160          0                 Actual/360             $12,424              3/11/2003                    N/A        Yes
   162          0                 Actual/360             $11,489              3/11/2003                    N/A        Yes
   163          0                 Actual/360             $12,427              2/11/2003                    N/A        No
   164          0                 Actual/360             $10,883              4/11/2003                    N/A        Yes
   167          0                 Actual/360             $10,269              2/11/2003                    N/A        Yes
   170          0                 Actual/360             $10,465              2/11/2003                    N/A        No
   171          0                 Actual/360             $10,235              3/11/2003                    N/A        Yes
   172          0                 Actual/360              $9,946              2/11/2003                    N/A        Yes
   173          0                 Actual/360             $11,248              3/11/2003                    N/A        Yes
   176          0                 Actual/360              $9,967              4/11/2003                    N/A        Yes
   180          0                 Actual/360              $8,423              4/11/2003                    N/A        Yes
   181          0                 Actual/360              $9,451              2/11/2003              1/11/2013        Yes
   182          0                 Actual/360              $9,984              1/11/2003                    N/A        Yes
   186          0                 Actual/360              $8,700              4/11/2003                    N/A        Yes
   187          0                 Actual/360              $9,064              1/11/2003                    N/A        Yes
   188          0                 Actual/360              $8,586              3/11/2003                    N/A        No
   191          0                 Actual/360              $8,667              3/11/2003                    N/A        Yes
   192          0                 Actual/360              $8,346              3/11/2003                    N/A        Yes
   193          0                 Actual/360              $7,828             12/11/2002                    N/A        No
   194          0                 Actual/360              $8,770              1/11/2003                    N/A        Yes
   196          0                 Actual/360              $7,749              2/11/2003                    N/A        Yes
   200          0                 Actual/360              $8,102              3/11/2003                    N/A        Yes
   201          0                 Actual/360              $7,055              3/11/2003                    N/A        Yes
   202          0                 Actual/360              $7,837              1/11/2003                    N/A        Yes
   205          0                 Actual/360              $7,114              2/11/2003                    N/A        Yes
   206          0                 Actual/360              $6,639              3/11/2003                    N/A        Yes
   209          0                 Actual/360              $6,499              4/11/2003                    N/A        Yes
   211          0                 Actual/360              $6,255              1/11/2003                    N/A        Yes
   212          0                 Actual/360              $5,948              4/11/2003                    N/A        Yes
   213          0                 Actual/360              $7,131              1/11/2003                    N/A        Yes
   215          0                 Actual/360              $6,027              1/11/2003                    N/A        No
   216          0                 Actual/360              $6,082              5/11/2003                    N/A        Yes
   219          0                 Actual/360              $5,430              5/11/2003                    N/A        Yes
   221          0                 Actual/360              $4,901              3/11/2003                    N/A        Yes
   226          0                 Actual/360              $4,471              3/11/2003                    N/A        Yes
   227          0                 Actual/360              $4,524              2/11/2003                    N/A        Yes
   232          0                 Actual/360              $4,457              5/11/2003                    N/A        Yes
   235          0                 Actual/360              $3,665              3/11/2003                    N/A        Yes
   241          0                 Actual/360              $3,210              1/11/2003                    N/A        Yes


------------------------------------------------------------------------------
                                             (xvi)                 (xxi)
------------------------------------------------------------------------------
------------------------------------------------------------------------------


                                                  Servicing                                                           Contractual
                                                     and                                   Engineering                 Recurring
                                                   Trustee                                 Reserve at                 Replacement
    #  Defeasance Provision                          Fees               Recourse           Origination               Reserve/FF&E
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
    1  Lock/26_Def/91_0.0%/4                       0.03137%                No                    $81,875                $201,125
    2  Lock/24_Def/53_0.0%/7                       0.03137%                No                   $714,675                 $71,144
    3  Lock/25_Def/31_0.0%/4                       0.03137%                No                        N/A                     N/A
    4  Lock/27_Def/89_0.0%/4                       0.03137%                No                        N/A                 $58,009
    5  Lock/27_Def/89_0.0%/4                       0.03137%                No                        N/A                     N/A
    6  Lock/29_Def/87_0.0%/4                       0.03137%                No                 $3,138,770                $134,112
    7  Lock/28_Def/28_0.0%/4                       0.03137%                No                   $319,986                $381,750
    8  Lock/32_Def/84_0.0%/4                       0.03137%                No                        N/A                     N/A
    9  Lock/29_Def/27_0.0%/4                       0.03137%                No                        N/A                     N/A
   11  Lock/28_Def/89_0.0%/3                       0.03137%                Yes                       N/A                     N/A
   13  Lock/26_Def/29_0.0%/5                       0.03137%                No                        N/A                  $7,695
   16  Lock/28_Def/29_0.0%/3                       0.03137%                No                    $19,250                $177,000
   18  Lock/27_Def/90_0.0%/3                       0.03137%                No                   $112,954                 $42,300
   19  Lock/27_Def/90_0.0%/3                       0.03137%                No                   $128,937                 $81,000
   20  Lock/29_Def/88_0.0%/3                       0.03137%                No                        N/A                     N/A
   21  Lock/29_Def/88_0.0%/3                       0.03137%                No                     $1,375                 $63,103
   26  Lock/27_Def/87_0.0%/6                       0.03137%                No                    $12,500                 $39,822
   27  Lock/28_Def/89_0.0%/3                       0.03137%                No                        N/A                 $13,386
   29  Lock/30_Def/87_0.0%/3                       0.03137%                No                        N/A                 $25,873
   30  Lock/29_Def/88_0.0%/3                       0.03137%                No                        N/A                 $16,208
   32  Lock/27_Def/90_0.0%/3                       0.03137%                No                        N/A                 $22,500
   34  Lock/27_Def/209_0.0%/4                      0.03137%                No                        N/A                     N/A
   35  Lock/28_Def/89_0.0%/3                       0.04137%                No                    $31,250                 $34,980
   36  Lock/29_Def/88_0.0%/3                       0.06137%                No                     $3,750                     N/A
   38  Lock/29_Def/88_0.0%/3                       0.03137%                No                   $100,000                     N/A
   39  Lock/27_Def/90_0.0%/3                       0.03137%                No                        N/A                     N/A
   40  Lock/27_Def/90_0.0%/3                       0.03137%                No                        N/A                 $14,748
   41  Lock/29_Def/88_0.0%/3                       0.03137%                No                        N/A                     N/A
   45  Lock/29_Def/88_0.0%/3                       0.03137%                No                        N/A                     N/A
   49  Lock/31_Def/83_0.0%/6                       0.03137%                No                   $100,000                 $18,147
   54  Lock/27_Def/90_0.0%/3                       0.03137%                No                       $937                 $11,348
   57  Lock/30_Def/87_0.0%/3                       0.03137%                No                   $107,125                      4%
   58  Lock/29_Def/88_0.0%/3                       0.03137%                No                        N/A                  $5,442
   59  Lock/30_Def/87_0.0%/3                       0.03137%                No                        N/A                 $31,200
   60  Lock/29_Def/85_0.0%/6                       0.03137%                No                    $55,725                 $62,000
   61  Lock/29_Def/88_0.0%/3                       0.03137%                No                     $4,125                  $9,367
   64  Lock/30_Def/87_0.0%/3                       0.03137%                No                    $10,938                     N/A
   66  Lock/27_Def/90_0.0%/3                       0.06137%                No                     $3,125                 $64,260
   69  Lock/30_Def/87_0.0%/3                       0.03137%                No                        N/A                  $5,040
   72  Lock/27_Def/89_0.0%/4                       0.03137%                No                        N/A                      4%
   76  Lock/27_Def/89_0.0%/4                       0.03137%                No                        N/A                      4%
   77  Lock/29_Def/88_0.0%/3                       0.03137%                No                        N/A                     N/A
   79  Lock/29_Def/88_0.0%/3                       0.03137%                No                     $4,375                 $51,920
   80  Lock/28_Def/86_0.0%/6                       0.03137%                No                    $53,611                     N/A
   84  Lock/29_Def/85_0.0%/6                       0.03137%                No                    $49,875                     N/A
   85  Lock/27_Def/90_0.0%/3                       0.03137%                No                        N/A                 $36,504
   87  Lock/30_Def/87_0.0%/3                       0.03137%                No                        N/A                     N/A
   92  Lock/29_Def/88_0.0%/3                       0.06137%                No                        N/A                     N/A
   93  Lock/29_Def/88_0.0%/3                       0.03137%                No                    $49,375                 $45,000
   94  Lock/28_Def/89_0.0%/3                       0.03137%                No                     $1,225                 $53,000
   95  Lock/29_Def/88_0.0%/3                       0.03137%                No                     $6,062                  $6,180
   96  Lock/26_Def/88_0.0%/6                       0.03137%                No                   $107,250                 $32,250
   97  Lock/27_Def/87_0.0%/6                       0.03137%                No                     $5,000                 $18,000
   98  Lock/27_Def/87_0.0%/6                       0.03137%                No                    $18,750                 $14,000
   99  Lock/27_Def/87_0.0%/6                       0.03137%                No                     $4,375                 $10,000
   106 Lock/28_Def/89_0.0%/3                       0.03137%                No                    $24,950                 $19,250
   108 Lock/27_Def/90_0.0%/3                       0.03137%                No                    $15,313                 $30,000
   109 Lock/28_Def/89_0.0%/3                       0.03137%                No                    $31,850                 $20,456
   116 Lock/30_Def/87_0.0%/3                       0.03137%                No                   $134,220                     N/A
   117 Lock/29_Def/85_0.0%/6                       0.03137%                No                    $17,284                 $35,000
   119 Lock/27_Def/27_0.0%/6                       0.03137%                No                     $9,125                 $46,250
   122 Lock/26_Def/88_0.0%/6                       0.03137%                No                    $49,688                     N/A
   130 Lock/29_Def/88_0.0%/3                       0.03137%                No                        N/A                  $4,044
   135 Lock/27_Def/87_0.0%/6                       0.03137%                No                     $1,250                 $18,250
   138 Lock/27_Def/89_0.0%/4                       0.03137%                No                     $3,000                     N/A
   140 Lock/29_Def/88_0.0%/3                       0.03137%                No                    $12,437                  $8,966
   147 N/A                                         0.03137%                No                    $43,000                 $22,000
   148 N/A                                         0.03137%                No                    $11,613                 $13,500
   150 Lock/26_Def/88_0.0%/6                       0.03137%                No                        N/A                     N/A
   154 Lock/27_Def/90_0.0%/3                       0.03137%                No                        N/A                     N/A
   155 Lock/29_Def/85_0.0%/6                       0.03137%                No                        N/A                     N/A
   156 Lock/27_Def/27_0.0%/6                       0.03137%                No                     $3,125                     N/A
   158 Lock/28_Def/26_0.0%/6                       0.03137%                No                        N/A                     N/A
   160 Lock/28_Def/86_0.0%/6                       0.03137%                No                        N/A                 $19,250
   162 Lock/28_Def/86_0.0%/6                       0.03137%                No                       $625                  $1,250
   163 N/A                                         0.03137%                No                    $15,625                     N/A
   164 Lock/27_Def/90_0.0%/3                       0.03137%                No                    $13,888                 $34,800
   167 Lock/29_Def/25_0.0%/6                       0.03137%                No                        N/A                  $9,600
   170 N/A                                         0.03137%                No                     $9,063                  $9,000
   171 Lock/28_Def/86_0.0%/6                       0.03137%                No                        N/A                     N/A
   172 Lock/29_Def/85_0.0%/6                       0.03137%                No                     $1,906                 $11,250
   173 Lock/28_Def/86_0.0%/6                       0.03137%                No                        N/A                     N/A
   176 Lock/27_Def/87_0.0%/6                       0.03137%                No                    $13,187                 $11,250
   180 Lock/27_Def/90_0.0%/3                       0.03137%                No                        N/A                  $5,000
   181 Lock/29_Def/88_0.0%/3                       0.03137%                No                        N/A                  $1,636
   182 Lock/30_Def/84_0.0%/6                       0.03137%                No                    $42,381                 $29,700
   186 Lock/27_Def/87_0.0%/6                       0.03137%                No                    $11,050                 $10,500
   187 Lock/30_Def/84_0.0%/6                       0.03137%                No                    $17,215                 $12,250
   188 N/A                                         0.03137%                No                     $4,125                     N/A
   191 Lock/28_Def/86_0.0%/6                       0.03137%                No                    $24,375                 $18,000
   192 Lock/28_Def/88_0.0%/4                       0.03137%                No                        N/A                    $998
   193 N/A                                         0.03137%                No                    $49,000                 $30,000
   194 Lock/30_Def/84_0.0%/6                       0.03137%                No                    $22,000                     N/A
   196 Lock/29_Def/85_0.0%/6                       0.03137%                No                     $1,625                  $2,750
   200 Lock/28_Def/86_0.0%/6                       0.03137%                No                        N/A                  $8,000
   201 Lock/28_Def/86_0.0%/6                       0.03137%                No                        N/A                 $10,500
   202 Lock/30_Def/84_0.0%/6                       0.03137%                No                     $8,708                 $16,000
   205 Lock/29_Def/85_0.0%/6                       0.03137%                No                    $18,425                 $10,750
   206 Lock/28_Def/86_0.0%/6                       0.03137%                No                     $1,250                     N/A
   209 Lock/27_Def/87_0.0%/6                       0.03137%                No                        N/A                     N/A
   211 Lock/30_Def/24_0.0%/6                       0.03137%                No                    $14,656                  $6,000
   212 Lock/27_Def/87_0.0%/6                       0.03137%                No                    $67,250                  $5,500
   213 Lock/30_Def/84_0.0%/6                       0.03137%                No                    $18,375                  $3,300
   215 N/A                                         0.03137%                No                     $5,000                  $2,322
   216 Lock/26_Def/88_0.0%/6                       0.03137%                No                   $100,530                     N/A
   219 Lock/26_Def/88_0.0%/6                       0.03137%                No                     $9,218                  $6,000
   221 Lock/28_Def/86_0.0%/6                       0.03137%                No                     $5,000                 $10,500
   226 Lock/28_Def/86_0.0%/6                       0.03137%                No                    $40,500                  $7,250
   227 Lock/29_Def/85_0.0%/6                       0.03137%                No                    $23,125                  $7,000
   232 Lock/26_Def/88_0.0%/6                       0.03137%                No                       $625                  $4,500
   235 Lock/28_Def/86_0.0%/6                       0.03137%                No                     $3,375                  $7,000
   241 Lock/30_Def/84_0.0%/6                       0.03137%                No                       $625                  $1,250


               LC & TI            Contractual       Tax &               Initial          Initial other
              Reserve at           Recurring      Insurance              Other              Reserve
    #        Origination             LC&TI         Escrows              Reserve            Description
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
    1             N/A               $2,500,000       Both                   N/A               N/A
    2             N/A               $1,000,000       Both            $1,000,000               Liquidity Reserve
    3             N/A                      N/A       None                   N/A               N/A
    4             N/A                 $200,012        Tax                   N/A               N/A
    5             N/A                      N/A       None                   N/A               N/A
    6        $560,485                 $681,450       Both                   N/A               N/A
    7             N/A                      N/A       Both                   N/A               N/A
    8             N/A                      N/A       None                   N/A               N/A
    9             N/A                      N/A       None                   N/A               N/A
   11        $150,000                      N/A       Both              $150,000               Indemnity Reserve
   13        $285,000                 $198,756       Both                   N/A               N/A
   16             N/A                      N/A       Both               $26,000               Termite Treatment Reserve
   18        $298,381                 $211,200       Both                   N/A               N/A
   19             N/A                      N/A       Both                   N/A               N/A
   20             N/A                  $58,410       Both                   N/A               N/A
   21             N/A                 $250,000       Both                   N/A               N/A
   26             N/A                  $79,644       Both                   N/A               N/A
   27             N/A                  $89,243       Both                   N/A               N/A
   29             N/A                  $86,244       Both                $4,025               Termite Repair
   30             N/A                 $104,005       Both                   N/A               N/A
   32             N/A                      N/A       Both                   N/A               N/A
   34             N/A                      N/A       None                $1,825               Letter of Credit Transfer Fee
   35        $200,000                 $255,000        Tax                   N/A               N/A
   36             N/A                 $105,024       Both                   N/A               N/A
   38             N/A                  $40,000       Both                   N/A               N/A
   39             N/A                      N/A       Both                   N/A               N/A
   40             N/A                      N/A       Both                   N/A               N/A
   41             N/A                  $66,000       None                   N/A               N/A
   45             N/A                      N/A       Both                   N/A               N/A
   49        $100,000                      N/A       Both                   N/A               N/A
   54             N/A                  $86,183       Both                   N/A               N/A
   57             N/A                      N/A       Both                   N/A               N/A
   58             N/A                  $25,000       Both                   N/A               N/A
   59             N/A                      N/A       Both                   N/A               N/A
   60             N/A                      N/A       Both                   N/A               N/A
   61        $140,000                  $90,000       Both                   N/A               N/A
   64             N/A                      N/A       Both               $84,138               Quarterly Reserve ($83,638.00);
                                                                                              Termite Reserve ($500.00)
   66             N/A                      N/A       Both                   N/A               N/A
   69             N/A                  $45,000       Both                   N/A               N/A
   72             N/A                      N/A       Both                   N/A               N/A
   76             N/A                      N/A       Both                   N/A               N/A
   77             N/A                  $23,148       Both                   N/A               N/A
   79             N/A                      N/A       Both                   N/A               N/A
   80        $140,000                      N/A       Both                   N/A               N/A
   84             N/A                  $37,332       Both                   N/A               N/A
   85             N/A                      N/A       Both                   N/A               N/A
   87        $125,000                  $39,996       Both                   N/A               N/A
   92             N/A                  $29,040       Both                   N/A               N/A
   93             N/A                      N/A       Both                   N/A               N/A
   94             N/A                      N/A       Both                   N/A               N/A
   95             N/A                      N/A       None                   N/A               N/A
   96             N/A                      N/A       Both                   N/A               N/A
   97             N/A                      N/A       Both                   N/A               N/A
   98             N/A                      N/A       Both                   N/A               N/A
   99             N/A                      N/A       Both                   N/A               N/A
   106            N/A                      N/A       Both                $5,000               Initial Termite Inspection Reserve
   108            N/A                      N/A       Both                   N/A               N/A
   109            N/A                      N/A       Both               $14,170               NECC Reserve
   116            N/A                  $50,004       Both               $61,761               Georgia Lease Reserve
   117            N/A                      N/A       Both                   N/A               N/A
   119            N/A                      N/A       Both                   N/A               N/A
   122       $216,000                      N/A       Both               $50,000               Carmona Productions Reserve
   130            N/A                   $7,200       Both                   N/A               N/A
   135            N/A                      N/A       Both                   N/A               N/A
   138            N/A                      N/A       Both                   N/A               N/A
   140            N/A                  $24,996       Both                   N/A               N/A
   147            N/A                      N/A       Both                   N/A               N/A
   148            N/A                      N/A       Both                   N/A               N/A
   150            N/A                      N/A     Insurance                N/A               N/A
   154            N/A                      N/A       Both                   N/A               N/A
   155            N/A                      N/A       Both                   N/A               N/A
   156        $86,000                      N/A       Both                   N/A               N/A
   158            N/A                      N/A       Both                   N/A               N/A
   160            N/A                      N/A       Both                   N/A               N/A
   162            N/A                      N/A       Both                   N/A               N/A
   163            N/A                  $46,650       Both                   N/A               N/A
   164            N/A                      N/A       Both                   N/A               N/A
   167            N/A                      N/A       Both                   N/A               N/A
   170            N/A                      N/A       Both                   N/A               N/A
   171        $25,000                  $18,750       Both                   N/A               N/A
   172            N/A                      N/A       Both                   N/A               N/A
   173       $102,000                      N/A       Both                   N/A               N/A
   176            N/A                      N/A       Both                   N/A               N/A
   180            N/A                      N/A       Both                   N/A               N/A
   181            N/A                  $15,900       None                   N/A               N/A
   182            N/A                      N/A       Both                   N/A               N/A
   186            N/A                      N/A       Both                   N/A               N/A
   187            N/A                      N/A       Both                   N/A               N/A
   188            N/A                  $25,008       Both                   N/A               N/A
   191            N/A                      N/A       Both                   N/A               N/A
   192            N/A                   $6,517       Both                $7,500               EB Games Reserve
   193            N/A                      N/A       Both                   N/A               N/A
   194            N/A                      N/A       Both                   N/A               N/A
   196            N/A                      N/A       Both                   N/A               N/A
   200            N/A                      N/A       Both                   N/A               N/A
   201            N/A                      N/A       Both                   N/A               N/A
   202            N/A                      N/A       Both                   N/A               N/A
   205            N/A                      N/A       Both                   N/A               N/A
   206            N/A                      N/A       Both                   N/A               N/A
   209            N/A                      N/A       Both                   N/A               N/A
   211            N/A                      N/A       Both                   N/A               N/A
   212            N/A                      N/A       Both                   N/A               N/A
   213            N/A                      N/A       Both                   N/A               N/A
   215            N/A                      N/A       Both                   N/A               N/A
   216        $52,500                      N/A       Both                   N/A               N/A
   219            N/A                      N/A       Both                   N/A               N/A
   221            N/A                      N/A       Both                   N/A               N/A
   226            N/A                      N/A       Both                   N/A               N/A
   227            N/A                      N/A       Both                   N/A               N/A
   232            N/A                      N/A       Both                   N/A               N/A
   235            N/A                      N/A       Both                   N/A               N/A
   241            N/A                      N/A       Both                   N/A               N/A


           Contractual   Contractual
              Other     Other Reserve
    #        Reserve     Description
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    1          N/A           N/A
    2          N/A           N/A
    3          N/A           N/A
    4          N/A           N/A
    5          N/A           N/A
    6          N/A           N/A
    7          N/A           N/A
    8          N/A           N/A
    9          N/A           N/A
   11          N/A           N/A
   13          N/A           N/A
   16          N/A           N/A
   18          N/A           N/A
   19          N/A           N/A
   20          N/A           N/A
   21          N/A           N/A
   26          N/A           N/A
   27          N/A           N/A
   29          N/A           N/A
   30          N/A           N/A
   32          N/A           N/A
   34          N/A           N/A
   35          N/A           N/A
   36          N/A           N/A
   38          N/A           N/A
   39      $45,370           Additional debt service reserve on 10/15, 11/1 (2 payments), 12/1 and 12/15 of each year
   40          N/A           N/A
   41          N/A           N/A
   45          N/A           N/A
   49          N/A           N/A
   54          N/A           N/A
   57      $15,000           Seasonality Reserve - Borrower to deposit $15,000 in March, April, May, June, July, August, September,
                             October and November
   58          N/A           N/A
   59          N/A           N/A
   60          N/A           N/A
   61          N/A           N/A
   64          N/A           N/A
   66          N/A           N/A
   69          N/A           N/A
   72          N/A           N/A
   76          N/A           N/A
   77          N/A           N/A
   79          N/A           N/A
   80          N/A           N/A
   84          N/A           N/A
   85          N/A           N/A
   87          N/A           N/A
   92          N/A           N/A
   93          N/A           N/A
   94          N/A           N/A
   95          N/A           N/A
   96          N/A           N/A
   97          N/A           N/A
   98          N/A           N/A
   99          N/A           N/A
   106         N/A           N/A
   108         N/A           N/A
   109         N/A           N/A
   116         N/A           N/A
   117         N/A           N/A
   119         N/A           N/A
   122         N/A           N/A
   130         N/A           N/A
   135         N/A           N/A
   138         N/A           N/A
   140         N/A           N/A
   147         N/A           N/A
   148         N/A           N/A
   150         N/A           N/A
   154         N/A           N/A
   155         N/A           N/A
   156         N/A           N/A
   158         N/A           N/A
   160         N/A           N/A
   162         N/A           N/A
   163         N/A           N/A
   164         N/A           N/A
   167         N/A           N/A
   170         N/A           N/A
   171         N/A           N/A
   172         N/A           N/A
   173         N/A           N/A
   176         N/A           N/A
   180         N/A           N/A
   181         N/A           N/A
   182         N/A           N/A
   186         N/A           N/A
   187         N/A           N/A
   188         N/A           N/A
   191         N/A           N/A
   192         N/A           N/A
   193         N/A           N/A
   194      $1,427           Lease Holdback Reserve
   196         N/A           N/A
   200         N/A           N/A
   201         N/A           N/A
   202         N/A           N/A
   205         N/A           N/A
   206         N/A           N/A
   209        $833           Lease Holdback Reserve
   211         N/A           N/A
   212         N/A           N/A
   213         N/A           N/A
   215         N/A           N/A
   216         N/A           N/A
   219         N/A           N/A
   221         N/A           N/A
   226         N/A           N/A
   227         N/A           N/A
   232         N/A           N/A
   235         N/A           N/A
   241         N/A           N/A


                                          Letter                          Initial                 Recurring
                     Letter of           of Credit                      Replacement             Renovation/Leasing
    #                 Credit            Description                       Reserve                   Reserve
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
    1                   N/A                 N/A                             N/A                        N/A
    2                   N/A                 N/A                             N/A                        N/A
    3                   N/A                 N/A                             N/A                        N/A
    4                   N/A                 N/A                             N/A                        N/A
    5                   N/A                 N/A                             N/A                        N/A
    6                   N/A                 N/A                             N/A                        N/A
    7                   N/A                 N/A                             N/A                        N/A
    8                   N/A                 N/A                             N/A                        N/A
    9                   N/A                 N/A                             N/A                        N/A
   11                   N/A                 N/A                             N/A                        N/A
   13                   N/A                 N/A                             N/A                        N/A
   16                   N/A                 N/A                             N/A                        N/A
   18                   N/A                 N/A                             N/A                        N/A
   19              $500,000                 LOC as additional security      N/A                        N/A
   20                   N/A                 N/A                             N/A                        N/A
   21                   N/A                 N/A                             N/A                        N/A
   26                   N/A                 N/A                             N/A                        N/A
   27                   N/A                 N/A                             N/A                        N/A
   29                   N/A                 N/A                             N/A                        N/A
   30                   N/A                 N/A                             N/A                        N/A
   32                   N/A                 N/A                             N/A                        N/A
   34              $730,100                 TILC Letter of Credit           N/A                        N/A
   35                   N/A                 N/A                             N/A                        N/A
   36                   N/A                 N/A                             N/A                        N/A
   38                   N/A                 N/A                             N/A                        N/A
   39                   N/A                 N/A                             N/A                        N/A
   40                   N/A                 N/A                             N/A                        N/A
   41                   N/A                 N/A                             N/A                        N/A
   45                   N/A                 N/A                             N/A                        N/A
   49                   N/A                 N/A                             N/A                        N/A
   54                   N/A                 N/A                             N/A                        N/A
   57                   N/A                 N/A                             N/A                        N/A
   58                   N/A                 N/A                             N/A                        N/A
   59                   N/A                 N/A                             N/A                        N/A
   60                   N/A                 N/A                             N/A                        N/A
   61                   N/A                 N/A                             N/A                        N/A
   64                   N/A                 N/A                             N/A                        N/A
   66                   N/A                 N/A                             N/A                        N/A
   69                   N/A                 N/A                             N/A                        N/A
   72                   N/A                 N/A                             N/A                        N/A
   76                   N/A                 N/A                             N/A                        N/A
   77                   N/A                 N/A                             N/A                        N/A
   79                   N/A                 N/A                             N/A                        N/A
   80                   N/A                 N/A                             N/A                        N/A
   84                   N/A                 N/A                             N/A                        N/A
   85                   N/A                 N/A                             N/A                        N/A
   87                   N/A                 N/A                             N/A                        N/A
   92                   N/A                 N/A                             N/A                        N/A
   93                   N/A                 N/A                             N/A                        N/A
   94                   N/A                 N/A                             N/A                        N/A
   95                   N/A                 N/A                             N/A                        N/A
   96                   N/A                 N/A                             N/A                        N/A
   97                   N/A                 N/A                             N/A                        N/A
   98                   N/A                 N/A                             N/A                        N/A
   99                   N/A                 N/A                             N/A                        N/A
   106                  N/A                 N/A                             N/A                        N/A
   108                  N/A                 N/A                             N/A                        N/A
   109                  N/A                 N/A                             N/A                        N/A
   116                  N/A                 N/A                             N/A                        N/A
   117                  N/A                 N/A                             N/A                        N/A
   119                  N/A                 N/A                             N/A                        N/A
   122                  N/A                 N/A                             N/A                        N/A
   130                  N/A                 N/A                             N/A                        N/A
   135                  N/A                 N/A                             N/A                        N/A
   138                  N/A                 N/A                             N/A                        N/A
   140                  N/A                 N/A                             N/A                        N/A
   147                  N/A                 N/A                             N/A                        N/A
   148                  N/A                 N/A                             N/A                        N/A
   150                  N/A                 N/A                             N/A                        N/A
   154                  N/A                 N/A                             N/A                        N/A
   155                  N/A                 N/A                             N/A                        N/A
   156                  N/A                 N/A                             N/A                        N/A
   158                  N/A                 N/A                             N/A                        N/A
   160                  N/A                 N/A                             N/A                        N/A
   162                  N/A                 N/A                             N/A                        N/A
   163                  N/A                 N/A                             N/A                        N/A
   164                  N/A                 N/A                             N/A                        N/A
   167                  N/A                 N/A                             N/A                        N/A
   170                  N/A                 N/A                             N/A                        N/A
   171                  N/A                 N/A                             N/A                        N/A
   172                  N/A                 N/A                             N/A                        N/A
   173                  N/A                 N/A                             N/A                        N/A
   176                  N/A                 N/A                             N/A                        N/A
   180                  N/A                 N/A                             N/A                        N/A
   181                  N/A                 N/A                             N/A                        N/A
   182                  N/A                 N/A                             N/A                        N/A
   186                  N/A                 N/A                             N/A                        N/A
   187                  N/A                 N/A                             N/A                        N/A
   188                  N/A                 N/A                             N/A                        N/A
   191                  N/A                 N/A                             N/A                        N/A
   192                  N/A                 N/A                             N/A                        N/A
   193                  N/A                 N/A                             N/A                        N/A
   194                  N/A                 N/A                             N/A                        N/A
   196                  N/A                 N/A                             N/A                        N/A
   200                  N/A                 N/A                             N/A                        N/A
   201                  N/A                 N/A                             N/A                        N/A
   202                  N/A                 N/A                             N/A                        N/A
   205                  N/A                 N/A                             N/A                        N/A
   206                  N/A                 N/A                             N/A                        N/A
   209                  N/A                 N/A                             N/A                        N/A
   211                  N/A                 N/A                             N/A                        N/A
   212                  N/A                 N/A                             N/A                        N/A
   213                  N/A                 N/A                             N/A                        N/A
   215                  N/A                 N/A                             N/A                        N/A
   216                  N/A                 N/A                             N/A                        N/A
   219                  N/A                 N/A                             N/A                        N/A
   221                  N/A                 N/A                             N/A                        N/A
   226                  N/A                 N/A                             N/A                        N/A
   227                  N/A                 N/A                             N/A                        N/A
   232                  N/A                 N/A                             N/A                        N/A
   235                  N/A                 N/A                             N/A                        N/A
   241                  N/A                 N/A                             N/A                        N/A




       Initial                                                            Earnout
       Debt Service                                  Earnout              Reserve
    #  Reserve                                       Reserve            Description
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
    1  N/A                                              N/A                 N/A
    2     $1,750,000                                    N/A                 N/A
    3  N/A                                              N/A                 N/A
    4  N/A                                              N/A                 N/A
    5  N/A                                              N/A                 N/A
    6  N/A                                              N/A                 N/A
    7  N/A                                              N/A                 N/A
    8  N/A                                              N/A                 N/A
    9  N/A                                              N/A                 N/A
   11  N/A                                              N/A                 N/A
   13  N/A                                              N/A                 N/A
   16  N/A                                              N/A                 N/A
   18  N/A                                              N/A                 N/A
   19  N/A                                              N/A                 N/A
   20  N/A                                              N/A                 N/A
   21  N/A                                              N/A                 N/A
   26  N/A                                              N/A                 N/A
   27  N/A                                              N/A                 N/A
   29  N/A                                              N/A                 N/A
   30  N/A                                       $1,000,000                 Release upon: 1) Executed leases for current vacant
                                                                            space, 2) Leasing Reserve Leases fully in place
   32  N/A                                              N/A                 N/A
   34  N/A                                              N/A                 N/A
   35  N/A                                              N/A                 N/A
   36  N/A                                              N/A                 N/A
   38  N/A                                              N/A                 N/A
   39     $280,000                                      N/A                 N/A
   40  N/A                                              N/A                 N/A
   41  N/A                                              N/A                 N/A
   45  N/A                                              N/A                 N/A
   49  N/A                                         $400,000                 Release upon: 1) First $150,000 upon one or more fully
                                                                            executed leases; 2) Remaining $250,000 upon i) executed
                                                                            tenant estoppel certificates, ii) evidence TI
                                                                            completions, iii)DSCR>=1.30, iv)LTV<=80%
   54  N/A                                              N/A                 N/A
   57  N/A                                              N/A                 N/A
   58  N/A                                              N/A                 N/A
   59  N/A                                              N/A                 N/A
   60  N/A                                              N/A                 N/A
   61  N/A                                              N/A                 N/A
   64     $40,000                                       N/A                 N/A
   66  N/A                                              N/A                 N/A
   69  N/A                                              N/A                 N/A
   72  N/A                                              N/A                 N/A
   76  N/A                                              N/A                 N/A
   77  N/A                                              N/A                 N/A
   79  N/A                                              N/A                 N/A
   80  N/A                                              N/A                 N/A
   84  N/A                                              N/A                 N/A
   85  N/A                                              N/A                 N/A
   87  N/A                                              N/A                 N/A
   92  N/A                                              N/A                 N/A
   93  N/A                                              N/A                 N/A
   94  N/A                                              N/A                 N/A
   95  N/A                                              N/A                 N/A
   96  N/A                                              N/A                 N/A
   97  N/A                                              N/A                 N/A
   98  N/A                                              N/A                 N/A
   99  N/A                                              N/A                 N/A
   106 N/A                                              N/A                 N/A
   108 N/A                                              N/A                 N/A
   109 N/A                                              N/A                 N/A
   116 N/A                                              N/A                 N/A
   117 N/A                                              N/A                 N/A
   119 N/A                                              N/A                 N/A
   122 N/A                                              N/A                 N/A
   130 N/A                                              N/A                 N/A
   135 N/A                                              N/A                 N/A
   138 N/A                                              N/A                 N/A
   140 N/A                                              N/A                 N/A
   147 N/A                                              N/A                 N/A
   148 N/A                                              N/A                 N/A
   150 N/A                                              N/A                 N/A
   154 N/A                                              N/A                 N/A
   155 N/A                                              N/A                 N/A
   156 N/A                                              N/A                 N/A
   158 N/A                                              N/A                 N/A
   160 N/A                                              N/A                 N/A
   162 N/A                                              N/A                 N/A
   163 N/A                                              N/A                 N/A
   164 N/A                                              N/A                 N/A
   167    $85,600                                       N/A                 N/A
   170 N/A                                              N/A                 N/A
   171 N/A                                              N/A                 N/A
   172 N/A                                              N/A                 N/A
   173 N/A                                              N/A                 N/A
   176 N/A                                              N/A                 N/A
   180 N/A                                              N/A                 N/A
   181 N/A                                              N/A                 N/A
   182 N/A                                              N/A                 N/A
   186 N/A                                              N/A                 N/A
   187 N/A                                              N/A                 N/A
   188 N/A                                              N/A                 N/A
   191 N/A                                              N/A                 N/A
   192 N/A                                              N/A                 N/A
   193 N/A                                              N/A                 N/A
   194 N/A                                              N/A                 N/A
   196 N/A                                              N/A                 N/A
   200 N/A                                              N/A                 N/A
   201 N/A                                              N/A                 N/A
   202 N/A                                              N/A                 N/A
   205 N/A                                              N/A                 N/A
   206 N/A                                              N/A                 N/A
   209 N/A                                              N/A                 N/A
   211 N/A                                              N/A                 N/A
   212 N/A                                              N/A                 N/A
   213 N/A                                              N/A                 N/A
   215 N/A                                              N/A                 N/A
   216 N/A                                              N/A                 N/A
   219 N/A                                              N/A                 N/A
   221 N/A                                              N/A                 N/A
   226 N/A                                              N/A                 N/A
   227 N/A                                              N/A                 N/A
   232 N/A                                              N/A                 N/A
   235 N/A                                              N/A                 N/A
   241    $14,400                                       N/A                 N/A




------------------------------------------------------------------
        (xx)
------------------------------------------------------------------
------------------------------------------------------------------


                    Additional          Additional           Additional
                    Collateral          Collateral           Collateral
    #                 Amount            Event Date           Description
-------------------------------------------------------------------------
-------------------------------------------------------------------------
    1                   N/A                 N/A                 N/A
    2                   N/A                 N/A                 N/A
    3                   N/A                 N/A                 N/A
    4                   N/A                 N/A                 N/A
    5                   N/A                 N/A                 N/A
    6                   N/A                 N/A                 N/A
    7                   N/A                 N/A                 N/A
    8                   N/A                 N/A                 N/A
    9                   N/A                 N/A                 N/A
   11                   N/A                 N/A                 N/A
   13                   N/A                 N/A                 N/A
   16                   N/A                 N/A                 N/A
   18                   N/A                 N/A                 N/A
   19                   N/A                 N/A                 N/A
   20                   N/A                 N/A                 N/A
   21                   N/A                 N/A                 N/A
   26                   N/A                 N/A                 N/A
   27                   N/A                 N/A                 N/A
   29                   N/A                 N/A                 N/A
   30                   N/A                 N/A                 N/A
   32                   N/A                 N/A                 N/A
   34                   N/A                 N/A                 N/A
   35                   N/A                 N/A                 N/A
   36                   N/A                 N/A                 N/A
   38                   N/A                 N/A                 N/A
   39                   N/A                 N/A                 N/A
   40                   N/A                 N/A                 N/A
   41                   N/A                 N/A                 N/A
   45                   N/A                 N/A                 N/A
   49                   N/A                 N/A                 N/A
   54                   N/A                 N/A                 N/A
   57                   N/A                 N/A                 N/A
   58                   N/A                 N/A                 N/A
   59                   N/A                 N/A                 N/A
   60                   N/A                 N/A                 N/A
   61                   N/A                 N/A                 N/A
   64                   N/A                 N/A                 N/A
   66                   N/A                 N/A                 N/A
   69                   N/A                 N/A                 N/A
   72                   N/A                 N/A                 N/A
   76                   N/A                 N/A                 N/A
   77                   N/A                 N/A                 N/A
   79                   N/A                 N/A                 N/A
   80                   N/A                 N/A                 N/A
   84                   N/A                 N/A                 N/A
   85                   N/A                 N/A                 N/A
   87                   N/A                 N/A                 N/A
   92                   N/A                 N/A                 N/A
   93                   N/A                 N/A                 N/A
   94                   N/A                 N/A                 N/A
   95                   N/A                 N/A                 N/A
   96                   N/A                 N/A                 N/A
   97                   N/A                 N/A                 N/A
   98                   N/A                 N/A                 N/A
   99                   N/A                 N/A                 N/A
   106                  N/A                 N/A                 N/A
   108                  N/A                 N/A                 N/A
   109                  N/A                 N/A                 N/A
   116                  N/A                 N/A                 N/A
   117                  N/A                 N/A                 N/A
   119                  N/A                 N/A                 N/A
   122                  N/A                 N/A                 N/A
   130                  N/A                 N/A                 N/A
   135                  N/A                 N/A                 N/A
   138                  N/A                 N/A                 N/A
   140                  N/A                 N/A                 N/A
   147                  N/A                 N/A                 N/A
   148                  N/A                 N/A                 N/A
   150                  N/A                 N/A                 N/A
   154                  N/A                 N/A                 N/A
   155                  N/A                 N/A                 N/A
   156                  N/A                 N/A                 N/A
   158                  N/A                 N/A                 N/A
   160                  N/A                 N/A                 N/A
   162                  N/A                 N/A                 N/A
   163                  N/A                 N/A                 N/A
   164                  N/A                 N/A                 N/A
   167                  N/A                 N/A                 N/A
   170                  N/A                 N/A                 N/A
   171                  N/A                 N/A                 N/A
   172                  N/A                 N/A                 N/A
   173                  N/A                 N/A                 N/A
   176                  N/A                 N/A                 N/A
   180                  N/A                 N/A                 N/A
   181                  N/A                 N/A                 N/A
   182                  N/A                 N/A                 N/A
   186                  N/A                 N/A                 N/A
   187                  N/A                 N/A                 N/A
   188                  N/A                 N/A                 N/A
   191                  N/A                 N/A                 N/A
   192                  N/A                 N/A                 N/A
   193                  N/A                 N/A                 N/A
   194                  N/A                 N/A                 N/A
   196                  N/A                 N/A                 N/A
   200                  N/A                 N/A                 N/A
   201                  N/A                 N/A                 N/A
   202                  N/A                 N/A                 N/A
   205                  N/A                 N/A                 N/A
   206                  N/A                 N/A                 N/A
   209                  N/A                 N/A                 N/A
   211                  N/A                 N/A                 N/A
   212                  N/A                 N/A                 N/A
   213                  N/A                 N/A                 N/A
   215                  N/A                 N/A                 N/A
   216                  N/A                 N/A                 N/A
   219                  N/A                 N/A                 N/A
   221                  N/A                 N/A                 N/A
   226                  N/A                 N/A                 N/A
   227                  N/A                 N/A                 N/A
   232                  N/A                 N/A                 N/A
   235                  N/A                 N/A                 N/A
   241                  N/A                 N/A                 N/A

                                  EXHIBIT B-1B

                       SCHEDULE OF KEYBANK MORTGAGE LOANS

                             [See Attached Schedule]



Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

               "A" Loan
 #     Crossed  Yes/No         Property Name                                     Address                              City
====   =======  =======       ===========================              ==========================          ========================
 12                           Chase Village Apartments                 3426 Centennial Boulevard           Eugene
 17                           Gateway Station                          1169 North Burleson Boulevard       Burleson
 31                           Elk Lakes Shopping Center                2819-2855 35th Avenue               Greeley
 48                           Creekside at Taylor Square II            2422 Banks Edge Way                 Reynoldsburg
 50                           Best Buy - Mishawaka, IN                 6402 Grape Road                     Mishawaka
 53                           Best Buy - Pineville, NC                 10600 Centrum Parkway               Pineville
 63                           Buffalo Square Shopping Center           920 North Buffalo Drive             Las Vegas
 65                           McGee's Crossing Shopping Center         12330 NC Highway 210                Benson
 68                           Best Buy - Salt Lake City, UT            281 West 2100 South                 Salt Lake City
 73                           Circuit City - Conshohocken, PA          102 Alan Wood Road                  Conshohocken
 78                           Circuit City - Tampa, FL                 6918 Gunn Highway                   Tampa
 83                           Tarrant Parkway Commons                  2005 South Main Street              Keller
 86             Yes           Northside Villas                         2711 Allan Road                     Tallahassee
 91                           Best Storage                             2200 Gambell Street                 Anchorage
100                           American Mini Storage                    2059 2nd Street                     Norco
103                           Moore Self Storage                       1109 9th Avenue                     Neptune
104                           Walgreens - Duluth, GA                   6590 Sugarloaf Parkway              Duluth
105                           Walgreens - Longview, TX                 1775 West Loop 281                  Longview
115                           Academy Sports & Outdoors                7850 South 107th East Avenue        Tulsa
124                           Tabor Crossing Shopping Center           201 Tabor Crossing                  Tabor City
127                           Springdale Apartments                    1909 Higgins Lane                   Haltom City
128                           Myrtle Avenue Shopping Center            1111-1117 Myrtle Avenue             Eureka
133                           The Patriot Building                     13-17 Temple Street                 Quincy
146                           Stardust Apartments                      5727 Gaston Avenue                  Dallas
161                           Camelot Apartments                       2001 Slayden Street                 Brownwood

                                                              Zip           Property            Property            Cooperative
 #                 County                     State           Code            Type              Sub-type              Yes/No
====      ==========================         =========     ===========     ===========         ===========          ===========
 12       Lane                                  OR           97401         Multifamily         Conventional             No
 17       Tarrant                               TX           76028         Retail               Anchored                No
 31       Weld                                  CO           80634         Retail               Anchored                No
 48       Fairfield & Licking                   OH           43068         Multifamily         Conventional             No
 50       St. Joseph                            IN           46545         Retail               Anchored                No
 53       Mecklenburg                           NC           28134         Retail               Anchored                No
 63       Clark                                 NV           89128         Retail               Anchored                No
 65       Johnston                              NC           27504         Retail               Anchored                No
 68       Salt Lake                             UT           84166         Retail               Anchored                No
 73       Montgomery                            PA           19428         Retail               Anchored                No
 78       Hillsborough                          FL           33625         Retail               Anchored                No
 83       Tarrant                               TX           76248         Retail               Anchored                No
 86       Leon                                  FL           32312         Multifamily         Conventional             No
 91       Anchorage                             AK           99503         Self Storage           N/A                   No
100       Riverside                             CA           92860         Self Storage           N/A                   No
103       Monmouth                              NJ           07753         Self Storage           N/A                   No
104       Gwinnett                              GA           30097         Retail               Anchored                No
105       Gregg                                 TX           75601         Retail               Anchored                No
115       Tulsa                                 OK           74133         Retail               Anchored                No
124       Columbus                              NC           28463         Retail               Anchored                No
127       Tarrant                               TX           76111         Multifamily         Conventional             No
128       Humboldt                              CA           95501         Retail               Anchored                No
133       Norfolk                               MA           02169         Office               Suburban                No
146       Dallas                                TX           75214         Multifamily         Conventional             No
161       Brown                                 TX           76801         Multifamily         Conventional             No



                                                                                     Percentage of
             Mortgage              Mortgage          Original      Cut-off             Initial               Fee/
 #          Originator             Loan Seller       Balance       Balance           Pool Balance         Leasehold
====      ===============          ==========      ===========    =========          ============         =========
 12          KeyBank               KeyBank         $28,600,000    $28,600,000         1.66%                Fee
 17          KeyBank               KeyBank         $21,360,000    $21,322,046         1.24%                Fee
 31          KeyBank               KeyBank         $10,225,000    $10,206,168         0.59%                Fee
 48          KeyBank               KeyBank         $6,700,000     $6,686,263          0.39%                Fee
 50          KeyBank               KeyBank         $6,500,000     $6,494,513          0.38%                Fee
 53          KeyBank               KeyBank         $6,205,000     $6,188,453          0.36%                Fee
 63          KeyBank               KeyBank         $5,680,000     $5,651,824          0.33%               Leasehold
 65          KeyBank               KeyBank         $5,600,000     $5,600,000          0.32%                Fee
 68          KeyBank               KeyBank         $5,400,000     $5,390,077          0.31%                Fee
 73          KeyBank               KeyBank         $5,091,750     $5,071,340          0.29%                Fee
 78          KeyBank               KeyBank         $4,800,000     $4,780,759          0.28%                Fee
 83          KeyBank               KeyBank         $4,400,000     $4,391,986          0.25%                Fee
 86          KeyBank               KeyBank         $4,300,000     $4,281,460          0.25%                Fee
 91          KeyBank               KeyBank         $4,200,000     $4,173,650          0.24%                Fee
100          KeyBank               KeyBank         $3,675,000     $3,670,319          0.21%                Fee
103          KeyBank               KeyBank         $3,500,000     $3,490,290          0.20%                Fee
104          KeyBank               KeyBank         $3,475,000     $3,470,477          0.20%                Fee
105          KeyBank               KeyBank         $3,450,000     $3,447,065          0.20%                Fee
115          KeyBank               KeyBank         $3,050,000     $3,038,118          0.18%                Fee
124          KeyBank               KeyBank         $2,650,000     $2,642,559          0.15%                Fee
127          KeyBank               KeyBank         $2,580,000     $2,560,424          0.15%                Fee
128          KeyBank               KeyBank         $2,530,000     $2,530,000          0.15%                Fee
133          KeyBank               KeyBank         $2,400,000     $2,396,996          0.14%                Fee
146          KeyBank               KeyBank         $2,050,000     $2,045,993          0.12%                Fee
161          KeyBank               KeyBank         $1,800,000     $1,787,882          0.10%                Fee


           Initial                  Orig             Rem.       Orig            Rem.
        Interest Only               Amort.           Amort.    Term to         Term to         Interest           Grace
 #          Term                    Term             Term      Maturity        Maturity         Rate               Days
====      ========                 ======           ======     ========        ========        ======             ======
 12         37                      360              360         84              81            5.3000%              5
 17          0                      360              358         120            118            6.1300%              5
 31          0                      360              358         120            118            5.9700%              5
 48          0                      360              358         120            118            5.4800%              5
 50          0                      360              359         120            119            5.9300%              5
 53          0                      360              357         120            117            6.0000%              5
 63          0                      360              355         120            115            5.9000%              5
 65          0                      360              360         120            120            5.7500%              5
 68          0                      360              358         120            118            5.9800%              5
 73          0                      360              356         120            116            6.0100%              5
 78          0                      360              356         120            116            6.0100%              5
 83          0                      360              358         120            118            6.0200%              5
 86          0                      300              297         120            117            5.6000%              5
 91          0                      240              237         120            117            5.9000%              5
100          0                      300              299         120            119            6.0100%              5
103          0                      300              298         120            118            5.9000%              5
104          0                      300              299         120            119            5.9000%              5
105          0                      360              359         120            119            5.9000%              5
115          0                      360              356         120            116            6.1600%              5
124          0                      300              298         120            118            5.8300%              5
127          0                      300              295         120            115            5.6000%              5
128          0                      300              300         120            120            6.0500%              5
133          0                      300              299         120            119            6.1000%              5
146          0                      360              358         120            118            5.7000%              5
161          0                      300              295         120            115            6.3500%              5


                                                        First
       Interest Calculation             Monthly         Payment
 #     (30/360 / Actual/360)            Payment         Date         ARD            Defeasance     Defeasance Provision
====   ====================             =======         =======     ======          ==========     ====================
 12       Actual/360                    $158,817        4/1/2003      N/A             Yes          Lock/27_Def/53_0.0%/4
 17       Actual/360                    $129,855        5/1/2003      N/A             Yes          Lock/26_Def/90_0.0%/4
 31       Actual/360                     $61,107        5/1/2003    4/1/2013          Yes          Lock/26_Def/89_0.0%/5
 48       Actual/360                     $37,958        5/1/2003      N/A             Yes          Lock/26_Def/90_0.0%/4
 50       Actual/360                     $38,679        6/1/2003    5/1/2013          Yes          Lock/25_Def/91_0.0%/4
 53       Actual/360                     $37,202        4/1/2003    3/1/2013          Yes          Lock/27_Def/89_0.0%/4
 63       Actual/360                     $33,690        2/1/2003    1/1/2013          Yes          Lock/29_Def/86_0.0%/5
 65       Actual/360                     $32,680        7/1/2003    6/1/2013          Yes          Lock/24_Def/92_0.0%/4
 68       Actual/360                     $32,306        5/1/2003    4/1/2013           No          N/A
 73       Actual/360                     $30,560        3/1/2003    2/1/2013          Yes          Lock/28_Def/88_0.0%/4
 78       Actual/360                     $28,809        3/1/2003    2/1/2013          Yes          Lock/28_Def/88_0.0%/4
 83       Actual/360                     $26,437        5/1/2003    4/1/2013          Yes          Lock/26_Def/89_0.0%/5
 86       Actual/360                     $26,663        4/1/2003      N/A             Yes          Lock/27_Def/89_0.0%/4
 91       Actual/360                     $29,848        4/1/2003      N/A             Yes          Lock/27_Def/89_0.0%/4
100       Actual/360                     $23,701        6/1/2003      N/A             Yes          Lock/25_Def/91_0.0%/4
103       Actual/360                     $22,337        5/1/2003      N/A             Yes          Lock/26_Def/90_0.0%/4
104       Actual/360                     $22,178        6/1/2003    5/1/2013          Yes          Lock/25_Def/91_0.0%/4
105       Actual/360                     $20,463        6/1/2003    5/1/2013          Yes          Lock/25_Def/91_0.0%/4
115       Actual/360                     $18,601        3/1/2003    2/1/2013          Yes          Lock/28_Def/88_0.0%/4
124       Actual/360                     $16,800        5/1/2003    4/1/2013          Yes          Lock/26_Def/90_0.0%/4
127       Actual/360                     $15,998        2/1/2003      N/A             Yes          Lock/29_Def/88_0.0%/3
128       Actual/360                     $16,378        7/1/2003    6/1/2013          Yes          Lock/24_Def/92_0.0%/4
133       Actual/360                     $15,610        6/1/2003    5/1/2013          Yes          Lock/25_Def/91_0.0%/4
146       Actual/360                     $11,898        5/1/2003      N/A             Yes          Lock/26_Def/90_0.0%/4
161       Actual/360                     $11,986        2/1/2003      N/A             Yes          Lock/29_Def/88_0.0%/3


          Servicing                                        Contractual
            and                        Engineering         Recurring           LC & TI           Contractual
          Trustee                      Reserve at          Replacement        Reserve at          Recurring
 #          Fees        Recourse       Origination         Reserve/FF&E       Origination           LC&TI
====      ========      ========       ===========         ============       ===========         =========
 12       0.05137%        No                N/A            $160,800                N/A                N/A
 17       0.12637%        No                N/A             $42,048                N/A                N/A
 31       0.10137%        No                N/A             $14,304            $60,090                N/A
 48       0.10137%        No                N/A             $19,200                N/A                N/A
 50       0.05137%        No                N/A                 N/A                N/A                N/A
 53       0.05137%        No                N/A                 N/A                N/A                N/A
 63       0.10137%        No                N/A              $4,770             $1,765            $21,180
 65       0.10137%        No                N/A              $9,792             $2,218            $26,616
 68       0.05137%        No                N/A              $7,574                N/A                N/A
 73       0.05137%        No                N/A                 N/A                N/A                N/A
 78       0.05137%        No                N/A                 N/A                N/A                N/A
 83       0.10137%        No                N/A              $8,496             $4,167            $50,004
 86       0.05137%        No            $23,025                 N/A                N/A                N/A
 91       0.05137%        No                N/A             $16,425                N/A                N/A
100       0.05137%        No                N/A                 N/A                N/A                N/A
103       0.05137%        No            $20,250                 N/A                N/A                N/A
104       0.12137%        No                N/A                 N/A                N/A                N/A
105       0.05137%        No                N/A              $2,040                N/A                N/A
115       0.10137%        No                N/A             $10,200                N/A                N/A
124       0.05137%        No                N/A              $4,980                N/A                N/A
127       0.05137%        No            $10,102             $24,996                N/A                N/A
128       0.08137%        No                N/A              $3,914             $1,333            $16,000
133       0.10137%        No                N/A              $7,128             $2,410            $28,920
146       0.05137%        No                N/A              $9,000                N/A                N/A
161       0.05137%        No            $82,250             $35,340                N/A                N/A


          Tax &              Initial                     Initial other
          Insurance           Other                         Reserve
 #        Escrows            Reserve                       Description
====      =======            =======                     =============
 12        Both                 N/A                  N/A
 17        Tax                  N/A                  N/A
 31        Both              $6,550                  PetsMart Tenant Estoppel Escrow
 48        Tax                  N/A                  N/A
 50        None                 N/A                  N/A
 53        None                 N/A                  N/A
 63        Both                 N/A                  N/A
 65        Both                 N/A                  N/A
 68       Insurance             N/A                  N/A
 73        None             $12,500                  Holdback for Certificate of Good Standing
 78        None             $12,500                  Holdback for Certificate of Good Standing
 83        Both                 N/A                  N/A
 86        Both             $25,500                  Escrow held until drainage easement obtained.
 91        Both                 N/A                  N/A
100        None                 N/A                  N/A
103        Both                 N/A                  N/A
104        None                 N/A                  N/A
105        None                 N/A                  N/A
115        Both                 N/A                  N/A
124        Both                 N/A                  N/A
127        Both                 N/A                  N/A
128        Both                 N/A                  N/A
133        Both                 N/A                  N/A
146        Both                 N/A                  N/A
161        Both                 N/A                  N/A


          Contractual      Contractual                                                      Letter
            Other         Other Reserve      Letter of                                     of Credit
 #         Reserve         Description        Credit                                      Description
====       =======         ===========      ===========          ==================================================================
 12          N/A              N/A                N/A             N/A
 17          N/A              N/A           $380,000             Release upon: I) Border's executes lease, ii) Border's occupies space and is paying rent, and iii) Estoppel certificate executed
 31          N/A              N/A                N/A             N/A
 48          N/A              N/A                N/A             N/A
 50          N/A              N/A                N/A             N/A
 53          N/A              N/A                N/A             N/A
 63          N/A              N/A                N/A             N/A
 65          N/A              N/A           $350,000             Release upon: Stabilized NOI of $576,651 and EGI of $705,777
 68          N/A              N/A                N/A             N/A
 73          N/A              N/A                N/A             N/A
 78          N/A              N/A                N/A             N/A
 83          N/A              N/A                N/A             N/A
 86          N/A              N/A                N/A             N/A
 91          N/A              N/A                N/A             N/A
100          N/A              N/A                N/A             N/A
103          N/A              N/A                N/A             N/A
104          N/A              N/A                N/A             N/A
105          N/A              N/A                N/A             N/A
115          N/A              N/A                N/A             N/A
124          N/A              N/A                N/A             N/A
127          N/A              N/A                N/A             N/A
128          N/A              N/A                N/A             N/A
133          N/A              N/A                N/A             N/A
146          N/A              N/A                N/A             N/A
161          N/A              N/A                N/A             N/A


            Initial            Recurring              Initial                                    Earnout
           Replacement     Renovation/Leasing       Debt Service          Earnout                Reserve
  #         Reserve            Reserve                Reserve             Reserve              Description
====      ===========         ==========             ==========         ===========          ================
 12         $ 13,400          N/A                      $70,000             N/A                      N/A
 17          $ 3,504          N/A                    N/A                   N/A                      N/A
 31          $ 1,192          N/A                    N/A                   N/A                      N/A
 48          $ 1,600          N/A                    N/A                   N/A                      N/A
 50        N/A                N/A                    N/A                   N/A                      N/A
 53        N/A                N/A                    N/A                   N/A                      N/A
 63            $ 398          N/A                    N/A                   N/A                      N/A
 65            $ 816          N/A                    N/A                   N/A                      N/A
 68            $ 631          N/A                    N/A                   N/A                      N/A
 73        N/A                N/A                    N/A                   N/A                      N/A
 78        N/A                N/A                    N/A                   N/A                      N/A
 83            $ 708          N/A                    N/A                   N/A                      N/A
 86        N/A                N/A                    N/A                   N/A                      N/A
 91          $ 1,369          N/A                    N/A                   N/A                      N/A
100          $ 1,057          N/A                    N/A                   N/A                      N/A
103        N/A                N/A                    N/A                   N/A                      N/A
104        N/A                N/A                    N/A                   N/A                      N/A
105            $ 170          N/A                    N/A                   N/A                      N/A
115            $ 850          N/A                    N/A                   N/A                      N/A
124            $ 415          N/A                    N/A                   N/A                      N/A
127          $ 2,083          N/A                    N/A                   N/A                      N/A
128            $ 326          N/A                    N/A                   N/A                      N/A
133            $ 594          N/A                    N/A                   N/A                      N/A
146            $ 750          N/A                    N/A                   N/A                      N/A
161          $ 2,945          N/A                    N/A                   N/A                      N/A




          Additional       Additional                     Additional
          Collateral       Collateral                     Collateral
 #          Amount         Event Date                    Description
====      ===========      ============      ====================================
 12              N/A               N/A       N/A
 17         $380,000         3/27/2004       Release upon: i) Border's executes lease, ii) Border's occupies space and is paying rent, and iii) Estoppel certificate executed
 31              N/A               N/A       N/A
 48              N/A               N/A       N/A
 50              N/A               N/A       N/A
 53              N/A               N/A       N/A
 63              N/A               N/A       N/A
 65         $350,000          5/8/2005       Release upon: Stabilized NOI of $576,651 and EGI of $705,777
 68              N/A               N/A       N/A
 73              N/A               N/A       N/A
 78              N/A               N/A       N/A
 83              N/A               N/A       N/A
 86              N/A               N/A       N/A
 91              N/A               N/A       N/A
100              N/A               N/A       N/A
103              N/A               N/A       N/A
104              N/A               N/A       N/A
105              N/A               N/A       N/A
115              N/A               N/A       N/A
124              N/A               N/A       N/A
127              N/A               N/A       N/A
128              N/A               N/A       N/A
133              N/A               N/A       N/A
146              N/A               N/A       N/A
161              N/A               N/A       N/A

                                  EXHIBIT B-1C

                        SCHEDULE OF NCBFSB MORTGAGE LOANS

                             [See Attached Schedule]

                             Mortgage Loan Schedule
              Credit Suisse First Boston Mortgage Securities Corp.
          Commercial Mortage Pass-Through Certificates Series 2003-C3

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

                    "A" Loan
  #     Crossed      Yes/No       Property Name
=====   =======      ======      ==================================
  24                             Chester Park Association
  33                             Newport East Inc.
  44                             Scarborough Manor Owner's Corp.
  46                             Bryant Gardens Corp.
  47                             Oakhill Village Associates Limited Partnership
  51                             110-118 Riverside Tenants Corp.
  55                             205 Third Avenue Owners, Inc.
  56                             130 E. 18 Owners Corp.
  62                             Altapo-Bellwood Building, LLC
  67                             Columbus 69th LLC
  70                             Forbes Boulevard, LLC
  71                             CSI Holding Company, Inc.
  74                             Seminole Owners Corp.
  75                             178 East 80th Street Owners, Inc.
  88                             350 Bleecker Street Apartment Corp.
  89                             Mark Terrace Owners' Corp.
 101                             21 N. Chatsworth Owners Corp.
 102                             210 East 15th St. Tenants Corp.
 110                             1150 Park Avenue Tenants Incorporated
 111                             215 W. 75th St. Owners Corp.
 114                             17 East 89th Street Tenants, Inc.
 118                             Clarksville Ridge Professional Center, LLC
 120                             12th Street Apartment Corp.
 121                             Longacre Gardens Corp.
 123                             Kettler Building, LLC
 125                             755 West End Housing Corp.
 126                             250 North Village Owners, Inc.
 129                             Georgian House Owners Corp.
 131                             166 Fifth Avenue, LLC
 132                             Park Seventy-Ninth Corp.
 134                             First West Palm Office Owners, LLC
 136                             233 West 99th Street, Inc.
 139                             221 East 78th Tenants Corp.
 142                             Chelsea Warren Corp.
 143                             Larchmont Hills Owners Corp.
 144                             Hawthorne Gardens Owners Corp.
 145                             Townsend Mews Owners Corp. f/k/a 329-337 West 85th Street Owners Corp.
 151                             Shore View Corporation
 152                             St. John Court Owners Corp.
 153                             Westminster Hall Apartments Corp.
 157                             Caribbean House, Inc.
 159                             78 Eighth Avenue Tenants Corp.
 165                             235 West 108th Street Owners Corp.
 166                             3515 Owners Corp.
 168                             45 W. 10 Tenants' Corp.
 169                             McLean Towers Inc.
 174                             One Franklin Owners Corp.
 175                             255 Fieldston Buyers Corp.
 177                             Greenwich House Holding Corp.
 178                             Spice Lofthouse Corp.
 179                             Belgrave Owners, Inc.
 183                             305 East 83rd St. Realty Corp.
 189                             3-5 Franklin Owners Corp.
 190                             Windsor Terrace at Jamaica Estates Owners, Inc.
 195                             328 W. 17th St. Owners, Inc.
 197                             88 Associates, Inc.
 199                             161 Henry Street Corporation
 203                             Edgebrook Cooperative, Inc.
 204                             27 West 67 Studio Corp.
 207                             620 Tenants Corp.
 208                             328 West 96th Street Owners Corp.
 210                             Cedar Pond Owners Inc.
 214                             220 Berkeley Place Housing Corporation
 217                             10 Bleecker Street Owners Corporation
 218                             Bleecker 373 Owners Corp.
 220                             2 Marine Avenue Owners Corporation
 222                             Fifteenth Street Loft Corporation
 223                             2965 Decatur Owners Inc.
 224                             71 East 77th Inc.
 225                             234 West 16th Street Owners Corp.
 228                             Westbourne Apartments, Inc.
 229                             130 Centre Avenue Apartments, Inc.
 230                             6535 Broadway Owners Corp.
 231                             148 East 84th Street Owners Corp.
 233                             314 Tenant Owners Corp.
 234                             542 Holding Corporation
 236                             4th Avenue Loft Corporation
 237                             41 East 28th St. Apartment Corp.
 238                             Melbourne House Apartments Corp.
 239                             4-10 Bogardus Corp.
 240                             448 East 84th St. Owners Corp.
 242                             Park Slope Flats Corp.
 243                             Spencer Apartments, Inc.
 244                             Clydesdale Cooperative Inc.
 245                             Mix-It Studios Cooperative Corporation
 246                             Madison Square Apartments, Inc.
 247                             35 RSD Tenants Realty Corp.
 248                             110 West 80th Street Apartment Corp.
 249                             284 Pacific Street Corporation


                                                                                                                 Zip
  #           Address                                     City                 County                 State      Code
=====   ======================                          ==========           ==========               =====     =====
  24    2020 Muldoon Road                               Anchorage            Anchorage                 AK        99504
  33    370 East 76th Street                            New York             New York                  NY        10021
  44    16 Rockledge Avenue                             Ossining             Westchester               NY        10562
  46    1-15 Bryant Crescent/175-185 Bryant Avenue      White Plains         Westchester               NY        10605
  47    6600 Old Winter Garden Road                     Orlando              Orange                    FL        32835
  51    110-118 Riverside Drive                         New York             New York                  NY        10024
  55    205 Third Avenue                                New York             New York                  NY        10003
  56    130 East 18th Street                            New York             New York                  NY        10003
  62    4115-4537 Alamo Street and 2830 Tapo Street     Simi Valley          Ventura                   CA        93063
  67    201-209 Columbus Avenue                         New York             New York                  NY        10023
  70    4260 Forbes Boulevard                           Lanham               Prince George's           MD        20706
  71    1848 Reisterstown Road                          Pikesville           Baltimore                 MD        21208
  74    72-61 & 72-81 113th Street                      Forest Hills         Queens                    NY        11375
  75    178 East 80th Street                            New York             New York                  NY        10021
  88    350 Bleecker Street                             New York             New York                  NY        10014
  89    3410 De Reimer Avenue                           Bronx                Bronx                     NY        10475
 101    21 North Chatsworth Avenue                      Mamaroneck           Westchester               NY        10538
 102    210 East 15th Street                            New York             New York                  NY        10003
 110    1150 Park Avenue                                New York             New York                  NY        10128
 111    215 West 75th Street                            New York             New York                  NY        10023
 114    17 East 89th Street                             New York             New York                  NY        10128
 118    12345 Wake Forest Road                          Clarksville          Howard                    MD        21029
 120    15 West 12th Street                             New York             New York                  NY        10011
 121    141 North Broadway                              White Plains         Westchester               NY        10603
 123    8081 Wolftrap Road                              Vienna               Fairfax                   VA        22182
 125    755 West End Avenue                             New York             New York                  NY        10025
 126    250 North Village Avenue                        Rockville Centre     Nassau                    NY        11570
 129    118-11 84th Avenue                              Kew Gardens          Queens                    NY        11415
 131    166 Fifth Avenue                                New York             New York                  NY        10010
 132    895 Park Avenue                                 New York             New York                  NY        10021
 134    525 South Flagler Drive                         West Palm Beach      Palm Beach                FL        33401
 136    233 West 99th Street                            New York             New York                  NY        10025
 139    221 East 78th Street                            New York             New York                  NY        10128
 142    155-165 West 20th Street                        New York             New York                  NY        10011
 143    17 North Chatsworth Avenue                      Larchmont            Westchester               NY        10538
 144    133-159 Smith Street                            Freeport             Nassau                    NY        11520
 145    329-337 West 85th Street                        New York             New York                  NY        10024
 151    9411 Shore Road                                 Brooklyn             Kings                     NY        11209
 152    500 West 111th Street                           New York             New York                  NY        10025
 153    4 Maple Drive                                   Great Neck           Nassau                    NY        11021
 157    1375 River Road                                 Edgewater            Bergen                    NJ        07020
 159    78 Eighth Avenue                                Brooklyn             Kings                     NY        11215
 165    235 West 108th Street                           New York             New York                  NY        10025
 166    3515 Henry Hudson Parkway                       Riverdale            Bronx                     NY        10463
 168    45 West 10th Street                             New York             New York                  NY        10011
 169    385 McLean Avenue                               Yonkers              Westchester               NY        10705
 174    1 Franklin Avenue                               White Plains         Westchester               NY        10601
 175    255 Fieldston Terrace                           Riverdale            Bronx                     NY        10471
 177    247-251 West 12th Street                        New York             New York                  NY        10014
 178    165 Hudson Street                               New York             New York                  NY        10013
 179    37 Brompton Road                                Great Neck           Nassau                    NY        11021
 183    305 East 83rd Street                            New York             New York                  NY        10028
 189    3-5 Franklin Avenue                             White Plains         Westchester               NY        10601
 190    170-40 Highland Avenue                          Jamaica Estates      Queens                    NY        11432
 195    328, 330, 332 and 334 West 17th Street          New York             New York                  NY        10011
 197    88 Central Park West                            New York             New York                  NY        10023
 199    161 Henry Street                                Brooklyn             Kings                     NY        11201
 203    43 Lawrence Drive                               North White Plains   Westchester               NY        10603
 204    27 West 67th Street                             New York             New York                  NY        10023
 207    620-640 West 239th Street                       Riverdale            Bronx                     NY        10463
 208    328 West 96th Street                            New York             New York                  NY        10025
 210    Cedar Pond Lane                                 Cortlandt Manor      Westchester               NY        10567
 214    220 Berkeley Place                              Brooklyn             Kings                     NY        11217
 217    10 Bleecker Street                              New York             New York                  NY        10012
 218    373 Bleecker Street                             New York             New York                  NY        10014
 220    2 Marine Avenue                                 Brooklyn             Kings                     NY        11209
 222    29 West 15th Street                             New York             New York                  NY        10011
 223    2965 Decatur Avenue                             Bronx                Bronx                     NY        10458
 224    71 East 77th Street                             New York             New York                  NY        10021
 225    234 West 16th Street                            New York             New York                  NY        10011
 228    Stoneleigh Plaza                                Bronxville           Westchester               NY        10708
 229    130 Centre Avenue                               New Rochelle         Westchester               NY        10801
 230    6535 Broadway                                   Riverdale            Bronx                     NY        10471
 231    148 East 84th Street                            New York             New York                  NY        10028
 233    314 West 77th Street                            New York             New York                  NY        10024
 234    542 Broadway                                    New York             New York                  NY        10012
 236    59 Fourth Avenue                                New York             New York                  NY        10003
 237    41 East 28th Street                             New York             New York                  NY        10016
 238    140 South Middle Neck Road                      Great Neck           Nassau                    NY        11021
 239    4-10 Bogardus Place                             New York             New York                  NY        10040
 240    448 East 84th Street                            New York             New York                  NY        10028
 242    220-224 23rd Street                             Brooklyn             Kings                     NY        11232
 243    523 West 121st Street                           New York             New York                  NY        10027
 244    2801 Adams Mill Road N.W.                       Washington           District of Columbia      DC        20009
 245    32 Clifton Street                               Somerville           Middlesex                 MA        02144
 246    208 Fifth Avenue                                New York             New York                  NY        10010
 247    35 Riverside Drive                              New York             New York                  NY        10023
 248    110 West 80th Street                            New York             New York                  NY        10024
 249    284 Pacific Street                              Brooklyn             Kings                     NY        11201




        Property           Property           Cooperative        Mortgage       Mortgage        Original      Cut-off
  #      Type              Sub-type             Yes/No           Originator     Loan Seller     Balance       Balance
=====   ========          ===========        ============       ===========     ===========     ========      =======
  24    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $12,350,000   $12,339,480
  33    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $9,500,000    $9,473,754
  44    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $7,000,000    $7,000,000
  46    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $7,000,000    $6,905,100
  47    Retail             Anchored               No             NCB, FSB       NCB, FSB        $6,900,000    $6,874,958
  51    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $6,500,000    $6,489,830
  55    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $6,000,000    $5,997,056
  56    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $6,000,000    $5,996,801
  62    Retail            Unanchored              No             NCB, FSB       NCB, FSB        $5,700,000    $5,677,801
  67    Multifamily       Conventional            No             NCB, FSB       NCB, FSB        $5,500,000    $5,468,587
  70    Office             Suburban               No             NCB, FSB       NCB, FSB        $5,230,000    $5,199,591
  71    Retail            Unanchored              No             NCB, FSB       NCB, FSB        $5,200,000    $5,189,686
  74    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $5,000,000    $4,997,219
  75    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $5,000,000    $4,994,344
  88    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $4,250,000    $4,250,000
  89    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $4,250,000    $4,228,420
 101    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $3,650,000    $3,645,973
 102    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $3,500,000    $3,500,000
 110    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $3,300,000    $3,300,000
 111    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $3,300,000    $3,289,280
 114    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $3,050,000    $3,050,000
 118    Mixed Use         Office/Retail           No             NCB, FSB       NCB, FSB        $2,980,000    $2,968,911
 120    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,900,000    $2,893,309
 121    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,850,000    $2,847,131
 123    Office             Suburban               No             NCB, FSB       NCB, FSB        $2,700,000    $2,697,907
 125    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,600,000    $2,598,785
 126    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,600,000    $2,588,579
 129    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,500,000    $2,498,433
 131    Office               CBD                  No             NCB, FSB       NCB, FSB        $2,500,000    $2,486,313
 132    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,450,000    $2,444,332
 134    Office               CBD                  No             NCB, FSB       NCB, FSB        $2,400,000    $2,390,914
 136    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,300,000    $2,300,000
 139    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,200,000    $2,200,000
 142    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,100,000    $2,099,071
 143    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,100,000    $2,095,720
 144    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,100,000    $2,093,677
 145    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,100,000    $2,091,006
 151    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,000,000    $1,993,788
 152    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $2,000,000    $1,981,837
 153    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,975,000    $1,975,000
 157    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,850,000    $1,844,851
 159    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,850,000    $1,837,854
 165    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,700,000    $1,698,288
 166    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,700,000    $1,698,058
 168    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,700,000    $1,688,839
 169    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,675,000    $1,674,283
 174    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,600,000    $1,596,664
 175    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,600,000    $1,591,130
 177    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,580,000    $1,578,188
 178    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,536,000    $1,529,600
 179    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,500,000    $1,500,000
 183    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,400,000    $1,387,292
 189    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,350,000    $1,337,635
 190    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,325,000    $1,317,874
 195    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,250,000    $1,242,069
 197    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,200,000    $1,200,000
 199    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,200,000    $1,194,738
 203    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,135,000    $1,129,938
 204    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,125,000    $1,123,933
 207    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,000,000    $1,000,000
 208    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,000,000    $998,837
 210    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $1,000,000    $996,817
 214    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $925,000      $918,814
 217    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $870,000      $868,102
 218    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $850,000      $848,612
 220    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $850,000      $845,614
 222    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $800,000      $798,333
 223    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $800,000      $796,032
 224    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $750,000      $750,000
 225    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $750,000      $747,570
 228    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $700,000      $700,000
 229    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $700,000      $698,085
 230    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $700,000      $690,402
 231    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $675,000      $674,059
 233    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $630,000      $627,645
 234    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $625,000      $624,313
 236    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $575,000      $573,058
 237    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $550,000      $549,197
 238    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $550,000      $548,317
 239    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $550,000      $548,313
 240    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $500,000      $499,477
 242    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $450,000      $448,833
 243    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $450,000      $448,553
 244    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $450,000      $442,659
 245    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $400,000      $394,783
 246    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $350,000      $348,465
 247    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $200,000      $199,162
 248    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $175,000      $173,438
 249    Multifamily       Cooperative            Yes             NCB, FSB       NCB, FSB        $120,000      $119,541


        Percentage of                              Initial         Orig                 Rem.              Orig
          Initial                  Fee/         Interest Only      Amort.               Amort.            Term to
  #     Pool Balance             Leasehold          Term           Term                 Term             Maturity
=====   ============             =========      =============    =========            ========           ========
  24      0.72%                    Fee              0               360                  359              120
  33      0.55%                    Fee              0               480                  475              120
  44      0.41%                    Fee             120            Interest Only        Interest Only      120
  46      0.40%                    Fee              0               216                  211              120
  47      0.40%                    Fee              0               360                  356              120
  51      0.38%                    Fee              0               300                  299              120
  55      0.35%                    Fee              0               480                  479              120
  56      0.35%                    Fee              0               720                  717              120
  62      0.33%                    Fee              0               300                  297              120
  67      0.32%                    Fee              0               360                  354              120
  70      0.30%                    Fee              0               330                  325              120
  71      0.30%                    Fee              0               240                  239              120
  74      0.29%                    Fee              0               480                  479              120
  75      0.29%                    Fee              0               480                  478              120
  88      0.25%                    Fee             120            Interest Only        Interest Only      120
  89      0.25%                    Fee              0               360                  355              120
 101      0.21%                    Fee              0               480                  478              120
 102      0.20%                    Fee             120            Interest Only        Interest Only      120
 110      0.19%                    Fee             120            Interest Only        Interest Only      120
 111      0.19%                    Fee              0               480                  474              120
 114      0.18%                    Fee             120            Interest Only        Interest Only      120
 118      0.17%                    Fee              0               360                  356              120
 120      0.17%                    Fee              0               480                  476              120
 121      0.17%                    Fee              0               480                  478              120
 123      0.16%                    Fee              0               360                  359              120
 125      0.15%                    Fee              0               720                  717              120
 126      0.15%                    Fee              0               360                  356              120
 129      0.14%                    Fee              0               480                  479              120
 131      0.14%                    Fee              0               360                  354              120
 132      0.14%                    Fee              0               480                  476              120
 134      0.14%                    Fee              0               360                  356              120
 136      0.13%                    Fee             120            Interest Only        Interest Only      120
 139      0.13%                    Fee             120            Interest Only        Interest Only      120
 142      0.12%                    Fee              0               480                  479              120
 143      0.12%                    Fee              0               420                  417              120
 144      0.12%                    Fee              0               360                  357              120
 145      0.12%                    Fee              0               360                  356              120
 151      0.12%                    Fee              0               360                  357              120
 152      0.11%                    Fee              0               270                  265              120
 153      0.11%                    Fee             120            Interest Only        Interest Only      120
 157      0.11%                    Fee              0               480                  475              120
 159      0.11%                    Fee              0               360                  354              120
 165      0.10%                    Fee              0               360                  359              120
 166      0.10%                    Fee              0               480                  478              120
 168      0.10%                    Fee              0               360                  354              120
 169      0.10%                    Fee              0               480                  479              120
 174      0.09%                    Fee              0               360                  358              120
 175      0.09%                    Fee              0               360                  355              120
 177      0.09%                    Fee              0               480                  478              120
 178      0.09%                    Fee              0               360                  356              120
 179      0.09%                    Fee             120            Interest Only        Interest Only      120
 183      0.08%                    Fee              0               300                  294              120
 189      0.08%                    Fee              0               240                  236              120
 190      0.08%                    Fee              0               360                  355              120
 195      0.07%                    Fee              0               300                  296              120
 197      0.07%                    Fee             120            Interest Only        Interest Only      120
 199      0.07%                    Fee              0               360                  356              120
 203      0.07%                  Leasehold          0               360                  356              120
 204      0.07%                    Fee              0               360                  359              120
 207      0.06%                    Fee             120            Interest Only        Interest Only      120
 208      0.06%                    Fee              0               480                  478              120
 210      0.06%                    Fee              0               360                  357              120
 214      0.05%                    Fee              0               360                  354              120
 217      0.05%                    Fee              0               360                  358              120
 218      0.05%                    Fee              0               480                  477              120
 220      0.05%                    Fee              0               360                  355              120
 222      0.05%                    Fee              0               360                  358              120
 223      0.05%                    Fee              0               360                  355              120
 224      0.04%                    Fee             120            Interest Only        Interest Only      120
 225      0.04%                    Fee              0               480                  474              120
 228      0.04%                    Fee             120            Interest Only        Interest Only      120
 229      0.04%                    Fee              0               480                  475              120
 230      0.04%                    Fee              0               180                  176              180
 231      0.04%                    Fee              0               480                  477              120
 233      0.04%                    Fee              0               480                  473              120
 234      0.04%                    Fee              0               480                  478              120
 236      0.03%                    Fee              0               480                  474              120
 237      0.03%                    Fee              0               480                  477              120
 238      0.03%                    Fee              0               360                  357              120
 239      0.03%                    Fee              0               480                  474              120
 240      0.03%                    Fee              0               480                  478              120
 242      0.03%                    Fee              0               360                  357              120
 243      0.03%                    Fee              0               180                  179              180
 244      0.03%                    Fee              0               180                  175              180
 245      0.02%                    Fee              0               180                  176              180
 246      0.02%                    Fee              0               240                  238              120
 247      0.01%                    Fee              0               360                  356              120
 248      0.01%                    Fee              0               180                  177              180
 249      0.01%                    Fee              0               360                  356              120


          Rem.                                                                          First
        Term to        Interest     Grace       Interest Calculation      Monthly      Payment
  #     Maturity         Rate        Days       (30/360 / Actual/360)     Payment       Date       ARD       Defeasance
=====   ========       ========     ======      =====================     =======      =======     =====     ==========
  24     119           6.1500%        9            Actual/360             $75,924      6/1/2003     N/A        Yes
  33     115           5.8500%        9            Actual/360             $51,816      2/1/2003     N/A        Yes
  44     119           5.7300%        9              30/360               $33,425      6/1/2003     N/A        Yes
  46     115           5.6200%        9              30/360               $51,586      2/1/2003     N/A         No
  47     116           6.5300%        5            Actual/360             $43,749      3/1/2003     N/A        Yes
  51     119           5.4700%        9              30/360               $39,799      6/1/2003     N/A         No
  55     119           5.4000%        9            Actual/360             $30,844      6/1/2003     N/A         No
  56     117           5.5000%        9              30/360               $28,561      4/1/2003     N/A        Yes
  62     117           6.1700%        0            Actual/360             $37,320      4/1/2003     N/A        Yes
  67     114           6.0000%        5            Actual/360             $32,975      1/1/2003     N/A         No
  70     115           6.0500%       10            Actual/360             $32,562      2/1/2003     N/A        Yes
  71     119           6.0500%       10            Actual/360             $37,405      6/1/2003     N/A        Yes
  74     119           5.6200%        9              30/360               $26,198      6/1/2003     N/A         No
  75     118           5.4100%        9            Actual/360             $25,738      5/1/2003     N/A         No
  88     116           5.8900%        9              30/360               $20,860      3/1/2003     N/A         No
  89     115           6.0600%        9            Actual/360             $25,876      2/1/2003     N/A        Yes
 101     118           5.6600%        9              30/360               $19,225      5/1/2003     N/A        Yes
 102     115           5.6500%        9            Actual/360             $16,708      2/1/2003     N/A        Yes
 110     118           5.5500%        9              30/360               $15,263      5/1/2003     N/A         No
 111     114           5.7800%        9            Actual/360             $17,837      1/1/2003     N/A         No
 114     116           5.5700%        9              30/360               $14,157      3/1/2003     N/A         No
 118     116           6.4000%        0            Actual/360             $18,640      3/1/2003     N/A        Yes
 120     116           5.5100%        9              30/360               $14,977      3/1/2003     N/A         No
 121     118           6.0000%        9              30/360               $15,681      5/1/2003     N/A        Yes
 123     119           6.2500%       10            Actual/360             $16,624      6/1/2003     N/A        Yes
 125     117           5.8000%        9              30/360               $12,970      4/1/2003     N/A         No
 126     116           5.7800%        9            Actual/360             $15,356      3/1/2003     N/A         No
 129     119           5.1700%        9              30/360               $12,338      6/1/2003     N/A         No
 131     114           6.2000%       10            Actual/360             $15,312      1/1/2003     N/A        Yes
 132     116           5.5000%        9              30/360               $12,636      3/1/2003     N/A         No
 134     116           6.3100%       10            Actual/360             $14,871      3/1/2003     N/A        Yes
 136     115           5.9300%        9              30/360               $11,366      2/1/2003     N/A         No
 139     114           6.1700%        9              30/360               $11,312      1/1/2003     N/A        Yes
 142     119           5.6900%        9            Actual/360             $11,218      6/1/2003     N/A         No
 143     117           5.8300%        9            Actual/360             $11,849      4/1/2003     N/A         No
 144     117           5.7000%        9            Actual/360             $12,294      4/1/2003     N/A         No
 145     116           5.9300%        9            Actual/360             $12,607      3/1/2003     N/A        Yes
 151     117           5.8200%        9              30/360               $11,761      4/1/2003     N/A         No
 152     115           5.8300%        9              30/360               $13,314      2/1/2003     N/A         No
 153     115           5.7700%        9              30/360                $9,496      2/1/2003     N/A         No
 157     115           5.8200%        9            Actual/360             $10,051      2/1/2003     N/A        Yes
 159     114           5.5500%        9            Actual/360             $10,652      1/1/2003     N/A         No
 165     119           5.9400%        9              30/360               $10,127      6/1/2003     N/A         No
 166     118           5.5300%        9              30/360                $8,803      5/1/2003     N/A         No
 168     114           5.5500%        9            Actual/360              $9,788      1/1/2003     N/A        Yes
 169     119           5.7800%        9            Actual/360               9,053      6/1/2003     N/A         No
 174     118           5.7700%        9              30/360                $9,358      5/1/2003     N/A         No
 175     115           5.5700%        9            Actual/360              $9,233      2/1/2003     N/A         No
 177     118           5.3600%        9            Actual/360              $8,079      5/1/2003     N/A        Yes
 178     116           5.8000%        9              30/360                $9,013      3/1/2003     N/A         No
 179     119           5.4700%        9              30/360                $6,838      6/1/2003     N/A         No
 183     114           5.7700%        9              30/360                $8,824      1/1/2003     N/A        Yes
 189     116           5.7600%        9            Actual/360              $9,548      3/1/2003     N/A         No
 190     115           5.7400%        9            Actual/360              $7,791      2/1/2003     N/A         No
 195     116           5.6300%        9            Actual/360              $7,832      3/1/2003     N/A         No
 197     117           5.7100%        9              30/360                $5,710      4/1/2003     N/A         No
 199     116           5.7900%        9            Actual/360              $7,095      3/1/2003     N/A         No
 203     116           5.6900%        9            Actual/360              $6,637      3/1/2003     N/A         No
 204     119           5.6900%        9            Actual/360              $6,579      6/1/2003     N/A         No
 207     118           5.5100%        9            Actual/360              $4,655      5/1/2003     N/A         No
 208     118           5.3100%        9            Actual/360              $5,079      5/1/2003     N/A         No
 210     117           5.6900%        9              30/360                $5,798      4/1/2003     N/A         No
 214     114           5.4500%        9            Actual/360              $5,267      1/1/2003     N/A         No
 217     118           5.5300%        9              30/360                $4,956      5/1/2003     N/A         No
 218     117           5.7200%        9              30/360                $4,512      4/1/2003     N/A        Yes
 220     115           5.9700%        9            Actual/360              $5,125      2/1/2003     N/A         No
 222     118           5.6300%        9            Actual/360              $4,647      5/1/2003     N/A         No
 223     115           6.1900%        9            Actual/360              $4,939      2/1/2003     N/A         No
 224     118           5.5700%        9              30/360                $3,481      5/1/2003     N/A         No
 225     114           5.7900%        9            Actual/360              $4,059      1/1/2003     N/A        Yes
 228     116           5.8800%        9            Actual/360              $3,478      3/1/2003     N/A        Yes
 229     115           5.8900%        9            Actual/360              $3,838      2/1/2003     N/A         No
 230     176           6.3000%        9            Actual/360              $6,055      3/1/2003     N/A        Yes
 231     117           5.9100%        9            Actual/360              $3,710      4/1/2003     N/A         No
 233     113           5.9000%        9            Actual/360              $3,458      12/1/2002    N/A        Yes
 234     118           5.5100%        9            Actual/360              $3,260      5/1/2003     N/A         No
 236     114           5.6300%        9            Actual/360              $3,048      1/1/2003     N/A         No
 237     117           5.7600%        9            Actual/360              $2,965      4/1/2003     N/A        Yes
 238     117           5.6200%        9            Actual/360              $3,192      4/1/2003     N/A         No
 239     114           6.0000%        9            Actual/360              $3,058      1/1/2003     N/A        Yes
 240     118           5.6900%        9            Actual/360              $2,671      5/1/2003     N/A         No
 242     117           6.7600%        9              30/360                $2,922      4/1/2003     N/A        Yes
 243     179           6.7800%        9              30/360                $3,990      6/1/2003     N/A         No
 244     175           6.8000%        9            Actual/360              $4,018      2/1/2003     N/A         No
 245     176           6.9200%        9            Actual/360              $3,599      3/1/2003     N/A         No
 246     118           5.9100%        9              30/360                $2,489      5/1/2003     N/A         No
 247     116           6.0600%        9            Actual/360              $1,218      3/1/2003     N/A         No
 248     177           7.4400%        9            Actual/360              $1,627      4/1/2003     N/A         No
 249     116           6.6000%        9            Actual/360                $774      3/1/2003     N/A         No



                                   Servicing                                         Contractual
                                      and                         Engineering        Recurring        LC & TI
                                    Trustee                       Reserve at         Replacement     Reserve at
  #     Defeasance Provision          Fees       Recourse         Origination        Reserve/FF&E    Origination
=====   ====================        ========     ========         ==========         ============    ============
  24    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
  33    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
  44    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
  46    N/A                         0.08137%       No                  N/A                 N/A            N/A
  47    Lock/28_Def/88_0.0%/4       0.08137%       N/A             $18,400             $34,131       $100,000
  51    N/A                         0.08137%       No                  N/A                 N/A            N/A
  55    N/A                         0.08137%       No                  N/A                 N/A            N/A
  56    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
  62    Lock/27_Def/89_0.0%/4       0.08137%       N/A                 N/A             $24,931        $80,000
  67    N/A                         0.08137%       N/A              $8,875             $15,000            N/A
  70    Lock/29_Def/87_0.0%/4       0.08137%       N/A                 N/A             $10,938            N/A
  71    Lock/25_Def/91_0.0%/4       0.08137%       N/A              $6,614              $6,369        $25,000
  74    N/A                         0.08137%       No                  N/A                 N/A            N/A
  75    N/A                         0.08137%       No                  N/A                 N/A            N/A
  88    N/A                         0.08137%       No                  N/A                 N/A            N/A
  89    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 101    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 102    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 110    N/A                         0.08137%       No                  N/A                 N/A            N/A
 111    N/A                         0.08137%       No                  N/A                 N/A            N/A
 114    N/A                         0.08137%       No                  N/A                 N/A            N/A
 118    Lock/28_Def/88_0.0%/4       0.08137%       N/A                 N/A              $3,150            N/A
 120    N/A                         0.08137%       No                  N/A                 N/A            N/A
 121    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 123    Lock/25_Def/91_0.0%/4       0.08137%       N/A                 N/A             $21,150            N/A
 125    N/A                         0.08137%       No                  N/A                 N/A            N/A
 126    N/A                         0.08137%       No                  N/A                 N/A            N/A
 129    N/A                         0.08137%       No                  N/A                 N/A            N/A
 131    Lock/30_Def/86_0.0%/4       0.08137%       N/A                 N/A              $2,067        $10,000
 132    N/A                         0.08137%       No                  N/A                 N/A            N/A
 134    Lock/28_Def/88_0.0%/4       0.08137%       N/A                 N/A              $4,461       $125,000
 136    N/A                         0.08137%       No                  N/A                 N/A            N/A
 139    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 142    N/A                         0.08137%       No                  N/A                 N/A            N/A
 143    N/A                         0.08137%       No                  N/A                 N/A            N/A
 144    N/A                         0.08137%       No                  N/A                 N/A            N/A
 145    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 151    N/A                         0.08137%       No                  N/A                 N/A            N/A
 152    N/A                         0.08137%       No              $25,000                 N/A            N/A
 153    N/A                         0.08137%       No                  N/A                 N/A            N/A
 157    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 159    N/A                         0.08137%       No                  N/A                 N/A            N/A
 165    N/A                         0.08137%       No                  N/A                 N/A            N/A
 166    N/A                         0.08137%       No                  N/A                 N/A            N/A
 168    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 169    N/A                         0.08137%       No                  N/A                 N/A            N/A
 174    N/A                         0.08137%       No                  N/A                 N/A            N/A
 175    N/A                         0.08137%       No                  N/A                 N/A            N/A
 177    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 178    N/A                         0.08137%       No                  N/A                 N/A            N/A
 179    N/A                         0.08137%       No                  N/A                 N/A            N/A
 183    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 189    N/A                         0.08137%       No                  N/A                 N/A            N/A
 190    N/A                         0.08137%       No                  N/A                 N/A            N/A
 195    N/A                         0.08137%       No                  N/A                 N/A            N/A
 197    N/A                         0.08137%       No                  N/A                 N/A            N/A
 199    N/A                         0.08137%       No                  N/A                 N/A            N/A
 203    N/A                         0.08137%       No                  N/A                 N/A            N/A
 204    N/A                         0.08137%       No                  N/A                 N/A            N/A
 207    N/A                         0.08137%       No                  N/A                 N/A            N/A
 208    N/A                         0.08137%       No                  N/A                 N/A            N/A
 210    N/A                         0.08137%       No                  N/A                 N/A            N/A
 214    N/A                         0.08137%       No                  N/A                 N/A            N/A
 217    N/A                         0.08137%       No                  N/A                 N/A            N/A
 218    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 220    N/A                         0.08137%       No                  N/A                 N/A            N/A
 222    N/A                         0.08137%       No                  N/A                 N/A            N/A
 223    N/A                         0.08137%       No                  N/A                 N/A            N/A
 224    N/A                         0.08137%       No                  N/A                 N/A            N/A
 225    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 228    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 229    N/A                         0.08137%       No                  N/A                 N/A            N/A
 230    Lock/48_Def/128_0.0%/4      0.08137%       No                  N/A                 N/A            N/A
 231    N/A                         0.08137%       No                  N/A                 N/A            N/A
 233    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 234    N/A                         0.08137%       No                  N/A                 N/A            N/A
 236    N/A                         0.08137%       No                  N/A                 N/A            N/A
 237    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 238    N/A                         0.08137%       No                  N/A                 N/A            N/A
 239    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 240    N/A                         0.08137%       No                  N/A                 N/A            N/A
 242    Lock/48_Def/68_0.0%/4       0.08137%       No                  N/A                 N/A            N/A
 243    N/A                         0.08137%       No                  N/A                 N/A            N/A
 244    N/A                         0.08137%       No                  N/A                 N/A            N/A
 245    N/A                         0.08137%       No                  N/A                 N/A            N/A
 246    N/A                         0.08137%       No                  N/A                 N/A            N/A
 247    N/A                         0.08137%       No                  N/A                 N/A            N/A
 248    N/A                         0.08137%       No                  N/A                 N/A            N/A
 249    N/A                         0.08137%       No                  N/A                 N/A            N/A


       Contractual         Tax &          Initial         Initial other                                   Contractual
        Recurring        Insurance         Other             Reserve                                         Other
  #       LC&TI           Escrows         Reserve          Description                                       Reserve
=====   =========        =========        =======     ========================                            ===========
  24         N/A           None             N/A       N/A                                                      N/A
  33         N/A           None          $95,000      Estoppel Collateral Security Reserve                     N/A
  44         N/A           None             N/A       N/A                                                      N/A
  46         N/A            Tax             N/A       N/A                                                      N/A
  47     $56,885           Both             N/A       N/A                                                      N/A
  51         N/A           None             N/A       N/A                                                      N/A
  55         N/A           None          $30,000      Collateral Security for Survey                           N/A
  56         N/A           None             N/A       N/A                                                      N/A
  62     $81,804           Both             N/A       N/A                                                      N/A
  67      $4,275           Both             N/A       N/A                                                      N/A
  70         N/A           Both             N/A       N/A                                                      N/A
  71         N/A           Both             N/A       N/A                                                      N/A
  74         N/A            Tax             N/A       N/A                                                      N/A
  75         N/A           None             N/A       N/A                                                      N/A
  88         N/A           None             N/A       N/A                                                      N/A
  89         N/A            Tax             N/A       N/A                                                      N/A
 101         N/A           None             N/A       N/A                                                      N/A
 102         N/A           None             N/A       N/A                                                      N/A
 110         N/A           None             N/A       N/A                                                      N/A
 111         N/A            Tax             N/A       N/A                                                      N/A
 114         N/A           None             N/A       N/A                                                      N/A
 118     $20,998           Both             N/A       N/A                                                      N/A
 120         N/A           None             N/A       N/A                                                      N/A
 121         N/A           None             N/A       N/A                                                      N/A
 123     $17,625           Both             N/A       N/A                                                      N/A
 125         N/A           None             N/A       N/A                                                      N/A
 126         N/A            Tax             N/A       N/A                                                      N/A
 129         N/A            Tax             N/A       N/A                                                      N/A
 131      $2,067           Both             N/A       N/A                                                      N/A
 132         N/A           None             N/A       N/A                                                      N/A
 134     $22,303           Both             N/A       N/A                                                      N/A
 136         N/A            Tax          $100,000     Collateral Security for Maintenance Receivables          N/A
 139         N/A            Tax             N/A       N/A                                                      N/A
 142         N/A            Tax             N/A       N/A                                                      N/A
 143         N/A            Tax             N/A       N/A                                                      N/A
 144         N/A            Tax             N/A       N/A                                                      N/A
 145         N/A           None             N/A       N/A                                                      N/A
 151         N/A           None             N/A       N/A                                                      N/A
 152         N/A           None             N/A       N/A                                                      N/A
 153         N/A           None             N/A       N/A                                                      N/A
 157         N/A           None             N/A       N/A                                                      N/A
 159         N/A            Tax             N/A       N/A                                                      N/A
 165         N/A            Tax             N/A       N/A                                                      N/A
 166         N/A           None             N/A       N/A                                                      N/A
 168         N/A           None             N/A       N/A                                                      N/A
 169         N/A           None             N/A       N/A                                                      N/A
 174         N/A           None             N/A       N/A                                                      N/A
 175         N/A            Tax             N/A       N/A                                                      N/A
 177         N/A           None             N/A       N/A                                                      N/A
 178         N/A            Tax             N/A       N/A                                                      N/A
 179         N/A           None             N/A       N/A                                                      N/A
 183         N/A           None             N/A       N/A                                                      N/A
 189         N/A           None             N/A       N/A                                                      N/A
 190         N/A           None             N/A       N/A                                                      N/A
 195         N/A            Tax          $33,000      Negative Carry Collateral Security Reserve               N/A
 197         N/A           None             N/A       N/A                                                      N/A
 199         N/A            Tax             N/A       N/A                                                      N/A
 203         N/A           None             N/A       N/A                                                      N/A
 204         N/A           None             N/A       N/A                                                      N/A
 207         N/A           None             N/A       N/A                                                      N/A
 208         N/A            Tax             N/A       N/A                                                      N/A
 210         N/A           None             N/A       N/A                                                      N/A
 214         N/A           None             N/A       N/A                                                      N/A
 217         N/A            Tax             N/A       N/A                                                      N/A
 218         N/A           None             N/A       N/A                                                      N/A
 220         N/A            Tax             N/A       N/A                                                      N/A
 222         N/A            Tax             N/A       N/A                                                      N/A
 223         N/A            Tax             N/A       N/A                                                      N/A
 224         N/A           None             N/A       N/A                                                      N/A
 225         N/A            Tax             N/A       N/A                                                      N/A
 228         N/A           None             N/A       N/A                                                      N/A
 229         N/A           None             N/A       N/A                                                      N/A
 230         N/A           None             N/A       N/A                                                      N/A
 231         N/A            Tax             N/A       N/A                                                      N/A
 233         N/A           None             N/A       N/A                                                      N/A
 234         N/A            Tax             N/A       N/A                                                      N/A
 236         N/A            Tax             N/A       N/A                                                      N/A
 237         N/A           None          $15,000      Insurance Collateral Security Reserve                    N/A
 238         N/A            Tax             N/A       N/A                                                      N/A
 239         N/A           None             N/A       N/A                                                      N/A
 240         N/A           None             N/A       N/A                                                      N/A
 242         N/A           None             N/A       N/A                                                      N/A
 243         N/A            Tax             N/A       N/A                                                      N/A
 244         N/A           None             N/A       N/A                                                      N/A
 245         N/A           None             N/A       N/A                                                      N/A
 246         N/A            Tax             N/A       N/A                                                      N/A
 247         N/A            Tax             N/A       N/A                                                      N/A
 248         N/A            Tax             N/A       N/A                                                      N/A
 249         N/A            Tax             N/A       N/A                                                      N/A



        Contractual                                Letter                                           Initial
        Other Reserve      Letter of              of Credit                                         Replacement
  #     Description         Credit               Description                                        Reserve
=====   ============       ========        =========================                               ===========
  24    N/A                    N/A         N/A                                                      N/A
  33    N/A                    N/A         N/A                                                      N/A
  44    N/A                    N/A         N/A                                                      N/A
  46    N/A                    N/A         N/A                                                      N/A
  47    N/A                    N/A         N/A                                                       $ 18,400
  51    N/A                    N/A         N/A                                                      N/A
  55    N/A                    N/A         N/A                                                      N/A
  56    N/A                    N/A         N/A                                                      N/A
  62    N/A                    N/A         N/A                                                      N/A
  67    N/A                    N/A         N/A                                                      N/A
  70    N/A                $250,000        Tenant Improvements and Leasing Commissions LOC          N/A
  71    N/A                    N/A         N/A                                                      N/A
  74    N/A                    N/A         N/A                                                      N/A
  75    N/A                    N/A         N/A                                                      N/A
  88    N/A                    N/A         N/A                                                      N/A
  89    N/A                    N/A         N/A                                                      N/A
 101    N/A                    N/A         N/A                                                      N/A
 102    N/A                    N/A         N/A                                                      N/A
 110    N/A                    N/A         N/A                                                      N/A
 111    N/A                    N/A         N/A                                                      N/A
 114    N/A                    N/A         N/A                                                      N/A
 118    N/A                    N/A         N/A                                                      N/A
 120    N/A                    N/A         N/A                                                      N/A
 121    N/A                    N/A         N/A                                                      N/A
 123    N/A                    N/A         N/A                                                      N/A
 125    N/A                    N/A         N/A                                                      N/A
 126    N/A                    N/A         N/A                                                      N/A
 129    N/A                    N/A         N/A                                                      N/A
 131    N/A                    N/A         N/A                                                       $ 10,000
 132    N/A                    N/A         N/A                                                      N/A
 134    N/A                    N/A         N/A                                                      N/A
 136    N/A                    N/A         N/A                                                      N/A
 139    N/A                    N/A         N/A                                                      N/A
 142    N/A                    N/A         N/A                                                      N/A
 143    N/A                    N/A         N/A                                                      N/A
 144    N/A                    N/A         N/A                                                      N/A
 145    N/A                    N/A         N/A                                                      N/A
 151    N/A                    N/A         N/A                                                      N/A
 152    N/A                    N/A         N/A                                                      N/A
 153    N/A                    N/A         N/A                                                      N/A
 157    N/A                    N/A         N/A                                                      N/A
 159    N/A                    N/A         N/A                                                      N/A
 165    N/A                    N/A         N/A                                                      N/A
 166    N/A                    N/A         N/A                                                      N/A
 168    N/A                    N/A         N/A                                                      N/A
 169    N/A                    N/A         N/A                                                      N/A
 174    N/A                    N/A         N/A                                                      N/A
 175    N/A                    N/A         N/A                                                      N/A
 177    N/A                    N/A         N/A                                                      N/A
 178    N/A                    N/A         N/A                                                      N/A
 179    N/A                    N/A         N/A                                                      N/A
 183    N/A                    N/A         N/A                                                      N/A
 189    N/A                    N/A         N/A                                                      N/A
 190    N/A                    N/A         N/A                                                      N/A
 195    N/A                    N/A         N/A                                                      N/A
 197    N/A                    N/A         N/A                                                      N/A
 199    N/A                    N/A         N/A                                                      N/A
 203    N/A                    N/A         N/A                                                      N/A
 204    N/A                    N/A         N/A                                                      N/A
 207    N/A                    N/A         N/A                                                      N/A
 208    N/A                    N/A         N/A                                                      N/A
 210    N/A                    N/A         N/A                                                      N/A
 214    N/A                    N/A         N/A                                                      N/A
 217    N/A                    N/A         N/A                                                      N/A
 218    N/A                    N/A         N/A                                                      N/A
 220    N/A                    N/A         N/A                                                      N/A
 222    N/A                    N/A         N/A                                                      N/A
 223    N/A                    N/A         N/A                                                      N/A
 224    N/A                    N/A         N/A                                                      N/A
 225    N/A                    N/A         N/A                                                      N/A
 228    N/A                    N/A         N/A                                                      N/A
 229    N/A                    N/A         N/A                                                      N/A
 230    N/A                    N/A         N/A                                                      N/A
 231    N/A                    N/A         N/A                                                      N/A
 233    N/A                    N/A         N/A                                                      N/A
 234    N/A                    N/A         N/A                                                      N/A
 236    N/A                    N/A         N/A                                                      N/A
 237    N/A                    N/A         N/A                                                      N/A
 238    N/A                    N/A         N/A                                                      N/A
 239    N/A                    N/A         N/A                                                      N/A
 240    N/A                    N/A         N/A                                                      N/A
 242    N/A                    N/A         N/A                                                        $ 8,000
 243    N/A                    N/A         N/A                                                      N/A
 244    N/A                    N/A         N/A                                                      N/A
 245    N/A                    N/A         N/A                                                      N/A
 246    N/A                    N/A         N/A                                                      N/A
 247    N/A                    N/A         N/A                                                      N/A
 248    N/A                    N/A         N/A                                                      N/A
 249    N/A                    N/A         N/A                                                      N/A


        Recurring                     Initial                            Earnout         Additional
        Renovation/Leasing            Debt Service        Earnout        Reserve         Collateral
  #     Reserve                       Reserve             Reserve        Description      Amount
=====   ==================            ============        =======        ===========     ==========
  24    N/A                           N/A                    N/A         N/A                  N/A
  33    N/A                           N/A                    N/A         N/A                  N/A
  44    N/A                           N/A                    N/A         N/A                  N/A
  46    N/A                           N/A                    N/A         N/A                  N/A
  47    N/A                           N/A                    N/A         N/A                  N/A
  51    N/A                           N/A                    N/A         N/A                  N/A
  55    N/A                           N/A                    N/A         N/A                  N/A
  56    N/A                           N/A                    N/A         N/A                  N/A
  62    N/A                           N/A                    N/A         N/A                  N/A
  67    N/A                           N/A                    N/A         N/A                  N/A
  70    N/A                           N/A                    N/A         N/A                  N/A
  71    N/A                           N/A                    N/A         N/A                  N/A
  74    N/A                           N/A                    N/A         N/A                  N/A
  75    N/A                           N/A                    N/A         N/A                  N/A
  88    N/A                           N/A                    N/A         N/A                  N/A
  89    N/A                           N/A                    N/A         N/A                  N/A
 101    N/A                           N/A                    N/A         N/A                  N/A
 102    N/A                           N/A                    N/A         N/A                  N/A
 110    N/A                           N/A                    N/A         N/A                  N/A
 111    N/A                           N/A                    N/A         N/A                  N/A
 114    N/A                           N/A                    N/A         N/A                  N/A
 118    N/A                           N/A                    N/A         N/A                  N/A
 120    N/A                           N/A                    N/A         N/A                  N/A
 121    N/A                           N/A                    N/A         N/A                  N/A
 123    N/A                           N/A                    N/A         N/A                  N/A
 125    N/A                           N/A                    N/A         N/A                  N/A
 126    N/A                           N/A                    N/A         N/A                  N/A
 129    N/A                           N/A                    N/A         N/A                  N/A
 131    N/A                           N/A                    N/A         N/A                  N/A
 132    N/A                           N/A                    N/A         N/A                  N/A
 134    N/A                           N/A                    N/A         N/A                  N/A
 136    N/A                           N/A                    N/A         N/A                  N/A
 139    N/A                           N/A                    N/A         N/A                  N/A
 142    N/A                           N/A                    N/A         N/A                  N/A
 143    N/A                           N/A                    N/A         N/A                  N/A
 144    N/A                           N/A                    N/A         N/A                  N/A
 145    N/A                           N/A                    N/A         N/A                  N/A
 151    N/A                           N/A                    N/A         N/A                  N/A
 152    N/A                           N/A                    N/A         N/A                  N/A
 153    N/A                           N/A                    N/A         N/A                  N/A
 157    N/A                           N/A                    N/A         N/A                  N/A
 159    N/A                           N/A                    N/A         N/A                  N/A
 165    N/A                           N/A                    N/A         N/A                  N/A
 166    N/A                           N/A                    N/A         N/A                  N/A
 168    N/A                           N/A                    N/A         N/A                  N/A
 169    N/A                           N/A                    N/A         N/A                  N/A
 174    N/A                           N/A                    N/A         N/A                  N/A
 175    N/A                           N/A                    N/A         N/A                  N/A
 177    N/A                           N/A                    N/A         N/A                  N/A
 178    N/A                           N/A                    N/A         N/A                  N/A
 179    N/A                           N/A                    N/A         N/A                  N/A
 183    N/A                           N/A                    N/A         N/A                  N/A
 189    N/A                           N/A                    N/A         N/A                  N/A
 190    N/A                           N/A                    N/A         N/A                  N/A
 195    N/A                           N/A                    N/A         N/A                  N/A
 197    N/A                           N/A                    N/A         N/A                  N/A
 199    N/A                           N/A                    N/A         N/A                  N/A
 203    N/A                           N/A                    N/A         N/A                  N/A
 204    N/A                           N/A                    N/A         N/A                  N/A
 207    N/A                           N/A                    N/A         N/A                  N/A
 208    N/A                           N/A                    N/A         N/A                  N/A
 210    N/A                           N/A                    N/A         N/A                  N/A
 214    N/A                           N/A                    N/A         N/A                  N/A
 217    N/A                           N/A                    N/A         N/A                  N/A
 218    N/A                           N/A                    N/A         N/A                  N/A
 220    N/A                           N/A                    N/A         N/A                  N/A
 222    N/A                           N/A                    N/A         N/A                  N/A
 223    N/A                           N/A                    N/A         N/A                  N/A
 224    N/A                           N/A                    N/A         N/A                  N/A
 225    N/A                           N/A                    N/A         N/A                  N/A
 228    N/A                           N/A                    N/A         N/A                  N/A
 229    N/A                           N/A                    N/A         N/A                  N/A
 230    N/A                           N/A                    N/A         N/A                  N/A
 231    N/A                           N/A                    N/A         N/A                  N/A
 233    N/A                           N/A                    N/A         N/A                  N/A
 234    N/A                           N/A                    N/A         N/A                  N/A
 236    N/A                           N/A                    N/A         N/A                  N/A
 237    N/A                           N/A                    N/A         N/A                  N/A
 238    N/A                           N/A                    N/A         N/A                  N/A
 239    N/A                           N/A                    N/A         N/A                  N/A
 240    N/A                           N/A                    N/A         N/A                  N/A
 242    N/A                           N/A                    N/A         N/A                  N/A
 243    N/A                           N/A                    N/A         N/A                  N/A
 244    N/A                           N/A                    N/A         N/A                  N/A
 245    N/A                           N/A                    N/A         N/A                  N/A
 246    N/A                           N/A                    N/A         N/A                  N/A
 247    N/A                           N/A                    N/A         N/A                  N/A
 248    N/A                           N/A                    N/A         N/A                  N/A
 249    N/A                           N/A                    N/A         N/A                  N/A



        Additional       Additional
        Collateral       Collateral
  #     Event Date       Description
=====   ==========       ===========
  24         N/A         N/A
  33         N/A         N/A
  44         N/A         N/A
  46         N/A         N/A
  47         N/A         N/A
  51         N/A         N/A
  55         N/A         N/A
  56         N/A         N/A
  62         N/A         N/A
  67         N/A         N/A
  70         N/A         N/A
  71         N/A         N/A
  74         N/A         N/A
  75         N/A         N/A
  88         N/A         N/A
  89         N/A         N/A
 101         N/A         N/A
 102         N/A         N/A
 110         N/A         N/A
 111         N/A         N/A
 114         N/A         N/A
 118         N/A         N/A
 120         N/A         N/A
 121         N/A         N/A
 123         N/A         N/A
 125         N/A         N/A
 126         N/A         N/A
 129         N/A         N/A
 131         N/A         N/A
 132         N/A         N/A
 134         N/A         N/A
 136         N/A         N/A
 139         N/A         N/A
 142         N/A         N/A
 143         N/A         N/A
 144         N/A         N/A
 145         N/A         N/A
 151         N/A         N/A
 152         N/A         N/A
 153         N/A         N/A
 157         N/A         N/A
 159         N/A         N/A
 165         N/A         N/A
 166         N/A         N/A
 168         N/A         N/A
 169         N/A         N/A
 174         N/A         N/A
 175         N/A         N/A
 177         N/A         N/A
 178         N/A         N/A
 179         N/A         N/A
 183         N/A         N/A
 189         N/A         N/A
 190         N/A         N/A
 195         N/A         N/A
 197         N/A         N/A
 199         N/A         N/A
 203         N/A         N/A
 204         N/A         N/A
 207         N/A         N/A
 208         N/A         N/A
 210         N/A         N/A
 214         N/A         N/A
 217         N/A         N/A
 218         N/A         N/A
 220         N/A         N/A
 222         N/A         N/A
 223         N/A         N/A
 224         N/A         N/A
 225         N/A         N/A
 228         N/A         N/A
 229         N/A         N/A
 230         N/A         N/A
 231         N/A         N/A
 233         N/A         N/A
 234         N/A         N/A
 236         N/A         N/A
 237         N/A         N/A
 238         N/A         N/A
 239         N/A         N/A
 240         N/A         N/A
 242         N/A         N/A
 243         N/A         N/A
 244         N/A         N/A
 245         N/A         N/A
 246         N/A         N/A
 247         N/A         N/A
 248         N/A         N/A
 249         N/A         N/A


                                  EXHIBIT B-1D

                         SCHEDULE OF PNC MORTGAGE LOANS

                             [See Attached Schedule]

                             Mortgage Loan Schedule

              Credit Suisse First Boston Mortgage Securities Corp.

          Commercial Mortgage Pass-Through Certificates Series 2003-C3
                              Combined Collateral

-----------------                    ------------------------
(i)  (viii) (xix)                             (ii)
-----------------                    ------------------------
-----------------                    ------------------------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

               "A" Loan
 #   Crossed    Yes/No          Property Name                                      Address
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
 10                             Orchards Corporate Center               27725 and 27755 Stansbury Boulevard
 14                             Inland Empire Portfolio
 15                             Norwood Business Center
 22                             Silverado Apartments                    8400 Stonebrook Parkway
 23                             Stonebridge Waterfront Apartments       1500 Detroit Avenue
 25                             Honeywell International Building        1110l Bayfield Drive
 28                             The Seasons Apartments                  6969 Hollister
 37                             Emerald Ridge Apartment                 3400 Varsity Drive
 42                             6828 Nancy Ridge Drive                  6828 Nancy Ridge Drive
 43                             Metaldyne Industrial III Portfolio
 52                             Thunderbird Palms Medical Plaza         5750 West Thunderbird Road
 81                             The MEMEC Building                      795 Trademark Drive
 82                             Campus View Center                      5894 Lincoln Avenue and 9111 Valley View Street
 90                             Oakwood Garden Apartments               3301 South O Street and 3500 South N Street
107                             Whole Foods Market Phase II             7201 West 91st Street
112                             Heritage Oaks Apartment                 3506 Manchaca Road
113                             Grand Duke Apartments                   37-C South Avenue
137                             Ralph's Grocery Store                   950 North La Brea Avenue
141                             Westcreek Court Townhomes               5900 South Westcreek Court
149                             ParkRidge at McPherson                  1715 North Main Street
184                             ParkRidge of Monticello                 141 Market Street
185                             The Veranda at Twin Creek Apartments    1101 Twin Creek Drive
198                             Sutton Colorado Apartments


-----------------------------------------------------------------------------------------------------------------------
                                                                         (xxiii)                            (ix)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------


                                                                 Zip        Property            Property        Cooperative
 #             City        County               State            Code         Type              Sub-type           Yes/No
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
 10     Farmington Hills  Oakland                 MI             48334       Office              Suburban            No
 14                                                                                                                  No
 15                                                                                                                  No
 22     Frisco            Collin                  TX             75034       Multifamily       Conventional          No
 23     Cleveland         Cuyahoga                OH             44113       Multifamily       Conventional          No
 25     Colorado Springs  El Paso                 CO             80906       Office              Suburban            No
 28     Houston           Harris                  TX             77040       Multifamily       Conventional          No
 37     Tyler             Smith                   TX             75701       Multifamily       Conventional          No
 42     San Diego         San Diego               CA             92121       Industrial            N/A               No
 43                                                                                                                  No
 52     Glendale          Maricopa                AZ             85306       Office              Suburban            No
 81     Reno              Washoe                  NV             89511       Industrial            N/A               No
 82     Cypress           Orange                  CA             90630       Retail             Unanchored           No
 90     Fort Smith        Sebastian               AR             72903       Multifamily       Conventional          No
107     Overland Park     Johnson                 KS             66212       Retail              Anchored            No
112     Austin            Travis                  TX             78704       Multifamily       Conventional          No
113     Harrisonburg      Rockingham              VA             22801       Multifamily       Conventional          No
137     Inglewood         Los Angeles             CA             90302       Retail              Anchored            No
141     Fort Worth        Tarrant                 TX             76133       Multifamily       Conventional          No
149     McPherson         McPherson               KS             67460       Multifamily       Conventional          No
184     Monticello        Drew                    AR             71655       Multifamily       Conventional          No
185     Killeen           Bell                    TX             76543       Multifamily       Conventional          No
198                                                                                                                  No


-------------------------------------------------------------------------------
      (xiv)          (xiii)         (iii)                         (xxii)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                                                       Percentage of
            Mortgage        Mortgage       Original       Cut-off         Initial
 #         Originator     Loan Seller      Balance        Balance      Pool Balance
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
 10            PNC            PNC        $30,000,000    $29,973,130        1.74%
 14            PNC            PNC        $25,875,000    $25,875,000        1.50%
 15            PNC            PNC        $24,040,000    $24,040,000        1.39%
 22            PNC            PNC        $17,000,000    $16,963,392        0.98%
 23            PNC            PNC        $16,000,000    $15,955,809        0.93%
 25            PNC            PNC        $12,000,000    $11,934,999        0.69%
 28            PNC            PNC        $10,500,000    $10,479,919        0.61%
 37            PNC            PNC         $9,050,000     $9,012,255        0.52%
 42            PNC            PNC         $7,175,000     $7,126,738        0.41%
 43            PNC            PNC         $7,140,000     $7,079,489        0.41%
 52            PNC            PNC         $6,450,000     $6,438,068        0.37%
 81            PNC            PNC         $4,600,000     $4,579,174        0.27%
 82            PNC            PNC         $4,500,000     $4,496,492        0.26%
 90            PNC            PNC         $4,200,000     $4,192,091        0.24%
107            PNC            PNC         $3,400,000     $3,397,070        0.20%
112            PNC            PNC         $3,100,000     $3,087,408        0.18%
113            PNC            PNC         $3,050,000     $3,050,000        0.18%
137            PNC            PNC         $2,250,000     $2,248,135        0.13%
141            PNC            PNC         $2,160,000     $2,151,226        0.12%
149            PNC            PNC         $2,023,000     $2,019,834        0.12%
184            PNC            PNC         $1,385,000     $1,384,048        0.08%
185            PNC            PNC         $1,377,000     $1,373,542        0.08%
198            PNC            PNC         $1,200,000     $1,196,728        0.07%



--------------------                -------------------------------------------------------------------------------
       (xii)                         (vii)              (vi)                  (v)      (xvii)         (xv)
--------------------                -------------------------------------------------------------------------------
--------------------                -------------------------------------------------------------------------------



                               Initial       Orig     Rem.      Orig      Rem.
                Fee/        Interest Only    Amort.   Amort.   Term to   Term to   Interest     Grace   Interest Calculation
  #          Leasehold          Term         Term     Term     Maturity  Maturity    Rate        Days   (30/360 / Actual/360)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
 10             Fee                0          360     359       120       119       5.7000%       5        Actual/360
 14                               12          360     360        84        81       5.4000%       5        Actual/360
 15                                0          360     360        60        60       5.2000%       5        Actual/360
 22             Fee                0          360     358        60        58       5.2500%       5        Actual/360
 23        Fee/Leasehold           0          360     357       120       117       5.8500%       5        Actual/360
 25             Fee                0          360     354       120       114       6.2500%       5        Actual/360
 28             Fee                0          360     358       120       118       5.8000%       5        Actual/360
 37             Fee                0          360     356       120       116       5.8000%       5        Actual/360
 42             Fee                0          360     351       120       111       7.1500%       5        Actual/360
 43                                0          240     236       120       116       6.2500%       5        Actual/360
 52             Fee                0          360     358       120       118       5.9500%       5        Actual/360
 81             Fee                0          360     355       120       115       6.3500%       5        Actual/360
 82             Fee                0          360     359       120       119       6.2300%       5        Actual/360
 90             Fee                0          360     358       120       118       5.8700%       5        Actual/360
107             Fee                0          360     359       120       119       5.8500%       5        Actual/360
112             Fee                0          360     356       120       116       5.9400%       5        Actual/360
113             Fee                0          360     360       120       120       5.9000%       7        Actual/360
137        Fee/Leasehold           0          360     359       120       119       6.0000%       5        Actual/360
141             Fee                0          360     356       120       116       5.9400%       5        Actual/360
149             Fee                0          360     358       180       178       6.6800%       5        Actual/360
184             Fee                0          360     359       180       179       6.6800%       5        Actual/360
185             Fee                0          360     355       216       211       9.0200%       5        Actual/360
198                                0          300     298       120       118       6.0000%       5        Actual/360


----------------------------------------------------------------------------------------------------------------------------------
         (iv)                                         (x)                  (xi)                                        (xvi)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


                                                                                                         Servicing
                                   First                                                                    and
            Monthly               Payment                                                                 Trustee
 #          Payment                Date              ARD       Defeasance     Defeasance Provision          Fees
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
 10        $174,120              6/1/2003            N/A          Yes          Lock/36_Def/80_0.0%/4       0.11137%
 14        $145,296              4/1/2003            N/A          Yes          Lock/36_Def/44_0.0%/4       0.11137%
 15        $132,006              7/1/2003            N/A          Yes          Lock/36_Def/20_0.0%/4       0.11137%
 22         $93,875              5/1/2003            N/A          Yes          Lock/36_Def/20_0.0%/4       0.10137%
 23         $94,391              4/1/2003            N/A          Yes          Lock/36_Def/80_0.0%/4       0.08137%
 25         $73,886              1/1/2003            N/A          Yes          Lock/36_Def/77_0.0%/7       0.13137%
 28         $61,609              5/1/2003            N/A          Yes          Lock/36_Def/80_0.0%/4       0.13137%
 37         $53,101              3/1/2003            N/A          No           N/A                         0.11137%
 42         $48,460             10/1/2002            N/A          Yes          Lock/36_Def/80_0.0%/4       0.13137%
 43         $52,188              3/1/2003            N/A          Yes          Lock/36_Def/80_0.0%/4       0.13137%
 52         $38,464              5/1/2003            N/A          Yes          Lock/36_Def/80_0.0%/4       0.13137%
 81         $28,623              2/1/2003            N/A          Yes          Lock/36_Def/80_0.0%/4       0.13137%
 82         $27,649              6/1/2003            N/A          Yes          Lock/36_Def/80_0.0%/4       0.13137%
 90         $24,831              5/1/2003            N/A          Yes          Lock/36_Def/80_0.0%/4       0.18137%
107         $20,058              6/1/2003            N/A          Yes          Lock/36_Def/80_0.0%/4       0.13137%
112         $18,467              3/1/2003            N/A          No           N/A                         0.13137%
113         $18,091              7/1/2003            N/A          Yes          Lock/36_Def/80_0.0%/4       0.08137%
137         $13,490              6/1/2003            N/A          Yes          Lock/36_Def/80_0.0%/4       0.10137%
141         $12,867              3/1/2003            N/A          No           N/A                         0.13137%
149         $13,027              5/1/2003            N/A          Yes          Lock/36_Def/140_0.0%/4      0.18137%
184          $8,919              6/1/2003            N/A          Yes          Lock/36_Def/140_0.0%/4      0.18137%
185         $11,099              2/1/2003            N/A          Yes          Lock/36_Def/176_0.0%/4      0.08137%
198          $7,732              5/1/2003            N/A          Yes          Lock/36_Def/80_0.0%/4       0.08137%


----------------
     (xxi)
----------------
----------------


                                                  Contractual
                                 Engineering        Recurring          LC & TI          Contractual          Tax &
                                 Reserve at        Replacement        Reserve at         Recurring         Insurance
 #          Recourse             Origination       Reserve/FF&E      Origination           LC&TI            Escrows
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
 10           No                      N/A            $43,215              N/A                  N/A             Both
 14           No                      N/A            $51,386         $500,000             $150,000             Both
 15           No                  $31,398            $58,128              N/A             $165,000             None
 22           No                      N/A            $83,000              N/A                  N/A             Both
 23           No                      N/A            $39,750              N/A                  N/A             Both
 25           No                  $33,125            $16,657              N/A             $196,774             None
 28           No                      N/A            $54,000              N/A                  N/A             Both
 37           No                 $715,800           $121,008              N/A                  N/A             Both
 42           No                      N/A             $8,440         $469,075              $75,000             Both
 43           No                      N/A                N/A              N/A                  N/A             None
 52           No                      N/A             $9,460              N/A              $30,000             Both
 81           No                      N/A             $9,558         $100,000              $50,000             Both
 82           No                  $19,625             $6,068          $30,000              $18,000             Both
 90           No                  $50,938            $38,480              N/A                  N/A             Both
107           No                      N/A             $2,185              N/A              $20,000             Both
112           No                      N/A            $25,750              N/A                  N/A             Both
113           No                      N/A            $12,000              N/A                  N/A             Both
137           No                      N/A                N/A              N/A              $30,000             None
141           No                      N/A            $12,500              N/A                  N/A             Both
149           No                      N/A            $18,000              N/A                  N/A             Both
184           No                      N/A            $16,000              N/A                  N/A             Both
185           No                      N/A            $18,920              N/A                  N/A             Both
198           No                      N/A            $10,568              N/A                  N/A             Both



           Initial                 Initial other                   Contractual                Contractual
            Other                     Reserve                         Other                  Other Reserve
 #         Reserve                   Description                     Reserve                  Description
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
 10              N/A                  N/A                              N/A                         N/A
 14              N/A                  N/A                              N/A                         N/A
 15          $12,925                  Outstanding Issues Escrow        N/A                         N/A
 22              N/A                  N/A                              N/A                         N/A
 23              N/A                  N/A                              N/A                         N/A
 25              N/A                  N/A                              N/A                         N/A
 28              N/A                  N/A                              N/A                         N/A
 37              N/A                  N/A                              N/A                         N/A
 42         $452,428                  BioMedica Lease Escrow           N/A                         N/A
 43              N/A                  N/A                              N/A                         N/A
 52              N/A                  N/A                              N/A                         N/A
 81              N/A                  N/A                              N/A                         N/A
 82              N/A                  N/A                              N/A                         N/A
 90              N/A                  N/A                              N/A                         N/A
107              N/A                  N/A                              N/A                         N/A
112              N/A                  N/A                              N/A                         N/A
113              N/A                  N/A                              N/A                         N/A
137          $24,000                  Tax and Insurance Escrow         N/A                         N/A
141              N/A                  N/A                              N/A                         N/A
149              N/A                  N/A                              N/A                         N/A
184              N/A                  N/A                              N/A                         N/A
185              N/A                  N/A                              N/A                         N/A
198              N/A                  N/A                              N/A                         N/A



                                             Letter                                                               Initial
             Letter of                      of Credit                                                             Replacement
  #           Credit                       Description                                                            Reserve
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
 10    $1,000,000               LOC as additional security for the Nextel West and Silicon Graphics tenants          N/A
 14           N/A               N/A                                                                                  N/A
 15           N/A               N/A                                                                                  N/A
 22           N/A               N/A                                                                                  N/A
 23           N/A               N/A                                                                                  N/A
 25           N/A               N/A                                                                                  N/A
 28           N/A               N/A                                                                                  N/A
 37           N/A               N/A                                                                                      $ 24,200
 42      $424,968               Arizeke Letter of Credit                                                             N/A
 43      $455,772               Tenant LOC transferred to Lender as beneficiary                                      N/A
 52           N/A               N/A                                                                                  N/A
 81           N/A               N/A                                                                                  N/A
 82           N/A               N/A                                                                                  N/A
 90           N/A               N/A                                                                                  N/A
107           N/A               N/A                                                                                  N/A
112           N/A               N/A                                                                                  N/A
113           N/A               N/A                                                                                  N/A
137           N/A               N/A                                                                                  N/A
141           N/A               N/A                                                                                      $ 26,000
149           N/A               N/A                                                                                  N/A
184           N/A               N/A                                                                                  N/A
185           N/A               N/A                                                                                  N/A
198           N/A               N/A                                                                                  N/A




                                                                                                 -------------------
                                                                                                        (xx)
                                                                                                 -------------------
                                                                                                 -------------------



          Recurring                   Initial                                Earnout          Additional
      Renovation/Leasing            Debt Service           Earnout           Reserve          Collateral
 #        Reserve                     Reserve              Reserve          Description         Amount
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
 10           N/A                        N/A                N/A                N/A               N/A
 14           N/A                        N/A                N/A                N/A               N/A
 15           N/A                        N/A                N/A                N/A               N/A
 22           N/A                        N/A                N/A                N/A               N/A
 23           N/A                        N/A                N/A                N/A               N/A
 25           N/A                        N/A                N/A                N/A               N/A
 28           N/A                        N/A                N/A                N/A               N/A
 37           N/A                        N/A                N/A                N/A               N/A
 42           N/A                        N/A                N/A                N/A               N/A
 43           N/A                        N/A                N/A                N/A               N/A
 52           N/A                        N/A                N/A                N/A               N/A
 81           N/A                        N/A                N/A                N/A               N/A
 82           N/A                        N/A                N/A                N/A               N/A
 90           N/A                        N/A                N/A                N/A               N/A
107           N/A                        N/A                N/A                N/A               N/A
112           N/A                        N/A                N/A                N/A               N/A
113           N/A                        N/A                N/A                N/A               N/A
137           N/A                        N/A                N/A                N/A               N/A
141           N/A                        N/A                N/A                N/A               N/A
149           N/A                        N/A                N/A                N/A               N/A
184           N/A                        N/A                N/A                N/A               N/A
185           N/A                        N/A                N/A                N/A               N/A
198           N/A                        N/A                N/A                N/A               N/A




-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------



         Additional               Additional
         Collateral               Collateral
  #      Event Date               Description
-------------------------------------------------
-------------------------------------------------
 10      N/A                         N/A
 14      N/A                         N/A
 15      N/A                         N/A
 22      N/A                         N/A
 23      N/A                         N/A
 25      N/A                         N/A
 28      N/A                         N/A
 37      N/A                         N/A
 42      N/A                         N/A
 43      N/A                         N/A
 52      N/A                         N/A
 81      N/A                         N/A
 82      N/A                         N/A
 90      N/A                         N/A
107      N/A                         N/A
112      N/A                         N/A
113      N/A                         N/A
137      N/A                         N/A
141      N/A                         N/A
149      N/A                         N/A
184      N/A                         N/A
185      N/A                         N/A
198      N/A                         N/A

                                  EXHIBIT B-1E

                       SCHEDULE OF EUROHYPO MORTGAGE LOAN

                             [See Attached Schedule]

                             Mortgage Loan Schedule

              Credit Suisse First Boston Mortgage Securities Corp.

          Commercial Mortgage Pass-Through Certificates Series 2003-C3

                              Combined Collateral

------------------------------------                             -------------------------------------------------------------------
(i)       (viii)        (xix)                                                                       (ii)
------------------------------------                             -------------------------------------------------------------------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

                         "A" Loan                                                                                      Zip
#          Crossed        Yes/No     Property Name               Address                City       County      State   Code
------------------------------------------------------------------------------------------------------------------------------------
3                                    Columbiana Centre (1)       100 Columbiana Circle  Columbia   Lexington   SC      29212

------------------------------------                             ------------------------------------------
(i)       (viii)        (xix)                                            (xxiii)                (ix)
------------------------------------                             ------------------------------------------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3


                         "A" Loan                                Property       Property      Cooperative
#          Crossed        Yes/No     Property Name               Type           Sub-type       Yes/No
-----------------------------------------------------------------------------------------------------------
3                                    Columbiana Centre (1)       Retail         Anchored       No

------------------------------------                             -------------------------------------------------------------------
(i)       (viii)        (xix)                                                 (xiv)                    (xiii)             (iii)
------------------------------------                             -------------------------------------------------------------------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

                         "A" Loan                                Mortgage                             Mortgage          Original
#          Crossed        Yes/No     Property Name               Originator                           Loan Seller       Balance
------------------------------------------------------------------------------------------------------------------------------------
3                                    Columbiana Centre (1)       Column Financial, Inc./Eurohypo AG   Column/Eurohypo   $72,000,000

------------------------------------                             -------------------------------------------                --------
(i)       (viii)        (xix)                                       (iii)          (xxii)         (xii)                       (vii)
------------------------------------                             -------------------------------------------                --------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

                                                                                Percentage of               Initial         Orig
                         "A" Loan                                Cutt-off       Initial         Fee/        Interest Only   Amort.
#          Crossed        Yes/No     Property Name               Balance        Pool Balance    Leasehold   Term            Term
------------------------------------------------------------------------------------------------------------------------------------
3                                    Columbiana Centre (1)       $71,906,994    4.17%           Fee         0               360

------------------------------------                             -------------------------------------------------------------------
(i)       (viii)        (xix)                                    (vii)        (vi)             (v)      (xvii)          (xv)
------------------------------------                             -------------------------------------------------------------------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

                                                                 Rem.    Orig      Rem.
                         "A" Loan                                Amort.  Term to   Term to   Interest   Grace   Interest Calculation
#          Crossed        Yes/No     Property Name               Term    Maturity  Maturity  Rate       Days    (30/360 / Actual
------------------------------------------------------------------------------------------------------------------------------------
3                                    Columbiana Centre (1)       359     60        59        4.1345%    0       Actual/360

------------------------------------                             -------------------------------------------------------------------
(i)       (viii)        (xix)                                             (iv)                 (x)       (xi)
------------------------------------                             -------------------------------------------------------------------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

                                                                                 First
                         "A" Loan                                Monthly         Payment
#          Crossed        Yes/No     Property Name               Payment         Date          ARD     Defeasance
-----------------------------------------------------------------------------------------------------------------
3                                    Columbiana Centre (1)       $349,345        6/11/2003     N/A     Yes

------------------------------------
(i)       (viii)        (xix)
------------------------------------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

                                                                                           Servicing
                                                                                           and                        Engineering
                         "A" Loan                                                          Trustee                    Reserve at
#          Crossed        Yes/No     Property Name               Defeasance Provision      Fees          Recourse     Origination
------------------------------------------------------------------------------------------------------------------------------------
3                                    Columbiana Centre (1)       Lock/25_Def/31_0.0%/4     0.03137%      No           N/A

------------------------------------
(i)       (viii)        (xix)
------------------------------------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

                                                                 Contractual
                                                                 Recurring        LC & TI        Contractual    Tax &        Initial
                          "A" Loan                               Replacement      Reserve at     Recurring      Insurance    Other
 #          Crossed        Yes/No     Property Name              Reserve/FF&E     Origination    LC&TI          Escrows      Reserve
------------------------------------------------------------------------------------------------------------------------------------
 3                                    Columbiana Centre (1)      N/A              N/A            N/A            None         N/A

------------------------------------
(i)       (viii)        (xix)
------------------------------------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3


                                                                 Initial other     Contractual     Contractual
                         "A" Loan                                Reserve           Other           Other Reserve     Letter of
#          Crossed        Yes/No     Property Name               Description       Reserve         Description       Credit
------------------------------------------------------------------------------------------------------------------------------------
3                                    Columbiana Centre (1)       N/A               N/A             N/A               N/A

------------------------------------
(i)       (viii)        (xix)
------------------------------------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

                                                                 Letter          Initial         Recurring              Initial
                         "A" Loan                                of Credit       Replacement     Renovation/Leasing     Debt Service
#          Crossed        Yes/No     Property Name               Description     Reserve         Reserve                Reserve
------------------------------------------------------------------------------------------------------------------------------------
3                                    Columbiana Centre (1)       N/A             N/A             N/A                    N/A

------------------------------------                                                        ----------------------------------------
(i)       (viii)        (xix)                                                                                (xx)
------------------------------------                                                        ----------------------------------------

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass-Through Certificates Series 2003-C3

                                                                            Earnout         Additional     Additional    Additional
                         "A" Loan                                Earnout    Reserve         Collateral     Collateral    Collateral
#          Crossed        Yes/No     Property Name               Reserve    Description     Amount         Event Date    Description
------------------------------------------------------------------------------------------------------------------------------------
3                                    Columbiana Centre (1)       N/A        N/A             N/A            N/A           N/A


(1) Columbiana Centre was sold 50% by Eurohypo AG, New York Branch and has a cut off date principal balance of $71, 906,994

                                   EXHIBIT B-2

               SCHEDULE OF EXCEPTIONS TO MORTGAGE FILE DELIVERY


Collateral ID       Borrower Name                                  Investor ID    Loan Amount        DocType     Exception
-------------       -------------                                  -----------    -----------        -------     ---------
 702003C3           Home Depot Plaza                               Column         5,250,000.00       ASLR        20
 782003C3           Hudson Marketplace                             Column         4,850,000.00       ASLR        20
 732003C3           TownePlace Suites - Mobile, AL                 Column         5,150,000.00       ASLR        68
 772003C3           TownePlace Suites - Montgomery, AL             Column         4,865,000.00       ASLR        68
 802003C3           Timberland Apartments                          Column         4,800,000.00       ASLR        96
 202003C3           Country Glen Apartments                        Column         19,400,000.00      LCRD        02
 352003C3           Polar Plastics                                 Column         9,500,000.00       LCRD        02
  12003C3           622 Third Avenue                               Column         203,000,000.00     MORT        20
  22003C3           Washington Center                              Column         122,000,000.00     MORT        20
  52003C3           The Crossings                                  Column         61,000,000.00      MORT        20
  72003C3           One Penn Center                                Column         48,000,000.00      MORT        20
  82003C3           Alliance Portfolio                             Column         47,000,000.00      MORT        20
  92003C3           Pearson Educational Headquarters               Column         44,100,000.00      MORT        20
 102003C3           Westin Savannah Harbor Resort                  Column         30,000,000.00      MORT        20
 142003C3           228 Post Street                                Column         26,000,000.00      MORT        20
 172003C3           The Mills Apartments                           Column         22,300,000.00      MORT        20
 192003C3           Elk Grove Industrial Portfolio                 Column         21,000,000.00      MORT        20
 202003C3           Country Glen Apartments                        Column         19,400,000.00      MORT        20
 222003C3           Oakridge Office Park                           Column         17,500,000.00      MORT        20
 312003C3           102 Pickering Way                              Column         10,400,000.00      MORT        20
 332003C3           Elmhurst Place Apartments                      Column         9,600,000.00       MORT        20
 352003C3           Polar Plastics                                 Column         9,500,000.00       MORT        20
 362003C3           Park Ten Place & Broadfield Parent             Column         9,350,000.00       MORT        20
 372003C3           100 East Pine Street                           Column         9,100,000.00       MORT        20
 402003C3           Rock Shadows                                   Column         7,800,000.00       MORT        20
 412003C3           Marcy Park Apartments                          Column         7,600,000.00       MORT        20
 422003C3           Bennett Street Shops                           Column         7,500,000.00       MORT        20
 462003C3           Midland Place II                               Column         7,000,000.00       MORT        20
 502003C3           Carll's Corner Shopping Center                 Column         6,600,000.00       MORT        20
 582003C3           Ramada Inn - Kill Devil Hills, NC              Column         6,000,000.00       MORT        20
 592003C3           Staples Shopping Center                        Column         5,900,000.00       MORT        20
 612003C3           Whisper Creek II                               Column         5,800,000.00       MORT        20
 622003C3           The Crossroads                                 Column         5,800,000.00       MORT        20
 672003C3           Parkleigh North Apartments                     Column         5,600,000.00       MORT        20
 702003C3           Home Depot Plaza                               Column         5,250,000.00       MORT        20
 782003C3           Hudson Marketplace                             Column         4,850,000.00       MORT        20
 812003C3           Four Corners Westheimer Shopping Center        Column         4,700,000.00       MORT        20
 932003C3           Prairie Meadows                                Column         4,100,000.00       MORT        20
 952003C3           North Huntington Hills Apartments              Column         3,950,000.00       MORT        20
 962003C3           2626 West Warrenville                          Column         3,900,000.00       MORT        20
 972003C3           Fairway Crossing Apartments                    Column         3,850,000.00       MORT        20
 982003C3           Vinton Park Apartments                         Column         1,628,680.00       MORT        20
 992003C3           Maquoketa Park Apartments                      Column         1,266,540.00       MORT        20
1002003C3           Strawberry Hill Apartments                     Column         904,780.00         MORT        20
1072003C3           Castle Glen Townhomes                          Column         3,450,000.00       MORT        20
1092003C3           Windsor Place Apartments                       Column         3,400,000.00       MORT        20
1102003C3           Franklin Square Townhomes                      Column         3,350,000.00       MORT        20
1172003C3           New Market Center                              Column         3,050,000.00       MORT        20
1182003C3           West Wind Apartments                           Column         3,000,000.00       MORT        20
1202003C3           La Joya Apartments                             Column         2,932,000.00       MORT        20
1232003C3           7451 Beverly Building                          Column         2,800,000.00       MORT        20
1362003C3           Towne and Country Estates Apartments           Column         2,400,000.00       MORT        20
1482003C3           Woodlawn Manor Apartments                      Column         1,280,000.00       MORT        20
1492003C3           Wynwood Apartments                             Column         760,000.00         MORT        20
1512003C3           Eckerd's - San Antonio, TX                     Column         2,000,000.00       MORT        20
1562003C3           Hide-A-Way Mini Storage                        Column         1,900,000.00       MORT        20
1572003C3           Valley Forge Office Colony                     Column         1,875,000.00       MORT        20
1592003C3           Pine Forest Mobile Home Park                   Column         1,850,000.00       MORT        20
1612003C3           Senate Manor Apartments I & II                 Column         1,840,000.00       MORT        20
1632003C3           600-602 King Street                            Column         1,775,000.00       MORT        20
1642003C3           Greentree Square Shopping Center               Column         1,730,000.00       MORT        20
1652003C3           Woodscape Apartments                           Column         1,725,000.00       MORT        20
1682003C3           Casita Verde                                   Column         1,700,000.00       MORT        20
1712003C3           Pratton Arms Apartments                        Column         1,680,000.00       MORT        20
1722003C3           Shoppes of Oakland Park                        Column         1,650,000.00       MORT        20
1732003C3           505 West University Parkway                    Column         1,650,000.00       MORT        20
1742003C3           Seguin Corners                                 Column         1,625,000.00       MORT        20
1772003C3           64 Merrimack Street Apartments                 Column         1,592,000.00       MORT        20
1812003C3           Charlestown Place Apartments                   Column         1,500,000.00       MORT        20
1832003C3           Boardwalk Apartments                           Column         1,465,000.00       MORT        20
1872003C3           Hickory Heights Apartments                     Column         1,375,000.00       MORT        20
1882003C3           Jefferson Apartments                           Column         1,360,000.00       MORT        20
1892003C3           188 Main Street                                Column         1,350,000.00       MORT        20
1922003C3           Burgess Manor Apartments                       Column         1,320,000.00       MORT        20
1932003C3           Chippenham South II                            Column         1,300,000.00       MORT        20
1942003C3           Sunset Plaza Apartments                        Column         1,300,000.00       MORT        20
1952003C3           7491 West Oakland Park Boulevard Building      Column         1,300,000.00       MORT        20
1972003C3           3516 West Place, Northwest                     Column         1,244,000.00       MORT        20
2012003C3           Paris Creek Duplexes                           Column         1,200,000.00       MORT        20
2022003C3           Sherwood Forest Apartments                     Column         1,178,000.00       MORT        20
2032003C3           Broadway Apartments                            Column         1,150,000.00       MORT        20
2062003C3           Village Apartments - Laredo                    Column         1,025,000.00       MORT        20
2072003C3           Lockbox Self Storage                           Column         1,015,000.00       MORT        20
2102003C3           Matlock Shopping Center                        Column         1,000,000.00       MORT        20
2122003C3           723 East 5th Street                            Column         1,000,000.00       MORT        20
2132003C3           Bridge Bay Apartments                          Column         950,000.00         MORT        20
2142003C3           Country Squire Gardens Mobile Home Park        Column         940,000.00         MORT        20
2162003C3           Azalea Trailer Court                           Column         912,000.00         MORT        20
2172003C3           Brookwood Square Shopping Center               Column         900,000.00         MORT        20
2202003C3           Park View Apartments - NH                      Column         850,000.00         MORT        20
2222003C3           Desert Park Apartments                         Column         807,000.00         MORT        20
2272003C3           Cambridge Gardens Apartments                   Column         720,000.00         MORT        20
2282003C3           Shadymist Apartments                           Column         715,000.00         MORT        20
2332003C3           Delano Apartments                              Column         670,000.00         MORT        20
2362003C3           Chatmoss Apartments                            Column         612,000.00         MORT        20
2422003C3           18 East Mt. Vernon                             Column         500,000.00         MORT        20
27A2003C3           Builders FirstSource - College Park, GA        Column         0.00               MORT        20
27B2003C3           Builders FirstSource - Lebanon, TN             Column         0.00               MORT        20
27C2003C3           Builders FirstSource - Point of Rocks, MD      Column         0.00               MORT        20
 552003C3           Lexington Green                                Column         6,160,000.00       MORT        68
 602003C3           Beach Club Apartments                          Column         5,850,000.00       MORT        68
 732003C3           TownePlace Suites - Mobile, AL                 Column         5,150,000.00       MORT        68
 772003C3           TownePlace Suites - Montgomery, AL             Column         4,865,000.00       MORT        68
1392003C3           Country Breeze Mobile Home Park                Column         2,250,000.00       MORT        68
 122003C3           Weston Town Center                             Column         29,200,000.00      MORT        96
 212003C3           Colonial Promenade                             Column         17,775,000.00      MORT        96
 282003C3           El Camino Commons                              Column         10,700,000.00      MORT        96
 302003C3           La Mesa Crossroads                             Column         10,500,000.00      MORT        96
 392003C3           Shops at Boca                                  Column         8,775,000.00       MORT        96
 802003C3           Timberland Apartments                          Column         4,800,000.00       MORT        96
 852003C3           Westaff Campus                                 Column         4,400,000.00       MORT        96
 862003C3           Briarcliffe Apartments                         Column         4,300,000.00       MORT        96
 882003C3           Blue Heron Center                              Column         4,300,000.00       MORT        96
 942003C3           Alhambra Apartments                            Column         4,100,000.00       MORT        96
1312003C3           Red Springs Shopping Center                    Column         2,500,000.00       MORT        96
1412003C3           Wyndhurst Building                             Column         2,200,000.00       MORT        96
1552003C3           Southwest Self Storage                         Column         1,950,000.00       MORT        96
1822003C3           Eckerd's - Dallas, TX                          Column         1,486,000.00       MORT        96

 512003C3           Best Buy - Mishawaka, IN                       KeyBank        6,500,000.00       MORT        68
 692003C3           Best Buy - Salt Lake City, UT                  KeyBank        5,400,000.00       MORT        68
 742003C3           Circuit City - Conshohocken, PA                KeyBank        5,091,750.00       MORT        68
 872003C3           Northside Villas                               KeyBank        4,300,000.00       MORT        68
1042003C3           Moore Self Storage                             KeyBank        3,500,000.00       MORT        96
1052003C3           Walgreens - Duluth, GA                         KeyBank        3,475,000.00       MORT        96
1252003C3           Tabor Crossing Shopping Center                 KeyBank        2,650,000.00       MORT        96

 452003C3           Scarborough Manor Owner's Corp.                NCB            7,000,000.00       MORT        20
 522003C3           110-118 Riverside Tenants Corp.                NCB            6,500,000.00       MORT        20
 712003C3           Forbes Boulevard, LLC                          NCB            5,230,000.00       MORT        20
 752003C3           Seminole Owners Corp.                          NCB            5,000,000.00       MORT        20
 762003C3           178 East 80th Street Owners, Inc.              NCB            5,000,000.00       MORT        20
1022003C3           21 N. Chatsworth Owners Corp.                  NCB            3,650,000.00       MORT        20
1112003C3           1150 Park Avenue Tenants Incorporated          NCB            3,300,000.00       MORT        20
1122003C3           215 W. 75th St. Owners Corp.                   NCB            3,300,000.00       MORT        20
1192003C3           Clarksville Ridge Professional Center, LLC     NCB            2,980,000.00       MORT        20
1222003C3           Longacre Gardens Corp.                         NCB            2,850,000.00       MORT        20
1262003C3           755 West End Housing Corp.                     NCB            2,600,000.00       MORT        20
1272003C3           250 North Village Owners, Inc.                 NCB            2,600,000.00       MORT        20
1302003C3           Georgian House Owners Corp.                    NCB            2,500,000.00       MORT        20
1332003C3           Park Seventy-Ninth Corp.                       NCB            2,450,000.00       MORT        20
1432003C3           Chelsea Warren Corp.                           NCB            2,100,000.00       MORT        20
1442003C3           Larchmont Hills Owners Corp.                   NCB            2,100,000.00       MORT        20
1452003C3           Hawthorne Gardens Owners Corp.                 NCB            2,100,000.00       MORT        20
1532003C3           St. John Court Owners Corp.                    NCB            2,000,000.00       MORT        20
1542003C3           Westminster Hall Apartments Corp.              NCB            1,975,000.00       MORT        20
1602003C3           78 Eighth Avenue Tenants Corp.                 NCB            1,850,000.00       MORT        20
1672003C3           3515 Owners Corp.                              NCB            1,700,000.00       MORT        20
1702003C3           McLean Towers Inc.                             NCB            1,675,000.00       MORT        20
1752003C3           One Franklin Owners Corp.                      NCB            1,600,000.00       MORT        20
1762003C3           255 Fieldston Buyers Corp.                     NCB            1,600,000.00       MORT        20
1802003C3           Belgrave Owners, Inc.                          NCB            1,500,000.00       MORT        20
1912003C3           Windsor Terrace at Jamaica Estates Owners, Inc.NCB            1,325,000.00       MORT        20
1982003C3           88 Associates, Inc.                            NCB            1,200,000.00       MORT        20
2002003C3           161 Henry Street Corporation                   NCB            1,200,000.00       MORT        20
2042003C3           Edgebrook Cooperative, Inc.                    NCB            1,135,000.00       MORT        20
2082003C3           620 Tenants Corp.                              NCB            1,000,000.00       MORT        20
2112003C3           Cedar Pond Owners Inc.                         NCB            1,000,000.00       MORT        20
2242003C3           2965 Decatur Owners Inc.                       NCB            800,000.00         MORT        20
2392003C3           Melbourne House Apartments Corp.               NCB            550,000.00         MORT        20
2412003C3           448 East 84th St. Owners Corp.                 NCB            500,000.00         MORT        20
2432003C3           Park Slope Flats Corp.                         NCB            450,000.00         MORT        20
2442003C3           Spencer Apartments, Inc.                       NCB            450,000.00         MORT        20
2492003C3           110 West 80th Street Apartment Corp.           NCB            175,000.00         MORT        20
 562003C3           205 Third Avenue Owners, Inc.                  NCB            6,000,000.00       MORT        96
 722003C3           CSI Holding Company, Inc.                      NCB            5,200,000.00       MORT        96
2452003C3           Clydesdale Cooperative Inc.                    NCB            450,000.00         MORT        96
2462003C3           Mix-It Studios Cooperative Corporation         NCB            400,000.00         MORT        96
 112003C3           Orchards Corporate Center                      PNC            30,000,000.00      MORT        68
 162003C3           Norwood Business Center                        PNC            24,040,000.00      MORT        68
 442003C3           Metaldyne Industrial III                       PNC            7,140,000.00       MORT        68


Collateral ID    Exception Description                                          Notation
-------------    ---------------------                                          --------
 702003C3        UNRECORDED ORIGINAL                                            PLAZA K REALTY TO COLUMN
 782003C3        UNRECORDED ORIGINAL                                            HUDSON MARKETPLACE TO COLUMN
 732003C3        CERTIFIED TRUE COPY                                            MCKIBBON HOTEL GROUP TO UNION CAPITAL
 772003C3        CERTIFIED TRUE COPY                                            MC KIBBON HOTEL GROUP TO UNION CAPITAL
 802003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY             TIMBERLAND APARTMENTS TO COLUMN
 202003C3        DOCUMENT IS COPY, NEED ORIGINAL                                #5769;$500,000.00; ORIGINAL W/CSFB FOR TRANSFER
 352003C3        DOCUMENT IS COPY, NEED ORIGINAL                                #S547532($730,100.00) ORIGINAL W/CSFB FOR TRANSFER
  12003C3        UNRECORDED ORIGINAL
  22003C3        UNRECORDED ORIGINAL
  52003C3        UNRECORDED ORIGINAL
  72003C3        UNRECORDED ORIGINAL
  82003C3        UNRECORDED ORIGINAL
  92003C3        UNRECORDED ORIGINAL
 102003C3        UNRECORDED ORIGINAL
 142003C3        UNRECORDED ORIGINAL
 172003C3        UNRECORDED ORIGINAL
 192003C3        UNRECORDED ORIGINAL
 202003C3        UNRECORDED ORIGINAL
 222003C3        UNRECORDED ORIGINAL
 312003C3        UNRECORDED ORIGINAL
 332003C3        UNRECORDED ORIGINAL
 352003C3        UNRECORDED ORIGINAL
 362003C3        UNRECORDED ORIGINAL
 372003C3        UNRECORDED ORIGINAL
 402003C3        UNRECORDED ORIGINAL
 412003C3        UNRECORDED ORIGINAL
 422003C3        UNRECORDED ORIGINAL
 462003C3        UNRECORDED ORIGINAL
 502003C3        UNRECORDED ORIGINAL
 582003C3        UNRECORDED ORIGINAL
 592003C3        UNRECORDED ORIGINAL
 612003C3        UNRECORDED ORIGINAL
 622003C3        UNRECORDED ORIGINAL
 672003C3        UNRECORDED ORIGINAL
 702003C3        UNRECORDED ORIGINAL
 782003C3        UNRECORDED ORIGINAL
 812003C3        UNRECORDED ORIGINAL
 932003C3        UNRECORDED ORIGINAL
 952003C3        UNRECORDED ORIGINAL
 962003C3        UNRECORDED ORIGINAL
 972003C3        UNRECORDED ORIGINAL
 982003C3        UNRECORDED ORIGINAL
 992003C3        UNRECORDED ORIGINAL
1002003C3        UNRECORDED ORIGINAL
1072003C3        UNRECORDED ORIGINAL
1092003C3        UNRECORDED ORIGINAL
1102003C3        UNRECORDED ORIGINAL
1172003C3        UNRECORDED ORIGINAL
1182003C3        UNRECORDED ORIGINAL
1202003C3        UNRECORDED ORIGINAL
1232003C3        UNRECORDED ORIGINAL
1362003C3        UNRECORDED ORIGINAL
1482003C3        UNRECORDED ORIGINAL                                            (2) FIRST PRIORITY, SECOND PRIORITY
1492003C3        UNRECORDED ORIGINAL                                            (2) FIRST PRIORITY; SECOND PRIORITY
1512003C3        UNRECORDED ORIGINAL
1562003C3        UNRECORDED ORIGINAL
1572003C3        UNRECORDED ORIGINAL
1592003C3        UNRECORDED ORIGINAL
1612003C3        UNRECORDED ORIGINAL
1632003C3        UNRECORDED ORIGINAL
1642003C3        UNRECORDED ORIGINAL
1652003C3        UNRECORDED ORIGINAL
1682003C3        UNRECORDED ORIGINAL
1712003C3        UNRECORDED ORIGINAL
1722003C3        UNRECORDED ORIGINAL
1732003C3        UNRECORDED ORIGINAL
1742003C3        UNRECORDED ORIGINAL
1772003C3        UNRECORDED ORIGINAL
1812003C3        UNRECORDED ORIGINAL
1832003C3        UNRECORDED ORIGINAL
1872003C3        UNRECORDED ORIGINAL
1882003C3        UNRECORDED ORIGINAL
1892003C3        UNRECORDED ORIGINAL
1922003C3        UNRECORDED ORIGINAL
1932003C3        UNRECORDED ORIGINAL
1942003C3        UNRECORDED ORIGINAL
1952003C3        UNRECORDED ORIGINAL
1972003C3        UNRECORDED ORIGINAL
2012003C3        UNRECORDED ORIGINAL
2022003C3        UNRECORDED ORIGINAL
2032003C3        UNRECORDED ORIGINAL
2062003C3        UNRECORDED ORIGINAL
2072003C3        UNRECORDED ORIGINAL
2102003C3        UNRECORDED ORIGINAL
2122003C3        UNRECORDED ORIGINAL
2132003C3        UNRECORDED ORIGINAL
2142003C3        UNRECORDED ORIGINAL
2162003C3        UNRECORDED ORIGINAL
2172003C3        UNRECORDED ORIGINAL
2202003C3        UNRECORDED ORIGINAL
2222003C3        UNRECORDED ORIGINAL
2272003C3        UNRECORDED ORIGINAL
2282003C3        UNRECORDED ORIGINAL
2332003C3        UNRECORDED ORIGINAL
2362003C3        UNRECORDED ORIGINAL
2422003C3        UNRECORDED ORIGINAL
27A2003C3        UNRECORDED ORIGINAL
27B2003C3        UNRECORDED ORIGINAL
27C2003C3        UNRECORDED ORIGINAL
 552003C3        CERTIFIED TRUE COPY
 602003C3        CERTIFIED TRUE COPY
 732003C3        CERTIFIED TRUE COPY
 772003C3        CERTIFIED TRUE COPY
1392003C3        CERTIFIED TRUE COPY
 122003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY
 212003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY
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 942003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY
1312003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY
1412003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY
1552003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY
1822003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY

 512003C3        CERTIFIED TRUE COPY
 692003C3        CERTIFIED TRUE COPY
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 872003C3        CERTIFIED TRUE COPY                                            AMENDED & RESTATED
1042003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY
1052003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY             PAGES 38,39,40,42 MISSING
1252003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY

 452003C3        UNRECORDED ORIGINAL                                            MORT CONSOLIDATION, MOD & EXTENSION AGMT
 522003C3        UNRECORDED ORIGINAL
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 762003C3        UNRECORDED ORIGINAL                                            MORT CONSOLIDATION, MOD & EXTENSION AGMT
1022003C3        UNRECORDED ORIGINAL                                            MORT CONSOLDATION, MOD & EXTENSION AGMT
1112003C3        UNRECORDED ORIGINAL
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1532003C3        UNRECORDED ORIGINAL                                            MORT CONSOLIDATION, MOD & EXTENSION AGMT
1542003C3        UNRECORDED ORIGINAL                                            MORTGAGE CONSOLIDATION MODIFICATION, EXTENSION
1602003C3        UNRECORDED ORIGINAL
1672003C3        UNRECORDED ORIGINAL
1702003C3        UNRECORDED ORIGINAL                                            MORT CONSOLIDATION, MOD & EXTENSION AGMT
1752003C3        UNRECORDED ORIGINAL
1762003C3        UNRECORDED ORIGINAL
1802003C3        UNRECORDED ORIGINAL                                            MORTGAGE CONSOLIDATION, MOD & EXTENSION AGMT
1912003C3        UNRECORDED ORIGINAL
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2042003C3        UNRECORDED ORIGINAL
2082003C3        UNRECORDED ORIGINAL
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2242003C3        UNRECORDED ORIGINAL
2392003C3        UNRECORDED ORIGINAL                                            MORT CONSOLIDATION MOD & EXTENSION AGMT
2412003C3        UNRECORDED ORIGINAL
2432003C3        UNRECORDED ORIGINAL                                            MORT CONSOLIDATION, MOD & EXTENSION AGMT
2442003C3        UNRECORDED ORIGINAL
2492003C3        UNRECORDED ORIGINAL
 562003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY
 722003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY
2452003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY
2462003C3        DOCUMENT IS AN UNRECORDED COPY, NEED RECORDED COPY
 112003C3        CERTIFIED TRUE COPY
 162003C3        CERTIFIED TRUE COPY                                            (3) NORWOOD, HOPKINTON & MARLBORO
 442003C3        CERTIFIED TRUE COPY                                            (2) EDON & MINERVA, OHIO

                                   EXHIBIT B-3

                         FORM OF CUSTODIAL CERTIFICATION

                                     [date]

Credit Suisse First Boston                  KeyBank National Association
Mortgage Securities Corp.                   127 Public Square
11 Madison Avenue                           Cleveland, Ohio  44114
New York, New York  10010

KeyCorp Real Estate Capital Markets, Inc.   Column Financial, Inc.
911 Main Street, Suite 1500                 3414 Peachtree Road, N.E.
Kansas City, Missouri  64105                Suite 1140
                                            Atlanta, Georgia  30326-1113

National Consumer Cooperative Bank          NCB, FSB
1725 Eye Street, N.W.                       139 South High Street
Washington, D.C.  20006                     Hillsboro, Ohio  45133

ARCap Servicing, Inc.
5605 N. MacArthur Boulevard, Suite 950
Irving, Texas 75038

[CONTROLLING CLASS REPRESENTATIVE]

Re:...Credit Suisse First Boston Mortgage Securities Corp., Commercial

            Mortgage Pass-Through Certificates, Series 2003-C3

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the Pooling and Servicing Agreement dated as of June 1, 2003 and related to the above-referenced Certificates (the "Agreement"), Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), hereby certifies as to each Original Mortgage Loan subject to the Agreement (except as to any LOC Cash Reserve and except as specifically identified in the exception report attached hereto) that: (i) the original Mortgage Note specified in clause (a)(i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit and indemnity certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (a)(ii) through (a)(v),
(a)(vii), (a)(x), (a)(xii) and (a)(xiii) of the definition of "Mortgage File" and, in the case of a hospitality property, the documents specified in clause
(a)(viii) of the definition of "Mortgage File" (without regard to the parenthetical), and any other Specially Designated Mortgage Loan Documents (without regard to modification agreements and assumption agreements), have been received by it or a Custodian on its behalf; (ii) if such Mortgage Loan is the Great Lakes Crossing Mortgage Loan, the original Mortgage Note specified in clause (b)(i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a "lost note affidavit and indemnity" certifying that the original of such Mortgage Note has been lost), and the original or a copy of each document specified in clauses (b)(ii) and
(b)(iii) of the definition of "Mortgage File", have been received by the Trustee or a Custodian on its behalf; (iii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(e) of the Agreement (except in the case of the Great Lakes Crossing Mortgage Loan) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents or an appropriate receipt of recording/filing therefor); (iv) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Borrower),
(B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (v) based on the examinations referred to in Section 2.02(a) and
Section 2.02(b) of the Agreement and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clause (iii)(A) and clause (vi) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the related Mortgage File.

            None of the Trustee, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face or to determine whether any of the representations and warranties made by any Mortgage Loan Seller in their respective Mortgage Loan Purchase Agreement are true and correct when made. Furthermore, none of the Trustee, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            In performing the reviews contemplated by Sections 2.02(a) and 2.02(b) of the Agreement, the Trustee may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (a)(i) through (a)(v), clause (a)(vii), clause (a)(x), clause (a)(xii), clause (a)(xiii) and, in the case of any Mortgage Loan secured by a Mortgage on a hospitality property, in clause (a)(viii) of the definition of "Mortgage File" and any other Specially Designated Mortgage Loan Documents (without regard to modification agreements and assumption agreements), have been received and such additional information as will be necessary for delivering the certifications required by the Agreement.

            With respect to the documents described in clause (iii) of the definition of "Mortgage File", absent actual knowledge to the contrary, the Trustee may assume, for purposes of the certifications delivered pursuant to
Section 2.02(a) of the Agreement or to be delivered pursuant to Section 2.02(b) of the Agreement, that the Mortgage File for each Mortgage Loan includes a separate Assignment of Leases.

            Further, with respect to the documents described in clause (viii) of the definition of "Mortgage File", absent actual knowledge to the contrary or copies of UCC Financing Statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for purposes of the certification(s) to be delivered pursuant to Section 2.02(b) of the Agreement, that the Mortgage File for each Mortgage Loan should include one state-level UCC Financing Statement filed in the state of incorporation or organization of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Borrowers, for each related Borrower).

            Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

                                    Respectfully,

                                    WELLS FARGO BANK MINNESOTA, N.A.
                                   as Trustee

                                    By:
                                       -----------------------------------------
                                      Name:
                                      Title:

                                   EXHIBIT B-4
                      SCHEDULE OF MORTGAGE LOANS COVERED BY
                             ENVIRONMENTAL INSURANCE

                            [Intentionally Omitted]

                                   EXHIBIT B-5
                       SCHEDULE OF INITIAL LTV CO-OP BASIS


                            [Intentionally Omitted]

                                   EXHIBIT B-6

                           SCHEDULE OF REFERENCE RATES

July 2003             7.14767
August 2003           7.36308
September 2003        7.36304
October 2003          7.14754
November 2003         7.36294
December 2003         7.14744
January 2004          7.36283
February 2004         7.14734
March 2004            7.14747
April 2004            7.36265
May 2004              7.14717
June 2004             7.36254
July 2004             7.14706
August 2004           7.36243
September 2004        7.36238
October 2004          7.14691
November 2004         7.36226
December 2004         7.14680
January 2005          7.14673
February 2005         7.14668
March 2005            7.14719
April 2005            7.36191
May 2005              7.14647
June 2005             7.36178
July 2005             7.14635
August 2005           7.36165
September 2005        7.36160
October 2005          7.14617
November 2005         7.36146
December 2005         7.14604
January 2006          7.14596
February 2006         7.14591
March 2006            7.14647
April 2006            7.36106
May 2006              7.14567
June 2006             7.36091
July 2006             7.14553
August 2006           7.36033
September 2006        7.36027
October 2006          7.14496
November 2006         7.36012
December 2006         7.14481
January 2007          7.13560
February 2007         7.13554
March 2007            7.13614
April 2007            7.34991
May 2007              7.13525
June 2007             7.34973
July 2007             7.13509
August 2007           7.34955
September 2007        7.34947
October 2007          7.13484
November 2007         7.34929
December 2007         7.13467
January 2008          7.34861
February 2008         7.13404
March 2008            7.13421
April 2008            7.34830
May 2008              7.13376
June 2008             7.34810
July 2008             7.13357
August 2008           7.34789
September 2008        7.34781
October 2008          7.13329
November 2008         7.34759
December 2008         7.13309
January 2009          7.13297
February 2009         7.13288
March 2009            7.13483
April 2009            7.34641
May 2009              7.13210
June 2009
July 2009
August 2009
September 2009
October 2009
November 2009
December 2009
January 2010
February 2010
March 2010
April 2010
May 2010
June 2010

                                    EXHIBIT C

                 LETTERS OF REPRESENTATIONS AMONG DEPOSITOR,
                         TRUSTEE AND INITIAL DEPOSITARY
                             [See Attached Letters]

                                   [LOGO] DTC

          Book-Entry-Only Collateralized Morgage Obligations (CMOs)--
            Without Owner Option to Redeem/Pass-Through Securities/
                          and Asset-Backed Securities


                           Letter of Representations
                     [To be Completed by Issuer and Agent]


                 _____________________________________________
                                [Name of Issuer]


                 _____________________________________________
                                [Name of Agent]

                                                               _________________
                                                                     [Date]
Attention: General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY 10041-0099


            Re:_________________________________________________________________

              __________________________________________________________________

              __________________________________________________________________
                           [Issue description (the "Securities")]

Ladies and Gentlemen:

      This letter sets forth our understanding with respect to certain matters relating to the Securities. Agent shall act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities. The Securities have been issued pursuant to a trust indenture, trust agreement, pooling and servicing agreement or other such document authorizing the issuance of the Securities dated _______________ (the "Document"). _______________________________ ["Underwriter/Placement Agent"] is distributing the Securities through The Depository Trust Company ("DTC").

      To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:


      1. Prior to closing on the Securities on ____________________ there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.]

      [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

      On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

      On each day on which Agent is open for business and on which it receives an instruction originated by Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

      Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

      [The Security certificate(s) shall be custodied with DTC.]

      2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

      3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                              Supervisor,
                              Proxy Unit Reorganization Department
                              The Depository Trust Company
                              55 Water Street 50th Floor
                              New York, NY 10041-0099

      4. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227- 4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                              Manager, Call Notification Department
                              The Depository Trust Company
                              711 Stewart Avenue
                              Garden City, NY 11530-4719

      5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders shall be sent to DTC specifying the terms of the tender and the Publication Date of such notice. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                              Manager, Reorganization Department
                              Reorganization Window
                              The Depository Trust Company
                              55 Water Street 50th Floor
                              New York, NY 10041-0099

      6. It is understood that if the Security holders shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holders' Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC shall receive, during the applicable tender period, instructions from its Participants to tender Securities for purchase. Issuer and Agent agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Agent, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Agent an Agent Receipt and Confirmation or the equivalent, in accordance with the Repayment Option Procedures, identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

      Agent shall send DTC notice regarding such optional tender by hand or by a secure means (e.g., legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be no fewer than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Put Bond Unit at (212) 855-5235. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5230. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                              Supervisor, Put Bond Unit
                              Reorganization Department
                              The Depository Trust Company
                              55 Water Street 50th Floor
                              New York, NY 10041-0099

      7. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

      8. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but no fewer than two, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC, pursuant to this Paragraph, by mail or by any other means, shall be sent to:
Manager, Announcements

                              Dividend Department
                              The Depository Trust Company
                              55 Water Street 25th Floor
                              New York, NY 10041-0099

      9. Issuer represents: [Note: Issuer must represent one of the following, and shall cross out the other.] [The interest accrual period is record date to record date.] [The interest accrual period is payment date to payment date.]

      10. Issuer or Agent shall provide a written notice of interest payment information, including the stated coupon rate information, to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to DTC's Dividend Department as indicated in Paragraph 8.

      11. Interest payments and principal payments that are part of periodic principal-andinterest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such interest payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

      12. Issuer or Agent shall provide DTC's Dividend Department, no later than 12:00 noon (Eastern Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC Dividend Department at (212) 855-4633 and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

      13. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such maturity and redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

      14. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

      15. Agent shall send DTC all periodic certificate holders remittance reports with respect to the Securities. If sent by facsimile transmission, such reports shall be sent to (212) 855- 4777. If the party sending the report does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4590.

      16. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

      17. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

      18. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

      19. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

      20. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

      21. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

      22. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

      23. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

      24. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any selfregulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

      25. Issuer hereby authorizes DTC to provide to Agent listings of Participants' holdings, known as Securities Position Listings ("SPLs") with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Requests for SPLs, sent by mail or by any other means, shall be directed to the address indicated in Paragraph 3.

      26. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

      27. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

________________________________________________________________________________

________________________________________________________________________________

Notes:

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

                                    Very truly yours,


                                    --------------------------------------------
                                                      [Issuer]

                                    By:
                                       -----------------------------------------
                                           [Authorized Officer's Signature]

                                       -----------------------------------------
                                                      [Agent]

                                    By:
                                       -----------------------------------------
                                          [Authorized Officer's Signature]

Received and
Accepted: THE DEPOSITORY TRUST COMPANY



cc: Underwriter/Placement Agent
Underwriter's/Placement Agent's Counsel

                                                                      SCHEDULE A
                                                                      ----------

           ___________________________________________________________

           ___________________________________________________________
                   [Describe Issue, Including Issuer's Name]


      CUSIP Number     Principal Amount    Maturity Date    Interest Rate

                                                                      SCHEDULE B
                                                                      ----------

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                  --------------------------------------------

 (Prepared by DTC--bracketed material may be applicable only to certain issues)

      1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

      2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

      3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

      4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

      [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

      7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

      [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

      10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

      11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

      12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

                                   EXHIBIT D-1
                 FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
751 Kasota Avenue, Suite MDC
Minneapolis, MN 55414
Attention:  Mortgage Document Custody (CMBS)

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3
      ----------------------------------------------------------------

            In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and you as trustee (in such capacity, the "Trustee"), the undersigned as [General] [NCBFSB] Master Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______ 1. Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to a Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______      2.    Other.  (Describe)____________________________________________

            ____________________________________________________________________


            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                    as [General] [NCBFSB] Master Servicer

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT D-2

                 FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
751 Kasota Avenue, Suite MDC
Minneapolis, MN 55414
Attention:  Mortgage Document Custody (CMBS)

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3
      ----------------------------------------------------------------

            In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and you as trustee (in such capacity, the "Trustee"), the undersigned as [General] [Co-op] Special Servicer hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Property Name:

Address:

Prospectus No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting Mortgage File (or portion thereof):

______      1.    The Mortgage Loan is being foreclosed.

______      2.    Other.  (Describe)
                                    --------------------------------------------


            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                    as [General][Co-op] Special Servicer

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT E-1

                             FORM OF TRUSTEE REPORT
                              [See Attached Report]

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                          DISTRIBUTION DATE STATEMENT

                               Table of Contents

STATEMENT SECTIONS                                               PAGE(s)
Certificate Distribution Detail                                      2
Certificate Factor Detail                                            3
Reconciliation Detail                                                4
Other Required Information                                           5
Cash Reconciliation                                                  6
Ratings Detail                                                       7
Current Mortgage Loan and Property Stratification Tables          8 - 10
Mortgage Loan Detail                                                11
Principal Prepayment Detail                                         12
Historical Detail                                                   13
Delinquency Loan Detail                                             14
Specially Serviced Loan Detail                                   15 - 16
Modified Loan Detail                                                17
Liquidated Loan Detail                                              18


                                    Depositor

                        Credit Suisse First Boston Mortgage
                        Securities Corp.
                        Eleven Madison Avenue
                        New York, NY 10010

                        Contact:  General Information Number
                        Phone Number: (212) 325-2000


                                Master Servicer

                        KeyCorp Real Estate Capital Markets, Inc.
                        911 Main Street, Stuie 1500
                        Kansas City, MO 64105

                        Contact:  Marty O'Conner
                        Phone Number: (816) 221-8800


                           Master & Special Servicer

                        National Consumer Cooperative Bank
                        1725 Eye Street NW
                        Washington, DC 20006

                        Contact:  Steve Brookner
                        Phone Number: (212) 336-5479


                                Special Servicer

                        ARCap Servicing, Inc.
                        5605 N. MacArthur Blvd.
                        Irving, TX 75038

                        Contact:  Chris Crouch
                        Phone Number: (972) 580-168

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicers, Special Servicers and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                         Certificate Distribution Detail
==================================================================================

Class   CUSIP   Pass-Through   Original   Beginning     Principal      Interest
                    Rate       Balance     Balance    Distribution   Distribution
==================================================================================
 A-1             0.000000%          0.00        0.00           0.00           0.00
 A-2             0.000000%          0.00        0.00           0.00           0.00
 A-3             0.000000%          0.00        0.00           0.00           0.00
 A-4             0.000000%          0.00        0.00           0.00           0.00
 A-5             0.000000%          0.00        0.00           0.00           0.00
  B              0.000000%          0.00        0.00           0.00           0.00
  C              0.000000%          0.00        0.00           0.00           0.00
  D              0.000000%          0.00        0.00           0.00           0.00
  E              0.000000%          0.00        0.00           0.00           0.00
  F              0.000000%          0.00        0.00           0.00           0.00
  G              0.000000%          0.00        0.00           0.00           0.00
  H              0.000000%          0.00        0.00           0.00           0.00
  J              0.000000%          0.00        0.00           0.00           0.00
  K              0.000000%          0.00        0.00           0.00           0.00
  L              0.000000%          0.00        0.00           0.00           0.00
  M              0.000000%          0.00        0.00           0.00           0.00
  N              0.000000%          0.00        0.00           0.00           0.00
  O              0.000000%          0.00        0.00           0.00           0.00
  P              0.000000%          0.00        0.00           0.00           0.00
622-A            0.000000%          0.00        0.00           0.00           0.00
622-B            0.000000%          0.00        0.00           0.00           0.00
622-C            0.000000%          0.00        0.00           0.00           0.00
622-D            0.000000%          0.00        0.00           0.00           0.00
622-E            0.000000%          0.00        0.00           0.00           0.00
622-F            0.000000%          0.00        0.00           0.00           0.00
  R              0.000000%          0.00        0.00           0.00           0.00
 LR              0.000000%          0.00        0.00           0.00           0.00
  V              0.000000%          0.00        0.00           0.00           0.00
==================================================================================
Totals                              0.00        0.00           0.00           0.00
==================================================================================


=================================================================================
                        Realized Loss/       Total       Ending       Current
Class     Prepayment   Additional Trust   Distribution   Balance   Subordination
           Premium      Fund Expenses                                  Level
=================================================================================
 A-1             0.00               0.00           0.00      0.00            0.00
 A-2             0.00               0.00           0.00      0.00            0.00
 A-3             0.00               0.00           0.00      0.00            0.00
 A-4             0.00               0.00           0.00      0.00            0.00
 A-5             0.00               0.00           0.00      0.00            0.00
  B              0.00               0.00           0.00      0.00            0.00
  C              0.00               0.00           0.00      0.00            0.00
  D              0.00               0.00           0.00      0.00            0.00
  E              0.00               0.00           0.00      0.00            0.00
  F              0.00               0.00           0.00      0.00            0.00
  G              0.00               0.00           0.00      0.00            0.00
  H              0.00               0.00           0.00      0.00            0.00
  J              0.00               0.00           0.00      0.00            0.00
  K              0.00               0.00           0.00      0.00            0.00
  L              0.00               0.00           0.00      0.00            0.00
  M              0.00               0.00           0.00      0.00            0.00
  N              0.00               0.00           0.00      0.00            0.00
  O              0.00               0.00           0.00      0.00            0.00
  P              0.00               0.00           0.00      0.00            0.00
622-A            0.00               0.00           0.00      0.00            0.00
622-B            0.00               0.00           0.00      0.00            0.00
622-C            0.00               0.00           0.00      0.00            0.00
622-D            0.00               0.00           0.00      0.00            0.00
622-E            0.00               0.00           0.00      0.00            0.00
622-F            0.00               0.00           0.00      0.00            0.00
  R              0.00               0.00           0.00      0.00            0.00
 LR              0.00               0.00           0.00      0.00            0.00
  V              0.00               0.00           0.00      0.00            0.00
=================================================================================
Totals           0.00               0.00           0.00      0.00            0.00
=================================================================================


========================================================================================================
                               Original   Beginning                                              Ending
Class   CUSIP   Pass-Through   Notional   Notional     Interest    Prepayment       Total       Notional
                    Rate        Amount     Amount    Distribution   Premium     Distribution     Amount
========================================================================================================
A-X               0.000000         0.00        0.00          0.00        0.00           0.00        0.00
A-SP              0.000000         0.00        0.00          0.00        0.00           0.00        0.00
A-Y               0.000000         0.00        0.00          0.00        0.00           0.00        0.00
========================================================================================================

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                           Certificate Factor Detail

========================================================================================================
                 Beginning    Principal        Interest      Prepayment    Realized Loss/     Ending
Class   CUSIP     Balance    Distribution    Distribution      Premium    Additional Trust    Balance
                                                                           Fund Expenses
========================================================================================================
A-1             0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
A-2             0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
A-3             0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
A-4             0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
A-5             0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 B              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 C              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 D              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 E              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 F              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 G              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 H              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 J              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 K              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 L              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 M              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 N              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 O              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 P              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
622-A           0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
622-B           0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
622-C           0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
622-D           0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
622-E           0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
622-F           0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 R              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 LR             0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
 V              0.00000000    0.00000000      0.00000000     0.00000000      0.00000000      0.00000000
========================================================================================================

========================================================================
                Beginning      Interest        Prepayment      Ending
Class   CUSIP    Notional    Distribution       Premium       Notional
                  Amount                                       Amount
========================================================================
A-X             0.00000000    0.00000000      0.00000000     0.00000000
A-SP            0.00000000    0.00000000      0.00000000     0.00000000
A-Y             0.00000000    0.00000000      0.00000000     0.00000000
========================================================================

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                             Reconciliation Detail

         Advance Summary                                Master Servicing Fee Summary
P&I Advances Outstanding                  0.00  Current Period Accrued Master Servicing Fees                0.00
Servicing Advances Outstanding            0.00  Less Master Servicing Fees on Delinquent Payments           0.00
Reimbursements for Interest on P&I        0.00  Less Reductions to Master Servicing Fees                    0.00
Advances paid from general collections          Plus Master Servicing Fees on Delinquent Payments Received  0.00
Reimbursements for Interest on Servicing  0.00  Plus Adjustments for Prior Master Servicing Calculation     0.00
Advances paid from general collections          Total Master Servicing Fees Collected                       0.00

Certificate Interest Reconciliation

================================================================================
          Accrued        Uncovered                             Certificate
Class   Certificate      Prepayment       Indemnification   Deferred Interest
         Interest    Interest Shortfall      Expenses            Amount
================================================================================
A-1
A-2
A-3
A-4
A-5
A-X
A-SP
A-Y
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
 O
 P
================================================================================
Total
================================================================================


=================================================================================
             Unpaid        Optimal Interest  Interest                   Appraisal
Class       Interest         Distribution    Shortfall     Interest     Reduction
        Shortfall Amount        Amount        Amount     Distribution     Amount
=================================================================================
A-1
A-2
A-3
A-4
A-5
A-X
A-SP
A-Y
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
 O
 P
=================================================================================
Total
=================================================================================

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                           Other Required Information

          Available Distribution Amount                   0.00


          Aggregate Number of Outstanding Loans              0
          Aggregate Unpaid Principal Balance of Loans     0.00
          Aggregate Stated Principal Balance of Loans     0.00


          Aggregate Amount of Servicing Fee               0.00
          Aggregate Amount of Primary Servicing Fee       0.00
          Aggregate Amount of Special Servicing Fee       0.00
          Aggregate Amount of Trustee Fee                 0.00
          Aggregate Trust Fund Expenses                   0.00

       Specially Serviced Loans not Delinquent
          Number of Outstanding Loans                        0
          Aggregate Unpaid Principal Balance              0.00

Appraisal Reduction Amount

================================================================================
                      Appraisal         Cumulative          Most Recent
Loan                  Reduction            ASER              App. Red.
Number                Effected            Amount               Date
================================================================================



================================================================================
Total
================================================================================

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                           Cash Reconciliation Detail

Total Funds Collected
   Interest:
      Interest paid or advanced                                        0.00
      Interest reductions due to Non-Recoverability Determinations     0.00
      Interest Adjustments                                             0.00
      Deferred Interest                                                0.00
      Net Prepayment Interest Shortfall                                0.00
      Net Prepayment Interest Excess                                   0.00
      Extension Interest                                               0.00
      Interest Reserve Withdrawal                                      0.00
                                                                     -----------
            Total Interest Collected                                        0.00


Principal:
   Scheduled Principal                                                 0.00
   Unscheduled Principal                                               0.00
      Principal Prepayments                                            0.00
      Collection of Principal after Maturity Date                      0.00
      Recoveries from Liquidation and Insurance Proceeds               0.00
      Excess of Prior Principal Amounts paid                           0.00
      Curtailments                                                     0.00
   Negative Amortization                                               0.00
   Principal Adjustments                                               0.00
                                                                     -----------
            Total Principal Collected                                       0.00


Other:
      Prepayment Penalties/Yield Maintenance                           0.00
      Repayment Fees                                                   0.00
      Borrower Option Extension Fees                                   0.00
      Equity Payments Received                                         0.00
      Net Swap Counterparty Payments Received                          0.00
                                                                     -----------
            Total Other Collected                                      0.00
                                                                     -----------
Total Funds Collected                                                       0.00
                                                                     ===========


Total Funds Distributed
   Fees:
      Master Servicing Fee                                             0.00
      Trustee Fee                                                      0.00
      Certificate Administration Fee                                   0.00
      Insurer Fee                                                      0.00
      Miscellaneous Fee                                                0.00
                                                                     -----------
            Total Fees                                                      0.00


   Additional Trust Fund Expenses:
      Reimbursement for Interest on Advances                           0.00
      ASER Amount                                                      0.00
      Special Servicing Fee                                            0.00
      Reduction of funds due to Non-Recoverability Determinations      0.00
      Rating Agency Expenses                                           0.00
      Attorney Fees & Expenses                                         0.00
      Bankruptcy Expense                                               0.00
      Taxes Imposed on Trust Fund                                      0.00
      Non-Recoverable Advances                                         0.00
      Other Expenses                                                   0.00
                                                                     -----------
            Total Additional Trust Fund Expenses                            0.00

Interest Reserve Deposit                                                    0.00

Payments to Certificateholders & Others:
      Interest Distribution                                            0.00
      Principal Distribution                                           0.00
      Prepayment Penalties/Yield Maintenance                           0.00
      Borrower Option Extension Fees                                   0.00
      Equity Payments Paid                                             0.00
      Net Swap Counterparty Payments Paid                              0.00
                                                                     -----------
            Total Payments to Certificateholders & Others                   0.00
                                                                     -----------
Total Funds Distributed                                                     0.00
                                                                     ===========

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                                 Ratings Detail

================================================================================
                                  Original Ratings        Current Ratings (1)
Class            CUSIP    --------------------------- --------------------------
                            Fitch    Moody's   S & P   Fitch   Moody's     S & P
================================================================================
A-1
A-2
A-3
A-4
A-5
A-X
A-SP
A-Y
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
 O
 P
================================================================================

NR - Designates that the class was not rated by the above agency at the time of original issuance.
X  -  Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.               Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza    99 Church Street            55 Water Street
New York, New York 10004  New York, New York 10007    New York, New York 10041
(212) 908-0500            (212) 553-0300              (212) 438-2430

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

            Current Mortgage Loan and Property Stratification Tables


                               Scheduled Balance

================================================================================
                                      % of
Scheduled      # of     Scheduled      Agg.      WAM     WAC       Weighted
 Balance      loans      Balance       Bal.      (2)             Avg DSCR (1)
================================================================================





================================================================================
Totals
================================================================================


                                   State (3)

================================================================================
                                      % of
  State        # of     Scheduled      Agg.      WAM     WAC       Weighted
              Props.     Balance       Bal.      (2)             Avg DSCR (1)
================================================================================





================================================================================
Totals
================================================================================

See footnotes on last page of this section.

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

            Current Mortgage Loan and Property Stratification Tables


                          Debt Service Coverage Ratio

================================================================================
Debt Service                          % of
  Coverage     # of     Scheduled      Agg.      WAM     WAC       Weighted
    Ratio     loans      Balance       Bal.      (2)             Avg DSCR (1)
================================================================================





================================================================================
Totals
================================================================================


                               Property Type (3)

================================================================================
                                      % of
Property       # of     Scheduled      Agg.      WAM     WAC       Weighted
  Type        Props.     Balance       Bal.      (2)             Avg DSCR (1)
================================================================================





================================================================================
Totals
================================================================================


                                   Note Rate

================================================================================
                                      % of
  Note         # of     Scheduled      Agg.      WAM     WAC       Weighted
  Rate         loans     Balance       Bal.      (2)             Avg DSCR (1)
================================================================================





================================================================================
Totals
================================================================================


                                   Seasoning

================================================================================
                                      % of
Seasoning      # of     Scheduled      Agg.      WAM     WAC       Weighted
               loans     Balance       Bal.      (2)             Avg DSCR (1)
================================================================================





================================================================================
Totals
================================================================================

See footnotes on last page of this section.

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

            Current Mortgage Loan and Property Stratification Tables


                Anticipated Remaing Term (ARD and Balloon Loans)

================================================================================
Anticipated                           % of
 Remaining     # of     Scheduled      Agg.      WAM     WAC       Weighted
 Term (2)      loans     Balance       Bal.      (2)             Avg DSCR (1)
================================================================================





================================================================================
Totals
================================================================================


                 Remaining Stated Term (Fully Amortizing Loans)

================================================================================
Remaining                             % of
 Stated        # of     Scheduled      Agg.      WAM     WAC       Weighted
  Term         loans     Balance       Bal.      (2)             Avg DSCR (1)
================================================================================





================================================================================
Totals
================================================================================


              Remaining Amortization Term (ARD and Balloon Loans)

================================================================================
 Remaining                            % of
Amortization   # of     Scheduled      Agg.      WAM     WAC       Weighted
    Term       loans     Balance       Bal.      (2)             Avg DSCR (1)
================================================================================





================================================================================
Totals
================================================================================


                             Age of Most Recent NOI

================================================================================
                                      % of
Age of Most    # of     Scheduled      Agg.      WAM     WAC       Weighted
Recent NOI     loans     Balance       Bal.      (2)             Avg DSCR (1)
================================================================================





================================================================================
Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table as calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                              Mortgage Loan Detail

==================================================================================================
                                                                          Anticipated
 Loan    ODCR   Property   City   State   Interest   Principal    Gross    Repayment
Number          Type (1)                  Payment     Payment    Coupon      Date
==================================================================================================





==================================================================================================
Totals
==================================================================================================


================================================================================================
                    Neg.    Beginning    Ending     Paid   Appraisal   Appraisal   Res.     Mod.
 Loan    Maturity   Amort   Scheduled   Scheduled   Thru   Reduction   Reduction   Strat.   Code
Number     Date     (Y/N)    Balance     Balance    Date     Date        Amount     (2)      (3)
================================================================================================




================================================================================================
Totals
================================================================================================

(1) Property Type Code
----------------------
MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed Use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

(2) Resolution Strategy Code
----------------------------
1 - Modification  6 - DPO                    10 - Deed in Lieu Of
2 - Foreclosure   7 - REO                         Foreclosure
3 - Bankruptcy    8 - Resolved               11 - Full Payoff
4 - Extension     9 - Pending Return         12 - Reps and Warranties
5 - Note Sale         to Master Servicer     13 - Other or TBD

(3) Modification Code
---------------------
1 - Maturity Date Extension
2 - Authorization Change
3 - Principal Write-Off
4 - Combination

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                          Principal Prepayment Detail

==================================================================================================================
                  Offering          Principal Prepayment Amount                  Prepayment Premium
Loan Number       Document    ------------------------------------  ----------------------------------------------
              Cross-Reference   Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Charge
==================================================================================================================





==================================================================================================================
Totals
==================================================================================================================

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                               Historical Detail

======================================================================================
                                          Delinquencies
--------------------------------------------------------------------------------------
Distribution   30-59 Days   60-89 Days   90 Days of More   Foreclosure   REO
   Date        #  Balance   #  Balance   #       Balance   #   Balance   #  Balance
======================================================================================





======================================================================================


======================================================================================
                                      Prepayments             Rate and Maturities
--------------------------------------------------------  ----------------------------
Distribution   Modifications   Curtailments   Payoff       Next Weighted Avg.  WAM
   Date        #    Balance    #   Balance    #  Balance   Coupon       Remit
======================================================================================




======================================================================================

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                            Delinquency Loan Detail

======================================================================================================
                  Offering       # of    Paid Through   Current   Outstanding   Status of
Loan Number       Document      Months      Date          P&I         P&I       Mortgage
              Cross-Reference   Delinq.                 Advances  Advances**    Loan(1)
======================================================================================================





======================================================================================================
Totals
======================================================================================================


======================================================================================================
              Resolution     Servicing     Foreclosure    Current    Outstanding   Bankruptcy    REO
Loan Number    Strategy    Transfer Date      Date       Servicing    Servicing       Date       Date
                Code(2)                                  Advances     Advances
======================================================================================================





======================================================================================================
Totals
======================================================================================================

(1) Status of Mortgage Loan
---------------------------

A - Payments Not Received           2 - Two Months Delinquent
    But Still in Grace Period       3 - Three or More Months Delinquent
B - Late Payment But Less           4 - Assumed Scheduled Payment
    Than 1 Month Delinquent             (Performing Matured Loan)
0 - Current                         7 - Foreclosure
1 - One Month Delinquent            9 - REO

(2) Resolution Strategy Code
----------------------------
1 - Modification  6 - DPO                 10 - Deed in Lieu Of
2 - Foreclosure   7 - REO                      Foreclosure
3 - Bankruptcy    8 - Resolved            11 - Full Payoff
4 - Extension     9 - Pending Return      12 - Reps and Warranties
5 - Note Sale         to Master Servicer  13 - Other or TBD

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                    Specially Serviced Loan Detail - Part 1

====================================================================================================
                           Offering      Servicing  Resolution   Scheduled   Property
Distribution   Loan        Document      Transfer    Strategy     Balance    Type (2)
   Date        Number  Cross-Reference     Date      Code (1)
====================================================================================================





====================================================================================================


====================================================================================================
                       Interest   Actual       Net      NOI           Note   Maturity    Remaining
Distribution   State     Rate     Balance   Operating   Date   DSCR   Date     Date     Amortization
   Date                                      Income                                        Term
====================================================================================================





====================================================================================================

(1) Resolution Strategy Code
----------------------------
1 - Modification  6 - DPO                 10 - Deed in Lieu Of
2 - Foreclosure   7 - REO                      Foreclosure
3 - Bankruptcy    8 - Resolved            11 - Full Payoff
4 - Extension     9 - Pending Return      12 - Reps and Warranties
5 - Note Sale         to Master Servicer  13 - Other or TBD

(2) Property Type Code
----------------------
MF - Multi-Family       OF - Office
RT - Retail             MU - Mixed use
HC - Health Care        LO - Lodging
IN - Industrial         SS - Self Storage
WH - Warehouse          OT - Other
MH - Mobile Home Park

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                    Specially Serviced Loan Detail - Part 2

====================================================================================================================================
                            Offering      Resolution     Site
Distribution   Loan         Document       Strategy    Inspection   Phase 1 Date   Appraisal   Appraisal      Other REO      Comment
   Date        Number   Cross-Reference    Code (1)      Date                        Date        Value     Property Revenue
====================================================================================================================================





====================================================================================================================================

(1) Resolution Strategy Code
----------------------------
1 - Modification  6 - DPO                 10 - Deed in Lieu Of
2 - Foreclosure   7 - REO                      Foreclosure
3 - Bankruptcy    8 - Resolved            11 - Full Payoff
4 - Extension     9 - Pending Return      12 - Reps and Warranties
5 - Note Sale         to Master Servicer  13 - Other or TBD

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                              Modified Loan Detail

==========================================================================================
             Offering
Loan         Document      Pre-Modification   Modification Date   Modification Description
Number   Cross-Reference       Balance
==========================================================================================





==========================================================================================
Totals
==========================================================================================

              Credit Suisse First Boston Mortgage Securities Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2003-C3

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                          (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                       @ wwww.ctslink.com/cmbs

                                                  Payment Date:  07/17/2003
                                                  Record Date:   06/30/2003

                             Liquidated Loan Detail

==========================================================================================================
                     Final Recovery      Offering
 Loan                 Determination       Document      Appraisal  Appraisal   Actual      Gross
Number                    Date        Cross-Reference     Date       Value     Balance   Proceeds
==========================================================================================================





==========================================================================================================
Current Total
==========================================================================================================
Cumulative Total
==========================================================================================================


==========================================================================================================
                     Gross Proceeds   Aggregate        Net          Net Proceeds               Repurchased
 Loan                    as a % of     Liquidation   Liquidation      as a % of     Realized   by Seller
Number                Actual Balance   Expenses*      Proceeds     Actual Balance     Loss       (Y/N)
==========================================================================================================




==========================================================================================================
Current Total
==========================================================================================================
Cumulative Total
==========================================================================================================

*Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

                                   EXHIBIT E-2

      FORM OF CMSA SERVICER WATCH LIST CRITERIA FOR CO-OP MORTGAGE LOANS

      (i) A loan that has a then current debt service coverage ratio that is less than 0.9x;

     (ii) A loan as to which any required inspection of the related property conducted by the NCBFSB Master Servicer indicates, or the NCBFSB Master Servicer otherwise has actual knowledge of, a problem that the NCBFSB Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such property;

    (iii) A loan as to which the NCBFSB Master Servicer has actual knowledge of material damage or waste at the related property;

     (iv) A loan as to which it has come to the NCBFSB Master Servicer's attention in the performance of its duties that any tenant or tenants occupying 25% or more of the space in, or responsible for 20% or more of total rental revenue from, the related property (A) has or have vacated such space (without being replaced by a comparable tenant and lease) or (B) has or have declared bankruptcy;

      (v) A loan that is at least 30 days delinquent in payment (without regard to any grace period);

     (vi) A loan as to which the net operating income or net cash flow, as applicable, as stated in the most recent twelve-month operating statement has decreased 25% or more from the net operating income or net cash flow, as the case may be, at origination;

    (vii) A loan that is within 90 days of maturity;

   (viii) A loan as to which the NCBFSB Master Servicer has determined, consistent with the Servicing Standard, that a payment default is reasonably likely to occur because the annual maintenance on the related property is more than 5% in arrears, such arrearage has continued for four or more months and the related borrower has less than 10% of the annual maintenance in reserve; and

     (ix) A loan as to which any material deferred maintenance is identified by the NCBFSB Master Servicer at the related property and such deferred maintenance is not cured within 120 days of the identification thereof.

For purposes of item "(i)" above, debt service coverage ratio shall mean, as of the date of any determination, the net operating income for the trailing 12 month period for the related property (based on actual receipt of maintenance payments from tenant-shareholders less actual operating expenses for the related period, all as set forth in the most recent annual financial statement submitted by the borrower) divided by the actual aggregate mortgage payments for such period.

                                   EXHIBIT E-3

             CONTROLLING CLASS REPRESENTATIVE'S REPORTS CHECKLIST


          Information                             Format            Frequency
--------------------------------------------------------------------------------
  Property Operating Statement      Actual       PDF/TIF      As received/Quarterly
---------------------------------------------------------------------------------------
       Property Rent Roll           Actual       PDF/TIF      As received/Quarterly
---------------------------------------------------------------------------------------
Other Financials as required by     Actual       PDF/TIF           As received
         loan documents
---------------------------------------------------------------------------------------
      Property Inspection           Actual       PDF/TIF      As received/Quarterly
---------------------------------------------------------------------------------------
    Payments Received After         Monthly       Excel          Master Servicer
 Determination Date Report (1)                                   Remittance Date
---------------------------------------------------------------------------------------
   Mortgage Loans Delinquent        Monthly       Excel         30th of each month
           Report (2)
---------------------------------------------------------------------------------------
      Interest on Advance           Monthly       Excel         Distribution Date
         Reconciliation
---------------------------------------------------------------------------------------
        CMSA Setup File            CMSA IRP    Access/Excel Monthly/Distribution Date
   (Issuer/Trustee/Servicer)
---------------------------------------------------------------------------------------
       CMSA Property File          CMSA IRP    Access/Excel Monthly/Distribution Date
---------------------------------------------------------------------------------------
 CMSA Loan Periodic Update File    CMSA IRP    Access/Excel Monthly/Distribution Date
---------------------------------------------------------------------------------------
      CMSA Financial File          CMSA IRP    Access/Excel Monthly/Distribution Date
---------------------------------------------------------------------------------------
Distribution Statement (Trustee)    Monthly     Excel/PDF   Monthly/Distribution Date
---------------------------------------------------------------------------------------
    CMSA Bond File (Trustee)       CMSA IRP    Access/Excel Monthly/Distribution Date
---------------------------------------------------------------------------------------
 CMSA Collateral File (Trustee)    CMSA IRP    Access/Excel Monthly/Distribution Date
---------------------------------------------------------------------------------------
   CMSA Supplemental Reports       CMSA IRP    Access/Excel Monthly/Distribution Date
---------------------------------------------------------------------------------------
  Operating Statement Analysis     CMSA IRP    Access/Excel Monthly/Distribution Date
             Report
---------------------------------------------------------------------------------------
    NOI Adjustment Worksheet       CMSA IRP    Access/Excel Monthly/Distribution Date
---------------------------------------------------------------------------------------
Documentation Exceptions Report    Quarterly   Access/Excel Monthly/Distribution Date
           (Trustee)
---------------------------------------------------------------------------------------

Footnotes:

(1) On the Master Servicer Remittance Date following the Determination Date for the related Bond Certificateholder Distribution, a list of all mortgage loans which are delinquent as to the applicable Distribution Period on the Master Servicer Remittance Date. This list should represent all delinquent loans that required a P and I Advance be made.

(2) On the last day of the month (30th), for all delinquencies reported in #1 above, a list of a) all mortgage loans which remain delinquent for such Distribution period (along with the number of days delinquent) accompanied with any reason, in Master Servicer's opinion, for the mortgage loans continued delinquency, along with an explanation of Master Servicer's attempts to cure.

(3) ARCap requests that the above information be organized in ascending Prospectus Loan I.D. order and forwarded on each of the above listed dates via E-Mail to the following address or all reports and data files shall be available via the Servicer's or Trustee's Website.

Ricka Moore                                 Larry Duggins
Director Bond/Mortgage Surveillance         President
ARCap REIT, Inc.                            ARCap REIT, Inc.
rmoore@arcap.com                            lduggins@arcap.com
(972) 580-1688 ext. 29                      (972) 580-1688 ext. 11

                                                             EXHIBIT E-4

                                      FORM OF PAYMENTS RECEIVED AFTER DETERMINATION DATE REPORT

Servicer
Deal Name                                                         EXHIBIT
For the Collection Period Ending:
Master Servicer Remittance Date:

PAYMENTS RECEIVED AFTER DETERMINATION DATE REPORT


                                               SCHEDULED       SCHEDULED         CURRENT         CURRENT
   PRIMARY        PROSPECTUS      PRIMARY      PRINCIPAL        INTEREST        PRINCIPAL        INTEREST      PAID TO DATE AT
 SERVICER ID     LOAN NUMBER    LOAN NUMBER      AMOUNT          AMOUNT          AMOUNT          ADVANCE        DETERMINATION
--------------- --------------- ------------ --------------- --------------- ---------------- --------------- -------------------
07                     66             11          3,418.94       26,389.96        3,418.94        26,389.96        1/1/2001
Count for Servicer:   1                           3,418.94       26,389.96        3,418.94        26,389.96
67                     81             10          3,514.47       21,633.35        3,514.47        21,633.35        1/1/2001
Count for Servicer:   1                           3,514.47       21,633.35        3,514.47        21,633.35
68                     10             12         11,963.80      101,994.57       11,963.80       101,994.57        1/1/2001
Count for Servicer:   1                          11,963.80      101,994.57       11,963.80       101,994.57
01                     15             25         15,938.77       85,512.32       15,938.77        85,512.32        1/1/2001
01                     26             26          5,613.32       62,169.85        5,613.32        62,169.85        1/1/2001
01                     28             78          4,670.62       61,305.46        4,670.62        61,305.46        1/1/2001
01                     32             66          3,795.11       56,680.17        3,795.11        56,680.17        1/1/2001
01                     40             58          8,045.30       38,453.73        8,045.30        38,453.73        1/1/2001
01                     53             51          6,682.28       34,856.39        6,682.28        19,715.89        1/1/2001
01                     54             52          6,336.59       35,769.60        6,336.59        24,573.61        1/1/2001
01                     56             53          4,529.09       29,973.27        4,529.09        29,973.27        1/1/2001
01                     58             56          4,022.52       30,914.96        4,022.52        30,914.96        1/1/2001
01                     64             45          6,101.99       31,228.53        6,101.99        31,228.53        1/1/2001
01                     69             15          5,580.88       27,630.09        5,580.88        27,630.09        1/1/2001
01                     95             49          6,299.93       16,815.46        6,299.93        16,815.46        1/1/2001
01                    100             70          1,232.52       14,268.98        1,232.52        14,268.98        1/1/2001
01                    102             39          1,097.59       13,299.82        1,097.59        13,299.82        1/1/2001
01                    104             84            881.08       14,115.78          881.08        14,115.78        1/1/2001
01                    115             67            808.33       11,402.47          808.33        11,402.47        1/1/2001
01                    118            206          1,639.27       10,278.41        1,639.27        10,278.41        1/1/2001
Count for Servicer:   17                         83,275.19      574,675.29       83,275.19       548,338.80
Grand Total:   20                               102,172.40      724,693.17      102,172.40       698,356.68



(TABLE CONTINUED)

PAYMENTS RECEIVED AFTER DETERMINATION DATE REPORT


   PRIMARY          UNDATED PAID      PRIMARY      SUB SERVICER      MASTER
 SERVICER ID          TO DATE      SERVICER FEES       FEES       SERVICER FEES  RETAINED FEES    NET ADVANCE
--------------- ------------------ -------------- --------------- -------------- --------------- --------------
07                   02/01/2001            0.00         193.33          225.56           0.00
Count for Servicer:                        0.00         193.33          225.56           0.00            0.00
67                   02/01/2001            0.00         201.64          201.64           0.00
Count for Servicer:                        0.00         201.64          201.64           0.00            0.00
68                   02/01/2001            0.00         912.99          912.99           0.00
Count for Servicer:                        0.00         912.99          912.99           0.00            0.00
01                                       577.79           0.00          231.11           0.00      100,642.19
01                   02/01/2001          409.01           0.00          163.60           0.00
01                   02/01/2001          537.09           0.00          537.09           0.00
01                   02/01/2001          345.19           0.00          138.08           0.00
01                                       222.28           0.00           88.91           0.00       46,187.84
01                                       195.82           0.00           78.33           0.00       26,124.02
01                                       194.61           0.00           77.84           0.00       30,637.75
01                   02/01/2001          193.88           0.00           77.55           0.00
01                   02/01/2001          188.51           0.00           75.40           0.00
01                                       176.83           0.00           70.73           0.00       37,082.96
01                   02/01/2001          157.35           0.00           62.94           0.00
01                   02/01/2001          101.91           0.00           40.76           0.00
01                                        85.34           0.00           34.14           0.00       15,382.02
01                                        85.26           0.00           34.10           0.00       14,278.05
01                   02/01/2001          118.05           0.00          118.05           0.00
01                   02/01/2001           70.47           0.00           28.19           0.00
01                   02/01/2001           67.71           0.00           27.08           0.00
Count for Servicer:                    3,727.10           0.00        1,883.90           0.00      270,334.83
Grand Total:   20                      3,727.10       1,307.96        3,224.09           0.00      270,334.83



                                   EXHIBIT E-5

                   FORM OF MORTGAGE LOANS DELINQUENT REPORT
                              Mortgage Loans Delinquency Report

                                 As of Month End ______________
                        Deal Name

----------------- ------------- ----------- -------------- ----------------- ------------------ ------------------ -----------------



                                                             ENDING SCH.                                              UNALLOCATED
                  LOAN OFFICER  PRO-SUP ID  PROPERTY NAME     PRIN. BAL      SCHEDULED PAYMENT      LATE FEES          SUSPENSE
                  ------------- ----------- -------------- ----------------- ------------------ ------------------ -----------------
                  ------------- ----------- -------------- ----------------- ------------------ ------------------ -----------------

Specially Serviced Loans

----------------- ------------- ----------- -------------- ----------------- ------------------ ------------------ -----------------

----------------- ------------- ----------- -------------- ----------------- ------------------ ------------------ -----------------

----------------- ------------- ----------- -------------- ----------------- ------------------ ------------------ -----------------




(TABLE CONTINUED)


----------------- ------------------ ----------------- ------------- --------------- ------------ ---------------------------------


                                       OUTSTANDING
                   OUTSTANDING P&I      SERVICING
    LOAN NBR          ADVANCES           ADVANCES      PAID TO DATE  FIRST DUE DATE  GRACE DAYS               COMMENTS
----------------- ------------------ ----------------- ------------- --------------- ------------ ---------------------------------

----------------- ------------------ ----------------- ------------- --------------- ------------ ---------------------------------
Specially Serviced Loans

----------------- ------------------ ----------------- ------------- --------------- ------------ ---------------------------------

----------------- ------------------ ----------------- ------------- --------------- ------------ ---------------------------------

----------------- ------------------ ----------------- ------------- --------------- ------------ ---------------------------------

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

      Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 27, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
            ------------------------------------------------------------------

Dear Sirs:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of another person that is itself a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter has relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

      ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. purchaser and within 18 months preceding such date of sale in the case of a foreign purchaser; or

      ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

      ___   (e)   Other.  (Please specify brief description of method)__________
                  ______________________________________________________________
                  ______________________________________________________________


4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

(a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with such entity; securities that are part of an unsold allotment to or subscription by such entity, if such entity is a dealer; securities of issuers that are part of such entity's "family of investment companies", if such entity is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

(b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market; and

(c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under
      Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that the Transferee has requested.

                                    Very truly yours,


                                    --------------------------------------------
                                    (Transferor)

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                 FOR TRANSFERS OF NON-REGISTERED CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 27, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
      --------------------------------------------------------------------------

Dear Sirs:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                    Very truly yours,


                                    -----------------------------------------
                                    (Transferor)

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                  EXHIBIT F-1C

                        FORM I OF TRANSFEROR CERTIFICATE
     FOR CERTAIN TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette

MAC # N9303-121

Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class ____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of June 27, 2003 (the "Issue Date") of $__________ (the "Transferred Certificates")
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                                    Very truly yours,


                                    -----------------------------------------
                                    (Transferor)

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                  EXHIBIT F-1D

                        FORM II OF TRANSFEROR CERTIFICATE

     FOR CERTAIN TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC #N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class ____, having an initial aggregate [Certificate Principal Balance] [Certificate Notional Amount] as of June 27, 2003 (the "Issue Date") of $__________ (the "Transferred Certificates")
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to ______________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to and agrees with you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

2. At the time the buy order was originated, the Transferor reasonably believed that the Transferee was outside the United States, its territories and possessions.

3. If the Transferor is a distributor (within the meaning of Rule 902(d) under the Securities Act of 1933, as amended (the "Securities Act")) with respect to the Transferred Certificates, or an affiliate of such a distributor or of the Depositor, or a person acting on behalf of such a distributor, the Depositor or any affiliate of such distributor or of the Depositor, then:

(a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through a physical trading floor of an established foreign securities exchange that is located outside the United States, its territories and possessions;

(b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

(c) all offers and sales, if any, of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph (b)(2) or
      (b)(3)) in Rule 903 under the Securities Act, as applicable, have been and will be made only in accordance with the provisions of Rule 903 or Rule 904 under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act;

(d) all offering materials and documents (other than press releases), if any, used in connection with offers and sales of the Transferred Certificates by or on behalf of the Transferor prior to the expiration of the distribution compliance period specified in category 2 or 3 (paragraph
      (b)(2) or (b)(3)) in Rule 903 under the Securities Act, as applicable, complied with the requirements of Rule 902(g)(2) under the Securities Act; and

(e) if the Transferee is a distributor, a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee that the Transferee is subject to the same restrictions on offers and sales that apply to a distributor.

4. If the Transferor is not a distributor with respect to the Transferred Certificates or an affiliate of such a distributor or of the Depositor or acting on behalf of such a distributor, the Depositor or any affiliate of such a distributor or of the Depositor, then:

(a) the sale of the Transferred Certificates by the Transferor to the Transferee will be executed in, on or through the facilities of a designated offshore securities market described in paragraph (b) of Rule 902 under the Securities Act, and neither the Transferor nor anyone acting on its behalf knows that such transaction has been prearranged with a buyer in the United States, its territories and possessions;

(b) no directed selling efforts (within the meaning of Rule 902(c) under the Securities Act) have been made in the United States, its territories and possessions, with respect to the Transferred Certificates by the Transferor, any of its affiliates, or any person acting on behalf of any of the foregoing;

(c) if the Transferee is a dealer or a person receiving a selling concession, a fee or other remuneration and the offer or sale of the Transferred Certificates thereto occurs prior to the expiration of the applicable 40-day distribution compliance period, the Transferor has sent a confirmation or other notice to the Transferee stating that the Transferred Certificates may be offered and sold during the distribution compliance period only in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration of the Transferred Certificates under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.


                                    Very truly yours,


                                    --------------------------------------------
                                    (Transferor)

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                  EXHIBIT F-2A

              FORM I OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
              NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette

MAC # N9303-121

Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 27, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
      --------------------------------------------------------------------------

Dear Sirs:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor and the Trustee, that:

1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,


                                    --------------------------------------------
                                    (Transferor)

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:



                             Nominee Acknowledgment

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    Very truly yours,


                                    --------------------------------------------
                                    (Nominee)


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                       ANNEX 1 TO EXHIBIT F-2A

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because
(i) the Transferee [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $__________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include
(i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         Yes ___    or   No ___   Will the Transferee be purchasing the
                                  Transferred Certificates only for the
                                  Transferee's own account?

6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.


                                    Print Name of Transferee

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:
                                       Date:

-------------------
1 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                       ANNEX 2 TO EXHIBIT F-2A

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

         Yes ___    or   No ___   Will the Transferee be purchasing the
                                  Transferred Certificates only for the
                                  Transferee's own account?

6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    Print Name of Transferee or Adviser

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                 IF AN ADVISER:

                                    Print Name of Transferee


                                    Date:
                                         ---------------------------------------

                                  EXHIBIT F-2B

              FORM II OF TRANSFEREE CERTIFICATE FOR TRANSFERS OF
              NON-REGISTERED CERTIFICATES HELD IN PHYSICAL FORM

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

[OR OTHER CERTIFICATE REGISTRAR]

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 27, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from the prospective transferor substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from the prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
            SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
            (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto and (e) all related matters, that it has requested.

6. The Transferee is an "accredited investor" within the meaning of paragraph
(1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    By:
                                       -----------------------------------------
                                       (Transferee)


                                    Name:
                                    Title:

                             Nominee Acknowledgment

            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                    --------------------------------------------
                                     (Nominee)

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                  EXHIBIT F-2C

                        FORM I OF TRANSFEREE CERTIFICATE
              FOR TRANSFERS OF INTERESTS IN GLOBAL CERTIFICATES
                  FOR CLASSES OF NON-REGISTERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 27, 2003 (the "Closing Date") of $__________] (the "Transferred Certificates")
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer.

2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification.

3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE
            (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
            SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

4. The Transferee has been furnished with all information regarding (a) The Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement, and (e) all related matters, that it has requested.

                                    Very truly yours,

                                    (Transferee)

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                       ANNEX 1 TO EXHIBIT F-2C

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees other than Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because
(i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $__________________2 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ QIB Subsidiary. All of the Transferee's equity owners are "qualified institutional buyers" within the meaning of Rule 144A.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii) securities that are part of an unsold allotment to or subscription by such Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any such Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

         Yes ___    or   No ___   Will the Transferee be acquiring the
                                  Transferred Certificates only for the
                                  Transferee's own account?

6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    (Transferee)

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:
                                       Date:

                                                       ANNEX 2 TO EXHIBIT F-2C

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A [for Transferees that are Registered Investment Companies]

      The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and for the benefit of Credit Suisse First Boston Mortgage Securities Corp. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee will be in reliance on Rule 144A.

         Yes ___    or   No ___   Will the Transferee be purchasing the
                                  Transferred Certificates only for the
                                  Transferee's own account?

6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                    (Transferee or Adviser)

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                 IF AN ADVISER:


                                       -----------------------------------------
                                       Print Name of Transferee

                                       Date:

                                  EXHIBIT F-2D

                  FORM OF TRANSFEREE CERTIFICATE FOR CERTAIN
          TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                     [Date]

[TRANSFEROR]

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 27, 2003 (the "Closing Date") of $_______] (the "Transferred Certificates")
      --------------------------------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by _________________ (the "Transferor") to _________________ (the "Transferee")
through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, the Trustee and the Certificate Registrar, that:

1. The Transferee is not a United States Securities Person. For purposes of this certification, "United States Securities Person" means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a United States Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and so settler if the trust is revocable) is a United States Securities Person, (v) any agency or branch of a foreign entity located in the United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person,
(vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and (b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in Rule 501(a)) under the United States Securities Act of 1933, as amended (the "Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organization, their agencies, affiliates and pension plans shall not constitute United States Securities Persons.

2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates, and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) is sold or transferred in transactions which are exempt from such registration and qualification.

3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

            THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE
            (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO SECTION 406 OR 407 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF
            SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorized you to produce this certification to any interested party in such proceedings.

Dated:  __________, ____

                                    By:
                                       -----------------------------------------
                                       As, or agent for, the beneficial owner(s)
                                       of the Certificates to which this
                                       certificate relates

                                  EXHIBIT F-3A

                       FORM OF TRANSFEROR CERTIFICATE FOR
                 TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

                                     [Date]

Credit Suisse First Boston
  Mortgage Securities Corp.
11 Madison Avenue
New York, New York  10010

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates")
     ---------------------------------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Excess Servicing Fee Rights for [the Co-op Mortgage Loans] [the Mortgage Loans (other than the Co-op Mortgage Loans] (the "Subject Excess Servicing Fee Rights") established under the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor, that:

1. The Transferor is the lawful owner of the Subject Excess Servicing Fee Rights, with the full right to transfer the Subject Excess Servicing Fee Rights free from any and all claims and encumbrances whatsoever.

2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Subject Excess Servicing Fee Rights, any interest in the Subject Excess Servicing Fee Rights or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Subject Excess Servicing Fee Rights, any interest in the Subject Excess Servicing Fee Rights or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Subject Excess Servicing Fee Rights, any interest in the Subject Excess Servicing Fee Rights or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Subject Excess Servicing Fee Rights, any interest in the Subject Excess Servicing Fee Rights or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Subject Excess Servicing Fee Rights under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of the Subject Excess Servicing Fee Rights a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Subject Excess Servicing Fee Rights pursuant to the Securities Act or any state securities laws.

                                    Very truly yours,


                                    -------------------------------------------
                                    (Transferor)

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                  EXHIBIT F-3B

                       FORM OF TRANSFEREE CERTIFICATE FOR
                 TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

                                     [Date]

Credit Suisse First Boston
  Mortgage Securities Corp.
11 Madison Avenue
New York, New York  10010

[KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, Missouri  64105]

[NCB, FSB
139 South High Street
Hillsboro, Ohio  45133]

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates")
     -------------------------------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to ____________________________ (the
"Transferee") of the Excess Servicing Fee Rights for [the Co-op Mortgage Loans] [the Mortgage Loans (other than the Co-op Mortgage Loans] (the "Subject Excess Servicing Fee Rights") established pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Depositor and initial applicable Master Servicer, respectively, that:

1. The Transferee is acquiring the Subject Excess Servicing Fee Rights for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

2. The Transferee understands that (a) the Subject Excess Servicing Fee Rights have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Subject Excess Servicing Fee Rights, and (c) the Subject Excess Servicing Fee Rights may not be resold or transferred unless they are (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit F-3A to the Pooling and Servicing Agreement, and (B) the applicable Master Servicer and the Depositor have received a certificate from the prospective transferee substantially in the form attached as Exhibit F-3B to the Pooling and Servicing Agreement.

3. The Transferee understands that it may not sell or otherwise transfer the Subject Excess Servicing Fee Rights or any interest therein except in compliance with the provisions of Section 3.11 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Subject Excess Servicing Fee Rights, any interest in the Subject Excess Servicing Fee Rights or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Subject Excess Servicing Fee Rights, any interest in the Subject Excess Servicing Fee Rights or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Subject Excess Servicing Fee Rights, any interest in the Subject Excess Servicing Fee Rights or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Subject Excess Servicing Fee Rights, any interest in the Subject Excess Servicing Fee Rights or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Subject Excess Servicing Fee Rights, any interest in the Subject Excess Servicing Fee Rights or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Subject Excess Servicing Fee Rights under the Securities Act, would render the disposition of the Subject Excess Servicing Fee Rights a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Subject Excess Servicing Fee Rights pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Subject Excess Servicing Fee Rights, any interest in the Subject Excess Servicing Fee Rights or any other similar security.

5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Subject Excess Servicing Fee Rights and payments thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto,
(d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

6. The Transferee is (a) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or (b) an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subject Excess Servicing Fee Rights; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

7. The Transferee agrees (i) to keep all information relating to the Trust and the Trust Fund, and made available to it by the applicable Master Servicer, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Subject Excess Servicing Fee Rights or any Certificates pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder; provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the Subject Excess Servicing Fee Rights if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Subject Excess Servicing Fee Rights or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such Persons' auditors, legal counsel and regulators.

8. The Transferee acknowledges that the holder of the Subject Excess Servicing Fee Rights shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.11(a) of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

                                    Very truly yours,


                                    --------------------------------------------
                                    (Transferee)

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT G-1

           FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
            (NON-REGISTERED CERTIFICATES AND NON-INVESTMENT GRADE
                       CERTIFICATES HELD IN PHYSICAL FORM)

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 27, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
     ---------------------------------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Transferred Certificates pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

      ___ The Transferee is neither (A) a retirement plan or other employee benefit plan or arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), nor
            (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

      ___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

      ___ The Transferred Certificates are Class ___ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston Corporation (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, any Exemption-Favored Party, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

                                    Very truly yours,


                                    --------------------------------------------
                                    (Transferee)

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT G-2

           FORM OF TRANSFEREE CERTIFICATE IN CONNECTION WITH ERISA
            (NON-REGISTERED CERTIFICATES HELD IN BOOK ENTRY FORM)

                                     [Date]

[TRANSFEROR]

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class ______ Certificates [having an initial aggregate Certificate [Principal Balance] [Notional Amount] as of June 27, 2003 (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates")
     --------------------------------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the Transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective Depositary Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in the Transferred Certificates. The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

      ___ The Transferee is neither (A) a retirement plan, an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including an insurance company general account, that is subject to Section 406 of ERISA or Section 4975 of the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan;

      ___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60; or

      ___ The Transferred Certificates are Class ____ Certificates, an interest in which is being acquired by or on behalf of a Plan in reliance on the individual prohibited transaction exemption issued by the U.S. Department of Labor to Credit Suisse First Boston Corporation (PTE 89-90), and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act,
            (Y) is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the Trustee, the Depositor, any Fiscal Agent, any of the Mortgage Loan Sellers, the General Master Servicer, the NCBFSB Master Servicer, the General Special Servicer, the Co-op Special Servicer, any Exemption-Favored Party, any Sub-Servicer or any Borrower with respect to any Mortgage Loan or group of Mortgage Loans that represents more than 5% of the aggregate unamortized principal balance of the Mortgage Loans determined on the date of the initial issuance of the Certificates, or by an Affiliate of any such Person, and (Z) agrees that it will obtain from each of its Transferees to which it transfers an interest in the Transferred Certificates, a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).


                                    --------------------------------------------
                                    (Transferee)

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT H-1

                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                      FOR TRANSFERS OF CLASS R CERTIFICATES

STATE OF                )
                        )  ss.:
COUNTY OF               )




                        ____________________, being first duly sworn, deposes and says that:

1. He/She is the ____________________ of ____________________ (the prospective transferee (the "Transferee") of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class R, evidencing a ___% Percentage Interest in such Class (the "Residual Interest Certificates")), a _________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Interest Certificates were issued (the "Pooling and Servicing Agreement").

2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a Disqualified Organization, a possession of the United States, Non-United States Tax Person or domestic partnership whose beneficial interests are not all held by United States Person. (For this purpose, a "Disqualified Organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. The Transferee is aware (i) of the tax that would be imposed under the Code on transfers of the Residual Interest Certificates to non-Permitted Transferees;
(ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Interest Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Interest Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Interest Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Interest Certificates will only be owned, directly or indirectly, by a Permitted Transferee.

7. The Transferee's taxpayer identification number is ___________________.

8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Interest Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Interest Certificates to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Interest Certificates, in either case, in the event that the Transferee holds such Residual Interest Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

9. The Transferee will not cause income from the Residual Interest Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

10. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax and (check the one that applies):

          [ ] The present value of the anticipated tax liabilities associated with holding the Residual Interest Certificate does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Residual Interest Certificate;

            (ii) the present value of the expected future distributions on such Residual Interest Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Residual Interest Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

          [ ] The transfer of the Residual Interest Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Residual Interest Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Residual Interest Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5)
                  of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Residual Interest Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

          [ ]     None of the above.

11. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

12. The Transferee is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, State thereof and the District of Columbia, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which
(i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.

            IN WITNESS  WHEREOF,  the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ______ day of
______________.


                                    [TRANSFEREE]

                                    By:
                                       -----------------------------------------
                                    [Name of Officer]
                                    [Title of Officer]

[Corporate Seal]

ATTEST:


---------------------------------
[Assistant] Secretary

            Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this ______ day of __________________, ________.




NOTARY PUBLIC

COUNTY OF   ____________________________

STATE OF ______________________________

My Commission expires the _________ day of ___________, 20__.

                                   EXHIBIT H-2

               FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                              CLASS R CERTIFICATES

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
Wells Fargo Center
Sixth and Marquette
MAC # N9303-121
Minneapolis, Minnesota  55479-0113
Attention:  Corporate Trust Services (CMBS)

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, Class R Certificates, evidencing a ____% Percentage Interest in such Class (the "Residual Interest Certificates")
     ---------------------------------------------------------------------------

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
the Residual Interest Certificates, pursuant to the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

1. No purpose of the Transferor relating to the transfer of the Residual Interest Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if the Transferee is classified as a partnership under the Code) as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Interest Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                    Very truly yours,

                                    [TRANSFEROR]

                                    By:
                                       -----------------------------------------
                                       (Transferor)

                                     Name:
                                     Title:

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                 CONCERNING REPLACEMENT OF A SPECIAL SERVICER

                                     [Date]

Moody's Investors Service
99 Church Street
New York, New York  10007
Attention:  __________________

Standard & Poor's Ratings Services,
  a division of The McGraw-Hill Companies, Inc.
55 Water Street, 41st Floor
New York, New York  10041
Attention:  __________________

Fitch, Inc.
One State Street Plaza, 31st Floor
New York, New York 10004
Attention:  __________________

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3
     --------------------------------------------------------------------------

Ladies and Gentlemen:

            This notice is being delivered pursuant to Section 3.25 of the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and the undersigned as trustee (in such capacity, the "Trustee"), and relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

            Notice is hereby given that the Controlling Class Representative has designated ________________________ to serve as the [General] [Co-op] Special Servicer under the Agreement.

            The designation of ____________________________ as [General] [Co-op]
Special Servicer will become final if certain conditions are met and each Rating Agency delivers to the Trustee written confirmation that if the person designated to become the [General] [Co-op] Special Servicer were to serve as such, such event would not result in an Adverse Rating Event with respect to any Class of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

            Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                    Very truly yours,


                                   --------------------------------------------,
                                   as trustee


                                   --------------------------------------------,
                                   Name:
                                   Title:

Receipt acknowledged:

MOODY'S INVESTORS SERVICE, INC.



By:  ________________________________
Name:
Title:
Date:

STANDARD & POOR'S RATINGS SERVICES,
  A DIVISION OF THE MCGRAW-HILL COMPANIES, INC.



By:  ________________________________
Name:
Title:
Date:

FITCH, INC.


By:  ________________________________
Name:
Title:
Date:

                                   EXHIBIT I-2

            FORM OF ACKNOWLEDGMENT OF A PROPOSED SPECIAL SERVICER

                                     [Date]

[TRUSTEE]
[GENERAL MASTER SERVICER]
[NCBFSB MASTER SERVICER]
[GENERAL SPECIAL SERVICER]
[CO-OP SPECIAL SERVICER]

[DEPOSITOR]

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3

Ladies and Gentlemen:

            Pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of June 1, 2003, relating to Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as [General] [Co-op] Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of [General] [Co-op] Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in [Section 2.06] [Section 2.08] of the Agreement, with ------------- ------------ the following corrections with respect to type of entity and jurisdiction of organization: ____________________.



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

Debtor:

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, NY  10010

Secured Party:

Wells Fargo Bank Minnesota, N.A.*
as Trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp.,
Commercial Mortgage Pass-Through Certificates,
   Series 2003-C3
751 Kasota Avenue, Suite MDC
Minneapolis, Minnesota 55414

Attention:  Mortgage Document Custody (CMBS)


Text:

See Exhibit I Attached Hereto

----------------------------

* Notices to the Secured Party should be sent to 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Administration (CMBS)
- Credit Suisse First Boston Mortgage Securities Corp., Series 2003-C3.

                                                        EXHIBIT I to EXHIBIT J

This Exhibit I is attached to and incorporated in a financing statement pertaining to Credit Suisse First Boston Mortgage Securities Corp., as debtor (referred to as the "Debtor" for the purpose of this financing statement only), and Wells Fargo Bank Minnesota, N.A., as trustee for the holders of the Series 2003-C3 Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among the Debtor as depositor, the Secured Party as trustee, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer") and National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer"), relating to the issuance of the Debtor's Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (collectively, the "Series 2003-C3 Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

     1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Schedule of Mortgage Loans to the Pooling and Servicing Agreement, which Schedule of Mortgage Loans is attached hereto as Exhibit A;

     2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

     3. With respect to each Mortgage Note and each Mortgage, each other legal, credit and servicing document related to such Mortgage Note and Mortgage (collectively, with the related Mortgage Note and Mortgage, the "Mortgage Loan Documents");

     4. (a) the respective Collection Accounts maintained by the General Master Servicer and NCBFSB Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in such Collection Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     5.   All REO Property;

     6. (a) the respective REO Accounts required to be maintained by the General Special Servicer and Co-op Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in such REO Accounts, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     7. (a) the respective Servicing Accounts, Custodial and Reserve Accounts required to be maintained by the General Master Servicer and NCBFSB Master Servicer pursuant to the Pooling and Servicing Agreement, and
          (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

     8. (a) the Distribution Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     9. (a) the Interest Reserve Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Interest Reserve Account,
          (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     10. (a) the Excess Liquidation Proceeds Account required to be maintained by the Secured Party pursuant to the Pooling and Servicing Agreement,
          (b) all funds from time to time on deposit in the Excess Liquidation Proceeds Account, (c) the investments of any such funds consisting of securities, instruments or other obligations, and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

     11. The Mortgage Loan Purchase Agreements and all rights of the Debtor thereunder.

     12. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Mortgage Loan Documents and the Pooling and Servicing Agreement, transferred to the Trust and to be serviced by the General Master Servicer, NCBFSB Master Servicer, General Special Servicer or Co-op Special Servicer; and

     13. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER MORTGAGE LOAN DOCUMENTS, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER MORTGAGE LOAN DOCUMENT. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SUCH SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                           Exhibit A to Exhibit I to Exhibit J

                           SCHEDULE OF MORTGAGE LOANS

                             [See Attached Schedule]

                                   EXHIBIT K-1

                  INFORMATION REQUEST FROM CERTIFICATEHOLDER
                              OR CERTIFICATE OWNER

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, MD  21044-3562
Attention:  Corporate Trust Services (CMBS)

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

NSB, FSB
1725 Eye Street, N.W.
Washington, D.C. 20006

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3
     -------------------------------------------------------------------------

            In accordance with the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is a [holder] [beneficial owner] of [$___________ aggregate [Certificate Principal Balance/Certificate Notional Amount] of] [a ___% Percentage Interest in] the Class ____ Certificates.

     2. The undersigned is requesting access to the following information (the "Information"):

          ___ The information on the [General] [NCBFSB] Master Servicer's Internet Website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

          ___  The information on the Trustee's Internet Website pursuant to
               Section 4.02(a) of the Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 3.12 or 8.12(b) of the Pooling and Servicing Agreement.

          3. In consideration of the Trustee's [or Master's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [CERTIFICATEHOLDER] [BENEFICIAL OWNER OF A
                                    CERTIFICATE]

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Telephone No.:

                                   EXHIBIT K-2

                INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                     [Date]

Wells Fargo Bank Minnesota, N.A.
11000 Broken Land Parkway
Columbia, MD  21044-3562
Attention:  Corporate Trust Services (CMBS)

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

NSB, FSB
1725 Eye Street, N.W.
Washington, D.C. 20006

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3
     -------------------------------------------------------------------------

            In accordance with the Pooling and Servicing Agreement dated as of June 1, 2003 (the "Pooling and Servicing Agreement"), among Credit Suisse First Boston Mortgage Securities Corp. as depositor, KeyCorp Real Estate Capital Markets, Inc., as general master servicer (in such capacity, the "General Master Servicer"), ARCap Servicing, Inc., as general special servicer (in such capacity, the "General Special Servicer"), NCB, FSB, as NCBFSB master servicer (in such capacity, the "NCBFSB Master Servicer"), National Consumer Cooperative Bank, as co-op special servicer (in such capacity, the "Co-op Special Servicer") and Wells Fargo Bank Minnesota, N.A., as trustee (in such capacity, the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is contemplating an investment in the Class ____ Certificates.

     2. The undersigned is requesting access to the following information (the "Information") for use in evaluating such possible investment:

          ___ The information on the [General] [NCBFSB] Master Servicer's Internet Website pursuant to Section 3.12(d) of the Pooling and Servicing Agreement.

          ___  The information on the Trustee's Internet Website pursuant to
               Section 4.02(a) of the Pooling and Servicing Agreement.

          ___ The information identified on the schedule attached hereto pursuant to Section 3.12 or 8.12(b) of the Pooling and Servicing Agreement.

          3. In consideration of the Trustee's [or Master's] disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that in the event the undersigned purchases any Certificate or any interest in any Certificate, the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided that the undersigned may provide all or any part of the Information to its auditors, legal counsel and regulators.

          4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Non-Registered Certificate (as defined in the Pooling and Servicing Agreement) pursuant to Section 5 of the Securities Act.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                    [PROSPECTIVE PURCHASER]



                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:
                                       Telephone No.:

                                    EXHIBIT L

                      SCHEDULE OF DESIGNATED SUB-SERVICERS

Capstone Realty Advisors, LLC

Northmarq Capital, Inc.

Mid-North Financial Services, LLC

                                    EXHIBIT M

         FORM OF SUBORDINATION AGREEMENT FOR NCB FSB SUBORDINATE DEBT

            THIS Agreement made this _____ day of ___, 20__, between [_______], a ____________ having an address at __________ (the "Subordinate Mortgagee"), and ___________, a ___________, having an office at ____________ (the "Superior
Mortgagee").

                             W I T N E S S E T H:

            WHEREAS, Superior Mortgagee is the owner of a certain $__________ mortgage and note secured thereby, dated ________ __, ____, made by __________________________________ (the "Borrower") to Subordinate Mortgagee
(the "Superior Mortgage") covering the premises located at ____________________________________________ more particularly described in the
Superior Mortgage and Schedule "A" attached hereto (the "Premises"); and

            WHEREAS, Subordinate Mortgagee is the holder of a certain $____________ mortgage and the note secured thereby, dated ________ __, ____, made by the Borrower to Subordinate Mortgagee (the "Subordinate Mortgage") covering the Premises; and

            WHEREAS, the Superior Mortgagee has purchased the Superior Mortgage from Subordinate Mortgagee and as a condition thereto has required that the Subordinate Mortgage be fully subordinated to the Superior Mortgage.

            NOW, THEREFORE, the parties hereto agree as follows:

            The Subordinate Mortgagee hereby covenants and agrees that (i) the Subordinate Mortgage and all of its terms and provisions and the loan it secures are and shall remain in all respects subject and subordinate to the Superior Mortgage, its lien and all of its terms and provisions and to the loan it secures and to any modifications, consolidations, extension or renewals thereof and to any increases therein resulting from advances to protect or preserve the lien of the Superior Mortgage on the Premises encumbered thereby but not any other increases therein; (ii) no tenant under any lease of any portion of the Premises, other than tenant shareholders under proprietary leases, will be made a party defendant in any foreclosure of the Subordinate Mortgage, nor will any other action be taken in connection with such foreclosure which would have the effect of terminating any such lease; (iii) no portion of the accounts, accounts receivable, rents, issues and profits of the Premises shall be collected in connection with the foreclosure of the Subordinate Mortgage or any other enforcement action except through a receiver appointed by the court in which such foreclosure action is brought, after due notice of the application of the appointment of such receiver shall have been given to the Superior Mortgagee;
(iv) the accounts, accounts receivable, rents, issues and profits collected by any such receiver (or which shall under any circumstances come into possession of the holder of the Subordinate Mortgage at a time when Subordinate Mortgagee has received written notice of a default under the Superior Mortgage) shall be applied, at Superior Mortgagee's direction, to the payment of taxes, maintenance and operating charges and disbursements incurred in connection with the operation and maintenance of the Premises and to the payment of principal, interest and other amounts due under the Superior Mortgage at the time of such application, in such order and priority as Superior Mortgagee shall direct, before any portion of such accounts, accounts receivable, rents, issues and profits shall be applied to the Subordinate Mortgage; (v) during the pendency of any such foreclosure action, if an action shall be brought for the foreclosure of the Superior Mortgage and an application shall be made for an extension of such receivership for the benefit of the Superior Mortgagee, the Subordinate Mortgagee shall consent to the extension of such receivership and all accounts, accounts receivable, rents, issues and profits held by such receiver as of the date of such application shall be applied by the receiver solely for the benefit of the Superior Mortgagee, and the Subordinate Mortgagee in their respective order of priority; (vi) due notice of the commencement of any foreclosure of the Subordinate Mortgage shall be given to the Superior Mortgagee and true copies of all papers served or entered in such action will be delivered to the Superior Mortgagee upon such service or entry; (vii) no payments shall be made to the holder of the Subordinate Mortgage during the period in which any default exists under the Superior Mortgage in respect of any monthly payment or balloon payment due thereunder beyond any applicable grace period, provided that the Subordinate Mortgagee has received written notice of such default and all payments otherwise payable to the Subordinate Mortgagee during such period shall be paid to the Superior Mortgagee and, if any such payments are received by the Subordinate Mortgagee at any time after which the Subordinate Mortgagee has received written notice of the existence of such default, they shall be held in trust for the Superior Mortgagee and turned over to the Superior Mortgagee on demand; (viii) any distributions made or to be made to the Subordinate Mortgagee pursuant to any bankruptcy or insolvency proceeding of the borrower representing amounts due under the Superior Mortgage shall be paid by the borrower, or, if such payments are nonetheless received by the Subordinate Mortgagee, by the Subordinate Mortgagee immediately upon their receipt, to the Superior Mortgagee for application, at Superior Mortgagee's direction, to the payment of principal, interest and other amounts due under the Superior Mortgage at the time of such application, in such order and priority as Superior Mortgagee shall direct, before any portion of such accounts, accounts receivable, rents, issues and profits shall be applied to the Subordinate Mortgage; and (ix) all condemnation, casualty or similar payments with respect to the premises shall be applied, for so long as the Superior Mortgage remains outstanding, in accordance with the Superior Mortgage.

            This Agreement is governed by and is to be construed under the laws of the state in which the Premises is located.

            So long as the Superior Mortgage shall remain a lien upon the Premises or any part thereof, Subordinate Mortgagee shall execute, acknowledge and deliver, upon Superior Mortgagee's reasonable demand, at any time or from time to time, any and all further subordinations, agreements or other instruments in recordable form (and in form reasonably satisfactory to Subordinate Mortgagee) as Superior Mortgagee may reasonably require for carrying out the purpose and intent of the covenants contained herein; provided, however, that no such subordinations, agreements or other instruments shall increase Subordinate Mortgagee's obligations or decrease Subordinate Mortgagee's rights under this Agreement or the Subordinate Mortgage.

            So long as the Superior Mortgage shall remain a lien upon the Premises or any part thereof, Subordinate Mortgagee shall not enter into any agreement to amend or modify the Subordinate Mortgage in a manner material to Superior Mortgagee without notice to, and the prior consent of, Superior Mortgagee.

            In order to enable Superior Mortgagee to enforce any claims by the Subordinate Mortgagee against the Borrower in any liquidation or dissolution of Borrower, or any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Borrower or its property, for so long as the Superior Mortgage shall remain outstanding, Superior Mortgagee is hereby irrevocably authorized and empowered in its discretion to make and present, for and on behalf of the undersigned Subordinate Mortgagee, such proofs of claims against the Borrower on account of the Subordinate Mortgage as Superior Mortgagee may deem expedient or proper, and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued. Subordinate Mortgagee further agrees to execute and deliver to Superior Mortgagee such assignments or other instruments as may be reasonably required by Superior Mortgagee (and in form reasonably satisfactory to Subordinate Mortgagee) in order to enable Superior Mortgagee to enforce any and all such claims and to collect any and all such payments or disbursements provided, however, that no such assignments or other instruments shall increase Subordinate Mortgagee's obligations or decrease Subordinate Mortgagee's rights under this Agreement or the Subordinate Mortgage.

            This Agreement shall not be amended or modified except by an agreement in writing, signed by the party against whom enforcement is sought.

            Except for notices in a foreclosure action, which shall be given as provided by applicable rule of court, all notices hereunder shall be given to each party in the same manner as provided in its mortgage or, if there are no such notice provisions, at the address set forth above by personal delivery or first class, certified mail, return receipt requested. Notices shall be deemed to have been given when received. Either party may change its address for notices hereunder by written notice to the other party.

            This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns. Any assignee of the Subordinate Mortgage shall be deemed by acceptance thereof to have assumed the obligations of Subordinate Mortgagee hereunder. Subordinate Mortgagee hereby agrees to have such assignee execute a formal assumption agreement upon such assignment but no failure of an assignee to execute an assumption agreement shall affect such assignee's assumption of the obligations of the Subordinate Mortgagee.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Subordination Agreement the day and year first above written.

                                    [Subordinate Mortgagee]

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    [Superior Mortgagee]

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

[PRIOR TO EXECUTION, THIS FORM SHOULD BE MODIFIED TO ADD APPROPRIATE ACKNOWLEDGEMENTS AND INCORPORATE OTHER REVISIONS REQUIRED FOR RECORDING]

                                  SCHEDULE "A"

                         (Metes and Bounds Description)

                                    EXHIBIT N

              Form of Notice Regarding Defeasance of Mortgage Loan

       For loans not among ten largest and having balance of less than (a)
               $20,000,000 and (b) 5% of outstanding pool balance

To: Standard & Poor's Ratings Services
55 Water Street
New York, New York 10041
Attn: Commercial Mortgage Surveillance

From: _________, in its capacity as Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of ________ (the "Pooling and Servicing Agreement"), among the Servicer, _________ as Trustee, and others.

Date: _________, 20___

          Re: Commercial Mortgage Pass-Through Certificates, Series Mortgage Loan (the "Mortgage Loan") heretofore secured by real property known as _______.
               --------------------------------------------------------------

            Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [Note: all terms in this notice should be conformed to terms used in the Pooling and Servicing Agreement]

THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD

            We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

          1. The Mortgagor has consummated a defeasance of the Mortgage Loan of the type checked below:

               ____ a full defeasance of the entire outstanding principal balance ($___________) of the Mortgage Loan; or

               ____ a partial defeasance of a portion ($__________) of the
                    Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($________);

          2.   The defeasance was consummated on __________, 20__.

          3. The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Mortgage Loan Documents and in accordance with the Servicing Standard.

          4. The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early redemption.

          5. After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original Borrower, (ii) is a Single-Purpose Entity (as defined in the S&P Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Borrower with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Mortgage Loan pursuant to the terms of the Mortgage Loan Documents, or (v) has delivered a letter from Standard & Poor's confirming that the organizational documents of such Defeasance Obligor were previously approved by Standard & Poor's. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Borrower) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

          6. If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 Million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by Servicer (the "Current Report").

          7. The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P Criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement).

          8. The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Servicer's collection account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

          9. The Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date),
               (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four
               (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early redemption, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

          10. The Servicer received opinions of counsel that, subject to customary qualifications, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements executed by the Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and
               (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

          11. The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral,
               (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Mortgagor and/or securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

          12. The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the Certificates as of the date of the current Report. The Mortgage Loan is not one of the ten (10) largest loans in the pool.

          13. Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be provided to you upon request.

          14. The individual executing this notice is an authorized officer or a servicing officer of the Servicer.

            IN WITNESS WHEREOF, the Servicer has caused this notice to be executed as of the date captioned above.

                                    SERVICER:_________________________________



                                    By:________________________________________
                                      Name:
                                      Title:

                                    EXHIBIT B

                 Perfected Security Interest Representations

General:

1. [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [Collateral, Securities Account and Deposit Account] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

Note that "Collateral" means securities, permitted investments and other assets credited to securities accounts.

2. The [Deposit Account], constitutes a "deposit account" within the meaning of the applicable UCC.

3. All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as "financial assets" within the meaning of the UCC.

Creation:

4. [Debtor] owns and has good and marketable title to the [Collateral, Securities Account and Deposit Account] free and clear of any [Lien], claim or encumbrance of any Person.

5. [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

Perfection:

6. [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

7. [Debtor] has delivered to[Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

8. [Debtor] has taken all steps _necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person :having a security entitlement against the securities intermediary in the [Securities Account].

9. [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

Priority:

10. Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

11. The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].

                                    EXHIBIT O

             ARCAP NAMING CONVENTION FOR ELECTRONIC FILE DELIVERY

ARCap Naming Convention for Electronic File Delivery

Deal Name - Prospectus Loan I.D. - Statement Type - Statement Date - Months Covered by Statement

For Example:

JPM2000C10-00001.1-OS-12312000-12
JPM2000C10-00001.2-OS-12312000-12
JPM2000C10-00001.1-OSAR-12312000-12
JPM2000C10-00001.1-FS-12312000-12
JPM2000C10-00001.1-RR-12312000

DLJ2000CKP1-00150.1-OS-12312000-12
DLJ2000CKP1-00001.1-OSAR-12312000-12
DLJ2000CKP1-00001.1-FS-12312000-12
DLJ2000CKP1-00001.1-RR-12312000
DLJ2000CKP1-00001.1-PI-12312000

Please note there should not be any special characters in the Deal Name, i.e. no spaces, no dashes, no underscores, etc.

The Prospectus I.D. should have five leading characters, a decimal point, and the Property # (1,2,3,etc).

The Statement Types are:  OS-      Operating Statement  (PDF or TIF format)
                          OSAR-    Operating Statement Analysis Report & NOI ADJ
                                   Worksheet (Excel Format named individually, not rolling format)

                          FS-      Borrower Financial Statement (PDF or TIF)
                          RR-      Rent Roll (Excel or PDF or TIF)
                          PI-      Property Inspection (Excel format)
                          HS-      Healthcare Survey

                          FR-      Franchise Annual Compliance Report

The Statement Date should be eight characters long - MODAYEAR where MO = months from 01 to 12, DAY = day of month from 01 to 31, YEAR = year such as 1999 or 2000 or 2001.

The Months Covered by the Statement should range from 01 to 12.

                                    EXHIBIT P

                           FORM OF CERTIFICATION TO BE

                              PROVIDED TO DEPOSITOR

     Re: CSFB Commercial Mortgage Trust 2003-C3 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-C3
          ----------------------------------------------------------------

I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/[General][NCBFSB] Master Servicer] certify to [identify the individual signing the Sarbanes Oxley Certification], Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the pooling and servicing agreement dated as of June 1, 2003 and relating to the Trust (the "Pooling and Servicing Agreement"), and with the knowledge and intent that they will rely upon this certification, that:

     1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that Annual Report (collectively with the Annual Reports, the "Reports"), of the Trust;]

     2. [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (but not including any information provided to the [Trustee] by any servicer or special servicer, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

     3. [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the master servicers and the special servicers under the pooling and servicing agreement for inclusion in the Reports is included in the Reports;]

     4. [To be certified by the applicable Master Servicer] [I am responsible for reviewing the activities performed by [KeyCorp Real Estate Capital Markets, Inc., in its capacity as General Master Servicer] [NCB, FSB, in its capacity as NCBFSB Master Servicer] under the Pooling and Servicing Agreement and based upon the annual compliance review required under the Pooling and Servicing Agreement and a certificate in the form attached as Exhibit A hereto from [ARCap Servicing, Inc., in its capacity as General Special Servicer] [National Consumer Cooperative Bank, in its capacity as Co-op Special Servicer], with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), and except as disclosed in the annual report on Form 10-K for the fiscal year [___], or in any reports on Form 8-K containing statements to certificateholders of the Trust filed in respect of periods included in the year covered by that annual report [KeyCorp Real Estate Capital Markets, Inc., in its capacity as General Master Servicer] [NCB, FSB, in its capacity as NCBFSB Master Servicer], has fulfilled its obligations under the Pooling and Servicing Agreement, including the provision of all reports required to be submitted to the Trustee thereunder, and that, to the knowledge of [KeyCorp Real Estate Capital Markets, Inc., in its capacity as General Master Servicer] [NCB, FSB, in its capacity as NCBFSB Master Servicer], based upon the review required under the pooling and servicing agreement with respect to [KeyCorp Real Estate Capital Markets, Inc., in its capacity as General Master Servicer] [NCB, FSB, in its capacity as NCBFSB Master Servicer] and a certificate in the form attached as Exhibit A hereto [ARCap Servicing, Inc., in its capacity as General Special Servicer] [National Consumer Cooperative Bank, in its capacity as Co-op Special Servicer], with respect to such entity (which certificate, to our actual knowledge, contains no inaccurate information), such reports do not contain any material misstatements or omissions; and]

     5. [To be certified by the applicable Master Servicer] [We have disclosed to [KeyCorp Real Estate Capital Markets, Inc.'s, in its capacity as General Master Servicer] [NCB, FSB's, in its capacity as NCBFSB Master Servicer] certified public accountants all significant deficiencies relating to the compliance of [KeyCorp Real Estate Capital Markets, Inc., in its capacity as General Master Servicer] [NCB, FSB, in its capacity as NCBFSB Master Servicer] with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Pooling and Servicing Agreement and the compliance of [ARCap Servicing, Inc., in its capacity as General Special Servicer] [National Consumer Cooperative Bank, in its capacity as Co-op Special Servicer] with the minimum servicing standards based on a certificate in the form attached as Exhibit A hereto from each such entity.]


Date: _________________________

[NAME OF COMPANY]

_______________________________
[Signature]
[Title]

                             EXHIBIT A to EXHIBIT P

                           FORM OF CERTIFICATION TO BE
                         PROVIDED TO THE MASTER SERVICER

Re: CSFB Commercial Mortgage Trust 2003-C3 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2003-C3
     -------------------------------------------------------------------------

I, [identify the certifying individual], a[n] [title] of [identify name of company], on behalf of [identify name of company] as [General][Co-op][Special Servicer] certify to the Master Servicer and their respective partners, representatives, affiliates, members, managers, directors, officers, employees and agents and with the knowledge and intent that they will rely upon this certification:

     6. [To be certified by the Special Servicer] [I am responsible for reviewing the activities performed by [ARCap Servicing, Inc., in its capacity as General Special Servicer] [National Consumer Cooperative Bank, in its capacity as Co-op Special Servicer] under the pooling and servicing agreement and based upon my knowledge and the annual compliance review required under the pooling and servicing agreement, and except as disclosed in the annual compliance statement required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, [ARCap Servicing, Inc., in its capacity as General Special Servicer] [National Consumer Cooperative Bank, in its capacity as Co-op Special Servicer], to my knowledge, has fulfilled its obligations under the pooling and servicing agreement, in all material respects including the provision of all information required under the Pooling and Servicing Agreement to be submitted by the Special Servicer to the Trustee thereunder, and that, to the knowledge of [ARCap Servicing, Inc., in its capacity as General Special Servicer] [National Consumer Cooperative Bank, in its capacity as Co-op Special Servicer], such information provided by the Special Servicer does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

     7. [To be certified by the Special Servicer] [I have disclosed to [ARCap Servicing, Inc.'s, in its capacity as General Special Servicer] [National Consumer Cooperative Bank's, in its capacity as Co-op Special Servicer] certified public accountants all significant deficiencies, to my knowledge, relating to the compliance with respect to the relevant period covered by the Annual Report of [ARCap Servicing, Inc., in its capacity as General Special Servicer] [National Consumer Cooperative Bank, in its capacity as Co-op Special Servicer] with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the pooling and servicing agreement].


Date: _________________________

[NAME OF COMPANY]

_______________________________
[Signature]
[Title]

                                   EXHIBIT Q-1

                      FORM OF ASSIGNMENT OF PURCHASE OPTION
              BY MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER(S)

            THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between [Majority Controlling Class Certificateholder(s)] ("Assignor") and [_______________] ("Assignee") in connection with (i) the Pooling and Servicing Agreement dated as of June 1, 2003 (the "PSA"), by and among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc. as General Master Servicer, ARCap Servicing, Inc. as General Special Servicer ("ARCap"), NCB, FSB as NCBFSB Master Servicer, National Consumer Cooperative Bank as Co-op Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (the "2003-C3 Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

            Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the PSA.

            A. The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the 2003-C3 Securitization and is secured by the Mortgaged Property commonly known as [___________________________] (the "Loan"). The Loan is a Specially Designated Defaulted Mortgage Loan under the PSA and is being serviced and administered by ARCap in its capacity as General Special Servicer.

            B. Assignor (i) is the Majority Controlling Class Certificateholder under the PSA, (ii) pursuant to PSA Section 3.18(c), holds a Purchase Option with respect to the Loan, (iii) pursuant to PSA Section 3.18(c)(ii), has the unconditional right to assign the Purchase Option to a third party, and (iv) has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase Option and purchase the Loan pursuant thereto.

            C. Assignee intends to purchase the Loan in compliance with the PSA and has requested that Assignor assign the Purchase Option to Assignee, and Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

            NOW THEREFORE, the parties agree as follows:

            For the good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Purchase Option with respect to the Loan under PSA Section 3.18.

            This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

            IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

      ASSIGNOR:               [MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER(S)]



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------



      ASSIGNEE:               [ASSIGNEE]



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                   EXHIBIT Q-2

                      FORM OF ASSIGNMENT OF PURCHASE OPTION
                               BY SPECIAL SERVICER

            THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between [ARCAP SERVICING, INC.] ("Assignor") and [_______________] ("Assignee") in connection with (i) the Pooling and Servicing Agreement dated as of June 1, 2003 (the "PSA"), by and among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, KeyCorp Real Estate Capital Markets, Inc. as General Master Servicer, Assignor as General Special Servicer, NCB, FSB as NCBFSB Master Servicer, National Consumer Cooperative Bank as Co-op Special Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee (the "Trustee"), with respect to the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3 (the "2003-C3 Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

            Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the PSA.

            A. The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the 2003-C3 Securitization and is secured by the Mortgaged Property commonly known as [___________________________] (the "Loan"). The Loan is a Specially Designated Defaulted Mortgage Loan under the PSA and is being serviced and administered by Assignor in its capacity as General Special Servicer.

            B. Assignor, (i) pursuant to PSA Section 3.18(c)(iii), is the deemed assignee of the Purchase Option with respect to the Loan for a 30-day period,
(ii) pursuant to PSA Section 3.18(c)(iv), has the unconditional right to assign the Purchase Option to a third party, and (iii) has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase Option and purchase the Loan pursuant thereto.

            C. Assignee intends to purchase the Loan in compliance with the PSA and has requested that Assignor assign the Purchase Option to Assignee, and Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

            NOW THEREFORE, the parties agree as follows:

            For the good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Purchase Option with respect to the Loan under PSA Section 3.18.

            This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.


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            IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

      ASSIGNOR:               [ARCAP SERVICING, INC.]



                              By:
                                 ---------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------

      ASSIGNEE:               [ASSIGNEE]



                              By:
                                   -------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------



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2 Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case, Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.